   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 1999

REGISTRATION NO. 333-57511
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                               ---------------

                        POST-EFFECTIVE AMENDMENT NO. 2
                                      TO


                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ---------------
                            SFX ENTERTAINMENT, INC.
            (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                         7922                     13-3977880
       (State or Other Jurisdiction    (Primary Standard Industrial      (I.R.S. Employer
   of Incorporation or Organization)    Classification Code Number)   Identification Number)

                               ---------------

                        650 MADISON AVENUE, 16TH FLOOR
                           NEW YORK, NEW YORK 10022
                                (212) 838-3100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                               ---------------
                   ROBERT F.X. SILLERMAN, EXECUTIVE CHAIRMAN
                            SFX ENTERTAINMENT, INC.
                        650 MADISON AVENUE, 16TH FLOOR
                           NEW YORK, NEW YORK 10022
                                (212) 838-3100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                                ---------------
                        COPY OF ALL COMMUNICATIONS TO:

                                 AMAR BUDARAPU
                               BAKER & MCKENZIE
                         1200 SMITH STREET, SUITE 1200
                             HOUSTON, TEXAS 77002
                                (713) 427-5000


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                               ---------------
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               ---------------

     THIS POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT SHALL HEREINAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED.

================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 10, 1999


PROSPECTUS

                               3,121,514 SHARES

                           [SFX ENTERTAINMENT LOGO]]

                              CLASS A COMMON STOCK


     The stockholders identified in this prospectus are selling up to 3,121,514 shares of Class A common stock of SFX Entertainment, Inc. SFX will not receive any part of the proceeds from the sale of these shares.


     The selling stockholders propose to sell the shares from time to time in public or private transactions occurring on or off the Nasdaq Stock Market, at prevailing market prices or at negotiated prices. Sales may be made directly to purchasers or through brokers or to dealers, who are expected to receive customary commissions or discounts.

     The selling stockholders and participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. In that case, any profit on the sale of shares by those selling stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

                                 ------------

     The Class A common stock is quoted on The Nasdaq Stock Market's National Market under the symbol "SFXE." On February 4, 1999, the last reported sale price for the Class A common stock was $607/8 per share. The Company's Class B common stock is not publicly traded and generally has ten votes per share.

                                 ------------

     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 9 BEFORE MAKING A DECISION TO PURCHASE THESE SHARES.

                                 ------------

--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

               The date of this prospectus is February    , 1999

                               TABLE OF CONTENTS


                                                                                              PAGE
                                                                                              ----
Summary ..................................................................................      1
Risk Factors .............................................................................      9
  If SFX is unable to integrate the operations of its various businesses, its overall
   business may suffer ...................................................................      9
  SFX has a substantial amount of debt, which may harm it and its stockholders ...........      9
  SFX's credit facility and indentures restrict its operations ...........................     10
  If SFX is unable to complete its pending acquisitions, SFX's business and stock
   price may suffer ......................................................................     10
  If SFX is unable to complete other acquisitions in the future, SFX's business and
   stock price may suffer ................................................................     11
  SFX will be required to make large payments upon a change of control, which may
   harm SFX's financial condition ........................................................     11
  SFX may be forced to sell some of its subsidiaries, which may prevent SFX from
   realizing the full value of these subsidiaries ........................................     11
  SFX may have lower revenues if it is unable to secure appropriate artists, events
   and venues ............................................................................     12
  SFX may have environmental liabilities that could affect its results of operations or
   financial condition ...................................................................     12
  The Department of Justice investigation may harm the Company's operations ..............     13
  Because a change of control of SFX would be difficult to achieve, holders of SFX
   stock may not have the opportunity to receive a premium for their shares ..............     13
  SFX's Operations may suffer from Year 2000 computer problems ...........................     13
Use of Proceeds ..........................................................................     15
Price Range of Class A Common Stock ......................................................     15
Dividend Policy ..........................................................................     15
Capitalization ...........................................................................     16
SFX Unaudited Pro Forma Condensed Combined Financial Statements ..........................     18
Management's Discussion and Analysis of Financial Condition and Results of
Operations ...............................................................................     47
Overview of the Live Entertainment Industry ..............................................     72
Business .................................................................................     75
Agreements Related to the Pending Acquisitions ...........................................     98
Management ...............................................................................    102
Principal Stockholders ...................................................................    114
Selling Stockholders .....................................................................    117
Plan of Distribution .....................................................................    119
Certain Relationships and Related Transactions ...........................................    120
Description of Capital Stock .............................................................    125
Certain Statutory, Charter and Bylaw Provisions ..........................................    128
Shares Eligible for Future Sale ..........................................................    129
Legal Matters ............................................................................    130
Experts ..................................................................................    130
Where You Can Find More Information ......................................................    130
Safe Harbor for Forward-Looking Statements ...............................................    131
Part II ..................................................................................    II-1
Index to Financial Statements ............................................................    F-1

                           -------------------------
                             ABOUT THIS PROSPECTUS

     This prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission utilizing a "shelf registration" process. You should read both this prospectus and any related prospectus supplement together with additional information described under "Where You Can Find More Information."

     All references in this prospectus to "SFX" "Company," "we," "us," or "our" mean SFX Entertainment, Inc., including the entities acquired by SFX and its subsidiaries.

                           -------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION
THAT IS DIFFERENT. THIS PROSPECTUS IS DATED FEBRUARY   , 1999. YOU SHOULD NOT
ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE, AND NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    SUMMARY

     This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. We urge you to read carefully the entire prospectus before making a decision to purchase our stock. The pro forma information contained in this prospectus gives effect to SFX's acquisitions listed on page 22, the pending Marquee and Cellar Door acquisitions, an offering of $200.0 million of 91/8% Senior Subordinated Notes due December 1, 2008 and a proposed equity offering of up to 4.0 million shares of Class A common stock as if they had occurred on January 1, 1997. However, the pending acquisitions or the proposed equity offering might not be consummated on the terms described in this prospectus or at all.

                                      SFX

     SFX is the largest diversified promoter, producer and venue operator for live entertainment events in the United States. Our major areas of focus within the live entertainment industry include music, theater, sports and family entertainment. We believe that our leadership position in the industry enhances our ability to maximize ancillary revenue opportunities, including corporate sponsorship sales, advertising, concession sales and product merchandising. For the twelve months ended September 30, 1998, we had pro forma net revenue of approximately $1.26 billion.


     We own, partially or entirely, and/or operate 75 venues, constituting the largest network of venues in the United States used principally for music concerts and other live entertainment events. As a venue owner/operator, we book and promote events in the venues that we control. We have 14 amphitheaters in 9 of the top 10 markets, and own and/or operate venues in 30 of the top 50 markets overall. We also develop and manage touring Broadway shows, selling subscription series in 38 markets.


     SFX has benefited from significant growth in the live entertainment industry over the last several years. We believe that our ability to provide integrated services as a promoter, producer, venue operator and manager of live entertainment events will encourage wider use of our venues by performers. We also believe that this ability will allow us to capture a greater percentage of revenues generated by those events and may contribute to the overall growth of the live entertainment industry.

     During 1998, giving effect to our recent and pending Marquee and Cellar Door acquisitions, approximately 35 million people attended 12,150 events promoted and/or produced by SFX, including approximately 5,200 music concerts, 5,800 theatrical shows, over 800 family entertainment shows and over 350 specialized motor sports shows.

     As promoter, we typically:

     o  market events and tours;
     o  sell tickets;
     o  provide or otherwise rent event venues; and
     o arrange for local production services, such as stage, set, sound and lighting.

     As producer, we:

     o create tours for music concerts, theatrical events, specialized motor sports and other events;
     o  develop and manage Broadway touring theatrical shows; and
     o  develop specialized motor sports and other live entertainment events.

                        RECENT AND PENDING ACQUISITIONS

     Since its formation in December 1997, SFX has pursued an aggressive acquisition strategy, completing in excess of 20 acquisitions. In addition, we have agreed to acquire the following entities:


  MARQUEE


     In July 1998, we agreed to acquire The Marquee Group, Inc. in a merger transaction in which Marquee shareholders will receive an estimated 1,372,793 shares of Class A common stock, based on an assumed Class A common stock price of $62.00 per share. Marquee provides integrated event management, television production and marketing and consulting services in the sports, news and entertainment industries.

     CELLAR DOOR

     In January 1999, we entered into an agreement to acquire all of the outstanding capital stock of Cellar Door for approximately $98.5 million in cash and Class A common stock. Cellar Door is a leading promoter and producer of live entertainment events in the Southeast and the Midwest.

  NEDERLANDER

     In January 1999, we entered into agreements to acquire interests in seven venues and other assets from entities controlled by members of the Nederlander family for approximately $93.6 million in cash.

  ISI

     In January 1999, we entered into an agreement to acquire Integrated Sports International for approximately $14.1 million in cash and 60,000 shares of Class A common stock. ISI is a full-service marketing company involved in corporate consulting and property marketing, talent representation, team and venue services, event planning and licensing and merchandising.

     The pending acquisitions are subject to a number of conditions, certain of which are beyond our control. We are currently negotiating additional acquisitions of live entertainment and related businesses.


                            PROPOSED EQUITY OFFERING


     SFX has filed a registration statement covering the proposed issuance of approximately 4.0 million shares of Class A common stock. SFX expects to consummate the proposed equity offering in mid February 1999. SFX intends to use a portion of the net proceeds to pay the cash portion of the pending acquisitions.


     The address and telephone number of the Company's principal executive offices are: 650 Madison Avenue, 16th Floor, New York, New York 10022; (212) 838-3100.

                                 THE OFFERING


Class A common stock offered by
the selling stockholders:...   3,121,514 shares



Common stock outstanding after
the pending Marquee and Cellar
Door acquisitions and the
proposed equity offering:
 Class A common stock.......   34,451,157 shares
 Class B common stock......    1,697,037 shares
   Total common stock.......   36,148,194 shares


The amount of Class A common stock and total common stock described above excludes: 2,000,000 shares of Class A common stock reserved for issuance under SFX's 1998 Stock Option and Restricted Stock Plan, under which the Board of Directors has approved the issuance of substantially all of the stock options covered by such plan; 3,000,000 shares of Class A common stock issuable pursuant to an incentive stock option plan adopted by SFX, subject to stockholder approval; 1,697,037 shares issuable, subject to certain conditions, upon conversion of shares of Class B common stock; and 600,000 shares of Class A common stock issuable upon exercise of the over-allotment option related to the proposed equity offering.


Relative rights of shares...   The economic rights of the Class A common stock
                               and the Class B common stock are identical, but the voting rights differ. The holders of the Class A common stock generally have one vote per share, while the holders of Class B common stock generally have ten votes per share, on most matters submitted to a vote of the stockholders.
                               In addition, the holders of the shares of Class A common stock, voting as a separate class elect two-sevenths of SFX's directors. The holders of Class A common stock and Class B common stock, voting as a single class, with one vote per share of Class A common stock and ten votes per share of Class B common stock, elect the remaining directors. As a result, holders of Class B common stock will have substantial control over most matters submitted to a vote of the stockholders, including the election of directors. See
                               "Description of Capital Stock."


Class B common
 stock conversion............  Each share of Class B common stock is convertible at any time, at the holder's option, into one share of Class A common stock. Each share of Class B common stock also converts automatically into one share of Class A common stock under certain circumstances. See "Description of Capital Stock."


Use of proceeds.............   SFX will not receive any of the proceeds from
                               the sale of the offered shares.

Nasdaq National
 Market symbol...............  SFXE.

                      SELECTED CONSOLIDATED FINANCIAL DATA


     We are providing the following information to aid you in your analysis of the financial aspects of this offering. We derived this financial information presented below from the audited and unaudited consolidated financial statements of SFX and its predecessor. The information is only a summary and you should read it in conjunction with our historical financial statements and related notes appearing elsewhere in this document. See "Index to Financial Statements." We derived the summary unaudited pro forma financial information presented below from the SFX Unaudited Pro Forma Condensed Combined Financial Statements included elsewhere in this prospectus.


     The summary unaudited pro forma financial information gives effect to the acquisitions completed by SFX in 1997 and 1998, an offering of $200 million of 91/8% Senior Subordinated Notes due 2008 completed in November 1998, the proposed equity offering and the pending acquisitions of Marquee and Cellar Door as if they had occurred at the beginning of the periods presented. See "SFX Unaudited Pro Forma Condensed Combined Financial Statements" and the table "SFX Entertainment, Inc. Summary of Completed and Certain Pending Acquisitions" on page 22 for selected financial information relating to each acquisition.


     We expect to account for the pending Marquee and Cellar Door acquisitions under the "purchase method." For accounting and financial reporting purposes, we will allocate the purchase prices of the Marquee and Cellar Door acquisitions to the assets acquired and liabilities assumed based on their estimated fair values. SFX will allocate any excess purchase consideration to goodwill and amortize such amount using the straight-line method over a period of 15 years.

     We believe that the operating performance of entertainment companies, such as SFX, is measured, in part, by their ability to generate EBITDA. Further, we use EBITDA as our primary indicator of our operating performance, and secondarily as a measure of liquidity. "EBITDA" is defined as earnings before interest, taxes, other income, net equity income (loss) from investments and depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, we believe that the industry accepts EBITDA as a generally recognized measure of performance and that analysts who report publicly on the performance of entertainment companies use EBITDA. Nevertheless, you should not consider this measure in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining the operating performance or liquidity that is calculated in accordance with GAAP. EBITDA, as we calculate it, may not be comparable to calculations of similarly titled measures presented by other companies.


     We believe there are adjustments that could affect EBITDA, but we have not reflected them in the pro forma financial information. If we had made such adjustments, Adjusted EBITDA on a pro forma basis would have been approximately $116,875,000 for the year ended December 31, 1997 and $131,154,000 for the nine months ended September 30, 1998. The adjustments include the elimination of non-cash charges, the expected cost savings associated with the elimination of duplicative staffing and general and administrative expenses in connection with our 1998 acquisitions and the pending Marquee and Cellar Door acquisitions, and include equity income from investments. While management believes that such cost savings are achievable, our ability to fully achieve such cost savings is subject to numerous factors, certain of which may be beyond our control.

     Depreciation and amortization includes $1,264,000 of integration costs incurred during the nine months ended September 30, 1998.


     We have reduced corporate expenses for consulting fees earned from Triathlon Broadcasting Company of $1,794,000 for the year ended December 31, 1997 and $398,000 for the nine months ended September 30, 1998. SFX Broadcasting Inc. assigned the right to receive consulting fees payable under the agreement with Triathlon to us in connection with SFX's spin-off from SFX Broadcasting. Triathlon has agreed to be acquired by a third party, and when acquired, it will cease paying consulting fees. If the acquisition does not occur, future fees may vary, above the minimum annual fee of $500,000, depending upon the level of acquisition and financing activities of Triathlon.

                     SELECTED CONSOLIDATED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                            YEAR ENDED DECEMBER 31,
                             -------------------------------------------------------------------------------------
                                                                                                    PRO FORMA
                                                                                                  FOR THE 1997
                                                                                                ACQUISITIONS, THE
                                                                                               1998 ACQUISITIONS,
                                                                                                   THE PENDING
                                                                                                     MARQUEE
                                                                                                 AND CELLAR DOOR
                                                                                                  ACQUISITIONS,
                                                                                                     THE NEW
                                                                                                  NOTE OFFERING
                                                PREDECESSOR                                     AND THE PROPOSED
                             -------------------------------------------------                   EQUITY OFFERING
                                  1993          1994        1995       1996         1997              1997
                             ------------- ------------- ---------- ---------- -------------- --------------------
                              (UNAUDITED)                                                          (UNAUDITED)
STATEMENT OF
 OPERATIONS DATA:
Revenue ....................    $46,526       $92,785     $47,566    $ 50,362   $     96,144      $ 1,001,191
Operating expenses .........     45,635       90,598       47,178      50,686         83,417          892,159
Depreciation &
 amortization ..............        762          755          750         747          5,431           89,381
Corporate expenses .........         --           --           --          --          2,206            8,000
Non-cash compensation
 and other non-cash
 charges ...................         --           --           --          --             --            1,367
                                -------       -------     -------    --------   ------------      -----------
Operating income (loss)             129        1,432         (362)     (1,071)         5,090           10,284
Interest expense ...........       (148)        (144)        (144)        (60)        (1,590)         (70,115)
Other income
 (expense) .................         85          138          178         198            295            4,280
Equity income (loss)
 from investments ..........         --             (9)       488         524            509            5,489
                                -------       ---------   -------    --------   ------------      -----------
Income (loss) before
 income taxes ..............         66        1,417          160        (409)         4,304          (50,062)
Income tax provision .......        (57)            (5)       (13)       (106)          (490)          (4,915)
                                -------       ---------   -------    --------   ------------      -----------
Net income (loss) ..........          9        1,412          147        (515)         3,814          (54,977)
Accretion on temporary
 equity--stock subject
 to redemption (1) .........         --           --           --          --             --           (3,601)
                                -------       --------    -------    --------   ------------      -----------
Net income (loss)
 applicable to common
 shares ....................    $     9       $1,412      $   147    $   (515)  $      3,814      $   (58,578)
                                =======       ========    =======    ========   ============      ===========
Net income (loss) per
 common share (2) ..........                                                    $       0.26      $     (1.65)
                                                                                ------------      -----------
Weighted average
 common shares
 outstanding (2) ...........                                                      14,445,061       36,145,694
OTHER OPERATING
 DATA (3)
Cash flow from:
 Operating activities ......                  $2,959      $  (453)   $  4,214   $      1,005
 Investment activities .....                      --           --        (435)       (73,296)
 Financing activities ......                    (477)        (216)     (1,431)        78,270



                                      NINE MONTHS ENDED SEPTEMBER 30,
                             -------------------------------------------------
                                                                PRO FORMA
                                                               FOR THE 1997
                                                            ACQUISITIONS, THE
                                                            1998 ACQUISITIONS,
                                                               THE PENDING
                                                                 MARQUEE
                                                             AND CELLAR DOOR
                                                              ACQUISITIONS,
                                                                 THE NEW
                                                              NOTE OFFERING
                                                             AND THE PROPOSED
                                 ACTUAL         ACTUAL       EQUITY OFFERING
                                  1997           1998              1998
                             -------------- -------------- -------------------
                               (UNAUDITED)    (UNAUDITED)      (UNAUDITED)
STATEMENT OF
 OPERATIONS DATA:
Revenue ....................  $     74,396   $    680,376      $ 1,037,148
Operating expenses .........        63,045        602,538          910,731
Depreciation &
 amortization ..............         4,041         40,381           71,977
Corporate expenses .........         1,307          5,839            6,000
Non-cash compensation
 and other non-cash
 charges ...................            --         32,895           33,262
                              ------------   ------------      -----------
Operating income (loss)              6,003         (1,277)          15,178
Interest expense ...........          (956)       (31,709)         (52,587)
Other income
 (expense) .................           213          2,152             (670)
Equity income (loss)
 from investments ..........         1,344          3,964            5,968
                              ------------   ------------      -----------
Income (loss) before
 income taxes ..............         6,604        (26,870)         (32,111)
Income tax provision .......        (2,952)        (3,333)          (4,617)
                              ------------   ------------      -----------
Net income (loss) ..........         3,652        (30,203)         (36,728)
Accretion on temporary
 equity--stock subject
 to redemption (1) .........            --         (1,925)          (2,711)
                              ------------   ------------      -----------
Net income (loss)
 applicable to common
 shares ....................  $      3,652   $    (32,128)     $   (39,439)
                              ============   ============      ===========
Net income (loss) per
 common share (2) ..........  $       0.25   $      (1.38)     $     (1.11)
                              ------------   ------------      -----------
Weighted average
 common shares
 outstanding (2) ...........    14,382,778     23,262,122       36,145,694
OTHER OPERATING
 DATA (3)
Cash flow from:
 Operating activities ......  $        789   $     22,307
 Investment activities .....       (71,997)      (852,240)
 Financing activities ......        78,302        889,543

                                                     AS OF DECEMBER 31,                        AS OF SEPTEMBER 30, 1998
                                 ---------------------------------------------------------- ------------------------------
                                                                                                              PRO FORMA
                                                                                                           FOR THE PENDING
                                                                                                               MARQUEE
                                                                                                           AND CELLAR DOOR
                                                                                                            ACQUISITIONS,
                                                                                                            THE NEW NOTE
                                                   PREDECESSOR                                              OFFERING AND
                                 -----------------------------------------------                            THE PROPOSED
                                      1993          1994        1995      1996      1997        ACTUAL     EQUITY OFFERING
                                 ------------- ------------- --------- --------- ---------- ------------- ----------------
                                  (UNAUDITED)   (UNAUDITED)                                  (UNAUDITED)     (UNAUDITED)
BALANCE SHEET DATA:
Current assets .................     $1,823        $4,453     $3,022    $6,191    $ 11,220   $  165,727      $  303,919
Property and equipment, net.....      4,484         3,728      2,978     2,231      59,685      275,000         312,881
Intangible assets, net .........         --            --         --        --      60,306      904,929       1,092,006
Total assets ...................      6,420         8,222      6,037     8,879     146,942    1,391,548       1,762,234
Current liabilities ............      4,356         3,423      3,138     7,973      21,514      166,540         175,512
Long-term debt, including
 current portion ...............         --         1,830         --        --      16,178      742,474         757,039
Temporary equity--stock
 subject to redemption(1) ......         --            --         --        --          --       16,500          19,920
Shareholders' equity ...........      6,420         2,969      2,900       907     102,144      396,211         736,904


----------
(1) The PACE acquisition agreement provides that each PACE seller shall have an option, exercisable during a period beginning on the fifth anniversary of the closing of the PACE acquisition and ending 90 days thereafter, to require SFX to purchase up to one-third of Class A common stock received by that PACE seller, representing 500,000 shares in the aggregate, for a cash purchase price of $33.00 per share. With certain limited exceptions, the sellers may not assign the fifth year put option rights. We have recorded the maximum amount payable under all fifth year put options, $16,500,000, as temporary equity. For more information regarding the fifth year put options, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

   The ProServ acquisition agreement provides that Marquee may be required to repurchase up to all of the 545,000 shares of Marquee common stock, which equals 43,491 shares of Class A common stock after giving effect to the Marquee acquisition. The maximum amount payable under the put option, $3,420,000, has been recorded as temporary equity.

(2) Includes 500,000 shares of Class A common stock issued to the PACE sellers in connection with the fifth year put options and 43,491 shares of Class A common stock related to the ProServ put options issued by Marquee; these shares are not included in calculating the net loss per common share.


(3) For a calculation of EBITDA and Adjusted EBITDA, see page 8.

                            SFX ENTERTAINMENT, INC.
                   COMPUTATION OF EBITDA AND ADJUSTED EBITDA


                                                         YEAR ENDED DECEMBER 31,
                             --------------------------------------------------------------------------------
                                                                                               PRO FORMA
                                                                                             FOR THE 1997
                                                                                           ACQUISITIONS, THE
                                                                                          1998 ACQUISITIONS,
                                                                                              THE PENDING
                                                                                                MARQUEE
                                                                                            AND CELLAR DOOR
                                                                                             ACQUISITIONS,
                                                                                                THE NEW
                                                                                             NOTE OFFERING
                                               PREDECESSOR                                 AND THE PROPOSED
                             -----------------------------------------------                EQUITY OFFERING
                                  1993         1994        1995      1996        1997            1997
                             ------------- ------------ --------- ---------- ----------- --------------------
                              (UNAUDITED)                                                     (UNAUDITED)
Net income (loss) ..........     $   9        $1,412     $   147    $ (515)    $ 3,814        $ (54,977)
Add back:
 Depreciation and
  amortization .............       762          755          750       747       5,431           89,381
 Interest expense ..........       148          144          144        60       1,590           70,115
 Income tax provision ......        57            5           13       106         490            4,915
Less:
 Other income (expense).....       (85)        (138)        (178)     (198)       (295)          (4,280)
 Equity income from
  investments ..............        --            9         (488)     (524)       (509)          (5,489)
                                 -----        ------     -------    ------     -------        ---------
EBITDA .....................       891        2,187          388      (324)     10,521           99,665
Add:
 Non-cash compensation
  and other non-cash
  charges ..................        --           --           --        --          --            1,367
 Equity income from
  investments ..............        --             (9)       488       524         509            5,489
 Expected acquisition
  related cost savings
  related to the
  elimination of
  duplicative staffing
  and general and
  administrative
  expenses .................        --           --           --        --          --           10,354
                                 -----        -------    -------    ------     -------        ---------
Adjusted EBITDA ............     $ 891        $2,178     $   876    $  200     $11,030        $ 116,875
                                 =====        =======    =======    ======     =======        =========




                                     NINE MONTHS ENDED SEPTEMBER 30,
                             -----------------------------------------------
                                                              PRO FORMA
                                                             FOR THE 1997
                                                          ACQUISITIONS, THE
                                                          1998 ACQUISITIONS,
                                                             THE PENDING
                                                               MARQUEE
                                                           AND CELLAR DOOR
                                                            ACQUISITIONS,
                                                               THE NEW
                                                            NOTE OFFERING
                                                           AND THE PROPOSED
                                 ACTUAL        ACTUAL      EQUITY OFFERING
                                  1997          1998             1998
                             ------------- ------------- -------------------
                              (UNAUDITED)   (UNAUDITED)      (UNAUDITED)
Net income (loss) ..........   $  3,652      $ (30,203)       $ (36,728)
Add back:
 Depreciation and
  amortization .............      4,041         40,381           71,977
 Interest expense ..........        956         31,709           52,587
 Income tax provision ......      2,952          3,333            4,617
Less:
 Other income (expense).....       (213)        (2,152)             670
 Equity income from
  investments ..............     (1,344)        (3,964)          (5,968)
                               --------      ---------        ---------
EBITDA .....................     10,044         39,104           87,155
Add:
 Non-cash compensation
  and other non-cash
  charges ..................         --         32,895           33,262
 Equity income from
  investments ..............      1,344          3,964            5,968
 Expected acquisition
  related cost savings
  related to the
  elimination of
  duplicative staffing
  and general and
  administrative
  expenses .................         --             --            4,769
                               --------      ---------        ---------
Adjusted EBITDA ............   $ 11,388      $  75,963        $ 131,154
                               ========      =========        =========

                                 RISK FACTORS


     You should carefully consider and evaluate the risk factors discussed below, as well as all of the other business, financial and legal information contained elsewhere in this prospectus, before making an investment in the Class A common stock.

IF SFX IS UNABLE TO INTEGRATE THE OPERATIONS OF ITS VARIOUS BUSINESSES, ITS OVERALL BUSINESS MAY SUFFER


     SFX has grown rapidly since it was formed in December 1997, mainly by acquiring established live entertainment businesses. If SFX is unable to integrate its various businesses effectively, then SFX's business, financial condition and operating results may suffer. As of September 30, 1998, on a pro forma basis, SFX's 1998 acquisitions represented 74% of SFX's revenues and 67% of its assets, while the pending Marquee and Cellar Door acquisitions collectively represented 11% of SFX's revenues and 16% of its assets.

     As you evaluate SFX's prospects, you should consider the many risks SFX will encounter during its process of integrating these acquired businesses, including:

    o  the distraction of management's attention from other business concerns;

    o SFX's entry into markets where it has previously limited or no experience; and

    o potential loss of key employees or customers of the acquired businesses.


Although SFX's management has significant experience, it may be unable to effectively integrate the acquired businesses and/or integrate Marquee, Cellar Door and/or other companies SFX expects to acquire in its pending acquisitions, if such acquisitions are consummated, without encountering the difficulties described above, and the combined companies may not benefit as expected from the integration.

SFX HAS A SUBSTANTIAL AMOUNT OF DEBT, WHICH MAY HARM IT AND ITS STOCKHOLDERS

     SFX has a substantial amount of debt, and the amount of its debt is likely to substantially increase in the future. SFX's consolidated debt as of September 30, 1998 would have been approximately $757.0 million, on a pro forma basis after giving effect to the pending Marquee and Cellar Door acquisitions, the proposed equity offering and the recently completed offering of $200.0 million of 91/8% Senior Subordinated Notes due December 1, 2008.


     The amount of SFX's debt could harm the holders of its Class A common stock by, among other things:

    o making SFX more vulnerable to general adverse economic and industry conditions;

    o limiting SFX's ability to obtain money to pay for future acquisitions, working capital, capital expenditures and other general corporate requirements;

    o dedicating more of SFX's cash flow to paying off its debt, which will reduce the amount of cash available to pay for working capital, capital expenditures or other general corporate needs;

    o limiting SFX's flexibility in planning for, or reacting to, changes in its business and the industry; and

    o placing SFX at a competitive disadvantage to competitors that have less debt.

     SFX's ability to pay principal and interest on its debt on time, to refinance its debt, or to pay for planned expenditures will depend on various factors, some of which it will not be able to control. These factors include restrictions contained in its credit facility and the indentures relating to its notes, which may limit SFX's ability to, among other things, borrow additional funds. SFX may be unable to generate enough money to pay its debts because of insufficient cash flow from operations or because it is not able to raise additional capital funds by selling securities. SFX may also be required to refinance a part of its debt before the debt matures. For more details about SFX's financial resources, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


SFX'S CREDIT FACILITY AND INDENTURES RESTRICT ITS OPERATIONS

     SFX's indentures and its credit facility restrict its and its subsidiaries' ability to, among other things:

    o  sell or transfer assets;

    o  incur additional debt;

    o  repay other debt;

    o  pay dividends;

    o  make certain investments or acquisitions;

    o  repurchase or redeem capital stock;

    o  engage in mergers or consolidations; and

    o  engage in certain transactions with subsidiaries and affiliates.


     The indentures and the credit facility also require SFX to comply with certain financial ratios, as discussed in "Management's Discussion and Analysis Financial Condition and Results of Operations--Liquidity and Capital Resources."

     These restrictions may interfere with SFX's ability to obtain financing or to engage in other necessary or desirable business activities. In particular, SFX will need to seek the consent of its lenders under its credit facility to consummate the pending Marquee acquisition.

     If SFX cannot comply with the requirements in its credit facility, then the lenders may require SFX to repay immediately all of its outstanding debt under its credit facility. If SFX's debt payments were accelerated, SFX's assets might not be sufficient to fully repay its debt. These lenders may also require SFX to use all of its available cash to repay its debt or may prevent SFX from making payments to other creditors on certain portions of its outstanding debt.


     SFX may not be able to obtain a waiver of these provisions or refinance its debt, if needed. In such a case, SFX's business, results of operations and financial condition would suffer.


IF SFX IS UNABLE TO COMPLETE ITS PENDING ACQUISITIONS, SFX'S BUSINESS AND STOCK PRICE MAY SUFFER

     SFX's pending acquisitions are important components in the implementation of SFX's overall business strategy. However, SFX may be unable to complete its pending acquisitions on the terms described in this prospectus or at all. If the trading price of Class A common stock reflects the market's expectation that SFX will complete its pending acquisitions, then the price of Class A common stock may drop if SFX is unable to complete these acquisitions.

     Completion of the pending acquisitions will also depend on satisfying or waiving a number of different closing conditions. SFX lacks the ability to satisfy some of these conditions by itself.

IF SFX IS UNABLE TO COMPLETE OTHER ACQUISITIONS IN THE FUTURE, SFX'S BUSINESS AND STOCK PRICE MAY SUFFER

     SFX is currently negotiating additional acquisitions and expects to seek additional acquisitions of live entertainment and related businesses in the future. However, it may be unable to:


    o  identify and acquire additional suitable businesses;

    o  obtain the financing necessary to acquire the businesses; or

    o obtain lenders' consents under its credit facility to acquire the businesses.

SFX's inability to obtain financing for future acquisitions or to complete acquisitions due to regulatory concerns could damage SFX's business, financial condition and results of operations, and, therefore, adversely affect its stock price.

     Even if SFX is able to complete future acquisitions, they could result in
SFX: issuing more of its stock, which may dilute the value of existing common stock; incurring a substantial amount of additional debt; and/or amortizing expenses related to goodwill and other intangible assets. Any or all of these actions could damage SFX's business, financial condition and results of operations.


SFX WILL BE REQUIRED TO MAKE LARGE PAYMENTS UPON A CHANGE OF CONTROL, WHICH MAY HARM SFX'S FINANCIAL CONDITION


     SFX has obligations to make payments upon certain change of control events. If it makes the payments, it may lose necessary operating funds. If it cannot make the payments, it may be sued or forced into bankruptcy.


     If Mr. Sillerman directly or indirectly owns less than 30% of the combined voting power of the Class A and Class B common stock, then a "Change in Control" will occur under SFX's credit facility. This would require SFX to repay all outstanding debt under its credit facility. Mr. Sillerman currently holds approximately 39.1% of SFX's voting power. Mr. Sillerman's voting power will decrease to approximately 35.0% after giving effect to the pending Marquee and Cellar Door acquisitions and the proposed equity offering. This amount will decrease if SFX sells additional voting stock to third parties or issues it in acquisitions.


     Additionally, if anyone other than Mr. Sillerman becomes the beneficial owner of over 35% of the voting power of SFX's outstanding common stock, then a "Change in Control" will occur under SFX's indentures. This would require SFX to offer to repurchase its outstanding notes at a premium.


SFX MAY BE FORCED TO SELL SOME OF ITS SUBSIDIARIES, WHICH MAY PREVENT SFX FROM REALIZING THE FULL VALUE OF THESE SUBSIDIARIES


     SFX has granted rights to re-purchase some of its subsidiaries. These rights may discourage potential bidders for the affected assets from negotiating with SFX, and may keep SFX from realizing the full productive value of these subsidiaries over time.


     PACE. In connection with SFX's acquisition of PACE Entertainment Corporation, Brian Becker received an option to acquire PACE's then existing motor sports business--or, if that business is sold, PACE's then existing theatrical business--at its fair market value. Mr. Becker may only exercise this option within 15 days after February 25, 2000. Mr. Becker's exercise of this option would result in termination of his employment agreement. Mr. Becker's exercise of this option could damage SFX's business, financial condition and results of operations.

     In addition, from February 25, 1999 to February 25, 2000, Mr. Becker will also have a right of first refusal under certain circumstances to acquire PACE's then existing theatrical or motor sports line of business at a price equal to 95% of any proposed purchase price by a third party. On a pro forma basis for SFX's 1998 acquisitions and the pending Marquee and Cellar Door acquisitions, specialized motor sports would have accounted for approximately 5%, and theatrical would have accounted for approximately 21%, of SFX's total net revenues for the nine months ended September 30, 1998.


     DON LAW. In connection with SFX's acquisition of Blackstone Entertainment, LLC, also known as "Don Law," SFX granted the seller a right of first offer and refusal. The right allows the seller to purchase, with certain exceptions, the assets SFX acquired in the acquisition if SFX elects to sell those assets before July 2, 2000.

     BGP. SFX has agreed that it will not sell the assets of BG Presents, Inc. before February 24, 2001, without giving the sellers the opportunity to purchase the assets on the same terms.

     OTHER ACQUISITIONS. In addition, SFX has granted similar rights of first refusal to sellers in certain other acquisitions.


SFX MAY HAVE LOWER REVENUES IF IT IS UNABLE TO SECURE APPROPRIATE ARTISTS, EVENTS AND VENUES

     As a participant in the live entertainment industry, SFX's ability to generate revenues is highly sensitive to public tastes, which are unpredictable. A change in public tastes, an increase in competition or a lack of performer or event availability could damage SFX's business, financial condition and results of operations. Similarly, SFX's ability to generate revenues from live entertainment events may be limited if other competitive forms of entertainment are available. Since SFX relies on unrelated parties to create and perform live entertainment content, any lack of availability of popular musical artists, touring Broadway shows, specialized motor sports talent and other performers could limit SFX's ability to generate revenues.


     SFX requires access to venues to generate revenues from live entertainment events. It operates a number of its live entertainment venues under leasing or booking agreements. SFX's long-term success will depend in part on its ability to renew these agreements when they expire or end. SFX may be unable to renew these agreements on acceptable terms or at all, and may be unable to obtain favorable agreements with new venues.


SFX MAY HAVE ENVIRONMENTAL LIABILITIES THAT COULD AFFECT ITS RESULTS OF OPERATIONS OR FINANCIAL CONDITION


     SFX may be subject to significant environmental liabilities. SFX owns or leases, or has other contractual interests in, numerous pieces of real property, many of which SFX recently acquired. SFX's properties are subject to environmental laws and regulations relating to the use, storage, disposal, emission and release of hazardous and non-hazardous substances or materials. SFX's properties may also be subject to noise level restrictions, which may affect, among other things, the hours of operation of SFX's venues. Additionally, certain laws and regulations could hold SFX strictly, jointly and severally responsible for the correction of hazardous substance contamination at its facilities or at third-party waste disposal sites, and could hold it responsible for any personal or property damage related to the contamination.

THE DEPARTMENT OF JUSTICE INVESTIGATION MAY HARM SFX'S OPERATIONS

     SFX has received a preliminary inquiry from the Department of Justice seeking information on SFX's acquisitions of live entertainment venues and businesses throughout the United States. The Department of Justice is investigating whether these acquisitions might give SFX undue market power in producing, promoting or exhibiting live entertainment events. SFX has cooperated with the Department of Justice, and believes that its operations and plan of acquisitions comply with applicable antitrust laws. However, if the Department of Justice disagrees, it might file a lawsuit to force SFX to divest itself of some of its operations. Such a lawsuit could have a material adverse impact on SFX's business, results of operations and financial condition. For more information concerning the Department of Justice's preliminary inquiry, see "Business--Regulatory Matters."


BECAUSE A CHANGE OF CONTROL OF SFX WOULD BE DIFFICULT TO ACHIEVE, HOLDERS OF SFX STOCK MAY NOT HAVE THE OPPORTUNITY TO RECEIVE A PREMIUM FOR THEIR SHARES

     Holders of Class A common stock could receive a premium for their shares upon a change of control of SFX. The holders of Class A common stock may be less likely to receive a premium for their shares, however, because a change of control would be difficult to achieve without the cooperation of SFX's principal stockholders and its board of directors. There are several factors that would make a change of control difficult, including:

    o SFX has issued, and may issue in the future, shares of Class B common stock, which has 10 votes per share in most matters. The holders of these shares will probably be able to prevent a change of control of SFX. The two current holders of Class B common stock will control approximately 38.6% of SFX's total voting power after the consummation of the pending Marquee and Cellar Door acquisitions and the proposed equity offering. Therefore, they probably will be able to block any potential change of control transaction that they oppose.


    o SFX's certificate of incorporation allows its board of directors to issue up to 25 million shares of preferred stock. If SFX issues shares of preferred stock with voting rights, this issuance could dilute the voting rights of holders of SFX's common stock and could delay or prevent a change in control.

    o Section 203 of the Delaware General Corporation Law prohibits SFX from engaging in a "business combination" with an "interested stockholder" for three years after the person became an interested stockholder, unless the business combination is approved in a particular manner. Therefore, Section 203 could delay or prevent a change in control of SFX.

    o SFX's board of directors has also adopted other programs, plans and agreements that may make a change of control more expensive, such as severance payments and immediate vesting of stock options upon a change of control.

SFX'S OPERATIONS MAY SUFFER FROM YEAR 2000 COMPUTER PROBLEMS

     Year 2000 issues exist when computers record dates using two digits rather than four, and then use the dates for arithmetic operations, comparisons or sorting. A two-digit recording may recognize a date using "00" as 1900 rather than 2000, which could cause computer systems to perform inaccurate computations or fail to operate. Although SFX does not anticipate being subject to a material impact in this area, if it and the companies with which it does business do not take adequate preventative action, then the Year 2000 problem could damage SFX's business, financial condition and results of operations. For more information concerning SFX's Year 2000 compliance issues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Year 2000 Compliance."

                                USE OF PROCEEDS


     SFX will not receive any of the proceeds from sales of the shares being offered by this prospectus. See "Selling Stockholders" for a list of the persons who will receive the proceeds from these sales.


                      PRICE RANGE OF CLASS A COMMON STOCK

     Since April 21, 1998, the Class A common stock has been quoted on Nasdaq National Market under the symbol "SFXE." Between April 21, 1998, and April 27, 1998, the Class A common stock traded on a when-issued basis in which shares can be traded before certificates are actually issued. Between February 18, 1998, and April 20, 1998, the Class A common stock traded on a when-issued basis on the over-the-counter market under the symbol "SFXAV." The Class B common stock is not publicly traded.

     The following table sets forth the high and the low closing bid information for the shares of Class A common stock as reported on the over-the-counter market through April 20, 1998, and as reported by the Nasdaq National Market subsequent to such date. Bid quotations reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.



                                                     CLASS A COMMON STOCK
                                                    ----------------------
1998                                                   HIGH         LOW
----                                                   ----         ---
First Quarter, from February 18, 1998, ...........   $ 25 1/4     $ 19 3/4
Second Quarter ...................................     46           25
Third Quarter ....................................     55           26 15/16
Fourth Quarter ...................................     54 7/8       22 5/8
1999
----
First Quarter, through February 4, 1999, .........     62           53 1/4



     On February 4, 1999, the last reported sales price of the Class A common stock on the Nasdaq National Market was $607/8 per share. As of February 3, 1999, SFX had 213 holders of record of the Class A common stock and two holders of record of the Class B common stock.


                                DIVIDEND POLICY

     SFX has no present plans to, declare any dividends on its common stock. The terms of SFX's indentures and its credit facility restrict significantly SFX's ability to pay dividends on its common stock in the future. The decision to declare a dividend and the amount thereof, if any, will be in the sole discretion of the board of directors.

                                CAPITALIZATION


     The following table includes, as of September 30, 1998, the historical capitalization of SFX and the pro forma capitalization of SFX to reflect the recently completed offering of $200.0 million of 91/8% Senior Subordinated Notes due December 1, 2008, the consummation of the pending Marquee and Cellar Door acquisitions and the consummation of the proposed equity offering. This information should be read in conjunction with the financial statements and the related notes thereto included elsewhere herein.



                                                                             SEPTEMBER 30, 1998
                                                                       ------------------------------
                                                                               (IN THOUSANDS)
                                                                           ACTUAL         PRO FORMA
                                                                       -------------   --------------
                                                                        (UNAUDITED)      (UNAUDITED)
Cash and cash equivalents ..........................................    $   65,589       $  179,900
                                                                        ==========       ==========
Debt:
Senior credit facility .............................................    $  346,000       $  150,000
91/8% senior subordinated notes due February 1, 2008 ...............       350,000          350,000
91/8% senior subordianted notes due December 1, 2008 ...............            --          200,000
Other long-term debt ...............................................        23,122           23,122
Capital lease obligations ..........................................        12,922           12,922
Deferred purchase consideration ....................................        10,430           20,995
                                                                        ----------       ----------
Total debt .........................................................    $  742,474       $  757,039
                                                                        ----------       ----------
Temporary equity--stock subject to redemption(1) ...................    $   16,500       $   19,920
                                                                        ----------       ----------
Stockholders' equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none
 outstanding as of September 30, 1998 actual and pro forma .........            --               --
Class A common stock, $.01 par value, 100,000,000 shares
 authorized, 28,753,284 shares issued and outstanding as of
 September 30, 1998 actual, and 34,448,657 shares issued and
 outstanding pro forma(2) ..........................................           288              344
Class B common stock, $.01 par value, 10,000,000 shares
 authorized, 1,697,037 shares issued and outstanding as of
 September 30, 1998 actual and pro forma ...........................            17               17
Additional paid-in capital .........................................       431,617          772,254
Deferred compensation ..............................................        (7,397)          (7,397)
Accumulated deficit(3) .............................................       (28,314)         (28,314)
                                                                        ----------       ----------
Total stockholders' equity .........................................    $  396,211       $  736,904
                                                                        ----------       ----------
Total capitalization ...............................................    $1,155,185       $1,513,863
                                                                        ==========       ==========


----------

(1) The PACE agreement provides each PACE seller with an option, exercisable between February 25, 2003 and May 26, 2003, to require SFX to purchase up to one-third of the shares of Class A common stock received by that seller, representing 500,000 shares in the aggregate, for a cash purchase price of $33.00 per share. With certain limited exceptions, the PACE sellers cannot assign the option rights. The maximum amount payable under the options of $16.5 million is presented as temporary equity in SFX's historical balance sheet, and the increase on a pro forma basis represents Marquee's potential obligation to repurchase 545,135 shares of Marquee common stock issued in connection with certain of its acquisitions, of which 59,027 shares are in escrow.

    Marquee has determined that it is probable that the financial thresholds required to be met for the release of these escrowed shares will be achieved in 1998. These shares are not included in stockholders' equity.


(2) Gives effect on a pro forma basis to the issuance of an aggregate of 1,372,793 shares of Class A common stock estimated to be issued in the Marquee acquisition, an aggregate of 322,580 shares of Class A common stock anticipated to be issued in the Cellar Door acquisition, an aggregate of 4.0 million shares of Class A common stock to be issued in the proposed equity offering. Does not include shares issuable, subject to certain conditions, upon conversion of the Class B common stock or shares issuable upon exercise of outstanding options.

        SFX UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


     The following information is based on the audited and unaudited financial statements of our company and certain of the other companies which we have acquired as well as the audited and unaudited financial statements of Marquee and Cellar Door. The pro forma information set forth below does not give effect to the pending Nederlander and ISI acquisitions as well as certain other recent acquisitions.

     The SFX Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 1998, is presented as if SFX had completed the new note offering, the pending Marquee and Cellar Door acquisitions and the proposed equity offering as of September 30, 1998.

     The SFX Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1997, and the nine months ended September 30, 1998, are presented as if SFX had completed SFX's 1997 acquisitions, SFX's 1998 acquisitions, the new note offering, the pending Marquee and Cellar Door acquisitions and the proposed equity offering as of January 1, 1997.

     To help facilitate your evaluation and review of the following pro forma information, beginning on page 42, we have included the unaudited pro forma condensed combined statements of operations of Marquee for the year ending December 31, 1997, and nine months ended September 30, 1998.


     In addition, the SFX Unaudited Pro Forma Condensed Combined Financial Statements do not reflect certain purchase price adjustments and future contingent payments, which may be payable pursuant to the various acquisition agreements.

     In our opinion, all adjustments necessary to fairly present this pro forma information have been made. The SFX Unaudited Pro Forma Condensed Combined Financial Statements are based upon, and should be read in conjunction with, the historical financial statements of SFX and certain of the businesses previously acquired by SFX and the related notes to such financial statements contained elsewhere in this document. The pro forma information is based upon tentative allocations of purchase price and does not purport to be indicative of the results that would have been reported had such events actually occurred on the date specified, nor is it indicative of SFX's future results. Purchase accounting is based upon preliminary asset valuations, which are subject to change. Final asset valuations are not expected to differ materially from the preliminary valuations. In addition, the operations data include adjustments to operating expenses to reflect anticipated savings that SFX management believes it will be able to achieve through the implementation of its operating strategy. However, there can be no assurance that SFX will be able to achieve such savings.

     The SFX Unaudited Pro Forma Condensed Combined Financial Statements and notes thereto contain forward-looking statements that involve risks and uncertainties, including those described in "Risk Factors" or elsewhere herein. Therefore, the actual results of SFX may differ materially from those discussed herein. See "Risk Factors." SFX undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                            SFX ENTERTAINMENT, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              SEPTEMBER 30, 1998
                                (IN THOUSANDS)


                                                               PENDING MARQUEE AND CELLAR DOOR ACQUISITIONS
                                                                           AND NEW NOTE OFFERING
                                                                                     I
                                                              -----------------------------------------------
                                                    SFX           CELLAR                       PRO FORMA
                                               ENTERTAINMENT       DOOR        MARQUEE        ADJUSTMENTS
                                                  (ACTUAL)          A             B                C
                                              --------------- ------------- ------------- -------------------
Assets:
Current assets ..............................   $  165,727      $ (62,405)    $ (17,275)      $  110,640(a)
Property and equipment, net of
 accumulated depreciation of $12,144 ........      275,000         34,986         2,895               --
Intangible assets, net of accumulated
 amortization of $28,551.....................      904,929         65,635       113,942            7,500 (b)
Other assets ................................       45,892          2,088         5,814             (366)(d)
                                                ----------      ---------     ---------       ----------
Total Assets ................................   $1,391,548      $  40,304     $ 105,376       $  117,774
                                                ==========      =========     =========       ==========
Liabilities and Stockholders' Equity:
Current liabilities .........................   $  166,540      $  11,729     $  11,451       $  (14,208)(c)
Deferred taxes ..............................       60,601             --            --               --
Senior credit facility ......................      346,000             --            --          (67,652)(c)
Senior subordinated notes ...................      350,000             --            --          200,000 (a)
Other long-term debt ........................       23,122             --            --               --
Capital lease obligations ...................       12,922             --            --               --
Deferred purchase consideration .............       10,430          6,788         3,777               --
Other liabilities ...........................        5,354          1,787         1,615               --
Minority interest ...........................        3,868             --            --             (366)(d)
Temporary equity--stock subject to
 redemption .................................       16,500             --         3,420               --
Stockholders, equity:
Class A common stock ........................          288              3            13               --
Class B common stock ........................           17             --            --               --
Additional paid-in capital ..................      431,617         19,997        85,100               --
Deferred compensation .......................       (7,397)            --            --               --
Accumulated deficit .........................      (28,314)            --            --               --
                                                ----------      ---------     ---------       ----------
Total stockholders' equity ..................      396,211         20,000        85,113               --
Total Liabilities & Stockholders' Equity        $1,391,548      $  40,304     $ 105,376       $  117,774
                                                ==========      =========     =========       ==========
                                                                                  PRO FORMA
                                                                               FOR THE PENDING
                                                  PRO FORMA                      MARQUEE AND
                                                   FOR THE                       CELLAR DOOR
                                               PENDING MARQUEE       THE        ACQUISITIONS,
                                               AND CELLAR DOOR     PROPOSED     THE NEW NOTE
                                               ACQUISITIONS AND     EQUITY      OFFERING AND
                                                 THE NEW NOTE      OFFERING     THE PROPOSED
                                                   OFFERING           II       EQUITY OFFERING
                                              ----------------- ------------- ----------------
Assets:
Current assets ..............................    $  196,687      $   107,232     $  303,919
Property and equipment, net of
 accumulated depreciation of $12,144 ........       312,881               --        312,881
Intangible assets, net of accumulated
 amortization of $28,551.....................     1,092,006               --      1,092,006
Other assets ................................        53,428               --         53,428
                                                 ----------      -----------     ----------
Total Assets ................................    $1,655,002      $   107,232     $1,762,234
                                                 ==========      ===========     ==========
Liabilities and Stockholders' Equity:
Current liabilities .........................    $  175,512      $        --     $  175,512
Deferred taxes ..............................        60,601               --         60,601
Senior credit facility ......................       278,348         (128,348)       150,000
Senior subordinated notes ...................       550,000               --        550,000
Other long-term debt ........................        23,122               --         23,122
Capital lease obligations ...................        12,922               --         12,922
Deferred purchase consideration .............        20,995               --         20,995
Other liabilities ...........................         8,756               --          8,756
Minority interest ...........................         3,502               --          3,502
Temporary equity--stock subject to
 redemption .................................        19,920               --         19,920
Stockholders, equity:
Class A common stock ........................           304               40            344
Class B common stock ........................            17               --             17
Additional paid-in capital ..................       536,714          235,540        772,254
Deferred compensation .......................        (7,397)              --         (7,397)
Accumulated deficit .........................       (28,314)              --        (28,314)
                                                 ----------      -----------     ----------
Total stockholders' equity ..................       501,324          235,580        736,904
Total Liabilities & Stockholders' Equity         $1,655,002      $   107,232     $1,762,234
                                                 ==========      ===========     ==========

I. PENDING MARQUEE AND CELLAR DOOR ACQUISITIONS AND THE NEW NOTE OFFERING

A. CELLAR DOOR



                                                          AS OF SEPTEMBER 30, 1998 (IN THOUSANDS)
                                                     --------------------------------------------------
                                                                          PRO FORMA         CELLAR DOOR
                                                      AS REPORTED        ADJUSTMENTS        ACQUISITION
                                                     -------------   -------------------   ------------
Assets:
Current assets ...................................      $ 9,095          $  (71,500)(a)     $ (62,405)
Property and equipment, net ......................       34,986                  --            34,986
Intangible assets, net ...........................          256              58,591 (b)        65,635
                                                                              6,788 (c)
Other assets .....................................        4,420              (2,332)(d)         2,088
                                                        -------          ----------         ---------
Total Assets .....................................      $48,757          $   (8,453)        $  40,304
                                                        =======          ==========         =========
Liabilities & Stockholders' Equity:
Current liabilities ..............................      $16,130          $   (4,401)(d)     $  11,729
Long-term debt ...................................       23,500             (23,500)(a)            --
Deferred Purchase Consideration ..................           --               6,788 (c)         6,788
Other Liabilities ................................        1,787                  --             1,787
Stockholders' equity .............................        7,340              (7,340)(e)        20,000
                                                                             20,000 (a)
                                                                         ----------
Total Liabilities & Stockholders' Equity .........      $48,757          $   (8,453)        $  40,304
                                                        =======          ==========         =========


----------
PRO FORMA ADJUSTMENTS:


(a) To reflect the Cellar Door acquisition for $71,500,000 in cash including the repayment of $23,500,000 of Cellar Door's debt and $1,500,000 of fees and expenses, and the issuance of $20,000,000 of SFX Class A common stock or 322,580 shares, assuming that the shares are issued at the current market price of $62.00 per share.


(b) To reflect the excess of the purchase price paid over the fair value of net tangible assets acquired of $58,591,000.

(c) To reflect the issuance of an $8,500,000 promissory note to certain sellers with a present value of $6,788,000.

(d)        To reflect the elimination of related parties' notes.


(e) To reflect the elimination of Cellar Door's historical stockholders' equity.

B. MARQUEE


                                                            AS OF SEPTEMBER 30, 1998 (IN THOUSANDS)
                                                     -----------------------------------------------------
                                                                          PRO FORMA            MARQUEE
                                                      AS REPORTED        ADJUSTMENTS        ACQUISITION(A)
                                                     -------------   -------------------   ---------------
Assets:
Current assets ...................................      $21,825          $  (39,100)(a)       $ (17,275)
Property and equipment, net ......................        2,895                  --               2,895
Intangible assets, net ...........................       59,648              54,294 (b)         113,942
Other assets .....................................        5,814                  --               5,814
Total Assets .....................................      $90,182          $   15,194           $ 105,376
                                                        =======          ==========           =========
Liabilities & Stockholders Equity:
Current liabilities ..............................      $11,451          $       --           $  11,451
Long-term debt ...................................       33,140             (33,140)(a)              --
Deferred purchase consideration ..................        3,777                  --               3,777
Other liabilities ................................        1,615                  --               1,615
Temporary equity -- stock subject to
 redemption ......................................        3,420                  --               3,420
Stockholders' equity .............................       36,779             (36,779)(c)          85,113
                                                                             85,113 (a)
                                                                         ----------
Total Liabilities & Stockholders' Equity .........      $90,182          $   15,194           $ 105,376
                                                        =======          ==========           =========


----------
PRO FORMA ADJUSTMENTS:


(a) To reflect the issuance of 1,372,793 shares of SFX Class A common stock valued at approximately $85,113,000, and the repayment of $33,140,000 of Marquee's debt and $6,000,000 in cash for related fees and expenses. The number of shares and the value of the stock to be issued is based on a $62.00 price per share and an exchange ratio of .0798.

(b) To reflect the excess of the purchase price paid over the fair value of net tangible assets acquired of $54,294,000. If the price of SFX common stock is above $42.75 or equal to or less than $60.00, the goodwill arising from the merger may decrease by approximately $3,400,000. If the price of SFX's common stock is $42.75 or less, the goodwill arising from the merger may decrease by approximately $31,600,000.

(c) To reflect the elimination of Marquee's historical stockholders' equity.


C. PRO FORMA ADJUSTMENTS:


(a) Represents the application of the net proceeds of the new note offering to repay substantially all of the revolving portion of SFX's credit facility, and borrowings under such facility to finance the purchase price of the Marquee and Cellar Door acquisitions of $110,640,000, including the repayment of Marquee's debt and related fees and expenses.

(b)        To record debt issuance costs related to the new notes offering.

(c) Reflects the payment of the $14,208,000 tax indemnification liability on December 31, 1998 and a $67,652,000 net paydown of existing borrowings under the credit agreement.

(d) Reflects the elimination of PACE's minority interest due to the Cellar Door acquisition.

II. THE PROPOSED EQUITY OFFERING

     The adjustments represent the estimated proceeds from the proposed equity offering of $235,580,000, based on an offering price of $62.00 per share net of anticipated underwriting discount and fees and expenses related to the proposed equity offering, the repayment of amounts outstanding under SFX's credit facility of $128,348,000 and additional cash for general corporate purposes of $107,232,000.

                            SFX ENTERTAINMENT, INC.
             SUMMARY OF COMPLETED AND CERTAIN PENDING ACQUISITIONS

                                 (IN THOUSANDS)


                                               CASH
                                           CONSIDERATION
                             DATE               AND         VALUE OF         NUMBER OF
COMPANY/ACTIVITY           ACQUIRED        ASSUMED DEBT   STOCK ISSUED   SHARES ISSUED(1)
-------------------- -------------------- -------------- -------------- ------------------
Delsener/Slater      January 2, 1997        $   26,815      $     --              --
Meadows              March 1, 1997              16,354         7,500             247
Sunshine             June 1, 1997               57,489         4,000             152
Westbury             January 8, 1998             8,835         1,000              75
BGP                  February 24, 1998          72,827         7,500             563
PACE and Pavilion    February 25, 1998         220,683        20,000           1,500
Contemporary         February 27, 1998          82,702        18,700           1,403
Network              February 27, 1998          56,784        10,000             750
Concert/Southern     March 4, 1998              16,908            --              --
USA Motor Sports     March 25, 1998              4,000            --              --
Avalon               May 14, 1998               26,840            --              --
Oakdale              June 3, 1998               11,900            --              --
FAME                 June 4, 1998               82,241        35,960           1,000
Don Law              July 2, 1998               92,195            --              --
Magicworks           September 11, 1998        115,740            --              --
Other Acquisitions   Third quarter 1998        115,386        10,000             300
Deferred financing
 costs                                              --            --              --
Cellar Door          First Quarter 1999         76,788        20,000             323
Marquee              First Quarter 1999         33,140        85,113           1,373
Working capital                                     --            --              --
                                            ----------      --------           -----
Subtotal                                     1,117,627       219,773           7,686
Proposed Equity
 Offering            First Quarter 1999             --
                                            ----------
Total                                       $1,117,627      $219,773           7,686
                                            ==========      ========           =====
Deferred financing
 costs (3)                                          --            --              --

                                                             RELATED DEBT,
                                                             CAPITAL LEASES
                                                              AND DEFERRED                    PRO FORMA INTEREST EXPENSE
                                                                PURCHASE                  ----------------------------------
                                                             CONSIDERATION                  YEAR ENDED
                                   SOURCE OF                AT SEPTEMBER 30,   INTEREST    DECEMBER 31,   NINE MONTHS ENDED,
COMPANY/ACTIVITY                    FUNDS(2)                      1998           RATE          1997       SEPTEMBER 30, 1998
-------------------- ------------------------------------- ----------------- ------------ -------------- -------------------
Delsener/Slater      Capital contribution                     $    2,204         10.000%    $      220        $    165
Meadows              Capital contribution                         14,366           8.31%         1,194             895
Sunshine             Capital contribution                          1,306           8.58%           112              84
Westbury             Old notes                                     8,835          9.125%           806             605
BGP                  Old notes                                    72,827          9.125%         6,645           4,984
PACE and Pavilion    Old notes                                   220,683          9.125%        20,137          15,103
Contemporary         Old notes and credit facility                82,702           8.71%         7,203           5,403
Network              Credit facility                              56,784           8.15%         4,628           3,471
Concert/Southern     Credit facility                              16,908           8.15%         1,378           1,034
USA Motor Sports     Credit facility                               4,000           8.15%           326             245
Avalon               Credit facility                              26,840           8.15%         2,188           1,641
Oakdale              Equity offering                                  --             --             --              --
FAME                 Equity offering                                  --             --             --              --
Don Law              Equity offering                                  --             --             --              --
Magicworks           Credit facility                             115,740           8.84%        10,237           7,678
Other Acquisitions   Equity offering and credit facility         100,376           8.15%         8,182           6,136
Deferred financing
 costs                                                            18,903           8.15%         1,541           1,156
Cellar Door          Credit facility                              78,288          9.125%         7,144           5,358
Marquee              Credit facility                              42,917          9.125%         3,916           2,934
Working capital      Credit facility                              21,708          9.125%         1,981           1,486
                     -------------------------------------    ----------                    ----------        --------
Subtotal                                                         885,387                        77,838          58,378
Proposed Equity
 Offering                                                       (128,348)                      (10,113)         (7,584)
                                                              ----------                    ----------        --------
Total                                                         $  757,039                    $   67,725        $ 50,794
                                                              ==========                    ==========        ========
Deferred financing
 costs (3)                                                        26,403(4)                      2,390           1,793
                                                                                            ----------        --------
                                                                                            $   70,115        $ 52,587
                                                                                            ==========        ========


-------
(1) The number of shares issued was based upon the market price either agreed upon by SFX and the sellers before SFX's stock was publicly traded or at the price over a reasonable period of time before and after the announcement of the transaction.


(2) Assumes that the tax indemnification payments of $93.7 million paid as of September 30, 1998, were funded with the proceeds from SFX's public offering of 8,050,000 shares of Class A common stock on May 27, 1998.

(3) Represents interest associated with amounts assumed to be borrowed to pay deferred financing costs.

(4) Deferred financing costs are being amortized over the term of the agreement.

                            SFX ENTERTAINMENT, INC.
                SUMMARY OF DEPRECIATION AND AMORTIZATION EXPENSE
                                 (IN THOUSANDS)


                                                                                         PRO FORMA AMORTIZATION EXPENSE
                                                                                       ----------------------------------
                      GOODWILL AND OTHER                  PROPERTY AND                   YEAR ENDED    NINE MONTHS ENDED
                      INTANGIBLE ASSETS,   AMORTIZATION    EQUIPMENT,    DEPRECIATION   DECEMBER 31,     SEPTEMBER 30,
COMPANY/ACTIVITY             GROSS            PERIOD          GROSS         PERIOD          1997              1998
-------------------- -------------------- -------------- -------------- -------------- -------------- -------------------
Delsener/Slater           $   23,627          15 years      $ 21,682      5-20 years       $ 1,575        $   1,181
Meadows                        3,243          15 years        26,370      5-39 years           216              162
Sunshine                      37,619          15 years        28,991      5-40 years         2,508            1,881
Westbury                      11,512          15 years           500         7 years           767              576
BGP                           51,441          15 years        37,431      7-30 years         3,429            2,572
PACE and Pavilion            182,423        2-15 years        94,515      7-30 years        13,028            9,771
Contemporary                  68,692          15 years        25,651      7-30 years         4,579            3,435
Network                       62,055          15 years         3,798      7-20 years         4,137            3,103
Concert/Southern              16,227          15 years           709         7 years         1,082              811
USA Motor Sports               2,759          15 years            --              --           184              138
Avalon                        27,418          15 years         4,268      7-30 years         1,828            1,371
Oakdale                       12,536          15 years           268         7 years           836              627
FAME                         120,138          15 years           297         7 years         8,021            6,016
Don Law                       64,049          15 years        27,571      7-30 years         4,270            3,202
Magicworks                   110,350          15 years         2,068         7 years         7,357            5,518
Other Acquisitions           120,668       10-15 years         2,958      7-30 years         9,614            7,210
Corporate                         --                --        10,067      3-10 years            --            3,989(1)
Deferred financing
 costs                        18,903          10 years            --              --            --               --
Cellar Door                   65,635          15 years        34,986      7-30 years         4,376            3,282
Marquee                      113,942          15 years         2,895         7 years         7,595            5,696
Deferred financing
 costs                         7,500          15 years            --              --            --               --
                          ----------                        --------                       -------        -----------
Total                     $1,120,737                        $325,025                       $75,402        $  60,541
                          ==========                        ========                       =======        ===========
                                                                    PRO FORMA
                                                          DEPRECIATION AND AMORTIZATION
                       PRO FORMA DEPRECIATION EXPENSE                EXPENSE
                     ---------------------------------- ---------------------------------
                       YEAR ENDED    NINE MONTHS ENDED    YEAR ENDED    NINE MONTHS ENDED
                      DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,     SEPTEMBER 30,
COMPANY/ACTIVITY          1997              1998             1997             1998
-------------------- -------------- ------------------- -------------- ------------------
Delsener/Slater          $ 1,417          $ 1,063           $ 2,992          $ 2,244
Meadows                      624              468               840              630
Sunshine                   1,008              756             3,516            2,637
Westbury                      72               53               839              629
BGP                        1,357            1,018             4,786            3,590
PACE and Pavilion          2,685            1,957            15,713           11,728
Contemporary               1,402            1,051             5,981            4,486
Network                      332              249             4,469            3,352
Concert/Southern             101               76             1,183              887
USA Motor Sports              --               --               184              138
Avalon                       610              457             2,438            1,828
Oakdale                       38               29               874              656
FAME                          43               32             8,064            6,048
Don Law                    1,137              853             5,407            4,055
Magicworks                   295              221             7,652            5,739
Other Acquisitions           284              212             9,898            7,422
Corporate                    941            1,716               941            5,705
Deferred financing
 costs                        --               --                --               --
Cellar Door                1,219              914             5,595            4,196
Marquee                      414              311             8,009            6,007
Deferred financing
 costs                        --               --                --               --
                         -------          -------           -------          -------
Total                    $13,979          $11,436           $89,381          $71,977
                         =======          =======           =======          =======


-------
(1) Represents the $2,725,000 write-off of the Triathlon asset and $1,264,000 of integration costs.

                            SFX ENTERTAINMENT, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1997
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                   PRO FORMA
                                                      SFX                                      FOR THE SFX 1997
                                                 ENTERTAINMENT     SFX 1997       SFX 1998       ACQUISITIONS
                                                    (ACTUAL)     ACQUISITIONS   ACQUISITIONS   AND THE SFX 1998
                                                       I              II             III         ACQUISITIONS
                                                --------------- -------------- -------------- ------------------
Revenue .......................................     $96,144        $14,243       $ 773,514        $ 883,901
Cost of revenue ...............................      73,881          8,696         569,500          652,077
Selling, general and administrative
 expenses .....................................       9,536          4,597         121,306          135,439
Depreciation & amortization ...................       5,431          3,802          66,544           75,777
                                                                                                         --
Corporate expenses, net of Triathlon fees .....       2,206             --           5,794            8,000
Non-cash compensation and other
 non-cash charges .............................          --             --              --               --
                                                    -------        -------       ---------        ---------
Operating income (loss) .......................       5,090         (2,852)         10,370           12,608
Interest expense ..............................       1,590            742          63,632           65,964
Equity (income) loss from investments .........        (509)            --          (5,354)          (5,863)
Other income ..................................        (295)              (1)       (2,640)          (2,936)
                                                    -------        ----------    ---------        ---------
Income (loss) before
 income tax expense ...........................       4,304         (3,593)        (45,268)         (44,557)
Income tax expense (benefit) ..................         490             --           4,367            4,857
                                                    -------        ---------     ---------        ---------
Net income (loss) .............................     $ 3,814        $(3,593)      $ (49,635)         (49,414)
                                                                   =========     =========
Accretion on put option .......................          --                                          (3,300)
                                                    -------                                       ---------
Net income (loss) applicable to common
 shares .......................................     $ 3,814                                       $ (52,714)
                                                    =======                                       =========
Net income (loss) per common share ............     $  0.26                                       $   (1.76)
                                                    =======                                       =========
Weighted average common shares
 outstanding (1) (2) ..........................      14,445                                          30,450
                                                    =======                                       =========
                                                                                             PRO FORMA
                                                                                            FOR THE SFX
                                                                                         1997 ACQUISITIONS,
                                                                                            THE SFX 1998
                                                    PENDING MARQUEE AND CELLAR DOOR        ACQUISITIONS,
                                                ACQUISITIONS AND THE NEW NOTE OFFERING      THE NEW NOTE
                                                                   IV                       OFFERING AND         THE
                                                ---------------------------------------     THE PENDING       PROPOSED
                                                                            PRO FORMA       MARQUEE AND        EQUITY
                                                 CELLAR DOOR    MARQUEE    ADJUSTMENTS      CELLAR DOOR       OFFERING
                                                      A            B            C           ACQUISITIONS          V
                                                ------------- ----------- ------------- ------------------- ------------
Revenue .......................................    $63,966     $ 53,324     $      --       $1,001,191       $       --
Cost of revenue ...............................     49,073       34,383            --          735,533               --
Selling, general and administrative
 expenses .....................................      9,092       12,095            --          156,626               --
Depreciation & amortization ...................      5,595        8,009            --           89,381               --
Corporate expenses, net of Triathlon fees .....         --           --            --            8,000               --
Non-cash compensation and other
 non-cash charges .............................         --        1,367            --            1,367               --
                                                   -------     --------     ---------       ----------       ----------
Operating income (loss) .......................        206       (2,530)           --           10,284               --
Interest expense ..............................         --           --        14,264           80,228          (10,113)
Equity (income) loss from investments .........       (601)          --           975           (5,489)              --
Other income ..................................       (369)          --          (975)          (4,280)              --
                                                   -------     --------     ---------       ----------       ----------
Income (loss) before
 income tax expense ...........................      1,176       (2,530)      (14,264)         (60,175)          10,113
Income tax expense (benefit) ..................          5           53            --            4,915               --
                                                   -------     --------     ---------       ----------       ----------
Net income (loss) .............................    $ 1,171       (2,583)    $ (14,264)         (65,090)      $   10,113
                                                   =======                  =========                        ==========
Accretion on put option .......................                    (301)                        (3,601)
                                                               --------                     ----------
Net income (loss) applicable to common
 shares .......................................                $ (2,884)                    $  (68,691)
                                                               ========                     ==========
Net income (loss) per common share ............                                             $    (2.17)
                                                                                            ==========
Weighted average common shares
 outstanding (1) (2) ..........................                                                 32,146
                                                                                            ==========

                                                     PRO FORMA
                                                    FOR THE SFX
                                                 1997 ACQUISITIONS,
                                                    THE SFX 1998
                                                   ACQUISITIONS,
                                                    THE NEW NOTE
                                                     OFFERING,
                                                    THE PENDING
                                                      MARQUEE
                                                  AND CELLAR DOOR
                                                    ACQUISITIONS
                                                      AND THE
                                                      PROPOSED
                                                       EQUITY
                                                      OFFERING
                                                -------------------
Revenue .......................................     $1,001,191
Cost of revenue ...............................        735,533
Selling, general and administrative
 expenses .....................................        156,626
Depreciation & amortization ...................         89,381
Corporate expenses, net of Triathlon fees .....          8,000
Non-cash compensation and other
 non-cash charges .............................          1,367
                                                    ----------
Operating income (loss) .......................         10,284
Interest expense ..............................         70,115
Equity (income) loss from investments .........         (5,489)
Other income ..................................         (4,280)
                                                    ----------
Income (loss) before
 income tax expense ...........................        (50,062)
Income tax expense (benefit) ..................          4,915
                                                    ----------
Net income (loss) .............................        (54,977)
Accretion on put option .......................         (3,601)
Net income (loss) applicable to common
 shares .......................................     $  (58,578)
                                                    ==========
Net income (loss) per common share ............     $    (1.65)
                                                    ==========
Weighted average common shares
 outstanding (1) (2) ..........................         36,146
                                                    ==========



-------

See footnotes on following page.

----------

(1) Includes 500,000 shares of SFX Class A common stock issued to the PACE sellers in connection with the fifth year put options and 43,491 shares of SFX Class A common stock related to the ProServ put options issued by Marquee--such shares are not included in calculating the net loss per common share.


(2) Reconciliation of historical weighted average shares outstanding to pro forma weighted average shares.


                                                                                      CLASS A & B         WEIGHTED
                     ISSUANCE OF COMMON SHARES                      DATE ISSUED   SHARES OUTSTANDING   AVERAGE SHARES
------------------------------------------------------------------ ------------- -------------------- ---------------
Class A common shares issued to SFX Broadcasting, Inc.
 shareholders' in the spin-off (a) ...............................     1/1/97           12,864             12,864
Class B common shares issued to SFX Broadcasting, Inc.
 shareholders' in the spin-off (a) ...............................     1/1/97            1,047              1,047
Class A common shares issued in the Meadows acquisition ..........    2/28/97              247                208
Class A common shares issued to employees ........................    4/15/97              400                286
Class A common shares issued in the Sunshine acquisition .........     6/1/97               68                 40
                                                                                        ------             ------
Subtotal .........................................................     1/1/98           14,626             14,445
                                                                                                           ======
Class A common shares issued for the Westbury, PACE, BGP,
 Contemporary and Network acquisitions ...........................    4/27/98            4,291
Class A common shares issued to employees in connection
 with the spin-off ...............................................    4/27/98            1,533
Class B common shares issued to employees in connection
 with the spin-off ...............................................    4/27/98              650
Class A common shares issued in the 1998 Equity Offering .........     5/5/98            8,050
Class A common shares issued in the FAME acquisition .............     6/4/98            1,000
Class A common shares issued for the other acquisitions ..........    7/10/98              300
                                                                                        ------
Pro forma weighted average common shares outstanding
 before pending acquisitions and the proposed equity
 offering ........................................................                      30,450
Class A common shares expected to be issued in the Cellar
 Door acquisition ................................................                         323
Class A common shares expected to be issued for the
 Marquee merger ..................................................                       1,373
                                                                                        ------
Pro forma weighted average common shares outstanding
 before the proposed equity offering .............................                      32,146
Class A common shares expected to be issued in the
 proposed equity offering ........................................                       4,000
                                                                                        ------
Pro forma weighted average common shares outstanding .............                      36,146
                                                                                        ======


----------
(a) Shares are assumed to be outstanding at the beginning of the period since SFX was a wholly owned subsidiary of SFX Broadcasting, Inc. at the time.

I. SFX'S ACTUAL OPERATING RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997


     EBITDA for the year ended December 31, 1997 was $10,521,000 and $99,665,000 for SFX on an actual basis and a pro forma basis, respectively. EBITDA is defined as earnings before interest, taxes, other income, net, equity income (loss) from investments and depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, SFX believes that the entertainment industry accepts EBITDA as a generally recognized measure of performance and that analysts who report publicly on the performance of entertainment companies use EBITDA. Nevertheless, you should not consider this measure in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining SFX's operating performance or liquidity which is calculated in accordance with GAAP. EBITDA, as we calculate it, may not be comparable to calculations of similarly titled measures presented by other companies. Cash flows from operating, investing and financing activities for SFX for the year ended December 31, 1997 were $1,005,000, ($73,296,000) and $78,270,000, respectively.

     We believe there are other adjustments that could affect EBITDA, but we have not reflected them herein. If we had made such adjustments, Adjusted EBITDA on a pro forma basis would have been approximately $116,875,000 for the year ended December 31, 1997. The adjustments include the elimination of non-cash compensation and other non-cash charges of $1,367,000, the expected cost savings in connection with SFX's 1998 acquisitions, the pending Marquee and Cellar Door acquisitions associated with the elimination of duplicative staffing and general and administrative expenses of $10,354,000, and equity income from investments of $5,489,000. While management believes that such cost savings are achievable, SFX's ability to fully achieve such cost savings is subject to numerous factors, certain of which may be beyond SFX's control. See "Risk Factors."

II. SFX 1997 ACQUISITIONS


     SFX acquired Delsener/Slater, Meadows and Sunshine Promotions on January 2, 1997, March 20, 1997, and June 24, 1997, respectively. These adjustments represent the historical operating results of Meadows and Sunshine Promotions prior to their respective acquisitions by SFX. The following represents the historical operating results of these companies prior to their acquisition by SFX.



                                                                                                                       PRO FORMA
                                                                                       DELSENER/                      FOR THE SFX
                                                          SUNSHINE      MEADOWS         SLATER          PRO FORMA         1997
                                                        ACQUISITION   ACQUISITION   ACQUISITION(A)     ADJUSTMENTS    ACQUISITIONS
                                                       ------------- ------------- ---------------- ---------------- -------------
Revenue ..............................................    $11,692       $ 601           $1,950         $      --       $14,243
Cost of revenue ......................................      7,779         325              592                --         8,696
Selling, general and administrative expenses .........      3,826         306              465                --         4,597
Depreciation & amortization ..........................        836         321              245             2,400 (b)     3,802
                                                          -------       -----           ------         ---------       -------
Operating income (loss) ..............................       (749)       (351)             648            (2,400)       (2,852)
Interest expense .....................................         --         171               --               571 (c)       742
Other (income) expenses ..............................         --          (1)              --                --            (1)
                                                          -------       --------        ------         ---------       ----------
Income (loss) before income tax expense ..............       (749)       (521)             648            (2,971)       (3,593)
Income tax expense (benefit) .........................         --          --               --                --            --
                                                          -------       -------         ------         ---------       ---------
Net income (loss) ....................................    $  (749)      $(521)          $  648         $  (2,971)      $(3,593)
                                                          =======       =======         ======         =========       =========


----------

(a) Delsener/Slater acquired Westbury Music Fair and Irving Plaza on January 8, 1998, and November 19, 1997, respectively.
           Delsener/Slater results includes the historical operating results of Westbury and Irving Plaza prior to their acquisitions.

(b) Reflects the increase in depreciation and amortization resulting from the preliminary purchase accounting treatment of the acquisitions. SFX amortizes goodwill and other intangibles over periods ranging from 2-15 years.

(c) Reflects the incremental interest expense associated with additional borrowing related to SFX's 1997 acquisitions.

III. SFX 1998 ACQUISITIONS SFX acquired PACE, including USA Motor Sports, and Pavilion on February 25, 1998; Contemporary on February 27, 1998; BG Presents, Inc. ("BGP") on February 24, 1998; Album Network, Inc., SJS Entertainment Corporation and the Network 40 (collectively "Network") on February 27, 1998; and Concert/Southern on March 4, 1998. In May 1998, SFX acquired Irvine Meadows Amphitheater, New Avalon, Inc, TBA Media, Inc. and West Coast Amphitheater (collectively "Avalon"). In June 1998, SFX acquired FAME and Oakdale. In July 1998, SFX acquired Don Law, and in September 1998, SFX acquired Magicworks. In addition, in the third quarter of 1998, SFX acquired seven other companies herein defined as the Other Acquisitions. The following represents the historical operating results of these companies prior to their acquisition by SFX.


                                                   YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                              -------------------------------------------------------------------------------------
                                   PACE
                                    AND                                                    CONCERTS
                                 PAVILION     CONTEMPORARY       BGP         NETWORK       SOUTHERN        FAME
                               ACQUISITIONS    ACQUISITION   ACQUISITION   ACQUISITION   ACQUISITION   ACQUISITION
                                     A              B             C             D             E             F
                              -------------- -------------- ------------- ------------- ------------- -------------
Revenue .....................    $284,360       $103,300      $105,553       $28,322       $14,797       $10,881
Cost of revenue .............     218,119         75,820        82,356         6,399         9,878            --
Selling, general and
 administrative expenses           43,044         15,400        14,274        13,178         2,642         3,457
Depreciation &
 amortization ...............       7,053          1,320         1,027           351            79           115
Corporate expenses ..........          --             --            --            --            --            --
Other expenses ..............          --             --            --            --            --            --
                                 --------       --------      --------       -------       -------       -------
Operating income (loss) .....      16,144         10,760         7,896         8,394         2,198         7,309
Interest expense ............       6,772            266           917           195            --            79
Equity (income) loss from
 investments ................      (7,399)            --            --            --            48            --
Other (income) expenses......       1,290           (357)         (270)          (78)          (60)         (143)
Income (loss) before
 income tax expense .........      15,481         10,851         7,249         8,277         2,210         7,373
Income tax expense
 (benefit) ..................       3,569             --         1,687           127            --           700
Net income (loss) ...........    $ 11,912       $ 10,851      $  5,562       $ 8,150       $ 2,210       $ 6,673
                                 ========       ========      ========       =======       =======       =======
                                                      YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                              -------------------------------------------------------------------------------------------
                                  AVALON       OAKDALE       DON LAW      MAGICWORKS       OTHER          PRO FORMA
                               ACQUISITION   ACQUISITION   ACQUISITION   ACQUISITION   ACQUISITIONS      ADJUSTMENTS
                                    G             H             I             J              K                L
                              ------------- ------------- ------------- ------------- -------------- -------------------
Revenue .....................    $27,265       $16,435       $50,588       $38,963       $ 93,050                --
Cost of revenue .............     20,077        10,866        38,644        28,165         79,176                --
Selling, general and
 administrative expenses           3,629         3,854         5,097         8,290          8,441                --
Depreciation &
 amortization ...............        410            51         2,033           634            430            53,041 (a)
Corporate expenses ..........         --            --            --            --             --             5,794 (b)
Other expenses ..............         --            --            --            --             --                --
                                 -------       -------       -------       -------       --------            ------
Operating income (loss) .....      3,149         1,664         4,814         1,874          5,003           (58,835)
Interest expense ............         94         1,508         1,072           686            254            51,789 (c)
Equity (income) loss from
 investments ................         --            --            --          (541)        (1,561)              862 (d)
                                                                                                              1,581 (e)
                                                                                                              1,656 (f)
Other (income) expenses......         --           (79)         (329)         (135)            39              (862)(d)
                                                                                                             (1,656)(f)
                                                                                                            -------
Income (loss) before
 income tax expense .........      3,055           235         4,071         1,864          6,271          (112,205)
Income tax expense
 (benefit) ..................        949            --            --           747             22            (2,834)(g)
                                                                                                               (600)(h)
                                                                                                           --------
Net income (loss) ...........    $ 2,106       $   235       $ 4,071       $ 1,117       $  6,249       $  (108,771)
                                 =======       =======       =======       =======       ========       ===========

                               YEAR ENDED
                               DECEMBER 31,
                                   1997
                              (IN THOUSANDS)
                              --------------
                                PRO FORMA
                                 FOR THE
                                 SFX 1998
                               ACQUISITIONS
                              -------------
Revenue .....................   $ 773,514
Cost of revenue .............     569,500
Selling, general and
 administrative expenses          121,306
Depreciation &
 amortization ...............      66,544
Corporate expenses ..........       5,794
Other expenses ..............          --
                                ---------
Operating income (loss) .....      10,370
Interest expense ............      63,632
Equity (income) loss from
 investments ................      (5,354)
Other (income) expenses......      (2,640)
Income (loss) before
 income tax expense .........     (45,268)
Income tax expense
 (benefit) ..................       4,367
Net income (loss) ...........   $ (49,635)
                                =========

A. PACE AND PAVILION ACQUISITIONS

     Reflects the PACE acquisition, the separate acquisition of two partners' interest in the Pavilion partnership that owns certain amphitheaters operated by PACE and the acquisition of USA Motor Sports by PACE in March 1998.


                                                            YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                             --------------------------------------------------------------------------
                                                                                                             PACE AND
                                                  PACE         PAVILION     USA MOTOR      PRO FORMA         PAVILION
                                              AS REPORTED    AS REPORTED      SPORTS      ADJUSTMENTS      ACQUISITIONS
                                             -------------  -------------  ----------- -----------------  -------------
Revenue ...................................    $176,168       $ 98,632       $8,560       $   1,000(a)      $284,360
Cost of revenue ...........................     147,969         64,419        5,731              --          218,119
Selling, general and administrative
 expenses .................................      22,200         18,839        2,575            (570)(b)       43,044
Depreciation & amortization ...............       1,985          4,045           23           1,000 (a)        7,053
Other expenses ............................       1,139             --           --          (1,139)(c)           --
                                               --------       --------       ------       ---------         --------
Operating income ..........................       2,875         11,329          231           1,709           16,144
Interest expense ..........................       2,384          4,388           --              --            6,772
Equity (income) loss from investments .....      (8,134)        (1,831)          --           2,566 (d)       (7,399)
Other (income) expenses ...................          53          1,304          (67)             --            1,290
                                               --------       --------       ------       ---------         --------
Income before income tax expense ..........       8,572          7,468          298            (857)          15,481
Income tax expense ........................       3,569             --           --              --            3,569
                                               --------       --------       ------       ---------         --------
Net income ................................    $  5,003       $  7,468       $  298       $    (857)        $ 11,912
                                               ========       ========       ======       =========         ========


----------

PRO FORMA ADJUSTMENTS:

(a) To reflect non-cash revenue and related amortization expense resulting from SFX granting Blockbuster naming rights to three venues for two years for no future consideration as part of its agreement to acquire Blockbuster's indirect 331/3% interest in Pavilion. SFX recorded deferred revenue and an offsetting intangible asset at the time of the PACE acquisition relating to the naming rights.

(b) Reflects the elimination of $570,000 of certain officers' salaries and bonuses which will not be paid under SFX's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of the PACE acquisition. Accordingly, no such bonus is reflected in the pro forma statement of operations because, if PACE's results were similar to those in these pro forma statements of operations, SFX would not be contractually obligated to pay a bonus.

(c) Reflects the elimination of non-recurring restricted stock compensation to PACE executives, as SFX does not maintain a restricted stock compensation plan and the new employment agreements with the PACE executives do not provide for such compensation.

(d) To eliminate PACE's income from its 331/3% equity investment in Pavilion.

B. CONTEMPORARY ACQUISITION


     Reflects the Contemporary acquisition and the separate acquisition of the remaining 50% interest in Riverport Amphitheater Partners, a partnership that owns an amphitheater in St. Louis, Missouri that is operated by Contemporary.


                                                                     YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                         -------------------------------------------------------------------
                                                          CONTEMPORARY      RIVERPORT          PRO FORMA        CONTEMPORARY
                                                           AS REPORTED     AS REPORTED        ADJUSTMENTS       ACQUISITION
                                                         --------------   -------------   ------------------   -------------
Revenue ..............................................     $  89,053         $14,247         $       --          $103,300
Cost of revenue ......................................        66,940           8,880                 --            75,820
Selling, general and administrative expenses .........        23,880           2,750            (11,230)(a)        15,400
Depreciation & amortization ..........................           541             779                 --             1,320
                                                           ---------         -------         ----------          --------
Operating income (loss) ..............................        (2,308)          1,838             11,230            10,760
Interest expense .....................................           192              74                 --               266
Equity (income) from investments .....................        (1,002)             --              1,002 (b)            --
Other (income) expenses ..............................          (117)           (240)                --              (357)
                                                           ---------         -------         ----------          --------
Income (loss) before income tax expense ..............        (1,381)          2,004             10,228            10,851
Income tax expense (benefit) .........................            --              --                 --                --
                                                           ---------         -------         ----------          --------
Net income (loss) ....................................     $  (1,381)        $ 2,004         $   10,228          $ 10,851
                                                           =========         =======         ==========          ========



----------

PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officers' salaries and bonuses and other consulting expenses which will not be paid under SFX's new employment and other contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of Contemporary. Accordingly, no such bonus is reflected in the pro forma statement of operations because, if Contemporary's results were similar to those in these pro forma statements of operations, SFX would not be contractually obligated to pay a bonus.

(b) Reflects the elimination of Contemporary's equity income in Riverport Amphitheater Partners. Contemporary has acquired its partners' 50% interest in this venture.

C. BGP ACQUISITION


                                                           YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                         ------------------------------------------------
                                                          AS REPORTED        PRO FORMA            BGP
                                                              (A)           ADJUSTMENTS       ACQUISITION
                                                         -------------   -----------------   ------------
Revenue ..............................................     $105,553         $      --          $105,553
Cost of revenue ......................................       82,356                --            82,356
Selling, general and administrative expenses .........       17,602            (3,328)(b)        14,274
Depreciation & amortization ..........................        1,027                --             1,027
                                                           --------         ---------          --------
Operating income .....................................        4,568             3,328             7,896
Interest expense .....................................          917                --               917
Other (income) expenses ..............................         (270)               --              (270)
                                                           --------         ---------          --------
Income (loss) before income tax expense ..............        3,921             3,328             7,249
Income tax expense ...................................        1,687                --             1,687
                                                           --------         ---------          --------
Net income ...........................................     $  2,234         $   3,328          $  5,562
                                                           ========         =========          ========



----------
PRO FORMA ADJUSTMENTS:


(a)        Reflects BGP's operating results for the twelve months ended January
           31, 1998.

(b) Reflects the elimination of certain officers' salaries and bonuses and other consulting expenses which will not be paid under SFX's new employment and other contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of BGP. Accordingly, no such bonus is reflected in the pro forma statement of operations because, if BGP's results were similar to those in these pro forma statements of operations, SFX would not be contractually obligated to pay a bonus.

D. NETWORK ACQUISITION


                                                           YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                         ------------------------------------------------
                                                                             PRO FORMA          NETWORK
                                                          AS REPORTED       ADJUSTMENTS       ACQUISITION
                                                         -------------   -----------------   ------------
Revenue ..............................................      $28,322         $      --          $28,322
Cost of revenue ......................................        6,399                --            6,399
Selling, general and administrative expenses .........       20,504            (7,326)(a)       13,178
Depreciation & amortization ..........................          351                                351
                                                            -------                            -------
Operating income (loss) ..............................        1,068             7,326            8,394
Interest expense, net ................................          195                --              195
Other (income) expenses ..............................          (78)               --              (78)
                                                            -------         ---------          -------
Income (loss) before income tax expense ..............          951             7,326            8,277
Income tax expense ...................................          127                --              127
                                                            -------         ---------          -------
Net income ...........................................      $   824         $   7,326          $ 8,150
                                                            =======         =========          =======


----------

PRO FORMA ADJUSTMENT:

(a) Reflects the elimination of certain officers' salaries and bonuses which will not be paid under SFX's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of the Network acquisition. Accordingly, no such bonus is reflected in the pro forma statement of operations because, if Network's results were similar to those in these pro forma statements of operations, SFX would not be contractually obligated to pay a bonus.


E. CONCERT/SOUTHERN ACQUISITION


                                                          YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                         ----------------------------------------------
                                                                                             CONCERT/
                                                                            PRO FORMA        SOUTHERN
                                                          AS REPORTED      ADJUSTMENTS      ACQUISITION
                                                         -------------   ---------------   ------------
Revenue ..............................................      $14,797         $    --          $14,797
Cost of revenue ......................................        9,878              --            9,878
Selling, general and administrative expenses .........        3,071            (429)(a)        2,642
Depreciation & amortization ..........................           79              --               79
                                                            -------         -------          -------
Operating income .....................................        1,769             429            2,198
Other (income) expenses ..............................          (60)             --              (60)
Equity (income) loss from investments ................           80             (32)(b)           48
                                                            -------         -------          -------
Income before income tax expense .....................        1,749             461            2,210
Income tax expense ...................................           --              --               --
                                                            -------         -------          -------
Net income ...........................................      $ 1,749         $   461          $ 2,210
                                                            =======         =======          =======



----------

PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officers' salaries and bonuses which will not be paid under SFX's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of Concert/Southern. Accordingly, no such bonus is reflected in the pro forma statement of operations because, if Concert/Southern's results were similar to those in these pro forma statements of operations, SFX would not be contractually obligated to pay a bonus.

(b) Reflects the elimination of equity loss of a non-entertainment affiliated entity which was not acquired by SFX.

F. FAME ACQUISITION


                                                            YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                         -------------------------------------------------
                                                                              PRO FORMA           FAME
                                                          AS REPORTED        ADJUSTMENTS       ACQUISITION
                                                         -------------   ------------------   ------------
Revenue ..............................................     $ 10,881         $       --          $10,881
Cost of revenue ......................................           --                 --               --
Selling, general and administrative expenses .........       13,002            (10,595)(a)        3,457
                                                                                 1,050 (b)
Depreciation & amortization ..........................          115                 --              115
                                                           --------         ----------          -------
Operating income (loss) ..............................       (2,236)             9,545            7,309
Interest expense .....................................           79                 --               79
Other (income) expenses ..............................         (143)                --             (143)
                                                           --------         ----------          -------
Income (loss) before income tax expense ..............       (2,172)             9,545            7,373
Income tax expense (benefit) .........................           --                700 (c)          700
                                                           --------         ----------          -------
Net income (loss) ....................................     $ (2,172)        $    8,845          $ 6,673
                                                           ========         ==========          =======


----------
PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officers' distributions of earnings which will not be paid under SFX's new employment contracts. The FAME acquisition agreement provides for payments by SFX to the FAME sellers of additional amounts up to an aggregate of $15.0 million in equal annual installments over 5 years contingent on the achievement of certain financial targets and for additional payments by SFX if FAME's financial performance exceeds the target by certain amounts. The financial targets were not met during the pro forma period, therefore such additional payments are not included in these pro forma financial statements. Had such targets been met, or exceeded, the additional payments would have been rewarded as additional consideration in the acquisition of FAME. If FAME should meet the targets in the future, SFX will record the payments as additional purchase price.

(b) Reflects salaries and officers' life insurance premiums to be paid by SFX.

(c) Reflects an adjustment to the provision for state and local income taxes.

G. AVALON ACQUISITION


                                                           YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                         ------------------------------------------------
                                                                             PRO FORMA          AVALON
                                                          AS REPORTED       ADJUSTMENTS       ACQUISITION
                                                         -------------   -----------------   ------------
Revenue ..............................................      $27,265         $      --           $27,265
Cost of revenue ......................................       20,077                --            20,077
Selling, general and administrative expenses .........        4,327              (698)(a)         3,629
Depreciation & amortization ..........................          410                --               410
Corporate expenses ...................................           --                --                --
                                                            -------         ---------           -------
Operating income (loss) ..............................        2,451               698             3,149
Interest expense .....................................           94                --                94
Other expenses .......................................        1,581            (1,581)(b)            --
                                                            -------         ---------           -------
Income (loss) before income tax expense ..............          776             2,279             3,055
Income tax expense ...................................          249               700 (c)           949
                                                            -------         ---------           -------
Net income ...........................................      $   527         $   1,579           $ 2,106
                                                            =======         =========           =======

----------

PRO FORMA ADJUSTMENTS:


(a) Reflects the elimination of certain officers' bonuses and wages not expected to be paid under SFX's new employment contracts for Avalon. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of Avalon. Accordingly, no such bonus is reflected in the pro forma statement of operations because, if Avalon's results were similar to those in these pro forma statements of operations, SFX would not be contractually obligated to pay a bonus.

(b) To reclassify PACE's equity income in Avalon following the Avalon acquisition.

(c) Reflects an adjustment to the provision for state and local income taxes.

H. OAKDALE ACQUISITION


                                                         YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                         --------------------------------------------
                                                                           PRO FORMA        OAKDALE
                                                          AS REPORTED     ADJUSTMENTS     ACQUISITION
                                                         -------------   -------------   ------------
Revenue ..............................................      $16,435           $ --         $16,435
Cost of revenue ......................................       10,866             --          10,866
Selling, general and administrative expenses .........        3,854             --           3,854
Depreciation & amortization ..........................           51             --              51
                                                            -------           ----         -------
Operating income (loss) ..............................        1,664             --           1,664
Interest expense .....................................        1,508             --           1,508
Other (income) expenses ..............................          (79)            --             (79)
                                                            -------           ----         -------
Income before income tax expense .....................          235             --             235
Income tax expense ...................................           --             --              --
                                                            -------           ----         -------
Net income ...........................................      $   235           $ --         $   235
                                                            =======           ====         =======


I. DON LAW ACQUISITION


                                                           YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                         ------------------------------------------------
                                                                             PRO FORMA          DON LAW
                                                          AS REPORTED       ADJUSTMENTS       ACQUISITION
                                                         -------------   -----------------   ------------
Revenue ..............................................      $50,588         $     --           $50,588
Cost of revenue ......................................       38,644               --            38,644
Selling, general and administrative expenses .........        5,757             (610) (a)        5,097
                                                                                 (50)(b)
Depreciation & amortization ..........................        2,033               --             2,033
                                                            -------         --------           -------
Operating income .....................................        4,154              660             4,814
Interest expense .....................................        1,072               --             1,072
Other (income) expenses ..............................         (329)              --              (329)
                                                            -------         --------           -------
Income before income tax expense .....................        3,411              660             4,071
Income tax expense ...................................           --               --                --
                                                            -------         --------           -------
Net income ...........................................      $ 3,411         $    660           $ 4,071
                                                            =======         ========           =======


----------
PRO FORMA ADJUSTMENTS:

(a) Reflects adjustment to eliminate payments made to employees associated with membership interest.

(b) Reflects the elimination of certain officer's bonuses and wages not expected to be paid under SFX's new employment contracts. The amount of the pro forma adjustment to eliminate salaries and bonuses is based on SFX's agreements with the affected employees that a bonus will not be paid unless there is a significant improvement in the results of Don Law. Accordingly, no such bonus is reflected in the pro forma statement of operations as should Don Law's results be at a similar level to that in these pro forma statements of operations no bonus would be paid, and SFX would not be contractually obligated to pay a bonus.

J. MAGICWORKS ACQUISITION


                                                         YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                         --------------------------------------------
                                                                           PRO FORMA      MAGICWORKS
                                                          AS REPORTED     ADJUSTMENTS     ACQUISITION
                                                         -------------   -------------   ------------
Revenue ..............................................      $38,963           $ --         $38,963
Cost of revenue ......................................       28,165             --          28,165
Selling, general and administrative expenses .........        8,290             --           8,290
Depreciation & amortization ..........................          634             --             634
                                                            -------           ----         -------
Operating income (loss) ..............................        1,874             --           1,874
Interest expenses ....................................          686             --             686
Equity (income) loss from investments ................         (541)            --            (541)
Other (income) expenses ..............................         (135)            --            (135)
                                                            -------           ----         -------
Income before income tax expense .....................        1,864             --           1,864
Income tax expense ...................................          747             --             747
                                                            -------           ----         -------
Net income ...........................................      $ 1,117           $ --         $ 1,117
                                                            =======           ====         =======


K. OTHER ACQUISITIONS

     Reflects the historical combined operating results of the seven businesses acquired by SFX in the third quarter of 1998. In the aggregate, such acquisitions are not material to SFX's financial position or results of operations.


                                                          YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                        ------------------------------------------------
                                                                           PRO FORMA           OTHER
                                                         HISTORICAL       ADJUSTMENTS       ACQUISITIONS
                                                        ------------   -----------------   -------------
Revenue .............................................     $ 93,050        $      --          $ 93,050
Cost of revenue .....................................       79,176               --            79,176
Selling, general and administrative expense .........       10,064           (1,623)(a)         8,441
Depreciation & amortization .........................          430               --               430
                                                          --------        ---------          --------
Operating income ....................................        3,380            1,623             5,003
Interest expense ....................................          254               --               254
Equity (income) loss from investments ...............       (1,561)              --            (1,561)
Other (income) expenses .............................           39               --                39
                                                          --------        ---------          --------
Income (loss) before income tax expense .............        4,648            1,623             6,271
Income tax expense ..................................           22               --                22
                                                          --------        ---------          --------
Net income ..........................................     $  4,626        $   1,623          $  6,249
                                                          ========        =========          ========


----------
PRO FORMA ADJUSTMENT:

(a)        Reflects the elimination of consulting fees.

L. PRO FORMA ADJUSTMENTS

(a) Reflects the increase in depreciation and amortization resulting from the preliminary purchase accounting treatment of the acquisitions. SFX amortizes goodwill and other intangibles over periods ranging from 2-15 years.

(b) To record incremental corporate overhead charges associated with headquarters personnel and general and administrative expenses that management estimates will be necessary as a result of the SFX's acquisitions.

(c) Reflects the incremental interest expense associated with additional borrowing related to SFX's 1998 acquisitions.

(d) To reclassify Delsener/Slater's equity income in the PNC Bank Arts Center venue following the acquisition of Pavilion, which owns the other 50% equity interest in the venue.

(e) To reclassify PACE's equity income in Avalon following the Avalon acquisition.

(f)        To reflect the elimination of PACE's equity income in Magicworks.

(g) Represents an adjustment to the provision for state and local income taxes. The calculation treats all companies acquired as "C" Corporations and reflects the impact of non-deductible goodwill and tax savings related to the pro forma adjustments.

(h)        To reflect the federal tax benefit for interest expense.

IV. PENDING MARQUEE AND CELLAR DOOR ACQUISITIONS AND THE NEW NOTE OFFERING

A. CELLAR DOOR


                                                           YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                         ------------------------------------------------
                                                                             PRO FORMA        CELLAR DOOR
                                                          AS REPORTED       ADJUSTMENTS       ACQUISITION
                                                         -------------   -----------------   ------------
Revenue ..............................................      $63,966         $      --          $63,966
Cost of revenue ......................................       49,073                --           49,073
Selling, general and administrative expenses .........       12,152            (3,060)(a)        9,092
Depreciation & amortization ..........................        1,613             3,982 (b)        5,595
                                                            -------         ---------          -------
Operating income (loss) ..............................        1,128              (922)             206
Interest expense .....................................        2,398            (2,398)(c)           --
Equity income from investments .......................         (601)               --             (601)
Other income .........................................         (369)               --             (369)
                                                            -------         ---------          -------
Income (loss) before income tax expense ..............         (300)            1,476            1,176
Income tax expense ...................................            5                --                5
                                                            -------         ---------          -------
Net income (loss) ....................................      $  (305)        $   1,476          $ 1,171
                                                            =======         =========          =======


----------
PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain management fees and certain officers' salaries, bonuses and other compensation which will not be paid under SFX's new employment agreements and other contracts.

(b) Reflects the increase of $3,982,000 in depreciation and amortization resulting from the preliminary purchase accounting treatment of Cellar Door. SFX amortizes goodwill over 15 years.


(c) Reflects the elimination of $2,398,000 of historical interest expense.

B. MARQUEE


                                                            YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)
                                                         -------------------------------------------------
                                                             MARQUEE           PRO FORMA         MARQUEE
                                                          PRO FORMA (A)       ADJUSTMENTS      ACQUISITION
                                                         ---------------   ----------------   ------------
Revenue ..............................................      $ 53,324          $      --         $ 53,324
Cost of revenue ......................................        34,383                 --           34,383
Selling, general and administrative expenses .........        12,095                 --           12,095
Depreciation and amortization ........................         4,561              3,448 (b)        8,009
Non-cash charges and financing expense ...............         1,367                 --            1,367
                                                            --------          ---------         --------
Operating income (loss) ..............................           918             (3,448)          (2,530)
Interest expense .....................................         3,323             (3,323)(c)           --
                                                            --------          ---------         --------
Income (loss) before income tax expense ..............        (2,405)              (125)          (2,530)
Income tax expense ...................................            53                 --               53
                                                            --------          ---------         --------
Net income (loss) ....................................        (2,458)              (125)          (2,583)
Accretion on put option ..............................          (301)                --             (301)
                                                            --------          ---------         --------
Net loss applicable to common share ..................      $ (2,759)         $    (125)        $ (2,884)
                                                            ========          =========         ========


----------

PRO FORMA ADJUSTMENTS:

(a) Represents the pro forma results for Marquee. See Marquee's unaudited pro forma condensed combined statement of operations beginning on page 42.

(b) Reflects the increase of $3,448,000 in depreciation and amortization resulting from the preliminary purchase accounting treatment of Marquee. SFX amortizes goodwill over 15 years.


(c) Reflects the elimination of $3,323,000 of historical interest expense.

C. PRO FORMA ADJUSTMENT


    Reflects the incremental depreciation and amortization expense, SFX's incremental interest expense related to the pending Marquee and Cellar Door acquisitions and the elimination of Cellar Door's equity income in certain PACE companies. See pages 22 and 23 for details of the adjustments. Also, reflects no tax benefit on pro forma adjustments given SFX's loss position.

V. THE PROPOSED EQUITY OFFERING

     Reflects a reduction in interest expense of $10,113,000 due to repayment of outstanding borrowings under the revolving portion of SFX's credit facility in connection with the proposed equity offering.

                            SFX ENTERTAINMENT, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1998
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                            SFX
                                       ENTERTAINMENT
                                          (ACTUAL)     SFX 1998 ACQUISTIONS         PRO FORMA FOR
                                             I                  II            THE SFX 1998 ACQUISITIONS
                                      --------------- ---------------------- ---------------------------
Revenue .............................    $ 680,376           $244,718                 $ 925,094
Cost of revenue .....................      519,552            178,745                   698,297
Selling, general and
 administrative expenses ............       82,986             30,631                   113,617
Depreciation & amortization,
 including integration costs ........       40,381             21,393                    61,774
Corporate expenses, net of
 Triathlon fees .....................        5,839                161                     6,000
Noncash compensation and other
 non cash charges ...................       32,895                 --                    32,895
                                         ---------           --------                 ---------
Operating income (loss) .............       (1,277)            13,788                    12,511
Interest expense ....................       31,709             17,764                    49,473
Equity (income) loss from
 investments ........................       (3,964)            (1,270)                   (5,234)
Other (income) expenses .............       (2,152)             2,822                       670
                                         ---------           --------                 ---------
Income (loss) before income tax
 expense ............................      (26,870)            (5,528)                  (32,398)
Income tax expense (benefit) ........        3,333                280                     3,613
                                         ---------           --------                 ---------
Net income (loss) ...................      (30,203)          $ (5,808)                  (36,011)
                                                             ========
Accretion on put option .............       (1,925)                                      (2,475)
                                         ---------                                    ---------
Net loss applicable to common
 shares .............................    $ (32,128)                                   $ (38,486)
                                         =========                                    =========
Net loss per common share ...........    $   (1.38)                                   $   (1.29)
                                         =========                                    =========
Weighted average common
 shares outstanding (1) (2) .........       23,262                                       30,450
                                         =========                                    =========

                                          PENDING MARQUEE AND CELLAR DOOR            PRO FORMA
                                                   ACQUISITIONS                   FOR THE SFX 1998
                                             AND THE NEW NOTE OFFERING             ACQUISITIONS,
                                                        III                    THE NEW NOTE OFFERING      THE
                                      ---------------------------------------     AND THE PENDING       PROPOSED
                                                                  PRO FORMA         MARQUEE AND          EQUITY
                                       CELLAR DOOR    MARQUEE    ADJUSTMENTS        CELLAR DOOR         OFFERING
                                            A            B            C             ACQUISITIONS           IV
                                      ------------- ----------- ------------- ----------------------- -----------
Revenue .............................    $63,206      $48,848            --         $1,037,148         $      --
Cost of revenue .....................     51,323       30,777            --            780,397                --
Selling, general and
 administrative expenses ............      6,067       10,650            --            130,334                --
Depreciation & amortization,
 including integration costs ........      4,196        6,007     $      --             71,977                --
Corporate expenses, net of
 Triathlon fees .....................         --           --            --              6,000                --
Noncash compensation and other
 non cash charges ...................         --          367            --             33,262                --
                                         -------      -------     ---------         ----------         ---------
Operating income (loss) .............      1,620        1,047            --             15,178                --
Interest expense ....................         --           --        10,698             60,171            (7,584)
Equity (income) loss from
 investments ........................       (645)          --           (89)            (5,968)               --
Other (income) expenses .............        (89)          --            89                670                --
                                         -------      -------     ---------         ----------         ---------
Income (loss) before income tax
 expense ............................      2,354        1,047       (10,698)           (39,695)            7,584
Income tax expense (benefit) ........          4        1,000            --              4,617                --
                                         -------      -------     ---------         ----------         ---------
Net income (loss) ...................    $ 2,350           47     $ (10,698)           (44,312)        $   7,584
                                         =======                  =========                            =========
Accretion on put option .............                    (236)                          (2,711)
                                                      -------                       ----------
Net loss applicable to common
 shares .............................                 $  (189)                      $  (47,023)
                                                      =======                       ==========
Net loss per common share ...........                                               $    (1.49)
                                                                                    ==========
Weighted average common
 shares outstanding (1) (2) .........                                                   32,146
                                                                                    ==========


                                        PRO FORMA FOR
                                         THE SFX 1998
                                        ACQUISITIONS,
                                         THE NEW NOTE
                                          OFFERING,
                                         THE PENDING
                                         MARQUEE AND
                                         CELLAR DOOR
                                         ACQUISITIONS
                                       AND THE PROPOSED
                                       EQUITY OFFERING
                                      -----------------
Revenue .............................    $1,037,148
Cost of revenue .....................       780,397
Selling, general and
 administrative expenses ............       130,334
Depreciation & amortization,
 including integration costs ........        71,977
Corporate expenses, net of
 Triathlon fees .....................         6,000
Noncash compensation and other
 non cash charges ...................        33,262
                                         ----------
Operating income (loss) .............        15,178
Interest expense ....................        52,587
Equity (income) loss from
 investments ........................        (5,968)
Other (income) expenses .............           670
                                         ----------
Income (loss) before income tax
 expense ............................       (32,111)
Income tax expense (benefit) ........         4,617
                                         ----------
Net income (loss) ...................       (36,728)
Accretion on put option .............        (2,711)
                                         ----------
Net loss applicable to common
 shares .............................    $  (39,439)
                                         ==========
Net loss per common share ...........    $    (1.11)
                                         ==========
Weighted average common
 shares outstanding (1) (2) .........        36,146
                                         ==========


See footnotes on following page.

----------

(1) Includes 500,000 shares of SFX Class A common stock issued to the PACE sellers in connection with the fifth year put option and 43,491 shares of SFX Class A common stock related to the ProServ put options issued by Marquee. Such shares are not included in calculating the net loss per common share.


(2) Reconciliation of historical weighted average shares outstanding to proforma weighted average shares.


                                                                   CLASS A & B
                                                          DATE        SHARES     WEIGHTED AVERAGE
               ISSUANCE OF COMMON SHARES                 ISSUED    OUTSTANDING        SHARES
------------------------------------------------------ ---------- ------------- -----------------
Class A common shares outstanding ....................   1/1/98       13,579          13,579
Class B common shares outstanding ....................   1/1/98        1,047           1,047
Class A common shares issued for Westbury, PACE,
 BGP, Contemporary, and Network acquisitions .........  4/27/98        4,291           2,460
Class A common shares issued to employees in
 connection with the spin-off ........................  4/27/98        1,533             882
Class B common shares issued to employees in
 connection with the spin-off ........................  4/27/98          650             374
Class A common shares issued in the 1998 Equity
 Offering ............................................   5/5/98        8,050           4,394
Class A common shares issued in the FAME
 acquisition .........................................   6/4/98        1,000             436
Class A common shares issued for the other
 acquisitions ........................................  7/10/98          300              90
                                                                      ------          ------
Subtotal .............................................                30,450          23,262
                                                                                      ======
Class A common shares expected to be issued in the
 Cellar Door acquisition .............................                   323
Class A common shares expected to be issued for the
 Marquee acquisition .................................                 1,373
                                                                      ------
Weighted average common shares outstanding before
 the proposed equity offering ........................                32,146
Class A common shares expected to be issued in the
 proposed equity offering ............................                 4,000
                                                                      ------
Pro forma weighted average common shares
 outstanding .........................................                36,146
                                                                      ======


NOTES TO PRO FORMA STATEMENTS:

I. Represents SFX's actual operating results for the nine months ended September 30, 1998.


   EDITDA for the nine months ended September 30, 1998, was $39,104,000 and $87,155,000 for SFX on an actual basis and a pro forma basis, respectively. EBITDA is defined as earnings before interest, taxes, other income, net, equity income (loss) from investments and depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, we believe that the entertainment industry accepts EBITDA as a generally recognized measure of performance and that analysts who report publicly on the performance of entertainment companies use EBITDA. Nevertheless, you should not consider this measure in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining SFX's operating performance or liquidity that is calculated in accordance with GAAP. EBITDA, as we calculate it, may not be comparable to calculations of similarly titled measures presented by other companies. Cash flows from operating, investing and financing activities for SFX for the nine months ended September 30, 1998, were $22,307,000, ($852,240,000) and $889,543,000, respectively.


   We believe there are other adjustments that could affect EBITDA, but we have not reflected them herein. If we had made such adjustments, Adjusted EBITDA on a pro forma basis would have been approximately $131,154,000 for the nine months ended September 30, 1998. The adjustments include the elimination of non-cash compensation and other non-cash charges of $33,262,000, the expected cost savings in connection with SFX's 1997 acquisitions, SFX's 1998 acquisitions and the pending Marquee and Cellar Door acquisitions associated with the elimination of duplicative staffing and general and administrative expenses of $4,769,000, and equity income from investments of $5,968,000. While management believes that such cost saving are achievable, SFX's ability to fully achieve such cost savings is subject to numerous factors, certain of which may be beyond SFX's control.

II. SFX 1998 ACQUISITIONS SFX acquired PACE, including USA Motor Sports, and Pavilion, Contemporary, BGP, Network and Concert/Southern on February 25, 1998, February 27, 1998, February 24, 1998, February 27, 1998, and March 4, 1998, respectively. In May 1998, SFX acquired Avalon. In June 1998, SFX acquired FAME and Oakdale. In July 1998, SFX acquired Don Law, and in September 1998 SFX acquired Magicworks. In addition, in the third quarter of 1998 SFX acquired seven other companies herein defined as the Other Acquisitions. The following represents the historical operating results of these companies prior to their acquisition by SFX.



                                                      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                                     (IN THOUSANDS)
                                  -------------------------------------------------------------------------------------
                                      PACE &                                                   CONCERT/
                                     PAVILION     COMTEMPORARY       BGP         NETWORK       SOUTHERN        FAME
                                   ACQUISITIONS    ACQUISITION   ACQUISITION   ACQUISITION   ACQUISITION   ACQUISITION
                                  -------------- -------------- ------------- ------------- ------------- -------------
Revenue .........................    $ 86,206        $7,882       $ 16,075       $4,154        $  524        $2,144
Cost of revenue .................      67,744         6,711         14,149        1,047           276         1,742
Selling, general &
 administrative expenses ........      17,906         1,544          2,652        2,902           362           295
Depreciation & amortization......       1,049           254            213           51             9            27
Corporate expenses ..............          --            --             --           --            --            --
                                     --------        ------       --------       ------        ------        ------
Operating income (loss) .........        (493)         (627)          (939)         154          (123)           80
Interest expense ................       1,148            --            165           37            --            42
Equity (income) loss from
 investments ....................         549            --             --           --            20            --
Other (income) expenses .........        (176)         (122)            67          (14)           --           (26)
Income (loss) before income
 tax expense ....................      (2,014)         (505)        (1,171)         131          (143)           64
Income tax expense (benefit).....        (475)           --             --            3            --            --
                                     --------        ------       --------       ------        ------        ------
Net income (loss) ...............    $ (1,539)       $ (505)      $ (1,171)      $  128        $ (143)       $   64
                                     ========        ======       ========       ======        ======        ======

                                                         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                                        (IN THOUSANDS)
                                  ------------------------------------------------------------------------------------------
                                                                                                              PRO FORMA
                                      AVALON       OAKDALE       DON LAW      MAGICWORKS       OTHER         ADJUSTMENTS
                                   ACQUISITION   ACQUISITION   ACQUISITION   ACQUISITION   ACQUISITIONS           A
                                  ------------- ------------- ------------- ------------- -------------- ------------------
Revenue .........................   $  2,269        $5,982       $20,566       $54,547       $44,369        $        --
Cost of revenue .................      2,467         3,787        14,598        46,292        19,932                 --
Selling, general &
 administrative expenses ........      1,338         1,535         2,437         6,070         6,512            (13,185)(a)
                                                                                                                    263 (b)
Depreciation & amortization......        220            28         2,661            --           191             16,690 (c)
Corporate expenses ..............         --            --            --            --            --                161 (d)
                                    --------        ------       -------       -------       -------        -----------
Operating income (loss) .........     (1,756)          632           870         2,185        17,734             (3,929)
Interest expense ................         --            --            --            --           404             15,968 (e)
Equity (income) loss from
 investments ....................       (370)           --            --          (235)         (958)              (276)(f)
Other (income) expenses .........         --            --          (166)           --           240                370 (g)
                                                                                                                  2,373 (h)
                                                                                                                    276 (f)
                                                                                                            -----------
Income (loss) before income
 tax expense ....................     (1,386)          632         1,036         2,420        18,048            (22,640)
Income tax expense (benefit).....         --            --            --           950            --               (198)(i)
                                    --------        ------       -------       -------       -------        -----------
Net income (loss) ...............   $ (1,386)       $  632       $ 1,036       $ 1,470       $18,048        $   (22,442)
                                    ========        ======       =======       =======       =======        ===========


                                  FOR THE NINE
                                   MONTHS ENDED
                                  SEPTEMBER 30,
                                       1998
                                  (IN THOUSANDS)
                                  --------------
                                    PRO FORMA
                                   FOR THE SFX
                                       1998
                                   ACQUISITIONS
                                  -------------
Revenue .........................   $244,718
Cost of revenue .................    178,745
Selling, general &
 administrative expenses ........     30,631
Depreciation & amortization......     21,393
Corporate expenses ..............        161
                                    --------
Operating income (loss) .........     13,788
Interest expense ................     17,764
Equity (income) loss from
 investments ....................     (1,270)
Other (income) expenses .........      2,822
Income (loss) before income
 tax expense ....................     (5,528)
Income tax expense (benefit).....        280
                                    --------
Net income (loss) ...............   $ (5,808)
                                    ========

----------
A. PRO FORMA ADJUSTMENTS:

(a) To reflect the elimination of $10,723,000 of PACE's non-cash stock and other non-recurring compensation, $1,173,000 and $1,289,000 of Network's and FAME's excess compensation, respectively.


(b) Reflects salaries and officers' life insurance premiums to be paid by SFX.

(c) Reflects the increase of $18,108,000 in depreciation and amortization resulting from the preliminary purchase accounting treatment of SFX's 1998 acquisitions. SFX amortizes goodwill and other intangibles over periods ranging for 2-15 years.

(d) To record incremental corporate overhead, personnel and administrative expenses that management estimates will be necessary as a result of SFX's acquisitions.

(e) Reflects the incremental interest expense associated with additional borrowing related to SFX's 1998 acquisitions.

(f)        Reflects the elimination of PACE's equity income in certain
           Magicworks tours.

(g) To reclassify $370,000 of PACE's equity income in Avalon following the Avalon acquisition.

(h) Reflects the elimination of interest income earned from investing borrowings used to fund acquisitions.


(i) Represents an adjustment to the provision for state and local income taxes and a Federal tax benefit for interest expense at Magicworks. The calculation treats all companies to be acquired as "C" Corporations and reflects the impact of non-deductible goodwill.


III. PENDING MARQUEE AND CELLAR DOOR ACQUISITIONS AND THE NEW NOTE OFFERING

A. CELLAR DOOR


                                                         NINE MONTHS ENDED SEPTEMBER 30, 1998 (IN
                                                                        THOUSANDS)
                                                       --------------------------------------------
                                                                         PRO FORMA      CELLAR DOOR
                                                        AS REPORTED     ADJUSTMENTS     ACQUISITION
                                                       ------------- ----------------- ------------
Revenue ..............................................    $63,206       $      --        $63,206
Cost of revenue ......................................     51,323              --         51,323
Selling, general and administrative expenses .........      6,697            (630)(a)      6,067
Depreciation & amortization ..........................      1,272           2,924 (b)      4,196
                                                          -------       ---------        -------
Operating income (loss) ..............................      3,914          (2,294)         1,620
Interest (income) expense ............................      1,610          (1,610)(c)         --
Equity (income) loss from investments ................       (645)             --           (645)
Other income .........................................        (89)             --            (89)
                                                          -------       ---------        -------
Income (loss) before income tax expense ..............      3,038            (684)         2,354
Income tax expense ...................................          4              --              4
                                                          -------       ---------        -------
Net income (loss) ....................................    $ 3,034       $    (684)       $ 2,350
                                                          =======       =========        =======


----------

PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain management fees which will not be paid under SFX's new agreements.

(b) Reflects the increase of $2,924,000 in depreciation and amortization resulting from the preliminary purchase accounting treatment of Cellar Door. SFX amortizes goodwill over 15 years.

(c) Reflects the elimination of $1,610,000 of historical interest expense.

B. MARQUEE


                                               NINE MONTHS ENDED SEPTEMBER 30, 1998 (IN
                                                              THOUSANDS)
                                            -----------------------------------------------
                                                MARQUEE         PRO FORMA         MARQUEE
                                             PRO FORMA(A)      ADJUSTMENTS      ACQUISITION
                                            -------------- ------------------- ------------
Revenue ...................................    $48,848        $       --         $48,848
Cost of revenue ...........................     30,777                --          30,777
Selling, general and administrative
 expenses .................................     10,650                --          10,650
Depreciation & amortization ...............      3,569             2,438 (b)       6,007
Corporate expenses ........................         --                --              --
Non cash compensation and other non cash
 charges ..................................        367                --             367
                                               -------        ----------         -------
Operating income (loss) ...................      3,485            (2,438)          1,047
Interest expense ..........................      2,359            (2,359))(c)         --
Equity (income) loss from investment ......         --                --              --
Other (income) expenses ...................         --                --              --
                                               -------        ----------         -------
Income/(loss) before income tax expense ...      1,126               (79)          1,047
Income tax expense (benefit) ..............      1,000                --           1,000
                                               -------        ----------         -------
Net income ................................        126               (79)             47
Accretion on put option ...................       (236)               --            (236)
                                               -------        ----------         -------
Net loss applicable to common shares ......    $  (110)       $      (79)        $  (189)
                                               =======        ==========         =======


PRO FORMA ADJUSTMENTS:


(a) Reflects the pro forma results of Marquee. See Marquee's unaudited pro forma condensed combined statement of operations beginning on page 42.

(b) Reflects the increase of $2,438,000 in depreciation and amortization resulting from the preliminary purchase accounting treatment of Marquee. SFX amortizes goodwill over 15 years.


(c) Reflects the elimination of $2,359,000 of historical interest expense.

C. PRO FORMA ADJUSTMENTS

   To reflect the elimination of Cellar Door's equity income in certain PACE businesses. Reflects the incremental amortization expense associated with the fees and expenses incurred in connection with the merger and the Cellar Door acquisition and SFX's incremental interest expense. Reflects no tax benefit on pro forma adjustments given SFX's loss position.


IV. THE PROPOSED EQUITY OFFERING

     Reflects a reduction in interest expense of $7,584,000 due to repayment of outstanding borrowings under the revolving portion of SFX's credit facility in connection with the proposed equity offering.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                  MARQUEE
                                  MARQUEE           1997           PRO FORMA
                                AS REPORTED   ACQUISITIONS(1)     ADJUSTMENTS
                               ------------- ----------------- -----------------
Revenues .....................   $ 21,268         $13,685         $       --
Operating expenses ...........     14,459           9,375               (680)(2)
General and
 administrative expenses            6,316           3,678             (1,003)(2)
Loss on abandonment of
 lease .......................        466              --                 --
Deferred compensation
 and other non-cash
 expenses ....................        145             110               (110)(2)
Depreciation &
 amortization ................        371             105                953 (3)
                                 --------         -------         ----------
Income (loss) from
 operations ..................       (489)            417                840
Interest expense (income),
 net .........................         22             120               (120)(4)
Financing expense ............        756              --                 --
Income (loss) before
 income taxes ................     (1,267)            297                960
Income taxes .................         45              45                 --
                                 --------         -------         ----------
Net income (loss) ............     (1,312)            252                960
Accretion of obligation
 related to the put option
 issued in connection
 with the ProServ
 acquisition .................         59              --                242 (5)
                                 --------         -------         ----------
Net income (loss)
 applicable to common
 stockholders ................   $ (1,371)        $   252         $      718
                                 ========         =======         ==========
Net loss per share
 applicable to common
 stockholders -- basic .......   $  (0.15)
                                 ========
Weighted average common
 stock outstanding ...........      9,377
                                 ========
                                                                                      PRO FORMA
                                                                                       FOR THE
                                                                                       MARQUEE
                                                                                         1997
                                                                                    ACQUISITIONS,
                                                                                       MARQUEE
                                  PRO FORMA                                              1998
                                   FOR THE                                           ACQUISITIONS
                                   MARQUEE         MARQUEE                             AND THE
                                    1997             1998           PRO FORMA          MARQUEE
                                ACQUISITIONS   ACQUISITIONS(6)     ADJUSTMENTS     CREDIT AGREEMENT
                               -------------- ----------------- ----------------- -----------------
Revenues .....................    $34,953          $18,371        $       --          $ 53,324
Operating expenses ...........     23,154           13,795            (2,566)(7)        34,383
General and
 administrative expenses            8,991            3,179               (75) (7)       12,095
Loss on abandonment of
 lease .......................        466               --                --               466
Deferred compensation
 and other non-cash
 expenses ....................        145               --                --               145
Depreciation &
 amortization ................      1,429              132             3,000 (8)         4,561
                                  -------          -------        ----------          --------
Income (loss) from
 operations ..................        768            1,265              (359)            1,674
Interest expense (income),
 net .........................         22              (32)              233 (9)         3,323
                                                                       3,100 (10)
Financing expense ............        756               --                --               756
Income (loss) before
 income taxes ................        (10)           1,297            (3,692)           (2,405)
Income taxes .................         90              287              (324)(11)           53
                                  -------          -------        ----------          --------
Net income (loss) ............       (100)           1,010            (3,368)           (2,458)
Accretion of obligation
 related to the put option
 issued in connection
 with the ProServ
 acquisition .................        301               --                --               301
                                  -------          -------        ----------          --------
Net income (loss)
 applicable to common
 stockholders ................    $  (401)         $ 1,010        $   (3,368)         $ (2,759)
                                  =======          =======        ==========          ========
Net loss per share
 applicable to common
 stockholders -- basic .......    $ (0.03)                                            $  (0.16)
                                  =======                                             ========
Weighted average common
 stock outstanding ...........     16,559                                               17,108
                                  =======                                             ========

1997 PRO FORMA ADJUSTMENTS FOR STATEMENT OF OPERATIONS


(1) Marquee acquired ProServ, Inc. and ProServ Television, Inc., and QBQ Entertainment Inc. in October 1997 and included the results of their operations only from the acquisition date in its consolidated results of operations for the year ended December 31, 1997. Therefore, for pro forma purposes, the results of operations of Marquee's 1997 acquisitions for the period prior to the acquisition date are presented separately and are as follows:



                                                         PROSERV        QBQ       COMBINED
                                                       -----------   ---------   ---------
   Revenues ........................................     $11,987      $1,698     $13,685
   Operating expenses ..............................       8,926         449       9,375
   General and administrative expenses .............       3,240         438       3,678
                                                         -------      ------     -------
                                                            (179)        811         632
   Deferred compensation and other non-cash expenses         110          --         110
   Depreciation and amortization ...................         105          --         105
                                                         -------      ------     -------
   Income (loss) from operations ...................        (394)        811         417
   Interest expense (income), net ..................         152         (32)        120
                                                         -------      ------     -------
   Income (loss) before income taxes ...............        (546)        843         297
   Income taxes ....................................          45          --          45
                                                         -------      ------     -------
   Net income (loss) ...............................     $  (591)     $  843     $   252
                                                         =======      ======     =======



(2) To reduce expenses to reflect contractually agreed to reductions in personnel, officers' salaries, employee benefits and other costs in connection with Marquee's 1997 acquisitions for the period prior to the acquisitions.

(3) To reflect full year amortization of intangibles arising from Marquee's 1997 acquisitions.


(4) To reduce ProServ interest expense to reflect the reduction in debt as a result of the acquisition.


(5)  To reflect full year expense related to the accretion of the put option.


(6) The Marquee 1998 acquisitions consisting of Alphabet City Industries, Inc. and Alphabet City Sport Records, Inc., Cambridge Holding Corporation, Park Associations Limited ("PAL"), Tony Stephen Associates Limited, and Halcyon Days Production, Inc., Robbins Entertainment Group, Inc. and Tollin Robbins Management, LLC (collectively, "Tollin/Robbins") includes the historical results of operations for 1997 as follows:

                               ALPHABET CITY   CAMBRIDGE       PAL      TOLLIN/ROBBINS   TONY STEPHENS    COMBINED
                              --------------- ----------- ------------ ---------------- --------------- -----------
                                                            NOTE (A)                        NOTE (A)
 Revenues ...................      $2,976       $1,319       $4,889         $5,073          $4,114        $18,371
 Operating expenses .........       2,216          768       3,775           3,648           3,388         13,795
 General and
   administrative
   expenses .................         653          571         813             846             296          3,179
                                   ------       ------       ------         ------          ------        -------
                                      107          (20)        301             579             430          1,397
 Depreciation and
   amortization .............           4            9          23              75              21            132
                                   ------       ------       ------         ------          ------        -------
 Income (loss) from
   operations ...............         103          (29)        278             504             409          1,265
 Interest expense
   (income), net ............          --          (12)           (8)           --             (12)           (32)
                                   ------       ------       --------       ------          ------        -------
 Income (loss) before
   income taxes .............         103          (17)        286             504             421          1,297
 Income taxes ...............          23           --          74              80             110            287
                                   ------       ------       -------        ------          ------        -------
 Net income (loss) ..........      $   80       $  (17)      $ 212          $  424          $  311        $ 1,010
                                   ======       ======       =======        ======          ======        =======


----------
Note (a)--Translated from British Pounds at the average exchange rate for the year.


 (7) To adjust expenses to reflect compensation agreements entered into in connection with Marquee's 1998 acquisitions.

 (8) To record the amortization of the intangibles arising from Marquee's 1998 acquisitions--over 10-15 years.

 (9) To record imputed interest expense, at interest rates ranging from 8.4% to 10.5%, on the obligations to certain sellers in connection with Marquee's 1998 acquisitions--$800,000 of imputed interest to be amortized over 4 to 5 years.

(10) To reflect interest expense, at interest rates ranging from 8.4% to 10.5%, total borrowings of $33.1 million, including the amortization of deferred financing costs of approximately $750,000 amortized over 3 years, associated with the Marquee credit agreement used to finance Marquee's 1998 acquisitions.


(11) To record the impact of Marquee's 1998 acquisitions pro forma adjustments, net of the benefit of consolidated net operating loss carryforwards.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                               PRO FORMA
                                                                                                FOR THE
                                                                                                MARQUEE
                                                                                                  1997
                                                                                             ACQUISITIONS,
                                                                                                MARQUEE
                                                                                                  1998
                                                                                              ACQUISITIONS
                                                        MARQUEE                                 AND THE
                                      MARQUEE             1998             PRO FORMA            MARQUEE
                                    AS REPORTED     ACQUISITIONS(1)       ADJUSTMENTS       CREDIT AGREEMENT
                                   -------------   -----------------   -----------------   -----------------
Revenues .......................     $ 35,470           $13,378           $      --             $48,848
Operating expenses .............       23,726             8,544              (1,493)(2)          30,777
General and administrative
 expenses ......................        8,239             2,826                (251)(2)          10,650
                                                                               (164)(3)
Deferred compensation and
 other non-cash expenses .......          367                --                  --                 367
Depreciation & amortization.....        1,463                66               2,040 (4)           3,569
                                     --------           -------           ---------             -------
Income (loss) from
 operations ....................        1,675             1,942                (132)              3,485
Interest expense (income),
 net ...........................          120               (17)                176 (5)           2,359
                                                                              2,080 (6)
                                                                          ---------
Income (loss) before income
 taxes .........................        1,555             1,959              (2,388)              1,126
Income taxes ...................          541               161                 298 (7)           1,000
                                     --------           -------           ---------             -------
Net Income (loss) ..............        1,014             1,798              (2,686)                126
Accretion of obligation
 related to the put option
 issued in connection with
 the ProServ acquisition .......          236                --                  --                 236
                                     --------           -------           ---------             -------
Net income (loss) applicable
 to common stockholders ........     $    778           $ 1,798           $  (2,686)            $  (110)
                                     ========           =======           =========             =======
Net income (loss) per share
 applicable to common
 stockholders--basic and
 dilutive ......................     $   0.05                                                   $ (0.01)
                                     ========                                                   =======
Weighted average common
 stock outstanding .............       16,801                                                    17,124
                                     ========                                                   =======

1998 PRO FORMA ADJUSTMENTS FOR STATEMENT OF OPERATIONS


(1) Marquee acquired Alphabet City, Cambridge, PAL, Tollin/Robbins, and Tony Stephens during 1998 and included the results of their operations only from the acquisition date in its consolidated results of operations for the nine months ended September 30, 1998. Therefore, for pro forma purposes, the results of operations of Marquee's 1998 acquisitions for the period prior to the acquisition date are presented separately and are as follows:



                                ALPHABET                                  TOLLIN/        TONY
                                  CITY       CAMBRIDGE         PAL        ROBBINS      STEPHENS       COMBINED
                               ----------   -----------   ------------   ---------   ------------   -----------
Revenues ...................     $1,476        $691          $2,576       $5,509        $3,126        $13,378
Operating expenses .........      1,186        303           1,966         2,424        2,665           8,544
General and administrative
 expenses ..................        346        156             906         1,259          159           2,826
                                 ------        ----          ------       ------        ------        -------
                                    (56)       232            (296)        1,826          302           2,008
Depreciation and
 amortization ..............          4          2              --            50           10              66
                                 ------        ----          ------       ------        ------        -------
Income (loss) from
 operations ................        (60)       230            (296)        1,776          292           1,942
Interest expense (income),
 net .......................         --           (1)             (8)         --             (8)          (17)
                                 ------        ------        --------     ------        --------      -------
Income (loss) before income
 taxes .....................        (60)       231            (288)        1,776          300           1,959
Income taxes ...............         20         85             (30)                        86             161
                                 ------        -----         -------                    -------       -------
Net income (loss) ..........     $  (80)       $146          $(258)       $1,776        $ 214         $ 1,798
                                 ======        =====         =======      ======        =======       =======



(2) To adjust expenses to reflect compensation agreements entered into in connection with Marquee's 1998 acquisitions.

(3) To reduce expenses for loss on transfer of property to former owners of PAL and other nonrecurring costs.

(4) To record the amortization of the excess of the purchase price over the net assets acquired associated with Marquee's 1998 acquisitions--over 10-15 years.

(5) To record imputed interest expense, at interest rates ranging from 8.4% to 10.5%, on the obligations to certain sellers in connection with Marquee's 1998 acquisitions--$800,000 of imputed interest to be amortized over 4 to 5 years.

(6) To reflect interest expense, at interest rate ranging from 8.4% to 10.5%, total borrowings of $33.1 million, including the amortization of deferred financing costs of approximately $750,000 amortized over 3 years, associated with the Marquee credit agreement used to finance Marquee's 1998 acquisitions.

(7) To record the impact of Marquee's 1998 acquisitions Pro Forma Adjustments, net of the benefit of consolidated net operating loss carryforwards.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of the financial condition and results of operations of SFX should be read in conjunction with the consolidated financial statements and related notes thereto included in this prospectus. The following discussion contains certain forward-looking statements that involve risks and uncertainties. SFX's actual results could differ materially from those discussed herein. Factors that could cause or contribute to the differences are discussed in "Risk Factors" and elsewhere in this prospectus. SFX undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

     SFX's core business is the promotion and production of live entertainment events, most significantly for concert and other music performances in venues owned and/or operated by SFX and in third-party venues. In connection with all of its live entertainment events, SFX seeks to maximize related revenue streams, including the sale of corporate sponsorships, the sale of concessions and the merchandising of a broad range of products. On a pro forma basis for SFX's 1998 acquisitions and the pending Marquee and Cellar Door acquisitions, SFX's music businesses, including venue operations, comprised approximately 61% of net revenues, theater comprised approximately 21% of net revenues, sports, including representation of professional athletes and specialized motor sports, comprised approximately 10% of net revenues and other operations comprised approximately 8% of SFX's net revenues for the nine months ended September 30, 1998.

     Promotion of events involves booking talent, renting or providing the event venue, marketing the event to attract ticket buyers and providing for local services required in the production of the event, such as security and stage hands. Promoters generally receive revenues from the sale of tickets and sponsorships. When an event is promoted at a venue owned or managed by the promoter, the promoter also generally receives a percentage of revenues from concessions, merchandising, parking, premium box seats and ticket rebates. SFX earns promotion revenues principally by promoting music concerts, touring Broadway shows and specialized motor sports events.

     Production of events involves developing the event content, hiring artistic talent and managing the actual production of the event with the assistance of the local promoter. Producers generally receive revenues from guarantees and from profit sharing agreements with promoters, a percentage of the promoters' ticket sales, merchandising, sponsorships, licensing and the exploitation of intellectual property and other rights related to the production. SFX earns revenues by producing:

 o touring Broadway shows;


 o specialized motor sports events; and

 o other proprietary and non-proprietary entertainment events.


THE SPIN-OFF

     On April 27, 1998, SFX Broadcasting, Inc., a company primarily engaged in the radio broadcasting business, spun off SFX, one of its subsidiaries. In connection with the spin-off, SFX and Broadcasting entered into a distribution agreement, a tax sharing agreement and an employee benefits agreement, each of which provides for certain indemnification obligations by SFX. See "--Liquidity and Capital Resources--Spin-Off."

FINANCINGS


     NEW NOTE OFFERING


     On November 25, 1998, SFX completed an offering of $200.0 million in principal amount of 91/8% Senior Subordinated Notes due December 1, 2008. Interest is payable on the new notes on June 1 and December 1 of each year. SFX used the proceeds from the new note offering to repay substantially all outstanding borrowings under the revolving portion of its credit facility. SFX is obligated to offer to exchange substantially identical publicly registered notes for all outstanding new notes.


     OLD NOTE OFFERING

     On February 11, 1998, SFX completed an offering of $350.0 million in principal amount of 91/8% Senior Subordinated Notes due February 1, 2008. Interest is payable on the old notes on February 1 and August 1 of each year. SFX used the proceeds from the old note offering and the initial borrowings under SFX's credit facility to consummate certain of SFX's 1998 acquisitions. On July 15, 1998, SFX consummated the exchange of substantially identical publicly registered notes for all outstanding old notes. All original old notes were tendered for exchange and were canceled upon the issuance of the same principal amount of exchange notes.

     SENIOR CREDIT FACILITY

     On February 26, 1998, SFX executed a Credit and Guarantee Agreement which established a $300.0 million senior secured credit facility comprised of a $150.0 million eight-year term loan and a $150.0 million seven-year reducing revolving credit facility. On September 10, 1998, SFX entered into an agreement with The Bank of New York to increase the revolving portion of SFX's credit facility for a total borrowing availability of $350.0 million under its credit facility. SFX was required to obtain the consent of the lenders under its credit facility to consummate the new note offering. In connection with such consent, the applicable margins under its credit facility were amended. In connection with the proposed equity offering, SFX is seeking a consent from the lenders under its credit facility. See "--Sources of Liquidity."

     SFX has had discussions with its lenders regarding an amendment to its credit facility that would increase total borrowing availability thereunder to $550.0 million and modify certain covenants. Although no assurances can be given, SFX expects to enter into this amendment by the end of the first quarter of 1999.

     1998 EQUITY OFFERING

     On May 27, 1998, SFX consummated an offering of 8,050,000 shares of Class A common stock at an offering price of $43.25 per share (the "1998 Equity Offering") and received net proceeds of approximately $329.0 million. SFX used the proceeds to consummate certain of its 1998 acquisitions, to fund $97.3 million of tax indemnity payments and to pay fees and other expenses. See "--Liquidity and Capital Resources."

     PROPOSED EQUITY OFFERING

     SFX anticipates issuing approximately 4,000,000 shares of Class A common stock in the proposed equity offering. See "--Liquidity and Capital Resources--Sources of Liquidity."


1997 ACQUISITIONS


     SFX entered the live entertainment business in January 1997 with Broadcasting's acquisition of Delsener/Slater, a New York-based concert promotion company for an aggregate consideration of $26.8 million. Delsener/Slater has long-term leases or is the exclusive promoter for many of the major concert venues in the New York City metropolitan area, including the Jones Beach Amphitheater, a 14,000-seat complex located in Wantagh, New York, and the PNC Bank Arts Center, a 17,500-seat complex located in Holmdel, New Jersey, which was formerly known as the Garden State Arts Center. In March 1997, Delsener/Slater acquired, for aggregate consideration of $23.8 million, companies which hold a 37-year lease to operate the Meadows, a 25,000-seat indoor/outdoor complex located in Hartford, Connecticut. In June 1997, Broadcasting acquired Sunshine Promotions, Inc., a concert promoter in the Midwest, and certain other related companies for an aggregate cash consideration of $57.5 million and $4.0 million shares of Broadcasting stock. As a result of the acquisition of Sunshine Promotions, the Company owns the Deer Creek Music Theater, a 21,000-seat complex located in Indianapolis, Indiana, and the Polaris Amphitheater, a 20,000-seat complex located in Columbus, Ohio, and has a long-term lease to operate the Murat Centre, a 2,700-seat theater and 2,200-seat ballroom located in Indianapolis, Indiana. See "Business--1997 Acquisitions."


     The cash portion of the purchase price for the 1997 Acquisitions was financed through capital contributions from Broadcasting.


     ACQUISITION OF WESTBURY


     On January 8, 1998, SFX acquired a long-term lease for Westbury Music Fair, located in Westbury, New York, for an aggregate consideration of approximately $3.0 million and 75,019 shares of Class A common stock having a negotiated value of approximately $1.0 million, which are subject to certain put and call rights. During the period between the closing and January 8, 2000, SFX has the right to repurchase all of such shares for an aggregate consideration of $2.0 million, and the seller has the right to require SFX to purchase all of such shares for an aggregate consideration of $750,000. SFX financed the purchase price with its cash on hand.


     ACQUISITION OF PACE AND PAVILION PARTNERS


     On February 25, 1998, SFX acquired all of the outstanding capital stock of PACE. In connection with the PACE acquisition, the Company acquired 100% of Pavilion, a partnership that owns interests in ten venues, by acquiring one-third of Pavilion through the acquisition of PACE and acquiring two-thirds of Pavilion through separate agreements between SFX and Pavilion, PACE and Blockbuster and PACE and Sony. The total consideration for the PACE acquisition was approximately $109.5 million in cash, the repayment of approximately $20.6 million of debt and the issuance of 1.5 million shares of Class A common stock having a negotiated value of approximately $20.0 million. The total consideration for the Pavilion acquisition was approximately $90.6 million, comprised of $41.4 million in cash, the repayment of $43.1 million of debt and the assumption of approximately $6.1 million of debt related to a capital lease. See "--Liquidity and Capital Resources--Future Contingent Payments." SFX financed the purchase price with borrowings under its credit facility and with a portion of the proceeds of the old note offering.

     ACQUISITION OF CONTEMPORARY

     On February 27, 1998, SFX acquired Contemporary. The Contemporary acquisition involved the merger of Contemporary International Productions Corporation with and into SFX, the acquisition by a wholly-owned subsidiary of SFX of substantially all of the assets, excluding certain cash and receivables, of the remaining members of Contemporary and the acquisition of the 50% interest in the Riverport Amphitheatre Joint Venture not owned by Contemporary. The total consideration for the Contemporary acquisition was approximately

$101.4 million, including $72.8 million in cash, a payment for working capital of $9.9 million, and the issuance of 1,402,850 shares of Class A common stock having a negotiated value of approximately $18.7 million. See "--Liquidity and Capital Resources--Future Contingent Payments." In May 1998, SFX and the Contemporary sellers agreed to place 140,000 of the shares issued in connection with the Contemporary acquisition into an escrow account. SFX may, at any time before May 18, 1999, cancel the escrowed shares in full settlement of certain claims which SFX has made against the Contemporary sellers. SFX financed the purchase price with borrowings under its credit facility and with a portion of the proceeds of the old note offering.

     ACQUISITION OF BGP

     On February 24, 1998, SFX acquired all of the outstanding capital stock of BGP for a total consideration of $60.8 million in cash, $12.0 million in repayment of debt, which amount was at least equal to BGP's working capital, and 562,640 shares of Class A common stock having a negotiated value of approximately $7.5 million. SFX financed the purchase price with borrowings under its credit facility and with a portion of the proceeds of the old note offering.

     ACQUISITION OF NETWORK

     On February 27, 1998, SFX acquired Network. In the Network acquisition, SFX acquired all of the outstanding capital stock of each of The Album Network, Inc. and SJS Entertainment Corporation and purchased substantially all of the assets and properties and assumed substantially all of the liabilities and obligations of The Network 40, Inc. The total purchase price paid was approximately $66.8 million, including approximately $52.0 million in cash, a payment for working capital of $1.8 million, reimbursed seller's costs of $500,000, the purchase of an office building and related property for approximately $2.5 million and the issuance of approximately 750,000 shares of Class A common stock having a negotiated value of approximately $10.0 million. The purchase price is subject to an increase based on Network's actual 1998 EBITDA, as defined in the acquisition agreement. The increase will be $4.0 million if such EBITDA equals or exceeds $9.0 million, and may be as much as $14.0 million if such EBITDA is greater than $11.0 million. Any increase will be payable in Class A common stock, or in certain circumstances in cash, by no later than March 20, 1999. See "--Liquidity and Capital Resources--Future Contingent Payments." The $2.5 million purchase of the office building and related property used in connection with Network's business was comprised of cash of $700,000 and the assumption of debt of $1.8 million. SFX financed the purchase price with borrowings under its credit facility and with a portion of the proceeds of the old note offering. In connection with the Network acquisition, the selling stockholders were reimbursed for working capital in excess of $500,000.

     ACQUISITION OF CONCERT/SOUTHERN

     On March 4, 1998, SFX acquired Concert/Southern for a total cash consideration of $16.9 million. This amount includes payments of $1.6 million, representing the present value of a deferred purchase obligation, and $300,000 for the working capital adjustment. SFX financed the purchase price with borrowings under its credit facility and with a portion of the proceeds of the old note offering.

     ACQUISITION OF USA MOTOR SPORTS

     On March 25, 1998, PACE acquired a 67% interest in certain assets and liabilities of USA Motor Sports for an aggregate cash consideration of approximately $4.0 million. Contemporary held the remaining 33% interest.

     ACQUISITION OF AVALON

     On May 14, 1998, SFX acquired all the outstanding equity interests in Avalon for a total cash purchase price of $26.8 million. SFX financed the purchase price with borrowings under the Senior Credit Facility, which it subsequently repaid with a portion of the proceeds from the 1998 Equity Offering.

     ACQUISITION OF OAKDALE

     On June 3, 1998, SFX acquired certain assets of Oakdale for a purchase price of $9.4 million in cash and the assumption of $2.5 million of liabilities. At the closing, SFX also made a non-recourse loan to the Oakdale sellers in the amount of $11.4 million, a portion of which was used to repay outstanding indebtedness. In addition, SFX may be required to make an additional payment to the sellers based on the Oakdale and Meadows combined EBITDA, as defined in the acquisition agreement. If this EBITDA exceeds $5.5 million in 1999, SFX will be obligated to pay the amount of such excess multiplied by a factor of between 5.0 and 5.8. SFX financed the purchase price with a portion of the proceeds from the 1998 Equity Offering.

     ACQUISITION OF FAME

     On June 4, 1998, SFX acquired all of the outstanding capital stock of FAME. The aggregate purchase price for FAME was approximately $82.2 million in cash and 1.0 million shares of Class A common stock having a negotiated value of approximately $35.9 million. The cash portion of the purchase price includes $7.9 million which SFX paid in connection with certain taxes to which FAME will be subject and excluding approximately $4.7 million of taxes paid which will be refunded to SFX in 1999. Under the FAME acquisition agreement, SFX is obligated to pay to the FAME sellers additional amounts up to an aggregate of $15.0 million in equal annual installments over 5 years contingent on the achievement of certain EBITDA targets, as described in the acquisition agreement. See "--Liquidity and Capital Resources--Future Contingent Payments." The agreement also provides for additional payments by SFX if FAME's EBITDA performance exceeds the targets by certain amounts. The additional payments are to be made within 120 days after the end of the year to which they relate. SFX financed the purchase price with a portion of the proceeds from the 1998 Equity Offering.

     ACQUISITION OF DON LAW

     On July 2, 1998, SFX acquired certain assets of Don Law, for an aggregate cash consideration of approximately $92.2 million, including the repayment of approximately $7.0 million in debt. SFX financed the purchase price with a portion of the proceeds of the 1998 Equity Offering.

     ACQUISITION OF MAGICWORKS

     On September 11, 1998, SFX purchased all of the outstanding shares of common stock of Magicworks, a publicly traded company, for a total consideration of approximately $115.7 million in cash. SFX consummated the acquisition by means of a tender offer, in which it purchased approximately 98.7% of the Magicworks shares, followed by a merger in which the remaining shares were converted into cash consideration. SFX financed the acquisition with available cash and borrowings under its credit facility.

     OTHER ACQUISITIONS

     In the third quarter of 1998, SFX completed the acquisition of seven companies in the theatrical and music segments. The seven acquisitions included two concert promotion companies, two theatrical presenters, a theatrical presenter and venue owner/operator, a concert merchandising company and an equity owner of an SFX amphitheater. The aggregate purchase price for these acquisitions was $107.2 million in cash, $8.2 million in deferred purchase consideration and 300,000 shares of Class A common stock having a negotiated value of approximately $10.0 million, which are subject to piggyback and demand registration rights. SFX may also be required to make additional payments to the sellers of certain of the acquired companies based on the companies' EBITDA as defined in the acquisition agreements for the years 1998 through 2000. SFX financed the purchase prices with available cash and a portion of the proceeds of the 1998 Equity Offering.

     The foregoing descriptions do not purport to be complete descriptions of the terms of the acquisition agreements and are qualified by reference to the acquisition agreements. Copies of certain of these acquisition agreements are exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference. Pursuant to the acquisition agreements and the related agreements, SFX:

    o under certain circumstances, may be required to repurchase shares of its Class A common stock or make additional payments in connection therewith (See "--Liquidity and Capital Resources--Future Contingent Payments");

    o has granted certain rights of first refusal, certain of which are exercisable at 95% of the proposed purchase price; and

    o in connection with the PACE acquisition, has granted Brian Becker, an Executive Vice President, a Member of the Office of the Chairman and a director of SFX, the option to acquire, after February 25, 2000, SFX's then existing motor sports line of business -- or, if that business has previously been sold, SFX's then existing theatrical line of business -- at its then fair market value.

See "Risk Factors--SFX may be forced to sell some of its subsidiaries, which may prevent SFX from realizing the full value of these subsidiaries" and "Management-- Employment Agreements and Arrangements with Certain Officers and Directors--Becker Employment Agreement."

     SFX's 1998 acquisitions were accounted for using the purchase method of accounting, and the intangible assets created in the purchase transactions will generally be amortized against future earnings, if any, over a 15-year period. The amount of amortization will be substantial and will continue to affect SFX's operating results in the future. These expenses, however, do not result in an outflow of cash by SFX and do not impact EBITDA.

     The consummation of the acquisitions by SFX and other future acquisitions will result in substantial charges to earnings relating to interest expense and the recognition and amortization of goodwill and other intangible assets. As of September 30, 1998, SFX's goodwill was approximately $905.0 million. This balance will substantially increase due to the pending Marquee and Cellar Door acquisitions. Goodwill and other intangible assets are being amortized using the straight-line method over periods up to 15 years.


RECENT ACQUISITION

     On January 11, 1999, SFX completed the acquisition of a company in the concert promotion and production industry, for a total consideration of $39.0 million. This amount includes $6.5 million in deferred purchase consideration based on foreign tax credits SFX may become entitled to before January 2004 and $4.0 million in deferred purchase consideration based on the seller's EBITDA, as defined in the acquisition agreement. SFX financed the acquisition with borrowings under its credit facility.

PENDING ACQUISITIONS

  MARQUEE ACQUISITION

     On July 23, 1998, SFX and Marquee entered into the merger agreement whereby a wholly-owned subsidiary of SFX will be merged with and into Marquee and Marquee will become a wholly-owned subsidiary of SFX. The merger agreement, as amended, provides that each share of Marquee common stock will be converted into a number of shares of Class A common stock based on the Exchange Ratio (as defined on page 97).


  CELLAR DOOR ACQUISITION

     In January 1999, SFX entered into a stock purchase agreement with John J. Boyle and members of his family, the stockholders of the Cellar Door group of companies. Under the terms of this agreement, SFX will acquire all of the issued and outstanding capital stock of Cellar Door for a purchase price of:

    o $70.0 million in cash payable at closing, less an amount equal to Cellar Door's "secured fund" indebtedness and capitalized leases;

    o shares of Class A common stock with a value of $20.0 million, up to $15.0 million of which SFX may elect to pay in cash; and

    o $8.5 million payable in five equal annual installments beginning on the first anniversary of the closing date. In addition, SFX will issue to the seller options to purchase 100,000 shares of Class A common stock. See "Agreements Related to the Pending Acquisitions--Cellar Door."

     NEDERLANDER ACQUISITION

     On February 1, 1999, SFX and the owners of Nederlander entered into definitive agreements for the acquisition of certain interests in seven venues and other assets of Nederlander for an aggregate purchase price of approximately $93.6 million in cash. SFX made payments to the sellers upon signing of the agreements in the aggregate amount of $7.5 million as a down payment toward the aggregate purchase price. SFX is required to make an additional down payment to the sellers of $5.0 million toward the aggregate purchase price if and when a second request for additional information is made under the HSR Act. The agreement relating to the venues in Cincinnati requires SFX to make an earn-out payment to the sellers in 2000 of up to $3.2 million depending on the level of earnings generated by operation of the Crown Arena. If SFX sells or transfers any of the interests in Crown Arena within ten years of the closing, SFX will be obligated to pay a portion of the consideration it receives to the sellers of Nederlander. The agreement relating to Mesa del Sol Centre for the Performing Arts provides for earn-out payments based on the financial performance of this venue. See "Agreements Related to the Pending Acquisitions--Nederlander." The closing will be subject to customary closing conditions, including obtaining the required approval under the HSR Act.

     ISI ACQUISITION

     On January 26, 1999, SFX entered into a definitive agreement to acquire Integrated Sports International for an aggregate purchase price of $14.1 million in cash and 60,000 shares of Class A common stock. In addition, during the five year period following the closing of the acquisition, SFX may be required to make additional payments of up to $7.5 million in cash and 50,000 shares of Class A common stock, based on the achievement by ISI of certain target levels of EBITDA, as defined in the acquisition agreement, during such period. SFX expects to complete the ISI acquisition during the first quarter of 1999.

     SFX expects to complete the pending Marque, Cellar Door and ISI acquisitions during the first quarter of 1999 and the Nederlander acquisition during the second quarter of 1999. However, the timing and completion of SFX's pending acquisitions are subject to a number of customary closing conditions, certain of which are beyond the control of SFX including, in the case of the Nederlander acquisition, approvals under the HSR Act. No assurance can be given that SFX will be able to complete its pending acquisitions on the terms described herein or at all. See "Risk Factors--If SFX is unable to complete its pending acquisitions, SFX's business and stock price may suffer."

     The pending acquisitions will be accounted for using the purchase method of accounting and intangible assets created in the purchase transaction will generally be amortized against future earnings over a fifteen-year period. The amount of such amortization will be substantial and will continue to affect SFX's operating results in the future. These expenses, however, do not result in an outflow of cash by SFX and do not impact EBITDA.

     The consummation of the pending acquisitions by SFX and other future acquisitions will result in substantial charges to earnings relating to interest expense and the recognition and amortization of goodwill and other intangible assets. As of September 30, 1998, SFX's goodwill and other intangibles was approximately $905.0 million. This balance will increase due to the pending Marquee, Cellar Door, Nederlander and ISI acquisitions. Goodwill and other intangibles are being amortized using the straight-line method over 2-15 years.

     SFX is also currently pursuing certain additional acquisitions; however, it has not entered into any definitive agreements with respect to such acquisitions, and there can be no assurance that it will do so. See "Risk Factors--If SFX is unable to complete other acquisitions in the future, SFX's business and stock price may suffer."

AGREEMENT WITH TICKETMASTER

     On November 16, 1998, SFX and Ticketmaster entered into a binding letter of intent pursuant to which SFX granted Ticketmaster the exclusive right to sell and distribute tickets for SFX's events worldwide.

PROPOSED STOCK OPTION PLAN

     Following a recommendation of SFX's compensation committee, SFX has, subject to stockholder approval, adopted a new incentive stock option plan covering options to acquire up to three million shares of Class A common stock and approved the grant of the options thereunder to acquire shares of Class A common stock. SFX anticipates that the proposed stock option plan will be submitted to a vote of the stockholders at SFX's first annual meeting scheduled to be held in the spring of 1999.

RESULTS OF OPERATIONS

     The operating performance of entertainment companies, such as SFX, is measured, in part, by their ability to generate EBITDA. Further, SFX uses EBITDA as its primary indicator of its operating performance, and secondarily as a measure of liquidity. "EBITDA" is defined as earnings before interest, taxes, other income, net equity income (loss) from investments and depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, SFX believes that the entertainment industry accepts EBITDA as a generally recognized measure of performance and analysts who report publicly on the performance of entertainment companies use EBITDA. Nevertheless, you should not consider this measure in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with GAAP. EBITDA, as SFX calculates it, may not be comparable to calculations of similarly titled measures presented by other companies.

     SFX's operations consist primarily of:

    o  concert promotion and venue operation;

    o the promotion and production of theatrical events, particularly touring Broadway shows;

    o  the promotion and production of motor sports events; and

    o  representation of professional athletes.


SFX also engages in various other activities ancillary to its live entertainment businesses.

     CONCERT PROMOTION/VENUE OPERATION


     SFX's concert promotion and venue operation business consists primarily of the promotion of concerts and operation of venues primarily for use in the presentation of musical events. SFX's primary source of revenues from its concert promotion activities is from ticket sales at events promoted by SFX. As a venue operator, SFX's primary sources of revenue are sponsorships, concessions, parking and other ancillary services, derived principally from events promoted by SFX.

     Revenue from ticket sales is affected primarily by the number of events SFX promotes, the average ticket price and the number of tickets sold. The average ticket price depends on the popularity of the artist whom SFX is promoting, the size and type of venue and the general economic conditions and consumer tastes in the market where the event is being held. Revenue and margins are also affected significantly by the type of contract entered into with the artist or the artist's representative. Generally, the promoter or venue operator will agree to pay the artist the greater of a minimum guarantee or a profit sharing payment based on ticket revenue, less certain show expenses. The promoter or venue operator assumes the financial risk of ticket sales and is responsible for local production and advertising of the event. However, in certain instances, the promoter agrees to accept a fixed fee from the artist for its services, and the artist assumes all financial risk. When the promoter or venue operator assumes the financial risk, all revenue and expenses associated with the event are recorded. When the artist assumes the risk, only the fee is recorded. As a result, operating margins would be significantly greater for fee-based events as opposed to events for which SFX assumes the risk of ticket sales, although profits per event would tend to be lower. Operating margins can vary from period to period.

     SFX's most significant operating expenses are talent fees, production costs, venue operating expenses, including rent, advertising costs and insurance expense. The booking of talent in the concert promotion business generally involves contracts for limited engagements, often involving a small number of performances. Talent fees depend primarily on the popularity of the artist, the ticket price that the artist can command at a particular venue and the expected level of ticket sales. Production costs and venue operating expenses have substantial fixed cost components and lesser variable costs primarily related to expected attendance.


     THEATRICAL


     SFX's theatrical operations are directed mainly towards the promotion and production of touring Broadway shows, which generate revenues primarily from ticket sales and sponsorships. SFX may also participate in ancillary revenues, such as concessions and merchandise sales, depending on its agreement with a particular local promoter/venue operator. Revenue from ticket sales is primarily affected by the popularity of the production and the general economic conditions and consumer tastes in the particular market and venue where the production is presented. To reduce its dependency on the success of any single touring production, SFX sells advance annual subscriptions that provide the purchaser with tickets for all of the shows that SFX intends to tour in the particular market during the touring season. Historically, approximately 28% of ticket sales for touring Broadway shows presented by SFX were sold through advance annual subscriptions. Subscription related revenues received before the event date are initially recorded on the balance sheet as deferred revenue; after the event occurs, they are recorded on the statement of operations as gross revenue. Expenses are capitalized on the balance sheet as prepaid expenses until the event occurs. Subscriptions for touring Broadway shows typically cover approximately two-thirds of SFX's break-even cost point for those shows.


     Principal operating expenses related to touring shows include talent, rent, advertising and royalties. Talent costs are generally fixed once a production is cast. Rent and advertising expense may be either fixed or variable based on the arrangement with the particular local promoter/venue operator. Royalties are generally paid as a percentage of gross ticket sales.


     SFX also makes minority equity investments in original Broadway productions, principally as a means to obtain rights for touring shows, and in certain touring Broadway shows. These investments are accounted for using either the equity method or the cost method of accounting, based on the relative size of the investment. SFX monitors the recoverability of these investments on a regular basis, and SFX may be required to take write-offs if the original production closes or if SFX determines that the production will not recoup the investment. The timing of any write-off could adversely affect operating results in a particular quarter.


     MOTOR SPORTS


     SFX's motor sports activities consist principally of the promotion and production of specialized motor sports, which generate revenues primarily from ticket sales and sponsorships, as well as merchandising and video rights associated with producing motor sports events. Ticket prices for these events are generally lower than for theatrical or music concert events, generally ranging from $5 to $30. Revenue from these sources is primarily affected by the type of event and the general economic conditions and consumer tastes in the particular markets and venues where the events are presented. Event-related revenues received before the event date are initially recorded on the balance sheet as deferred revenue. After the event occurs, they are recorded on the statement of operations as gross revenue. Expenses are deferred on the balance sheet as prepaid expenses until the event occurs.


     Operating expenses associated with motor sports activities include talent, rent, track preparation costs, security and advertising. These operating expenses are generally fixed costs that vary based on the type of event and venue where the event is held.


     Under certain circumstances, SFX may be required to sell either its motor sports or theatrical lines of business. See "Risk Factors--SFX may be forced to sell some of its subsidiaries, which may prevent SFX from realizing the full value of these subsidiaries."

     REPRESENTATION OF PROFESSIONAL ATHLETES

     Through FAME, SFX's talent representation activities consist principally of the representation of team sports athletes, primarily in the NBA, in player contract and endorsement negotiations. FAME also provides certain investment advisory services to its clients through an affiliate. FAME typically receives a percentage of monies earned by a player, generally approximately 4% of a player's sports contract and typically from 15% to 25% of endorsement deals. Revenue from these sources is recognized as the player receives his salary or endorsement payments based on the terms of the negotiated agreement. Revenue from these sources is dependent upon a number of variables, many of which are outside SFX's control, including a player's skill, health, public appeal and the appeal of the sport in which the player participates. Principal operating expenses include salaries, wages and travel and entertainment expenses.



     On a pro forma basis for SFX's 1998 acquisitions, FAME's revenues would have comprised approximately 1.0% of SFX's revenues for the nine months ended September 30, 1998. The owners of the teams in the NBA had locked out their players from participation in league activities and suspended the 1998-99 basketball season indefinitely, causing cancellation of some of the games for the 1998-99 basketball season. The suspension of the NBA season ended on January 6, 1999, and the NBA season began February 5, 1999 with a reduced game schedule. The cancellation of over 30 games for the current NBA season will have a negative impact on FAME's revenues and EBITDA.



     OTHER BUSINESSES

     SFX's other principal businesses include the production and distribution of radio industry trade magazines, the production of radio programming content and show-prep material and the provision of radio air play and music retail research services. The primary sources of revenues from these activities include the sale of advertising space in its publications and the sale of advertising time on radio stations that carry its syndicated shows, subscription fees for its trade publications and subscription fees for access to its database of radio play lists and audience data. Revenues generally vary based on the overall advertising environment and competition.

     SFX also provides marketing and consulting services pursuant to contracts with individual clients for specific projects. Revenues from and costs related to these services vary based on the type of service being provided and the incremental associated costs.

     SEASONALITY

     SFX's operations and revenues have been largely seasonal in nature, with generally higher revenue generated in the second and third quarters of the year. For example, on a pro forma basis for SFX's 1997 and 1998 acquisitions, SFX generated approximately 63% of its revenues in the second and third quarters for the twelve months ended September 30, 1998. SFX's outdoor venues are primarily used in the summer months and do not generate substantial revenue in the late fall, winter and early spring. Similarly, the musical concerts that SFX promotes largely occur in the second and third quarters. SFX's entertainment marketing and consulting in connection with musical concerts also predominantly generate revenues in the second and third quarters. Therefore, the seasonality of SFX's business causes -- and will probably continue to cause -- a significant variation in SFX's quarterly operating results. These variations in demand could have a material adverse effect on the timing of SFX's cash flows and, therefore, on its ability to service its obligations with respect to its indebtedness. However, SFX believes that this variation may be somewhat offset with the acquisition of typically non-summer seasonal businesses in SFX's 1998 acquisitions, such as motor sports, which is winter-seasonal, and touring Broadway shows, which typically tour between September and May.

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RECENT DEVELOPMENTS

     SFX expects to release its results of operations for the fourth quarter and fiscal year ended December 31, 1998 on or about March 1, 1999. Although its year-end audit has not been completed, SFX expects to report that revenues, operating income and EBITDA during the fourth quarter of 1998 did not grow at the same rate as during the nine months ended September 30, 1998. This is principally due to the loss of revenue during the NBA lock-out and results in SFX's theatrical business, which were adversely affected in part by the Livent bankruptcy. In addition, as a result of the bankruptcy filing of Livent in November, 1998, SFX is considering a one-time, non-cash charge of approximately $5.6 million in the fourth quarter of 1998 in order to fully reserve against advances relating to the touring productions of Ragtime and Showboat. Management's expectations are based on a preliminary review of the results of operations of SFX, its recently acquired companies and Cellar Door and Marquee for the fourth quarter of 1998. Actual results may deviate from our current expectations.


HISTORICAL RESULTS

   NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1997

     SFX's revenue increased by $606.0 million to $680.4 million for the nine months ended September 30, 1998, compared to $74.4 million for the nine months ended September 30, 1997, primarily as a result of $578.5 million attributable to SFX's 1998 acquisitions and $12.4 million attributable to the acquisitions of the Meadows in March 1997 and Sunshine Promotions in June 1997. SFX's 1998 acquisitions significantly increased the concert promotion and venues operation business and expanded SFX's business to include theatrical promotion and production, motor sports promotion and production, representation of professional athletes and radio magazine publishing, programming and research.

     Cost of revenue increased by $539.5 million to $602.5 million for the nine month period ended September 30, 1998, compared to $63.0 million for the nine months ended September 30, 1997, primarily as a result of $513.5 million attributable to SFX's 1998 acquisitions and $12.6 million attributable to the acquisition of Sunshine Promotions in June 1997.

     Depreciation and amortization expense increased to $40.3 million for the nine month period ended September 30, 1998, compared to $4.0 million for the nine month period ended September 30, 1997, due to the inclusion of $31.1 million of depreciation and amortization expense related to SFX's 1998 acquisitions and the acquisition of Sunshine Promotions in June 1997 and $1.2 million related to the completion of capacity expansion projects at two amphitheaters. In addition, SFX recorded a $2.7 million write down of deferred expense relating to the Triathlon Broadcasting Company agreement and recorded $1.3 million of integration costs for the nine month period ended September 30, 1998. SFX recorded the fixed assets of the SFX's 1998 acquisitions and the Sunshine Promotions acquisition at fair value and recorded intangible assets equal to the excess of purchase price over the fair value of the net tangible assets, which are being amortized over a 2-15 year period.

     Corporate expenses were $5.8 million for the nine month period ended September 30, 1998, net of $398,000 in fees earned from Triathlon, compared to $1.3 million for the nine months ended September 30, 1997, net of Triathlon fees of $1.7 million. The increase in corporate expense reflects the growth of SFX's operations and the formation of SFX Live, the national marketing division of the Company. The fees earned from Triathlon are based on consulting services provided by or on behalf of SCMC, a private investment company in which Messrs. Sillerman and Tytel have economic interests, that makes investments in and

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


provides financial consulting services to companies engaged in the media business. These fees fluctuate above the minimum annual fee of $500,000 based on the level of acquisition and financing activities of Triathlon. SCMC previously assigned its rights to receive fees payable from Triathlon to Broadcasting, and Broadcasting assigned its rights to receive the fees to SFX, pursuant to the distribution agreement. Triathlon has announced that it has agreed to be acquired by a third party. When Triathlon is acquired, it will cease paying consulting fees. See "Certain Relationships and Related Transactions--Triathlon Fees."

     Non-cash compensation and other non-cash charges recorded in the second and third quarter of 1998 of $32.9 million consisted of:

 o $23.9 million of compensation related to sale of 650,000 shares of Class B common stock and 190,000 shares of Class A common stock at a purchase price of $2.00 per share to certain executive officers pursuant to employment agreements;

 o $7.5 million associated with the issuance of 247,177 shares of Class A common stock to Mr. Sillerman in connection with the repurchase (the "Meadows Repurchase") of shares of Broadcasting issued to the sellers of Meadows; and

 o $1.5 million related to the issuance of stock options to certain executive officers pursuant to employment agreements exercisable for an aggregate of 352,500 shares of SFX Class A common stock.

     Of these options, 345,000 vest over three years and have an exercise price of $5.50 per share. SFX is recording non-cash compensation charges of approximately $3.3 million annually over the three-year exercise period. See "Management--Executive Compensation" and "Certain Relationships and Related Transactions--Meadows Repurchase."

     The operating loss was $1.3 million for the nine month period ended September 30, 1998, compared to income of $6.0 million for the nine months ended September 30, 1997, due to the results discussed above.

     Interest expense, net of investment income, was $28.2 million in the nine months ended September 30, 1998, compared to $743,000 for the nine months ended September 30, 1997, primarily as a result of $724.5 million attributable to the incurrence of additional debt related to SFX's 1998 acquisitions and $15.7 million attributable to the debt assumed in connection with the Meadows and Sunshine Promotions acquisitions.

     Minority interest was $1.3 million for the nine months ended September 30, 1998, compared to no minority interest for the nine months ended September 30, 1997, as a result of SFX's 1998 acquisitions.

     Income from equity investments was $4.0 million for the nine months ended September 30, 1998, compared to income of $1.3 million for the nine months ended September 30, 1997, as a result of SFX's 1998 acquisitions.

     Income tax expense was $3.3 million for the nine month period ended September 30, 1998. The provision is primarily for state and local taxes and reflects the impact of non-deductible goodwill amortization and other non-cash compensation and other non-cash charges. No federal tax benefit has been recognized due to the uncertainty of realizing a tax benefit for SFX's losses.

     SFX's net loss increased to $30.2 million for the nine month period ended September 30, 1998, as compared to net income of $3.7 million for the nine months ended September 30, 1997, due to the factors discussed above.

     EBITDA would have been $39.1 million for the nine months ended September 30, 1998. EBITDA, excluding non-cash compensation and other non-cash charges of $32.9 million,

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


increased to $72.0 million for the nine month period ended September 30, 1998, compared to $10.0 million for the nine months ended September 30, 1997, primarily as a result of $65.1 million attributable to SFX's 1998 acquisitions and a deficit of $202,000 attributable to the acquisition of Sunshine Promotions in June 1997.

     YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

     SFX's concert promotion revenue increased by 91% to $96.1 million for the year ended December 31, 1997, compared to $50.4 million for the year ended December 31, 1996, as a result of the acquisitions of Sunshine Promotions and Meadows, which increased concert promotion revenue by $45.5 million.

     Cost of revenue increased by 65% to $83.4 million for the year ended December 31, 1997, compared to $50.7 million for the year ended December 31, 1996, primarily as a result of the acquisitions of Sunshine Promotions and Meadows, which increased concert operating expenses revenue by $37.1 million, which was offset in part by $4.4 million in decreased officer salary expense paid to the former owners of Delsener/Slater.

     Depreciation and amortization expense increased to $5.4 million for the year ended December 31, 1997, compared to $747,000 for the year ended December 31, 1996, due to the inclusion of $2.6 million of depreciation and amortization expense related to the acquisitions of Sunshine Promotions and Meadows and $1.4 million in depreciation and amortization recorded in 1997 related to the purchase of Delsener/Slater on January 2, 1997 and $657,000 of depreciation and amortization relating to the corporate office. In 1997, SFX recorded the fixed assets of Delsener/Slater at fair value and recorded an intangible asset equal to the excess of purchase price over the fair value of net tangible assets of Delsener/Slater, which was amortized over a 15-year period.

     Corporate expenses were $2.2 million for the year ended December 31, 1997, net of $1.8 million in fees received from Triathlon, compared to no corporate expenses for the year ended December 31, 1996. These expenses represent the incremental costs of operating SFX's corporate offices, and therefore did not exist in 1996.

     Operating income was $5.1 million for the year ended December 31, 1997, compared to a loss of $1.1 million for the year ended December 31, 1996, due to the results discussed above.

     Interest expense, net of investment income, was $1.3 million in the year ended December 31, 1997, compared to net interest income of $138,000 for the year ended December 31, 1996, primarily as a result of assumption of additional debt related to the acquisitions of the Meadows and Sunshine Promotions.

     Equity income in unconsolidated subsidiaries decreased 3% to $509,000 for the year ended December 31, 1997, compared to $524,000 for the year ended December 31, 1996.

     Income tax expense increased to $490,000 for the year ended December 31, 1997, compared to $106,000 for the year ended December 31, 1996, primarily as a result of higher operating income.

     SFX's net income increased to $3.8 million for the year ended December 31, 1997, as compared to a net loss of $515,000 for the year ended December 31, 1996, due to the factors discussed above.

     EBITDA increased to $10.5 million for the year ended December 31, 1997, compared to a negative $324,000 for the year ended December 31, 1996, as a result of $8.3 million attributable to SFX's 1997 acquisitions, $4.4 million attributable to the reduction in officers' salary expense and $340,000 attributable to improved operating results.

     YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995

     SFX's concert promotion revenue increased by 5.9% to $50.4 million for the year ended December 31, 1996, compared to $47.6 million for the year ended December 31, 1995, primarily as a result of an increase in concerts promoted.

     Cost of revenue increased by 7.2% to $50.6 million for the year ended December 31, 1996, compared to $47.2 million for the year ended December 31, 1995, primarily as a result of an increase in concert activity.

     Depreciation and amortization expense decreased slightly to $747,000 for the year ended December 31, 1996, compared to $750,000 for the year ended December 31, 1995.

     SFX's operating loss was $1.1 million for the year ended December 31, 1996, compared to an operating loss of $362,000 for the year ended December 31, 1995, due to the results discussed above.

     Interest income, net of interest expense, increased by 306% to $138,000 for the year ended December 31, 1996, compared to $34,000 for the year ended December 31, 1995.

     Equity income in unconsolidated subsidiaries increased 8% to $524,000 for the year ended December 31, 1996, compared to $488,000 for the year ended December 31, 1995, primarily as a result of $210,000 of income from the investment in the PNC Bank Arts Center, offset by lower income from SFX's other equity investments that was $174,000 lower.

     SFX's state and local income tax expense increased to $106,000 for the year ended December 31, 1996, compared to $13,000 for the year ended December 31, 1995. This increase was primarily the result of the higher operating income.

     SFX's net loss was $515,000 for the year ended December 31, 1996, compared to net income of $147,000 for the year ended December 31, 1995, due to the factors discussed above.

     EBITDA was a negative $324,000 for the year ended December 31, 1996, compared to $388,000 for the year ended December 31, 1995, primarily as a result of operating income of $902,000 and officers' salary expense that was $2,424,000 higher, partially offset by general and administrative expenses that were $809,000 lower.

PRO FORMA RESULTS

     NINE MONTHS ENDED SEPTEMBER 30, 1998

     On a pro forma basis, assuming all acquisitions and relating financings were completed as of January 1, 1997, revenue for the nine months ended September 30, 1998 would have been $1.0 billion, as compared to the actual results of $680.4 million. Cost of revenue would have been $780.4 million, as compared to the actual results of $519.6 million. Selling, general and administrative expenses would have been $130.3 million, as compared to the actual results of $83.0 million. Depreciation and amortization would have been $72.0 million, as compared to the actual results of $40.4 million. These increases in revenue, cost of revenue, selling, general and administrative expenses and depreciation and amortization resulted primarily from the inclusion of the operating results from each of the acquired businesses and pending acquisitions for the entire period.

     Corporate expenses would have been $6.0 million net of Triathlon fees, as compared to the actual results of $5.8 million, reflecting the incremental cost to the corporate office of operating a larger enterprise. Non-cash compensation and other non-cash charges would have been $33.3 million, as compared to the actual results of $32.9 million as a result of including Marquee's operations in the pro forma results. Operating income for the nine months ended September 30, 1998 would have been $13.4 million, as compared to the actual loss of $1.3 million, due to the results discussed above.

     Interest expense would have been $52.6 million for the nine months ended September 30, 1998, as compared to the actual results of $31.7 million. Interest increased primarily as a result of assumption in the pro forma financial statements that the debt used to fund the acquisitions are outstanding at the beginning of the period.

     Income from equity investments would have been $6.0 million, as compared to the actual results of $4.0 million. Income tax expense would have been $4.6 million, as compared to the actual provision of $3.3 million. These increases reflect the inclusion of the operating results of the completed and pending acquisitions for the entire period.

     SFX's net loss for the nine months ended September 30, 1998 would have been $36.7 million, as compared to the actual results of $30.2 million, due to the results discussed above.

     EBITDA would have been $87.2 million as compared to EBITDA of $39.1 million on a historical basis, due to the results discussed above. EBITDA, excluding non-cash charges of $33.3 million, would have been $120.4 million, as compared to EBITDA, excluding non-cash charges of $32.9 million, of $72.0 million on a historical basis.

     YEAR ENDED DECEMBER 31, 1997

     On a pro forma basis, assuming all acquisitions and related financings had been completed as of January 1, 1997, revenue for the year ended December 31, 1997 would have been $1.0 billion, as compared to the actual results of $96.1 million. Cost of revenue would have been $735.5 million, as compared to the actual results of $73.9 million. Selling, general and administrative expenses would have been $156.6 million, as compared to the actual results of $9.5 million. Depreciation and amortization would have been $89.3 million, as compared to the actual results of $5.4 million. The increase in revenue, cost of revenue, selling, general and administrative expenses and depreciation and amortization was a result of the inclusion of the operating results from each of the acquired businesses and pending acquisitions for the entire period.

     Corporate expenses, net of Triathlon fees would have been $8.0 million, as compared to the actual results of $2.2 million, reflecting the incremental cost to the corporate office of operating the larger enterprise. Non-cash compensation and other non-cash charges would have been $1.4 million, resulting from historical costs incurred by Marquee. Operating income for the year ended December 31, 1997 would have been $7.9 million, as compared to the actual results of $5.1 million, due to the results discussed above.

     Interest expense would have been $70.0 million, as compared to the actual results of $1.6 million. Interest increased primarily as a result of the assumption in the pro forma financial statements that the debt used to fund the acquisitions are outstanding at the beginning of the period.

     Income from equity investments would have been $5.5 million, as compared to the actual results of $509,000. Income tax expense would have been $4.9 million, as compared to the actual provision of $490,000. These increases reflect the inclusion of the operating results of the completed and pending acquisitions for the entire period.

     SFX's net loss for the year ended December 31, 1997 would have been $55.0 million, as compared to the actual results of net income of $3.8 million, due to the results discussed above.

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


     EBITDA would have been $99.7 million as compared to EBITDA of $10.5 million on a historical basis, due to the results discussed above. EBITDA, excluding non-cash charges of $1.4 million, would have been $101.0 million, as compared to actual results of $10.5 million.

LIQUIDITY AND CAPITAL RESOURCES

     SFX's principal need for funds has been for acquisitions, interest expense, working capital needs, certain payments in connection with the SFX spin-off and, to a lesser extent, capital expenditures. SFX's principal sources of funds has been proceeds from the old note offering, the 1998 Equity Offering, the new note offering, borrowings under its credit facility and cash flows from operations. SFX intends to use the net proceeds from the proposed equity offering to repay all of the revolving portion of its credit facility, to repay the outstanding debt of Marquee in connection with the Marquee acquisition, to pay the cash consideration in connection with the Nederlander and ISI acquisitions for general corporate purposes, including future acquisitions and to pay fees and expenses related to the pending Marquee acquisition and the proposed equity offering. SFX intends to use the additional borrowing availability under its credit facility to complete the Cellar Door acquisition, to pay fees and expenses in connection therewith and for other general corporate purposes, including future acquisitions. The foregoing represents SFX's best current estimate of the allocation of the net proceeds of the proposed equity offering and anticipated uses of borrowings under its credit facility based on the current status of its business. As noted elsewhere herein, such estimates and anticipated uses could be subject to significant change.

  HISTORICAL CASH FLOWS

     Net cash provided by operations was $22.3 million for the nine months ended September 30, 1998, as compared to $789,000 for the nine months ended September 30, 1997. The increase was primarily attributable to an increase in operating income, before depreciation, amortization and non-cash compensation and other non-cash charges of $40.4 million related to SFX's 1998 acquisitions, partially offset by other changes in working capital.

     Net cash used in investing activities for the nine months ended September 30, 1998 was $852.2 million as compared to $72.0 million for the nine months ended September 30, 1997. The increase was primarily the result of SFX's 1998 acquisitions. During the nine months ended September 30, 1997, SFX completed the acquisitions of Delsener/Slater, the Meadows and Sunshine Promotions.

     Net cash provided by financing activities for the nine months ended September 30, 1998, was $889.5 million as compared to $78.3 million for the nine months ended September 30, 1997. During 1998, SFX completed the old note offering for $350.0 million, borrowed $346.0 million under its credit facility and completed the 1998 Equity Offering for $329.0 million, net, offset by tax indemnification payments and SFX spin-off related payments to Broadcasting of $113.9 million and the payment of debt issuance costs of $17.5 million.

     PENDING ACQUISITIONS

     SFX will be required to refinance approximately $33.1 million of Marquee's debt in connection with the Marquee acquisition. The aggregate cash consideration in the Cellar Door acquisition is expected to consist of approximately $78.5 million, including $8.5 million to be paid over five years. The aggregate cash consideration in the ISI acquisition is expected to be $14.1 million. Additionally, the aggregate cash consideration in the Nederlander acquisition is expected to be $93.6 million. SFX expects to incur approximately $9.8 million in fees and expenses related to the pending Marquee, Cellar Door and Nederlander acquisitions.

  FUTURE CONTINGENT PAYMENTS

     Certain of the agreements relating to SFX's 1998 acquisitions provide for purchase price adjustments and other future contingent payments under certain circumstances. The PACE acquisition agreement provides that each PACE seller will have an option, exercisable for 90 days after the fifth anniversary of the closing of the PACE acquisition, to require SFX to repurchase up to 500,000 shares of the Class A common stock received by that seller for $33.00 in cash per share, for an aggregate purchase price of up to $16.5 million. Pursuant to the terms of Brian Becker's employment agreement with SFX, during the period between December 12, 1999, and December 27, 1999, Mr. Becker, an Executive Vice President, a director and a Member of the Office of the Chairman of SFX, will have the option to, among other things, require SFX to purchase any stock or options granted to him by SFX and/or pay him an amount equal to the present value of the compensation payable during the remaining term of his employment agreement. Exercise of such option would result in termination of Mr. Becker's employment agreement. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors--Becker Employment Agreement."

     Moreover, if the average trading price of the Class A common stock is less than $13.33 during the twenty days before the second anniversary of the Contemporary acquisition, SFX will be required to pay one-half of such difference for each of the 1,402,850 shares issued in the acquisition and still held by the sellers of Contemporary on such date.

     Pursuant to the Network acquisition agreement, SFX agreed to increase the purchase price for Network based on Network's actual 1998 EBITDA, as defined in the acquisition agreement. The increase will be payable as follows:

    o  by $4.0 million if the 1998 EBITDA equals or exceeds $9.0 million;

    o by an additional $4 for each $1 of additional 1998 EBITDA between $9.0 million and $10.0 million; and

    o by an additional $6 for each $1 of additional 1998 EBITDA between $10.0 million and $11.0 million.

This contingent consideration of up to $14.0 million is payable in shares of Class A common stock or, in certain circumstances, in cash by no later than March 20, 1999.

     Pursuant to the agreement relating to the acquisition of FAME, SFX is obligated to pay to the FAME sellers additional amounts up to $15.0 million in equal annual installments over five years contingent on the achievement by FAME of certain EBITDA targets, as defined in the acquisition agreement. The FAME agreement also provides for additional payments by SFX to the FAME sellers if FAME's EBITDA performance exceeds the targets by certain amounts. Furthermore, if SFX disposes of all or substantially all of the assets or voting interests of FAME during the five years following the closing of the FAME acquisition, certain payments may become due to the FAME sellers out of the proceeds of such sale.

     Pursuant to the agreement relating to the acquisition of certain assets of Oakdale, SFX may be required to make an additional payment to the sellers based on the Oakdale and Meadows combined EBITDA, as defined in the Oakdale acquisition agreement. If this

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


EBITDA exceeds $5.5 million in 1999, SFX will be obligated to pay the Oakdale sellers between 5.0 to 5.8 times the amount of such excess.

     In addition, pursuant to the agreement relating to the acquisition of one of the seven companies in the theatrical and music segments in July, August and September 1998, if the EBITDA, as defined in the acquisition agreement, exceeds $14.3 million in 1998 and $30.0 million in 1999, SFX will be obligated to pay the sellers such excess.

     Pursuant to the agreement relating to the acquisition of a concert promotion and production company in January 1999, SFX may be obligated to pay to the seller additional amounts up to $4.0 million over five years contingent on the achievement by certain business segments of the seller of certain EBITDA targets. Additionally, SFX deposited $6.5 million into an escrow account. The release of such funds from escrow to the seller is dependent upon SFX achieving certain foreign tax savings.

     Certain of SFX's 1998 acquisitions and the pending Nederlander and ISI acquisitions also provide for additional future payments based on the acquired companies' performance. No assurance can be given that SFX will have sufficient cash or other available sources of capital to make any or all of the future or contingent payments described above.

     SPIN-OFF

     In connection with the SFX spin-off, SFX entered into the tax sharing agreement with Broadcasting. Pursuant to such agreement, SFX is responsible for certain taxes incurred by Broadcasting, including income taxes imposed with respect to income generated by SFX for periods before the spin-off and taxes resulting from gain recognized by Broadcasting in the spin-off. SFX has made an estimated payment of $108.0 million in taxes in connection with the spin-off. Management's estimates of the amount of the indemnity payment are based on assumptions which management believes are reasonable. However, upon the completion of all final tax returns, including any potential tax audits, such assumptions could be modified in a manner that would result in a significant variance in the actual amount of the tax indemnity.

     INTEREST ON NOTES AND BORROWINGS UNDER THE SENIOR CREDIT FACILITY

     On February 11, 1998, SFX completed the private placement of the old notes, which were subsequently exchanged for the publicly registered notes on July 15, 1998. Interest is payable on the exchange notes on February 1 and August 1 of each year. In addition, as of October 30, 1998, SFX had borrowed $346.0 million under the SFX credit facility, at an interest rate of approximately 7.89%, to fund a portion of SFX's 1998 acquisitions. On November 25, 1998, SFX completed the offering of the new notes, which are required to be exchanged for publicly registered new notes. In the event the new notes are not so exchanged, liquidated damages to the holders of the new notes will become payable. Interest is payable on the new notes on June 1 and December 1 of each year. In addition, as of January 26, 1999, SFX had term loan indebtedness of $149.0 million under its credit facility.

     The degree to which SFX will be leveraged could have important consequences including, but not limited to:

 o making it more difficult for SFX to satisfy its obligations with respect to the old notes and new notes;

 o increasing SFX's vulnerability to general adverse economic and industry conditions;

 o limiting SFX's ability to obtain additional financing to fund future acquisitions, working capital, capital expenditures and other general corporate requirements;

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


 o requiring the dedication of a substantial portion of SFX's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, or other general corporate purposes;

 o limiting SFX's flexibility in planning for, or reacting to, changes in its business and the industry; and

 o placing SFX at a competitive disadvantage vis-a-vis less leveraged competitors.

     In addition, its credit facility, the indenture governing the old notes and the indenture governing the new notes contain financial and other restrictive covenants that will limit the ability of SFX to, among other things, borrow additional funds for future acquisitions or otherwise. Failure by SFX to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on SFX's business, financial condition and results of operations. SFX's indebtedness under its credit facility is secured by a pledge of the stock of its subsidiaries and by liens on substantially all of its and its subsidiaries' tangible assets. Most of SFX's subsidiaries have also guaranteed the old notes, new notes and borrowings under the credit facility. If SFX were unable to repay any borrowings when due, the lenders could attempt to seize SFX's and its subsidiaries' assets and the capital stock of SFX's subsidiaries. In addition, the degree to which SFX is leveraged could prevent it from repurchasing all of the old notes and new notes tendered to it upon the occurrence of a Change of Control. See "Risk Factors--SFX's credit facility and indentures restrict its operations" and "--SFX will be required to make large payments upon a change of control, which may harm SFX's financial condition."

     SFX's ability to make scheduled payments of principal of, to pay interest on or to refinance its debt depends on its future financial performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control, as well as the success of the businesses to be acquired and the integration of these businesses into SFX's operations. There can be no assurance that SFX will be able to make planned borrowings, that SFX's business will generate sufficient cash flow from operations, or that future borrowings will be available in an amount to enable SFX to service its debt and to make necessary capital or other expenditures. SFX may be required to refinance a portion of the principal amount of its indebtedness before its maturities. There can be no assurance that SFX will be able to raise additional capital through the sale of securities, the disposition of assets or otherwise for any refinancing.

     CAPITAL EXPENDITURES

     Capital expenditures totaled $44.6 million for the nine months ended September 30, 1998. SFX estimates that its remaining capital expenditures for 1998 were approximately $3.4 million, including $2.4 million of major projects and $1.0 million of other capital expenditures. The Company expects capital expenditures to be approximately $37.0 million, including $25.0 million of major projects, in 1999, and are anticipated to be funded with cash flow from operations.

     YEAR 2000 COMPLIANCE

     SFX is currently working to resolve the potential impact of the Year 2000 on the processing of date-sensitive information by SFX's computer systems. The Year 2000 problem is the result of computer programs being written using two digits, rather than four, to define the applicable year. Any of SFX's programs that have time-sensitive software may recognize

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a date using "00" as the Year 1900 rather than the Year 2000, which could result in miscalculations or system failures. The problem is not limited to computer systems. Year 2000 issues will also potentially affect every non-information technology system that has an embedded microchip, such as elevators.

     ASSESSMENT. SFX management has been conducting a review of its exposure to the Year 2000 problem. Based on SFX's internal review and discussions with third parties regarding the Year 2000 problem, SFX believes that its exposure to potential Year 2000 problems exists in two general areas: technological operations, including non-information technology systems, which are in the sole control of SFX; and technological operations which are dependent in some way on one or more third parties. Failure to achieve high levels of Year 2000 compliance in either area could have a material adverse impact on SFX.

     REMEDIATION AND IMPLEMENTATION. In the area of technological operations which are under SFX's exclusive control, SFX is currently involved in the identification and remediation of affected technological functions, including non-information technology systems. SFX is addressing the risks associated with Year 2000 compliance with respect to its accounting and financial reporting systems and is in the process of installing new accounting and reporting systems. These systems will provide improved reporting, allow for more detailed analysis, handle SFX's 1998 acquisitions, the merger and the Cellar Door acquisition and be Year 2000 compliant. SFX expects that business segments representing 88% of SFX's pro forma revenue for the year ended September 30, 1998 will have the new year 2000 compliant accounting and financial systems installed as of January 1, 1999. SFX expects its remaining business segments to have the new year 2000 compliant accounting and financial systems installed before the summer of 1999. SFX is in the identification and assessment phase with respect to its non-information technology systems, which is projected to continue until the summer of 1999.

     TESTING. SFX will begin updating and testing its systems after their installation, and expects that all testing will be complete by the summer of 1999. Upon completion, SFX will be able to identify any internal computer systems that remain non-compliant. At present, it is anticipated that SFX's action plan for addressing Year 2000 problems will be successfully completed in all material respects in advance of January 1, 2000.

     ESTIMATED COSTS. The total financial effect that Year 2000 issues will have on SFX cannot be predicted with any certainty at this time. In fact, in spite of all efforts being made to rectify these problems, the success of SFX's efforts will not be known with certainty until the year 2000 actually arrives. SFX anticipates that the cost of implementing the new accounting and reporting systems will be approximately $4.5 million, of which approximately $2.4 million has been spent to date. Based on its assessment to date, SFX does not believe that expenses related to addressing the Year 2000 problem will have a material effect on the operations and financial condition of SFX.

     THIRD PARTIES. In the area of technological operations dependent in some way on one or more third parties, including vendors, suppliers, joint venture partners or major customers, the situation is much less in SFX's ability to predict or control. SFX has begun to assess the level of Year 2000 problems associated with their various vendors, suppliers, joint venture partners and major customers. SFX's significant vendors are ticketing companies, payroll processors, utility companies and banks. SFX is communicating with some of these third parties to assess their compliance efforts and SFX's exposure resulting from Year 2000 issues. SFX is in the process of requesting written assurances of Year 2000 compliance from each of its significant suppliers as a part of SFX's contingency planning process. Although SFX is making these efforts to ensure that the third parties on which it is heavily reliant are Year

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2000 compliant, it cannot predict the likelihood of such compliance occurring nor the direct or indirect costs to SFX of non-compliance by those third parties or of securing such services from compliant third parties. SFX has no control over these third parties' compliance and cannot give assurances that these third parties' representations to SFX are accurate. Therefore, there can be no guarantee that Year 2000 problems originating with a third party will not occur and no absolute assurance that third parties will convert their systems in a timely manner. Assuming that such third parties are not or do not become Year 2000 compliant in a timely manner, to the extent SFX is unable to replace the goods, services or customers with alternate sources of supply and demand on a timely and economically equivalent basis, such failure would likely have a material adverse effect on SFX's business and results of operations. However, SFX does not anticipate that it will be subject to a material impact in this area.

     CONTINGENCY PLAN. SFX has not completed its implementation and testing of Year 2000 compliant systems. However, a reasonably likely worst case scenario is that certain of SFX's material suppliers or customers will be unable to fully become Year 2000 compliant in a timely manner, which will disrupt SFX's ability to provide services and generate revenues in certain areas in which it does business. For example, disruptions in ticketing operations would significantly reduce attendance. Disruptions in transportation could affect the provision of concessions for sale at SFX's venues. These disruptions would continue until alternate sources of supply and demand could be located. Based on the results of the implementation and testing of SFX's Year 2000 affected systems and the ongoing assessment of the readiness of its vendors, suppliers, joint venture partners and major customers, SFX will develop appropriate contingency plans that address the most reasonably likely worst case scenarios. SFX expects to have such contingency plans in place by the summer of 1999. A failure to address Year 2000 issues successfully could have a material adverse effect on SFX's business, financial condition or results of operations.

     SOURCES OF LIQUIDITY

     As of September 30, 1998, SFX's cash and cash equivalents totaled $65.6 million, and its working capital was a negative $8.0 million. In February 1998, SFX received the proceeds from the $350.0 million offering of old notes and borrowed $150.0 million under its credit facility. On May 27, 1998, SFX received approximately $329.0 million in net proceeds from the 1998 Equity Offering. SFX used the proceeds from the 1998 Equity Offering to repay certain indebtedness, fund the tax indemnification payments and consummate the FAME, Oakdale and certain other acquisitions. In the third quarter of 1998, SFX used the remaining proceeds of the 1998 Equity Offering and borrowed an additional $196.0 million under its credit facility to complete the Don Law acquisition, the Magicworks acquisition and the acquisition of the seven companies in the theatrical and music segments. On November 25, 1998, SFX received approximately $192.5 million in net proceeds from the new note offering, which it used to repay indebtedness under the revolving portion of its credit facility.

     SFX contemplates issuing approximately 4,000,000 shares of Class A common stock in the proposed equity offering. Assuming an offering price of $62.00, the net proceeds of the offering are expected to be approximately $235.6 million. SFX currently expects to use the estimated net proceeds from the proposed equity offering to repay borrowings under its credit facility and to repay Marquee's indebtedness in the pending Marquee acquisition. SFX intends to finance the cash portion of the purchase price of the pending acquisitions with a portion of the net proceeds of the proposed equity offering and borrowings under its credit facility. There can be no assurance that the proposed equity offering will be consummated.

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     SFX has incurred and will continue to incur substantial amounts of indebtedness. As of September 30, 1998, on a pro forma basis giving effect to the new note offering and the application of the net proceeds therefrom, the consummation of the Cellar Door acquisition and the Marquee acquisition, anticipated borrowings under the SFX credit facility and the proposed equity offering and the application of the estimated proceeds therefrom, SFX's consolidated debt would have been approximately $757.0 million. On the same basis, SFX's consolidated debt would consist of:

 o $350.0 million of old notes;

 o $200.0 million of new notes;

 o $150.0 million in borrowings under the SFX credit facility; and

 o $57.0 million in other debt.

SFX's temporary equity would have been $19.9 million, and its stockholders' equity would have been approximately $736.9 million.

     SFX's ratio of total debt to total capitalization as of September 30, 1998 would have been approximately 0.97 to 1. See "SFX Unaudited Pro Forma Condensed Combined Financial Statements." SFX may incur indebtedness from time to time to finance future acquisitions, for capital expenditures or for other purposes. See "Risk Factors--SFX has a substantial amount of debt, which may harm it and its stockholders" and "--If SFX is unable to complete other acquisitions in the future, SFX's business and stock price may suffer."

     SFX's credit facility originally consisted of a $150.0 million seven-year reducing revolving facility and a $150.0 million eight-year term loan. On September 10, 1998, SFX entered into an agreement with The Bank of New York to increase its borrowing availability under the revolver portion of SFX's credit facility by an additional $50.0 million, which increased the aggregate amount of borrowing availability under the SFX credit facility to approximately $350.0 million. As of February 5, 1999, SFX had outstanding approximately $285.0 million of borrowings under its credit facility. Giving pro forma effect to the proposed equity offering and the application of the proceeds therefrom, anticipated borrowings under its credit facility and consummation of the Marquee, Cellar Door, ISI and Nederlander acquisitions, SFX expects to have $150.0 million outstanding under its credit facility. Loans outstanding under its credit facility will bear interest, at SFX's option, at 1.625 to 3.625 percentage points over LIBOR or the greater of the Federal Funds rate plus 0.50% or The Bank of New York's prime rate. The interest rate spreads on the term loan and the revolver portion of the credit facility will be adjusted based on SFX's Total Leverage Ratio, as defined in the SFX credit facility. SFX will pay a per annum commitment fee on unused availability under the revolver of 0.375% to 0.5% and a per annum letter of credit fee equal to the Applicable LIBOR Margin, as defined in the SFX credit facility, for the revolver then in effect.

     The revolver and term loan portion of the SFX's credit facility contain usual and customary covenants, including limitations on:

 o line of business;
 o additional indebtedness;
 o liens;
 o acquisitions;
 o asset sales;
 o dividends, repurchases of stock and other cash distributions;
 o total leverage;

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 o senior leverage; and
 o ratios of Operating Cash Flow, as defined in the SFX credit facility, to pro forma interest expense, debt service and fixed charges.

SFX's obligations under the revolver and term loan are secured by substantially all of its assets, including property, stock of subsidiaries and accounts receivable and are guaranteed by SFX's subsidiaries.

     The consummation of the new note offering was conditioned upon the receipt of the consent of the lenders under the SFX credit facility. In connection with such consent, SFX agreed to increase the applicable margins as described above. SFX paid a consent fee to each consenting lender of 0.25% of such lender's commitment amount. In addition, SFX will be required to obtain a consent of the lenders in connection with the proposed equity offering.

     SFX has had discussions with its lenders to amend its credit facility to increase borrowing availability to $550.0 million and amend certain covenants. The new facility is subject to the execution of a definitive agreement, which SFX expects to enter into by the end of first quarter of 1999, although no assurances can be given in this regard.

     The net proceeds to SFX from the proposed equity offering are expected to be approximately $238.1 million. The aggregate consideration to be paid in the Marquee, Cellar Door, ISI and Nederlander acquisitions is expected to be approximately $220.8 million, including the repayment of approximately $33.1 million in debt. SFX intends to use a portion of the net proceeds from the proposed equity offering to temporarily repay borrowings under the revolving portion of its credit facility, which had an outstanding balance of $135.0 million as of February 5, 1999. Total borrowing availability under the revolver is $200.0 million. SFX intends to finance the cash portion of the purchase price of the pending acquisitions with the remaining net proceeds of the proposed equity offering and borrowings under its credit facility. The availability of funds under the credit facility is subject to compliance with certain financial covenants, and there can be no assurance that the funds required to complete the pending acquisitions will be available to SFX when needed. If SFX is unable to complete the Cellar Door acquisition, it may be required to pay the seller $10.0 million as liquidated damages. If SFX is unable to complete the Nederlander acquisition, it may be required to pay the seller up to $12.5 million as liquidated damages. In addition, SFX would be required to pay liquidated damages of $2.0 million to ISI in the event it is not able to close the acquisition on or prior to April 15, 1999. See "Agreements Related to Pending Acquisitions."

     Furthermore, certain agreements of SFX, including the distribution agreement, the tax sharing agreement, employee benefits agreement, certain employment agreements and the agreements relating to the completed acquisitions and the pending Marquee, Cellar Door, Nederlander and ISI acquisitions, provide for tax and other indemnities, purchase price adjustments, repurchase of SFX stock and future contingent payments in certain circumstances. There can be no assurance that SFX will have sufficient sources of funds to make such payments should they come due.

     In addition, consistent with its operating strategy, SFX is currently negotiating additional acquisitions and expects to pursue additional acquisitions in the live entertainment business in the future. However, SFX has not entered into any definitive agreements with respect to such acquisitions and there can be no assurance that it will do so. Any such acquisitions could result in SFX:

 o issuing more of its stock, which may dilute the value of existing stock of SFX;

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 o incurring a substantial amount of additional debt; and/or

 o amortizing expenses related to goodwill and other intangible assets.

However, there can be no assurance that SFX will be able to obtain financing for such acquisitions on terms acceptable to SFX or at all. Any or all of these actions could have a material adverse impact on SFX's business, financial condition and results of operations. See "Risk Factors--If SFX is unable to complete other acquisitions in the future, SFX's business and stock price may suffer."

     SFX may also be obligated to make payments relating to ongoing and future litigation. See "Business--Litigation."


RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("FAS 131"), which is effective for years beginning after December 15, 1997. FAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. FAS 131 is effective for financial statements for fiscal years beginning after December 15, 1997, and therefore the Company will adopt the new requirements for fiscal year 1998. Management has completed its review of FAS 131 and has preliminarily determined that its reportable segments will be music, theater, sports and other.


     In June 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"), which is effective for fiscal years beginning after December 15, 1998. Under SOP 98-5, the costs of start-up activities, including organizational costs, would be expensed as incurred. SOP 98-5 broadly defines start-up activities as those one-time activities related to opening a new facility, introducing a new product or service, conducting business in a new territory, conducting business with a new class of customer or beneficiary, initiating a new process in an existing facility or beginning a new operation. SOP 98-5 is effective for financial statements for fiscal years beginning after December 15, 1998. Earlier application is encouraged. The initial application of SOP 98-5 is to be reported as a cumulative effect of a change in accounting principle. Management has preliminarily determined that SOP 98-5 will not have a material effect on its financial position.

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                  OVERVIEW OF THE LIVE ENTERTAINMENT INDUSTRY

CONCERT PROMOTION INDUSTRY


     The concert promotion industry consists primarily of regional promoters focused generally in one or two major metropolitan markets. According to Amusement Business, industry gross box office receipts for North American concert tours totaled $1.1 billion in 1997, compared to $321.7 million in 1985, representing a compounded annual growth rate of approximately 10.9%. SFX believes that overall increases in ticket sales during the last several years are in part due to the increasing popularity of amphitheaters as live entertainment venues, as well as an increasing number of tours that attract older audiences who did not previously attend musical concerts.

     Typically, to initiate a music concert or other live entertainment event or tour, a booking agent contracts with a performer to arrange a venue and date, or series of venues and dates, for the performer's event. The booking agent in turn contacts a promoter or promoters in the locality or region of the relevant venue or venues. The promoter markets the event, sells tickets, rents or otherwise provides the event venue or venues and arranges for local production services, such as stage, set, sound and lighting. In certain instances, particularly in connection with music festivals, a promoter may also provide limited production services. Individual industry participants, such as SFX, often perform more than one of the booking, promotion and venue operation functions.


     The booking agent generally receives from the artist a fixed fee for its services or, in some cases, a fee based on the success of the event or events. The promoter typically agrees to pay the performer the greater of a guaranteed amount and a profit-sharing payment based on gross ticket revenues, therefore assuming the risk of an unsuccessful event. The promoter sets ticket prices and advertises the event to cover expenses and generate profits. If the event is unprofitable, a promoter will sometimes renegotiate a lower guarantee to lessen the promoter's losses, in a process known as "settlement". In some instances, the promoter agrees to accept a fee from the booking agent for the promoter's services, and the booking agent bears the financial risk of the event.

     A venue operator typically contracts with a promoter to rent its venue for a specific event on a specific date or dates. The venue operator provides services such as concessions, parking, security, ushers and ticket-takers, and receives revenues from concessions, merchandise, sponsorships, parking and premium box seats. A venue operator will typically receive for each event it hosts a fixed fee or percentage of ticket sales for use of the venue, as well as a fee representing between 40-50% of total concession sales from the vendors and 10-25% of total merchandise sales from the performer.

     Concert venues generally consist of:

 o stadiums, which typically have 32,000 or more seats;

 o amphitheaters or arenas, which typically have 5,000 to 32,000 seats;

 o clubs, which typically have less than 2,000 seats; and

 o theaters, which typically have 100 to 5,000 seats.

Amphitheaters are generally outdoor venues that are used primarily in the summer season. They have become increasingly popular venues for concerts because the seating configuration is designed specifically for concert events, often resulting in more available seats, fewer

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obstructed seats, better lines of sight to the stage and superior acoustics. In addition, because they typically cost less to construct, maintain and operate than traditional multi-purpose stadiums and arenas, amphitheaters often are able to host concerts and other events that would not be profitable in a stadium or arena.

THEATRICAL INDUSTRY


     The audience for live professional theater has increased significantly in the last two decades. According to Variety Magazine, gross ticket sales for the entire industry of touring Broadway shows and Broadway shows have increased from $476.5 million during the 1987-8 season to $1.4 billion during the 1997-8 season, a compounded annual growth rate of 11.0%. During this time, the number of touring weeks and markets where touring Broadway shows could profitably be presented have expanded. Sales for touring Broadway shows have grown as a percentage of total industry gross ticket sales, from approximately 47% in the 1987-8 season to approximately 59% in the 1997-8 season. The growth of the national theatrical industry has resulted, in part, from:

 o the development of local subscription series for touring Broadway shows;


 o the construction of new performing arts centers with seating capacities of 2,500 or more in many municipalities;


 o an increase in the quality of touring Broadway shows; and


 o an increase in the number of multiple-week engagements produced for presentation outside of New York City.


Touring Broadway shows are typically revivals of previous commercial successes or reproductions of theatrical shows currently playing on Broadway in New York City.

     Live professional theater consists mainly of the production of existing musical and dramatic works and the development of new works. In general, musicals require more investment of time and capital than dramatic productions. For an existing musical work, which is more likely to be presented as a touring Broadway show, a period of 12 to 24 months typically elapses between the time a producer acquires the theatrical stage rights and the date when the musical is first performed before the public. During this time, the producer assembles a touring company and readies the show for the road. By comparison, dramatic productions typically have smaller production budgets, shorter pre-production periods and lower operating costs, and tend to occupy smaller theaters for shorter runs.

     A producer of a Broadway show or a touring Broadway show first acquires the rights to the work from its owners, who typically receive royalty payments in return. The producer then assembles the cast of the play, hires a director and arranges for the design and construction of sets and costumes. The producer of a touring Broadway show also must arrange transportation and schedule the show with local promoters. The local promoter of a touring Broadway show, who generally operates or has relationships with venues in individual markets, provides all local services such as selling tickets, hiring local personnel, buying advertising and paying a fixed guarantee -- typically between $100,000 and $400,000 -- to the producer of the show for each week that the show is presented. The promoter then has the right to recover the amount of the guarantee plus its local costs from ticket revenues. The promoter and the producer share any remaining ticket revenues, with the producer typically receiving approximately 60% of the profits. Although touring Broadway shows are generally substantially less expensive to produce than Broadway shows, their financing may take place through a limited partnership with third-party investors who receive a profit interest in the production. Often, investors in touring Broadway shows will also invest in the


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underlying Broadway show, in part to help secure touring rights. After investors have received the complete return of their investment, net profits are split between the limited partners and the show's producer. The amount of net profits allocated to the show's producer, including fees and royalties, varies somewhat, but is normally in the range of 50% after certain profit participations are deducted. After certain net profits, a producer may also receive a production fee and royalties. A typical touring Broadway show requires 45 playing weeks with a weekly guarantee from the local promoter of approximately $250,000 to recoup production and touring costs; more elaborate touring productions with larger casts or sets, such as The Phantom of the Opera or Miss Saigon, generally require significantly higher weekly revenues and additional playing weeks to recoup production and touring costs.

     Venues often sell tickets for touring Broadway shows through "subscription series," which are pre-sold season tickets for a defined package of shows to be presented in a given venue.


MOTOR SPORTS INDUSTRY

     Specialized motor sports events make up a growing segment of the live entertainment industry. This growth has resulted from additional demand in existing markets and new demand in markets where new arenas and stadiums have been built. The increasing popularity of specialized motor sports over the last several years has coincided with -- and, in part, been due to -- the increased popularity of other professional motor sports events, such as professional auto racing, including NASCAR, CART and Indy Car Racing. A number of specialized motor sports events are televised on several of the major television networks and are also shown on television in markets outside of the United States.

     In general, most markets host one to four motor sports events each year, with larger markets hosting more performances. Stadiums and arenas typically work with producers and promoters to manage the scheduling of events to maximize each event's results and each season's revenues. The cost of producing and promoting a typical single stadium event ranges from $300,000 to $600,000, and the cost of producing and presenting a typical single arena event ranges from $50,000 to $150,000. Typically, third parties create and finance monster trucks, demolition derbies, thrill acts, air shows and other motor sports concepts and events. They may perform in an individual event or in an entire season of events. As in other motor sports, corporate sponsorships and television exposure are important financial components that contribute to the success of a single event or season of events.

TALENT REPRESENTATION INDUSTRY

     The talent representation industry generally encompasses the negotiation of employment agreements and the creation and evaluation of endorsement, promotional and other business opportunities for the client. A provider in this industry may also provide ancillary services, such as financial advisory or management services to its clients in the course of the representation.

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                                   BUSINESS


SUMMARY


     SFX is the largest diversified promoter, producer and venue operator for live entertainment events in the United States. In addition, with its acquisition of FAME in June 1998, SFX became a leading full-service marketing and management company specializing in the representation of team sports athletes, primarily in professional basketball. SFX owns, partially or entirely, and/or operates under lease or exclusive booking arrangements, the largest network of venues used principally for music concerts and other live entertainment events in the United States, with 75 venues in 30 of the top 50 markets, including 14 amphitheaters in 9 of the top 10 markets. SFX's major areas of focus within the live entertainment industry include music, theater, sports and family entertainment.


     SFX has benefited from significant growth in the live entertainment industry over the last several years. SFX believes that its ability to provide integrated services as a promoter, producer, venue operator and manager of live entertainment events will encourage wider use of its venues by performers. SFX further believes that this ability will allow SFX to capture a greater percentage of revenues generated by those events and may contribute to the overall growth of the live entertainment industry.

     Through its large number of venues, its strong, branded presence in each market served and its long operating history, SFX is able to provide integrated promotion and production services for a broad variety of live entertainment events locally, regionally and nationally. During 1998, giving effect to SFX's recent and pending Marquee and Cellar Door acquisitions, approximately 35 million people attended 12,150 events promoted and/or produced by SFX, including approximately 5,200 music concerts, 5,800 theatrical shows, over 800 family entertainment shows and over 350 specialized motor sports shows. These events included:

   o music concerts featuring artists such as The Rolling Stones, Phish, Fleetwood Mac, Ozzy Osbourne and Alanis Morissette;
   o   music festivals such as the George Strait Country Music Festival;
   o touring theatrical productions such as Jekyll & Hyde, Rent and The Magic of David Copperfield; and
   o specialized motor sports events, such as Truck Fest and American Motorcycle Association Supercross racing events.

     SFX also represents many prominent and prestigious athletes and broadcasters for contract and marketing services. In addition, SFX's event marketing programs reached over 15 million people in 1997. SFX believes that its ability to provide integrated live entertainment services will, among other things, encourage wider use of its venues by performers and allow SFX to capture a greater percentage of revenues from national tours and ancillary revenue sources.

     SFX's core business is the promotion and production of live entertainment events, most significantly for concert and other music performances in venues owned and/or operated by SFX and in third-party venues. As promoter, SFX typically markets events and tours, sells tickets, rents or otherwise provides event venues and arranges for local production services, such as stage, set, sound and lighting. As producer, SFX:

   o creates tours for music concerts, theatrical events, specialized motor sports and other events;
   o   develops and manages touring Broadway touring theatrical shows; and
   o   develops specialized motor sports and other live entertainment events.

     As venue owner/operator, SFX books and promotes events in the venues which it controls. SFX believes that its leadership position in the industry enhances its ability to maximize ancillary revenue opportunities, including corporate sponsorship sales, advertising, concession sales and product merchandising. For the twelve months ended September 30, 1998, SFX had pro forma net revenue of approximately $1.26 billion. In addition, SFX represents over 100 professional athletes, many of whom are professional basketball players. The following chart sets forth, on a pro forma basis, the appropriate percentages of SFX's net revenues for the nine months ended September 30, 1998, represented by its major areas of focus:



                                                                          NINE MONTHS ENDED
                                                                          SEPTEMBER 30, 1998
                                                                           (% OF PRO FORMA
                          LIVE ENTERTAINMENT                                NET REVENUES)
----------------------------------------------------------------------   -------------------
         Music, including venue operations ...........................          61%
         Theater .....................................................          21%
         Sports, including representation of professional athletes and
          specialized motor sports operations ........................          10%



     In addition, SFX recently created a family entertainment division to encompass certain of its family-oriented music and theater operations.


BROADCASTING MERGER AND THE SPIN-OFF

     Broadcasting was formed in 1992 principally to acquire and operate radio broadcasting stations. Broadcasting formed SFX as its wholly-owned subsidiary in December 1997. On May 29, 1998, Broadcasting merged with and into an affiliate of Hicks, Muse Tate & Furst Incorporated. As a condition to the Broadcasting merger, Broadcasting contributed to SFX all of its assets relating to its entertainment business, and, on April 27, 1998, distributed the SFX common stock to certain stockholders of Broadcasting on a pro rata basis. The spin-off separated Broadcasting's entertainment business from its radio-broadcasting business and enabled Broadcasting buyer to acquire only Broadcasting's radio broadcasting business in the Broadcasting merger.

     In conjunction with the Broadcasting merger and the spin-off, SFX, Broadcasting and Broadcasting buyer entered into the distribution agreement, the tax sharing agreement and the employee benefits agreement. Each of these agreements provides for indemnification obligations by SFX and Broadcasting. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--
Spin-Off."

1997 ACQUISITIONS

     Broadcasting formed SFX Concerts, Inc. ("Concerts") in January 1997 to acquire and hold Broadcasting's live entertainment operations. Broadcasting formed SFX as a wholly-owned subsidiary in December 1997 to be the parent company of Concerts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     DELSENER/ SLATER

     In January 1997, Concerts acquired Delsener/Slater, a leading concert promotion company. Delsener/Slater has long-term leases or is the exclusive promoter for several of the major concert venues in the New York City metropolitan area, including the Jones Beach Amphitheater, which is a 14,000-seat complex located in Wantagh, New York, and the PNC Bank Arts Center, which is a 17,500-seat complex located in Holmdel, New Jersey, and was formerly known as the Garden State Arts Center.

     MEADOWS

     In March 1997, Concerts acquired the stock of certain companies which own and operate the Meadows, a 25,000-seat indoor/outdoor complex located in Hartford, Connecticut. See "Certain Relationships and Related
Transactions--Meadows Repurchase."

     SUNSHINE PROMOTIONS

     In June 1997, Concerts acquired the stock of Sunshine Promotions, one of the largest concert promoters in the Midwest. Sunshine Promotions owns the Deer Creek Music Theater, a 21,000-seat complex located in Indianapolis, Indiana, and the Polaris Amphitheater, a 20,000-seat complex located in Columbus, Ohio, and has a long-term lease to operate the Murat Centre, a 2,700-seat theater and 2,200-seat ballroom located in Indianapolis, Indiana.

1998 ACQUISITIONS

     The following is a brief description of the businesses SFX acquired in 1998. The following descriptions are not intended to be complete descriptions of the terms of the acquisition agreements and are qualified by reference to the acquisition agreements. Copies of certain of these acquisition agreements are filed as exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     WESTBURY

     On January 8, 1998, SFX acquired a long-term lease for Westbury Music Fair, located in Westbury, New York.

     BGP

     On February 24, 1998, SFX acquired BGP, one of the oldest promoters and producers of live entertainment in the United States and the principal promoter of live entertainment in the San Francisco Bay area.

     PACE AND PAVILION PARTNERS

     On February 25, 1998, SFX acquired all of the outstanding capital stock of PACE, one of the largest diversified promoters and producers of live entertainment in the United States. PACE has what SFX believes to be the largest distribution network in each of its music concerts, theatrical shows and motor sports events business segments. In connection with the acquisition of PACE, SFX has obtained 100% of Pavilion, a partnership that owns interests in 10 venues owned by SFX, by acquiring one-third of Pavilion through the acquisition of PACE and the remaining two-thirds of Pavilion from Sony and Blockbuster. Under certain circumstances, SFX may be required to sell either its motor sports or theatrical lines of business. See "Risk Factors--SFX may be forced to sell some of its subsidiaries, which may prevent SFX from realizing the full value of these subsidiaries." In connection with its acquisition of partnership interests in Lakewood Amphitheater in Atlanta, Georgia and Starplex Amphitheater in Dallas, Texas, PACE entered into a co-promotion agreement with its partner. The co-promotion agreement contains a provision that purports, under certain circumstances, to require PACE to co-promote, and share one-half of the profits and losses, with such partnership certain concerts which are presented by PACE or any of its affiliates in another venue located in either Atlanta, Georgia or Dallas, Texas. However, SFX acquired an interest in Chastain Park Amphitheater, also in Atlanta, in the Concert/Southern acquisition described below. SFX is currently involved in litigation with its partner. See "--Litigation."

     CONTEMPORARY

     On February 27, 1998, SFX acquired by merger and asset acquisition the music concert, live entertainment, event marketing, computerized ticketing and related businesses of Contemporary and the 50% interest in the Riverport Amphitheater Joint Venture not owned by Contemporary. Contemporary is a vertically-integrated live entertainment and special event promoter and producer, venue operator and consumer marketer. Contemporary is also one of the top special event sales promotion and marketing companies in the country. Contemporary develops programs for national consumer product companies and for demonstrating, sampling and selling products to consumers. Contemporary's clients have included AT&T, CBS TV, Radio Shack, Coca Cola USA, Reebok, Nabisco and the NBA.

     NETWORK

     On February 27, 1998, SFX acquired Album Network, Inc., SJS Entertainment Corporation and the assets of The Network 40 as well as an office building and related property. Network is engaged in music marketing, research and artist development activities and is a publisher of trade magazines for radio broadcasters, music retailers, performers and record industry executives.

     CONCERT/SOUTHERN

     On March 4, 1998, SFX acquired Concert/Southern, a promoter of live entertainment in the Atlanta metropolitan area.

     USA MOTOR SPORTS

     On March 25, 1998, PACE acquired a 67% interest in certain assets and liabilities of USA Motor Sports. The remaining 33% interest is held by Contemporary.

     AVALON

     On May 14, 1998, SFX acquired Avalon, a leading music concert producer and promoter in the Los Angeles area.

     OAKDALE

     On June 3, 1998, SFX acquired certain assets of Oakdale. Oakdale is a promoter and producer of concerts in Connecticut and the owner of the Oakdale Theater, a new 4,800 seat facility located in Wallingford, Connecticut.

     FAME

     On June 4, 1998, SFX acquired all of the outstanding capital stock of FAME, a leading full-service marketing and management company which specializes in the representation of team sports athletes, primarily in professional basketball. FAME was founded in 1992 by David Falk and Curtis Polk and currently represents some of the premier athletes in professional team sports, including, among others, Michael Jordan, Patrick Ewing, Alonzo Mourning, Juwan Howard and Allen Iverson. In addition, FAME provides specialized financial advisory services to its clients. Mr. Falk continues to serve as the Chairman of FAME and was appointed as a Member of the Office of the Chairman and a director of SFX. SFX believes that, through its acquisition of FAME, it will be able to capitalize on the cross-marketing opportunities that may arise by virtue of representing prominent team athletes while selling corporate sponsorships and other marketing rights at its existing venues.

     DON LAW

     On July 2, 1998, SFX acquired certain assets of Don Law, a concert and theater promoter in New England. Don Law currently owns and/or operates three venues in New England with an aggregate seating capacity of 27,400.

     MAGICWORKS

     On September 11, 1998, SFX purchased all of the outstanding shares of common stock of Magicworks, a publicly-traded company. Magicworks specializes in the production and promotion of live entertainment events such as theatrical shows, musical concerts, ice skating shows and other forms of live entertainment. Magicworks also provides personal representation and sports marketing services to professional athletes in such sports as figure skating, baseball and tennis.

     OTHER ACQUISITIONS

     In the third quarter of 1998, SFX completed the acquisition of seven additional companies in the theatrical and music segments. The seven acquisitions included two concert promotion companies, two theatrical presenters, a theatrical presenter and venue owner/operator, a concert merchandising company and an equity owner of an SFX amphitheater.

RECENT ACQUISITION

     On January 11, 1999, SFX acquired all of the outstanding equity interests of a company involved in business management and tour production in music and the performing arts.



PENDING ACQUISITIONS

     MARQUEE ACQUISITION

     On July 23, 1998, SFX and Marquee entered into a merger agreement whereby a wholly owned subsidiary of SFX will be merged with and into Marquee and Marquee will become a wholly owned subsidiary of SFX. See "Agreements Related to the Pending Acquisitions--Marquee." Marquee provides integrated event management, television programming and production, marketing, talent representation and consulting services in the sports, news and other entertainment industries. Marquee's event management, television programming and production and marketing services involve:

   o managing sporting events, such as professional tennis, golf and bowling tournaments;
   o producing television programs, principally sports entertainment and children's programs; and
   o marketing professional and collegiate athletic leagues and organizations.

     CELLAR DOOR ACQUISITION

     In January 1999, SFX entered into an agreement to acquire all of the issued and outstanding capital stock of Cellar Door. Cellar Door is a leading promoter and producer of live entertainment events. See "Agreements Related to the Pending Acquisitions--Cellar Door."

     NEDERLANDER ACQUISITION

     On February 1, 1999, SFX entered into definitive agreements for the acquisition of certain interests in seven venues and other assets from entities controlled by members of the Nederlander family and other persons. The interests in the venues to be acquired consist of:

 o 50% interests in long-term leases and booking and management agreements for The World Music Theatre in Chicago and the Alpine/Valley Music Amphitheatre in East Troy, Wisconsin, serving the Milwaukee/North Chicago market;


 o a long-term lease for the Merriweather Post Pavilion in Columbia, Maryland, serving the Washington D.C. and Baltimore markets; and

 o booking and management agreements for the Riverbend Music Center and the Crown Arena, a one-third interest in the ownership of the Crown Arena, a long-term lease for the Taft Theater and a short-term lease for Bogart's Club, all in Cincinnati.


In addition, the agreements cover 100% interests in entities that provide concert performances and hold rights to construct the Mesa del Sol Centre for the Performing Arts in Albuquerque, New Mexico. See "Agreements Related to the Pending Acquisitions--
Nederlander."

     ISI ACQUISITION

     On January 26, 1999, SFX entered into a definitive agreement to acquire ISI. ISI is a full-service marketing company utilizing a completely integrated approach in the development of client programs. ISI is involved in:

   o   corporate consulting and property marketing;
   o   athletic/celebrity marketing and representation;
   o   team and venue services;
   o   event planning and management; and
   o   licensing and merchandising.

     The consummation of each pending acquisition is subject to the satisfaction of a number of conditions, which, in some cases, are out of SFX's control. No assurance can be given that the pending acquisitions will be consummated on the terms described in this prospectus, or at all.

     SFX is also currently pursuing certain additional acquisitions; however, it has not entered into any definitive agreements with respect to such acquisitions and there can be no assurance that it will do so.

AGREEMENT WITH TICKETMASTER

     On November 13, 1998, SFX and Ticketmaster entered into a binding letter of intent in which SFX granted Ticketmaster the exclusive right to sell and distribute tickets for SFX's events worldwide. SFX anticipates that the revenues associated with its ticket sales will increase in 1999 as a result of this agreement. SFX is currently evaluating its existing internal ticket operations, which were acquired in SFX's 1998 acquisitions; however, SFX does not believe that its ticketing operations are material to its financial condition or results of operation.

SERVICES PROVIDED BY SFX

     SFX is engaged in:

    o  booking and promoting live entertainment events and tours;

   o   producing live entertainment events and tours;
   o   owning and/or operating concert and other entertainment venues;
   o   representing professional athletes; and
   o selling corporate sponsorships and advertising, and providing marketing and consulting services to third-parties.

     BOOKING AND PROMOTION

     SFX books and promotes music concerts, theatrical events, specialized motor sports and other live entertainment events and tours such as music festivals, comedy tours, figure skating shows, gymnastics tours, motivational speaking tours and other special events. SFX books and promotes events in a number of types of venues that are owned and/or operated by SFX or by third parties. See "--Venue Operations." SFX primarily promotes concerts performed by newer performers having widespread popularity--such as Phish, Dave Matthews Band and Hootie & the Blowfish--and by more established performers having relatively long-standing and more stable bases of popularity--such as James Taylor and Jimmy Buffett. SFX believes that its large distribution network will enable it to set an aggregate guarantee for a series of shows, mitigating the risk of loss associated with a single show. SFX also believes that the market research and audience demographics database that it acquired in SFX's 1998 acquisitions, when combined with its existing audience data collection efforts, will permit highly-effective, targeted marketing, such as direct-mail and subscription series campaigns, which SFX believes will increase ticket pre-sales and overall sales in a cost-efficient manner.

     The following table identifies artists whose events SFX recently promoted, on a pro forma basis:



   Aerosmith               Elton John          Phil Collins
   Alabama                 Fleetwood Mac*      Pink Floyd
   Alanis Morissette       James Taylor        Phish
   Bette Midler            Janet Jackson       R.E.M.
   Billy Joel              Jerry Seinfeld*     Rod Stewart*
   Brooks & Dunn           Jimmy Buffett       The Rolling Stones
   Chris Rock*             Live                Seal
   Clint Black             Melissa Etheridge   Sheryl Crow
   Crosby, Stills & Nash   Metallica           Smashing Pumpkins
   Dave Matthews           Michael Bolton*     Stone Temple Pilots
   Depeche Mode            Ozzy Osbourne*      Tim Allen*
   The Eagles              Pearl Jam           Tina Turner
   Earth, Wind & Fire      Peter Gabriel       U2



----------
*     SFX produced a national tour.

     PRODUCTION

     SFX is currently involved in creating tours for music concert and other live entertainment events. SFX's production activities include:

   o creating tours for music concert, theatrical, specialized motor sports and other live entertainment events;
   o   developing and managing touring Broadway shows; and
   o developing specialized motor sports shows, proprietary characters and television programming.

     The acquired businesses produce tours on a national or regional basis and, in 1997, structured national tours for Fleetwood Mac and Ozzy Osbourne, among others. SFX plans to increase its production of national music tours.

     PACE also produces touring Broadway shows, acquiring the stage and touring rights from a show's owner, assembling the touring cast, hiring a director and arranging for the construction and design of sets and costumes. Touring Broadway shows are typically revivals of previous commercial successes or reproductions of theatrical shows currently playing on Broadway in New York City. PACE also produces and makes small investments--typically approximately $150,000 to $600,000--as a limited partner in the creation of a small number of original Broadway shows, in exchange for obtaining touring rights and favorable scheduling for those shows.

     The touring Broadway show production and promotion industry is highly fragmented. SFX believes it is the largest multiple-market presenter of touring Broadway shows in the United States. SFX competes with other producers and presenters to obtain presentation arrangements with venues and performing arts organizations in various markets, including in markets that have more than one venue suitable for presenting a touring Broadway show. SFX's competitors, some of whom have also been partners of PACE and Magicworks in certain theater investments from time to time, include a number of New York-based production companies that also promote touring Broadway shows and a number of regional presenters. On a pro forma basis, SFX would have had a producing interest or investment in the following shows for 1997 and/or 1998, among others:



          SHOW TITLE                  TYPE              SFX'S INVOLVEMENT
----------------------------- -------------------- --------------------------
             Big                    Touring                Production
           Cabaret                  Touring                Production
          Damn Yankees              Touring                Production
          Death Trap                Touring                Production
            Evita                   Touring                Production
          Funny Girl                Touring                Production
          The Gin Game              Touring                Production
           Harmony                Development              Production
          Jekyll & Hyde            Broadway                Production
   Kiss of the Spiderwoman          Touring                Production
       Lord of the Dance       Touring (Europe)            Production
           The Magic of             Touring                Production
        David Copperfield
        Man of La Mancha            Touring                Production
       Smokey Joe's Cafe            Touring                Production
       The Sound of Music           Touring                Production
         Victor, Victoria           Touring         Production and Investment
         West Side Story            Touring                Production
          A Chorus Line        Touring (US & UK)           Investment
            Annie                  Broadway                Investment
           Carousel                 Touring                Investment
            Cirque            Broadway & Touring           Investment
           Chicago            Broadway & Touring           Investment
 How to Succeed in Business   Broadway & Touring           Investment
          Martin Guerre          West End (UK)             Investment
             Rent             Broadway & Touring           Investment
          Steel Pier               Broadway                Investment
         Triumph of Love           Broadway                Investment
         West Side Story         Touring (UK)              Investment



     SFX believes that there are approximately 50 domestic markets that can provide the potential audience and gross ticket revenues for a full scale touring Broadway show to be profitable, and an additional 50 markets where smaller scale productions with shorter runs can be presented profitably. Most of these cities have only a limited number of venues that can accommodate a touring Broadway show.

     SFX currently sells subscription series for its touring Broadway shows in the following 38 markets that maintain active touring schedules:



   Albuquerque, NM        Indianapolis, IN    Pittsburgh, PA
   Atlanta, GA            Jacksonville, FL    Portland, OR
   Austin, TX             Long Beach, CA      Salt Lake City, UT
   Baltimore, MD          Louisville, KY      San Antonio, TX
   Boise, ID              Miami, FL           Seattle, WA
   Boston, MA             Milwaukee, WI       Tampa, FL
   Cincinnati, OH         Minneapolis, MN     Tempe, AZ
   Colorado Springs, CO   Nashville, TN       Tucson, AZ
   Columbus, OH           New Orleans, LA     Wallingford, CT
   Dallas, TX             Omaha, NE           Wichita, KS
   Eugene, OR             Orange County, CA   Ottawa, Canada
   Ft. Lauderdale, FL     Orlando, FL         Edmonton, Canada
   Houston, TX            Palm Beach, FL



     SFX also produces motor sports events, such as monster truck events, tractor pulls, mud races, demolition derbies and motor cross races, and designs tracks and other elements for those events. Competition among producers in the specialized motor sports industry is between three large companies and a number of smaller regional companies. SFX also competes with several regional specialized motor sports companies, which each present only a small number of events, as well as a number of local promoters that present only one or two events per year. See "Risk Factors--SFX may be forced to sell some of its subsidiaries, which may prevent SFX from realizing the full value of these subsidiaries."

     In addition, SFX produces a variety of other forms of live entertainment, including music festivals, radio programs, air shows, figure skating shows, gymnastics tours, comedy tours, motivational speaking tours and television programming based on certain of its events and other events.

     VENUE OPERATIONS

     SFX derives revenues from its venue operations primarily from corporate sponsorships and advertising, concessions, merchandise, parking and other related items. A venue operator typically receives for each event it hosts a fixed fee or percentage of ticket sales for use of the venue, as well as a fee representing 40-50% of total concession sales from the vendors and 10-25% of total merchandise sales from the performer. As a venue owner, SFX typically receives 100% of sponsorship and advertising revenues. Since few artists will play in every available market during a tour, SFX competes with venues in other markets for dates of popular national tours. The favorable cost structure of amphitheaters and their ability to draw fans is often an important factor in a performer's decision to choose to perform in an amphitheater market. SFX also competes with other venues to promote an artist in that city.


     SFX believes that it controls the largest network of venues used principally for music concerts and other live entertainment events in the United States. Upon closing of the pending Cellar Door acquisition, SFX will wholly or partially own and/or operate 75 venues in 30 of the top 50 markets, including 14 amphitheaters in 9 of the top 10 markets. The following chart sets forth certain information with respect to the venues that SFX wholly or partially owns and/or operates:

                                                                             TOTAL           AVG.         NO. OF        TOTAL
                                  MARKET       TYPE OF        SFX'S         SEATING       ATTENDANCE      EVENTS      SEATS SOLD
        MARKET AND VENUE         RANK (1)       VENUE        INTEREST       CAPACITY        IN 1997      IN 1997       IN 1997
------------------------------- ---------- -------------- ------------- --------------- -------------- ----------- ---------------
NEW YORK--NORTHERN NEW          1
 JERSEY--LONG ISLAND:
PNC Bank Arts Center                       amphitheater   22-year            17,500          6,456          57         368,004
 (formerly Garden State                                   lease that
 Arts Center) .................                           expires
                                                          October 31,
                                                          2017
Jones Beach Theatre ...........            amphitheater   10-year            14,400          7,992          45         359,653
                                                          license
                                                          agreement
                                                          that expires
                                                          December 31,
                                                          1999
Roseland Ballroom .............            theater        exclusive           3,600          2,614          41         107,174
                                                          booking
                                                          agent
Westbury Music Fair ...........            theater        43-year             2,870          2,198         148         325,348
                                                          lease that
                                                          expires
                                                          December 31,
                                                          2034
Irving Plaza ..................            theater        10-year             1,121            963         208         200,250
                                                          lease that
                                                          expires
                                                          July 30,
                                                          2007
Beacon Theatre ................            theater        49%                 2,849          2,000(2)       40(2)       80,000(2)
                                                          partnership
                                                          interest in
                                                          15-year
                                                          lease that
                                                          expires
                                                          December 31,
                                                          2006
LOS ANGELES--RIVERSIDE--        2
 ORANGE COUNTY:
Glen Helen Blockbuster                     amphitheater   25-year            25,000(3)      10,162          15         152,432
 Pavilion .....................                           lease that
                                                          expires
                                                          July 1, 2018
Irvine Meadows                             amphitheater   facility           15,500         11,537          19         219,211
 Amphitheater .................                           owned;
                                                          20-year land
                                                          lease that
                                                          expires
                                                          February
                                                          28, 2017
Thousand Oaks Civic Arts                   theater        5-year              1,800          1,164          24          27,929
 Plaza ........................                           exclusive
                                                          booking
                                                          agent for
                                                          contemporary
                                                          music
                                                          events that
                                                          expires
                                                          May 2003
CHICAGO--GARY--KENOSHA:         3
The Palace Theater(4) .........            theater        50%                 2,350         N/A           N/A           N/A
                                                          partnership
                                                          interest in
                                                          49-year
                                                          lease that
                                                          expires
                                                          May, 2048

                                                                                  TOTAL       AVG.       NO. OF     TOTAL
                                     MARKET       TYPE OF          SFX'S         SEATING   ATTENDANCE    EVENTS   SEATS SOLD
         MARKET AND VENUE           RANK (1)       VENUE          INTEREST      CAPACITY     IN 1997    IN 1997    IN 1997
---------------------------------- ---------- -------------- ----------------- ---------- ------------ --------- -----------
Rosemont Horizon .................            arena          10-year             17,500        N/A        N/A        N/A
                                                             consulting
                                                             agreement
                                                             that expires
                                                             January 1,
                                                             2009(5)
Rosemont Theater .................            theater        10-year              4,000        N/A        N/A        N/A
                                                             consulting
                                                             agreement
                                                             that expires
                                                             January 1,
                                                             2009(5)
WASHINGTON--BALTIMORE:             4
Nissan Pavilion at Stone                      amphitheater   20-year             25,000      11,116        31      344,600
 Ridge(6) ........................                           lease that
                                                             expires
                                                             June 9,
                                                             2014
SAN FRANCISCO--OAKLAND--SAN        5
 JOSE:
Shoreline Amphitheater ...........            amphitheater   facility            22,000      12,600        40      504,013
                                                             owned; land
                                                             leased for
                                                             35 years,
                                                             expiring
                                                             November 30,
                                                             2021
Concord Pavilion .................            amphitheater   10-year             12,500       6,226        42      261,479
                                                             exclusive
                                                             outside
                                                             booking
                                                             agent until
                                                             December 31,
                                                             2005
Greek Theater ....................            theater        4-year               8,500       6,191         9       55,718
                                                             promotion
                                                             agreement
                                                             that expires
                                                             October 31,
                                                             2002
Warfield Theatre .................            theater        10-year              2,250       1,677        77      129,129
                                                             lease that
                                                             expires
                                                             May 31,
                                                             2008
Fillmore Auditorium ..............            theater        10-year              1,249       1,051       180      189,103
                                                             lease that
                                                             expires
                                                             August 31,
                                                             2007
Punch Line Comedy Club ...........            club           5-year lease           175          97       422       41,138
                                                             that expires
                                                             September 15,
                                                             2001
PHILADELPHIA--WILMINGTON--         6
 ATLANTIC CITY:
Blockbuster/SONY Music                        amphitheater   31-year             25,000       8,973        54      484,528
 Entertainment Centre at                                     lease that
 the Waterfront ..................                           expires
                                                             September 29,
                                                             2025
BOSTON--WORCESTER--LAWRENCE:       7
Great Woods Center for the                    amphitheater   owned               19,500      11,943        54      644,875
 Performing Arts .................
Harborlights Pavilion(7) .........            amphitheater   license              4,800       3,180        45      143,100
                                                             agreement

                                                                                 TOTAL          AVG.       NO. OF       TOTAL
                                   MARKET       TYPE OF          SFX'S          SEATING      ATTENDANCE    EVENTS     SEATS SOLD
        MARKET AND VENUE          RANK (1)       VENUE         INTEREST         CAPACITY       IN 1997    IN 1997      IN 1997
-------------------------------- ---------- -------------- ---------------- --------------- ------------ --------- ---------------
Orpheum Theatre ................            theater        4-year                 2,700         2,475       184        622,586
                                                           operating
                                                           agreement
                                                           that expires
                                                           December 31,
                                                           2000
Avalon .........................            club           5-year                 1,350         1,116        54         60,213
                                                           exclusive
                                                           booking
                                                           agent until
                                                           June 30,
                                                           2003 and
                                                           beneficial
                                                           owner of a
                                                           minority
                                                           interest
Charles Playhouse (main                     theater        owned                    525           439       416        182,448
 stage) ........................
Charles Playhouse (basement)                theater        owned                    200           104       416         43,480
Wilbur Theatre .................            theater        5-year lease           1,223           959       129        123,732
                                                           that expires
                                                           August 25,
                                                             2001
Colonial Theatre ...............            theater        8-year lease           1,704         1,330       208        276,754
                                                           that expires
                                                           August 31,
                                                             2001
DETROIT--ANN ARBOR--FLINT:            8
Pine Knob Music Theatre(6) .....            amphitheater   preferred             16,646        11,277        45        507,469
                                                           booking
The Palace at Auburn                        arena          preferred             15,000(8)     15,893        23        365,549
 Hills(6) ......................                           booking
Detroit State Theatre(6) .......            theater        exclusive              3,000         2,388        36         85,979
                                                           booking
Meadowbrook                                 amphitheater   exclusive              7,619         4,235         5         21,174
 Amphitheater(6) ...............                           booking
DALLAS--FORT WORTH:                   9
Starplex Amphitheater ..........            amphitheater     32.5%               20,500         8,799        35        307,981
                                                           partnership
                                                           interest in
                                                           31 year
                                                           lease that
                                                           expires
                                                           December 31,
                                                           2028
HOUSTON--GALVESTON--BRAZORIA:        10
Cynthia Woods Mitchell                      amphitheater   15-year               13,000         8,381        35        293,350
 Pavilion ......................                           management
                                                           contract
                                                           that expires
                                                           December 31,
                                                           2009
Aerial Theater at Bayou                     theater            50%                2,800         3,223        18         58,019(9)
 Place .........................                           partnership
                                                           interest in
                                                           10-year
                                                           lease that
                                                           expires
                                                           December 31,
                                                           2007

                                                                             TOTAL       AVG.       NO. OF      TOTAL
                                   MARKET       TYPE OF         SFX'S       SEATING   ATTENDANCE    EVENTS    SEATS SOLD
        MARKET AND VENUE          RANK (1)       VENUE        INTEREST     CAPACITY     IN 1997     IN 1997    IN 1997
-------------------------------- ---------- -------------- -------------- ---------- ------------ ---------- -----------
ATLANTA:                         11
Lakewood Amphitheater ..........            amphitheater   32.5%            19,000       9,257         32      296,225
                                                           partnership
                                                           interest in
                                                           35-year
                                                           lease that
                                                           expires
                                                           January 1,
                                                           2019
Chastain Park Amphitheater .....            amphitheater   10-year           7,000       5,777         28      161,755
                                                           lease that
                                                           expires
                                                           December 31,
                                                           2000
Roxy Theater ...................            club           7-year lease      1,500         848        102       86,498
                                                           that expires
                                                           March 31,
                                                           2004
Cotton Club ....................            club           5-year lease        650         403        151       60,829
                                                           that expires
                                                           August 30,
                                                           2000
MIAMI--FORT LAUDERDALE:          12
Sunrise Musical Theatre (6) ....            theater        owned             3,968       3,366         34      114,444
Parker Playhouse ...............            theater        4-year            1,185         749        112       83,904
                                                           exclusive
                                                           booking
                                                           that expires
                                                           October 17,
                                                           2000
SEATTLE--TACOMA--BREMERTON:      13
White River Amphitheatre                    amphitheater   long-term        20,000        N/A         N/A        N/A
 (10) ..........................                           management
                                                           agreement
PHOENIX--MESA:                   16
Desert Sky Blockbuster                      amphitheater   60-year          19,900       9,179         23      211,114
 Pavilion ......................                           lease that
                                                           expires
                                                           June 30,
                                                           2049
ST. LOUIS:                       18
Riverport Amphitheater .........            amphitheater   owned            21,000      10,531         42      442,302
American Theater ...............            theater        10-year           2,000       1,510         24       36,236
                                                           lease that
                                                           expires
                                                           July 31,
                                                           2004
Westport Playhouse .............            theater        year-to-year      1,100         880         15       13,196
                                                           lease, with
                                                           renewal
                                                           under
                                                           negotiation
PITTSBURGH:                      19
Star Lake Amphitheater .........            amphitheater   45-year          22,500      12,361         42      519,182
                                                           lease that
                                                           expires
                                                           December 31,
                                                           2034

                                                                                 TOTAL       AVG.       NO. OF      TOTAL
                                    MARKET       TYPE OF          SFX'S         SEATING   ATTENDANCE    EVENTS    SEATS SOLD
         MARKET AND VENUE          RANK (1)       VENUE          INTEREST      CAPACITY     IN 1997     IN 1997    IN 1997
--------------------------------- ---------- -------------- ----------------- ---------- ------------ ---------- -----------
I.C. Light Amphitheater .........            amphitheater   year to year         4,235       2,257         82      185,029
                                                            license
                                                            agreement
                                                            expired
                                                            December 31,
                                                            1998 (extension
                                                            to December 31,
                                                            2004 negotiated-
                                                            awaiting
                                                            execution of
                                                            agreement)
DENVER-BOULDER-GREELEY:           21
Mammoth Events Center ...........            theater        owned                3,000        N/A         N/A        N/A
KANSAS CITY:                      24
Sandstone Amphitheater. .........            amphitheater   10-year             18,000       8,109         32      259,488
                                                            lease that
                                                            expires
                                                            December 31,
                                                            2002
Starlight Theater ...............            theater        concert              9,000       3,772          9       33,948
                                                            presentation
                                                            agreement
                                                            that expires
                                                            September 30,
                                                            2000
Memorial Hall ...................            theater        5-year               3,000       1,910         11       21,014
                                                            management
                                                            contract
                                                            that expires
                                                            January 1,
                                                            2004
MILWAUKEE--RACINE:                25
Marcus Amphitheater (6) .........            amphitheater   50%                 22,828       8,334         11       91,670
                                                            partnership
                                                            in lease that
                                                            expires in
                                                            2000
Modjeska Theater(6) .............            theater        exclusive            1,800         965         21       20,262
                                                            booking
SACRAMENTO--YOLO:                 26
Punch Line Comedy Club ..........            club           9-year lease           245          90        355       31,834
                                                            that expires
                                                            December 31,
                                                            2000
Yuba County                                  amphitheater   owned               18,500        N/A         N/A        N/A
 Amphitheatre (10) ..............
NORFOLK--VIRGINIA BEACH--         27
 NEWPORT NEWS:
GTE Virginia Beach                           amphitheater   30-year             20,000      10,428         32      333,688
 Amphitheater(6). ...............                           lease that
                                                            expires in
                                                            2026
The Boathouse(6) ................            concert hall   lease that           2,460       1,494         42       62,762
                                                            expires 2013
The Abyss(6) ....................            club           exclusive              900         329         16        5,269
                                                            booking
INDIANAPOLIS:                     28
Deer Creek Music Center .........            amphitheater   owned               21,000      11,348         42      476,617
Murat Theatre ...................            theater and    50-year              2,700       1,412        144      211,920
                                             ballroom       lease that
                                                            expires
                                                            August 31,
                                                            2045
COLUMBUS:                         30
Polaris Amphitheater ............            amphitheater   owned               20,000       7,732         39      301,555

                                                                             TOTAL         AVG.           NO. OF          TOTAL
                                  MARKET       TYPE OF         SFX'S        SEATING     ATTENDANCE        EVENTS        SEATS SOLD
        MARKET AND VENUE         RANK (1)       VENUE        INTEREST      CAPACITY       IN 1997        IN 1997         IN 1997
------------------------------- ---------- -------------- --------------  ---------- ---------------- ------------- ----------------
CHARLOTTE--GASTONIA--ROCK           32
 HILL:
Charlotte Blockbuster                      amphitheater   owned             18,000         8,592            34           292,135
 Pavilion .....................
HARTFORD:                           37
Meadows Music Theater .........            amphitheater   facility          25,000         9,807            26           254,982
                                                          owned; land
                                                          leased for
                                                          40 years
                                                          until
                                                          September 13,
                                                          2034
Oakdale Theater ...............            theater        facility           4,800         2,944           142           418,000
                                                          owned;
                                                          15-year land
                                                          lease that
                                                          expires
                                                          June 3,
                                                          2013 and
                                                          SFX will
                                                          purchase
                                                          land upon
                                                          expiration
NASHVILLE:                          40
Starwood Amphitheater .........            amphitheater   owned             17,000         8,208            25           205,204
ROCHESTER:                          41
Finger Lakes Amphitheater .....            amphitheater   year to year      12,700         6,123            15            91,845
                                                          co-promotion
                                                          agreement
                                                          that expires
                                                          December 31,
                                                          1999
RALEIGH--DURHAM--CHAPEL             45
 HILL:
Walnut Creek Amphitheater .....            amphitheater   40-year           20,000        10,498            40           419,919
                                                          lease that
                                                          expires
                                                          October 31,
                                                          2030 (11)
WEST PALM BEACH--BOCA               48
 RATON:
SONY Music/Blockbuster                     amphitheater   lease that        20,000        11,244            26           292,340
 Coral Sky Amphitheater .......                           expires
                                                          December 31,
                                                          2005 (11)
Royal Poinciana Playhouse .....            theater        6-year lease         878           601            84            50,509
                                                          that expires
                                                          October 31,
                                                          2004
LOUISVILLE:                         49
Palace Theatre ................            theatre        50%                2,700        N/A            N/A             N/A
                                                          ownership
Harro East Theater ............            theater/       7-year             1,050         1,000(12)        13(12)        13,000(12)
                                           ballroom       exclusive
                                                          booking
                                                          that expires
                                                          November 4,
                                                          2005
RICHMOND--PETERSBURG:               51
Classic Amphitheatre(6) .......            amphitheater   year to year      11,000         6,208            14            86,917
                                                          management
                                                          contract

                                                                                TOTAL       AVG.       NO. OF     TOTAL
                                     MARKET       TYPE OF         SFX'S        SEATING   ATTENDANCE    EVENTS   SEATS SOLD
         MARKET AND VENUE           RANK (1)       VENUE         INTEREST     CAPACITY     IN 1997    IN 1997    IN 1997
---------------------------------- ---------- -------------- --------------- ---------- ------------ --------- -----------
SPRINGFIELD:                            70
Tanglewood .......................            amphitheater   exclusive         13,802   5,786             8    46,289
                                                             booking
                                                             agent--expires
                                                             July 27,
                                                             1999
RENO:                                  125
Reno Hilton Amphitheater .........            amphitheater   4-year             8,500   3,420            19    64,983
                                                             exclusive
                                                             promotion
                                                             agreement
                                                             that expires
                                                             December 31,
                                                             2001



----------
 (1) Based on the July 1996 population of metropolitan statistical areas as set forth in the Internet Press Release, dated December 1997, by the Population Estimates Program, Population Division, U.S. Bureau of the Census. Excludes venues where SFX sells subscriptions for touring Broadway shows.

 (2) Approximate numbers.

 (3) Additional seating of approximately 40,000 is available for certain events.

 (4) Venue is closed for renovation and is scheduled to re-open in May 1999.

 (5) Consulting agreement provides for booking, group sales and marketing consultation services. Venue is available for rental by all promoters.

 (6) Venues to be acquired in the Cellar Door acquisition.

 (7) SFX has negotiated a new license agreement for this facility and is awaiting approval of this agreement by the appropriate governmental authority.

 (8) Additional seating of approximately 5,000 is available for certain events.

 (9) Includes New Year's Eve Festival with attendance of approximately 15,000.

(10) Venue is currently under development.

(11) Upon closing of the Cellar Door acquisition, SFX will own a 100% interest in each of these leases. SFX currently holds a 66% partnership interest in the Walnut Creek Amphitheater lease and a 75% partnership interest in the SONY Music/Blockbuster Coral Sky Amphitheater lease.

(12) Approximate numbers based on reported sellouts of all but one show.

     Because SFX operates a number of its venues under leasing or booking agreements, its long-term success will depend on its ability to renew these agreements when they expire or end. There can be no assurance that it will be able to renew these agreements on acceptable terms or at all, or that it will be able to obtain attractive agreements with substitute venues.

     REPRESENTATION OF PROFESSIONAL ATHLETES AND OTHER PERSONALITIES

     Upon consummation of the FAME acquisition in June 1998, SFX became a leading full-service provider of marketing and management services, specializing in the representation of team sports athletes, primarily in professional basketball. It generates revenues through the negotiation of professional sports contracts and endorsement contracts for its clients. FAME's clients have endorsed products for companies such as Nike, McDonald's, Coca-Cola and Chevrolet. In addition, FAME generates a small portion of its revenues by providing certain financial management and planning services to its clients, through its investment affiliate that was also acquired in the FAME acquisition, which is a registered investment advisor. SFX believes that it will be able to capitalize on the synergies which exist between the representation of athletes in corporate marketing opportunities and the sale of corporate sponsorships and other marketing rights at its existing venues.

     FAME has derived a significant portion of its revenues to date from a small number of its clients, primarily in professional basketball. SFX estimates that five of FAME's basketball clients accounted for approximately 78% of FAME's revenue for the nine months ended September 30, 1998, and, on a pro forma basis, FAME's revenues would have comprised approximately 1% of SFX's revenues for the same period. The amount of endorsement and other revenues that these clients generate is a function of, among other things, the clients' professional performance and public appeal. Factors beyond SFX's control, such as injuries to clients, declining skill or labor unrest, among others, could have a material adverse affect on SFX's operations. Representation agreements with clients are generally for a term equal to the term of the player's professional sports contract but are terminable on 15 days' notice, although FAME would continue to be entitled to the revenue streams generated during the remaining term of any contracts that it negotiated. The termination or expiration of FAME's contracts with certain clients could have a material adverse affect on SFX's operations.

     The pending Marquee and ISI acquisitions would substantially increase SFX's talent representation business. Marquee represents over 500 professional athletes, broadcasters, musicians and entertainers. Marquee's services encompass the negotiation of employment agreements and the creation and evaluation of endorsement, promotional and other business opportunities for such personalities. ISI is a full service sports marketing company offering an extensive array of services, including athlete marketing and representation.


     The owners of the teams in the NBA locked out their players from participation in league activities from July 1, 1998, to January 6, 1999, which caused cancellation of some of the games for the 1998-1999 basketball season. The NBA season began February 5, 1999, with a reduced game schedule. The cancellation of over 30 games for the 1998-1999 NBA season will have a negative impact on FAME's revenues and EBITDA.


     SPONSORSHIPS AND ADVERTISING; MARKETING AND OTHER SERVICES

     To maximize revenues, SFX actively pursues the sale of local, regional and national corporate sponsorships, including naming venues such as the PNC Bank Arts Center and designating "official" event or tour sponsors, providers of concessions such as beer and soda, credit card companies, phone companies, film manufacturers and radio stations, among others. Sponsorship arrangements can provide significant additional revenues at negligible incremental cost, and many of SFX's venues currently have no sponsorship arrangements in many of the available categories, including naming rights. SFX believes that the national venue network it has assembled will likely attract a larger number of major corporate sponsors and enable SFX to sell national sponsorship rights at a premium over local or regional sponsorship rights. SFX also pursues the sale of corporate advertising at its venues, and believes that it has substantial billboard and other advertising space available that it has not yet begun to utilize. SFX also believes that its relationships with advertisers will enable it to better utilize available advertising space and the aggregation of its audiences nationwide will create the opportunity for advertisers to access a nationwide market.

     SFX provides a variety of marketing and consulting services derived from or complementary to its live entertainment operations, including local, regional and national live marketing programs and subscription or fee based radio and music industry data compilation and distribution. Live marketing programs are generally specialized advertising campaigns designed to promote a client's product or service by providing samples or demonstrations in a live format, typically at malls and college campuses. For example, Contemporary presents live marketing events on behalf of AT&T for the purposes of demonstrating the advantages of AT&T's long distance service over that of its competitors. This program is in its third year, and Contemporary is now the primary vendor for this service. Additionally, SFX believes that Contemporary is one of the leading producers of national mall touring events, producing over 65 events every year in the country's shopping malls. These events, either in stores or mall congregation areas, are designed to promote brand awareness and drive follow-up sales. Contemporary recently had mall tour campaigns for Newsweek magazine and for Radio Shack. SFX believes that, along with mall events, Contemporary is one of the industry leaders in events produced on college campuses. Currently in its seventh year, the CBS College Tour will appear at 40 colleges in the United States. In addition to promoting the image of the CBS Television Network, these tours also create value-added tie-in promotions and marketing programs for the network's top advertisers. During each year, Contemporary uses over 100 vehicles, traveling nationwide in support of these programs, and draws on over 1,000 independent marketing associates across the country with respect to its marketing campaigns.

     SFX is engaged in music marketing, research and artist development activities, and is a publisher of trade magazines for radio broadcasters, music retailers, performers and record industry executives. Each of SFX's magazines focuses on research and insight common to a specific contemporary radio format. SFX also provides radio airplay and music retail research services to record labels, artist managers, retailers and radio broadcasters.

     SFX, through Network, creates and distributes network radio special events and live concert programming for over 400 music radio stations in the top 200 United States radio markets. Additionally, SFX produces eight daily radio "show prep" services that stations use to supplement in-house content production. Network also provides consulting and entertainment marketing services to corporate clients with music business interests.

OPERATING STRATEGY

     SFX's principal objectives are to maximize revenue and cash flow growth opportunities by being a leading promoter and producer of live entertainment events and a leading provider of talent representation services and owning and/or operating leading live entertainment venues in the United States. SFX's specific strategies include the following:

     OWN AND/OR OPERATE LEADING LIVE ENTERTAINMENT VENUES IN NATION'S TOP 50 MARKETS

     A key component of SFX's strategy is to own and/or operate a network of leading live entertainment venues in the nation's top 50 markets. SFX believes that this strategy will enhance its ability to:

   o utilize its nationwide venue footprint, significant industry expertise and access to a large aggregate audience to secure more events and distribute content on a national scale;
   o sell additional products and maximize numerous other related revenue sources, including sponsorships and other marketing opportunities;
   o position itself to produce national tours by leading performers to capture a greater percentage of revenues from those tours;
   o encourage wider use by performers of SFX's venues by providing centralized access to a nationwide network of venues; and
   o take advantage of economies of scale to increase, for example, concession and related revenues.

     SFX believes that it controls the largest network of venues used principally for music concerts and other live entertainment events in the United States. Upon closing of the pending Cellar Door acquisition, SFX will wholly or partially own and/or operate under lease or exclusive booking arrangements 75 venues, including 14 amphitheaters in 9 of the top 10 markets, located in 30 of the top 50 markets.

     MAXIMIZE ANCILLARY REVENUE OPPORTUNITIES

     SFX intends to enhance revenues and cash flows by maximizing revenue sources arising from and related to its leadership position in the live entertainment business. Management believes that these related revenue sources generally have higher margins than promotion and production revenues and include, among others, the sale of corporate sponsorship, naming and other rights, concessions, merchandise, parking and other products and services and the sale of rights to advertise to SFX's large aggregate national audience. Categories available for sponsorship arrangements include the naming of the venue itself and the designation of "official" event or tour sponsors, concessions providers, credit card companies, phone companies, film manufacturers and radio stations, among others. Sponsorship arrangements can provide significant additional revenues at negligible incremental cost, and many of SFX's venues currently have no sponsorship arrangements in many of the available categories, including naming rights. SFX also intends to maximize related revenues by developing and exploiting intellectual property rights associated with its production of musical concert tours and themed events such as regional music festivals and branded characters created as an integral part of the content, marketing and merchandising of certain motor sports events. Additionally, SFX intends to maximize related revenues by developing Internet opportunities, including affinity clubs, through the creation of a common SFX web site.

     SFX has recently agreed to sell naming rights for four venues. SFX has also recently entered into 16 national sponsorships covering national tours arranged by SFX or for the exploitation of the SFX national network of venues. The majority of these sponsorships are for clients that are either new to SFX or to the entertainment industry generally. SFX believes that significant additional opportunities for various types of sponsorships remain available for sale.

     EXPLOIT SYNERGIES OF THE ACQUIRED BUSINESSES

     SFX plans to maximize revenues by exploiting synergies among, and incorporating the best business practices of, its various existing businesses, including the businesses to be acquired. SFX also intends to exploit synergies resulting from the consolidation of venue ownership and SFX's expanding overall size. For example, SFX believes that the radio industry trade publications of Network will enable SFX to introduce new acts and new musical releases to radio programming directors nationwide. This exposure can enhance recorded music sales and, in turn, music concert attendance, particularly for artists having relationships with SFX. In addition, SFX believes that it will be able to capitalize on the cross-marketing opportunities that may arise by virtue of representing prominent team athletes while selling corporate sponsorships and other marketing rights at its existing venues.

     INCREASE USE OF VENUES; DIVERSIFICATION OF ACTS AND VENUES

     Typically, a venue is not used for many of the dates available for live entertainment events in any given season. SFX believes that it will be able to increase the utilization of its venues through:

   o   its ability to affect scheduling on a nationwide basis;
   o   its local knowledge, relationships and expertise; and
   o its presentation of a variety of additional events, including comedy acts, magic acts, motivational speeches, national figure skating and gymnastics competitions and exhibitions and bull riding competitions, among others.

SFX believes that a diversified portfolio of performers, events and venues reduces reliance on the commercial success of any one performer, event or venue.

     INNOVATIVE EVENT MARKETING

     SFX plans to use innovative event marketing to increase admissions, sponsorship and advertising revenues and to develop ticketing strategies more accurately reflecting demand, resulting in increases in both lower prices and premium priced tickets. In particular, SFX believes that it can increase the profitability of its venues by offering premium ticket packages, including:

   o season ticket packages that include amenities such as preferred seating, VIP parking, waiter service, private club and/or "upscale" concession menus;
   o subscription series packages, allowing customers to purchase tickets for a set of performances; and
   o preferred seating, such as box seating and VIP seating areas, which typically generate higher revenues per seat.

     SFX acquired market research and audience demographics databases through certain of SFX's 1998 acquisitions. These databases, when combined with SFX's existing audience data collection efforts, will permit highly-effective targeted marketing, such as direct-mail and subscription series campaigns, which SFX believes will increase ticket pre-sales and overall sales in a cost-efficient manner.

     STRICT COST CONTROLS; NATIONALLY COORDINATED BOOKING, MARKETING &
ACCOUNTING

     SFX's senior management imposes strict financial reporting requirements and expense budget limitations on all of its businesses, enabling senior management to monitor the performance and operations of all of its businesses, to eliminate duplicative administrative costs and to realize expense savings. Moreover, SFX believes that its size will enable it to achieve substantial economies of scale by:

   o completing the implementation of a nationally coordinated booking system for contracting for and scheduling acts, while continuing to utilize the substantial local expertise of the acquired businesses;
   o establishing a centralized marketing team to exploit ancillary revenue streams on local, regional and national levels, including from sponsorship, advertising and merchandising opportunities; and
   o   implementing a centralized accounting system.

     PURSUE COMPLEMENTARY ACQUISITION OPPORTUNITIES

     The live entertainment business is characterized by numerous participants, including booking agents, promoters, producers, venue owners and venue operators, many of which are entrepreneurial, capital-constrained local or regional businesses that do not achieve significant economies of scale from their operations. SFX believes that the fragmented nature of the industry presents attractive acquisition opportunities, and that its larger size will provide it with improved access to the capital markets that will give it a competitive advantage in implementing its acquisition strategy. Through consolidation, SFX believes that it will be better able to coordinate negotiations with performers and talent agents, addressing what SFX believes is a growing desire among performers and talent agents to deal with fewer, more sophisticated promoters. SFX intends to pursue additional strategic acquisitions of:

   o   amphitheater and other live entertainment venues;
   o local and regional promoters and producers of music concert, theatrical, specialized motor sports and other live entertainment events; and
   o   companies in the sports marketing and talent representation industry.

In addition to the pending Cellar Door, ISI and Nederlander acquisitions, SFX is currently in the process of negotiating certain additional acquisitions of live entertainment and related businesses; however, it has not entered into definitive agreements with respect to any of such acquisitions and there can be no assurance that it will do so. See "Risk Factors--If SFX is unable to complete other acquisitions in the future, SFX's business and stock price may suffer."

REGULATORY MATTERS

     Because SFX relies on acquisitions of existing businesses and assets for its growth, restrictions imposed by local, state and federal regulatory, licensing, approval and permit requirements, including those relating to zoning, operation of public facilities, consumer protection and antitrust, will significantly affect its ability to acquire and operate its business. For example, the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice have the authority to challenge SFX's acquisitions on antitrust grounds before or after the acquisitions are completed. Each state where SFX operates may also challenge an acquisition under state or federal antitrust laws. SFX may be unable to obtain the licenses, approvals and permits it requires, including approvals under the HSR Act, from time to time to acquire and operate live entertainment businesses in accordance with its expansion strategy.

     SFX received a preliminary inquiry from the Department of Justice seeking information on SFX's acquisitions of live entertainment venues and businesses throughout the United States. The Department of Justice is investigating whether these acquisitions might give SFX undue market power in producing, promoting or exhibiting live entertainment events. No assurances can be given regarding the outcome of this inquiry.

PROPERTIES

     SFX's executive offices are located at 650 Madison Avenue, 16th Floor, New York, New York 10022. SFX wholly or partially owns and/or operates 75 venues as more fully described under "--Services Provided by SFX--Venue Operations." In addition, SFX owns or leases office space throughout the United States and abroad in connection with its operations.


LITIGATION

     In a complaint filed October 8, 1998 in the Superior Court of the State of California, Los Angeles County, Universal Concerts II, Inc., a California corporation formerly named MCA Concerts II, Inc., brought suit against PACE Amphitheaters, Inc., PACE Entertainment Group, Inc., SFX Entertainment, Inc., Brian Becker and Allen Becker. The complaint alleged, among other things, that SFX's acquisitions of PACE and Concert/Southern caused breaches of PACE's various agreements with Universal. The complaint alleged that PACE is in breach of a co-promotion agreement, that Brian and Allen Becker are in breach of non-competition agreements and that SFX has intentionally interfered with contracts between the plaintiff and certain of the defendants. The defendants have removed the case from the State Court to the Federal Court for the Central Division of California and have answered the complaint denying liability. Although the lawsuit seeks damages in an unspecified amount, in SFX management's view, the realistic amount in controversy is not material to the business or prospects of SFX. The defendants intend to defend the case vigorously.

     On November 20, 1998, a group of plaintiffs filed a complaint against 11 talent agencies and 29 promoters, including SFX, several of its subsidiaries and other entities to be acquired in the pending Cellar Door acquisition. According to the complaint, the plaintiffs are five corporations owned by African-Americans. The compliant alleges action by the defendants to exclude African-Americans from promoting concerts and seeks injunctive relief and damages for civil rights and antitrust violations. The focus of the action appears to be industry-wide, rather than specifically directed at SFX. SFX intends to defend the action vigorously.

     On May 5, 1998, Herbert Beherens, a Marquee stockholder, filed a class action complaint in Chancery Court in the State of Delaware, New Castle County, CA #16355NC against SFX, certain of its directors and Marquee. The complaint alleged that SFX proposed an acquisition of Marquee and that the proposed acquisition would be unfair to Marquee's public stockholders. The complaint sought an order enjoining the proposed transaction, or, in the alternative, awarding rescissory and compensatory damages.

     On July 22, 1998, the parties entered into a Memorandum of Understanding, pursuant to which the parties reached an agreement providing for a settlement of the action. Pursuant to the settlement, SFX acknowledged that the legal action was a significant factor in SFX improving the terms of its offer to acquire Marquee. The settlement also provided for the defendants to pay plaintiffs' counsel an aggregate of $310,000, including all fees and expenses as approved by the court. The settlement was conditioned on the closing of the merger, completion of confirmatory discovery and approval of the court.

     On October 16, 1998, SFX and Marquee entered into amendment no. 3 to the merger agreement. In doing so, SFX and Marquee took into consideration the concerns and interests of the plaintiffs in the litigation, but they did not amend the Memorandum of Understanding or revise the settlement at that time.

     On January 24, 1999, SFX and Marquee entered into amendment no. 4 to the merger agreement. At or about the same time, the parties to the lawsuit entered into an amended Memorandum of Understanding which modified the terms of the settlement. In addition to the terms and conditions in the Memorandum of Understanding, in the revised settlement, the defendants acknowledged that the pending lawsuit was the sole factor in SFX's decision to improve the terms of its offer to acquire Marquee as reflected in amendment no. 4.

     The revised settlement also provides that the defendants will pay plaintiffs' attorneys' fees and expenses, as approved by the Court, in an amount not to exceed $385,000. The revised settlement is conditioned upon consummation of the merger, completion of any necessary discovery by the plaintiffs and approval of the Delaware Court. There can be no assurance, however, that the revised settlement will be approved by the Court as proposed, or at all. Pursuant to the revised settlement, the defendants deny that they have acted improperly in any way or breached any fiduciary duty.

     Although SFX is involved in several suits and claims in the ordinary course of business, it is not currently a party to any legal proceeding that it believes would have a material adverse effect on its business, financial condition or results of operations.


EMPLOYEES

     As of December 31, 1998, SFX had approximately 1,300 full-time employees. Upon closing of the pending Marquee and Cellar Door acquisitions, SFX expects to have approximately 1,650 full-time employees. SFX will also, from time to time, hire or contract for part-time or seasonal employees or independent contractors, although its staffing needs will vary. Management believes that its relations with its employees are good. A number of the employees of SFX are covered by collective bargaining agreements. See "Management."

                AGREEMENTS RELATED TO THE PENDING ACQUISITIONS

     The following is a summary of the anticipated material terms of the agreements related to the pending Marquee, Cellar Door and Nederlander acquisitions. This summary is not intended to be a complete description of the terms of the agreements and is subject to, and qualified in its entirety by reference to, the agreements, copies of which have been filed as exhibits to the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part, and are incorporated herein by reference. There can be no assurance that SFX will be able to consummate the Marquee, Cellar Door and Nederlander acquisitions on the terms described herein, or at all. See "Risk Factors--If SFX is unable to complete its pending acquisitions, SFX's business and stock price may suffer."

MARQUEE

     SFX entered into an agreement and plan of merger, dated July 23, 1998, as amended, with SFX Acquisition Corp., a wholly-owned subsidiary of SFX ("Sub"), and Marquee. Pursuant to this agreement, Sub will merge with and into Marquee, and Marquee will continue as the surviving corporation of the merger. If the merger is completed, Marquee stockholders will receive shares of SFX's Class A common stock. The "Exchange Ratio" is the number of shares of SFX's Class A common stock to be issued for each share of Marquee common stock in the merger. It will be based on the average of the last reported sale price of the Class A common stock for the fifteen trading days ending five days before the merger (the "SFX Stock Price"). The Exchange Ratio will be calculated as follows:

    o If the SFX Stock Price is $42.75 or less, the Marquee stockholders will receive 0.1111 shares of SFX Class A common stock for each share of Marquee common stock;

    o If the SFX Stock Price is over $42.75 but no more than $60.00, the Marquee stockholders will receive $4.75 worth of SFX Class A common stock for each share of Marquee common stock;

    o If the SFX Stock Price is over $60.00 but no more than $66.00, the Marquee stockholders will receive shares of SFX stock equal to 0.1 minus 1.25/SFX Stock Price for each share of Marquee common stock; or

    o If the SFX Stock Price is over $66.00, the Marquee stockholders will receive $5.35 worth of SFX Class A common stock for each share of Marquee common stock.

     On January 28, 1999, the closing sale price for the Class A common stock was $62 per share.

     The consummation of the merger is subject to the satisfaction of a number of conditions set forth in the merger agreement, including, but not limited to, the approval by the Marquee stockholders of the transactions contemplated thereby, the Class A common stock to be issued in the merger being approved for listing on the Nasdaq National Market, the absence of legal restraints or prohibitions that prevent the completion of the merger, and the receipt of all applicable consents to the merger from third parties and regulatory agencies. See "Business--Regulatory Matters."

     The board of directors of SFX and Marquee may jointly agree in writing to terminate the merger agreement without completing the merger. The merger agreement may also be terminated in certain other circumstances, including, but not limited to, the following:

(1)   Either SFX or Marquee may terminate the merger agreement if:

     (a) the merger is not completed by April 30, 1999, subject to certain exceptions;

     (b)  a law or court order permanently prohibits the merger; or

     (c) Marquee stockholders do not approve and adopt the merger agreement and the transactions it contemplates.

(2) SFX may terminate the merger agreement if, among other things:

     (a) the Marquee board of directors or the special committee of the Marquee board of directors withdraws or modifies its recommendation in favor of the merger in a manner adverse to SFX;

     (b) the Marquee board of directors or the special committee of the Marquee board of directors recommends to the Marquee stockholders a competing takeover proposal or fails to recommend against accepting a competing takeover proposal;

     (c) any person, other than SFX, Sub or any of their affiliates, acquires beneficial ownership or the right to acquire beneficial ownership of, or any group beneficially owns, more than 25% of the outstanding shares of Marquee common stock; or

     (d) Marquee breaches any representation, warranty, covenant or agreement, or any representation or warranty of Marquee becomes untrue subject to certain limitations.

(3)   Marquee may terminate the merger agreement if, among other things:

     (a) SFX breaches any representation, warranty, covenant or agreement, or any representation or warranty of SFX becomes untrue, subject to certain limitations; or

     (b)  Marquee accepts a competing takeover proposal.

     The merger agreement requires Marquee to pay a termination fee of $1,900,000 to SFX, and expenses of up to $500,000, if: (i) the merger agreement is terminated under clauses (2)(a), (2)(b), (2)(c) or (3)(b) above (except for certain terminations under clause (2)(a)); or (ii) the merger agreement is terminated under clause (1)(a) or (1)(c) above, and in either event a takeover proposal was made prior to termination and definitive documentation for the takeover proposal is entered into within 12 months of such termination. If the merger agreement is terminated under clause (1)(c) above, but the $1,900,000 fee and expenses are not due, then Marquee will be required to pay SFX a termination fee of $500,000.

CELLAR DOOR

     In January 1999, SFX entered into a stock purchase agreement with John J. Boyle and members of his family, the stockholders of the Cellar Door group of companies. Under the terms of this agreement, SFX will acquire all of the issued and outstanding capital stock of Cellar Door for a purchase price of:

    o $70.0 million in cash, minus an amount equal to Cellar Door's secured indebtedness and capitalized leases;

    o  $8.5 million in cash, to be paid in five equal annual installments;

    o $20.0 million in shares of SFX Class A common stock, valued based on a twenty-day trading average, provided that SFX will have the option to substitute up to $15.0 million of such amount in cash; and

    o options to purchase an aggregate of 100,000 shares of SFX's Class A common stock, granted over a five-year period.

Mr. Boyle will be entitled to retain all net income of Cellar Door for 1998, subject to certain limitations. In addition, Mr. Boyle will become an employee of SFX and the Chairman of SFX's Music Group at closing, with an annual base salary of $300,000. He will also be appointed as a non-voting observer to SFX's board of directors.

     The agreement also provides that 50% of the shares issuable at closing will be subject to:

o a right of Mr. Boyle to "put" any of those shares to SFX at a price equal to 90% of the value originally ascribed to them, exercisable for 30 days after the second anniversary of the closing of the Cellar Door acquisition;

o a right of SFX to "call" any of those shares at a price equal to 120% of the value originally ascribed to them, exercisable during the same period as the "put" right; and

o    a restriction on transfer for 2 years and 30 days after issuance.

The remaining 50% of the shares issuable at closing will be subject to a restriction on transfer for 1 year after issuance.

     The closing of the Cellar Door acquisition is expected to occur during the first quarter of 1999. The consummation of the Cellar Door acquisition is subject to the satisfaction of customary conditions. The agreement also provides that if claims exceed $500,000 in the aggregate, Mr. Boyle will indemnify SFX in full for certain indemnifiable claims arising after the closing.

     The applicable waiting period under the HSR Act relating to the pending Cellar Door acquisition has expired.

     SFX will be required to pay Mr. Boyle $10.0 million in liquidated damages if:

o Cellar Door terminates the stock purchase agreement because the closing of the Cellar Door acquisition does not occur, and Cellar Door is not in material breach of any of its representations, warranties or covenants under the agreement, or

o SFX does not complete the acquisition of Cellar Door for reasons other than a material misrepresentation or material breach of warranty by Cellar Door under the stock purchase agreement, a material breach by Cellar Door of its obligations under the agreement, or failure of certain conditions precedent.

NEDERLANDER

     On February 1, 1999, SFX entered into definitive agreements for the acquisition of certain interests in seven venues and other assets from entities controlled by members of the Nederlander family and other persons for an aggregate purchase price of approximately $93.6 million in cash.

     The interests in the venues to be acquired consist of:

o 50% interests in long-term leases and booking and management agreements for The World Music Theatre in Chicago and the Alpine Valley Music amphitheatre in East Troy, Wisconsin, serving the Milwaukee/North Chicago market;

o A long-term lease for the MerriweatherPost Pavilion in Columbia, Maryland, serving the Washington, D.C. and Baltimore markets; and


o Booking and management agreements for the Riverbend Music Center and the Crown Arena; a one-third interest in the ownership of the Crown Arena; a long-term lease for the Taft Theater; and a short-term lease for the Bogart's Club, all in Cincinnati.

     In addition, the agreements cover 100% interests in entities that provide concert performances and hold rights to construct the Mesa del Sol Centre for the Performing Arts in Albuquerque, New Mexico.

     Consummation of the acquisitions is subject to the satisfaction of a number of conditions, including, without limitation, the expiration or termination of the waiting period under the HSR Act.

     Under the terms of the agreements, SFX made payments to the sellers upon the signing of the agreements in the aggregate amount of $7.5 million as a down payment toward the aggregate purchase price. SFX is required to make an additional down payment to the sellers of $5 million toward the aggregate purchase price if and when a second request for additional information is made under the HSR Act.

     Under the terms of the agreements, the sellers will be entitled to retain the initial $7.5 million down payment if:

o the closing has not occurred on or prior to August 31, 1999, the waiting period under the HSR Act has not been terminated and the sellers terminate the agreement, having satisfied all of the other conditions to SFX's obligation to close; however, the sellers are entitled to retain the entire $12.5 million down payment in such circumstance if SFX failed to use its reasonable best efforts to obtain the termination of the waiting period under the HSR Act,

o the sellers terminate the agreements by reason of a breach by SFX that has or could reasonably be expected to have a material adverse effect on SFX, and SFX has failed to cure the breach after not less than 10 days' notice thereof, or,

o if SFX refuses to close the transaction when all of the conditions to its obligation to close have been satisfied or are readily capable of being satisfied, in which case the sellers are entitled to retain the entire $12.5 million down payment.

     The agreement relating to the venues in Cincinnati requires SFX to make an earn-out payment to the sellers in 2000 of up to $3.2 million depending on the level of earnings generated by operation of the Crown Arena. In addition, in the event that SFX sells or otherwise transfers any of the interests in Crown Arena within ten years after the closing, SFX is obligated to pay one-third--or one-quarter if the transaction occurs after the fifth anniversary of the closing--of the consideration received by SFX, less one-third of the debt encumbering the Crown Arena at the time of closing, closing costs and capital expenditures incurred at the Crown Arena by SFX prior to the date of such transaction. The agreement relating to Mesa del Sol provides for an Earn-Out based on the financial performance of Mesa del Sol.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Pursuant to the Certificate of Incorporation and Bylaws, the Board manages the business of SFX. The Board conducts its business through meetings of the Board and its committees. The standing committees of the Board are described below.

     The Bylaws authorize the Board to fix the number of directors from time to time. The number of directors of SFX is currently eleven. All directors hold office until the next annual meeting of stockholders following their election or until their successors are elected and qualified. Officers of SFX are to be elected annually by the Board and serve at the Board's discretion. In the election of directors, the holders of the Class A common stock are entitled by class vote, exclusive of all other stockholders, to elect two-sevenths, rounded up, of the directors to serve on the Board, with each share of the Class A common stock entitled to one vote.

     Currently, the Board consists of:

    o  the individuals who previously served as directors of SFX Broadcasting;

    o Brian Becker, who was appointed to the SFX board of directors upon the consummation of the PACE acquisition; and

    o David Falk, the Chairman and a founder of FAME, who was appointed as a director and a Member of the Office of the Chairman of SFX upon the consummation of the FAME acquisition.

     All of the individuals who previously served as directors of Broadcasting ceased to be directors of Broadcasting at the time of the Broadcasting merger.

     All of the executive officers of Broadcasting entered into five-year employment agreements with SFX, except D. Geoffrey Armstrong, who resigned as an executive officer of SFX. See "--Employment Agreements and Arrangements with Certain Officers and Directors."

     The following table sets forth information as to the directors and the executive officers of SFX:



                                                                                        AGE AS OF
              NAME                           POSITION(S) HELD WITH SFX              FEBRUARY   , 1999
-------------------------------   ----------------------------------------------   ------------------
Robert F.X. Sillerman .........   Director, Executive Chairman and Member                  50
                                  of the Office of the Chairman
Michael G. Ferrel .............   Director, President, Chief Executive Officer             49
                                  and Member of the Office of the Chairman
Brian E. Becker ...............   Director, Executive Vice President and                   42
                                  Member of the Office of the Chairman
David Falk ....................   Director and Member of the Office of the                 48
                                  Chairman
Howard J. Tytel ...............   Director, Executive Vice President, General              52
                                  Counsel, Secretary and Member of the
                                  Office of the Chairman
Thomas P. Benson. .............   Director, Vice President and Chief Financial             36
                                  Officer
Richard A. Liese ..............   Director, Senior Vice President and                      48
                                  Associate General Counsel
D. Geoffrey Armstrong .           Director                                                 41
James F. O'Grady, Jr. .........   Director                                                 70
Paul Kramer ...................   Director                                                 66
Edward F. Dugan ...............   Director                                                 64
Robert M. Gutkowski(1)            Non-voting observer to Board of Directors                50
John J. Boyle(2) ..............   Non-voting observer to Board of Directors                64


----------

(1) Upon closing of the Marquee acquisition, SFX will appoint Mr. Gutkowski as a non-voting observer to its board of directors.
(2) Upon closing of the Cellar Door acquisition, SFX will appoint Mr. Boyle as a non-voting observer to its board of directors.

     ROBERT F.X. SILLERMAN has served as the Executive Chairman, a Member of the Office of the Chairman and a director of SFX since its formation in December 1997. Mr. Sillerman also served as the Executive Chairman of Broadcasting from July 1, 1995 until the consummation of the Broadcasting merger. From 1992 through June 30, 1995, Mr. Sillerman served as Chairman of the board of directors and Chief Executive Officer of Broadcasting. Mr. Sillerman is Chairman of the board of directors and Chief Executive Officer of SCMC, a private company that makes investments in and provides financial consulting services to companies engaged in the media business, and of TSC, a private company that makes investments in and provides financial advisory services to media-related companies. Through privately held entities, Mr. Sillerman controls the general partner of Sillerman Communications Partners, L.P., an investment partnership. Mr. Sillerman is also the Chairman of the board of directors and a founding stockholder of Marquee, a publicly-traded company organized in 1995 which is engaged in various aspects of the sports, news and other entertainment industries. Mr. Sillerman is also a founder and a significant stockholder of Triathlon, a publicly-traded company that owns and operates radio stations in medium and small-sized markets in the mid-western and western United States. For the last twenty years, Mr. Sillerman has been a senior executive of and principal investor in numerous entities in the broadcasting business. In 1993, Mr. Sillerman became the Chancellor of the Southampton campus of Long Island University.

     MICHAEL G. FERREL has served as the President, Chief Executive Officer, a Member of the Office of the Chairman and a director of SFX since its formation in December 1997. Mr. Ferrel also served as the President, Chief Executive Officer and a director of Broadcasting from November 22, 1996 until the consummation of the Broadcasting merger. Mr. Ferrel served as President and Chief Operating Officer of Multi-Market Radio, Inc., a wholly-owned subsidiary of Broadcasting ("MMR"), and a member of MMR's board of directors since MMR's inception in August 1992 and as Co-Chief Executive Officer of MMR from January 1994 to January 1996, when he became the Chief Executive Officer. From 1990 to 1993, Mr. Ferrel served as Vice President of Goldenberg Broadcasting, Inc., the former owner of radio station WPKX-FM, Springfield, Massachusetts, which was acquired by MMR in July 1993.

     BRIAN E. BECKER has served as an Executive Vice President, a Member of the Office of the Chairman and a director of SFX since the consummation of the PACE acquisition in February 1998. Mr. Becker has served as Chief Executive Officer of PACE since 1994 and as President of PACE in 1996. He first joined PACE as the Vice President and General Manager of PACE's theatrical division at the time of that division's formation in 1982, and subsequently directed PACE's amphitheater development efforts. He served as Vice Chairman of PACE from 1992 until he was named its Chief Executive Officer in 1994.

     DAVID FALK serves as a Member of the Office of the Chairman and a director of SFX. Mr. Falk serves as a director and as Chairman of SFX's sports group and several subsidiaries within SFX's sports group, which includes FAME. Mr. Falk, who has represented professional athletes for over twenty years, is presently a Director, Chairman and Chief Executive Officer of FAME, positions he has held since he founded FAME in 1992. Mr. Falk also serves as Chairman of the HTS Sports-a-Thon to benefit the Leukemia Society of America, is a member of the Executive Committee of the College Fund and is on the Board of Directors of the Juvenile Diabetes Foundation and Share the Care for Children.

     HOWARD J. TYTEL has served as an Executive Vice President, General Counsel, Secretary and a director of SFX since its formation in December 1997. In January 1999, Mr. Tytel was elected as a Member of the Office of the Chairman. Mr. Tytel also served as a director,

General Counsel, Executive Vice President and Secretary of Broadcasting from 1992 until the consummation of the Broadcasting merger. Mr. Tytel is Executive Vice President, General Counsel and a Director of SCMC and TSC and holds an economic interest in those companies. Mr. Tytel is a Director and a founder of Marquee and a founder of Triathlon. Mr. Tytel was a Director of Country Music Television from 1988 to 1991. From March 1995 until March 1997, Mr. Tytel was a Director of Interactive Flight Technologies, Inc., a publicly-traded company providing computer-based in-flight entertainment. For the last twenty years, Mr. Tytel has been associated with Mr. Sillerman in various capacities with entities operating in the broadcasting business. From 1993 to 1998, Mr. Tytel was Of Counsel to the law firm of Baker & McKenzie, which represented Broadcasting and currently represents SFX and other entities with which Messrs. Sillerman and Tytel are affiliated on various matters.

     THOMAS P. BENSON has served as the Vice President, Chief Financial Officer and a director of SFX since its formation in December 1997. Mr. Benson also served as the Chief Financial Officer and a director of Broadcasting, having served in such capacity from November 22, 1996 until the consummation of the Broadcasting merger. Mr. Benson became the Vice President of Financial Affairs of Broadcasting in June 1996. He was the Vice President--External and International Reporting for American Express Travel Related Services Company from September 1995 to June 1996. From 1984 through September 1995, Mr. Benson worked at Ernst & Young LLP as a staff accountant, senior accountant, manager and senior manager.

     RICHARD A. LIESE has served as a Senior Vice President since September, 1998, and as a Vice President, Associate General Counsel and a director of SFX since its formation in December 1997. Mr. Liese also served as a director, Vice President and Associate General Counsel of Broadcasting, having served in such capacity from 1995 until the consummation of the Broadcasting merger. Mr. Liese has also been the Assistant General Counsel and Assistant Secretary of SCMC since 1988. In addition, from 1993 until April 1995, he served as Secretary of MMR.

     D. GEOFFREY ARMSTRONG has served as a director of SFX since its formation in December 1997. He served as an Executive Vice President of SFX from its formation until September 1, 1998. Mr. Armstrong currently serves as a director of Capstar Broadcasting Corporation, a publicly-traded radio broadcasting company. Mr. Armstrong also served as the Chief Operating Officer and an Executive Vice President of Broadcasting, having served in such capacity from November 22, 1996 until the consummation of the Broadcasting merger. Mr. Armstrong served as a director of Broadcasting from 1993 until the consummation of the Broadcasting merger. Mr. Armstrong became the Chief Operating Officer of Broadcasting in June 1996 and the Chief Financial Officer, Executive Vice President and Treasurer of Broadcasting in April 1995. Mr. Armstrong was Vice President, Chief Financial Officer and Treasurer of Broadcasting from 1992 until March 1995. He had been Executive Vice President and Chief Financial Officer of Capstar, a predecessor of Broadcasting, since 1989. From 1988 to 1989, Mr. Armstrong was the Chief Executive Officer of Sterling Communications Corporation.

     JAMES F. O'GRADY, JR. has served as a director of SFX since its formation in December 1997. Mr. O'Grady also served as a director of Broadcasting prior to the consummation of the Broadcasting merger. Mr. O'Grady has been President of O'Grady and Associates, a media brokerage and consulting company, since 1979. Mr. O'Grady has been a director of Orange and Rockland Utilities, Inc. and of Video for Broadcast, Inc. since 1991, respectively. Mr. O'Grady has been the co-owner of Allcom Marketing Corp., a corporation that provides marketing and public relations services for a variety of clients, since 1985, and has been Of Counsel to Cahill and Cahill, Brooklyn, New York, since 1986. He also served on the Board of Trustees of St. John's University from 1984 to 1996, and has served as a director of The Insurance Broadcast System, Inc. since 1994.

     PAUL KRAMER has served as a director of SFX since its formation in December 1997, served as a director of Broadcasting prior to the Broadcasting merger and currently serves as a director of Nations Flooring, Inc. Mr. Kramer has been a partner in Kramer & Love, financial consultants specializing in acquisitions, reorganizations and dispute resolution, since 1994. From 1992 to 1994, Mr. Kramer was an independent financial consultant. Mr. Kramer was a partner in the New York office of Ernst & Young LLP from 1968 to 1992.

     EDWARD F. DUGAN has served as a director of SFX since its formation in December 1997. Mr. Dugan also served as a director of SFX Broadcasting prior to the Broadcasting merger. Mr. Dugan is President of Dugan Associates Inc., a financial advisory firm to media and entertainment companies, which he founded in 1991. Mr. Dugan was an investment banker with Paine Webber Inc., as a Managing Director, from 1978 to 1990, with Warburg Paribas Becker Inc., as President, from 1975 to 1978 and with Smith Barney Harris Upham & Co., as a Managing Director, from 1961 to 1975.

     ROBERT M. GUTKOWSKI will become a non-voting observer to the board of directors of SFX upon closing of the Marquee acquisition. Mr. Gutkowski has served as President, Chief Executive Officer and a director of Marquee since December 1995. Since March 1997, Mr. Gutkowski has been a member of the board of directors of the Professional Bowlers Association. Mr. Gutkowski has more than 20 years of experience in the television, sports and entertainment industries. From September 1994 until December 1995, Mr. Gutkowski was a consultant to sports-related businesses. From November 1991 to September 1994, he served as President and Chief Executive Officer of Madison Square Garden Corporation, where he oversaw the operations of the New York Knicks, the New York Rangers, the MSG Entertainment Group, the MSG Cable Network, Madison Square Garden and the Paramount Theater. From July 1990 to November 1991, Mr. Gutkowski served as President of MSG Entertainment Group, having served as Executive Vice President thereof from September 1987 to July 1990. From October 1985 to September 1987, he served as President of Madison Square Garden Network. Prior to his tenure at Madison Square Garden, Mr. Gutkowski was Vice President-Sales for Paramount Television Domestic Distribution. From February 1981 to September 1983, Mr. Gutkowski was Vice President-Programming for ESPN.

     JOHN J. BOYLE will become a non-voting observer to the board of directors of SFX and the Chairman of SFX's Music Group upon closing of the Cellar Door acquisition. Mr. Boyle currently serves as the Chief Executive Officer and Chairman of the board of directors of Cellar Door. Mr. Boyle purchased Cellar Door in 1963, and has been in the concert promotion business for over thirty years. See "Agreements Related to the Pending Acquisitions."

     AUDIT COMMITTEE

     The Audit Committee reviews and reports to the Board on various auditing and accounting matters, including the selection, quality and performance of SFX's internal and external accountants and auditors, the adequacy of its financial controls and the reliability of financial information reported to the public. The Audit Committee also reviews certain related-party transactions and potential conflict-of-interest situations involving officers, directors or stockholders of SFX. The members of the Audit Committee are Messrs. Kramer, O'Grady and Dugan.

     COMPENSATION COMMITTEE

     The Compensation Committee reviews and makes recommendations with respect to certain SFX compensation programs and compensation arrangements with respect to certain officers, including Messrs. Sillerman, Ferrel, Tytel, Benson and Liese. The members of the Compensation Committee are Messrs. Kramer, O'Grady and Dugan, none of whom is a current or former employee or officer of SFX Broadcasting or SFX.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board approved the issuance of shares of Class A common stock to holders, as of the SFX spin-off record date, of stock options or SARs of SFX Broadcasting, whether or not vested. These holders included the members of the Compensation Committee. The issuance was approved to allow the holders of these options and SARs to participate in the SFX spin-off in a similar manner as holders of SFX Broadcasting's Class A common stock and as consideration for past services to SFX. In connection with this issuance, Mr. Kramer received 13,000 shares of Class A common stock, Mr. O'Grady received 13,000 shares of Class A common stock and Mr. Dugan received 3,000 shares of Class A common stock.

     STOCK OPTION COMMITTEE

     The Stock Option Committee grants options, determines which employees and other individuals performing substantial services to SFX may be granted options and determines the rights and limitations of options granted under SFX's plans. The members of the Stock Option Committee are Messrs. Kramer, O'Grady and Dugan.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE
                      FOR THE YEAR ENDED DECEMBER 31, 1998

     The following table sets forth the annual and long-term compensation earned by the Executive Chairman and SFX's four other most highly compensated executive officers (the "Named Executive Officers") during 1998. SFX did not pay any compensation to its executive officers in 1997 or 1996.



                                             ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                           ------------------------   --------------------------------
                                                                                            SECUTITIES
                                                                                            UNDERLYING
                                                                       RESTRICTED STOCK       OPTION
            NAME AND POSITION               SALARY(1)     BONUS(2)       AWARDS($)(3)       AWARDS(#)
----------------------------------------   -----------   ----------   ------------------   -----------
Robert F.X. Sillerman                       $291,667     --               $14,250,000        620,000
 Executive Chairman and Member of the
 Office of the Chairman
Michael G. Ferrel                            204,167     --                 4,275,000        225,000
 President, Chief Executive Officer and
 Member of the Office of the Chairman
Brian E. Becker                              245,000     --                        --         75,000
 Executive Vice President and Member of
 the Office of the Chairman
David Falk                                   183,750     --                        --        100,000
 Member of the Office of the Chairman
Howard J. Tytel                              175,000     --                 2,280,000        105,000
 Executive Vice President, General
 Counsel, Secretary and Member of the
 Office of the Chairman

----------
(1) SFX began compensating Messrs. Sillerman and Ferrel upon the consummation of the SFX Broadcasting merger, which occurred on May 29, 1998. SFX began compensating Mr. Falk on June 4, 1998, upon the consummation of the FAME acquisition. SFX began compensating Mr. Tytel on June 1, 1998. SFX began compensating Mr. Becker upon the consummation of the PACE acquisition, which occurred on February 25, 1998. See "Certain Relationships and Related Party Transactions" for additional transactions between SFX and the Named Executive Officers.

(2) The employment agreements of each of these executives provide for the payment of annual incentive bonuses in the discretion of the SFX Board. While the payment and amount of any such bonus is wholly within the discretion of the SFX Board, the Board will likely consider each executive's contribution to SFX's operating results, growth, realization of strategy and prospects in awarding bonuses. SFX currently expects to determine and pay bonuses, if any, by the end of the first quarter of 1999.

(3) In the SFX spin-off, SFX awarded Mr. Sillerman 500,000 and Mr. Ferrel 150,000 restricted shares of Class B common stock and Mr. Tytel was awarded 80,000 restricted shares of Class A common stock. Each such indiviual paid $2.00 per share for such restricted stock. The price of Class A common stock, as reported on the Nasdaq National Market, was $30.50. The value of the shares of restricted stock is reported in the table above. On December 31, 1998, the closing price of Class A common stock, as reported on the Nasdaq National Market, was $54.875. On December 31, 1998, the value of the shares of restricted stock held by Messrs. Sillerman, Ferrel and Tytel was $26,437,500, $7,931,250 and $4,230,000, respectively. All calculations of the value of the restricted stock assumes that the shares of Class B common stock are equal in value to the shares of Class A common stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
   VALUES

     The following table sets forth, for each of the Named Executive Officers, certain information concerning the exercise of stock options during 1998, including the year-end value of unexercised options.




                                                                        NUMBER OF
                                                                        SECURITIES
                                                                        UNDERLYING          VALUE OF
                                                                       UNEXERCISED       UNEXERCISED IN-
                                                                        OPTIONS AT      THE-MONEY OPTIONS
                                                                        FY-END (#)      AT FY-END ($)(1)
                           SHARES ACQUIRED                             EXERCISABLE/       EXERCISABLE/
          NAME             ON EXERCISE (#)     VALUE REALIZED ($)     UNEXERCISABLE       UNEXERCISABLE
-----------------------   -----------------   --------------------   ---------------   ------------------
Robert F.X. Sillerman             0                   0                0/620,000          0/15,268,750
Michael G. Ferrel                 0                   0                0/225,000          0/5,562,500
Brian E. Becker                   0                   0                 0/75,000          0/1,225,000
David Falk                        0                   0                0/100,000          0/1,325,500
Howard J. Tytel                   0                   0                0/105,000          0/2,588,125


----------

(1) Calculated by determining the difference between the closing price of Class A common stock as reported on the Nasdaq National Market on December 31, 1998 ($54.875) and the exercise price of the options.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to each grant of stock options during 1998 to the Named Executive Officers.





                                                INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE VALUE AT
                          -------------------------------------------------------------              ASSUMED
                                                                                             ANNUAL RATES OF STOCK PRICE
                            NUMBER OF       % OF TOTAL                                               APPRECIATION
                            SECURITIES        OPTIONS                                       FOR OPTION TERM (10 YEARS)(1)
                            UNDERLYING      GRANTED TO       EXERCISE OR                  ---------------------------------
                             OPTIONS/      EMPLOYEES IN      BASE PRICE      EXPIRATION
          NAME             GRANTED (#)      FISCAL YEAR     ($/SHARE)(2)        DATE          5%($)           10%($)
-----------------------   -------------   --------------   --------------   -----------   -------------   --------------
Robert F.X. Sillerman        250,000            12.9%         $  43.25        5/27/08      $6,812,500      $17,192,500
                             250,000            12.9             29.125       4/27/08       4,586,250       11,576,250
                             120,000             6.2              5.50        1/15/08         416,400        1,050,000
Michael G. Ferrel            100,000             5.2             43.25        5/27/08       2,725,000        6,877,000
                              75,000             3.9             29.125       4/27/08       1,375,875        3,472,875
                              50,000             2.6              5.50        1/15/08         173,500          437,500
Brian E. Becker               50,000             2.6             43.25        5/27/08       1,362,500        3,438,500
                              25,000             1.3             29.125       4/27/08         458,625        1,157,625
David Falk                   100,000             5.2             41.62         6/4/08       2,622,000        6,618,000
Howard J. Tytel               50,000             2.6             43.25        5/27/08       1,362,500        3,438,500
                              30,000             1.6             29.125       4/27/08         550,350        1,389,150
                              25,000             1.3              5.50        1/15/08          86,250          218,750



----------
(1) The dollar gains under these columns result from calculations required by the SEC and assume 5% and 10% growth rates in the trading prices of the Class A common stock. The figures given are not intended to forecast future price appreciation of the Class A common stock. The gains reflect a future value based upon growth at these prescribed rates.

(2) The $43.25 and $29.125 exercise prices represent the fair market value of a share of Class A common stock on the date of grant. On January 15, 1998 the shares of Class A common stock had not yet commenced trading on the Nasdaq National Market System. The Board of Directors of SFX determined that $5.50 was the fair market value of a share of Class A common stock on January 15, 1998.

     SFX and SFX Broadcasting have also entered into certain agreements and arrangements with their officers and directors from time to time in the past. See "Certain Relationships and Related Transactions."

     STOCK OPTION AND RESTRICTED STOCK PLAN

     SFX's 1998 Stock Option and Restricted Stock Plan provides for the issuance of options to purchase up to 2,000,000 shares of Class A common stock. The purpose of the plan is to provide additional incentive to officers and employees of SFX. Each option granted under the plan will be designated at the time of grant as either an "incentive stock option" or a "non-qualified stock option." The plan is administered by the Stock Option Committee. The Board has approved the issuance of stock options exercisable for an aggregate of 1,982,166 shares under the plan. See "--Employment Agreements and Arrangements with Certain Officers and Directors" and "--Option Grants."

     PROPOSED STOCK OPTION PLAN

     Following a recommendation by SFX's compensation committee, SFX has, subject to stockholder approval, adopted a new incentive stock option plan covering options to acquire up to 3,000,000 shares of Class A common stock and granted the options available thereunder to certain officers and employees of SFX. The plan will be designed to broaden the equity ownership of SFX's employees at all levels. SFX anticipates that the proposed stock option plan will be submitted to a vote of the stockholders at SFX's first annual meeting scheduled to be held in the spring of 1999.

     COMPENSATION OF DIRECTORS

     Directors employed by SFX receive no compensation for attending meetings. Each non-employee director receives a fee of $1,500 for each Board meeting which he attends and is reimbursed for travel expenses. Each non-employee director who is also a member of a committee receives an additional $1,500 for each committee meeting he attends that is not held in conjunction with a Board meeting. If the committee meeting occurs in conjunction with a Board meeting, each committee member receives $500 for attending the committee meeting.

     In addition, SFX adopted a deferred compensation plan for the non-employee directors effective as of January 1, 1998. Pursuant to the plan, SFX pays each non-employee director a quarterly retainer of $7,500, at least one-half of which must be paid in shares of Class A common stock which are credited to a book-entry account maintained by SFX for each participant. Each non-employee director's account was initially credited with 5,455 shares of Class A common stock representing one year's annual retainer fee based upon $5.50 per share.

SPIN-OFF SHARES

     SFX issued shares of Class A common stock to holders, as of the spin-off record date, of stock options or SARs of Broadcasting, whether or not vested. See "Certain Relationships and Related Transactions--Issuance of Stock to Holders of SFX Broadcasting's Options and SARs."

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS WITH CERTAIN OFFICERS AND DIRECTORS

     SFX has entered into employment agreements with each of its executive officers. The employment agreements became effective upon the SFX Broadcasting merger or shortly thereafter, except for Mr. Becker's employment agreement, which is described below.

     AGREEMENTS WITH MESSRS. SILLERMAN, FERREL, TYTEL AND BENSON

     The respective employment agreements provide for annual base salaries of $500,000 for Mr. Sillerman, $350,000 for Mr. Ferrel, $300,000 for Mr. Tytel and $235,000 for Mr. Benson, increased annually by the greater of five percent or the rate of inflation. Each executive officer will receive a bonus to be determined annually in the discretion of the Board, on the recommendation of its Compensation Committee. Each employment agreement is for a term of five years, and unless terminated or not renewed by either party, the term will continue thereafter on a year-to-year basis on terms identical to those at the time of renewal.

     If an executive officer is terminated by SFX without Cause or if there is a Constructive Termination Without Cause as such terms are defined in the respective employment agreements then such executive officer will be entitled to receive the following payments:

    o base salary for a period of three years following his termination or until the end of the term of the employment agreement, whichever is longer;
    o a bonus for the unexpired term of the agreement, based on the bonus received for the year before termination, multiplied by the unexpired term; and
    o  options to purchase shares of Class A common stock.

     If the executive officer is terminated for any reason other than Cause, or if there is a Constructive Termination Without Cause as such terms are defined in the respective employment agreements following a change in control of SFX, then the executive officer will be entitled to receive, in addition to the foregoing, additional options to purchase shares of Class A common stock. SFX has also agreed to indemnify the executive officers for taxes incurred if any of the change of control payments are deemed "parachute payments" under the Internal Revenue Code. Mr. Tytel's agreement permits him or SFX to end his employment after one year, in which case all of his options would immediately vest, he would receive two years' salary paid in a lump sum and would be granted options to purchase between 25,000 and 50,000 shares of Class A common stock at the lowest exercise price of any options granted by SFX during that year.

     In connection with entering into the employment agreements, SFX sold the following shares of restricted stock:

    o  500,000 shares of Class B common stock to Mr. Sillerman;
    o  150,000 shares of Class B common stock to Mr. Ferrel;
    o  80,000 shares of Class A common stock to Mr. Tytel; and
    o  10,000 shares of Class A common stock to Mr. Benson.

     The shares of restricted stock were sold to the officers at a purchase price of $2.00 per share. In addition, the Board, on the review and recommendation of the Compensation Committee, also approved the issuance of the following stock options exercisable for shares of Class A common stock:

    o  options to purchase 120,000 shares to Mr. Sillerman;
    o  options to purchase 50,000 shares to Mr. Ferrel;
    o  options to purchase 25,000 shares to Mr. Tytel;
    o  options to purchase 10,000 shares to Mr. Benson; and
    o options to purchase 40,000 shares to Mr. Armstrong, who was then an SFX officer.

     The Board, other than Messrs. Kramer, O'Grady and Dugan, also approved the issuance of stock options to purchase 2,500 shares of Class A common stock to each of Messrs. Kramer, O'Grady and Dugan. The options will vest in one year and will have an exercise price of $5.50 per share. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations--Liquidity and Capital Resources."

     Upon the SFX Broadcasting merger, SFX assumed Broadcasting's obligations arising under the employment agreements or arrangements between Broadcasting and SFX's executive officers, with certain exceptions. SFX also assumed the obligation to make the following change of control payments under the following individuals' existing employment agreements with SFX Broadcasting:

    o  Mr. Sillerman  -- approximately $3.3 million;
    o  Mr. Ferrel   -- approximately $1.5 million; and
    o  Mr. Benson   -- approximately $200,000.

     BECKER EMPLOYMENT AGREEMENT

     As a condition to execution of the PACE agreement, SFX entered into an employment agreement with Brian Becker, the Chief Executive Officer and President of PACE. The agreement has a term of five years that commenced on February 25, 1998. Mr. Becker continues to be President and Chief Executive Officer of PACE. In addition, for the term of his employment, Mr. Becker will serve as a member of SFX's Office of the Chairman, an Executive Vice President of SFX and a director of each of PACE and SFX, subject to shareholder approval. During the term of his employment, Mr. Becker will receive a base salary of $294,000 for the first year, $313,760 for each of the second and third years and $334,310 for each of the fourth and fifth years and an annual bonus at the discretion of the Board.

     SFX has agreed that it will not sell either the theatrical or motor sports lines of business of PACE before February 25, 1999. If SFX sells one of the lines of business after the first anniversary, it has agreed not to sell the other line of business before March 11, 2000. Mr. Becker's employment agreement gives him a right of first refusal if, between February 25, 1999 and February 25, 2000, SFX receives a bona fide offer from a third party to purchase all or substantially all of either the theatrical or motor sports lines of business at a price equal to 95% of the proposed purchase price. The Fifth Year Put Option (as defined in the PACE acquisition agreement and described in note 1 to Selected Consolidated Financial Data) will also be immediately exercisable as of such closing. If Mr. Becker does not exercise his right of first refusal and either of the theatrical or motor sports lines of business is sold, then he will have an identical right of first refusal for the sale of the remaining line of business beginning on February 25, 2000, and ending August 25, 2000. If Mr. Becker does not exercise his right of first refusal and if SFX does not consummate the proposed sale, he will be paid an administrative fee of $100,000. Mr. Becker would thereafter retain all rights to Becker's right of first refusal.

     Beginning on December 12, 1999, Mr. Becker will have the option (the "Becker Second Year Option"), exercisable within 15 days thereafter, to one or more of the following:

    o to sell to SFX any stock or options and/or any compensation to be paid to Mr. Becker by SFX;

    o to become a consultant to SFX for no more than an average of 20 hours per week for the remainder of the term at the same level of compensation set forth in his employment agreement; or

    o to acquire PACE's motor sports line of business--or, if that line of business was previously sold, PACE's theatrical line of business--at its fair market value as determined in his employment agreement.

     Exercise of the Becker Second Year Option would result in the termination of Mr. Becker's employment agreement.

     Mr. Becker's employment agreement may be terminated by SFX for Cause, as defined in the agreement, by SFX upon Mr. Becker's death or permanent disability, by Mr. Becker at any time for any reason or upon exercise of the Becker Second Year Option.

     In addition, Mr. Becker's employment may be terminated by SFX at any time in SFX's sole discretion or by Mr. Becker at any time after one of the following, among other things:

    o  failure to elect or re-elect Mr. Becker as a director of SFX;

    o a reduction in Mr. Becker's base salary or in the formula to calculate his bonus;

    o discontinuation of Mr. Becker's participation in any stock option, bonus or other employee benefit plan;

    o the sale of either the motor sports or theatrical line of business to any person other than Mr. Becker before March 7, 2000, unless Mr. Becker elected not to exercise Becker's right of first refusal;

    o  the sale of all or substantially all of the assets of PACE;

    o  a change of control of SFX; or

    o the failure by SFX to contribute any acquired business, which derives a majority of its revenues from either a theatrical or motor sports line of business, to PACE.

If Mr. Becker's employment is terminated, then, among other things:

    o from the date of termination until February 25, 2003, SFX must pay Mr. Becker the base salary and any bonus to which he would otherwise be entitled and Mr. Becker will be entitled to participate in all of the profit-sharing, retirement income, stock purchase, savings and executive compensation plans to the same extent he would otherwise have been entitled to participate;

    o for one year after the date of termination, SFX will maintain Mr. Becker's life, accident, medical, health care and disability programs or arrangements and provide Mr. Becker with use of the same office and related facilities; and

    o if the termination occurs before March 11, 2000, Mr. Becker will retain the Becker Second Year Option and Becker's right of first refusal.

     Throughout the term of his employment and for a period of 18 months thereafter, Mr. Becker has agreed not to, directly or indirectly, engage in any activity or business that is directly competitive with SFX or its affiliates or solicit any employees to leave SFX or its affiliates. However, these restrictions will not apply if Mr. Becker exercises his rights, or SFX breaches its obligations, with respect to Becker's right of first refusal or the Becker Second Year Option.

  FALK EMPLOYMENT AGREEMENT

     On April 29, 1998, SFX entered into an employment agreement with David Falk. The agreement has a term of five years commencing June 4, 1998. Mr. Falk is the Chairman of FAME and SFX's Sports Group and is a Member of the Office of Chairman of SFX and a director of SFX. Pursuant to the agreement, Mr. Falk directs the day to day operations of FAME and SFX's Sports Group and any other sports businesses acquired by SFX. The agreement provides for an annual base salary of $315,000, reviewed annually and increased by a minimum of 4.0% per year. In addition, Mr. Falk will be considered for an annual bonus consistent with the bonuses given to other senior executives of SFX. Mr. Falk received an option to purchase 100,000 shares of Class A common stock at an exercise price of $41.62 per share. The option will fully vest on June 4, 1999. In addition, SFX has agreed to make annual stock option grants to Mr. Falk to purchase at least 30,000 shares of Class A common stock in the first four years of his employment agreement.

     SFX may terminate Mr. Falk's employment at any time With or Without Cause, as defined in the agreement. If the agreement is terminated for any reason other than a voluntary termination or termination for cause, then:

    o all stock options granted pursuant to the agreement will immediately vest and become exercisable;

    o any remaining stock options to be granted pursuant to the agreement will immediately be granted and will vest and become exercisable; and

    o SFX will be obligated to pay Mr. Falk his base salary and annual bonuses at a rate equal to 50% of his base salary through the original term of the agreement, as well as certain additional benefits.

In addition, if a Change in Control, as defined in the agreement, occurs, SFX may be required to pay a portion of certain taxes incurred by Mr. Falk as a result of the Change of Control.

     For one year following the termination of the employment agreement by Mr. Falk or termination by SFX for Cause, as defined in the agreement, except in certain events, Mr. Falk has agreed that he will not become employed in any capacity by, or become an officer, director, shareholder or general partner of any entity that competes with any material business of FAME as conducted as of the closing date of the FAME acquisition and he will not solicit any employee of SFX or any entities that are directly or indirectly controlled by SFX to leave such employment.

     In the past, SFX and Broadcasting have also entered into certain additional agreements and arrangements with their officers and directors. See "Certain Relationships and Related Transactions."

     OPTION GRANTS

     On April 27, 1998, SFX granted the following options to purchase shares of Class A common stock at $29.125 per share:

    o  options to purchase 250,000 shares to Mr. Sillerman;
    o  options to purchase 75,000 shares to Mr. Ferrel;
    o  options to purchase 25,000 shares to Mr. Becker;
    o  options to purchase 30,000 shares to Mr. Tytel;
    o  options to purchase 35,000 shares to Mr. Armstrong; and
    o  options to purchase 15,000 shares to Mr. Benson.

     On May 27, 1998, SFX granted the following options to purchase shares of Class A common stock at $43.25 per share:

    o  options to purchase 250,000 shares to Mr. Sillerman;
    o  options to purchase 100,000 shares to Mr. Ferrel;
    o  options to purchase 50,000 shares to Mr. Becker;
    o  options to purchase 50,000 shares to Mr. Tytel;
    o  options to purchase 50,000 shares to Mr. Armstrong; and
    o  options to purchase 25,000 shares to Mr. Benson.

     These options vest over five years, starting one year from the date of grant.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding ownership of SFX's common stock as of February 3, 1999, by each executive officer of SFX, each director of SFX, the directors and executive officers of SFX as a group and each person known by SFX to own beneficially more than 5% of any class of SFX's common stock.



                                                                  CLASS A COMMON STOCK AFTER
                                                                      THE PENDING MARQUEE
                                                                 AND CELLAR DOOR ACQUISITIONS,
                                            CLASS A              THE PROPOSED EQUITY OFFERING
                                         COMMON STOCK                AND THIS OFFERING(1)
                                ------------------------------- -------------------------------
      NAME AND ADDRESS OF            NUMBER OF      PERCENT OF       NUMBER OF      PERCENT OF
      BENEFICIAL OWNER(2)             SHARES           CLASS          SHARES           CLASS
------------------------------- ------------------ ------------ ------------------ ------------
Directors and Executive
 Officers:
Robert F.X. Sillerman .........     2,653,005(3)        9.2%        2,757,318(4)        8.0%
Michael G. Ferrel .............       145,303(5)          *           145,303(5)          *
Brian E. Becker ...............        29,402(6)          *            29,402(6)          *
David Falk ....................       325,000(7)        1.1                 0(7)          *
Howard J. Tytel ...............       454,604(8)        1.6           470,011(9)        1.4
Thomas P. Benson ..............        22,333(10)         *             3,333(10)         *
Richard A. Liese ..............         2,800(11)         *                 0(11)         *
D. Geoffrey Armstrong .........       175,133(12)         *            13,333(12)         *
James F. O'Grady, Jr. .........        17,272(13)         *             4,272(13)         *
Paul Kramer ...................        18,422(14)         *             5,422(14)         *
Edward F. Dugan ...............         8,422(13)         *             5,422(13)         *
All directors and executive
 officers as a group
 (11 persons) .................     3,397,092          11.8%        2,963,805           8.6%
5% Stockholders:
Zweig-DiMenna International
 Limited and affiliated
 companies(15) ................     1,450,400           5.0%        1,450,400           4.2%
 P.O. Box N-9932
 Maritime House,
 Frederick Street
 Nassau, Bahamas

                                                                     PERCENT OF
                                                                    TOTAL VOTING        PERCENT OF
                                                                    POWER BEFORE       TOTAL VOTING
                                                                    THE PENDING       POWER AFTER THE
                                                                    MARQUEE AND       PENDING MARQUEE
                                            CLASS B                 CELLAR DOOR       AND CELLAR DOOR
                                         COMMON STOCK            ACQUISITIONS, THE   ACQUISITIONS, THE
                                -------------------------------   PROPOSED EQUITY     PROPOSED EQUITY
      NAME AND ADDRESS OF            NUMBER OF      PERCENT OF      OFFERING AND       OFFERING AND
      BENEFICIAL OWNER(2)             SHARES           CLASS       THIS OFFERING     THIS OFFERING(1)
------------------------------- ------------------ ------------ ------------------- ------------------
Directors and Executive
 Officers:
Robert F.X. Sillerman .........      1,524,168(4)       89.8%           39.1%               35.0%
Michael G. Ferrel .............        172,869(5)       10.2             4.1                 3.6
Brian E. Becker ...............             --            --               *                   *
David Falk ....................             --            --               *                   *
Howard J. Tytel ...............             --            --             1.0                   *
Thomas P. Benson ..............             --            --               *                   *
Richard A. Liese ..............             --            --               *                   *
D. Geoffrey Armstrong .........             --            --               *                   *
James F. O'Grady, Jr. .........             --            --               *                   *
Paul Kramer ...................             --            --               *                   *
Edward F. Dugan ...............             --            --               *                   *
All directors and executive
 officers as a group
 (11 persons) .................      1,697,037         100.0%           44.5%               38.7%
5% Stockholders:
Zweig-DiMenna International
 Limited and affiliated
 companies(15) ................             --            --             3.2%                2.8%
 P.O. Box N-9932
 Maritime House,
 Frederick Street
 Nassau, Bahamas



----------
*     Less than 1%

(1) Assumes for the Marquee acquisition that the Exchange Ratio is 0.0798, assuming an SFX stock price of $62, and that SFX will issue 322,580 shares of Class A common stock in connection with the Cellar Door acquisition.

(2) Unless otherwise set forth above, the address of each stockholder is the address of SFX, which is 650 Madison Avenue, 16th Floor, New York, New York 10022. Pursuant to Rule 13d-3 of the Exchange Act, as used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the disposition of, a security, and a person is deemed to have "beneficial ownership" of any security that the person has the right to acquire within 60 days of February 3, 1999. Unless noted otherwise, information as to beneficial ownership is based on statements furnished to SFX by the beneficial owners and stockholders possess sole voting and dispositive power with respect to shares listed on this table. As of February 3, 1999, there were issued and outstanding 28,755,784 shares of Class A common stock and 1,697,037 shares of Class B common stock.

(3) Includes 39,343 shares of Class A common stock held by SCMC and options to purchase an aggregate of 40,000 shares of Class A common stock held by Mr. Sillerman which are, or will become, exercisable within 60 days of February 3, 1999. Also includes 446,271 shares of Class A common stock and options to purchase 8,333 shares of Class A common stock held by Mr. Tytel that Mr. Sillerman has the right to vote. Excludes options to purchase an aggregate of 580,000 shares of Class A common stock held by Mr. Sillerman which are not exercisable within 60 days of February 3, 1999. If the 1,524,168 shares of Class B common stock held by Mr. Sillerman were included in calculating his ownership of the Class A common stock, Mr. Sillerman would beneficially own 4,177,173 shares of Class A common stock, representing approximately 13.8% of the class. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors."

(4) Includes 39,343 shares of Class A common stock held by SCMC and options to purchase an aggregate of 40,000 shares of Class A common stock held by Mr. Sillerman which are, or will become, exercisable within 60 days of February 3, 1999. Also includes 457,964 shares of Class A common stock, 11,126 options and 921 warrants held by Mr. Tytel that Mr. Sillerman has the right to vote. Includes options to be received by Mr. Sillerman in the Marquee acquisition to purchase an aggregate of 17,422 shares of Class A common stock and warrants to be received in the Marquee acquisition to purchase an aggregate of 5,218 shares of Class A common stock which are, or will become, exercisable within 60 days of February 3, 1999. Excludes options to be received in the Marquee acquisition to purchase 9,029 shares of Class A common stock and options previously issued to purchase an aggregate of 580,000 shares of Class A common stock which are not exercisable within 60 days of February 3, 1999. If the 1,524,168 shares of Class B common stock held by Mr. Sillerman were included in calculating his ownership of the Class A common stock, then Mr. Sillerman would beneficially own 4,281,486 shares of Class A common stock, representing approximately 11.9% of the class upon closing of the pending Marquee and Cellar Door acquisitions and this offering. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors."

(5) Includes options to purchase an aggregate of 16,666 shares of Class A common stock held by Mr. Ferrel which are, or will become, exercisable within 60 days of February 3, 1999. Excludes options to purchase an aggregate of 208,334 shares of Class A common stock held by Mr. Ferrel which are not exercisable within 60 days of February 3, 1999. If the 172,869 shares of Class B common stock held by Mr. Ferrel were included in calculating his ownership of Class A common stock, then Mr. Ferrel would beneficially own 318,172 shares of Class A common stock, representing less than 1% of the class upon closing of the pending Marquee and Cellar Door acquisitions and this offering. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors."

(6) Excludes options to purchase an aggregate of 75,000 shares of Class A common stock held by Mr. Becker which are not exercisable within 60 days of February 3, 1999.

(7) Excludes options to purchase an aggregate of 100,000 shares of Class A common stock held by Mr. Falk which are not exercisable within 60 days of February 3, 1999.

(8) Includes options to purchase an aggregate of 8,333 shares of Class A common stock held by Mr. Tytel which are, or will become, exercisable within 60 days of February 3, 1999. Excludes options to purchase an aggregate of 96,667 shares of Class A common stock held by Mr. Tytel which are not exercisable within 60 days of February 3, 1999. Mr. Tytel also has an economic interest in SCMC, which beneficially owns 39,343 shares of Class A common stock, although he lacks voting or dispositive power with respect to the shares beneficially held by SCMC. Mr. Sillerman has the right to vote all of the shares of Class A common stock beneficially owned by Mr. Tytel. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors."

(9) Includes options to purchase an aggregate of 8,333 shares of Class A common stock held by Mr. Tytel which are, or will become, exercisable within 60 days of February 3, 1999. Also includes 2,793 options and 921 warrants that are, or will become, exercisable for shares of Class A common stock within 60 days of February 3, 1999. Excludes options to be received in the Marquee acquisition to purchase 1,171 shares of Class A common stock and 532 stock appreciation rights to be received in the Marquee acquisition not exercisable within 60 days of February 3, 1999. Also excludes options previously issued to purchase an aggregate of 96,667 shares of Class A common stock held by Mr. Tytel which are not exercisable within 60 days of February 3, 1999. Mr. Tytel also has an economic interest in SCMC, which beneficially owns 39,343 shares of Class A common stock, although he lacks voting or dispositive power with respect to the shares beneficially held by SCMC. Mr. Sillerman has the right to vote all of the shares of Class A common stock beneficially owned by Mr. Tytel.

(10) Includes options to purchase an aggregate of 3,333 shares of Class A common stock held by Mr. Benson which are, or will become, exercisable within 60 days of February 3, 1999. Excludes options to purchase an aggregate of 46,667 shares of Class A common stock held by Mr. Benson which are not exercisable within 60 days of February 3, 1999.

(11) Excludes options to purchase an aggregate of 10,000 shares of Class A common stock held by Mr. Liese which are not exercisable within 60 days of February 3, 1999.

(12) Includes options to purchase an aggregate of 13,333 shares of Class A common stock held by Mr. Armstrong which are, or will become, exercisable within 60 days of February 3, 1999. Excludes options to purchase an aggregate of 111,667 shares of Class A common stock held by Mr. Armstrong which are not exercisable within 60 days of February 3, 1999.

(13) Includes options to purchase an aggregate of 2,500 shares of Class A common stock held by each of Messrs. O'Grady and Dugan which are currently exercisable. Excludes 5,455 shares credited to each of these individuals' accounts in the deferred compensation plan for non-employee directors.

(14) Excludes 5,455 shares credited to Mr. Kramer's account in the deferred compensation plan for non-employee directors.

(15) Based on information contained in a Schedule 13G filed with the SEC on June 8, 1998. The aggregate number of shares is beneficially owned as follows: 714,300 shares by Zweig-DiMenna International Limited, a British Virgin Islands corporation; 328,200 by Zweig-DiMenna Partners, L.P., a New York limited partnership; 197,500 shares by Zweig-DiMenna Special Opportunities, L.P., a Delaware limited partnership; 124,000 shares by Zweig-DiMenna International Managers, Inc., a Delaware corporation, on behalf of a discretionary account; 83,400 shares by Gotham Advisors, Inc., a Delaware corporation, on behalf of a discretionary account and 3,000 shares by Zweig-DiMenna Investors L.P., a Delaware limited partnership. The principal business office for each of these entities, other than Zweig-DiMenna International Limited, whose address is set forth in the above table, is 900 Third Avenue, New York, New York 10022.

POSSIBLE CHANGE IN CONTROL

     Mr. Sillerman has pledged an aggregate of 793,401 of his shares of Class B common stock as collateral for a line of credit, under which he currently has no outstanding borrowings. He continues to be entitled to exercise voting and consent rights with respect to the pledged shares, with certain restrictions. However, if he defaults in the payment of any future loans extended to him under the line of credit, the bank will be entitled to sell the pledged shares. Although the Class B common stock has 10 votes per share in most matters, the pledged shares will automatically convert into shares of Class A common stock upon such a sale. Such a sale of the pledged shares would reduce Mr. Sillerman's share of the voting power of SFX's common stock, and would therefore be likely to result in a change of control of SFX. See "Risk Factors--SFX will be required to make large payments upon a change of control, which may harm SFX's financial condition."

                             SELLING STOCKHOLDERS


     The following table sets forth certain information known to SFX with respect to the beneficial ownership of the Class A common stock as of February 3, 1999 by each selling stockholder. Messrs. Falk, Benson, Liese and Armstrong are current or former members of the SFX's senior management team and Messrs. O'Grady, Kramer and Dugan are the independent directors of SFX. See "Management." Except for the members of senior management and the independent directors included in the table below and as otherwise indicated below, none of the selling stockholders hold any position or office other than a non-officer employment relationship with SFX or one of its subsidiaries, or have any other material relationships with SFX or any of its affiliates. Most of the selling stockholders acquired their shares pursuant to the 1998 Acquisitions. Certain of these individuals have been an officer, director or have had a material relationship with such predecessors of SFX as indicated below.






                                                    SHARES
                                                 BENEFICIALLY                    SHARES BENEFICIALLY      PERCENTAGE OF
                                                 OWNED BEFORE     SHARES BEING     OWNED AFTER THIS        CLASS OWNED
                                               THIS OFFERING(1)      OFFERED           OFFERING        AFTER THIS OFFERING
                                              ------------------ -------------- --------------------- --------------------
David Falk(2) ...............................       325,000          325,000                 0                 *
Thomas P. Benson ............................        22,333(3)        19,000             3,333(3)              *
Richard A. Liese ............................         2,800            2,800                 0                 *
D. Geoffrey Armstrong .......................       175,133(4)       161,800            13,333(4)              *
James F. O'Grady ............................        17,272(5)        13,000             4,272(5)              *
Paul Kramer .................................        18,422           13,000             5,422(5)              *
Edward Dugan ................................         8,422(5)         3,000             5,422(5)              *
Ron Delsener ................................        88,333(4)        75,000            13,333(4)              *
Mitch Slater ................................        90,000(6)        70,000            20,000(6)              *
Kraig G. Fox ................................         4,298            4,298                 0                 *
Terry Moloney ...............................         1,000            1,000                 0                 *
John Coughlin ...............................           500              500                 0                 *
Lori Boxer ..................................         3,000            3,000                 0                 *
Regina Maresca ..............................           500              500                 0                 *
Steven F. Shankman Living Trust(7) ..........       385,725          385,725                 0                 *
Schankman Family Capital Limited
 Partnership ................................       315,700          315,700                 0
Irving P. Zuckerman Living Trust(7) .........       701,425          701,425                 0                 *
June E. Brody and Steven A. Saslow,
 Joint Tenants(8)(9) ........................       307,577          307,577                 0                 *
Bird Family Trust u/d/o 11/18/92(8)(9) ......        44,129           44,129                 0                 *
Gary F. Bird and Valerie Bird,
 Cotrustees of the Bird Family Trust
 established 2/4/94(8)(9) ...................        80,915           80,915                 0                 *
Smith Family Trust u/d/o 7/17/89(8)(9) ......        70,781           70,781                 0                 *
Nicholas P. Clainos Revocable Trust(10) .....        74,182           74,182                 0                 *
Gregg W. Perloff(10) ........................        74,182           74,182                 0                 *
David Graham 1996 Irrevocable Trust
 dated March 14, 1996(10) ...................        58,734           58,734                 0                 *
Trust f/b/o Alexander K. Graham-Sult
 u/w/o William Graham(10) ...................        12,000           12,000                 0                 *
Peter Barsotti(10) ..........................        24,734           24,734                 0                 *
Robert Barsotti(10) .........................        24,734           24,734                 0                 *
Michael Brigden(10) .........................        24,734           24,734                 0                 *

                                          SHARES
                                       BENEFICIALLY                    SHARES BENEFICIALLY      PERCENTAGE OF
                                       OWNED BEFORE     SHARES BEING     OWNED AFTER THIS        CLASS OWNED
                                     THIS OFFERING(1)      OFFERED           OFFERING        AFTER THIS OFFERING
                                    ------------------ -------------- --------------------- --------------------
Stan Feig(10) .....................       24,734           24,734     0                              *
David M. Mayeri(10) ...............       24,734           24,734     0                              *
Gerard Pompili(10) ................       24,734           24,734     0                              *
Arnold Pustilnik(10) ..............       24,734           24,734     0                              *
Franklin D. Rockwell, Jr.(10) .....       24,734           24,734     0                              *
Daniel L. Scher(10) ...............       24,734           24,734     0                              *
Lee A. Smith(10) ..................       24,734           24,734     0                              *
Sherry Wasserman(10) ..............       24,734           24,734     0                              *
Steven Welkom(10) .................       24,734           24,734     0                              *
Bruce Morrow ......................        7,458            7,458     0                              *

----------
*     Less than 1%


(1) Pursuant to Rule 13d-3 of the Exchange Act, as used in this table, (a) "beneficial ownership" means the sale or shared power to vote, or to direct the disposition of, a security and (b) a person is deemed to have "beneficial ownership" of any security that the person has the right to acquire within 60 days of February 3, 1999.


(2) This selling stockholder acquired these shares of Class A common stock in the FAME Acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--1998 Acquisitions."


(3) Includes 3,333 shares issuable pursuant to options exercisable within 60 days of February 3, 1999.

(4) Includes 13,333 shares issuable pursuant to options exercisable within 60 days of February 3, 1999.

(5) Includes 2,500 shares issuable pursuant to options exercisable within 60 days of February 3, 1999.

(6) Includes 20,000 shares issuable pursuant to options exercisable within 60 days of February 3, 1999.

(7) These selling stockholders acquired these shares of Class A common stock in the Contemporary Acquisition. An aggregate of 140,000 shares were placed in escrow. SFX may, at any time prior to May 18, 1999, cancel such shares in full settlement of certain claims which SFX has made pursuant to the Contemporary acquisition agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--1998 Acquisitions."

(8) These selling stockholders acquired these shares of Class A common stock in the Network Acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--1998 Acquisitions."

(9) An aggregate of 112,529 shares held by these selling stockholders are subject to claims of indemnification by SFX with respect to certain taxes.


(10) These selling stockholders acquired these shares of Class A common stock in the BGP Acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--1998 Acquisitions."

                             PLAN OF DISTRIBUTION

     The selling stockholders may sell the shares of Class A common stock covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders may offer their shares for sale in one or more of the following transactions:

 o through the Nasdaq National Market

 o through the facilities of any national securities exchange or U.S. automated inter-dealer quotation system of a registered national securities association on which any of the shares of Class A common stock are then listed, admitted to unlisted trading privileges or included for quotation in privately negotiated transactions, or

 o in a combination of such methods of sale.

     The selling stockholders may sell their shares directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In connection with such sales, the broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the selling stockholders and/or the purchasers of the shares for whom they may act as agent or to whom they sell the shares as principal or both. Such commissions, concessions, allowances or discounts might be in excess of customary amounts. Selling stockholders will make sales only through broker-dealers registered as such in a subject jurisdiction or in transactions exempt from such registration. We are not aware of any definitive selling arrangement at the date of this prospectus between any selling stockholder and any broker-dealer or agent. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

     In connection with the distribution of their shares, certain of the selling stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders.

     The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions.

     The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery of the shares to the broker-dealer.

     The selling stockholders may also loan or pledge their shares to a broker-dealer. The broker-dealer may then sell the loaned shares or, upon a default, may sell the pledged shares.


     The selling stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act. In that case, any profit on the sale of shares by a selling stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

POTENTIAL CONFLICTS OF INTEREST

     Until the closing of the pending Marquee acquisition, Messrs. Sillerman and Tytel may have conflicts of interest between Marquee and SFX. Mr. Sillerman has an aggregate equity interest of approximately 6.1% in Marquee and is the Chairman of its Board of Directors, and Mr. Tytel has an equity interest in Marquee of approximately 1.1% and is one of its directors. However, Messrs. Sillerman and Tytel did not represent the interests of Marquee in negotiations with SFX relating to the merger. SFX may directly compete with Marquee before the consummation of the merger in obtaining representation agreements with particular athletes and endorsement opportunities for its clients. In addition, SFX anticipates that, from time to time, it will enter into transactions and booking and other arrangements with Marquee and Marquee's clients. In addition, TSC, an entity controlled by Mr. Sillerman and in which Mr. Tytel also has an equity interest, has provided financial consulting services to Marquee and will continue to do so until consummation of the Marquee acquisition. TSC's services are provided by certain directors, officers and employees of SFX who are not separately compensated for their services by TSC. In any transaction, arrangement or competition with Marquee before the closing of the acquisition, Messrs. Sillerman and Tytel are likely to have conflicts of interest between their duties as officers and directors of SFX, on the one hand, and their duties as directors of Marquee and their interests in TSC and Marquee, on the other hand. See "--Triathlon Fees."

     Pursuant to the employment agreement entered into between Brian Becker and SFX in connection with the acquisition of PACE, Mr. Becker has the option, exercisable within 15 days after February 25, 2000, to purchase SFX's motor sports line of business or, if that line of business has been sold, SFX's theatrical line of business -- at its then fair market value. Exercise of such option would result in the termination of Mr. Becker's employment agreement. Mr. Becker's option may present a conflict of interest in his role as a director of SFX. See "Risk Factors--SFX may be forced to sell some of its subsidiaries, which may prevent SFX from realizing the full value of these subsidiaries" and "Management."

AGREEMENTS PRIOR TO THE SPIN-OFF

     In January 1998, to retain the services of certain officers and directors of SFX and, if necessary, to facilitate Broadcasting's ability to pursue an alternative transaction to the SFX spin-off, as contemplated in the Broadcasting merger agreement, SFX reached an agreement with such individuals to waive the individuals' right to receive shares of SFX in the spin-off in return for the right to receive one share of Class A common stock regardless of the number of shares that were otherwise distributable in the spin-off or, in an alternative transaction, receive $4.20 in value of stock of the acquiring company or $4.20 in cash depending on the circumstances for each share of Broadcasting common stock held by them or were entitled to receive. The amount of $4.20 was based on the value attributed to the Class A common stock in the fairness opinion obtained by Broadcasting in connection with the Broadcasting merger. If the spin-off was consummated, SFX was permitted to satisfy its obligations by delivering shares in connection with the spin-off. The following table sets forth the executive officers and directors who entered into such an agreement, along with the number of shares of Broadcasting common stock that they held or were entitled to receive:

                 NAME                        SHARES OF SFX BROADCASTING
--------------------------------------   ----------------------------------
       Robert F.X. Sillerman .........   1,326,248 of Class A common stock
                                         1,024,168 of Class B common stock
       Michael G. Ferrel .............   98,637 of Class A common stock
                                         22,869 of Class B common stock
       Howard J. Tytel ...............   248,615 of Class A common stock
       Thomas P. Benson ..............   9,000 of Class A common stock
       Richard A. Liese ..............   2,800 of Class A common stock
       D. Geoffrey Armstrong .........   161,800 of Class A common stock
       James F. O'Grady, Jr. .........   14,772 of Class A common stock
       Paul Kramer ...................   15,922 of Class A common stock
       Edward F. Dugan ...............   5,922 of Class A common stock



     In accordance with this agreement, SFX's obligations were deemed satisfied upon delivery of the shares in connection with the SFX spin-off. No cash payment was made.

EMPLOYMENT AGREEMENTS

     SFX has entered into employment agreements with each of its current executive officers. The employment agreements provide for annual base salaries of $500,000 for Mr. Sillerman, $350,000 for Mr. Ferrel, $315,000 for Mr. Falk, $300,000 for Mr. Tytel and $235,000 for Mr. Benson. Mr. Becker's employment agreement provides for an annual salary of $294,000 for the first year, $313,760 for each of the second and third years and $334,310 for each of the fourth and fifth years.

     In connection with entering into the employment agreements, SFX sold the following restricted shares of stock: 500,000 shares of its Class B common stock to Mr. Sillerman; 150,000 shares of its Class B common stock to Mr. Ferrel; 80,000 shares of its Class A common stock to Mr. Tytel; and 10,000 shares of its Class A common stock to Mr. Benson. The shares were sold to the officers at a purchase price of $2.00 per share. In addition, the SFX Board, on the recommendation of its compensation committee, also has approved the issuance of stock options to its officers and directors exercisable for an aggregate of 252,500 shares of SFX's Class A common stock. The options will vest over three years and will have an exercise price of $5.50 per share. SFX will record non-cash compensation charges over the three-year exercise period to the extent that the fair value of the underlying Class A common stock exceeds the exercise price. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors."

ASSUMPTION OF EMPLOYMENT AGREEMENTS; CERTAIN CHANGE OF CONTROL PAYMENTS

     Pursuant to the terms of the distribution agreement, at the time of the consummation of the SFX Broadcasting merger, SFX assumed all obligations under any employment agreement or arrangement between Broadcasting, or any of its subsidiaries, and any employee of SFX, including Messrs. Sillerman and Ferrel, other than obligations relating to Messrs. Sillerman's and Ferrel's change of control options and existing rights to indemnification. These assumed obligations included the obligation to make cash payments aggregating approximately $3.3 million to Mr. Sillerman, $1.5 million to Mr. Ferrel and $200,000 to Mr. Benson after the termination of their employment with Broadcasting following the Broadcasting merger. SFX has paid these amounts. In addition, SFX's assumed

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obligations include the duty to indemnify Messrs. Sillerman and Ferrel to the extent permitted by law for one-half of the cost of any excise tax that may be assessed against them for any change-of-control payments made to them by Broadcasting in connection with the Broadcasting merger.

INDEMNIFICATION OF MR. SILLERMAN

     On August 24, 1997, Mr. Sillerman entered into an agreement with Broadcasting and the Broadcasting buyer to waive his right to receive indemnification, except to the extent covered by directors' and officers' insurance, from Broadcasting, its subsidiaries, the Broadcasting buyer and its subsidiaries for claims and damages arising out of the Broadcasting merger and related transactions. Mr. Sillerman's employment agreement with SFX provides that SFX will indemnify Mr. Sillerman for these claims and damages to the fullest extent permitted by applicable law.

RELATIONSHIP BETWEEN HOWARD J. TYTEL AND BAKER & MCKENZIE

     Howard J. Tytel, who is the Executive Vice President, General Counsel, Secretary, Member of the Office of the Chairman and a director of SFX, was "Of Counsel" to the law firm of Baker & McKenzie from 1993 to May 31, 1998. Mr. Tytel was also an executive vice president, the general counsel and a director of Broadcasting. Baker & McKenzie served as counsel to Broadcasting and currently serves as counsel to SFX, Marquee and certain other affiliates of Mr. Sillerman. Baker & McKenzie formerly compensated Mr. Tytel based, in part, on the fees it received from providing legal services to Broadcasting, SFX, Marquee, other affiliates of Mr. Sillerman and other clients introduced to the firm by Mr. Tytel. Baker & McKenzie has agreed to a severance arrangement with Mr. Tytel, which is not based on fees received by Baker & McKenzie. From April 27, 1998, the date of the spin-off, until May 31, 1998, SFX incurred and paid Baker & McKenzie approximately $1.5 million for legal services. SFX believes that this arrangement was as fair to SFX as any that could have been obtained from an unrelated party on an arms-length basis.

ARRANGEMENT BETWEEN ROBERT F.X. SILLERMAN AND HOWARD J. TYTEL

     Since 1978, Messrs. Sillerman and Tytel have been jointly involved in numerous business ventures, including SCMC, TSC, MMR, Triathlon, Marquee, Broadcasting and SFX. In consideration for certain services provided by Mr. Tytel in connection with those ventures, Mr. Tytel has generally received from Mr. Sillerman either a minority equity interest in the businesses, with Mr. Sillerman retaining the right to control the voting and disposition of Mr. Tytel's interest, or cash fees in an amount mutually agreed upon. Although Broadcasting did not compensate Mr. Tytel directly, except for ordinary fees paid to him in his capacity as a director, he receives compensation from TSC and SCMC, companies controlled by Mr. Sillerman, as well as from Mr. Sillerman personally, with respect to the services he provides to various entities affiliated with Mr. Sillerman, including Broadcasting. In 1997, these cash fees aggregated approximately $5.0 million. In connection with the consummation of the SFX Broadcasting merger and certain related transactions, Mr. Tytel received 308,374 shares of SFX's Class A common stock, with Mr. Sillerman retaining the right to vote these shares, and cash fees from TSC, SCMC and Mr. Sillerman personally. Mr Tytel has also granted Mr. Sillerman the right to vote all other shares of SFX Class A common stock beneficially owned by him. In addition, Mr. Tytel continues to have an economic interest in SCMC, which beneficially owns 39,343 shares of Class A common stock. See "--Assumption of Employment Agreements; Certain Change of Control Payments" and "--Employment Agreements."

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TRIATHLON FEES

     SCMC, a corporation controlled by Mr. Sillerman and in which Mr. Tytel has an equity interest, has an agreement to provide consulting and marketing services to Triathlon, a publicly-traded company in which Mr. Sillerman is a significant stockholder. Under the terms of the agreement, SCMC has agreed to provide consulting and marketing services to Triathlon until June 1, 2005 for an annual fee of $500,000, together with a refundable advance of $500,000 per year against fees earned in respect of transactional investment banking services. Triathlon paid fees of $3,000,000 for the year ended December 31, 1996, fees of $1,794,000 for the year ended December 31, 1997 and fees of $530,000 for the year ended December 31, 1998. These fees vary above the minimum annual fee of $500,000 depending on the level of acquisition and financing activities of Triathlon. SCMC previously assigned its rights to receive fees payable under this agreement to SFX Broadcasting. Pursuant to the terms of the distribution agreement, SFX Broadcasting assigned its rights to receive these fees to SFX. All services provided by SCMC are provided by employees of SFX. Triathlon has announced that it has agreed to be acquired by a third party. Triathlon will pay a fee to SFX in connection with such acquisition. When Triathlon is acquired, it will cease paying consulting fees for SCMC's services.

AGREEMENTS WITH BROADCASTING

     SFX and Broadcasting have entered into various agreements with respect to the spin-off and related matters. For the terms of these agreements, see the distribution agreement, tax sharing agreement and the employment benefits agreement, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

COMMON STOCK RECEIVED IN THE SPIN-OFF

     In the SFX spin-off, the holders of Broadcasting's Class A common stock, Series D preferred stock and warrants, upon exercise, received shares of Class A common stock, whereas Messrs. Sillerman and Ferrel, as the holders of Broadcasting's Class B common stock, which is entitled to ten votes per share on most matters, received shares of Class B common stock. Class A common stock and Class B common stock have similar rights and privileges, except that the Class B common stock has greater voting rights. See "Description of Capital Stock." The issuance of the Class B common stock in the spin-off was intended to preserve Messrs. Sillerman's and Ferrel's relative voting power after the spin-off. After giving effect to the Marquee acquisition, the Cellar Door acquisition, the proposed equity offering and this offering, Mr. Sillerman may be deemed to beneficially own approximately 35.0% of the combined voting power of SFX, and Messrs. Sillerman and Ferrel may be deemed to beneficially own approximately 38.5% of the combined voting power of SFX. Accordingly, Mr. Sillerman, alone and together with SFX's current directors and executive officers, will generally be able to control the outcome of the votes of the stockholders on most matters. See "Principal Stockholders."

     In addition, in August 1997, the board of directors of Broadcasting approved amendments to certain warrants to purchase an aggregate of 600,000 shares of SFX Broadcasting's Class A common stock. The warrants were held by SCMC, an entity controlled by Mr. Sillerman. The amendments memorialized the original intent of the directors of Broadcasting that SCMC receive the aggregate number of shares of Class A common stock that it would have received if it had exercised the warrants immediately before the spin-off. Because of these amendments, SCMC received 600,000 shares of Class A common stock in the spin-off.

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ISSUANCE OF STOCK TO HOLDERS OF SFX BROADCASTING'S OPTIONS AND SARS

     On April 27, 1998, SFX issued 522,941 shares of its Class A common stock to holders as of the spin-off record date of the stock options or SARs of Broadcasting, whether or not vested. SFX also issued 325,000 shares to Mr. Sillerman and 70,000 shares to Mr. Ferrel with respect to options issuable under their employment agreements with Broadcasting. In addition, SFX issued 325,000 shares of its Class A common stock to Mr. Sillerman and 30,000 shares of SFX Class A common stock to Mr. Ferrel, which corresponded to change-of-control options of SFX Broadcasting that they waived in connection with the SFX Broadcasting merger. The issuances were made in consideration for past services to SFX and to allow holders of such options and SARs to participate in the spin-off in a manner similar to holders of Broadcasting's Class A common stock. Additionally, many of the option and SAR holders are officers, directors or employees of SFX. The members of the SFX Board, other than Messrs. Becker and Falk, received an aggregate of 850,479 shares pursuant to such issuances.

MEADOWS REPURCHASE

     In connection with the acquisition of Meadows Music Theater, Broadcasting obtained an option, as subsequently amended, to repurchase 247,177 shares of its Class A common stock (the "Meadows Shares") for an aggregate purchase price of $8.2 million. However, Broadcasting was restricted from exercising the Meadows Repurchase by certain loan covenants and other restrictions. Pursuant to the terms of the Broadcasting merger agreement, since the Meadows Shares were outstanding at the effective time of the SFX Broadcasting merger, working capital was decreased by approximately $10.3 million.

     In January 1998, Mr. Sillerman committed to finance the $8.2 million exercise price of the Meadows Repurchase to offset the $10.3 million reduction to working capital. In consideration for his commitment, the board of directors of Broadcasting agreed that Mr. Sillerman would receive approximately the number of shares of Class A common stock to be issued in the spin-off with respect to the Meadows Shares. At the time Broadcasting accepted Mr. Sillerman's commitment, the board of directors of Broadcasting valued Class A common stock to be issued in the spin-off at $4.20 per share, the value attributed to such shares in the fairness opinion obtained by Broadcasting in connection with the Broadcasting merger. The transaction was approved by Broadcasting's board of directors, including the independent directors.

     In April 1998, Broadcasting assigned the option for the Meadows Shares to an unaffiliated third party and, in connection therewith, agreed to pay such party a fee of $75,000. Mr. Sillerman subsequently advanced such party the $8.2 million exercise price for the Meadows Repurchase, the repayment of which became due upon the Broadcasting merger. The third party has exercised the option and transferred to Mr. Sillerman Class A common stock issued in the spin-off with respect to the Meadows Shares. The Meadows Shares were tendered in the Broadcasting merger by the third party in exchange for the per share Broadcasting merger consideration of $75. The third party subsequently repaid the advance from Mr. Sillerman and transferred $10.3 million, the remainder of such consideration net of the third party fee, to SFX.

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                         DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of SFX consists of 110,000,000 shares of common stock, comprised of 100,000,000 shares of Class A common stock and 10,000,000 shares of Class B common stock, and 25,000,000 shares of preferred stock, all with a par value of $.01 per share. The following descriptions of the common stock and preferred stock are summaries, and are qualified by reference to the detailed provisions of the SFX Certificate of Incorporation and the Bylaws of SFX, each of which is filed as an exhibit to the registration statement of which this prospectus is a part. See "Business."

COMMON STOCK

     SHARES OUTSTANDING

     As of the date of this prospectus, 28,755,284 shares of Class A common stock and 1,697,037 shares of Class B common stock are outstanding. All of these shares are validly issued, fully paid and nonassessable. Upon the closing of the pending Marquee and Cellar Door acquisitions and the proposed equity offering, 34,451,157 shares of Class A common stock and 1,697,037 shares of Class B common stock will be outstanding, assuming an exchange ratio of 0.0798 in the pending Marquee acquisition and the issuance of 322,580 shares in the pending Cellar Door acquisition and 4.0 million shares in the proposed equity offering.

     DIVIDENDS

     Although SFX does not anticipate paying any dividends on the common stock in the foreseeable future, holders of common stock will have the right to receive any dividends that are declared thereon by the Board at any time, and from time to time, out of funds legally available for that purpose. SFX may not declare or pay any dividend in cash or property on either class of common stock, unless it simultaneously declares or pays the same dividend on the other class of common stock. If dividends are declared that are payable in shares of common stock, then the stock dividends will be payable at the same rate on each class of common stock and will be payable only in shares of Class A common stock to holders of Class A common stock and in shares of Class B common stock to holders of Class B common stock. If dividends are declared that are payable in shares of common stock of another corporation, then the shares paid may differ as to voting rights to the extent that voting rights differ among Class A common stock and Class B common stock.

     VOTING RIGHTS

     Holders of Class A common stock and Class B common stock vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes, except:

    o  for the election of directors;

    o with respect to any "going private" transaction between SFX and Mr. Sillerman or any of his affiliates; and

    o  as otherwise provided by law.

     In the election of directors, the holders of shares of Class A common stock, voting as a separate class, elect two sevenths of SFX's directors. Any person nominated by the Board for election by the holders of Class A common stock as a director of SFX must be qualified to be an independent director ("Independent Director,") as defined in the Certificate of Incorporation of SFX. If a Class A director dies, is removed or resigns before his term expires, then any person appointed by a majority of the directors then in office, although less than a quorum, may fill that director's vacancy on the Board. Any person appointed to fill

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the vacancy must, however, be qualified to be an Independent Director. The holders of Class A common stock and Class B common stock, voting as a single class, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes, have the right to elect the remaining directors. The holders of common stock do not have any rights to cumulative votes in the election of directors. Mr. Sillerman has agreed to abstain, and has agreed to cause each of his affiliates to abstain, from voting in any election of Class A directors. The Class A directors are Messrs. Dugan, Kramer and O'Grady.

     The holders of the Class A common stock and Class B common stock vote as a single class with respect to any proposed "going private" transaction with Mr. Sillerman or any of his affiliates, with each share of Class A common stock and Class B common stock entitled to one vote.

     Delaware law requires the affirmative vote of the holders of a majority of the outstanding shares of any class of common stock in order to approve, among other things, a change in the designations, preferences or limitations of that class of common stock.

     LIQUIDATION RIGHTS

     Upon liquidation, dissolution or winding-up of SFX, after distribution in full of any preferential amounts required to be distributed to holders of preferred stock, the holders of Class A common stock will have the right to share ratably with the holders of Class B common stock all assets available for distribution after payment in full of creditors.

     CONVERSION

     Each share of Class B common stock is convertible at any time, at the holder's option, into one share of Class A common stock. Each share of Class B common stock converts automatically into one share of Class A common stock at the time of its sale or transfer to a party not affiliated with SFX or at the time of Mr. Sillerman's death, in the case of his or his affiliates' shares.

     OTHER PROVISIONS

     The holders of common stock do not have any preemptive or subscription rights. In any merger, consolidation or business combination, the consideration holders of Class A common stock receive must be identical to the consideration per share that holders of Class B common stock receive, except that in any such transaction in which shares of common stock are to be distributed, the distributed shares may differ as to voting rights to the extent that voting rights now differ among the Class A common stock and the Class B common stock. SFX may not subdivide or combine the outstanding shares of either class of common stock unless it proportionately subdivides or combines the outstanding shares of both classes.

     TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for Class A and Class B common stock is Chase Mellon Shareholder Services, L.L.C.

PREFERRED STOCK

     As of the date of this prospectus, no shares of SFX's preferred stock are outstanding, and SFX has 25,000,000 shares of preferred stock authorized.

     The Board, without further vote or action by the stockholders, has the authority to issue preferred stock in one or more series and to fix the number of shares and the relative designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof. If SFX issues shares of preferred stock with voting rights, then it could

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dilute the voting rights of the holders of common stock by increasing the number of outstanding shares having voting rights, and by creating class or series voting rights. If the Board authorizes the issuance of shares of preferred stock with conversion rights, then it could potentially increase the number of shares of common stock outstanding up to the authorized amount. Also, the preferred stock could have preferences over the common stock and over other series of preferred stock with respect to dividend and liquidation rights.

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                CERTAIN STATUTORY, CHARTER AND BYLAW PROVISIONS

     The following descriptions of the Certificate of Incorporation and Bylaws of SFX are summaries, and are qualified by reference to the Certificate of Incorporation and Bylaws of SFX, each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

CHARTER AND BYLAW PROVISIONS

     As allowed by Delaware law, the Certificate of Incorporation states that, to the fullest extent permitted by Delaware law, SFX's directors will not be liable for monetary damages for breach of their fiduciary duty of care to SFX and its stockholders. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

    o  for any breach of their duty of loyalty to SFX or its stockholders;

    o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    o under Section 174 of Delaware law, which relates to liability for unlawful payments of dividends and stock repurchases and redemptions; or

    o for any transaction from which the director derived an improper personal benefit.

This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Bylaws and certain of SFX's employment agreements also contain provisions that require SFX to indemnify its directors, officers, employees or other agents to the fullest extent permitted by Delaware law, and to advance expenses to its officers and directors as incurred.

CERTAIN ANTI-TAKEOVER PROVISIONS

     The provisions of the Certificate of Incorporation summarized in the succeeding paragraphs may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder's best interest, including attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

     The Certificate of Incorporation allows the Board to establish one or more additional series of preferred stock, having such number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board without any further stockholder approval. These rights, preferences, privileges and limitations could impede or discourage the acquisition of control of SFX. See "Description of Capital Stock--Preferred Stock."

     SFX is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. The following summary of Section 203 does not purport to be complete and is qualified in its entirety by reference thereto. In general, Section 203 prevents an "interested stockholder" from engaging in a "business combination" with a Delaware corporation for three years following the date such person became an interested stockholder unless:

    o before such person became an interested stockholder, the board of directors of the corporation either approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

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    o  upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

    o following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

     Under Section 203, the above restrictions also do not apply to certain business combinations proposed by an interested stockholder after the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.


                        SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of Class A common stock in the public market, or the possibility that these sales may occur, could adversely affect market prices for Class A common stock or the future ability of SFX to raise capital through an offering of equity securities. Upon consummation of this offering and the pending Marquee and Cellar Door acquisitions, SFX will have 34,451,157 shares of Class A common stock and 1,697,037 shares of Class B common stock outstanding not including shares issuable upon the exercise of outstanding options. Of those shares, a total of 28,318,369 shares will be freely tradeable in the public market without restriction under the Securities Act, unless the shares are held by "affiliates" of SFX as that term is defined in Rule 144 under the Securities Act. In addition, 6,132,698 shares are "restricted" securities under the Securities Act, of which 2,796,514 shares are covered by a resale shelf registration statement. Of the 6,132,698 restricted securities, 5,105,118 shares will be eligible for sale subject to compliance with the provisions of Rule 144 beginning on April 27, 1999.

     Under the underwriting agreement related to the proposed equity offering and certain agreements entered into between the representatives of the underwriters and each of SFX's officers and directors (the "Lock-Up Agreements") who beneficially hold, in the aggregate 3,501,405 shares of Class A common stock and 1,697,037 shares of Class B common stock, such officers and directors will not sell any shares of SFX's common stock, without the prior written consent of Bear, Stearns & Co. Inc., during the period commencing on the date hereof and ending 90 days after the consummation of the proposed equity offering. Upon the expiration or termination of the Lock-Up Agreements, the shares held by affiliates will be eligible for sale subject to compliance with the provisions of Rule 144 or pursuant to an effective registration statement filed with the SEC.

     In addition, SFX has adopted a stock option plan providing for the issuance of options to purchase up to 2,000,000 shares of Class A common stock. SFX has granted options to

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purchase substantially all of the shares of Class A common stock available under such plan. All shares acquired by persons subject to the Lock-Up Agreements upon exercise of such options will be subject to the Lock-Up Agreements. See "Management--Employment Agreements and Arrangements with Certain Officers and Directors."

                                 LEGAL MATTERS

     The validity of the Class A common stock offered hereby has been passed upon for the Company by Baker & McKenzie, New York, New York. Howard J. Tytel, who is an executive officer and director of and has an equity interest in the Company, Marquee, TSC and SCMC and is an executive officer and director of those entities, was Of Counsel to Baker & McKenzie from 1993 to May 31, 1998. See "Management," "Principal Stockholders" and "Certain Relationships and Related Transactions."

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited the following financial statements which are included herein, as set forth in their reports:


 o the consolidated financial statements of the Company as of and for the year ended December 31, 1997;

 o the consolidated financial statements of Delsener/Slater Enterprises, Ltd. and Affiliated Companies (Predecessor) as of December 31, 1996 and for the years ended December 31, 1995 and 1996;


 o the consolidated financial statements of PACE Entertainment Corporation and Subsidiaries as of September 30, 1996, and for the years ended September 30, 1996 and 1995;

 o the combined financial statements of Contemporary Group as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996, and 1997;

 o the combined financial statements of The Album Network, Inc. and Affiliated Companies as of September 30, 1996 and 1997, and for the years ended September 30, 1996 and 1997;

 o the consolidated financial statements of BG Presents, Inc. and Subsidiaries as of January 31, 1997 and 1998 and for the years ended January 31, 1996, 1997, and 1998;

 o the combined financial statements of Concert/Southern Promotions and Affiliated Companies as of December 31, 1997, and for the year ended December 31, 1997;

 o the combined financial statements of Falk Associates Management Enterprises, Inc. as of December 31, 1996 and 1997, and for the years ended December 31, 1996 and 1997;

 o the combined financial statements of Blackstone Entertainment LLC as of December 31, 1996 and 1997 and for the years ended December 31, 1996 and 1997; and

 o the consolidated financial statements of The Marquee Group, Inc. as of December 31, 1997 and for the years ended December 31, 1996 and 1997.

     These financial statements are included herein in reliance on their reports, given on their authority as experts in accounting and auditing.

     Arthur Andersen LLP, independent auditors, have audited the following financial statements which are included herein, as set forth in their reports:

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 o the combined financial statements of Connecticut Performing Arts, Inc. and
   Connecticut Performing Arts Partners as of December 31, 1995 and 1996, and for the years ended December 31, 1995 and 1996;

 o the combined financial statements of Deer Creek Partners, L.P. and Murat Centre, L.P. as of December 31, 1995 and 1996, and for the years ended December 31, 1995 and 1996;

 o the consolidated financial statements of PACE Entertainment Corporation and Subsidiaries as of September 30, 1997, and for the year ended September 30, 1997;

 o the consolidated financial statements of Pavilion Partners as of September 30, 1997 and for the year ended September 30, 1997;

 o the financial statements of Riverport Performing Arts Centre, Joint Venture as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996; and

 o the consolidated financial statements of Magicworks Entertainment Incorporated as of December 31, 1996 and 1997, and for the years ended December 31, 1996 and 1997.

     These financial statements are included herein in reliance on their reports, given on their authority as experts in accounting and auditing.


     PricewaterhouseCoopers LLP, independent auditors, have audited the financial statements of Pavilion Partners for the year ended October 31, 1995, for the eleven months ended September 30, 1996 and as of September 30, 1996. These financial statements are included herein in reliance on their report, given on their authority as experts in auditing and accounting.

     Grant Thornton, independent auditors, have audited the financial statements of Park Associates Limited as of December 31, 1997 and for the year ended December 31, 1997. These financial statements are included herein in reliance on their reports, given on their authority as experts in accounting and auditing.

     Richard E. Woodhall, independent auditors, have audited the financial statements of Tony Stephens Associates Limited as of April 30, 1998 and for the year ended April 30, 1998. These financial statements are included herein in reliance on their report, given on their authority as experts in accounting and auditing.

     PricewaterhouseCoopers LLP, independent auditors, have audited the financial statements of ProServ, Inc. as of December 31, 1996 and for the years ended December 31, 1996 and 1995. These financial statements are included herein in reliance on their reports, given on their authority as experts in accounting and auditing.

     David Berdon & Co., LLP, independent auditors, have audited the financial statements of QBQ Entertainment, Inc. as of December 31, 1995 and 1996. These financial statements are included herein in reliance on their reports, given on their authority as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy such material at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Securities and Exchange Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may also obtain copies of such material from the Securities and Exchange

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Commission at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information on the public reference rooms. You can also find our Securities and Exchange Commission filings at the commission's website at http://www.sec.gov.

     This prospectus, which constitutes a part of the registration statement, does not contain all the information you can find in the registration statement on Form S-1 or its exhibits. You may read and copy the registration statement on Form S-1 and any of its supplements and amendments, including exhibits, at the Securities and Exchange Commission's public reference rooms, or request copies by writing or calling the Securities Exchange Commission or downloading it from the Securities and Exchange Commission's website.


                  SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

     SFX believes that certain statements contained in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are considered prospective. These include statements contained under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business." The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

    o statements before, after or including the words "may," "will," "could," "should," "believe," "expect," "future," "potential," "anticipate," "intend," "plan," "estimate" or "continue" or the negative or other variations of these words; and

    o  other statements about matters that are not historical facts.

     SFX may be unable to achieve future results covered by the forward-looking statements. The statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the future results that the statements express or imply. Please do not put undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

                         INDEX TO FINANCIAL STATEMENTS

SFX ENTERTAINMENT:                                                                        PAGE
                                                                                          ----
SFX ENTERTAINMENT, INC.
Consolidated Balance Sheets as of September 30, 1998 (unaudited) and December 31, 1997    F-6
Consolidated Statements of Operations for the three months ended September 30, 1998 and
 1997 (unaudited) .....................................................................   F-7
Consolidated Statements of Operations for the nine months ended September 30, 1998
 and 1997 (unaudited) .................................................................   F-8
Consolidated Statements of Shareholders' Equity for the nine months ended September 30,
 1998 and 1997 (unaudited) ............................................................   F-9
Consolidated Statements of Cash Flows for the nine months ended September 30, 1998 and
 1997 (unaudited) .....................................................................   F-10
Notes to Consolidated Financial Statements (unaudited) ................................   F-11
Reports of Independent Auditors .......................................................   F-22
Consolidated Balance Sheets as of December 31, 1997 and 1996 (Predecessor) ............   F-24
Consolidated Statements of Operations for the years ended December 31, 1997, 1996
 (Predecessor) and 1995 (Predecessor) .................................................   F-25
Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996
 (Predecessor) and 1995 (Predecessor) .................................................   F-26
Notes to Consolidated Financial Statements ............................................   F-27
CONNECTICUT PERFORMING ARTS, INC. AND CONNECTICUT PERFORMING
 ARTS PARTNERS
Report of Independent Public Accountants ..............................................   F-42
Combined Balance Sheets as of December 31, 1995 and 1996 ..............................   F-43
Combined Statements of Operations for the years ended December 31, 1995 and 1996 ......   F-44
Combined Statements of Shareholders' and Partners' Equity (Deficit) for the years ended
 December 31, 1995 and 1996 ...........................................................   F-45
Combined Statements of Cash Flows for the years ended December 31, 1995 and 1996 ......   F-46
Notes to Combined Financial Statements ................................................   F-47
DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.
Report of Independent Public Accountants ..............................................   F-55
Combined Balance Sheets as of December 31, 1995 and 1996 and March 31, 1997 (unaudited)   F-56
Combined Statements of Operations and Partners' Equity (Deficit) for the years ended
 December 31, 1995 and 1996 and the three months ended March 31, 1996 and 1997
 (unaudited) ..........................................................................   F-58
Combined Statements of Cash Flows for the years ended December 31, 1995 and 1996 and
 the three months ended March 31, 1996 and 1997 (unaudited) ...........................   F-59
Notes to Combined Financial Statements ................................................   F-60
PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES
Report of Independent Public Accountants ..............................................   F-66
Report of Independent Auditors ........................................................   F-67
Consolidated Balance Sheets as of September 30, 1996 and 1997 and December 31, 1997
 (unaudited) ..........................................................................   F-68
Consolidated Statements of Operations for the years ended September 30, 1995, 1996 and
 1997 and the three months ended December 31, 1996 and 1997 (unaudited) ...............   F-69
Consolidated Statements of Shareholders' Equity for the years ended September 30, 1995,
 1996 and 1997 and the three months ended December 31, 1997 (unaudited) ...............   F-70
Consolidated Statements of Cash Flows for the years ended September 30, 1995, 1996 and
 1997 and the three months ended December 31, 1996 and 1997 (unaudited) ...............   F-71

Notes to Consolidated Financial Statements ..............................................   F-72
PAVILION PARTNERS
Report of Independent Public Accountants ................................................   F-86
Report of Independent Accountants .......................................................   F-87
Consolidated Balance Sheets as of September 30, 1996 and 1997 and December 31, 1997
 (unaudited) ............................................................................   F-88
Consolidated Statements of Income for the year ended October 31, 1995, eleven months ended September 30, 1996, the year ended September 30, 1997 and the three months ended
 December 31, 1996 and 1997 (unaudited) .................................................   F-89
Consolidated Statements of Partners' Capital for the year ended October 31, 1995, eleven months ended September 30, 1996, the year ended September 30, 1997 and the three
 months ended December 31, 1997 (unaudited) .............................................   F-90
Consolidated Statements of Cash Flows for the year ended October 31, 1995, eleven months ended September 30, 1996, the year ended September 30, 1997 and the three months ended
 December 31, 1996 and 1997 (unaudited) .................................................   F-91
Notes to Consolidated Financial Statements ..............................................   F-92
CONTEMPORARY GROUP
Report of Independent Auditors ..........................................................   F-101
Combined Balance Sheets as of December 31, 1996 and 1997 ................................   F-102
Combined Statements of Operations for the years ended December 31, 1995, 1996 and 1997 ..   F-103
Combined Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997 ..   F-104
Combined Statements of Stockholders' Equity for the years ended December 31, 1995, 1996
 and 1997 ...............................................................................   F-105
Notes to Combined Financial Statements ..................................................   F-106
RIVERPORT PERFORMING ART CENTRE, JOINT VENTURE
Report of Independent Public Accountants ................................................   F-110
Balance Sheets as of December 31, 1997 and 1996 .........................................   F-111
Statements of Income and Changes in Partners' Equity for the years ended December 31,
 1997 and 1996 ..........................................................................   F-112
Statements of Cash Flows for the years ended December 31, 1997 and 1996 .................   F-113
Notes to Financial Statements ...........................................................   F-114
THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES
Report of Independent Auditors ..........................................................   F-117
Combined Balance Sheets as of September 30, 1996 and 1997 ...............................   F-118
Combined Balance Sheets as of December 31, 1997 (unaudited) .............................   F-119
Combined Statements of Operations and Stockholders' Deficit for the years ended September
 30, 1996 and 1997 ......................................................................   F-120
Combined Statements of Operations and Stockholders' Deficit for the three months ended
 December 31, 1997 (unaudited) ..........................................................   F-121
Combined Statements of Cash Flows for the years ended September 30, 1996 and 1997 .......   F-122
Combined Statements of Cash Flows for the three months ended December 31, 1997
 (unaudited) ............................................................................   F-123
Notes to Combined Financial Statements ..................................................   F-124
BG PRESENTS, INC. AND SUBSIDIARIES
Report of Independent Auditors ..........................................................   F-129
Consolidated Balance Sheets as of January 31, 1997 and 1998 .............................   F-130
Consolidated Income Statements for the years ended January 31, 1996, 1997 and 1998 ......   F-131

Consolidated Statements of Cash Flows for the years ended January 31, 1996, 1997 and 1998    F-132
Consolidated Statements of Stockholders' Equity for the years ended January 31, 1996, 1997
 and 1998 ................................................................................   F-133
Notes to Consolidated Financial Statements  ..............................................   F-134
CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES
Report of Independent Auditors ...........................................................   F-140
Combined Balance Sheet as of December 31, 1997 ...........................................   F-141
Combined Statement of Operations for the year ended December 31, 1997 ....................   F-142
Combined Statement of Cash Flows for the year ended December 31, 1997 ....................   F-143
Combined Statements of Stockholders' Equity for the year ended December 31, 1997 .........   F-144
Notes to Combined Financial Statements ...................................................   F-145
FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.
Report of Independent Auditors ...........................................................   F-148
Combined Balance Sheets as of December 31, 1996 and 1997 and March 31, 1998 (unaudited) .    F-149
Combined Statements of Operations and Stockholders' Equity (Deficit) for the years ended
 December 31, 1996 and 1997 and the three months ended March 31, 1997 and 1998
 (unaudited) .............................................................................   F-150
Combined Statements of Cash Flows for the years ended December 31, 1996 and 1997 and
 the three months ended March 31, 1997 and 1998 (unaudited) ..............................   F-151
Notes to Combined Financial Statements ...................................................   F-152
BLACKSTONE ENTERTAINMENT LLC
Report of Independent Auditors ...........................................................   F-157
Combined Balance Sheets as of December 31, 1996 and 1997 and June 30, 1998 (unaudited) ...   F-158
Combined Statements of Income for the years ended December 31, 1996 and 1997 and the six
 months ended June 30, 1997 and 1998 (unaudited) .........................................   F-159
Combined Statements of Cash Flows for the years ended December 31, 1996 and 1997 and
 the six months ended June 30, 1997 and 1998 (unaudited) .................................   F-160
Combined Statement of Members' Equity for the years ended December 31, 1996 and 1997
 and the six months ended June 30, 1998 (unaudited) ......................................   F-161
Notes to Combined Financial Statements ...................................................   F-162
MAGICWORKS ENTERTAINMENT INCORPORATED
Report of Independent Certified Public Accountants .......................................   F-169
Consolidated Balance Sheets as of December 31, 1997 and 1996 and June 30, 1998
 (unaudited) .............................................................................   F-170
Consolidated Statements of Income for the years ended December 31, 1997 and 1996 and the
 six months ended June 30, 1998 and 1997 (unaudited) .....................................   F-171
Consolidated Statements of Stockholders' Equity for the years ended December 31, 1997 and
 1996 ....................................................................................   F-172
Consolidated Statements of Cash Flows for the years ended December 31, 1997 and 1996 and
 the six months ended June 30, 1998 and 1997 (unaudited) .................................   F-173
Notes to Consolidated Financial Statements ...............................................   F-174
THE MARQUEE GROUP, INC.:
THE MARQUEE GROUP, INC.
Consolidated Balance Sheets at September 30, 1998 (unaudited) and December 31, 1997 ......   F-186
Consolidated Statements of Operations for the three and nine months ended September 30,
 1998 and 1997 (unaudited) ...............................................................   F-187

Consolidated Statements of Cash Flows for the nine months ended September 30, 1998 and
 1997 (unaudited) .......................................................................   F-188
Consolidated Statements of Stockholders' Equity for the nine months ended September 30,
 1998 (unaudited) .......................................................................   F-189
Notes to Consolidated Financial Statements ..............................................   F-190
Report of Independent Auditors ..........................................................   F-194
Consolidated Balance Sheet as of December 31, 1997 ......................................   F-195
Consolidated Statements of Operations for the years ended December 31, 1996 and 1997 ....   F-196
Consolidated Statements of Stockholders' Equity for the years ended December 31, 1996
 and 1997 ...............................................................................   F-197
Consolidated Statements of Cash Flows for the years ended December 31, 1996 and 1997 ....   F-198
Notes to Consolidated Financial Statements ..............................................   F-199
ALPHABET CITY SPORTS RECORDS, INC. AND ALPHABET CITY
 INDUSTRIES, INC.
Report of Independent Auditors ..........................................................   F-210
Combined Balance Sheet as of December 31, 1997 and June 30, 1998 (unaudited) ............   F-211
Combined Statements of Income for the period from April 11, 1996 (inception) to
 December 31, 1996 and for the year ended December 31, 1997 and for the six months
 ended June 30, 1997 and 1998 (unaudited) ...............................................   F-212
Combined Statements of Cash Flows for the period from April 11, 1996 (inception) to
 December 31, 1996 and for the year ended December 31, 1997 and for the six months
 ended June 30, 1997 and 1998 (unaudited) ...............................................   F-213
Notes to Combined Financial Statements ..................................................   F-214
CAMBRIDGE HOLDING CORPORATION, INC. AND SUBSIDIARY
Report of Independent Auditors ..........................................................   F-218
Consolidated Balance Sheet as of December 31, 1997 and June 30, 1998 (unaudited) ........   F-219
Consolidated Statement of Operations for the year ended December 31, 1997 and for the six
 months ended June 30, 1997 and 1998 (unaudited) ........................................   F-220
Consolidated Statement of Cash Flows for the year ended December 31, 1997 and for the six
 months ended June 30, 1997 and 1998 (unaudited) ........................................   F-221
Notes to Consolidated Financial Statements ..............................................   F-222
PARK ASSOCIATES LIMITED
Report of Independent Auditors ..........................................................   F-224
Balance Sheet as of December 31, 1997 ...................................................   F-225
Statement of Profit and Loss Account for the year ended December 31, 1997 ...............   F-226
Statement of Cash Flows for the year ended December 31, 1997 ............................   F-227
Notes to Financial Statements ...........................................................   F-228
Balance Sheet as of June 30, 1998 (unaudited) ...........................................   F-236
Statements of profit and loss account for the six months ended June 30, 1997 and 1998
 (unaudited) ............................................................................   F-237
Statements of cash flows for the six months ended June 30, 1997 and 1998 (unaudited) ....   F-238
Notes to Financial Statements ...........................................................   F-239
TOLLIN-ROBBINS ENTERTAINMENT
Report of Independent Auditors ..........................................................   F-242
Combined Balance Sheets as of December 31, 1997 and 1996 and June 30, 1998 (unaudited) ..   F-243
Combined statements of operations for the years ended December 31, 1997 and 1996 and for
 the six months ended June 30, 1997 and 1998 (unaudited) ................................   F-244

Combined Statements of Stockholders' Equity and for the years ended December 31, 1996
 and 1997 and for the six months ended June 30, 1998 (unaudited) .........................   F-245
Combined Statements of Cash Flows for the years ended December 31, 1996 and 1997 and for
 the six months ended June 30, 1997 and 1998 (unaudited) .................................   F-246
Notes to Combined Financial Statements ...................................................   F-247
TONY STEPHENS ASSOCIATES LIMITED
Report of Independent Auditors ...........................................................   F-252
Balance Sheet as of April 30, 1998 .......................................................   F-253
Statement of Profit and Loss Account for the year ended April 30, 1998 ...................   F-254
Statement of Cash Flows for the year ended April 30, 1998 ................................   F-255
Notes to Financial statements ............................................................   F-256
Balance Sheet as of June 30, 1998 (unaudited) ............................................   F-259
Statements of Profit and Loss Accounts for the six months ended June 30, 1997 and 1998
 (unaudited) .............................................................................   F-260
Statements of Cash Flows for the six months ended June 30, 1997 and 1998 (unaudited) .....   F-261
Notes to Financial Statements ............................................................   F-262
PROSERV, INC. AND SUBSIDIARIES
Report of Independent Accountants ........................................................   F-266
Consolidated Balance Sheets as of December 31, 1996 and June 30, 1997 (unaudited) ........   F-267
Consolidated Statements of Operations for the years ended December 31, 1996 and 1995
 and for the six months ended June 30, 1997 (unaudited) and 1996 (unaudited) .............   F-268
Consolidated Statements of Stockholders' Equity/(Deficit) for the years ended December 31,
 1996 and 1995 and for the six months ended June 30, 1997 (unaudited) ....................   F-269
Consolidated Statements of Cash Flows for the years ended December 31, 1996 and 1995
 and for the six months ended June 30, 1997 (unaudited) and 1996 (unaudited) .............   F-270
Notes to Consolidated Financial Statements ...............................................   F-271
QBQ ENTERTAINMENT, INC.
Report of Independent Auditors ...........................................................   F-284
Balance Sheets as of December 31, 1996 and June 30, 1997 (unaudited) .....................   F-285
Statements of Operations for the years ended December 31, 1996 and 1995 and for the
 six months ended June 30, 1997 and 1996 (unaudited) .....................................   F-286
Statements of Stockholders' Equity (Deficiency) for the years ended December 31, 1996
 and 1995 and the six months ended June 30, 1997 (unaudited) .............................   F-287
Statements of Cash Flows for the years ended December 31, 1996 and 1995 and for the
 six months ended June 30, 1997 and 1996 (unaudited) .....................................   F-288
Notes to Financial Statements ............................................................   F-289

                   SFX ENTERTAINMENT, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                                             September 30,   December 31,
                                                                                  1998           1997
                                                                             ----------      --------
ASSETS                                                                       (Unaudited)
Current assets:
 Cash and cash equivalents ................................................. $   65,589      $  5,979
 Accounts receivable .......................................................     68,042         3,831
 Prepaid expenses ..........................................................     27,375            --
 Receivables from equity investees .........................................        974            --
 Other current assets ......................................................      3,747         1,410
                                                                             ----------      --------
Total current assets .......................................................    165,727        11,220
Property and equipment, net of accumulated depreciation of $12,144 at
 September 30, 1998 and $2,610 at December 31, 1998 ........................    275,000        59,685
Deferred acquisition costs .................................................        551         6,213
Goodwill and other intangible assets, net of accumulated amortization of
 $28,551 at September 30, 1998 and $2,745 at December 31, 1998 .............    904,929        60,306
Investment in and receivables from equity investees, less current portion...     22,406           937
Note receivable from related parties and employees .........................     12,610            --
Other assets ...............................................................     10,325         8,581
                                                                             ----------      --------
TOTAL ASSETS ............................................................... $1,391,548      $146,942
                                                                             ==========      ========
LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
 Accounts payable and accrued expenses ..................................... $   66,202      $  2,715
 Deferred revenue ..........................................................     73,608         3,603
 Income taxes payable ......................................................        480         1,707
 Due to SFX Broadcasting ...................................................     26,250        11,539
 Current portion of long-term debt .........................................      4,238           755
 Current portion of capital lease obligations ..............................        674           168
 Current portion of deferred purchase consideration ........................      2,313         1,950
                                                                             ----------      --------
Total current liabilities ..................................................    173,765        22,437
Long-term debt, less current portion .......................................    714,884        14,929
Capital lease obligations, less current portion ............................     12,248           326
Deferred purchase consideration, less current portion ......................      8,117         4,289
Deferred income taxes ......................................................     60,601         2,817
Other ......................................................................      5,354            --
                                                                             ----------      --------
TOTAL LIABILITIES ..........................................................    974,969        44,798
Minority interest ..........................................................      3,868            --
Temporary equity - stock subject to redemption .............................     16,500            --
Shareholders' equity:
 Preferred Stock, $.01 par value, 25,000,000 shares authorized, none issued and outstanding as of September 30, 1998 and December 31,
   1997 ....................................................................         --            --
 Class A common stock, $.01 par value, 100,000,000 shares authorized;
   28,753,194 and 13,579,024 shares issued and outstanding as of
   September 30, 1998 and December 31, 1997, respectively ..................        288           136
 Class B common stock, $.01 par value, 10,000,000 shares authorized;
   1,697,037 and 1,047,037 shares issued and outstanding as of
   September 30, 1998 and December 31, 1997, respectively ..................         17            10
Additional paid in capital .................................................    431,617        98,184
Deferred compensation ......................................................     (7,397)           --
Accumulated (deficit) earnings .............................................    (28,314)        3,814
                                                                             ----------      --------
Total shareholders' equity .................................................    396,211       102,144
                                                                             ----------      --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ................................. $1,391,548      $146,942
                                                                             ==========      ========

                            See accompanying notes.

                   SFX ENTERTAINMENT, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)



                                                                Three Months Ended September
                                                                ------------------------------
                                                                     30,
                                                                -----------
                                                                        1998           1997
                                                                ------------           ----
Revenue .......................................................  $   388,034    $    43,425
Operating expenses:
 Cost of revenue ..............................................      331,857         35,569
 Depreciation and amortization, including $1,014 of integration
   costs in 1998 ..............................................       21,207          2,345
 Corporate expenses, net of Triathlon fees ....................        2,510            259
 Non-cash compensation and other non-cash charges .............          843             --
                                                                ------------    -----------
                                                                     356,417         38,173
                                                                ------------    -----------
Income from operations ........................................       31,617          5,252
Income from equity investments ................................       (2,139)        (1,344)
Interest expense ..............................................       13,488            378
Investment income .............................................         (967)           (95)
Minority interest .............................................          916             --
                                                                ------------    -----------
Income before provision for income taxes ......................       20,319          6,313
Provision for income taxes ....................................        1,983            295
                                                                ------------    -----------
Net income ....................................................       18,336          6,018
Accretion on stock subject to redemption ......................         (825)             -
                                                                ------------    -----------
Net income applicable to common shares ........................  $    17,511    $     6,018
                                                                ============    ===========
Basic Earnings per common share ...............................  $      0.58    $      0.41
                                                                ============    ===========
Dilutive earnings per common share ............................  $      0.57    $      0.41
                                                                ============    ===========
Weighted average basic common shares outstanding ..............   30,420,883     14,626,061
Weighted average dilutive common shares outstanding ...........   30,881,777     14,626,061
Pro Forma:
Income before provision for income taxes ......................  $    20,319    $     6,313
Pro forma provision for income taxes ..........................        1,983          2,952
                                                                ------------    -----------
Pro forma net income ..........................................       18,336          3,361
Accretion on stock subject to redemption ......................         (825)            --
                                                                ------------    -----------
Pro forma net income applicable to common stock ...............  $    17,511    $     3,361
                                                                ============    ===========
Pro forma earnings per share:
 Basic ........................................................  $      0.58    $      0.23
                                                                ============    ===========
 Diluted ......................................................  $      0.57    $      0.23
                                                                ============    ===========

                            See accompanying notes.

                   SFX ENTERTAINMENT, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)



                                                                         Nine MonthsEnded September
                                                                        ------------------------------
                                                                             30,
                                                                        -----------
                                                                                1998           1997
                                                                        ------------           ----
Revenue ...............................................................  $   680,376    $    74,396
Operating expenses:
 Cost of revenue ......................................................      602,538         63,045
 Depreciation and amortization, including $1,264 of integration
   costs in 1998 ......................................................       40,381          4,041
 Corporate expenses, net of Triathlon fees ............................        5,839          1,307
 Non-cash compensation and other non-cash charges .....................       32,895             --
                                                                        ------------    -----------
                                                                             681,653         68,393
                                                                        ------------    -----------
Income (loss) from operations .........................................       (1,277)         6,003
Income from equity investments ........................................       (3,964)        (1,344)
Interest expense ......................................................       31,709            956
Investment income .....................................................       (3,466)          (213)
Minority interest .....................................................        1,314             --
                                                                        ------------    -----------
Income (loss) before provision for income taxes .......................      (26,870)         6,604
Provision for income taxes ............................................        3,333          2,952
                                                                        ------------    -----------
Net income (loss) .....................................................      (30,203)         3,652
Accretion on stock subject to redemption ..............................       (1,925)            --
                                                                        ------------    -----------
Net income (loss) applicable to common shares .........................  $   (32,128)   $     3,652
                                                                        ============    ===========
Basic and dilutive net income (loss) per common share .................  $     (1.38)   $      0.25
                                                                        ============    ===========
Weighted average basic and dilutive common shares outstanding .........   23,262,122     14,382,778
Pro Forma:
Income (loss) before provision for income taxes .......................  $   (26,870)   $     6,604
Pro forma provision for income taxes ..................................        3,333          2,956
                                                                        ------------    -----------
Pro forma net income (loss) ...........................................      (30,203)         3,652
Accretion on stock subject to redemption ..............................       (1,925)            --
                                                                        ------------    -----------
Pro forma net income (loss) applicable to common stock ................  $   (32,128)   $     3,652
                                                                        ============    ===========
Pro forma earnings (loss) per share ...................................  $     (1.38)   $      0.25
                                                                        ============    ===========

                            See accompanying notes.

                   SFX ENTERTAINMENT, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                (IN THOUSANDS)
                                  (UNAUDITED)



                                                                           Nine Months Ended
                                                                           --------------------------
                                                                           September 30,
                                                                           --------------------------
                                                                              1998         1997
                                                                           --------      --------
Balances at January 1, ...................................................  $  102,144    $     --
 Net assets contributed by SFX Broadcasting ..............................          --      97,726
Liabilities in excess of assets of SFX Broadcasting, Inc. assumed in
 the Spin-Off, principally federal income taxes of $105.0 million.........    (129,237)         --
Sale of 8,050,000 Shares of Class A Common Stock .........................     329,004          --
Issuance of 5,837,874 shares of Class A Common Stock for
 acquisitions ............................................................      97,466          --
Issuance of 190,000 shares of Class A Common Stock pursuant to
 employment agreements ...................................................       8,511          --
Issuance of 650,000 shares of Class B Common Stock pursuant to
 employment agreements ...................................................      18,526          --
Net income (loss) ........................................................     (30,203)      6,309
                                                                           -----------   ---------
Balances at September 30 .................................................  $  396,211    $104,035
                                                                           ===========   =========

                            See accompanying notes.

                   SFX ENTERTAINMENT, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                           Nine Months Ended
                                                                           --------------------------
                                                                           September 30,
                                                                           --------------------------
                                                                              1998         1997
                                                                           --------      -------
Operating activities:
Net (loss) income ........................................................  $  (30,203)   $   6,309
Adjustment to reconcile net (loss) income to net cash provided by operating activities:
 Depreciation and amortization, including $1,264 of integration
   costs .................................................................      40,381        4,041
 Pretax income of equity investees, net of distributionsreceived .........       1,030          458
 Non-cash charges ........................................................      32,895           --
 Minority interest .......................................................       1,314           --
Changes in operating assets and liabilities, net of amounts
 acquired:
 Accounts receivable .....................................................      (9,620)      (1,019)
 Prepaid expenses ........................................................      (6,296)      (2,419)
 Other current assets ....................................................      (1,744)          --
 Other assets ............................................................      (3,191)        (275)
 Receivable from related parties and employees ...........................      (2,162)          --
 Accounts payable and accrued expenses ...................................     (14,475)         (16)
 Accrued interest and dividends ..........................................       7,595           --
 Deferred revenue ........................................................       6,783       (6,290)
                                                                           -----------   ----------
Net cash provided by operating activities ................................      22,307          789
                                                                           -----------   ----------
Investing activities:
 Purchases of businesses, net of cash acquired ...........................    (807,135)     (69,645)
 Deposits and other payments for pending acquisitions ....................        (551)          --
 Purchases of property and equipment .....................................     (44,554)      (2,352)
                                                                           -----------   ----------
Net cash used in investing activities ....................................    (852,240)     (71,997)
                                                                           -----------   ----------
Financing activities:
 Capital contributed by SFX Broadcasting .................................          --       78,855
 Proceedsfrom issuance of senior subordinated debt and
   borrowings under the credit agreement .................................     723,500           --
 Proceeds from sale of common stock ......................................     330,683           --
 Repayment of debt and capital lease obligation ..........................     (33,049)        (553)
 Payments made to SFX Broadcasting pursuant to the Spin-Off ..............    (113,876)          --
 Other, principally debt issuance costs ..................................     (17,715)          --
                                                                           -----------   ----------
Net cash provided by financing activities ................................     889,543       78,302
                                                                           -----------   ----------
Net increase in cash and cash equivalents ................................      59,610        7,094
Cash and cash equivalents at beginning of period .........................       5,979           --
                                                                           ===========   ==========
Cash and cash equivalents at end of period ...............................  $   65,589    $   7,094
                                                                           ===========   ==========
Supplemental disclosure of cash flow information:
Cash paid for interest ...................................................  $   22,807    $     897
                                                                           ===========   ==========
Cash paid for income taxes ...............................................  $   17,217    $      --
                                                                           ===========   ==========

Supplemental disclosure of non-cash investing and financing activities:

 o Issuance of equity securities, including deferred equity security issuance and assumption of debt in connection with certain acquisitions (see Note
   1).

 o Agreements to pay future cash consideration in connection with certain acquisitions (see Note 1).

 o The balance sheet includes certain assets and liabilities that have been contributed to the Company by SFX Broadcasting.


                            See accompanying notes.

                   SFX ENTERTAINMENT, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


1. ORGANIZATION AND BASIS OF PRESENTATION

SFX Entertainment, Inc. ("SFX" or the "Company") is a leading promoter, producer and venue operator for live entertainment events. In addition, the Company is a leading full-service marketing and management company specializing in the representation of team sports athletes, primarily in professional basketball.

The Company owns and/or operates the largest network of venues in the country used principally for music concerts and other live entertainment events. Upon completion of all pending acquisitions, it will have 68 venues either directly owned or operated under lease or exclusive arrangements, including 13 amphitheaters in 9 of the top 10 markets. The Company also develops and manages touring Broadway shows, selling subscriptions series in 38 of the markets that maintain active touring schedules with approximately 240,000 subscribers last year. Through its large number of venues and the long operating histories of the businesses it has acquired, SFX operates an integrated franchise that promotes and produces a broad variety of live entertainment events locally, regionally and nationally. Pro forma for all completed acquisitions, during 1997, approximately 30 million people attended 11,300 events promoted and/or produced by SFX, including approximately 5,400 music concerts, 5,600 theatrical shows and over 200 specialized motor sports events.

SFX was formed as a wholly-owned subsidiary of SFX Broadcasting, Inc. in December 1997 and as the parent company of SFX Concerts, Inc ("Concerts"). Concerts was formed in January 1997 to acquire and hold SFX Broadcasting's live entertainment operations. The Company had no substantive operations until its acquisition of Delsener/Slater Enterprises, Ltd. and affiliated companies ("Delsener/Slater") in January 1997.

In August 1997, SFX Broadcasting agreed to the merger (the "Broadcasting Merger Agreement") among SBI Holdings, Inc. (the "Buyer"), SBI Radio Acquisition Corporation, a wholly owned subsidiary of the Buyer, and SFX Broadcasting (the "Broadcasting Merger") and to the spin-off of the Company to the shareholders of SFX Broadcasting (the "Spin-Off"). The Spin-Off was completed on April 27, 1998 and the Broadcasting Merger was completed on May 29, 1998.

Information with respect to the three and nine months ended September 30, 1998 and 1997 is unaudited. The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Rule 10-01 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited interim financial statements contain all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial position, results of operations and cash flows of the Company, for the periods presented.

In 1998 the Company's income taxes are calculated on a stand alone basis including the period through April 27, 1998 in which the Company was a member of the SFX Broadcasting's Consolidated federal income tax return. In 1997, the Company's income taxes reflected the federal benefit for the operating losses of SFX Broadcasting.

In June 1997, the Financial Accounting Standards Board issued Statement No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information," which establishes new standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that these enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 is effective for financial statements for fiscal years beginning after December 31, 1997, and therefore the Company will adopt the new requirements in 1998. Management has completed its review of SFAS 131 and as such has preliminarily determined that its reportable segments will be music, theatrical, sports and other.

In June 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"), which is effective for fiscal years beginning after December 15, 1998. Under SOP 98-5, the costs of start-up activities, including organizational costs, would be expensed as incurred. SOP 98-5 broadly defines start-up activities as those one-time activities related to opening a new facility, introducing a new product or service, conducting business in a new territory, conducting business with a new class of customer or beneficiary, initiating a new process in an existing facility or beginning a new operation. SOP 98-5 is effective for financial statements for fiscal years beginning after December 15, 1998. Earlier application is encouraged. The initial application of SOP 98-5 is to be reported as a cumulative effect of a change in accounting principle. Management has preliminarily determined that SOP 98-5 will not have a material effect on its financial position.

The Company's operations and revenues are largely seasonal in nature, with generally higher revenue generated in the second and third quarters of the year. The Company's outdoor venues are primarily utilized in the summer months and do not generate substantial revenue in the late fall, winter and early spring. Similarly, the musical concerts that the Company promotes largely occur in the second and third quarters. To the extent that the Company's entertainment marketing and consulting relate to musical concerts, they also predominantly generate revenues in the second and third quarters. However, this seasonality is somewhat offset by typically non-summer seasonal businesses such as touring Broadway Shows (which typically tour between September and May) and motor sports (which produces revenue predominantly in the first quarter).


2. ACQUISITIONS

1997 Acquisitions

In January 1997, SFX Broadcasting acquired Delsener/Slater, a concert promotion company which has long-term leases or is the exclusive promoter for seven of the major concert venues in the New York City metropolitan area. Total aggregate consideration was approximately $27,600,000, including $2,900,000 for working capital and the present value of deferred payments of $3,000,000 to be paid over five years and $1,000,000 to be paid without interest over ten years. In March 1997, the Company acquired the stock of certain companies which own and operate the Meadows Music Theater (the "Meadows"), an indoor/outdoor complex located in Hartford, Connecticut for $900,000 in cash, 250,838 shares of SFX Broadcasting Class A Common Stock with a value of approximately $7,500,000 and the assumption of approximately $15,400,000 in debt. In June 1997, the Company acquired the stock of Sunshine Promotions, Inc. and certain other related companies ("Sunshine Promotions"), an owner-operator of venues and a concert promoter in the Midwest for $53,900,000 in cash, of which $2,000,000 is payable over five years, 62,792 shares of SFX Broadcasting Class A Common Stock issued with a value of approximately $2,000,000, shares of SFX Broadcasting stock issuable over a two year period with a value of approximately $2,000,000 and the assumption of approximately $1,600,000 in debt.

The Delsener/Slater, Meadows, and Sunshine Promotions acquisitions are collectively referred to herein as the "1997 Acquisitions." The 1997 Acquisitions were financed through capital contributions from SFX Broadcasting and were accounted for under the purchase method of accounting.

1998 Acquisitions

 Westbury

On January 8, 1998, the Company acquired certain companies which hold a long-term lease for Westbury Music Fair, located in Westbury, New York, (the "Westbury Acquisition") for an aggregate consideration of approximately $3.0 million in cash and 75,019 shares of the Company's Class A Common Stock. During the period between the closing and January 8, 2000, the Company has the right to repurchase all of such shares for an aggregate consideration of $2.0 million and the seller has the right to require the Company to purchase all of such shares for an aggregate consideration of $750,000.

 BGP

On February 24, 1998, the Company acquired all of the outstanding capital stock of BG Presents ("BGP"), an owner-operator of venues for live entertainment and a promoter in the San Francisco Bay area (the "BGP Acquisition"), for total consideration of approximately $80.3 million (including the repayment of $12.0 million in BGP debt and the issuance upon the Spin-Off of 562,640 shares of Class A Common Stock of the Company valued by the parties at $7.5 million). The sellers of BGP provided net working capital (as defined in the acquisition agreement) at the closing in an amount equal to or greater than long-term debt.


 PACE

On February 25, 1998, the Company acquired all of the outstanding capital stock of PACE Entertainment Corporation ("PACE"), a diversified producer and promoter of live entertainment in the United States (the "PACE Acquisition"), for total consideration of approximately $150.1 million (including issuance upon the Spin-Off of 1,500,000 shares of the Company's Class A Common Stock valued by the parties at $20.0 million and assumption of approximately $20.6 million of debt). In related transactions, the Company acquired, for total consideration of $90.6 million comprised of $41.4 million in cash, the repayment of approximately $43.1 million of debt and the assumption of approximately $6.1 million of debt related to a capital lease, the 66 2/3% ownership interests of Blockbuster Entertainment Corporation and Sony Music Entertainment, Inc. in Amphitheater Entertainment Partnership, a partner of PACE in the Pavilion Partners venue partnership. As a result, the Company owns 100% of Pavilion Partners.

The PACE Acquisition agreement further provides that each seller of PACE shall have an option, exercisable during a period beginning on the fifth anniversary of the closing of the PACE Acquisition and ending 90 days thereafter, to require the Company to purchase up to one-third of the PACE consideration stock received by such PACE seller for a cash purchase price of $33.00 per share. With certain limited exceptions, these option rights are not assignable by the PACE sellers. The stock, which is subject to redemption, has been recorded as temporary equity on the accompanying consolidated balance sheet and is being accreted over a five-year period.

Under the terms of an employment agreement entered into by the Company with an officer of PACE, the officer will have the right, two years from the date of the acquisition, to purchase PACE's motor sports division at fair value. If the motor sports division has been sold by the Company, the officer would be entitled to purchase PACE's theatrical division for its fair value. In addition, on March 25, 1998, PACE paid $4.0 million to acquire a 67% interest in certain assets and liabilities of USA Motor Sports, a producer and promoter of motor sports events. The remaining 33% interest is owned by the Contemporary Group.

 Contemporary

On February 27, 1998, the Company acquired the Contemporary Group ("Contemporary"), a fully-integrated live entertainment and special event promoter and producer, venue owner and operator and consumer marketer, for total consideration of approximately $101.4 million comprised of $72.8 million in cash, a payment for working capital of approximately $9.9 million and the issuance of preferred stock of the Company valued by the parties at $18.7 million which, upon the Spin-Off, was converted into 1,402,850 shares of Class A Common Stock of the Company (the "Contemporary Acquisition"). The Contemporary Acquisition involved the merger of Contemporary International Productions Corporation with and into the Company, the acquisition by a wholly owned subsidiary of the Company of substantially all of the assets, excluding certain cash and receivables, of the remaining members of Contemporary and the acquisition by Contemporary of the 50% interest in the Riverport Amphitheater Joint Venture not owned by Contemporary. If any of the Contemporary sellers owns any shares of the Company's Class A Common Stock received in the Contemporary Acquisition on the second anniversary of the closing date and the average trading price of such stock over the 20-day period ending on such anniversary date is less than $13.33 per share, then the Company will make a one-time cash payment to each individual holding such shares that is equal to the product of (i) the quotient of the difference between (A) the actual average trading price per share over such 20-day period and (B) $13.33 divided by two, multiplied by (ii) the number of shares of Class A Common Stock of the Company's received by such individual in the Contemporary Acquisition and owned as of such anniversary date. In May 1998 the Company placed 140,000 of the shares issued in connection with the Contemporary Acquisition into an escrow account. The Company may, at its sole discretion, cancel such shares at any time.

 Network

On February 27, 1998, the Company acquired the Network Magazine Group ("Network Magazine"), a publisher of trade magazines for the radio broadcasting industry, and SJS Entertainment Corporation ("SJS"), an independent creator, producer and distributor of music-related radio programming, services and research which it exchanges with radio broadcasters for commercial air-time which, in turn, is sold to national network advertisers (the "Network Acquisition"), for total consideration of approximately $66.8 million comprised of $52.0 million in cash, a payment for working capital of approximately $1.8 million, reimbursed sellers costs of $500,000, the purchase of an office building and property for $2.5 million and the issuance upon the Spin-Off of approximately 750,000 shares of Class A Common Stock of the Company valued by the parties at $10.0 million. The $2.5 million purchase of the office building and property is comprised of cash of approximately $700,000 and the assumption of debt of approximately $1.8 million. The Company is also obligated to pay the sellers an additional payment in Class A Common Stock or, at the Company's option, cash based on future operating results, as defined, generated on a combined basis by Network Magazine and SJS in 1998, up to a maximum of $14.0 million. In the Network Acquisition, the Company, through a wholly owned subsidiary, acquired all of the outstanding capital stock of each of The Album Network, Inc. and SJS Entertainment Corporation and purchased substantially all of the assets and properties and assumed substantially all of the liabilities and obligations of The Network 40, Inc.

 Concert/Southern

On March 4, 1998, the Company acquired Concert/Southern Promotions ("Concert/Southern"), a promoter of live music events in the Atlanta, Georgia metropolitan area (the "Concert/Southern Acquisition"), for total cash consideration of approximately $16.9 million, which includes a $300,000 payment for working capital.

 Avalon

On May 14, 1998, the Company acquired all of the outstanding equity interests of Irvine Meadows Amphitheater, New Avalon, Inc., TBA Media, Inc. and West Coast Amphitheater (collectively, "Avalon") for a cash purchase price of $26.8 million (subject to upward adjustment), including approximately $300,000 that the Company paid to reimburse the Avalon sellers for certain third party out of pocket expenses incurred in the development of the Camarillo Creek Amphitheatre (the "Avalon Acquisition"). Avalon is a concert promoter and producer that operates predominantly in the Los Angeles area.

 Oakdale

On June 3, 1998, the Company acquired certain assets of Oakdale Concerts, LLC and Oakdale Development Limited Partnership (collectively, "Oakdale"), a promoter and producer of concerts in Connecticut and the owner of the 4,800 seat Oakdale Music Theater, for a purchase price of $9.4 million in cash and the assumption of $2.5 million in liabilities (the "Oakdale Acquisition"). The Company also made a non-recourse loan to the Oakdale sellers in the amount of $11.4 million. In addition, pursuant the Oakdale Agreement, if the future operating results (as defined in the Oakdale Agreement) of the Oakdale Theater and the Meadows exceeds $5.5 million in 1999, the Company will be obligated to pay between 5.0 to 5.8 times the amount of such excess to the Oakdale sellers.

 FAME

On June 4, 1998, the Company acquired Falk Associates Management Enterprises, Inc. and Financial Advisory Management Enterprises, Inc. (collectively, "FAME"), a full-service marketing and management company which specializes in the representation of team sports athletes, primarily in professional basketball. The aggregate purchase price for FAME was approximately $82.2 million in cash (including approximately $7.9 million which the Company paid in connection with certain taxes incurred by FAME and the FAME sellers and excluding $4.7 million of taxes paid on behalf of the sellers which will be refunded to the Company in 1999) and 1.0 million shares of Class A Common Stock, valued at approximately $36.0 million (the "FAME Acquisition"). The agreement also provides for payments by the Company to the FAME sellers of additional amounts up to an aggregate of $15.0 million in equal annual installments over 5 years contingent on the achievement of certain operating performance targets. The agreement also provides for additional payments by the Company if FAME's operating performance exceed the targets by certain amounts.

 Don Law

On July 2, 1998, the Company acquired certain assets of Blackstone Entertainment, LLC ("Don Law"), a concert and theater promoter in New England, for an aggregate consideration of approximately $92.2 million, including the repayment of approximately $7.0 million in debt. Don Law currently owns and/or operates three venues in New England with an aggregate seating capacity of 27,400. Don Law also acts as the sole ticket operator for all of its own venues as well as several third party venues.

 Magicworks

On September 11, 1998, the Company purchased all of the outstanding shares of common stock of Magicworks Entertainment Incorporated ("Magicworks"), a producer and promoter of theatrical shows, musical concerts, ice skating shows and other live entertainment events. The total consideration was $118.9 million in cash, including approximately $3.2 million in fees and expenses and the repayment of $2.4 million in convertible notes which the Company is required to repay upon presentation for conversion into Magicworks stock (the "Magicworks Acquisition"). The acquisition was consummated by means of a tender offer (in which approximately 98.7% of Magicworks shares were purchased) followed by a merger (in which the remaining shares were converted into cash consideration).

 Other Acquisitions

During the third quarter of 1998, the Company completed the acquisition of seven companies in the theatrical and music segments, principally in the areas of programming, touring and merchandising (collectively the "Other Acquisitions"). The aggregate purchase price was $104.7 million in cash, approximately $10.0 million in stock (300,000 shares of the Company's Class A Common Stock) and $10.0 million of deferred payments. In addition, the Company is required to make a loan to certain sellers in an amount equal to taxes incurred by the sellers in connection with one of the transactions. The Company expects that the amount of the loan will be approximately $750,000.

The Westbury Acquisition, the BGP Acquisition, the PACE Acquisition, the Contemporary Acquisition, the Network Acquisition, the Concert/Southern Acquisition, the Avalon Acquisition, the Oakdale Acquisition, the FAME Acquisition, the Don Law Acquisition, the Magicworks Acquisition and the Other Acquisitions are collectively referred to herein as the "1998 Acquisitions." The 1998 Acquisitions were accounted for under the purchase method of accounting and funded with the proceeds of the Note Offering, the Equity Offering, the Credit Agreement (each as defined herein) and available cash. The purchase prices of the 1998 Acquisitions have been preliminarily allocated to the assets acquired and liabilities assumed and are subject to change.

Operating results for the 1997 Acquisitions and the 1998 Acquisitions are included herein from their respective acquisition dates. Operating results associated with the assets and liabilities contributed by SFX Broadcasting are also included herein. Prior to the Spin-Off, SFX Broadcasting provided various administrative services to the Company. SFX Broadcasting allocated these expenses on the basis of direct usage. In the opinion of management, this method of allocation was reasonable and allocated expenses approximated what the Company would have incurred on a stand-alone basis. Intercompany transactions and balances have been eliminated in consolidation.

The following pro forma summary represents the consolidated results for the nine months ended September 30, 1998 and the year ended December 31, 1997 as if the 1997 Acquisitions and the 1998 Acquisitions had occurred at January 1, 1997, after giving effect to certain adjustments, including amortization of intangible assets and interest expense on the acquisition debt. These pro forma results have been included for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisitions been made as of that date or of results which may occur in the future (in thousands).

                                                           PRO FORMA
                                             Nine Months Ended        Year Ended
                                            September 30, 1998     December 31, 1997
                                           --------------------   ------------------
  Revenues                                      $ 925,094             $ 883,901
  Net loss applicable to common shares          $ (38,486)            $ (52,714)
  Loss applicable to common shares              $   (1.29)            $   (1.76)

3. FINANCING


 Note Offering and Guarantees by Subsidiaries


On February 11, 1998, the Company completed an offering of $350.0 million
9 1/8% Senior Subordinated Notes (the "Notes" and "Note Offering") due 2008. Interest is payable on the Notes on February 1 and August 1 of each year. On July 15, 1998, the Company consummated the exchange of substantially identical publicly registered notes (the "Exchange Notes") for all outstanding Notes. All Notes were tendered for exchange and were cancelled upon the issuance of the same principal amount of Exchange Notes.


The Company is a holding company that has no operating assets or operations of its own. Substantially all of the Company's subsidiaries are wholly owned and have jointly and severally guaranteed the Company's indebtedness represented by the Exchange Notes (the "Guarantors"). Certain subsidiaries which are not wholly owned (the "Non-Guarantor Subsidiaries"), do not guarantee such indebtedness.


Full financial statements of the Guarantors and Non-Guarantor Subsidiaries have not been included because, pursuant to their respective guarantees, the Guarantors are jointly and severally liable with respect to the Exchange Notes and management believes that the Non-Guarantor Subsidiaries are not material to the Company on a consolidated basis. Accordingly, the Company does not believe that the information contained in separate full financial statements of the Guarantors or Non-Guarantor Subsidiaries would be material to investors. The following are summarized unaudited statements setting forth certain financial information concerning the Guarantors and Non-Guarantor Subsidiaries as of and for the nine months ended September 30, 1998 (in thousands).

                                               SFX                                                             SFX
                                          Entertainment                  Non-Guarantor                    Entertainment
                                               Inc.        Guarantors     Subsidiaries    Eliminations    Consolidated
                                         --------------- -------------- --------------- ---------------- --------------
Current assets                             $    8,910      $  148,522      $ 8,295        $         --     $  165,727
Property and equipment, net                     8,905         256,182        9,913                  --        275,000
Goodwill and other intangible assets,
 net                                           29,972         853,660       21,297                  --        904,929
Investment in subsidiaries                  1,111,914          22,406           --          (1,111,914)        22,406
Other assets                                    3,648          16,768        3,070                  --         23,486
                                           ----------      ----------      -------        ------------     ----------
 Total assets                              $1,163,349      $1,297,538      $42,575        $ (1,111,914)    $1,391,548
                                           ==========      ==========      =======        ============     ==========
Current liabilities                        $   42,455      $  127,678      $ 3,632        $         --     $  173,765
Long-term debt, less current portion          697,753          29,379       12,767             (12,767)       727,132
Other liabilities                              10,430          63,179          463                  --         74,072
Minority interest                                  --           2,579        1,289                  --          3,868
Temporary equity                               16,500              --           --                  --         16,500
Shareholders' equity                          396,211       1,074,723       24,424          (1,099,147)       396,211
                                           ----------      ----------      -------        ------------     ----------
 Total liabilities and shareholders'
   equity                                  $1,163,349      $1,297,538      $42,575        $ (1,111,914)    $1,391,548
                                           ==========      ==========      =======        ============     ==========
Revenue                                    $       --      $  659,858      $20,518        $         --     $  680,376
Operating expenses                             48,047         615,916       17,690                  --        681,653
Interest expense, net                          27,669             591          507                (524)        28,243
Minority interest                                  --             392          922                  --          1,314
Income from equity investments                     --          (3,964)          --                  --         (3,964)
Provision for income taxes                         --           3,333           --                  --          3,333
                                           ----------      ----------      -------        ------------     ----------
Net (loss) income                          $  (75,716)     $   43,590      $ 1,399        $        524     $  (30,203)
                                           ==========      ==========      =======        ============     ==========
Cash flow from operations                  $  (45,994)     $   70,023      $(1,722)       $         --     $   22,307
Cash flow used in investing activities       (844,051)         (7,816)        (373)                 --       (852,240)
Cash flow from financing activities           891,252          (1,704)          (5)                 --        889,543
Cash at the beginning of the period                --           2,916        3,063                  --          5,979
                                           ----------      ----------      -------        ------------     ----------
Cash at the end of the period              $    1,207      $   63,419      $   963        $         --     $   65,589
                                           ==========      ==========      =======        ============     ==========

The following are summarized unaudited statements setting forth certain financial information concerning the Guarantors and Non-Guarantor Subsidiaries as of and for the three months ended September 30, 1998 (in thousands).



                                         SFX                                                                   SFX
                                    Entertainment                      Non-Guarantor                      Entertainment
                                         Inc.          Guarantors       Subsidiaries     Eliminations     Consolidated
                                   ---------------   --------------   ---------------   --------------   --------------
Revenue                               $      --         $372,039          $15,995           $   --          $388,034
Operating expenses                        7,745         335,722            12,950               --           356,417
Interest expense, net                    12,361             119               208             (167)           12,521
Minority interest                            --              (7)              923               --               916
Income from equity investments               --          (2,139)               --               --            (2,139)
Provision for income taxes                   --           1,983                --               --             1,983
                                      ---------         ---------         -------           ------          --------
Net (loss) income                     $ (20,106)        $36,361           $ 1,914           $  167          $ 18,336
                                      =========         =========         =======           ======          ========

 Credit Agreement

On February 26, 1998, the Company executed a Credit and Guarantee Agreement (the "Credit Agreement" or "Credit Facility") which established a $300.0 million senior secured credit facility comprised of (i) a $150.0 million eight-year term loan (the "Term Loan") and (ii) a $150.0 million seven-year reducing revolving credit facility (the "Revolver"). In addition, in September 1998, the Company received an increase in its borrowing availability under the Revolver by $50.0 million, which increased the Company's availability under the Credit Agreement to $350.0 million. Loans outstanding under the Credit Facility bear interest, at the Company's option, at 1.875 to 2.375 percentage points over LIBOR or the greater of the Federal Funds rate plus 0.50% or the Bank of New York's prime rate. The interest rate spreads on the Term Loan and the Revolver are adjusted based on the Company's Total Leverage Ratio (as defined in the Credit Agreement). The Company pays a per annum commitment fee on unused availability under the Revolver of 0.50% to the extent that the Company's Leverage Ratio is greater than or equal to 4.0 to 1.0, and 0.375% if such ratio is less than

4.0 to 1.0 and a per annum letter of credit fee equal to the Applicable LIBOR Margin (as defined in the Credit Agreement) for the Revolver then in effect. Borrowings under the Credit Agreement are secured by substantially all of the assets of the Company, including a pledge of the outstanding stock of substantially all of its subsidiaries and guaranteed by all of the Company's subsidiaries. As of November 13, 1998, the Company had borrowed $346.0 million under the Credit Agreement to consummate certain of the 1998 Acquisitions.

In addition, the Company has received a commitment letter from its lenders to replace its existing credit facility with a new $600.0 million credit facility. The new facility is subject to the execution of a definitive agreement and will differ from the current credit facility in several respects including applicable financial ratios, interest rate margins and term of repayment. The Company and its lenders are presently reviewing the pending commitment in light of recent developments in the credit markets. The Company may renegotiate the existing commitment, which renegotiations may significantly alter the principal terms, or the Company may consider alternative forms of debt financing. If a new credit facility is consummated and the terms of the agreement are substantially different than the terms of the existing credit facility, the Company may be required to write off the remaining deferred financing costs related to the current credit facility in the form of an extraordinary loss.

 Equity Offering

On May 27, 1998, the Company consummated an offering of 8,050,000 shares of Class A Common Stock at an offering price of $43.25 per share (the "Equity Offering"). The proceeds received by the Company, after deducting the underwriting discount and offering expenses, were approximately $329.0 million. The proceeds were used to (i) repay certain indebtedness and consummate certain of the 1998 Acquisitions and (ii) pay $93.7 million of the tax indemnification obligation related to the Spin-Off (see Note 6).


4. CAPITAL STOCK

In order to facilitate the Spin-Off, the Company revised its capital structure to increase its authorized capital stock and to effect a stock split. The authorized capital stock of the Company consists of 110,000,000 shares of Common Stock (comprised of 100,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock), and 25,000,000 shares of preferred stock, par value $.01 per share.

In the Spin-Off, (a) 13,579,024 shares of Class A Common Stock were distributed to holders on the Spin-Off record date of SFX Broadcasting's Class A Common Stock, Series D preferred stock and interests in SFX Broadcasting's director deferred stock ownership plan, including 609,856 shares of Class A Common Stock issued upon the exercise of certain warrants of SFX Broadcasting and (b) 1,047,037 shares of Class B Common Stock were distributed to holders on the Spin-Off record date of SFX Broadcasting Class B Common Stock. The financial statements have been retroactively adjusted to reflect this transaction.

Holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes, except (a) for the election of directors, (b) with respect to any "going private" transaction between the Company and Mr. Sillerman or any of his affiliates and (c) as otherwise provided by law.

The Board of Directors has the authority to issue preferred stock and will assign the designations and rights at the time of issuance.

During January 1998, the Board of Directors and SFX Broadcasting, as sole stockholder, approved and adopted a stock option and restricted stock plan providing for the issuance of restricted shares of the Company's Class A Common Stock and options to purchase shares of the Company's Class A Common Stock totaling up to 2,000,000 shares. In January 1998, the Company granted options exercisable for an aggregate of 345,000 shares of the Company's Class A Common Stock at an exercise price of $5.50 which will vest over three years and 7,500 shares of the Company's Class A Common Stock at an exercise price of $5.50 which vests over one year. The Company will record non-cash compensation charges over the three-year vesting period of approximately $3.3 million annually. Between April and August 1998, the Company granted options exercisable for an aggregate of 1,629,666 shares of Class A Common Stock at exercise prices ranging from $29.125 to $45.875.

During January 1998, in connection with the expectation of certain executive officers entering into employment agreements with the Company, the Board of Directors, upon recommendation of the Compensation Committee, approved the sale of an aggregate of 650,000 shares of the Company's Class B Common Stock and 190,000 shares of the Company's Class A Common Stock to certain officers for a purchase price of $2.00 per share. Such shares were issued in April 1998. A non-cash charge to earnings was recorded by the Company in the second quarter of approximately $23.9 million associated with the sale.

The Board of Directors also approved the issuance of shares of the Company's Class A Common Stock to holders of stock options or stock appreciation rights ("SARs") of SFX Broadcasting as of the Spin-Off record date, whether or not vested. The issuance was approved to allow such holders of these options or SARs to participate in the Spin-Off in a similar manner to holders of SFX Broadcasting's Class A Common Stock. Additionally, many of the option holders will become officers, directors and employees of the Company.


5. NON-CASH CHARGES

Non-cash charges recorded in the second and third quarters of 1998 of $32.9 million consisted of (a) $23.9 million of compensation related to the sale of 650,000 shares of Class B Common Stock and 190,000 shares of Class A Common Stock at a purchase price of $2.00 per share to certain executive officers pursuant to employment agreements, (b) $7.5 million associated with the issuance of 247,177 shares of Class A Common Stock to Mr. Robert F.X. Sillerman, Executive Chairman of the Company, in connection with the repurchase of shares of SFX Broadcasting issued to the sellers of the Meadows and (c) $1.5 million related to the issuance of stock options to certain executive officers pursuant to employment agreements exercisable for an aggregate of 352,500 shares of Class A Common Stock.

In addition, a $2.7 million write down of the remaining balance of the deferred expense relating to the Triathlon Broadcasting Company ("Triathlon") agreement was recorded in the second quarter of 1998 as a result of Triathlon's recent agreement to be acquired by a third party. If a third party acquires Triathlon, the consulting fee agreement would be terminated. The write down was recorded as a charge to amortization expense.


6. SPIN-OFF

Pursuant to the terms of the Spin-Off, SFX Broadcasting contributed to the Company all of the assets relating to its live entertainment businesses and the Company assumed all of SFX Broadcasting's liabilities pertaining to the live entertainment businesses, as well as certain other liabilities including the obligation to make change of control payments to certain employees of SFX Broadcasting of approximately $5.0 million, as well as the obligation to indemnify one-half of certain of these employees' excise tax. At the time of the Broadcasting Merger, the Company preliminarily received $2.0 million of net Working Capital (as defined in the Broadcasting Merger Agreement). Any additional payments which may be payable upon the final determination of the Working Capital will be reflected as an increase or decrease, as the case may be, to equity.

In connection with the Spin-Off, the Company entered into a tax sharing agreement with SFX Broadcasting. Pursuant to the tax sharing agreement, as amended, the Company is responsible for certain taxes incurred by SFX Broadcasting, including income taxes imposed with respect to income generated by the Company for periods prior to the Spin-Off and taxes resulting from gain recognized by SFX Broadcasting in the Spin-Off. The Company believes that the amount of taxes it will be required to pay in connection with the Spin-Off will be approximately $108.0 million, of which $93.7 million was paid on or before September 30, 1998. The remaining $14.3 million portion of the tax indemnity payment is payable on December 31, 1998. Management's estimates of the amount of the indemnity payment are based on assumptions which management believes are reasonable. However, upon the completion of all final tax returns, including any potential tax audits, such assumptions could be modified in a manner that would result in a significant variance in the actual amount of the tax indemnity.

7. DILUTIVE EARNINGS PER SHARE

A reconciliation of the number of shares used for calculating basic earnings per common share and diluted earnings per common share for the three months ended September 30, 1998 follows:



  Average number of common shares outstanding      30,420,883
  Effect of stock options                             460,894
                                                   ----------
                                                   30,881,777
                                                   ==========

Options to purchase 1,117,666 shares of common stock at prices ranging from $43.25 to $45.88 were outstanding at September 30, 1998, but were not included in the computation of diluted earnings per common share because the options' exercise price was greater than the average market price of the Company's common stock during the three months ended September 30, 1998. In addition, diluted earnings per share was not adjusted for the impact of common stock issued to the PACE sellers, which is subject to redemption by the Company, because to do so would have been antidilutive.

Outstanding stock options at September 30, 1998 had no dilutive effect on basic earnings per share during the nine months ended September 30, 1998 due to the Company's net loss position. The Company did not have any dilutive securities outstanding during the nine-months and three-months ended September 30, 1997.


8. COMMITMENTS AND CONTINGENCIES

Pursuant to a real estate purchase agreement with the sellers of Oakdale, the Company has agreed to purchase the land, building and improvements of the Oakdale Theater at the end of the Company's fifteen-year lease of the premises in June 2013 for $15.4 million. In June 1998, the Company extended an $11.4 million note receivable to the sellers which is secured by the property.

While the Company is involved in several law suits and claims arising in the ordinary course of business, the Company is not currently a party to any legal proceeding that the Company believes would have a material adverse effect on its business, financial position or results of operations.


9. SUBSEQUENT EVENTS

Pending Acquisitions

 Marquee

The Company has entered into an agreement and plan of merger (the "Marquee Merger Agreement"), dated as of July 23, 1998, as amended, with The Marquee Group, Inc. ("Marquee"), pursuant to which Marquee will become a wholly-owned subsidiary of the Company. Pursuant to the Marquee Merger Agreement, at the effective time of the merger, for each outstanding share of common stock of
Marquee: (i) if the Company's stock price is $42.75 or less, Marquee shareholders will receive 0.1111 shares of the Company's Class A Common Stock;
(ii) if the Company's stock price is over $42.75 but no more than $60.00, Marquee shareholders will receive $4.75 worth of the Company's Class A Common Stock; (iii) if the Company's stock price is over $60.00, but no more than $66.00, Marquee shareholders will receive between $4.75 and $5.35 worth of the Company's common stock; or (iv) if the Company's stock price is over $66.00, Marquee shareholders will receive $5.35 worth of the Company's Class A Common Stock. Marquee is a publicly traded company that provides integrated event management, television production, marketing and consulting services in the sports, news and entertainment industries. The Company expects to incur approximately $6.0 million in fees and expenses related to the transaction.

 Cellar Door

On August 13, 1998, the Company and the beneficial owner of all of the outstanding equity interests of the entities comprising the Cellar Door Group of Companies (collectively, "Cellar Door") entered into a letter of intent with respect to the Company's acquisition of all of the outstanding capital stock of Cellar Door (the "Cellar Door Acquisition"). Pursuant to the letter of intent, the aggregate purchase price for Cellar Door will be $70.0 million in cash payable at closing, Class A Common Stock with a value of $20.0 million (based upon the average closing price of the Class A Common Stock for the twenty business day period ending on the business day prior to the closing) and $8.5 million payable in five equal annual installments beginning on the first anniversary of the closing date. In addition, the Company will issue to the seller options to purchase 100,000 shares of the Company's Class A Common Stock. The closing will be subject to customary closing conditions, including the entry into a definitive acquisition agreement and obtaining the required approval under the HSR Act (as defined herein). If the Company is unable to complete the Cellar Door Acquisition, it may be required to pay the seller $10.0 million as liquidated damages. Cellar Door is a leading promoter and producer of live entertainment events. The Company expects to incur approximately $1.5 million in fees and expenses related to the transaction.


The Marquee merger and the Cellar Door Acquisition are collectively referred to herein as the "Pending Acquisitions." The Company expects to complete the Pending Acquisitions during the first quarter of 1999. However, the timing and completion of the Pending Acquisitions are subject to a number of conditions, including the approval of the stockholders of Marquee, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 for the Cellar Door Acquisition, and the receipt of all applicable consents from third parties and regulatory agencies. Certain of these conditions are beyond the Company's control and there can be no assurance that each of the Pending Acquisitions will be consummated during the first quarter of 1999, on the terms described herein, or at all. In connection with the HSR Act filing for the Marquee merger, the Company received notice of a preliminary inquiry from the Antitrust Division of the U.S. Department of Justice relating to the Cellar Door Acquisition and seeking information on the overall scope of the Company's operations. The Company intends to cooperate with the Department of Justice inquiry. While the Company believes that the Cellar Door Acquisition, along with the Company's overall business and plan of acquisitions, are in compliance with applicable antitrust laws, there can be no assurance that the results of such inquiry will not have a material adverse impact on the Company's ability to consummate the Cellar Door Acquisition or its business, results of operations and financial conditions.

 ISI

In January 1999, the Company entered into a definitive agreement to acquire Integrated Sports International ("ISI") for an aggregate purchase price of $14.1 million in cash and 60,000 shares of Class A Common Stock. In addition, during the five-year period following the closing of the acquisition, the Company may be required to make additional payments of up to $7.5 million in cash and 50,000,000 shares of Class A Common Stock based on the achievement of ISI of certain target levels of EBITDA, as defined in the acquisition agreement, during such period. The Company expects to complete the ISI acquisition during the first quarter of 1999. The Company would be required to pay liquidated damages of $2.0 million to ISI in the event it is not able to close the acquisition on or prior to April 15, 1999.


Stock Incentive Plan

Following a recommendation of the Company's compensation committee, the Company has, subject to stockholder approval, adopted a new incentive stock option plan covering options to acquire up to three million shares of the Company's Class A Common Stock. The plan will be designed to broaden the equity ownership of the Company's employees at all levels. The Company anticipates that the proposed stock plan will be submitted to a vote of the stockholders at the Company's first annual meeting scheduled to be held in the spring of 1999.


Note Offering

On November 25, 1998, the Company completed an offering of $200.0 million in principal amount of 9 1/8% Senior Subordinated Notes due December 1, 2008. Interest is payable on the notes on June 1 and December 1 of each year.


Common Stock Offering

In January 1999 the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission for the registration of 4,600,000 shares of its Class A Common Stock.

                        REPORT OF INDEPENDENT AUDITORS



Board of Directors
SFX Entertainment, Inc.


     We have audited the accompanying consolidated balance sheet of SFX Entertainment, Inc. as of December 31, 1997, and the related consolidated statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SFX Entertainment, Inc. at December 31, 1997, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                        ERNST & YOUNG LLP



New York, New York
March 5, 1998, except
for Notes 1 and 11, as to
which the date is April 27, 1998

                        REPORT OF INDEPENDENT AUDITORS



Board of Directors
Delsener/Slater Enterprises, Ltd.


     We have audited the accompanying consolidated balance sheet of Delsener/Slater Enterprises, Ltd. and Affiliated Companies as of December 31, 1996, and the related consolidated statements of operations and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Delsener/Slater Enterprises, Ltd. and Affiliated Companies at December 31, 1996, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                        ERNST & YOUNG LLP



New York, New York
October 2, 1997

                            SFX ENTERTAINMENT, INC.

                          CONSOLIDATED BALANCE SHEETS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)




                                                                                      DECEMBER 31,
                                                                               --------------------------
                                                                                              PREDECESSOR
                                                                                   1997          1996
                                                                               -----------   ------------
ASSETS
Current assets:
 Cash and cash equivalents ...................................................  $  5,979        $5,253
 Accounts receivable .........................................................     3,831           159
 Prepaid expenses and other current assets ...................................     1,410           779
                                                                                --------        ------
Total current assets .........................................................    11,220         6,191
Property and equipment, net ..................................................    59,685         2,231
Deferred acquisition costs ...................................................     6,213            --
Goodwill, net ................................................................    60,306            --
Investment in unconsolidated subsidiaries ....................................       937           458
Note receivable from employee ................................................       900            --
Other assets .................................................................     7,681            --
                                                                                --------        ------
Total assets .................................................................  $146,942        $8,880
                                                                                ========        ======
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
 Accounts payable and accrued expenses .......................................  $  2,715        $6,078
 Deferred revenue ............................................................     3,603            18
 Income taxes payable ........................................................     1,707            --
 Due to stockholder ..........................................................        --         1,877
 Due to SFX Broadcasting .....................................................    11,539            --
 Current portion of long-term debt ...........................................       923            --
 Current portion of deferred purchase consideration ..........................     1,950            --
                                                                                --------        ------
Total current liabilities ....................................................    22,437         7,973
Long-term debt, less current portion .........................................    15,255            --
Deferred purchase consideration, less current portion ........................     4,289            --
Deferred income taxes ........................................................     2,817            --
Commitment and contingencies .................................................
Shareholder's equity (Note 11):
Capital contributed by SFX Broadcasting ......................................    98,184            --
Preferred Stock, $.01 par value, 25,000,000 shares authorized, none issued and
 outstanding .................................................................        --            --
Class A common stock, $.01 par value, 100,000,000 shares authorized,
 13,579,024 issued and outstanding ...........................................       136            --
Class B common stock, $.01 par value, 10,000,000 shares authorized, 1,047,037
 issued and outstanding ......................................................        10            --
Combined stockholder's equity--predecessor ...................................        --           907
Retained earnings ............................................................     3,814            --
                                                                                --------        ------
Total shareholder's equity ...................................................   102,144           907
                                                                                --------        ------
Total Liabilities and shareholder's Equity ...................................  $146,942        $8,880
                                                                                ========        ======

                            See accompanying notes.

                            SFX ENTERTAINMENT, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            (DOLLARS IN THOUSANDS)





                                                                              YEAR ENDED DECEMBER 31,
                                                                   ---------------------------------------------
                                                                                     PREDECESSOR     PREDECESSOR
                                                                        1997             1996           1995
                                                                   --------------   -------------   ------------
Concert revenue ................................................    $    96,144       $ 50,362        $47,566
Operating expenses:
 Cost of revenue ...............................................         83,417         50,686         47,178
 Depreciation and amortization .................................          5,431            747            750
 Corporate expenses, net of Triathlon fees of $1,794 in
  1997 .........................................................          2,206             --             --
                                                                    -----------       --------        -------
                                                                    $    91,054       $ 51,433        $47,928
                                                                    -----------       --------        -------
Income (loss) from operations ..................................          5,090         (1,071)          (362)
Investment income ..............................................            295            198            178
Interest expense ...............................................         (1,590)           (60)          (144)
Equity in pretax income of unconsolidated subsidiaries .........            509            524            488
                                                                    -----------       --------        -------
Income (loss) before provision for income taxes ................    $     4,304       $   (409)       $   160
Provision for income taxes .....................................            490            106             13
                                                                    -----------       --------        -------
Basic and diluted net income (loss) ............................    $     3,814       $   (515)       $   147
                                                                    ===========       ========        =======
Net income (loss) per common share .............................    $      0.26
                                                                    ===========
Weighted average basic and dilutive common shares
 outstanding ...................................................     14,445,061
                                                                    ===========
Pro Forma:
Income (loss) before provision for income taxes ................    $     4,304       $   (409)       $   160
Pro forma provision for income taxes ...........................          2,540            106             13
                                                                    -----------       --------        -------
Pro forma net income (loss) ....................................    $     1,764       $   (515)       $   147
                                                                    ===========       ========        =======
Pro forma earnings per share ...................................    $      0.12
                                                                    ===========


                            See accompanying notes.

                            SFX ENTERTAINMENT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)



                                                                         YEAR ENDED DECEMBER 31,
                                                                ------------------------------------------
                                                                               PREDECESSOR     PREDECESSOR
                                                                    1997           1996           1995
                                                                -----------   -------------   ------------
OPERATING ACTIVITIES:
Net income (loss) ...........................................    $   3,814      $   (515)       $    147
Adjustment to reconcile net income (loss) to net cash
 provided by (used in) operating activities:
 Depreciation of property and equipment .....................        2,686           746             750
 Amortization of goodwill ...................................        2,745            --              --
 Equity in pretax income of unconsolidated subsidiaries,
   net of distributions received ............................         (479)           16               2
   Deferred income taxes ....................................         (427)           --              --
 Changes in operating assets and liabilities, net of
   amounts acquired:
   Accounts receivable ......................................         (923)         (159)            384
   Prepaid expenses and other current assets ................          419          (649)            374
   Other assets .............................................         (275)           --              --
   Accounts payable and accrued expenses ....................         (325)        4,759          (1,326)
   Income taxes payable .....................................          917            --              --
   Deferred revenue .........................................       (7,147)           16            (784)
                                                                 ---------      --------        --------
Net cash provided by (used in) operating activities .........        1,005         4,214            (453)
INVESTING ACTIVITIES:
 Purchase of concert promotion businesses, net of cash
   acquired .................................................      (71,213)           --              --
 Investment in GSAC Partnership .............................           --          (435)             --
 Purchase of property and equipment .........................       (2,083)           --              --
                                                                 ---------      --------        --------
Net cash used in investing activities .......................      (73,296)         (435)             --
                                                                 ---------      --------        --------
FINANCING ACTIVITIES:
 Capital contributed by SFX Broadcasting ....................       79,093            --              --
 Payment of debt ............................................         (823)           --              --
 Proceeds from issuance of common stock and capital
   contributions ............................................           --           152              --
 Loan from stockholder ......................................           --            47              --
 Distributions paid .........................................           --        (1,630)           (216)
                                                                 ---------      --------        --------
Net cash provided by (used in) financing activities .........       78,270        (1,431)           (216)
Net increase in cash and cash equivalents ...................        5,979         2,348            (669)
Cash and cash equivalents at beginning of period ............           --         2,905           3,574
                                                                 ---------      --------        --------
Cash and cash equivalents at end of period ..................    $   5,979      $  5,253        $  2,905
                                                                 =========      ========        ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest ......................................    $   1,504      $     60        $    144
                                                                 =========      ========        ========
Cash paid for income taxes ..................................    $      --      $    106        $     13
                                                                 =========      ========        ========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

 o Issuance of equity securities, including deferred equity security issuance and assumption of debt in connection with certain acquisitions (see Note 1).

 o Agreements to pay future cash consideration in connection with certain acquisitions (see Note 1).
 o The balance sheet includes certain assets and liabilities which have been contributed by SFX Broadcasting to the Company in connection with the Spin-Off.

                            See accompanying notes.

                            SFX ENTERTAINMENT, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND BASIS OF PRESENTATION

     SFX Entertainment, Inc. ("SFX" or the "Company") was formed as a wholly-owned subsidiary of SFX Broadcasting, Inc. ("SFX Broadcasting") in December 1997 and as the parent company of SFX Concerts, Inc ("Concerts"). Concerts was formed in January of 1997 to acquire and hold SFX Broadcasting's live entertainment operations. During 1997, the Company made several acquisitions as described below. The Company had no substantive operations until its acquisition of Delsener/Slater Enterprises, Ltd. and Affiliated Companies ("Delsener/Slater" or the "Predecessor") in January 1997, and Delsener/Slater is considered the Company's predecessor for financial reporting purposes.


 Delsener/Slater

     In January 1997, SFX Broadcasting acquired Delsener/Slater, a leading concert promotion company, for an aggregate consideration of approximately $27,600,000, including $2,900,000 for working capital and the present value of deferred payments of $3,000,000 to be paid without interest over five years and $1,000,000 to be paid without interest over ten years. Delsener/Slater has long-term leases or is the exclusive promoter for seven of the major concert venues in the New York City metropolitan area, including the Jones Beach Amphitheater, a 14,000-seat complex located in Wantagh, New York, and the PNC Bank Arts Center (formerly known as the Garden State Arts Center), a 17,500-seat complex located in Holmdel, New Jersey.


 Meadows

     In March 1997, the Company acquired the stock of certain companies which own and operate the Meadows Music Theater (the "Meadows"), a 25,000-seat indoor/outdoor complex located in Hartford, Connecticut for $900,000 in cash, 250,838 shares of SFX Broadcasting Class A Common Stock with a value of approximately $7,500,000 and the assumption of approximately $15,400,000 in debt.


  Sunshine Promotions

     In June 1997, the Company acquired the stock of Sunshine Promotions, Inc. and certain other related Companies ("Sunshine Promotions"), one of the largest concert promoters in the Midwest, for $53,900,000 in cash, of which $2,000,000 is payable over five years, 62,792 shares of SFX Broadcasting Class A Common Stock issued with a value of approximately $2,000,000, shares of SFX Broadcasting stock issuable over a two year period with a value of approximately $2,000,000 and the assumption of approximately $1,600,000 of debt. The shares of stock to be issued in the future are classified as deferred purchase consideration on the balance sheet. Sunshine Promotions owns the Deer Creek Music Theater, a 21,000-seat complex located in Indianapolis, Indiana, and the Polaris Amphitheater, a 20,000-seat complex located in Columbus, Ohio, and has a long-term lease to operate the Murat Centre (the "Murat"), a 2,700-seat theater and 2,200-seat ballroom located in Indianapolis, Indiana. Pursuant to the Broadcasting Merger Agreement, the Company is responsible for the payments owing under the Sunshine note, which by its terms accelerates upon the change in control of SFX Broadcasting resulting from the consummation of the Broadcasting Merger.

     The Delsener/Slater, Meadows, and Sunshine Promotions acquisitions are collectively referred to herein as the "Completed Acquisitions." The cash portion of the Completed Acquisitions were financed through capital contributions from SFX Broadcasting and were accounted for under the purchase method of accounting. The purchase prices have been preliminarily allocated to the assets acquired and are subject to change.

     The accompanying consolidated financial statements as of December 31, 1997 include the accounts of Delsener/Slater, Sunshine Promotions, the Meadows, and certain assets and liabilities which have been contributed by SFX Broadcasting to the Company in connection with the Spin-Off

                            SFX ENTERTAINMENT, INC.

(as defined herein) under the terms of the Broadcasting Merger (as defined herein) Agreement. Operating results for the Completed Acquisitions are included herein from their respective acquisition dates. Operating results associated with the assets and liabilities to be contributed are included herein. SFX Broadcasting provides various administrative services to the Company. It is SFX Broadcasting's policy to allocate these expenses on the basis of direct usage. In the opinion of management, this method of allocation is reasonable and allocated expenses approximate what the Company would have incurred on a stand-alone basis. Intercompany transactions and balances among these companies have been eliminated in consolidation.

     The following unaudited pro forma summary represents the consolidated results for the years ended December 31, 1997 and 1996 as if the Completed Acquisitions had occurred at the beginning of such year after giving effect to certain adjustments, including amortization of goodwill and interest expense on the acquisition debt. These pro forma results have been included for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made as of that date or of results which may occur in the future (in thousands).





                                             PRO FORMA
                                            (UNAUDITED)
                              ----------------------------------------
                                   YEAR ENDED           YEAR ENDED
                               DECEMBER 31, 1997     DECEMBER 31, 1996
                              -------------------   ------------------
  Revenues ................         $110,387             $104,784
  Net income ..............         $    221             $  2,668


 Spin-Off

     In August 1997, SFX Broadcasting agreed to the merger (the "Broadcasting Merger Agreement") among SBI Holdings, Inc. (the "Buyer"), SBI Radio Acquisition Corporation, a wholly-owned subsidiary of the Buyer, and SFX Broadcasting (the "Broadcasting Merger") and to the spin-off of the Company to the shareholders of SFX Broadcasting (the "Spin-Off"). The Spin-Off was completed on April 27, 1998 and the Broadcasting Merger is expected to be completed in the second quarter of 1998.

     Pursuant to the terms of the Spin-Off, SFX Broadcasting contributed to the Company all of its concert and other live entertainment assets along with an allocation of working capital in an amount estimated by management of SFX Broadcasting to be consistent with the proper operation of SFX Broadcasting, and the Company assumed all of SFX Broadcasting's liabilities pertaining to the live entertainment businesses, as well as certain other liabilities including the obligation to make change of control payments to certain employees of SFX Broadcasting of approximately $5,000,000 as well as the obligation to indemnify one-half of certain of these employees' excise tax. At the time of the Broadcasting Merger, SFX Broadcasting will contribute its positive Working Capital (as defined in the Broadcasting Merger Agreement) to the Company. If Working Capital is negative, the Company must pay the amount of the shortfall to SFX Broadcasting. As of December 31, 1997, SFX Broadcasting had advanced approximately $11,539,000 to the Company for use in connection with certain acquisitions and capital expenditures. This obligation and other costs subsequently incurred in connection with the Spin-Off were reimbursed with the proceeds from the Senior Subordinated Notes and the Credit Agreement (see Note
2). SFX Broadcasting advanced additional amounts to the Company prior to the consummation of the Spin-Off which were reimbursed in April 1998.

     SFX Broadcasting and the Company entered into a tax sharing agreement. Under the tax sharing agreement, the Company will agree to pay to SFX Broadcasting the amount of the tax liability of SFX Broadcasting and the Company combined, to the extent properly attributable to the Company for the period up to and including the Spin-Off, and will indemnify SFX Broadcasting for any tax adjustment made in subsequent years that relates to taxes properly attributable to the Company during the period prior to and including the Spin-Off. SFX Broadcasting, in turn, will indemnify the Company for any

                            SFX ENTERTAINMENT, INC.

tax adjustment made in years subsequent to the Spin-Off that relates to taxes properly attributable to the SFX Broadcasting during the period prior to and including the Spin-Off. The Company also will be responsible for any taxes of SFX Broadcasting resulting from the Spin-Off, including any income taxes but only to the extent that the income taxes result from the gain on the distribution that exceeds the net operating losses of SFX Broadcasting and the Company available to offset such gain including net operating losses generated in the current year prior to the Spin-Off.

     The actual amount of the gain will be based on the excess of the value of the Company's Common Stock on the date of the Spin-Off over the tax basis of that stock. The Company believes that the value of the Company's Common Stock for tax purposes will be determined by no later than the first trading day following the date on which the Company's Common Stock is distributed in the Spin-Off. Increases or decreases in the value of the Company's Common Stock subsequent to such date will not effect the tax liability. The Company expects that such indemnity payment will be due on or about June 15, 1998.


2. RECENT ACQUISITIONS AND FINANCING

     On February 11, 1998, SFX completed the private placement of $350.0 million of 9 1/8% Senior Subordinated Notes (the "Notes") due 2008. Interest is payable on the Notes on February 1 and August 1 of each year.

     On February 26, 1998 the Company executed a Credit and Guarantee Agreement (the "Credit Agreement") which established a $300.0 million senior secured credit facility comprised of (i) a $150.0 million eight-year term loan (the "Term Loan") and (ii) a $150.0 million seven-year reducing revolving credit facility. Loans outstanding under the Credit Facility bear interest, at the Company's option, at 1.875 to 2.375 percentage points over LIBOR or the greater of the Federal Funds rate plus 0.50% or BNY's prime rate. The interest rate spreads on the Term Loan and the Revolver will be adjusted based on the Company's Total Leverage Ratio (as defined in the Credit Agreement). The Company will pay a per annum commitment fee on unused availability under the Revolver of 0.50% to the extent that the Company's Leverage Ratio is greater than or equal to 4.0 to 1.0, and 0.375% if such ratio is less than 4.0 to 1.0 and a per annum letter of credit fee equal to the Applicable LIBOR Margin (as defined in the Credit Agreement) for the Revolver then in effect. The Revolver and Term Loan contain provisions providing that, at its option and subject to certain conditions, the Company may increase the amount of either the Revolver or Term Loan by $50.0 million. Borrowings under the Credit Agreement are secured by substantially all of the assets of the Company, including a pledge of the outstanding stock of substantially all of its subsidiaries and guaranteed by all of the Company's subsidiaries. On February 27, 1998, the Company borrowed $150.0 million under the Term Loan. Together with the proceeds from the Notes, the proceeds from the Term Loan were used to finance the Recent Acquisitions (as defined below.)

     On February 24, 1998, the Company acquired all of the outstanding capital stock of BG Presents ("BGP"), one of the oldest promoters of, and owner-operators of venues for, live entertainment in the United States, and a leading promoter in the San Francisco Bay area (the "BGP Acquisition"), for total consideration of approximately $80,300,000 (including the repayment of $12,000,000 in BGP debt and the issuance upon the Spin-Off of 562,640 shares of common stock of the Company valued by the parties at $7,500,000). The sellers of BGP provided net working capital (as defined in the acquisition agreement) at the closing in an amount equal to or greater than long-term debt.

     On February 25, 1998, the Company acquired all of the outstanding capital stock of PACE Entertainment Corporation ("PACE"), one of the largest diversified producers and promoters of live entertainment in the United States, having what the Company believes to be the largest distribution network in the United States in each of its music, theater and specialized motor sports businesses (the "PACE Acquisition"), for total consideration of approximately $150,100,000 (including issuance upon

                            SFX ENTERTAINMENT, INC.

the Spin-Off of 1,500,000 shares of the Company's common stock valued by the parties at $20,000,000 and assumption of approximately $20,600,000 of debt). Under the terms of the agreement, additional cash consideration would be required if the deemed value of the Company's common stock was less than $13.33 per share as a result of changes in the consummation of acquisitions. In related transactions, the Company acquired, for total consideration of $90,600,000 comprised of $41,400,000 in cash, the repayment of approximately $43,100,000 of debt and the assumption of approximately $6,100,000 of debt related to a capital lease, the 66 2/3% ownership interests of Blockbuster Entertainment Corporation and Sony Music Entertainment, Inc. in Amphitheater Entertainment Partnership, a partner of PACE in the Pavilion Partners venue partnership. As a result, the Company owns 100% of Pavilion Partners.

     The PACE acquisition agreement further provides that each seller of PACE shall have an option, exercisable during a period beginning on the fifth anniversary of the closing of the PACE acquisition and ending 90 days thereafter, to require the Company to purchase up to one-third of the PACE consideration stock received by such PACE seller for a cash purchase price of $33.00 per share. With certain limited exceptions, these option rights are not assignable by the PACE sellers.

     Under the terms of an employment agreement to be entered into by the Company with an officer of PACE, the officer will have the right, two years from the date of the acquisition, to purchase PACE's motor sports division at fair value. If the motor sports division has been sold by the Company, the officer would be entitled to purchase PACE's theatrical division for the fair value.

     On February 27, 1998, the Company acquired the Contemporary Group ("Contemporary"), a fully-integrated live entertainment and special event promoter and producer, venue owner and operator and consumer marketer, for total consideration of approximately $101,400,000 comprised of $72,800,000 in cash, a payment for working capital of approximately $9,900,000 and the issuance upon the Spin-Off of 1,402,850 shares of common stock of the Company valued by the parties at $18,700,000. (the "Contemporary Acquisition"). The Contemporary Acquisition involved the merger of Contemporary International Productions Corporation with and into the Company, the acquisition by a wholly owned subsidiary of the Company of substantially all of the assets, excluding certain cash and receivables, of the remaining members of Contemporary and the acquisition by Contemporary of the 50% interest in the Riverport Amphitheater Joint Venture not owned by Contemporary. If any of the Contemporary sellers owns any shares of the Company's Class A Common Stock received in the Contemporary Acquisition on the second anniversary of the closing date and the average trading price of such stock over the 20-day period ending on such anniversary date is less than $13.33 per share, then the Company will make a one-time cash payment to each individual holding any such shares that is equal to the product of (i) the quotient of the difference between (A) the actual average trading price per share over such 20-day period and (B) $13.33 divided by two, multiplied by (ii) the number of shares of Class A Common Stock of the Company received by such individual in the Contemporary Acquisition and owned as of such anniversary date.

     On February 27, 1998, the Company acquired the Network Magazine Group ("Network Magazine"), a publisher of trade magazines for the radio broadcasting industry, and SJS Entertainment Corporation ("SJS"), an independent creator, producer and distributor of music-related radio programming, services and research which it exchanges with radio broadcasters for commercial air-time sold, in turn, to national network advertisers (the "Network Acquisition"), for total consideration of approximately $66,800,000 comprised of $52,000,000 in cash, a payment for working capital of approximately $1,800,000, reimbursed sellers costs of $500,000, the purchase of an office building and property for $2,500,000 and the issuance upon the Spin-Off of 750,188 shares of common stock of the Company valued by the parties at $10,000,000. The $2,500,000 purchase of the office building and property is comprised of cash of approximately $700,000 and the assumption of debt of approximately $1,800,000. The Company is also obligated to pay the sellers an additional payment in

                            SFX ENTERTAINMENT, INC.

common stock or, at the Company's option, cash based on future operating results, as defined, generated on a combined basis by Network Magazine and SJS in 1998, up to a maximum of $14,000,000. In the Network Acquisition, the Company, through a wholly owned subsidiary, acquired all of the outstanding capital stock of each of The Album Network, Inc. and SJS Entertainment Corporation and purchased substantially all of the assets and properties and assumed substantially all of the liabilities and obligations of the Network 40, Inc.

     On March 4, 1998, the Company acquired Concert/Southern Promotions ("Concert/Southern"), a promoter of live music events in the Atlanta, Georgia metropolitan area (the "Concert/Southern Acquisition"), for total cash consideration of approximately $16,900,000, which includes a $300,000 payment for working capital.

     The PACE Acquisition, the Contemporary Acquisition, the Network Acquisition, the BGP Acquisition and the Concert/Southern Acquisition are collectively referred to herein as the "Recent Acquisitions."


3. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES


 Cash and Cash Equivalents

     The Company considers all investments purchased with a maturity of three months or less to be cash equivalents. Included in cash and cash equivalents at December 31, 1997 is $1,235,000 of cash which has been deposited in a separate account and will be used to fund committed capital expenditures at PNC Bank Arts Center.


 Property and Equipment

     Land, buildings and improvements and furniture and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets as follows:



  Buildings and improvements .........   7-40 years
  Furniture and equipment ............   5-7 years

     Leasehold improvements represent the capitalized costs to renovate the Jones Beach Theatre. The costs to renovate the theatre included permanent seats, a new stage and lavatory facilities. These costs are being amortized over the term of the lease.


 Goodwill

     Goodwill represents the excess of the purchase price over the fair market value of the assets purchased in the Completed Acquisitions and is net of accumulated amortization of $2,745,000. Goodwill is being amortized using the straight-line method over 15 years. Management reviews the carrying value of goodwill against anticipated cash flows on a non-discounted basis to determine whether the carrying amount will be recoverable.


 Other Assets

     Other assets includes $4,928,000 of costs associated with acquiring the right to receive fees from Triathlon Broadcasting Company ("Triathlon"), an affiliate, for certain financial consulting, marketing and administrative services provided by the Company to Triathlon. Under the terms of the agreement, the Company has agreed to provide consulting and marketing services to Triathlon for an annual fee of $500,000, together with a refundable advance of $500,000 per year against fees to be earned in respect of transactional investment banking services. These fees, which are recorded as a reduction of corporate, general and administrative expenses, will fluctuate based upon the level of acquisition and

                            SFX ENTERTAINMENT, INC.

financing activity of Triathlon. The cost of acquiring the fees is being amortized over the term of the agreement which expires on June 1, 2005. Triathlon has announced its intention to enhance shareholder value through a sale. The Company's management believes that the capitalized cost of acquiring the right to receive fees from Triathlon is recoverable.


 Revenue Recognition

     The Company's operations and revenues are largely seasonal in nature, with generally higher revenue generated in the second and third quarters of the year. The Company's outdoor venues are primarily utilized in the summer months and do not generate substantial revenue in the late fall, winter and early spring. Similarly, the musical concerts that the Company promotes largely occur in the second and third quarters. To the extent that the Company's entertainment marketing and consulting relate to musical concerts, they also predominantly generate revenues in the second and third quarters.

     Revenue from ticket sales is recognized upon occurrence of the event. Advance ticket sales are recorded as deferred revenue until the event occurs.


 Risks and Uncertainties

     Accounts receivable are due principally from ticket companies and venue box offices. These amounts are typically collected within 20 days of a performance. Generally, management considers these accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. Certain other accounts receivable, arising from the normal course of business, are reviewed for collectibility and allowances for doubtful accounts are recorded as required. Management believes that no allowance for doubtful accounts is required at December 31, 1996 or 1997.

     The agreement governing the partnership through which PACE holds its interest in the Lakewood Amphitheater in Atlanta, Georgia contains a provision that purports to restrict PACE and its affiliates from directly or indirectly owning or operating another amphitheater in Atlanta. In management's view, this provision will not materially affect the business or prospects of the Company. However, the Company acquired an interest in the Chastain Park Amphitheater, also in Atlanta, in the Concert/Southern acquisition. The Company intends to seek a waiver.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


 Advertising Costs

     Advertising costs are expensed as incurred and approximated $7,109,000, $4,896,000 and $2,687,000 in 1997, 1996, and 1995, respectively.


 Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This statement requires a company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities.

     In 1998, the Company's income taxes are calculated on a stand alone basis involving the period through April 27, 1998 in which the Company was a member of SFX Broadcasting's Consolidated federal income tax return. In 1998, the Company's income taxes reflected the federal benefit for the operating losses of SFX Broadcasting.

                            SFX ENTERTAINMENT, INC.

     The Company calculates its tax provision on a separate company basis.


 Loss Per Common Share


     Basic loss per common share is based upon the net loss applicable to common shares after preferred dividend requirements and upon the weighted average of common shares outstanding during the period. Diluted loss per common share adjusts for the effect of convertible securities and stock options only in the periods presented in which such effect would have been dilutive. There were no dilutive securities during the year ended December 31, 1997.


     Earnings per share for the years ended December 31, 1996 and 1995 have not been presented herein since the operations for those years relate to the predecessor of the Company and such information would not be meaningful.


 Reclassification


     Certain amounts in 1995 and 1996 have been reclassified to conform to the 1997 presentation.


4. CONNECTICUT DEVELOPMENT AUTHORITY ASSISTANCE AGREEMENT


     On September 12, 1994, the Connecticut Development Authority ("CDA") entered into a non-recourse assistance agreement with the Meadows whereby the CDA provided grant funds for the construction and development of the Meadows through the issuance of State of Connecticut General Fund Obligation Bonds ("GFO Bonds"). The Meadows received bond proceeds of $8,863,000. Pursuant to such agreement, the annual tax revenues derived from the operation of the amphitheater are utilized to satisfy the annual service requirements under the GFO Bonds. In the event that annual tax revenues derived from the operation of the amphitheater do not equal annual service requirements under the GFO Bonds, the Company must deposit the lesser of the operating shortfall, as defined, or 10% of the annual service under the GFO Bonds. An operating shortfall has not existed since the inception of the CDA. The GFO Bonds mature on October 15, 2024 and have an average coupon rate of 6.33%. Annual service requirements, including interest, on the GFO Bonds for each of the next five years and thereafter are as follows (in thousands):



  1998 ...............    $   739
  1999 ...............        737
  2000 ...............        739
  2001 ...............        740
  2002 ...............        741
  Thereafter .........     16,399
                          -------
                          $20,095
                          =======

     The assistance agreement requires an annual Meadows attendance of at least 400,000 for each of the first three years of operations. It will not be considered an event of default if the annual Meadows attendance is less than 400,000 provided that no operating shortfall exists for that year or if an operating shortfall exists such amount has been deposited by the Company. If there is an event of default, the CDA may foreclose on the construction mortgage loan (see Note 5). If the amphitheater's operations are relocated outside of Connecticut during the ten year period subsequent to the beginning of the assistance agreement or during the period of the construction mortgage loan, the full amount of the grant funds plus a penalty of 5% must be repaid to the State of Connecticut.

                            SFX ENTERTAINMENT, INC.

5. LONG-TERM DEBT

     The Predecessor did not have any long-term debt as of December 31, 1996. As of December 31, 1997, the company's long-term debt, which is recorded at present value, consisted of the following (in thousands):



          Meadows CDA Mortgage Loan ..................    $ 7,411
          Meadows Concession Agreement Loans .........      5,872
          Meadows CDA Construction Loan ..............        700
          Murat notes payable ........................        790
          Meadows note payable .......................        694
          Polaris note payable .......................        221
          Capital lease obligations ..................        490
                                                          -------
                                                           16,178
          Less current portion .......................        923
                                                          -------
                                                          $15,255
                                                          =======

 Meadows CDA Mortgage Loan

     On September 12, 1994, the CDA entered into a construction mortgage loan agreement for $7,685,000 with the Meadows. The purpose of the loan was to finance a portion of the construction and development of the Meadows. The loan agreement contains substantially the same covenants as the CDA assistance agreement (see Note 4). The mortgage loan bears interest at 8.73% and is payable in monthly installments of principal and interest. The mortgage loan matures on October 15, 2019.

     The loan is collateralized by a lien on the Meadows' assets. The loan is secured by an irrevocable standby letter of credit issued by the Company in the amount of $785,000.


 Meadows Concession Agreement Loans

     In connection with the Meadows' concession agreement, the concessionaire loaned the Meadows $4,500,000 in 1995 to facilitate the construction of the amphitheater. Principal and interest at the rate of 7.5% per annum on the note is payable via withholdings of the first $31,299 from each monthly concession commission payment. As of December 31, 1997, the outstanding balance was $4,343,000.

     During 1995, the concessionaire loaned the Meadows an additional $1,000,000. This loan bears interest at a rate of 9.75% per annum and is payable via withholdings of an additional $11,900 of principal, plus interest, from each monthly concession commission payment through December 20, 2002. As of December 31, 1997, the outstanding balance was $679,000.

     The concession agreement also required the Company to supply certain equipment to the concessionaire at the Company's expense. The cost of the equipment purchased by the concessionaire was converted to a note payable for $884,000. The note bears interest at the rate of 9.25% per annum and provides for monthly principal and interest payments of $10,185. However, the Company is not required to make any principal or interest payments to the extent that 5% of receipts, as defined, in any month are less than the amount of the payment due. As of December 31, 1997, the outstanding balance was $850,000.


 Meadows CDA Construction Loan

     In March 1997, the Meadows entered into a $1,500,000 loan agreement with the CDA of which $1,000,000 was funded in March 1997. Principal payments of $150,000 are due on July 1 and October 1 of each year commencing July 1, 1997 through October 1, 2001. The note bears interest at the rate of

                            SFX ENTERTAINMENT, INC.

8.9% per annum through February 1, 1998, and thereafter at the index rate, as defined, plus 2.5%. In addition, the Meadows is required to make principal payments in an amount equal to 10% of the annual gross revenue, as defined, in excess of $13,000,000 on or before the March 1 following each calendar year commencing March 1, 1998. In 1997, gross revenues did not exceed the defined threshold and thus no principal payment was made on March 1, 1998.


 Murat Notes Payable


     The Company has two loans payable to the Massachusetts Avenue Community Development Corporation (MAC), an $800,000 non-interest bearing note and a $1,000,000 note. Principal payments on the non-interest bearing note are the lesser of $0.15 per Murat ticket sold during fiscal year or remaining net cash flow, as defined. Interest on the other note is calculated annually and is equal to the lesser of (1) $0.10 per Murat ticket sold during the fiscal year,
(2) prime plus 1% or (3) remaining net cash flow, as defined. Interest and principal on the $1,000,000 note is payable at the lesser of $0.10 per Murat ticket sold during fiscal year or remaining net cash flow, as defined.


     Provisions of the $800,000 note payable requires the Murat to continue making payments after the principal has been paid down equal to the lesser of $0.15 per Murat ticket sold during the fiscal year or remaining cash flow. These payments are to be made to a not-for-profit foundation and will be designated for remodeling and upkeep of the theatre.


 Meadows Note Payable


     Under the terms of a Meadows ticket and sales agreement, a vendor loaned the Company $824,500 and pays the Company an annual fee of $140,000 for nine years commencing in March 1996. Proceeds from the annual fee are used by the Company to make the annual principal and interest payments.


 Polaris Note Payable


     In 1994, a concessionaire advanced Sunshine Promotions $500,000 to be used in the construction of the Polaris Amphitheater. The advance is interest free and is payable in annual installments of $25,000 beginning in 1994 for a period of 20 years.


 Capital Lease Obligations


     The Company has entered into various equipment leases. Interest on the leases range from 6.5% to 18.67%.


     Principal maturities of the long-term debt, notes payable and capital lease obligations over the next five years as of December 31, 1997 are as follows (in thousands):




                            LONG-TERM DEBT AND     CAPITAL LEASE
                               NOTES PAYABLE        OBLIGATIONS
                           --------------------   --------------
  1998 .................           $756                $167
  1999 .................            782                 157
  2000 .................            611                 113
  2001 .................            541                  53
  2002 .................           $537                  --

                            SFX ENTERTAINMENT, INC.

6. PROPERTY AND EQUIPMENT

     The Company's property and equipment as of December 31, 1997 and 1996 consisted of the following (in thousands):




                                                            PREDECESSOR
                                                 1997          1996
                                             -----------   ------------
       Land ..............................    $  8,752             --
       Building and improvements .........      44,364             --
       Furniture and equipment ...........       6,503       $    131
       Leasehold improvements ............       2,676          6,726
                                              --------       --------
                                                62,295          6,857
       Accumulated depreciation ..........      (2,610)        (4,626)
                                              --------       --------
                                              $ 59,685       $  2,231
                                              ========       ========

7. INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES

     The Company is a 49% partner in a general partnership which subleases a theater located in New York City. Income associated with the promotion of concerts at this theater is recorded as concert revenue. Any such promotion revenue recognized reduces the Company's share of the partnership's profits. The Company is also a one-third partner in GSAC Partners, a general partnership through which it shares in the income or loss of the PNC Bank Arts Center at varying percentages based on the partnership agreement. The Company records these investments on the equity method. In connection with the PACE Acquisition, the Company agreed to purchase the interest in GSAC Partners that it did not already own and in 1998 completed the purchase. Thus, the financial position and operations of GSAC Partners will be consolidated into those of the Company beginning in 1998.

     The following is a summary of the unaudited financial position and results of operations of the Company's equity investees (GSAC Partners in 1997 and 1996 only) as of and for the years ended December 31, 1997, 1996 and 1995 (in thousands):




                                                                    PREDECESSOR     PREDECESSOR
                                                          1997          1996           1995
                                                       ---------   -------------   ------------
   Current assets ..................................    $ 2,818       $   756         $  214
   Property, plant and equipment ...................      1,427           239            122
   Other assets ....................................        239           819             --
                                                        -------       -------         ------
   Total assets ....................................    $ 4,484       $ 1,814         $  336
                                                        =======       =======         ======

   Current liabilities .............................    $ 1,621       $ 1,534         $  264
   Partners' capital ...............................      2,863           280             72
                                                        -------       -------         ------
   Total liabilities and partners' capital .........    $ 4,484       $ 1,814         $  336
                                                        =======       =======         ======
   Revenue .........................................    $20,047       $16,037         $4,058
   Expenses ........................................     17,074        14,624          2,954
                                                        -------       -------         ------
   Net income ......................................    $ 2,973         1,413         $1,104
                                                        =======       =======         ======

     The equity income recognized by the Company represents the appropriate percentage of investment income less amounts reported in concert revenues for shows promoted by the Company at these theaters. Such concert revenues of unconsolidated subsidiaries was approximately $97,000, $205,000 and $110,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

                            SFX ENTERTAINMENT, INC.

8. INCOME TAXES


     The provisions for income taxes for the years ended December 31, 1997, 1996 and 1995 are summarized as follows (in thousands):




                                     PREDECESSOR     PREDECESSOR
                            1997         1996           1995
                           ------   -------------   ------------
  CURRENT:
  Federal ..............      --           --             --
  State ................    $420         $106            $13
  DEFERRED:
  Federal ..............      --           --             --
  State ................      70           --             --
                            ----         ----            ---
  Total ................    $490         $106            $13
                            ====         ====            ===

     No Federal income taxes were provided in 1997 as a result of the Company's inclusion in the consolidated federal income tax return with SFX Broadcasting. If the Company had filed on a stand alone basis, its federal tax provision would have been approximately $2,050,000, consisting of $1,760,000 in current taxes and approximately $290,000 of deferred taxes. The Predecessor had no Federal tax provision in 1996 or 1995 by virtue of the status of its profitable included companies as S Corporations. State income taxes were provided to the extent that S Corporation status was not recognized.


     Deferred income taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's deferred tax asset and liabilities as of December 31, 1997 are as follows (in thousands):



  Deferred tax assets:
  Deferred compensation ........................    $  783
  Deferred tax liabilities:
  Depreciable assets ...........................    $3,600
                                                    ------
  Net deferred tax liability ...................    $2,817
                                                    ======

     The Predecessor had no deferred tax liabilities as of December 31, 1996.


     The acquisition of the Meadows resulted in the recognition of deferred tax liabilities of approximately $3,200,000 under the purchase method of accounting. These amounts were based upon the excess of the financial statement basis over the tax basis in assets, principally fixed assets. The acquisition of Delsener/Slater resulted in the recognition of deferred tax assets of approximately $1,200,000 under the purchase method of accounting. These amounts were based upon the excess of the financial statements basis over the tax basis in assets, principally deferred compensation.

                            SFX ENTERTAINMENT, INC.

     At December 31, 1997, 1996, and 1995 the effective rate varies from the statutory Federal income tax rate as follows (in thousands):

                                                                                    PREDECESSOR
                                                                               ---------------------
                                                                     1997         1996        1995
                                                                 -----------   ----------   --------
   Income taxes at the statutory rate ........................    $  1,463       $ (139)     $  54
   Effect of Subchapter S status .............................          --          139        (54)
   Nondeductible amortization ................................         800           --         --
   Travel and entertainment ..................................          20           --         --
   Effect of consolidated return loss ........................      (2,283)          --         --
   State and local income taxes (net of Federal benefit) .....         490          106         13
                                                                  --------       ------      -----
   Total provision ...........................................    $    490       $  106      $  13
                                                                  ========       ======      =====

9. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

     Pursuant to the terms of the Spin-Off, upon the consummation of the Broadcasting Merger, the Company will assume all obligations under any employment agreements or arrangements between SFX Broadcasting and any employee of the Company.

     While the Company is involved in several suits and claims in the ordinary course of business, the Company is not now a party to any legal proceeding that the Company believes would have a material adverse effect on its business.

     The Company's operating leases includes primarily leases with respect to venues, office space and land. Total rent expense was $2,753,000 , $875,000 and $835,000 for the years ended December 31, 1997, 1996 and 1995, respectively. The lease terms range from 3 to 37 years. Prior to the Spin-Off, the Company will enter into contracts with certain officers and other key employees. No such contracts existed in 1997. The future minimum payments for all noncancelable operating leases and employee agreements with initial terms of one year or more are as follows (in thousands):



                                                                EMPLOYMENT
                                           OPERATING LEASES     AGREEMENTS
                                          ------------------   -----------
  1998 ................................         $ 3,366           $1,900
  1999 ................................           3,823            1,864
  2000 ................................           1,648            1,624
  2001 ................................           1,666            1,534
  2002 ................................           1,678              300
  2003 and thereafter .................          14,117               --
                                                -------           ------
                                                $26,298           $7,222
                                                =======           ======

     The Company has committed to expansion projects at the Jones Beach Theater and PNC Bank Arts Center and, in connection with the BGP Acquisition, for the construction of a new amphitheater in the Seattle, Washington market. The Jones Beach Theater and PNC Bank Arts Center expansions are expected to be completed in June 1998 and to cost approximately $15,000,000 and $10,500,000, respectively. As of December 31, 1997, approximately $1,018,000 and $1,500,000, respectively, of these costs have been incurred. The new amphitheater in Seattle is expected to cost $10,000,000 and is expected to be completed in the spring of 1999.

     As of December 31, 1997 and 1996, outstanding letters of credit for $1,110,000 and $400,000, respectively, were issued by banks on behalf of the Company as security for loans and the rental of theaters.

     In connection with the acquisition of Delsener/Slater, SFX Broadcasting entered into an employment agreement with each of Ron Delsener and Mitch Slater pursuant to which each of Messrs. Delsener and Slater serve as Co-President and Co-Chief Executive Officer of Delsener/Slater. Each of the employment agreements continues until December 31, 2001 unless terminated earlier by the Company for cause or voluntarily by Mr. Delsener or Mr. Slater.

                            SFX ENTERTAINMENT, INC.

     In certain cases, Messrs. Delsener and Slater have rights to purchase the outstanding capital stock of Delsener/Slater for fair market value as defined in their employment agreements.

     Additionally, in the case of a return event, as defined, which may be deemed to include the Spin-Off, the Broadcasting Merger and related transactions, Messrs. Delsener and Slater have the right to receive a portion of the excess of the proceeds of the return event over a fixed amount determined in reference to the original purchase price for Delsener/Slater, all as calculated pursuant to the Delsener and Slater employment agreements. Management believes that, with respect to the Spin-Off, the Broadcasting Merger and related transactions, no payment will accrue to Mr. Delsener or Mr. Slater pursuant to their employment agreements.

     The employment agreements further provide that Messrs. Delsener and Slater shall be paid annual bonuses determined with reference to Delsener/Slater profits, as defined, for the immediately preceding year. Management believes that no such bonus was earned for the year ended December 31, 1997.

     Messrs. Delsener and Slater and the Company are in the process of negotiating amendments to their employment agreements to reflect, among other things, the changes to the business of the Company as a result of the Recent Acquisitions and the Spin-Off, and each of Messrs. Delsener and Slater have agreed in principle to waive any rights which may accrue in connection with the Broadcasting Merger or the Spin-Off. The Company also expects, in connection with the foregoing, to negotiate mutually satisfactory amendments to certain of Messrs. Delsener's and Slater's compensation arrangements, including bonus and profit sharing provisions.


10.  RELATED PARTY TRANSACTIONS

     The Company's Executive Vice President, General Counsel and Director is Of Counsel to the law firm of Baker & McKenzie. Baker & McKenzie serves as counsel to the Company in certain matters. Baker & McKenzie compensates the executive based, in part, on the fees it receives from providing legal services to the Company and other clients originated by the executive. In 1997, the Company incurred fees of approximately $2,948,000 for legal services related to the Recent Acquisitions. Such fees were funded by SFX Broadcasting on behalf of the Company. In February 1998, the Company reimbursed SFX Broadcasting for these fees.

     Due to stockholder represents the balance due to Mr. Delsener on his advances to renovate the Jones Beach Theatre (the "Jones Beach Loan") and the PNC Bank Arts Center (the "PNC Loan"). Delsener /Slater paid interest at 8% per annum on the Jones Beach Loan, which was repaid in May 1996. The PNC Loan, which was originated in 1996 was repaid in connection with the acquisition of Delsener/Slater by SFX Broadcasting in 1997 (See Note 1).


11. CAPITAL STOCK

     In order to facilitate the Spin-Off, the Company recently revised its capital structure to increase its authorized capital stock and to effect a stock split. The authorized capital stock of the Company consists of 110,000,000 shares of Common Stock (comprised of 100,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock), and 25,000,000 shares of preferred stock, par value $.01 per share.

     In the Spin-Off, (a) 13,579,024 shares of Class A Common Stock were distributed to holders on the Spin-Off record date of SFX Broadcasting's Class A common stock, Series D preferred stock and interests in SFX Broadcasting's director deferred stock ownership plan, (b) 1,047,037 shares of Class B Common Stock were distributed to holders on the Spin-Off record date of SFX Broadcasting Class B common stock and (c) 609,856 shares of Class A Common Stock were placed in escrow to be issued upon the exercise of certain warrants of SFX Broadcasting. The financial statements have been retroactively adjusted to reflect this transaction.

     Holders of the Company's Class A Common Stock are entitled to one vote and holders of the Company's Class B Common Stock are entitled to ten votes on all matters submitted to a vote of

                            SFX ENTERTAINMENT, INC.

shareholders except for (a) the election of directors, (b) with respect to any "going private" transaction involving the Chairman and (c) as otherwise provided by law.

     The Board of Directors has the authority to issue preferred stock and will assign the designations and rights at the time of issuance.


12.  DEFINED CONTRIBUTION PLAN

     The Company sponsors a 401(k) defined contribution plan in which most full-time employees are eligible to participate. The Plan presently provides for discretionary employer contributions. There were no contributions in 1997.


13. SUBSEQUENT EVENTS (UNAUDITED)

     During January 1998, the Board of Directors and SFX Broadcasting, as sole stockholder, approved and adopted a stock option and restricted stock plan providing for the issuance of restricted shares of the Company's Class A Common Stock and options to purchase shares of the Company's Class A Common Stock totaling up to 2,000,000 shares.

     During January 1998, in connection with certain executive officers entering into employment agreements with the Company, the Board of Directors, upon recommendation of the Compensation Committee, approved the sale of an aggregate of 650,000 shares of the Company's Class B Common Stock and 90,000 shares of the Company's Class A Common Stock to certain executive officers for a purchase price of $2.00 per share. Such shares will be issued on or about the effective date of the Spin-Off. A substantial non-cash charge to earnings will be recorded by the Company at the time of the Spin-Off based on then fair value of such shares.

     In addition, the Board, upon recommendation of the Compensation Committee, has approved the issuance of stock options exercisable for 1,002,500 shares of the Company's Class A Common Stock. Of these options, 252,500 will vest over three years and will have an exercise price of $5.50 per share, and the remainder will vest over five years and will have an exercise price of $30.50. The Company will record non-cash compensation charges over the three-year period with respect to the 252,000 options to be issued to the extent that the fair value of the Company's Class A Common Stock exceeds the exercise price of such options.

     Further, the Board of Directors has approved the issuance of shares of the Company's Class A Common Stock to holders of stock options or stock appreciation rights ("SARs") of SFX Broadcasting as of the Spin-Off record date, whether or not vested. The issuance was approved to allow such holders of these options or SARs to participate in the Spin-Off in a similar manner to holders of SFX Broadcasting's Class A Common Stock. Additionally, many of the option holders will become officers, directors and employees of the Company.

     In connection with the acquisition of Meadows Music Theater, Broadcasting obtained an option, as subsequently amended, to repurchase 247,177 shares of its Class A common stock (the "Meadows Shares") for an aggregate purchase price of $8.2 million (the "Meadow Repurchase"). However, Broadcasting was restricted from exercising the Meadows Repurchase by certain loan covenants and other restrictions. Pursuant to the terms of the Broadcasting Merger agreement, since the Meadows Shares were outstanding at the effective time of the Broadcasting Merger, Working Capital was decreased by approximately $10.3 Million.

     In January 1998, Mr. Sillerman committed to finance the $8.2 million exercise price of the Meadows Repurchase in order to offset the $10.3 million reduction to Working Capital. In consideration for his commitment, the board of directors of Broadcasting agreed that Mr. Sillerman would receive approximately the number of shares of SFX's Class A common stock to be issued in the Spin-Off with respect to the Meadows Shares. At the time Broadcasting accepted Mr. Sillerman's commitment, the board of directors of Broadcasting valued SFX's Class A common stock to be issued

                            SFX ENTERTAINMENT, INC.

in the Spin-Off at $4.20 per share, the value attributed to such shares in the fairness opinion obtained by Broadcasting in connection with the Broadcasting Merger. The transaction was approved by Broadcasting's board of directors, including the independent directors.


     In April 1998, Broadcasting assigned the option for the Meadows Shares to an unaffiliated third party and, in connection therewith, agreed to pay such party a fee of $75,000. Mr. Sillerman subsequently advanced such party the $8.2 million exercise price for the Meadows Repurchase, the repayment of which became due upon the Broadcasting Merger. The third party has exercised the option and transferred to Mr. Sillerman SFX's Class A common stock issued in the Spin-Off with respect to the Meadows Shares. The Meadows Shares were tendered in the Broadcasting Merger by the third party in exchange for the per share Broadcasting Merger consideration of $75. The third party subsequently repaid the advance from Mr. Sillerman and transferred $10.3 million, the remainder of such consideration net of the third party fee, to SFX.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of Connecticut Performing Arts, Inc. and the Partners of Connecticut Performing Arts Partners:


     We have audited the accompanying combined balance sheets of Connecticut Performing Arts, Inc. and Connecticut Performing Arts Partners (collectively, the Company) as of December 31, 1995 and 1996, and the related combined statements of operations, shareholders' and partners' equity (deficit) and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                        ARTHUR ANDERSEN LLP



Hartford, Connecticut
March 21, 1997

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

                            COMBINED BALANCE SHEETS




                                                                               AS OF DECEMBER 31,
                                                                        ---------------------------------
                                                                              1995              1996
                                                                        ---------------   ---------------
ASSETS:
Current assets:
Cash ................................................................     $    63,061      $      6,778
Accounts receivable .................................................         192,382           152,205
Accounts receivable -- related party ................................         124,700           226,265
Prepaid interest ....................................................          54,982            54,279
Prepaid insurance ...................................................          69,797            87,869
Other current assets ................................................          21,156            60,784
Deposit .............................................................              --           110,000
Subscription receivable .............................................             100               100
                                                                          -----------      ------------
   Total current assets .............................................         526,178           698,280
                                                                          -----------      ------------
Plant and equipment:
Building and building improvements ..................................      14,127,632        14,208,153
Furniture, fixtures and equipment ...................................       1,899,041         1,973,911
Leasehold improvements ..............................................       1,221,069         1,224,071
                                                                          -----------      ------------
                                                                           17,247,742        17,406,135
Less: Accumulated depreciation and amortization .....................        (408,897)       (1,620,297)
                                                                          -----------      ------------
                                                                           16,838,845        15,785,838
                                                                          -----------      ------------
Other assets:
Deferred costs, net of accumulated amortization of $165,300 and
 $503,766 in 1995 and 1996, respectively ............................       2,453,553         2,115,087
Deposit .............................................................         110,000                --
Other ...............................................................              --             2,332
                                                                          -----------      ------------
   Total other assets ...............................................       2,563,553         2,117,419
                                                                          -----------      ------------
                                                                          $19,928,576      $ 18,601,537
                                                                          ===========      ============
LIABILITIES AND SHAREHOLDERS' AND PARTNERS'
 EQUITY (DEFICIT)
Current liabilities:
Accounts payable ....................................................     $   915,280      $    908,986
Accrued expenses ....................................................       1,356,132           655,207
Deferred income .....................................................         679,476           737,440
Notes payable .......................................................       1,100,000         1,450,000
Current portion of long-term debt and capital lease obligations .....         493,362           824,800
                                                                          -----------      ------------
   Total current liabilities ........................................       4,544,250         4,576,433
                                                                          -----------      ------------
Long-term debt and capital lease obligations,
 less current portion ...............................................      13,398,700        13,982,196
                                                                          -----------      ------------
COMMITMENTS AND CONTINGENCIES
 (Notes 2, 4, 5, 6, 9 and 10)
Shareholders' and Partners' Equity (Deficit):
Shareholders' equity--
 Common stock .......................................................           1,000             1,000
 Series A Preferred Stock ...........................................       1,346,341         1,372,174
 Series B Preferred Stock ...........................................       1,250,000         1,250,000
 Accumulated deficit ................................................        (273,114)       (1,999,823)
Partners' equity (deficit) ..........................................        (338,601)         (580,443)
                                                                          -----------      ------------
   Total shareholders' and partners' equity (deficit) ...............       1,985,626            42,908
                                                                          -----------      ------------
                                                                          $19,928,576      $ 18,601,537
                                                                          ===========      ============

The accompanying notes are an integral part of these combined financial statements.

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

                       COMBINED STATEMENTS OF OPERATIONS




                                                YEAR ENDED DECEMBER 31,
                                          -----------------------------------
                                                1995               1996
                                          ----------------   ----------------
Operating revenues:
Concert revenue .......................     $  6,830,681       $  8,122,797
Cost of concerts ......................       (5,524,043)        (6,191,777)
                                            ------------       ------------
                                               1,306,638          1,931,020
Ancillary income ......................        1,431,577          2,052,592
                                            ------------       ------------
                                               2,738,215          3,983,612
                                            ------------       ------------
Operating expenses:
General and administrative ............        3,068,162          3,080,914
Depreciation and amortization .........          574,197          1,549,894
Other .................................           20,046             33,577
                                            ------------       ------------
                                               3,662,405          4,664,385
                                            ------------       ------------
   Loss from operations ...............         (924,190)          (680,773)
Other income (expense):
Interest income .......................          428,869             30,015
Interest expense ......................         (509,225)        (1,274,660)
                                            ------------       ------------
   Loss before income taxes ...........       (1,004,546)        (1,925,418)
Provision for income taxes ............           10,796             17,300
                                            ------------       ------------
   Net loss ...........................     $ (1,015,342)      $ (1,942,718)
                                            ============       ============

The accompanying notes are an integral part of these combined financial statements.

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

                     COMBINED STATEMENTS OF SHAREHOLDERS'
                        AND PARTNERS' EQUITY (DEFICIT)




                                                        SHAREHOLDERS' EQUITY (DEFICIT)
                                                  -------------------------------------------     PARTNERS'
                                                    COMMON      PREFERRED       ACCUMULATED         EQUITY
                                                    STOCK         STOCK           DEFICIT         (DEFICIT)
                                                  ---------   -------------   ---------------   -------------
Balance, December 31, 1994 ....................    $1,000      $2,500,000      $        (32)     $  500,000
Accretion of Series A Preferred Stock .........        --          96,341           (96,341)             --
Net loss ......................................        --              --          (176,741)       (838,601)
                                                   ------      ----------      ------------      ----------
Balance, December 31, 1995 ....................     1,000       2,596,341          (273,114)       (338,601)
Accretion of Series A Preferred Stock .........        --          25,833           (25,833)             --
Net loss ......................................        --              --        (1,700,876)       (241,842)
                                                   ------      ----------      ------------      ----------
Balance, December 31, 1996 ....................    $1,000      $2,622,174      $ (1,999,823)     $ (580,443)
                                                   ======      ==========      ============      ==========

The accompanying notes are an integral part of these combined financial statements.

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

                       COMBINED STATEMENTS OF CASH FLOWS




                                                                          YEAR ENDED DECEMBER 31,
                                                                   -------------------------------------
                                                                          1995                1996
                                                                   -----------------   -----------------
Cash flows from operating activities:
Net loss .......................................................     $  (1,015,342)      $  (1,942,718)
Adjustments to reconcile net loss to net cash provided by
 (used in) operating activities:
 Depreciation and amortization .................................           574,197           1,549,894
 Loss on disposal of equipment .................................                --               1,031
Changes in operating assets and liabilities:
 Accounts receivable ...........................................          (192,382)             40,177
 Accounts receivable -- related party ..........................                --            (101,565)
 Prepaid expenses and other assets .............................          (143,703)            (59,329)
 Accounts payable ..............................................                --              (6,294)
 Accrued expenses ..............................................           505,199             150,008
 Deferred income ...............................................           679,476              57,964
                                                                     -------------       -------------
   Net cash provided by (used in) operating activities .........           407,445            (310,832)
                                                                     -------------       -------------
Cash flows from investing activities:
 Purchases of plant and equipment ..............................       (23,242,858)           (159,452)
 Grant proceeds ................................................         7,680,161                  --
 Deferred start-up costs .......................................          (264,975)                 --
 Accounts receivable -- related party ..........................           827,170                  --
 Accounts payable ..............................................          (438,350)                 --
                                                                     -------------       -------------
    Net cash used in investing activities ......................       (15,438,852)           (159,452)
                                                                     -------------       -------------
Cash flows from financing activities:
 Proceeds from borrowings on notes payable and long-term
   debt ........................................................        13,943,316           1,278,068
 Repayments of notes payable, long-term debt and capital
   lease obligations ...........................................          (176,917)           (864,067)
 Proceeds from sales of common and preferred stock .............               900                  --
                                                                     -------------       -------------
   Net cash provided by financing activities ...................        13,767,299             414,001
                                                                     -------------       -------------
Net decrease in cash ...........................................        (1,264,108)            (56,283)
Cash, beginning of year ........................................         1,327,169              63,061
                                                                     -------------       -------------
Cash, end of year ..............................................     $      63,061       $       6,778
                                                                     =============       =============
Supplemental Disclosures:
 Cash Paid For--
 Interest ......................................................     $     554,342       $   1,108,291
                                                                     =============       =============
 Income taxes ..................................................     $      10,796       $      17,300
                                                                     =============       =============
 Noncash Transactions--
 Capital lease obligations .....................................     $      59,479       $          --
                                                                     =============       =============
 Series A Preferred Stock accretion ............................     $      96,341       $      25,833
                                                                     =============       =============
 Conversion of accrued expense for equipment purchase to
   note payable ................................................     $          --       $     850,933
                                                                     =============       =============

The accompanying notes are an integral part of these combined financial statements.

                     CONNECTICUT PERFORMING ARTS, INC. AND
                      CONNECTICUT PERFORMING ARTS PARTNERS

                    NOTES TO COMBINED FINANCIAL STATEMENTS


1. OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


     Operations --


     Connecticut Performing Arts, Inc. (the Company) and Connecticut Performing Arts Partners (the Partnership) were incorporated and formed, respectively, in 1993 pursuant to the laws of the State of Connecticut. The Company's shareholders and the Partnership's partners are Nederlander of Connecticut, Inc. and Connecticut Amphitheater Development Corporation. The Company's shareholders and the Partnership's partners changed in March 1997 (see Note
10). The Company and Partnership are engaged in the ownership and operation of an amphitheater in Hartford, Connecticut. The construction of the amphitheater commenced in December 1994 and amphitheater operations commenced in July 1995.


     Principles of combination --


     The combined financial statements include the accounts of the Company and the Partnership after elimination of intercompany accounts and transactions.


     Use of estimates in the preparation of financial statements --


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     Plant and equipment --


     Plant and equipment is carried at cost. Major additions and betterments are capitalized, while replacements, maintenance and repairs which do not extend the lives of the assets are charged to operations as incurred. Upon the disposition of plant and equipment, any resulting gain or loss is recognized in the statement of operations as a component of income.


     The Company received grant funds from the City of Hartford and Connecticut Development Authority related to the construction of the amphitheater (see Note
4). Such amounts have been accounted for as a reduction in the cost of the amphitheater.


     Depreciation of plant and equipment is provided for, commencing when such assets become operational, using straight-line and accelerated methods over the following estimated useful lives:




                                                     USEFUL LIVES
                                                 -------------------
   Building and building improvements .......... 39 years
   Furniture, fixtures and equipment ........... 4-7 years
   Leasehold improvements ...................... Shorter of asset life or lease term

     Effective January 1, 1996, the Company and Partnership adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" which had no effect upon adoption. This statement requires that long-lived assets and certain identifiable intangible assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


1. OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

     Deferred costs --

     Deferred costs consist of start-up costs being amortized over a period of 5 years and deferred financing costs being amortized over the term of the related debt (24 years and 4 months). As of December 31, 1995 and 1996 deferred costs were as follows:





                                                    1995            1996
                                               -------------   -------------
   Deferred start-up .......................    $1,452,669      $1,452,669
   Deferred financing ......................     1,166,184       1,166,184
                                                ----------      ----------
                                                 2,618,853       2,618,853
   Less: Accumulated amortization ..........      (165,300)       (503,766)
                                                ----------      ----------
                                                $2,453,553      $2,115,087
                                                ==========      ==========

     Deposit --

     The deposit represents a deposit held by the City of Hartford related to an employment agreement between the Partnership and the City of Hartford for priority hiring of Hartford residents and utilization of minority business enterprise or women business enterprise contractors and vendors in the future operation of the amphitheater. The deposit will be returned to the Partnership in December 1997 if the Partnership is in compliance with the employment agreement. As of December 31, 1996, the Partnership has compensated the City of Hartford for noncompliance with the terms of the agreement in connection with the construction of the facility and the hiring of contractors and the City of Hartford has agreed to make no additional claims with respect to this matter.

     Income taxes --

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This statement requires a company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities and net operating loss carryforwards available for tax reporting purposes, using the applicable tax rates for the years in which the differences are expected to reverse. A valuation allowance is recorded on deferred tax assets unless realization is more likely than not.

     The income tax effects of the operations of the Partnership accrue to the partners in accordance with the terms of the Partnership agreement and are not reflected in the accompanying combined financial statements.

     Revenue recognition --

     Revenue from ticket sales is recognized upon occurrence of the event. Advance ticket sales are recorded as deferred income until the event occurs. Ticket revenue is recorded net of payments in lieu of taxes under the terms of the City of Hartford lease (see Note 6) and admission taxes.

     Advertising --

     The Company expenses the cost of advertising when the specific event takes place. Advertising expense was $639,424 and $689,160 for the years ended December 31, 1996 and 1995, respectively.

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

2. SHAREHOLDERS' EQUITY:

     Common stock --

     The Company is authorized to issue 5,000 shares of common stock with no par value. The subscription receivable of $100 as of December 31, 1996 represents the amount due from shareholders for 100 shares of common stock at $10 per share, of which $900 was received in February 1995.

     Preferred stock --

     The Company is authorized to issue 295,000 shares of preferred stock at no par value. As of December 31, 1996 and 1995, 125,000 of such shares have been designated as Series A Preferred Stock and 125,000 of such shares have been designated as Series B Preferred Stock. Series A and Series B Preferred Stock are not entitled to dividends and have liquidation rights of $10 per share.

     Series A Preferred Stock is mandatorily redeemable at the rate of 20,835 shares commencing December 31, 1995 (the Initial Redemption Date) and an aggregate of 20,833 shares on each six month anniversary of the Initial Redemption Date until all 125,000 shares of the Series A Preferred Stock have been redeemed, at $11.445 per share. As of December 31, 1996, no shares of Series A Preferred Stock had been redeemed. The Company is accreting the difference between the redemption price and the proceeds per share over the period from the issuance date to the respective scheduled redemption dates.

     Series B Preferred Stock is mandatorily redeemable at a per share price of $10 in whole or in part at the option of the Company at any such time as legally available funds, as defined in the resolution establishing and designating the preferred stock, are available. On the tenth anniversary of the completion date of the amphitheater any Series B Preferred Stock outstanding shall be redeemed by the Company at a per share price of $10.

     The Series A and Series B Preferred Stock will not be redeemed if such redemption would result in a violation of the provisions of the Connecticut Development Authority assistance agreement (see Note 4) or the mortgage loan agreement (see Note 5).

3. PARTNERS' EQUITY:

     In 1993, Nederlander of Connecticut, Inc. and Connecticut Amphitheater Development Corporation each made an initial capital contribution of $250,000.

4. GRANT FUNDS:

     Connecticut Development Authority (CDA) Assistance Agreement --

     On September 12, 1994, the CDA entered into a non-recourse assistance agreement with the Company whereby the CDA provided grant funds for the construction and development of an amphitheater in the City of Hartford (the Project) through the issuance of State of Connecticut General Fund Obligation Bonds (GFO Bonds). The Company received bond proceeds of $8,863,000, which amount is net of CDA bond issuance costs of $593,000 and withholdings of $429,000 by the CDA to cover the expected operating shortfall, as discussed below, through December 31, 1995. Commencing January 1, 1996, the annual tax revenues derived from the operation of the amphitheater are utilized to satisfy the annual debt service requirements under the GFO Bonds. In the event that annual tax revenues derived from the operation of the amphitheater do not equal annual debt service requirements under the GFO Bonds, the Company must deposit the lesser of the operating shortfall, as defined, or 10% of the annual debt service under the GFO Bonds. An operating shortfall did not exist for the year ended December 31, 1996. The GFO Bonds mature on October 15, 2024 and have an average coupon rate of 6.33%. Annual debt service requirements on the GFO Bonds for each of the next five years and thereafter are as follows:

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


4. GRANT FUNDS: (CONTINUED)


YEAR                          AMOUNT
-----------------------   -------------
   1997 ...............   $   740,556
   1998 ...............       738,906
   1999 ...............       736,656
   2000 ...............       738,856
   2001 ...............       740,293
   Thereafter .........    17,140,363
                          -----------
                          $20,835,630
                          ===========

     The assistance agreement requires an annual attendance of at least 400,000 for each of the first three years of operations. It will not be considered an event of default if the annual attendance is less than 400,000 provided that no operating shortfall exists for that year or if an operating shortfall exists such amount has been deposited by the Company. If there is an event of default, the CDA may foreclose on the construction mortgage loan (see Note 5). If the amphitheater's operations are relocated outside of Connecticut during the ten year period subsequent to the assistance agreement or during the period of the construction mortgage loan, the full amount of the grant funds plus a penalty of 5% must be repaid to the State of Connecticut.


     City of Hartford Grant Funds --


     On February 15, 1995 the Company entered into an agreement with the City of Hartford whereby the City of Hartford provided grant funds of $2,050,000 for the remediation and closure of a solid waste disposal area near the amphitheater. As of December 31, 1995 all funds had been received by the Company.


5. NOTES PAYABLE AND LONG-TERM DEBT:


     Notes payable --


     In October 1995, the Company entered into two notes payable with related parties for an aggregate of $2,000,000. As of December 31, 1996 and 1995, $1,450,000 and $1,100,000, respectively was outstanding on these notes. The notes bear interest at 6.6% per annum and are payable upon demand.


     CDA mortgage loan --


     On September 12, 1994, CDA entered into a construction mortgage loan agreement for $7,685,000 with the Company. The purpose of the loan was to finance a portion of the construction and development of the amphitheater. The loan agreement contains substantially the same covenants as the CDA assistance agreement (see Note 4). As of December 31, 1995, proceeds of $6,519,000, which amount is net of deferred financing costs of approximately $1,166,000, had been received by the Company.

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


5. NOTES PAYABLE AND LONG-TERM DEBT: (CONTINUED)

     The mortgage loan bears interest at 8.73% and is payable in monthly installments of principal and interest. The mortgage loan matures on October 15, 2019. As of December 31, 1996, future principal payments are as follows:




YEAR                         AMOUNT
------------------------ -------------
   1997 ................  $  111,667
   1998 ................     121,667
   1999 ................     131,667
   2000 ................     141,667
   2001 ................     152,500
   Thereafter ..........   6,854,498
                          ----------
                          $7,513,666
                          ==========

     The loan is guaranteed by the Company's shareholders and is collateralized by a lien on the Company's assets. As of December 31, 1996, the loan was secured by an irrevocable standby letter of credit issued by a shareholder of the Company in the amount of $785,000. The letter of credit was replaced in March 1997 by a letter of credit issued by a new shareholder (see Note 10).

     Ogden Entertainment, Inc. (OE) Concession Agreement --

     In October 1994, the Partnership entered into a concession agreement with OE which provides for the payment of concession commissions to the Partnership. In connection with the concession agreement, OE loaned the Partnership $4,500,000 in 1995 to facilitate the construction of the amphitheater. On December 30, 1996, the concession agreement was amended and restated retroactively to October 18, 1994. In accordance with the terms of the amended agreement, which expires on July 7, 2025, interest only, at the 6-month LIBOR rate, through July 7, 1995 and principal and interest, at the rate of 7.5% per annum, were due on the note payable via withholdings of the first $41,716 from each monthly commission payment commencing July 20, 1995 through December 20, 1995. Effective January 2, 1996, and through the term of the amended concession agreement, principal and interest, at the rate of 7.5% per annum on the note is payable via withholdings of the first $31,299 from each monthly commission payment.

     OE loaned the Partnership an additional $1,000,000 during 1995. This loan bears interest at a rate of 9.75% per annum and is payable via withholdings of an additional $11,900 of principal, plus interest, from each monthly commission payment through December 20, 2002. As of December 31, 1996, aggregate future principal payments to OE are as follows:





YEAR                           AMOUNT
------------------------   -------------
   1997 ................    $  190,722
   1998 ................       194,442
   1999 ................       198,451
   2000 ................       202,772
   2001 ................       207,427
   Thereafter ..........     4,218,234
                            ----------
                            $5,212,048
                            ==========

     The concession agreement provided for the Partnership to supply certain equipment to OE at the Partnership's expense. This equipment was installed prior to the opening of the amphitheater (the

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


5. NOTES PAYABLE AND LONG-TERM DEBT: (CONTINUED)

Initial Equipment). The Initial Equipment was purchased by OE at a cost of $850,933 and the Partnership was obligated to reimburse OE for the cost of the equipment. Accordingly, this amount was reflected as an accrued expense in the accompanying combined balance sheet as of December 31, 1995. In 1996, in connection with the amended concession agreement, the $850,933, and an additional $33,067 related to 1996 equipment purchases, was converted to a note payable for $884,000. The note bears interest at the rate of 9.25% per annum and provides for monthly principal and interest payments of $10,185 to OE, however, the Partnership is not required to make any principal or interest payments to the extent that 5% of receipts, as defined, in any month are less than the amount of the payment due. As of December 31, 1996, future principal payments to OE by the Partnership are as follows:




YEAR                         AMOUNT
------------------------   ----------
   1997 ................    $ 42,210
   1998 ................      46,284
   1999 ................      50,751
   2000 ................      55,650
   2001 ................      61,022
   Thereafter ..........     628,083
                            --------
                            $884,000
                            ========

     Conn Ticketing Company (CTC) Promissory Note Payable --

     On April 1, 1995, CTC (a company related to the Company and the Partnership via common ownership) entered into a promissory note agreement with ProTix Connecticut General Partnership (PTCGP). Under the terms of the agreement, CTC borrowed $825,000 at 9.375% per annum from PTCGP. Principal and interest are repayable by CTC in nine annual installments of $139,714 which commenced March 31, 1996. In May 1995, CTC loaned $824,500 to the Company which is also repayable in nine annual installments of principal and interest of $139,714. The PTCGP loan to CTC is secured by CTC's receivable from the Company. As of December 31, 1996, future principal payments to CTC by the Company are as follows:




YEAR                         AMOUNT
------------------------   ----------
   1997 ................    $ 68,217
   1998 ................      74,613
   1999 ................      81,608
   2000 ................      89,259
   2001 ................      97,627
   Thereafter ..........     351,306
                            --------
                            $762,630
                            ========

     In January 1995, the Partnership entered into a ticket and sales agreement with PTCGP through December 31, 2004. Under the terms of the agreement, PTCGP pays the Partnership an annual fee of $140,000 commencing in March 1996. Proceeds from the annual fee for the first nine years will be used by the Partnership to make the annual principal and interest payment to CTC.

     Line of credit --

     The Partnership has a line of credit in the amount of $2,000,000, which bears interest at 8.25% per annum, with a bank. As of December 31, 1996, $395,000 was outstanding on the line of credit.

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


5. NOTES PAYABLE AND LONG-TERM DEBT: (CONTINUED)

     Capital lease obligations --

     The Partnership entered into capital leases for certain office equipment. The leases expire in 1998 and 2000. As of December 31, 1996 future principal payments are as follows:




YEAR                   AMOUNT
------------------   ----------
   1997 ..........    $16,984
   1998 ..........     13,905
   1999 ..........      4,550
   2000 ..........      4,213
                      -------
                      $39,652
                      =======

6. LAND AND BUILDING LEASES:

     Land lease agreement between the City of Hartford and the Partnership --

     The Partnership entered into a 40 year lease agreement for certain land with the City of Hartford, Connecticut on September 14, 1994. The lease agreement provides for two successive options to extend the term of the lease for a period of ten years each. The Partnership pays an annual basic rent of $50,000 commencing July 1, 1995; and additional rent payments in lieu of real estate taxes (PILOT) in an amount equal to 2% of all admission receipts, food and beverage revenue, merchandise revenue and parking receipts that exceed 10% of the total admission receipts, which amount is to be net of any surcharges and sales or like taxes levied by governmental authorities on the price of such items.

     Assignment of lease by the Partnership to the Company --

     The above lease was subsequently assigned by the Partnership to the Company on September 22, 1994 for consideration of $1.

     Lease and sublease agreement between the Company and the Partnership --

     On October 19, 1994, the Company subleased the land and buildings and improvements thereon to the Partnership for a period of 40 years commencing upon substantial completion of the amphitheater. The sublease agreement provides for two successive options to extend the term of the lease for a period of ten years each. The sublease agreement provides for the Partnership to pay rent to the Company in amounts ranging from $804,000 to $831,100 per annum for the first 25 years and $100,000 per annum thereafter including the option periods. Additional rent of six semi-annual installments of $238,452 is also payable by the Partnership commencing six months after the start of operations. Subsequent to the six semi-annual installments an aggregate of $1,250,000 will be payable in semi-annual installments based on available cash flow of the Partnership, as defined. Additionally, the Partnership is also required to pay the annual basic rent ($50,000) and any additional payments in lieu of taxes under the terms of the lease agreement between the City of Hartford and the Partnership described above. The Partnership will also pay additional rent equal to principal and interest payable by the Company to the concession company for a previously arranged concessionaire arrangement (see
Note 5). The accompanying combined statement of operations for the year ended December 31, 1996 includes rent expense of $50,000 which represents the aggregate amount due to the City of Hartford under the terms of the above agreements.

7. INCOME TAXES:

     The provision for income taxes for the year ended December 31, 1996 represents minimum state income taxes for the Company. As of December 31, 1996, the Company has a net deferred tax asset of

                     CONNECTICUT PERFORMING ARTS, INC. AND
                     CONNECTICUT PERFORMING ARTS PARTNERS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


7. INCOME TAXES: (CONTINUED)

approximately $750,000 primarily as a result of aggregate net operating losses since inception. Usage of the net operating loss carryforwards is restricted in the event of certain ownership changes. A valuation allowance has been recorded for the same amount due to the uncertainty related to the realization of this asset.


8. RELATED PARTY TRANSACTIONS:


     Accounts receivable -- related party as of December 31, 1996, includes net amounts due from a shareholder of $121,265 and receivables from another related party of $105,000.


9. CONTINGENCIES:


     The Company and the Partnership are party to certain litigation arising in the normal course of business. Management, after consultation with legal counsel, believes the disposition of these matters will not have a material adverse effect on the combined results of operations or financial condition.


10. SUBSEQUENT EVENTS:


     Effective March 5, 1997, the Partnership and Company entered into a $1,500,000 loan agreement with the CDA of which $1 million was funded in March 1997. Principal payments of $150,000 are due on July 1 and October 1 of each year commencing July 1, 1997 through October 1, 2001. The note bears interest at the rate of 8.9% per annum through February 1, 1998, and thereafter at the index rate, as defined, plus 2.5%. In addition, the Partnership and Company are required to make principal payments in an amount equal to 10% of the annual gross revenue, as defined, in excess of $13 million on or before March 1 of each calendar year commencing March 1, 1998.


     In March 1997, three subsidiaries of SFX Broadcasting, Inc. (Broadcasting), which were created for such purpose, were merged into Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation and QN Corp., a newly formed entity. In connection with the merger, the name of Nederlander of Connecticut, Inc., was changed to NOC, Inc. (NOC) and the directors of NOC, Inc., Connecticut Amphitheater Development Corporation (CADCO) and QN Corp. (QN) were replaced with directors of the Broadcasting acquisition subsidiaries. Each outstanding share of stock of NOC, CADCO and QN was canceled and exchanged for an aggregate of $1 million cash and shares of Broadcasting Class A Common Stock valued at $9 million, subject to certain adjustments. The shares are subject to a put provision between the second and seventh anniversary of the closing whereby the holder can put each share back to Broadcasting for the per share value of Broadcasting stock as of the merger closing date, as defined, less 10%. Additionally, the shares may be called by Broadcasting during the same period for an amount equal to the per share value of the Broadcasting stock as of the merger closing date, as defined, plus 10%. As consideration for approval of the transaction, the CDA received shares of Broadcasting stock valued at approximately $361,000.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of SFX Broadcasting, Inc.:


     We have audited the accompanying combined balance sheets of DEER CREEK PARTNERS, L.P. (formerly Sand Creek Partners, L.P.) and MURAT CENTRE, L.P., as of December 31, 1996 and 1995, and the related combined statements of operations and partners' equity (deficit) and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Deer Creek Partners, L.P. and Murat Centre, L.P. as of December 31, 1996 and 1995, and the combined results of their operations and their cash flows for the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.



                                        ARTHUR ANDERSEN LLP


Indianapolis, Indiana
September 29, 1997.

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

                            COMBINED BALANCE SHEETS




                                                                DECEMBER 31,               MARCH 31,
                                                        -----------------------------   --------------
                                                             1995            1996            1997
                                                        -------------   -------------   --------------
                                                                                          (UNAUDITED)
ASSETS
Current Assets:
Cash and cash equivalents ...........................   $ 1,894,533     $   876,776      $ 1,704,847
Accounts receivable .................................       138,548         155,929          345,891
Prepaid show expense ................................            --          42,114           95,918
Prepaid expenses ....................................        91,919         118,152          169,771
                                                        -----------     -----------      -----------
   Total current assets .............................     2,125,000       1,192,971        2,316,427
                                                        -----------     -----------      -----------
Property and equipment:
Land ................................................     2,428,770       2,428,770        2,428,771
Buildings ...........................................     6,155,979       6,155,979        6,155,979
Site improvements ...................................     2,328,369       2,230,594        2,238,898
Leasehold improvements ..............................     5,270,038       9,663,357        9,663,357
Furniture and equipment .............................     1,070,547       1,722,874        1,731,720
                                                        -----------     -----------      -----------
                                                         17,253,703      22,201,574       22,218,725
Less: Accumulated depreciation ......................     2,167,567       2,850,077        3,039,185
                                                        -----------     -----------      -----------
   Total property and equipment .....................    15,086,136      19,351,497       19,179,540
                                                        -----------     -----------      -----------
Other Assets:
Cash surrender value--life insurance policy .........        62,819          71,815           71,814
Unamortized loan acquisition costs ..................        93,439         350,055          343,841
                                                        -----------     -----------      -----------
   Total other assets ...............................       156,258         421,870          415,655
                                                        -----------     -----------      -----------
   TOTAL ASSETS .....................................   $17,367,394     $20,966,338      $21,911,622
                                                        ===========     ===========      ===========

        The accompanying notes are an integral part of these statements.

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

                            COMBINED BALANCE SHEETS




                                                                       DECEMBER 31,                 MARCH 31,
                                                             ---------------------------------   ---------------
                                                                   1995              1996              1997
                                                             ---------------   ---------------   ---------------
                                                                                                   (UNAUDITED)
LIABILITIES AND PARTNERS' EQUITY
Current Liabilities:
Current portion of notes and capital lease obligation.....    $    796,391      $    611,127      $    595,503
Current portion of deferred ticket revenue ...............         542,420           841,476         2,854,155
Accounts payable .........................................         472,365           520,663         1,228,317
Accrued interest .........................................         663,391           299,600           389,600
Accrued property taxes ...................................         125,524           280,734           361,983
Current portion of loan payable ..........................              --            34,200                --
Construction payable and other accrued liabilities .......       3,341,284            50,641                --
                                                              ------------      ------------      ------------
   Total current liabilities .............................       5,941,375         2,638,441         5,429,558
                                                              ------------      ------------      ------------
Long-term Liabilities:
Notes payable and capital lease obligation,
 net of current portion ..................................      12,998,738        17,266,768        17,160,968
Loan, net of current portion (Note 5) ....................              --            99,200            99,200
Deferred ticket revenue, net of current portion ..........              --           168,833           168,833
                                                              ------------      ------------      ------------
   Total long-term liabilities ...........................      12,998,738        17,534,801        17,429,001
                                                              ------------      ------------      ------------
Partners' equity (deficit):
Contributed capital ......................................              --         2,200,000         2,200,000
Undistributed earnings (loss) ............................      (1,572,719)       (1,406,904)       (3,146,937)
                                                              ------------      ------------      ------------
                                                                (1,572,719)          793,096          (946,937)
                                                              ------------      ------------      ------------
   TOTAL LIABILITIES AND PARTNERS'
    EQUITY ...............................................    $ 17,367,394      $ 20,966,338      $ 21,911,622
                                                              ============      ============      ============

        The accompanying notes are an integral part of these statements.

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

       COMBINED STATEMENTS OF OPERATIONS AND PARTNERS' EQUITY (DEFICIT)




                                                                                                  THREE MONTHS ENDED
                                                              YEARS ENDED DECEMBER 31,                 MARCH 31
                                                          --------------------------------- ------------------------------
                                                                                 1996             1996            1997
                                                                1995       ---------------- ---------------- -------------
                                                                                                     (UNAUDITED)
Operating revenues:
Concert revenue ......................................... $11,073,491      $14,194,502      $ 1,338,260     $1,670,645
Cost of concerts ........................................   8,939,022       10,724,059        1,206,013      1,328,882
                                                          -----------      -----------      -----------     ----------
                                                            2,134,469        3,470,443          132,247        341,763
Ancillary income:
Royalty commissions .....................................   1,706,458        1,799,950           48,840        109,840
Corporate sponsorships ..................................     959,518        1,056,161               --         14,784
Other ancillary income ..................................     789,433        1,375,528           71,025        195,771
                                                          -----------      -----------      -----------     ----------
                                                            5,589,878        7,702,082          119,865        320,395
Operating expenses:
General & administrative ................................   2,419,679        3,452,990          580,897        872,445
Depreciation & amortization .............................     343,567          783,167          108,373        195,320
Other operating expenses ................................     249,812          471,126               --             --
                                                          -----------      -----------      -----------     ----------
                                                            3,013,058        4,707,283          689,270      1,067,765
Income from operations ..................................   2,576,820        2,994,799         (437,158)      (405,607)
Other income (expense):
Interest and other income ...............................      86,034           84,123           16,246         25,639
Interest expense ........................................  (2,203,690)      (1,549,579)        (273,335)      (400,469)
                                                          -----------      -----------      -----------     ----------
   Net Income (Loss) .................................... $   459,164      $ 1,529,343      $  (694,247)    $ (780,437)
Partners' Equity (Deficit) at beginning of year ......... $(1,857,603)     $(1,572,719)     $(1,572,719)    $ (793,096)
Contributions ...........................................          --        2,200,000        2,200,000             --
Distributions ...........................................    (174,280)      (1,363,528)        (563,529)      (959,596)
                                                          -----------      -----------      -----------     ----------
Partners' Equity (Deficit) at end of year ............... $(1,572,719)     $   793,096      $  (630,495)    $ (946,937)
                                                          ===========      ===========      ===========     ==========

        The accompanying notes are an integral part of these statements.

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

                       COMBINED STATEMENTS OF CASH FLOWS




                                                              YEAR ENDED DECEMBER 31,         THREE MONTHS ENDED MARCH 31
                                                         ---------------------------------   -----------------------------
                                                               1995              1996             1996           1997
                                                         ---------------   ---------------   -------------- --------------
                                                                                                      (UNAUDITED)
Operating Activities:
Net income ...........................................   $  459,164        $1,529,343        $ (694,249)    $ (780,436)
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Depreciation and amortization .......................      461,678           783,167           108,373        195,320
Decrease (increase) in certain assets:
 Accounts receivable .................................      (45,317)          (17,381)         (219,190)      (189,962)
 Prepaid show expenses ...............................           --           (42,114)          (88,012)       (53,804)
 Prepaid expenses and other ..........................      746,307           (33,381)          (77,135)       (51,619)
Increase (decrease) in certain liabilities:
 Accounts payable, construction payable and
   other accrued liabilities .........................    3,424,461        (3,087,135)       (2,568,202)       738,263
 Deferred ticket revenue .............................   (1,266,654)          467,889         2,205,631      2,012,679
 Accrued interest ....................................      389,251          (363,791)         (663,391)        90,000
 Other ...............................................      (75,407)           44,852                --             --
                                                         ----------        ----------        ----------     ----------
   Net cash provided by (used in) operating
    activities .......................................    4,093,483          (718,551)       (1,996,175)     1,960,441
                                                         ----------        ----------        ----------     ----------
Investing Activities:
 Capital expenditures ................................   (6,713,889)       (5,197,260)       (3,738,002)       (17,151)
                                                         ----------        ----------        ----------     ----------
 Net cash used by investing activities ...............   (6,713,889)       (5,197,260)       (3,738,002)       (17,151)
                                                         ----------        ----------        ----------     ----------
Financing Activities:
 Net proceeds from borrowings ........................    3,060,087         5,057,249         3,600,229             --
 Capital contributions ...............................           --         2,200,000         2,200,000             --
 Department of Metropolitan Development
   Grant .............................................      761,014           338,986           338,986             --
 Principal payments on notes and loan payable
   and capital leases ................................      (20,308)       (1,334,653)          (47,167)      (155,623)
 Distributions to partners ...........................     (174,280)       (1,363,528)         (563,529)      (959,596)
                                                         ----------        ----------        ----------     ----------
   Net cash provided by financing activities .........    3,626,513         4,898,054         5,528,519     (1,115,219)
                                                         ----------        ----------        ----------     ----------
Net increase (decrease) in cash and cash
 equivalents .........................................    1,006,107        (1,017,757)         (205,658)       828,071
Cash and cash equivalents:
 Beginning of period .................................      888,426         1,894,533         1,894,533        876,776
                                                         ----------        ----------        ----------     ----------
 End of period .......................................   $1,894,533        $  876,776        $1,688,875     $1,704,847
                                                         ==========        ==========        ==========     ==========
Supplemental disclosures:
 Cash paid for interest ..............................   $1,148,049        $1,912,494        $  936,726     $  310,469
 Equipment acquired under capital leases .............           --           139,000           137,033     $       --
                                                         ==========        ==========        ==========     ==========

        The accompanying notes are an integral part of these statements.

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                 (INFORMATION AS TO MARCH 31, 1997 AND FOR THE
            THREE MONTHS ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


 a. Organization


     Prior to 1997 (See Note 10) Deer Creek Partners, L.P. (the Deer Creek Partnership) owned and operated Deer Creek Music Center (Deer Creek), a concert amphitheater located in Hamilton County, near Indianapolis, Indiana which commenced operations in 1989. Sand Creek Partners, L.P. (the general partner) was a 50% general partner and is responsible for the management of the Deer Creek Partnership. Conseco, Inc. (Conseco) was a 50% limited partner of the Deer Creek Partnership. All distributable cash, as defined by the Deer Creek partnership agreement, is to be distributed equally between the Partners.


     The Deer Creek Partnership was formed on January 5, 1996 as a result of Conseco exercising its option to become a 50% owner of Deer Creek. Deer Creek was previously 100% owned by Sand Creek Partners, L.P. This change in ownership has been accounted for as a reorganization, and thus the carrying value of the assets and liabilities related to Deer Creek remain unchanged as a result of the reorganization.


     Murat Centre, L.P. (Murat Partnership), formed on August 1, 1995, leases and operates the Murat Theatre (Theatre), a renovated concert and entertainment venue located in downtown Indianapolis, Indiana. The Theatre's grand reopening was in March, 1996. The Theatre is currently owned by and was previously operated by the Murat Temple Association, Inc. Murat Centre, Inc. is the general partner and is responsible for management of the Theatre. Profits and losses of the Murat Partnership are allocated 1% to the general partner and 99% to the limited partners. Distributions to partners are generally limited to the income taxes payable by the partners as a result of taxable income generated by the Murat Partnership. To the extent that cash flow for the applicable year exceeds all payment requirements as discussed in Note 3, the excess shall be distributed to the partners.


     In connection with reopening the Theatre, the Murat Partnership expended approximately $11.7 million for renovations which began in 1995. Start-up and organizational costs of approximately $85,000 in 1995 and $90,000 in 1996 were expensed as incurred and have been included in general and administrative expenses in the combined statement of operations for the years ended December 31, 1996 and 1995. The building is leased under a 50 year operating lease with options for 5 additional consecutive 10 year periods under the same terms and conditions as the initial 50 year lease.


 b. Basis of Accounting


     The financial statements have been prepared in accordance with generally accepted accounting principles. Such principles require management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the amounts of income and expenses during the reporting period. Actual results could differ from those estimated.


 c. Property and Equipment


     Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Buildings are depreciated over forty years, leasehold improvements over thirty years, site improvements over twenty years, and furniture and equipment over five to seven years.

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

                 (INFORMATION AS TO MARCH 31, 1997 AND FOR THE
            THREE MONTHS ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED)

 d. Loan Acquisition Costs

     Loan acquisition costs represent agency and commitment fees paid to the lenders, closing costs and legal fees incurred in connection with the notes payable (see Note 2). These fees are being amortized on a straight-line basis over a fifteen year period, which represented the approximate term of the related debt.

 e. Deferred Revenue

     Deferred revenue includes individual show ticket revenue, season ticket revenue, and corporate box seat revenue received in advance of events or the next concert season and will be recognized over the period in which the shows are held. A portion of the deferred revenue was derived from the bartering of tickets for goods and services related to the Murat renovation. Barter transactions are recorded at the estimated fair value of the materials or service received.

 f. Income Taxes

     No provision for Federal or state income taxes is required because the partners are taxed directly on their distributable shares of the Partnerships' income or loss.

 g. Cash Equivalents

     The Partnerships consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 h. Advertising and Promotion

     Advertising and promotion costs are expensed at the time the related promotional event is held. The costs were approximately $930,000 in 1996 and $595,000 in 1995. For the three month periods ended March 31, 1997 and 1996 these costs were approximately $70,000 and $172,000, respectively.

 i. Interim Financial Statements

     The unaudited interim information as of March 31, 1997 and for the three months ended March 31, 1996 and 1997 has been prepared on the same basis as the annual financial statements and, in the opinion of the Company's management, reflects normal recurring adjustments necessary for a fair presentation of the information for the periods presented. Interim results are not necessarily indicative of results for a full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.


2. NOTES PAYABLE

     Notes payable and capital lease obligations as of December 31, 1995 and 1996 consisted of the following:


                                                                     DECEMBER 31,     DECEMBER 31,
                                                                         1995             1996
                                                                    --------------   -------------
MURAT PARTNERSHIP
Note payable to bank with 9.25% interest rate subject to
 adjustment in 2001 and 2006; payable in monthly installments of $30,876, including interest, in addition to annual contingent principal payments based upon remaining net cash flow as
 defined in Note 3; secured by assets of the Murat Partnership and guaranteed by two of the limited partners for $375,000
 each; balance due no later than April 1, 2011. .................      $      --      $2,928,053

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

                 (INFORMATION AS TO MARCH 31, 1997 AND FOR THE
            THREE MONTHS ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED)


                                                                         DECEMBER 31,     DECEMBER 31,
                                                                             1995             1996
                                                                        --------------   -------------
Note payable with 9% non-compounding interest rate through
 November 14, 1996, 12% non-compounding interest rate from
 November 15, 1996 through November 14, 1998, 18%
 non-compounding interest rate thereafter; all interest is
 cumulative; principal and interest payments are based upon
 remaining net cash flow as defined in Note 3; subordinate to
 above bank note payable. ...........................................    $ 2,647,165     $ 3,000,000
Note payable with 0% interest rate; principal payments the lesser of $.15 per ticket sold during fiscal year or remaining net cash flow as defined in Note 3; subordinate to above bank note
 payable. ...........................................................             --         800,000
Note payable with interest calculated annually and is equal to the lesser of (1) $.10 per ticket sold during fiscal year, (2) prime plus 1% or (3) remaining net cash flow as defined in Note 3;
 interest and principal is paid at the lesser of $.10 per ticket sold during fiscal year or remaining net cash flow as defined in Note
 3; principal is also required to be paid down upon sale of
 certain Partnership assets or the refinancing of certain
 Partnership loans; subordinate to above bank note payable ..........             --       1,000,000
 Other ..............................................................         90,940              --
DEER CREEK PARTNERSHIP
Note payable with interest calculated annually at 9.5%; payable in quarterly installments of approximately $353,000, including interest, through the year 2010; secured by substantially all of the assets of the partnership and is guaranteed up to 50%,
 jointly and severally, by two officers of Sunshine Promotions,
 Inc. (Sunshine), and by Sunshine (See Note 6.) .....................             --      10,019,361
Note payable with interest at 11.18% payable in monthly
 installments and contingent interest based upon net cash flow;
 secured by substantially all of the assets of the Partnership;
 principal due 1999 with the option for the holder to accelerate
 the maturity date to 1996. .........................................     11,041,024              --
Capital leases ......................................................         16,000         130,481
                                                                         -----------     -----------
  Total notes payable and capital lease obligations .................     13,795,129      17,877,894
  Less -- Current portion ...........................................        796,391         611,127
                                                                         -----------     -----------
                                                                         $12,998,738     $17,266,768
                                                                         ===========     ===========

     Principal payments made on the Murat Partnership bank term note during 1996 totaled $71,947. The Murat Partnership's 1996 net cash flow (see Note 3) did not require additional principal payments to be made on its notes payable. The bank term note contains cash flow and leverage ratio covenants. The Murat Partnership was not in compliance with the cash flow covenant as of December 31, 1996, but received a waiver dated March 31, 1997 for the December 31, 1996 calculation. Provisions of the $800,000 note payable require the Murat Partnership to continue making payments after the principal has been paid down equal to the lesser of $.15 per ticket sold during the fiscal year or remaining cash flow, as defined in Note 3. These payments are to be made to a not-for-profit foundation and will be designated for remodeling and upkeep of the Theatre.

     Under the terms of the note payable in 1995, the Deer Creek Partnership incurred contingent interest, which was based on cash flow, of $885,000. During 1995, Deer Creek Partnership's current

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

                 (INFORMATION AS TO MARCH 31, 1997 AND FOR THE
            THREE MONTHS ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED)

lender (a related party) purchased the note payable and entered into an amended and restated loan agreement with the partnership on January 5, 1996. For each year until the Deer Creek loan is repaid, net cash flow (as defined) in excess of $400,000 shall be paid as a principal payment on the loan, not to exceed $400,000. In 1995 and 1996, the Deer Creek Partnership's net cash flow was such that the maximum principal payment of $400,000 was required for each year. In addition, the promotional management fee paid to Sunshine (see Note 6) is subordinate to the quarterly loan payments.

     Principal maturities of notes payable for the next 5 years, excluding principal paydowns resulting from excess cash flow:



  1997 ..............    $578,895
  1998 ..............     635,682
  1999 ..............     698,041
  2000 ..............     766,518
  2001 ..............     841,712

     Future capital lease payments of principal and interest are as follows:



  1997 ..............    $50,800
  1998 ..............     46,250
  1999 ..............     37,000
  2000 ..............     36,000
  2001 ..............      4,000

3. MURAT CASH FLOW PAYMENTS

     Each of the Murat Partnership's debt agreements require certain principal and interest to be paid in April of each year based upon the Murat Partnership's net cash flow for the preceding year. The Murat Partnership's building lease agreement provides for lease payments to be made based upon the same net cash flow calculation. Net cash flow, as defined in each agreement, approximates net income, plus depreciation and amortization, less capital expenditures and partnership distributions necessary to pay applicable income taxes. Net cash flow in each year will be used by the Murat Partnership to pay principal, interest and lease payments in the following order of priority:

1. Payment of interest on $1,000,000 note equal to the lesser of (a) $.10 per ticket sold, (b) prime plus 1% or (c) remaining net cash flow;

2. Additional principal payments on bank note so that the total principal paid each month (including mandatory term payments discussed in Note 2) equals up to, but not exceeding, $16,667. If cash flow in any fiscal year is not sufficient to meet these additional principal payments, the obligation carries forward to the subsequent year;

3. For 1997 and beyond, building operating lease payments not to exceed $50,000 per year, non-cumulative;

4. Interest related to the $3 million note (including previous years' cumulative amounts not paid);

5.  Principal payment on the $3 million note until paid in full;

6. Principal payment on $800,000 note equal to lesser of $.15 per ticket sold during fiscal year or remaining net cash flow;

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

                 (INFORMATION AS TO MARCH 31, 1997 AND FOR THE
            THREE MONTHS ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED)

     If cash flow is such that only a portion is paid on the obligation in 2. above, Sunshine, Inc.'s management fee (see Note 6.) could be reduced by the amount paid in 1. in order to maximize the amount available to fully pay the obligation in 2.


4. DMD GRANT

     As part of the original financing for renovation of the Theatre, the Department of Metropolitan Development (DMD) contributed approximately $760,000 in 1995 and $340,000 in 1996 to the Murat Partnership. The DMD stipulated that the grant was to be used for leasehold improvements on the Theatre. As such, the grant has been recorded on the balance sheet as a reduction of leasehold improvements and is being amortized over 30 years.


5. AGREEMENTS WITH OUTSIDE VENDORS

     Effective February 1996, the Murat Partnership entered into a ten year agreement with a caterer to provide exclusive catering services at the Theatre. The Murat Partnership is entitled to a commission based upon a percentage of the caterer's net sales. As part of the agreement the caterer loaned the Murat Partnership $165,000, at a nominal interest rate, for leasehold improvements necessary to provide catering services. In February 1996 the Murat Partnership began repaying the loan ratably over 5 years.

     Effective February 1996, the Murat Partnership entered into a ten year agreement with a concessionaire for the exclusive license to sell concession food and beverages at Theatre events. The Murat Partnership is entitled to royalty commissions based upon a percentage of the concessionaire's gross receipts. The concessionaire has paid the Murat Partnership $50,000 to be used for leasehold improvements (which are being depreciated over 30 years) which will be used by the concessionaire. This payment has been recorded as deferred income and is being amortized over the term of the agreement. On March 28, 1997 the rights to the concession agreement were acquired by the caterer under the same terms as the original concession agreement.

     Effective March 1996, the Murat Partnership entered into a five year agreement with a stagehand union allowing the union to provide services at all ticketed shows held in the main theater other than the broadway series. The agreement, among other items, sets minimum hours per show and hourly wages to be paid to union members. It also sets forth duties which must be performed solely by union members. A separate agreement between the stagehand union and Pace Theatrical Group, Inc. (see Note 7) governs the use of union stagehands for the broadway series.

     Effective February 1996, the Murat Partnership entered into a one year agreement granting another party the right to manage and operate the Theatre parking lot.

     In July 1988, the Deer Creek Partnership entered into a ten-year agreement with a concessionaire for the exclusive license to sell food and beverages at Deer Creek events. The Deer Creek Partnership is entitled to royalty commissions based upon a percentage of the concessionaire's gross receipts.

     The Deer Creek Partnership has an agreement with another concessionaire for an exclusive license to sell consigned nonconsumable novelties and programs at Deer Creek events. The agreement expires on October 31, 2001. The Deer Creek Partnership is entitled to royalty commissions based on the concessionaire's gross receipts.

     Total revenues related to the Deer Creek and Murat Center Partnership's vendor agreements were approximately $1.8 million and $1.7 million in 1996 and 1995, respectively. For the three month periods ended March 31, 1997 and 1996, there was no revenue related to these agreements.

               DEER CREEK PARTNERS, L.P. AND MURAT CENTRE, L.P.

                 (INFORMATION AS TO MARCH 31, 1997 AND FOR THE
            THREE MONTHS ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED)

6. MANAGEMENT AGREEMENTS

     The Deer Creek Partnership and Murat Partnership have entered into agreements which expire in 2009 and 2015, respectively, with Sunshine whose stockholders are also the limited partners of the general partner. Sunshine provides the overall promotional management and booking of the entertainment events held at respective venues, along with other general management responsibilities. As compensation for Sunshine's services, the Deer Creek Partnership pays Sunshine 4 percent of gross ticket sales, royalty income and various other revenues. Total fees to Sunshine for these services were approximately $581,000 in 1995 and $560,000 in 1996. The Murat pays Sunshine an annual management fee of $300,000, adjusted annually each January 1 by the greater of 4% or the annual increase in the consumer price index. In 1996 no such fee was recognized by the Murat Partnership as Sunshine permanently waived the $300,000 management fee due for 1996.

     In June 1988, the Deer Creek Partnership entered into a ten-year agreement with an unrelated management company to provide the on-site operations management for Deer Creek. At the end of 1995, this agreement was terminated by mutual consent of both parties. The Deer Creek Partnership entered into a new agreement with the former management company whereby it agreed to pay $75,000 in 1996, 1997 and 1998 and also to provide to the former management company selected season tickets at Deer Creek in 1997 and 1998. In return, for 1996, 1997 and 1998, the Deer Creek Partnership is to receive advertising and promotion.


7. BROADWAY SERIES PARTNERSHIP

     In 1996 the Murat Partnership entered into a 5 year partnership agreement with Pace Theatrical Group, Inc. (Pace) and Broadway Series Management (BSMG) to co-present a subscription series of touring Broadway type shows in Indianapolis. This agreement calls for net profits and losses derived from the series to be split, after the allocation of certain revenues to the Murat Partnership and Pace, as follows: 45% Murat Partnership, 45% Pace, and 10% BSMG. No capital was invested by any of the parties and all income has been distributed to the parties. The Murat Partnership is responsible for the local marketing and management of the series, while Pace is responsible for booking, series management, and season ticket sales for the series. The Murat Partnership recognized earnings related to this partnership of $270,000 in 1996.


8. RELATED PARTIES

     In addition to the management agreement with Sunshine discussed in Note 6, the Deer Creek Partnership and Murat Partnership have conducted business with certain related parties in which the limited partners of the general partner have significant interests. Fees paid to all other related parties for catering, uniforms and marketing services totaled $249,000 in 1995 and $65,000 in 1996 from the Deer Creek Partnership and $46,000 in 1996 from the Murat Partnership.


9. SALE OF MURAT PARTNERSHIP AND DEER CREEK PARTNERSHIP

     In June 1997, the partners of the Murat Partnership and the Deer Creek Partnership agreed to sell all of the assets of the Murat Partnership and Deer Creek Partnership to SFX Broadcasting, Inc. (Broadcasting). The total sales price to Broadcasting of the combined partnership assets was approximately $33 million. As a part of the sale, Broadcasting assumed or retired virtually all liabilities and acquired all assets of the Murat Partnership and the Deer Creek Partnership.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To PACE Entertainment Corporation:


We have audited the accompanying consolidated balance sheet of PACE Entertainment Corporation (a Texas Corporation) and subsidiaries as of September 30, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PACE Entertainment Corporation and subsidiaries as of September 30, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




ARTHUR ANDERSEN LLP







Houston, Texas
December 15, 1997 (except with respect
to the matters discussed in
Note 12, as to which the date
is December 22, 1997)

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Shareholders
PACE Entertainment Corporation and Subsidiaries


     We have audited the accompanying consolidated balance sheet of PACE Entertainment Corporation and subsidiaries as of September 30, 1996, and the related consolidated statements of operations, cash flows, and shareholders' equity for each of the two years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PACE Entertainment Corporation and subsidiaries at September 30, 1996, and the consolidated results of their operations and their cash flows for each of the two years in the period ended September 30, 1996, in conformity with generally accepted accounting principles.



                                        ERNST & YOUNG LLP



Houston, Texas
December 13, 1996

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)




                                                                   SEPTEMBER 30       DECEMBER 31
                                                               --------------------- ------------
                                                                  1996       1997        1997
                                                               ---------- ---------- ------------
                                                                                      (UNAUDITED)
      ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ...................................  $23,165    $23,784     $27,702
 Trade receivables, net ......................................    4,097      4,562       6,741
 Accounts receivable, related parties ........................    1,010      1,007       1,096
 Notes receivable ............................................    3,040        386          81
 Prepaid expenses ............................................    6,106      9,967      10,586
 Investments in theatrical productions .......................    2,489      4,402       3,958
 Deferred tax asset ..........................................    1,872        979         943
                                                                -------    -------     -------
   Total current assets ......................................   41,779     45,087      51,107
INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS ...................    8,816     13,899      15,613
NOTES RECEIVABLE, related parties ............................    6,958      8,024       7,766
INTANGIBLE ASSETS, net .......................................   17,244     17,894      17,633
OTHER ASSETS, net ............................................    4,484      4,933       6,047
                                                                -------    -------     -------
   Total assets ..............................................  $79,281    $89,837     $98,166
                                                                =======    =======     =======
              LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable and accrued liabilities ....................  $10,285    $11,078       9,277
 Deferred revenue ............................................   26,909     32,093      33,208
 Current maturities of long-term debt ........................    2,576      2,394       2,688
                                                                -------    -------     -------
   Total current liabilities .................................   39,770     45,565      45,173
LONG-TERM DEBT ...............................................   21,863     23,129      31,543
OTHER NONCURRENT LIABILITIES .................................    2,496      1,607       2,080
REDEEMABLE COMMON STOCK ......................................    3,264      2,456       2,983
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
 Common stock, $1 par value; 500,000 shares authorized,
   2,579 shares issued as of September 30, 1996 and 1997 .....        3          3           3
 Additional paid-in capital ..................................    1,910      1,942       2,097
 Retained earnings ...........................................   10,115     15,275      14,427
 Treasury stock, at cost, 544 shares .........................     (140)      (140)       (140)
                                                                -------    -------     -------
   Total shareholders' equity ................................   11,888     17,080      16,387
                                                                -------    -------     -------
   Total liabilities and shareholders' equity ................  $79,281    $89,837     $98,166
                                                                =======    =======     =======

The accompanying notes are an integral part of these consolidated financial statements.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)




                                                                                              THREE MONTHS ENDED
                                                     YEARS ENDED SEPTEMBER 30                    DECEMBER 31
                                            -------------------------------------------  ----------------------------
                                                 1995           1996           1997           1996           1997
                                            -------------  -------------  -------------  --------------  ------------
                                                                                                 (UNAUDITED)
GROSS REVENUES ...........................   $  150,385     $  156,325     $  176,046      $ 38,430       $  38,552
COST OF SALES ............................     (131,364)      (135,925)      (148,503)      (34,221)        (33,687)
EQUITY IN EARNINGS (LOSS) OF
 UNCONSOLIDATED PARTNERSHIPS
 AND THEATRICAL PRODUCTIONS ..............        2,183          3,048          6,838          (111)          1,185
                                             ----------     ----------     ----------      --------       ---------
  Gross profit ...........................       21,204         23,448         34,381         4,098           6,050
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES .................      (13,351)       (15,951)       (21,260)       (4,072)         (5,018)
STOCK COMPENSATION .......................          (25)        (3,675)          (456)           (6)           (683)
LITIGATION SETTLEMENT ....................           --         (3,657)            --            --              --
DEPRECIATION AND AMORTIZATION ............       (1,223)        (1,737)        (1,896)         (434)           (523)
                                             ----------     ----------     ----------      ----------     ---------
  Operating profit (loss) ................        6,605         (1,572)        10,769          (414)           (174)
INTEREST INCOME, related parties .........          305            329            403            75             178
INTEREST INCOME, other ...................          147            176             60            35               6
INTEREST EXPENSE .........................         (655)        (1,206)        (1,997)         (480)           (867)
                                             ----------     ----------     ----------      ----------     ---------
INCOME (LOSS) BEFORE INCOME TAXES
 AND MINORITY INTEREST ...................        6,402         (2,273)         9,235          (784)           (857)
INCOME TAX (PROVISION) BENEFIT ...........       (2,575)           714         (3,529)          222             182
MINORITY INTEREST ........................         (485)          (446)          (546)         (130)           (173)
                                             ----------     ----------     ----------      ----------     ---------
NET INCOME (LOSS) ........................   $    3,342     $   (2,005)    $    5,160      $   (692)      $    (848)
                                             ==========     ==========     ==========      ==========     =========

The accompanying notes are an integral part of these consolidated financial statements.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                (IN THOUSANDS)




                                                             ADDITIONAL                                   TOTAL
                                                  COMMON       PAID-IN      RETAINED     TREASURY     SHAREHOLDERS'
                                                   STOCK       CAPITAL      EARNINGS       STOCK         EQUITY
                                                 --------   ------------   ----------   ----------   --------------
BALANCE AT SEPTEMBER 30, 1994 ................      $ 3        $1,465       $  8,778      $ (140)       $ 10,106
 Amortization of deferred stock compensation         --            25             --          --              25
 Net income ..................................       --            --          3,342          --           3,342
                                                    ---        ------       --------      ------        --------
BALANCE AT SEPTEMBER 30, 1995 ................        3         1,490         12,120        (140)         13,473
 Issuance of restricted stock and amortization
   of deferred stock compensation ............       --           420             --          --             420
 Net loss ....................................       --            --         (2,005)         --          (2,005)
                                                    ---        ------       --------      ------        --------
BALANCE AT SEPTEMBER 30, 1996 ................        3         1,910         10,115        (140)         11,888
 Issuance of restricted stock and amortization
   of deferred stock compensation ............       --            32             --          --              32
 Net income ..................................       --            --          5,160          --           5,160
                                                    ---        ------       --------      ------        --------
BALANCE AT SEPTEMBER 30, 1997 ................        3         1,942         15,275        (140)         17,080
 Issuance of restricted stock and amortization
   of deferred stock compensation
   (unaudited) ...............................       --           155             --          --             155
 Net loss (unaudited) ........................       --            --           (848)         --            (848)
                                                    ---        ------       --------      ------        --------
BALANCE AT DECEMBER 31, 1997
 (unaudited) .................................      $ 3        $2,097       $ 14,427      $ (140)       $ 16,387
                                                    ===        ======       ========      ======        ========

The accompanying notes are an integral part of these consolidated financial statements.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)




                                                                                                    THREE MONTHS ENDED
                                                                   YEARS ENDED SEPTEMBER 30             DECEMBER 31
                                                            -------------------------------------- ---------------------
                                                                 1995         1996         1997       1996       1997
                                                            ------------- ------------ ----------- ---------- ----------
                                                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) ........................................   $ 3,342      $  (2,005)   $   5,160   $   (692)  $   (848)
 Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities-
   Depreciation and amortization ..........................     1,223          1,737        1,896        434        522
   Equity in (earnings) loss of unconsolidated
    partnerships ..........................................    (1,624)          (486)      (4,912)       607     (1,150)
   Distributions from unconsolidated partnerships .........     1,297          1,090        2,354      1,073        411
   Restricted stock compensation ..........................        25          3,675          456          6        683
   Deferred income tax expense (benefit) ..................       848         (4,541)       2,037         36       (574)
   Changes in operating assets and liabilities- ...........
    Trade receivables .....................................       447           (826)        (465)       383     (2,179)
    Notes receivable ......................................    (1,813)        (1,227)       2,654      1,140        305
    Prepaid expenses ......................................      (221)         1,466       (3,861)    (2,099)      (619)
    Investments in theatrical productions .................       305           (335)      (1,913)    (1,658)       444
    Other assets ..........................................       (37)        (1,130)        (421)       (39)      (469)
    Accounts payable and accrued liabilities ..............       947         (1,142)        (920)      (264)    (2,626)
    Deferred revenue ......................................    (1,082)        (1,008)       5,184     (7,004)     1,115
    Other liabilities .....................................       171          1,601          (34)       130      3,083
                                                              --------     ---------    ---------   --------   --------
      Net cash provided by (used in) operating
       activities .........................................     3,828         (3,131)       7,215     (7,947)    (1,902)
                                                              --------     ---------    ---------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisitions, net of cash acquired .......................        --        (13,233)      (2,215)        --       (178)
 Capital expenditures .....................................      (728)          (827)      (1,008)      (407)      (900)
 Loans and advances to related parties ....................    (2,301)          (535)      (2,295)         2        169
 Contributions to unconsolidated partnerships .............    (1,212)        (1,806)      (2,162)      (618)    (1,980)
                                                              --------     ---------    ---------   --------   --------
      Net cash used in investing activities ...............    (4,241)       (16,401)      (7,680)    (1,023)    (2,889)
                                                              --------     ---------    ---------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from debt additions .............................     8,927         24,043       24,287        557     14,593
 Payments on debt .........................................    (8,928)        (6,512)     (23,203)      (873)    (5,884)
                                                              --------     ---------    ---------   --------   --------
      Net cash provided by (used in) financing
       activities .........................................        (1)        17,531        1,084       (316)     8,709
                                                              ----------   ---------    ---------   --------   --------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS .........................................      (414)        (2,001)         619     (9,286)     3,918
CASH AND CASH EQUIVALENTS AT
BEGINNING OF YEAR .........................................    25,580         25,166       23,165     23,165     23,784
                                                              ---------    ---------    ---------   --------   --------
CASH AND CASH EQUIVALENTS AT END OF
 YEAR .....................................................   $25,166      $  23,165    $  23,784   $ 13,879   $ 27,702
                                                              =========    =========    =========   ========   ========
SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION:
 Interest paid ............................................   $   620      $   1,117    $   1,900   $    180   $    644
 Income taxes paid ........................................     2,276          2,804        2,103        565         93

The accompanying notes are an integral part of these consolidated financial statements.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION:


 Description of Business


     PACE Entertainment Corporation (referred to herein as PACE or the Company), a Texas corporation, is a diversified live entertainment company operating principally in the United States. The Company presents and produces theatrical shows, musical concerts and specialized motor sports events. Through certain unconsolidated partnerships, the Company also owns interests in and operates amphitheaters, which are used primarily for the presentation of live performances by musical artists.


 Principles of Consolidation


     The accompanying consolidated financial statements include the accounts of PACE and its majority-owned subsidiaries. The Company accounts for its investments in 50 percent or less owned entities, including theatrical production partnerships, using the equity method. Intercompany balances are eliminated.


     The Company has various agreements related to the presentation of events with other live entertainment organizations whereby the Company retains 50 percent to 80 percent of the profits from such events. The Company consolidates the revenues and related costs from these events and records the amounts paid to the other parties in cost of sales.


 Cash Equivalents


     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At September 30, 1997, the Company had restricted cash and cash equivalents of $2,950,000, which secured letters of credit totaling $3,750,000.


 Trade Receivables


     Trade receivables are shown net of allowance for doubtful accounts of $120,000 and $134,000 at September 30, 1996 and 1997, respectively.


 Prepaid Expenses


     Prepaid expenses include show advances and deposits, event advertising costs and other costs directly related to future events. Such costs are charged to operations upon completion of the related events.


     As of September 30, 1996 and 1997, prepaid expenses included event advertising costs of $1,337,000 and $1,498,000, respectively. The Company recognized event advertising expenses of $13,818,000, $14,861,000 and $13,802,000 in cost of sales for the years ended September 30, 1995, 1996 and 1997, respectively.


 Investments in Theatrical Productions


     Theatrical production partnerships are typically formed to invest in a single theatrical production and, therefore, have limited lives which are generally less than one year. Accordingly, the Company's investments in such partnerships are generally shown as current assets. The partnerships amortize production costs over the estimated life of each production based on the percentage of revenues earned in relation to projected total revenues.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

 Intangible Assets


     Intangible assets consisted of the following (in thousands):




                                                                    SEPTEMBER 30
                                                               -----------------------
                                                                  1996         1997
                                                               ----------   ----------
       Goodwill ............................................    $ 16,599     $ 17,851
       Noncompete agreements and other intangibles .........       3,940        3,857
                                                                --------     --------
                                                                  20,539       21,708
       Accumulated amortization ............................      (3,295)      (3,814)
                                                                --------     --------
                                                                $ 17,244     $ 17,894
                                                                ========     ========

     Goodwill, which represents the excess of costs of business acquisitions over the fair value of net assets acquired, is being amortized on a straight-line basis over periods not exceeding 40 years. The noncompete agreements and other intangibles are being amortized on a straight-line basis over periods generally not exceeding five years. The Company evaluates on an ongoing basis whether events and circumstances indicate that the amortization periods of intangibles warrant revision. Additionally, the Company periodically assesses whether the carrying amounts of intangibles exceed their expected future benefits and value, in which case an impairment loss would be recognized. Such assessments are based on various analyses, including cash flow and profitability projections.


 Accounts Payable and Accrued Liabilities


     Accounts payable and accrued liabilities consisted of the following (in thousands):




                                                 SEPTEMBER 30
                                             ---------------------
                                                1996        1997
                                             ---------   ---------
       Accounts payable ..................    $ 1,192     $ 1,866
       Accrued payroll ...................      2,384       2,936
       Other accrued liabilities .........      6,709       6,276
                                              -------     -------
                                              $10,285     $11,078
                                              =======     =======

 Revenue Recognition


     Revenues from the presentation and production of an event, including interest on advance ticket sales, are recognized upon completion of the event. Deferred revenue relates primarily to advance ticket sales.


     The Company barters event tickets and sponsorship rights for products and services, including event advertising. These barter transactions are not recognized in the accompanying consolidated financial statements and are not material to the Company's financial position or results of operations.


  Stock-Based Compensation


     The Company adopted Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," during the year ended September 30, 1997, and implemented its disclosure provisions. While SFAS No. 123 encourages companies to recognize expense for stock options at estimated fair value based on an option-pricing model, the Company has elected to continue to follow Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employee stock options.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

 Financial Instruments


     The carrying amounts of cash equivalents approximate fair value because of the short maturities of these investments. The carrying amount of long-term debt approximates fair value as borrowings bear interest at current market rates.


 Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


 Reclassifications


     Certain 1995 and 1996 amounts have been reclassified to conform with the 1997 presentation.


 Interim Financial Information


     The interim financial data as of December 31, 1997 and for the three-month periods ended December 31, 1996 and 1997 is unaudited and certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. However, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.


2. ACQUISITIONS:


     On March 13, 1996, the Company acquired substantially all the assets of SRO Motorsports (SRO), a division of Madison Square Garden, L.P., under an asset purchase agreement for an aggregate initial purchase price of approximately $13,300,000 in cash and $3,800,000 in assumed liabilities. The agreement also provides for a contingent deferred purchase price not to exceed $1,000,000, payable if annual earnings before interest, taxes, depreciation and amortization of the Company's motor sports operations, as defined, exceed $8,000,000 for any fiscal year through September 30, 2001. No deferred purchase price costs had been incurred through September 30, 1997.


     The acquisition of SRO was accounted for under the purchase method and the assets acquired and liabilities assumed were recorded at fair value, resulting in the recognition of $14,250,000 of goodwill and $400,000 of other intangibles. The results of operations of SRO since March 13, 1996, have been included in the accompanying consolidated financial statements.


     The following unaudited pro forma information assumes that the Company had acquired SRO as of October 1, 1994. The pro forma information includes adjustments for interest expense that would have been incurred to finance the acquisition, amortization of goodwill and other intangibles, the income tax effects of the operations of SRO, and the elimination of certain intercompany balances. The unaudited pro forma information, which is not necessarily indicative of what actual results would have been, is as follows (in thousands):




                                            YEAR ENDED
                                           SEPTEMBER 30
                                     -------------------------
                                         1995          1996
                                     -----------   -----------
                                            (UNAUDITED)
       Gross revenues ............    $167,422      $172,952
       Net income (loss) .........       3,742          (257)

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

3. INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS AND THEATRICAL
     PRODUCTIONS:


     Investments in unconsolidated partnerships and theatrical productions consisted of the following (in thousands):




                                                                  SEPTEMBER 30
                                                              ---------------------
                                                                 1996        1997
                                                              ---------   ---------
       Investment in--
        Pavilion Partners .................................    $ 3,131     $ 4,810
        Universal/PACE Amphitheaters Group, L.P. ..........      3,380       3,991
        Other .............................................      2,305       5,098
                                                               -------     -------
       Investments in unconsolidated partnerships .........      8,816      13,899
       Investments in theatrical productions ..............      2,489       4,402
                                                               -------     -------
                                                               $11,305     $18,301
                                                               =======     =======

     The Company's share of earnings and the distributions received from these investments were as follows (in thousands):




                                                   YEAR ENDED SEPTEMBER 30
                                              ---------------------------------
                                                 1995        1996        1997
                                              ---------   ---------   ---------
       Equity in earnings (losses) of--
        Pavilion Partners .................    $1,872      $  103      $2,803
        Universal/PACE Amphitheaters
  Group, L.P. .............................       551         871         645
        Other .............................      (799)       (488)      1,464
                                               ------      ------      ------
       Equity in earnings of unconsolidated
        partnerships ......................     1,624         486       4,912
       Equity in earnings of theatrical
        productions .......................       559       2,562       1,926
                                               ------      ------      ------
                                               $2,183      $3,048      $6,838
                                               ======      ======      ======
       Distributions received from--
        Pavilion Partners .................    $  992      $1,002      $1,124
        Universal/PACE Amphitheaters
  Group, L.P. .............................       166          78          34
        Other .............................       139          10       1,196
                                               ------      ------      ------
       Distributions from unconsolidated
        partnerships ......................     1,297       1,090       2,354
       Distributions from theatrical
        productions .......................     4,240       5,836       6,803
                                               ------      ------      ------
                                               $5,537      $6,926      $9,157
                                               ======      ======      ======

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

 Pavilion Partners


     Pavilion Partners is a Delaware general partnership between the Company and Amphitheater Entertainment Partnership (AEP). AEP is a partnership between Sony Music Entertainment Inc. (Sony) and Blockbuster Entertainment Corporation (Blockbuster). Pavilion Partners owns and operates amphitheaters, which are used primarily for the presentation of live performances by musical artists. Pavilion Partners had interests in 10 and 11 amphitheaters at September 30, 1996 and 1997, respectively. The Company owns a 33-1/3 percent interest in, and is the managing partner of, Pavilion Partners.


     In general, all of Pavilion Partners' income is allocated to the partners in proportion to their respective ownership interests. The partnership agreement generally restricts cash distributions to 35 percent of cash flow after scheduled debt service. Additionally, PACE has been entitled to certain priority allocations of net income based, in part, on the cash flow from one of the amphitheaters it contributed to Pavilion Partners. During the periods ended September 30, 1995, 1996 and 1997, the priority allocations of net income included in the Company's equity in earnings of Pavilion Partners were $771,000, $725,000 and $119,000, respectively. The cumulative amount of the priority allocations of net income was limited; PACE is not entitled to any future priority allocations. AEP is entitled to receive priority allocations of net income once a loan related to an amphitheater contributed by Blockbuster is repaid. The cumulative priority allocations of net income to AEP is limited to $7,000,000. The loan is scheduled to mature in 2004 and no such allocation has yet been made.


     PACE also received booking fees of $323,000, $235,000 and $395,000 from Pavilion Partners for the years ended September 30, 1995, 1996 and 1997, respectively. In addition, the Company is reimbursed for certain costs of providing management services to Pavilion Partners. These reimbursements totaled $1,629,000, $1,824,000 and $1,968,000 during the periods ended September 30, 1995, 1996 and 1997, respectively, and offset general and administrative expenses.


     Summarized financial information as of and for the years ended September 30, 1995, 1996 and 1997, for Pavilion Partners follows (in thousands):






                                                            1995         1996         1997
                                                         ----------   ----------   ----------
       Current assets ................................    $15,787      $20,700      $ 30,178
       Noncurrent assets .............................     64,619       72,793        72,598
                                                          -------      -------      --------
        Total assets .................................    $80,406      $93,493      $102,776
                                                          =======      =======      ========
       Current liabilities ...........................    $ 9,467      $17,194      $ 19,748
       Noncurrent liabilities ........................     51,578       58,695        59,166
       Partners' capital .............................     19,361       17,604        23,862
                                                          -------      -------      --------
        Total liabilities and partners' capital ......    $80,406      $93,493      $102,776
                                                          =======      =======      ========
       Gross revenues ................................    $69,372      $89,223      $100,209
                                                          =======      =======      ========
       Gross profit ..................................    $19,440      $27,993      $ 36,157
                                                          =======      =======      ========
       Net income (loss) .............................    $ 3,104      $  (839)     $  6,986
                                                          =======      =======      ========

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

 Universal/PACE


     The Company owns a 32.5 percent interest in Universal/PACE Amphitheaters Group, L.P. (Universal/PACE), a limited partnership between the Company and Universal Concerts, Inc., which controls two amphitheaters. PACE earned management fees of $167,000, $79,000 and $34,000 from Universal/PACE for the years ended September 30, 1995, 1996 and 1997, respectively. Summarized financial information as of and for the years ended September 30, 1995, 1996 and 1997, for Universal/PACE follows (in thousands):




                                                            1995        1996        1997
                                                         ---------   ---------   ---------
       Current assets ................................    $ 4,085     $ 3,420     $ 6,659
       Noncurrent assets .............................     14,654      14,185      14,156
                                                          -------     -------     -------
        Total assets .................................    $18,739     $17,605     $20,815
                                                          =======     =======     =======
       Current liabilities ...........................    $ 6,599     $ 3,876     $10,221
       Noncurrent liabilities ........................      6,467       5,618         602
       Partners' capital .............................      5,673       8,111       9,992
                                                          -------     -------     -------
        Total liabilities and partners' capital ......    $18,739     $17,605     $20,815
                                                          =======     =======     =======
       Gross revenues ................................    $24,070     $20,336     $25,299
                                                          =======     =======     =======
       Gross profit ..................................    $ 5,968     $ 6,361     $ 5,817
                                                          =======     =======     =======
       Net income ....................................    $ 1,183     $ 2,438     $ 1,880
                                                          =======     =======     =======

  Other


     The Company also has investments in numerous theatrical production and other unconsolidated partnerships. Summarized financial information as of and for the years ended September 30, 1995, 1996 and 1997, for these partnerships, excluding Pavilion Partners and Universal/PACE, follows (in thousands):




                                                             1995          1996         1997
                                                         ------------   ----------   ----------
       Current assets ................................     $ 10,410      $ 12,433     $ 35,743
       Noncurrent assets .............................        5,668         7,267       14,050
                                                           --------      --------     --------
        Total assets .................................     $ 16,078      $ 19,700     $ 49,793
                                                           ========      ========     ========
       Current liabilities ...........................     $  7,539      $  6,566     $ 19,134
       Noncurrent liabilities ........................        2,315         2,250        2,957
       Partners' capital .............................        6,224        10,884       27,702
                                                           --------      --------     --------
        Total liabilities and partners' capital ......     $ 16,078      $ 19,700     $ 49,793
                                                           ========      ========     ========
       Gross revenues ................................     $113,854      $111,715     $249,707
                                                           ========      ========     ========
       Gross profit ..................................     $    221      $ 10,440     $ 34,454
                                                           ========      ========     ========
       Net income (loss) .............................     $ (1,863)     $  9,823     $ 32,164
                                                           ========      ========     ========

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

4. LONG-TERM DEBT:


     Long-term debt consisted of the following (in thousands):




                                                 SEPTEMBER 30
                                            -----------------------
                                               1996         1997
                                            ----------   ----------
       Term loan ........................    $ 14,464     $ 12,322
       Revolving line of credit .........       9,250       12,950
       Other notes payable ..............         725          251
                                             --------     --------
                                               24,439       25,523
       Less- Current portion ............      (2,576)      (2,394)
                                             --------     --------
                                             $ 21,863     $ 23,129
                                             ========     ========

     In March 1996, the Company entered into a new credit agreement with certain financial institutions. The credit agreement provides for a term loan and a revolving line of credit, both of which bear interest at either LIBOR plus 2 percent or prime, at the option of the Company. At September 30, 1997, the weighted average interest rate was 7.8 percent. The term loan is scheduled to mature in March 2001 and is payable in quarterly installments of $536,000 plus interest, with a balloon payment at maturity. The Company may borrow $27,000,000 under the revolving line of credit until February 1998; subsequently, borrowings are limited to $13,000,000 until March 2001, when the revolving line of credit expires. The Company must pay a quarterly commitment fee equal to 0.375 percent per annum on the average daily unused portion of the revolving line of credit. The term loan and the revolving line of credit are secured by substantially all of the Company's assets, including pledges of the capital stock of its subsidiaries. The credit agreement contains various restrictions and requirements relating to, among other things, mergers, sales of assets, investments and maintenance of certain financial ratios.


     At September 30, 1997, scheduled maturities of long-term debt were as follows (in thousands):



       For the year ending September 30--
        1998 ............................    $ 2,394
        1999 ............................      2,143
        2000 ............................      2,143
        2001 ............................     18,843
                                             -------
                                             $25,523
                                             =======

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

5. INCOME TAXES:


     Deferred taxes reflect the tax effects of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Significant components of the Company's deferred tax assets and liabilities were as follows (in thousands):




                                                                 SEPTEMBER 30
                                                             ---------------------
                                                               1996        1997
                                                             --------   ----------
       Deferred tax assets--
        Investments in unconsolidated partnerships and
          theatrical productions .........................    $  286      $  237
        Accounts payable and accrued liabilities .........     1,014       1,480
        Restricted stock compensation ....................     1,387         409
        Other noncurrent liabilities .....................     1,717          --
        Other ............................................       107         281
                                                              ------      ------
          Total deferred tax assets ......................     4,511       2,407
                                                              ------      ------
       Deferred tax liabilities--
        Investments in unconsolidated partnerships and
          theatrical productions .........................     1,522       1,099
        Prepaid expenses .................................       907       1,237
        Intangibles ......................................       646         672
                                                              ------      ------
          Total deferred tax liabilities .................     3,075       3,008
                                                              ------      ------
                                                              $1,436      $ (601)
                                                              ======      ======

     Deferred taxes are included in the consolidated balance sheets as follows (in thousands):




                                                     SEPTEMBER 30
                                                -----------------------
                                                   1996         1997
                                                ---------   -----------
       Current deferred tax assets ..........    $1,872      $    979
       Other noncurrent liabilities .........      (436)       (1,580)
                                                 ------      --------
                                                 $1,436      $   (601)
                                                 ======      ========

     The income tax (provision) benefit consisted of the following (in thousands):




                                                          YEAR ENDED SEPTEMBER 30
                                                 ------------------------------------------
                                                     1995           1996           1997
                                                 ------------   ------------   ------------
       Current--
        Federal ..............................     $ (1,251)      $ (2,817)      $ (1,319)
        State ................................         (476)        (1,010)          (173)
       Deferred--
        Federal ..............................         (692)         3,705         (1,777)
        State ................................         (156)           836           (260)
                                                   --------       --------       --------
       Total tax (provision) benefit .........     $ (2,575)      $    714       $ (3,529)
                                                   ========       ========       ========
       Effective tax rate ....................           44%            26%            41%
                                                   ========       ========       ========

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

     The reconciliation of income tax computed at the U.S. federal statutory rates to the income tax (provision) benefit is as follows (in thousands):




                                                             YEAR ENDED SEPTEMBER 30
                                                     ---------------------------------------
                                                         1995          1996         1997
                                                     ------------   ---------   ------------
       Tax at the federal statutory rate .........     $ (2,012)     $  924       $ (2,954)
       Increases resulting from--
        State income taxes, net of federal tax
          effect .................................         (417)       (112)          (286)
        Nondeductible expenses ...................          (60)        (98)          (185)
        Other ....................................          (86)         --           (104)
                                                       --------      ------       --------
        Total income tax (provision) benefit .....     $ (2,575)     $  714       $ (3,529)
                                                       ========      ======       ========

6. REDEEMABLE COMMON STOCK:

     At September 30, 1997, the Company had outstanding 155 shares of common stock that are redeemable under conditions that are not solely within the control of the Company. The Company granted this redeemable stock to certain executives during the years ended September 30, 1996 and 1997. To the extent that the grants related to prior service, the Company recognized compensation costs on the grant date. Additionally, the Company recognizes compensation costs for the change in value of certain shares that, as discussed below, the Company may be required to purchase from the executives at fair market value. Restricted stock compensation related to these grants totaled $3,260,000 and $425,000 during the years ended September 30, 1996 and 1997, respectively. The Company has the right of first refusal to purchase the redeemable common stock at fair market value.

     Agreements with one executive who received 140 shares of redeemable stock provide that the Company will have call options to purchase these shares from the executive for a total of $3,420,000. These agreements also provide that the executive will have put options to sell such shares to the Company for $3,420,000. The put and call options are only exercisable if the executive's employment is terminated before an initial public offering of the Company's common stock.

     Of the redeemable stock granted to this executive, 123 shares were granted during the year ended September 30, 1996, and vested during the year ended September 30, 1997. Since the grant related to prior service, the Company recognized compensation costs on the grant date. During the year ended September 30, 1997, the Company executed a promissory note in the amount of $1,232,000 with this executive. This note bears interest at 5.45 percent, is secured by 140 shares of the Company's common stock, and is scheduled to mature in October 2001. The proceeds of the note were used to pay the executive's tax liability related to the 123 shares that vested during the year ended September 30, 1997. Accordingly, the value of redeemable stock outstanding has been reduced by this note receivable.

     The remaining 17 shares of redeemable stock received by this executive were granted during the year ended September 30, 1997, and vest ratably during the years ending September 30, 1999 and 2000. To fund the executive's tax liability related to these 17 shares, the Company may be required to purchase up to 41 percent of the shares at fair market value when the shares vest. The Company has similar agreements with the other executives who received the remaining 15 shares of redeemable stock, which were granted during the year ended September 30, 1996. In order to fund the executives' tax liabilities related to these grants and related restricted common stock grants, these 15 shares of redeemable stock must be purchased at fair market value when the shares vest during the years ended September 30, 1998 and 1999. Although all 32 shares that the Company may be required to purchase in order to satisfy executives' tax liabilities have future vesting requirements, the Company recognized

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES compensation costs on the grant dates to the extent the grants related to prior service. The difference between such expense recognition and recognition over the vesting periods is not material to the Company's results of operations and financial position.


7. SHAREHOLDER'S EQUITY:

     The Company granted 23 shares of restricted common stock to certain executives during the year ended September 30, 1996. These shares vest ratably during the years ended September 30, 1998 and 1999. Although the shares have future vesting requirements, the Company recognized compensation costs on the grant dates to the extent the grants related to prior service. The difference between such expense recognition, which totaled $390,000 and $6,000 during the years ended September 30, 1996 and 1997, respectively, and recognition over the vesting periods is not material to the Company's results of operations and financial position. The Company has the right of first refusal to purchase at fair market value all of the shares granted during the year ended September 30, 1996. Additionally, if the executives' employment is terminated before an initial public offering of the Company's common stock, the Company has a call option to purchase the vested shares at fair market value.

     Effective October 15, 1993, the Company and one of its officers entered into an employment agreement which provided for the granting of 45 shares of the Company's common stock. The shares vested over a five-year period and the Company recorded related compensation expense of $25,000 for each of the years ended September 30, 1995, 1996 and 1997.


8. STOCK OPTIONS:

     The Company adopted the 1996 Stock Incentive Compensation Plan during the year ended September 30, 1996. Under the plan, the Company may grant awards based on its common stock to employees and directors. Such awards may include, but are not limited to, restricted stock, stock options, stock appreciation rights and convertible debentures. Up to 325 shares of common stock may be issued under the plan. During the year ended September 30, 1996, the Company granted options to purchase 117 shares of common stock at a weighted average exercise price of $18,989 per share, which approximated fair value on the date of grant. Such options vest and are generally exercisable ratably over a four-year period. The options expire in 10 years.

     An option to purchase 22 shares of common stock at $10,000 per share was granted to an executive during the year ended September 30, 1994. This option was canceled subsequent to September 30, 1997.

     Because the exercise prices of the Company's employee stock options equaled the fair market value of the underlying stock on the date of grant, no compensation expense was recognized in accordance with APB Opinion No. 25. Had compensation cost for the options been determined based on the fair value at the grant date pursuant to SFAS No. 123, the Company's net income would have decreased by $49,000 and $148,000 for the years ended September 30, 1996 and 1997, respectively. For this purpose, the fair value of the options was estimated using the minimum value method assuming that the risk-free interest rate was 6.7 percent and that no dividends will be paid.


9. RELATED-PARTY TRANSACTIONS:

     The Company contracts with certain theatrical partnerships of which it is a minority partner to obtain the rights to present theatrical productions in the Company's markets. Approximately $20,000,000, $33,400,000 and $31,200,000
of expenses were incurred for such rights and included in cost of sales during the years ended September 30, 1995, 1996 and 1997, respectively.

     The Company contracts with certain unconsolidated partnerships to sell the rights to present musical concerts. Approximately $2,446,000 of revenues was earned from the sale of such rights during the year ended September 30, 1997. No such rights were sold during the years ended September 30, 1995 and 1996.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

     As of September 30, 1997, notes receivable, related parties included $6,453,000 due from executives and $1,571,000 due from other related parties. Two of the notes receivable from executives are promissory notes from the Company's principal shareholder. As of September 30, 1997, these two notes totaled $5,961,000, including accrued interest of $550,000. One note, in the original principal amount of $2,911,000, bears interest at 5.83 percent, is secured by 254 shares of PACE common stock and matures on March 28, 1999. The other note is for $2,500,000, bears interest at 6.34 percent, is secured by 246 shares of PACE common stock and was scheduled to mature on November 3, 1997. This note has been extended to mature on November 4, 2000. Interest income on these two notes was approximately $300,000 for each of the years ended September 30, 1995, 1996 and 1997. At September 30, 1997, the Company also had a $583,000 receivable from its principal shareholder. The principal shareholder has represented his intention to pay the outstanding loans and receivable balance from personal assets or if necessary, the liquidation of certain ownership interests in the Company.


     At September 30, 1997, notes receivable from other related parties included $945,000 due from a joint venture partner. The terms of the related joint venture agreement provide for the Company to loan to the joint venture partner any required capital contributions, to be repaid on a priority basis from the profits allocated to the joint venture partner. The advances accrue interest at the prime rate plus 4 percent (12.5 percent at September 30, 1997) and are secured by the joint venture partner's 50 percent interest in the joint venture.


10. LITIGATION SETTLEMENT:


     The Company was previously named as a defendant in a case filed in Wake County, North Carolina (Promotion Litigation). There were several other defendants named in the litigation, including Pavilion Partners, with various causes of action asserted against one or more of each of the defendants, including (a) breach of alleged contract, partnership, joint venture and fiduciary duties between certain of the defendants and Pro Motion Concerts, (b) constructive fraud, (c) interference with prospective advantage, (d) unfair trade practices, (e) constructive trust and (f) unjust enrichment. The essence of the plaintiffs' claims was that certain of the defendants agreed to enter into a partnership with plaintiffs for the development and operation of an amphitheater.


     On May 1, 1997, the Promotion Litigation was settled. All defendants were fully and finally released with prejudice from any and all claims and causes of action. The defendants did not acknowledge or admit any liability. The settlement called for payments from defendants totaling $4,500,000. The Company was obligated to pay $1,500,000 immediately after the settlement and is obligated to pay an additional $2,000,000 on or before May 1, 1998. To guarantee payment of this $2,000,000 obligation, the Company had a standby letter of credit outstanding at September 30, 1997. The remaining $1,000,000 of the settlement was paid by Pavilion Partners during the year ended September 30, 1997. This expense and related legal expenses were charged to operations for the year ended September 30, 1996.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

11. COMMITMENTS AND CONTINGENCIES:


 Leases


     The Company leases office facilities under noncancelable operating leases with future minimum rent payments as follows (in thousands):



       For the year ending September 30--
        1998 ............................    $1,006
        1999 ............................       417
        2000 ............................       215
        2001 ............................       193
        2002 ............................       195
       Thereafter .......................        33
                                             ------
        Total ...........................    $2,059
                                             ======

     Rent expense was $676,000, $765,000 and $1,084,000 for the years ended September 30, 1995, 1996 and 1997, respectively.


 Change in Control Provisions


     The Company and its unconsolidated partnerships, including Pavilion Partners, have entered into numerous leases and other contracts in the ordinary course of business. Certain of these agreements either contain restrictions on their assignability or would require third-party approval of a change in control of the Company.


 Employment Agreements


     The Company has employment agreements with certain key employees. Such agreements generally provide for minimum salary levels, guaranteed bonuses and incentive bonuses which are payable if specified financial goals are attained. As of September 30, 1997, the Company's minimum commitment under these agreements were as follows (in thousands):



       For the year ending September 30--
        1998 ............................    $4,463
        1999 ............................     3,825
        2000 ............................     2,789
        2001 ............................     1,430
        2002 ............................       743

     The Company is currently negotiating certain other employment agreements that may result in additional future commitments.


 Insurance


     The Company carries a broad range of insurance coverage, including general liability, workers' compensation, stop-loss coverage for its employee health plan and umbrella policies. The Company carries deductibles of up to $10,000 per occurrence for general liability claims and is self-insured for annual healthcare costs of up to $25,000 per covered employee and family. The Company has accrued for estimated potential claim costs in satisfying the deductible and self-insurance provisions of the insurance policies for claims occurring through September 30, 1997. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

 Legal Proceedings

     Various legal actions and claims are pending against the Company, most of which are covered by insurance. In the opinion of management, the ultimate liability, if any, which may result from these actions and claims will not materially affect the financial position or results of operations of the Company.

 Guarantees

     The Company has guaranteed a $2,438,000 debt of a partnership in which Pavilion Partners holds a 50 percent interest. PACE has agreements with its partners whereby they would assume approximately 50 percent of any liability arising from this guarantee. The debt matures June 1, 2003. Management does not believe that the guarantee will result in a material liability to the Company.

 Income Taxes

     The Internal Revenue Service is examining several years of returns of a majority-owned subsidiary. Management is currently discussing a possible settlement of approximately $600,000, which has been accrued in the Company's financial statements.

  Subscription Agreement


     During April 1995, the Company acquired an interest in a company incorporated in the United Kingdom. Pursuant to a subscription agreement, the Company made payments totaling $1,355,000 prior to September 30, 1997. The Company has agreed to pay an additional (pounds sterling)239,000 in April 1998.

 Construction Commitments

     An unconsolidated partnership has committed to certain renovation work at its amphitheater. The Company may be obligated to fund up to approximately $7.3 million of these renovations. Through its investment in another unconsolidated partnership, the Company has an interest in a performance hall being constructed for musical and theatrical presentations. The Company had funded $0.4 million of the performance hall construction costs through September 30, 1997; the Company's estimated additional funding commitments are approximately $2.0 million. In addition, the Company and several third parties are currently negotiating definitive agreements to develop a theatrical venue. The Company may be obligated to fund approximately $3.0 million of the costs of this development over an undetermined period of time.

 Put Option Agreement

     The Company has entered into put option agreements with two banks whereby the Company may be required to repurchase a total of 1,000 shares of the Company's common stock held by an affiliate that collateralizes the personal loans of the Company's principal shareholder at a per share price of $1,500. The put options are effective only in the event of a loan default of the shareholder prior to July 31, 1999. At September 30, 1997, the loans were not in default.


12. SUBSEQUENT EVENTS:

     Subsequent to September 30, 1997, the Company entered into certain agreements with an executive who previously had been granted an option to purchase 22 shares of common stock at $10,000 per share. Pursuant to the new agreements, the option was canceled and the executive was granted 22 shares of restricted common stock.

     In December 1997, the Company and its shareholders entered into an agreement with SFX Entertainment, Inc. (SFX), whereby the shareholders would sell their interests in the Company to SFX (SFX Transaction). The purchase price of $109 million in cash and 1,500,000 shares of SFX

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

Class A Common Stock is subject to adjustment prior to closing. Closing is subject to certain conditions, including approval of certain third parties. Concurrent with closing, the agreement requires, among other things, the repayment of all outstanding loans and receivables due from the Company's principal shareholder (see Note 9) and the repayment of the promissory note received from an executive in connection with a stock grant (see Note 6). Additionally, the agreement provides for the settlement of all restricted and redeemable stock, as well as all outstanding stock options. This settlement is expected to result in a one-time charge by the Company of approximately $4.7 million, net of related tax effects. The agreement also requires SFX to provide the Company with a $25 million line of credit (Acquisition Facility) to be used for certain acquisitions being contemplated by the Company. If the acquisition of the Company is not consummated, this line of credit will be converted to a term loan in the amount of advances then outstanding or, under certain circumstances, will become immediately due and payable. This bridge financing is secured by the assets acquired and an option to purchase the Company's interest in Pavilion Partners.

     In December 1997, the Company entered into agreements to effectively purchase substantially all of the assets of United Sports of America (USA Transaction), a producer and presenter of demolition derbies, thrill shows, air shows, monster truck shows, tractor pull events, motorcycle racing and bull riding in the United States and Canada. Pursuant to the agreements, the total purchase price is $6,000,000 in cash of which an option amount of $500,000 was paid upon the execution of the agreement and closing is subject to the satisfactory completion of due diligence by the Company. Management does not expect this transaction to close until May 1998. In the event the transaction does not close, the option amount will be forfeited if certain conditions are not met.

     In December 1997, the Company entered into an agreement to purchase Blockbuster's 33 1/3 percent interest in Pavilion Partners (Blockbuster Transaction) for $4,171,000 in cash, $2,940,000 in assumed liabilities and the assumption of certain indemnification obligations of Blockbuster under the Pavilion Partners Partnership Agreement. In addition, the Company has agreed to purchase a note with a balance of $9,507,000, including accrued interest of $1,601,000, at September 30, 1997. The transaction is contingent on, among other things, obtaining acceptable financing including the release of Blockbuster from certain debt obligations and the approval of Sony. (Note 3)

     On December 22, 1997, the Company entered into an agreement to purchase Sony's 33 1/3 percent interest in Pavilion Partners (Sony Transaction) for $27,500,000 in cash. The transaction is contingent on, among other things, government approval and obtaining acceptable financing including the release of Sony from certain debt obligations. (see Note 3)


13. EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT (UNAUDITED)

     Effective February 25, 1998, the SFX Transaction, Blockbuster Transaction and Sony Transaction closed. In conjunction with the closing, SFX retired the Company's outstanding term loan and revolving line of credit and purchased or retired a substantial portion of the indebtedness of Pavilion Partners, including debt which was previously guaranteed by PACE. No borrowings had been made under the Acquisition Facility, which expired with the closing of the SFX Transaction. Additionally, all put option agreements related to the Company's common stock were terminated.

     During February 1998, the Company granted 40 shares of restricted common stock to an executive. This grant combined with the settlement of all restricted and redeemable stock, all outstanding stock options and certain bonuses paid in conjunction with the SFX Transaction resulted in a one-time charge during February 1998 of approximately $6.4 million, net of related tax effects.

     The USA Transaction closed on March 25, 1998. To effect the USA Transaction, PACE contributed $4,000,000 to a newly formed partnership and that partnership acquired a 67% interest in certain assets and liabilities of United Sports of America from third parties. The remaining 33% interest in those assets and liabilities was contributed to the partnership by a subsidiary of SFX.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of Pavilion Partners:


We have audited the accompanying consolidated balance sheet of Pavilion Partners, a Delaware general partnership, as of September 30, 1997, and the related consolidated statements of income, partners' capital and cash flows for the year then ended. These consolidated financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pavilion Partners as of September 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP






Houston, Texas
December 15, 1997 (except with
respect to the matters discussed
in Note 11, as to which the date
is December 22, 1997)

                       REPORT OF INDEPENDENT ACCOUNTANTS




To the Partners of Pavilion Partners


     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of partners' capital and of cash flows present fairly, in all material respects, the financial position of Pavilion Partners and its subsidiaries (the Partnership) at September 30, 1996 and the results of their operations and their cash flows for the year ended October 31, 1995 and the eleven months ended September 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP





Houston, Texas
December 12, 1996

                               PAVILION PARTNERS

                          CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)




                                                                 SEPTEMBER 30
                                                            ----------------------    DECEMBER 31
                                                               1996        1997          1997
                                                            ---------   ----------    -----------
                                                                                      (UNAUDITED)
                           ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ..............................    $ 8,554     $ 17,898       $15,464
 Accounts receivable ....................................      7,842        6,167         2,067
 Accounts receivable, related parties ...................      1,878        3,878         1,687
 Notes receivable, related parties ......................      1,218        1,218         1,218
 Prepaid expenses and other current assets ..............      1,208        1,017           622
                                                             -------     --------       -------
      Total current assets ..............................     20,700       30,178        21,058
 Prepaid rent ...........................................      7,075        6,938         6,898
 Property and equipment, net ............................     61,292       59,938        59,291
 Other assets ...........................................      4,426        5,722         5,777
                                                             -------     --------       -------
      Total assets ......................................    $93,493     $102,776       $93,024
                                                             =======     ========       =======
               LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
 Accounts payable .......................................    $ 1,404     $  1,193       $   260
 Accounts payable, related parties ......................      1,866        3,948         2,193
 Accrued liabilities ....................................      8,112        7,032         5,614
 Deferred revenue .......................................      3,602        5,081         3,067
 Current portion of notes payable and capital lease
   obligation ...........................................      1,573        1,614         1,639
 Current portion of note payable, related party .........        637          880           945
                                                             -------     --------       -------
      Total current liabilities .........................     17,194       19,748        13,718
 Notes payable ..........................................     43,680       42,192        41,879
 Note payable, related party ............................      7,268        7,025         6,961
 Capital lease obligation ...............................      6,130        5,989         5,952
 Other liabilities and minority interests in consolidated
   subsidiaries .........................................      1,617        3,960         2,911
                                                             -------     --------       -------
      Total liabilities .................................     75,889       78,914        71,421
COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL .......................................     17,604       23,862        21,603
                                                             -------     --------       -------
      Total liabilities and partners' capital ...........    $93,493     $102,776       $93,024
                                                             =======     ========       =======

The accompanying notes are an integral part of these consolidated financial statements.

                               PAVILION PARTNERS

                       CONSOLIDATED STATEMENTS OF INCOME
                                (IN THOUSANDS)




                                                        ELEVEN MONTHS                        THREE MONTHS ENDED
                                         YEAR ENDED         ENDED          YEAR ENDED           DECEMBER 31,
                                        OCTOBER 31,     SEPTEMBER 30,     SEPTEMBER 30,   -------------------------
                                            1995             1996             1997            1996          1997
                                       -------------   ---------------   --------------   -----------   -----------
                                                                                                 (UNAUDITED)
TICKET REVENUES ....................      $43,266          $50,151          $ 58,479       $  4,186      $  4,554
OTHER OPERATING REVENUES                   28,109           33,942            41,730          3,254         3,141
                                          -------          -------          --------       --------      --------
   Total revenues ..................       71,375           84,093           100,209          7,440         7,695
COST OF SALES ......................       49,226           57,723            64,052          4,862         5,229
                                          -------          -------          --------       --------      --------
   Gross profit ....................       22,149           26,370            36,157          2,578         2,466
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES                    8,329            9,774            10,858          2,299         1,987
DEPRECIATION AND
 AMORTIZATION ......................        2,461            3,346             3,975            961         1,031
OTHER OPERATING COSTS ..............        5,345            7,390             8,531            961           723
LITIGATION EXPENSES AND
 SETTLEMENT ........................           --            2,380                --             --            --
                                          -------          -------          --------       --------      --------
   Operating profit (loss) .........        6,014            3,480            12,793         (1,643)       (1,275)
INTEREST INCOME ....................          504              391               532             74           167
INTEREST EXPENSE ...................        2,793            3,855             4,413          1,127         1,102
                                          -------          -------          --------       --------      --------
INCOME (LOSS) BEFORE
 MINORITY INTEREST .................        3,725               16             8,912         (2,696)       (2,210)
MINORITY INTEREST ..................          276              308             1,926            (63)          (59)
                                          -------          -------          --------       --------      --------
NET INCOME (LOSS) ..................      $ 3,449          $  (292)         $  6,986       $ (2,633)     $ (2,151)
                                          =======          =======          ========       ========      ========

The accompanying notes are an integral part of these consolidated financial statements.

                               PAVILION PARTNERS

                 CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                                (IN THOUSANDS)




                                                    AMPHITHEATER
                                                    ENTERTAINMENT
                                                     PARTNERSHIP     SM/PACE, INC.       TOTAL
                                                   --------------   ---------------   ----------
BALANCE, October 31, 1994 ......................      $ 13,108          $2,805         $ 15,913
 Net income ....................................         1,788           1,661            3,449
 Distributions .................................            --            (699)            (699)
                                                      --------          ------         --------
BALANCE, October 31, 1995 ......................        14,896           3,767           18,663
 Net income (loss) .............................          (330)             38             (292)
 Distributions .................................            --            (767)            (767)
                                                      --------          ------         --------
BALANCE, September 30, 1996 ....................        14,566           3,038           17,604
 Net income ....................................         4,578           2,408            6,986
 Distributions .................................            --            (728)            (728)
                                                      --------          ------         --------
BALANCE, September 30, 1997 ....................      $ 19,144          $4,718         $ 23,862
 Net loss (unaudited) ..........................        (1,435)           (716)          (2,151)
 Distributions (unaudited) .....................            --            (108)            (108)
                                                      --------          ------         --------
BALANCE, December 31, 1997 (unaudited) .........      $ 17,709          $3,894         $ 21,603
                                                      ========          ======         ========

The accompanying notes are an integral part of these consolidated financial statements.

                               PAVILION PARTNERS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)



                                                                 FOR THE
                                                FOR THE       ELEVEN MONTHS        FOR THE          THREE MONTHS ENDED
                                               YEAR ENDED         ENDED          YEAR ENDED            DECEMBER 31,
                                              OCTOBER 31,     SEPTEMBER 30,     SEPTEMBER 30,   ---------------------------
                                                  1995             1996             1997            1996           1997
                                             -------------   ---------------   --------------   ------------   ------------
                                                                                                        (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income (loss) .......................     $   3,449        $   (292)         $  6,986        $ (2,633)      $ (2,151)
 Adjustments to reconcile net
   income (loss) to net cash
   provided by operating
   activities--
   Depreciation and amortization .........         2,461           3,346             3,975             961          1,031
   Minority interest .....................           276             308             1,926             (63)           (59)
   Changes in assets and
    liabilities--
    Accounts receivable ..................        (1,455)         (3,647)            1,669           5,124          4,100
    Accounts receivable and
      payable, related parties ...........            32            (756)               82            (299)           436
    Prepaid expenses and other
      current assets .....................           191            (296)              266             774            435
    Accounts payable and accrued
      liabilities ........................          (512)          1,695            (2,184)         (1,925)        (2,350)
    Deferred revenue and other
      liabilities ........................         1,304           2,110             2,284          (2,082)        (2,092)
    Other, net ...........................          (785)         (1,259)           (1,548)           (141)        (1,210)
                                               ---------        --------          --------        --------       --------
      Net cash provided by (used
       in) operating activities ..........         4,961           1,209            13,456            (284)        (1,860)
                                               ---------        --------          --------        --------       --------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Payments of preoperating costs ..........        (1,318)         (1,114)              (59)           (271)            --
 Capital expenditures ....................       (25,856)         (7,483)           (1,879)            (15)          (178)
                                               ---------        --------          --------        --------       --------
      Net cash used in investing
       activities ........................       (27,174)         (8,597)           (1,938)           (286)          (178)
                                               ---------        --------          --------        --------       --------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Funding of capital commitments by
   partners ..............................         4,046              --                --              --             --
 Distributions to partner ................          (699)           (767)             (728)           (728)          (108)
 Proceeds from borrowings ................        24,322           8,323                --              --             --
 Repayments of borrowings ................          (639)         (1,072)           (1,446)           (375)          (288)
                                               ---------        --------          --------        --------       --------
      Net cash provided by (used
       in) financing activities ..........        27,030           6,484            (2,174)         (1,103)          (396)
                                               ---------        --------          --------        --------       --------
NET INCREASE (DECREASE) IN
 CASH AND CASH
 EQUIVALENTS .............................         4,817            (904)            9,344          (1,673)        (2,434)
CASH AND CASH
 EQUIVALENTS AT
 BEGINNING OF PERIOD .....................         4,641           9,458             8,554           8,554         17,898
                                               ---------        --------          --------        --------       --------
CASH AND CASH
 EQUIVALENTS AT END OF
 PERIOD ..................................     $   9,458        $  8,554          $ 17,898        $  6,881       $ 15,464
                                               =========        ========          ========        ========       ========

The accompanying notes are an integral part of these consolidated financial statements.

                               PAVILION PARTNERS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND BASIS OF PRESENTATION:

     Pavilion Partners (the Partnership) is a Delaware general partnership between SM/PACE, Inc. (PACE), which is a wholly owned subsidiary of PACE Entertainment Corporation, and Amphitheater Entertainment Partnership (AEP). AEP is a partnership between a wholly owned subsidiary of Sony Music Entertainment Inc. (Sony) and two wholly owned subsidiaries of Blockbuster Entertainment Corporation (Blockbuster). PACE is the managing partner of the Partnership. AEP owns a 662/3 percent interest in the Partnership, and PACE owns a 33 1/3 percent interest in the Partnership.

     In April 1990, Sony and PACE formed YM/PACE Partnership which changed its name to the Sony Music/PACE Partnership. Effective April 1, 1994, the partners entered into an agreement whereby Blockbuster obtained an indirect 33 1/3 percent interest in Sony Music/PACE Partnership, which was renamed Pavilion Partners. In accordance with the agreement, Sony contributed an interest-bearing note in the amount of $4,250,000 and its existing interest in Sony Music/PACE Partnership to AEP. Concurrently, Blockbuster contributed an interest-bearing note in the amount of $4,250,000 and its interest in three existing amphitheaters to AEP. AEP in turn contributed these assets to the Partnership. At the same time, PACE Entertainment Corporation contributed its interest in two existing amphitheaters to the Partnership. Upon completion of these contributions to the Partnership, AEP owned a 662/3 percent interest in the Partnership and PACE owned a 33 1/3 percent interest in the Partnership.

     The Partnership owns and operates amphitheaters, which are primarily used for the presentation of live performances by musical artists. As of September 30, 1997, the Partnership owned interests in or leased 10 amphitheaters and had a long-term management contract to operate an additional amphitheater. All of the amphitheaters owned or operated by the Partnership are located in the United States.

     In April 1997, the Partnership entered into a new partnership agreement with a third party to be known as Western Amphitheater Partners (WAP). The Partnership contributed or licensed the assets and liabilities of the Glen Helen Amphitheatre, and the other partner contributed or licensed the assets and liabilities of the Irvine Meadows Amphitheatre. Each partner has a 50 percent interest in WAP. Under the terms of the Partnership agreement, the partners are required to make an additional capital contribution of approximately $850,000 each in WAP which was accrued by the Partnership at September 30, 1997. The fiscal year-end for the WAP partnership will be December 31.

     During 1996, the Partnership changed its fiscal year-end from October 31 to September 30.



2. SIGNIFICANT ACCOUNTING POLICIES:

 Principles of Consolidation

     The consolidated financial statements of the Partnership include all of its wholly owned subsidiaries and other partnerships in which Pavilion Partners holds a controlling interest. All partnerships in which Pavilion Partners holds less than a controlling interest are reported on the equity method of accounting. All significant intercompany transactions have been eliminated in consolidation.

 Basis of Contributed Assets

     All assets contributed to the Partnership by the partners were recorded at the carrying values of the contributing entities.

 Revenue Recognition

     The Partnership records revenues from the presentation of events at the completion of the related event. Advance ticket sales are classified as deferred revenue until the event has occurred. Sponsorship and other revenues that are not related to any single event are classified as deferred revenue and amortized over each of the amphitheaters' various shows during the operating season.

                               PAVILION PARTNERS

     The Partnership barters event tickets and sponsorship rights for products and services, including event advertising. These barter transactions are not recognized in the accompanying consolidated financial statements and are not material to the Partnership's financial position or results of operations.

 Income Taxes

     No provision for federal or state income taxes is necessary in the financial statements of the Partnership because, as a partnership, it is not subject to federal or state income taxes and the tax effect of its activities accrues to the partners.

 Prepaid Expenses

     Prepaid expenses include show advances and deposits, event advertising costs and other costs directly related to future events. Such costs are charged to operations upon completion of the related events.

     As of September 30, 1996 and 1997, prepaid expenses included event advertising costs of $160,000 and $137,000, respectively. The Partnership recognized event advertising expenses of $5,815,000, $6,439,000 and $6,569,000 in cost of sales for the year ended October 31, 1995, the eleven months ended September 30, 1996, and the year ended September 30, 1997, respectively.

 Other Assets

     The Partnership incurs certain costs in identifying and selecting potential sites for amphitheater development. All costs incurred by the Partnership during the initial site selection phase are expensed as incurred. Certain incremental start-up costs that are incurred after a decision has been made to develop a site are capitalized as preoperating costs. After an amphitheater is fully developed, these preoperating costs are amortized on a straight-line basis over a five-year period.

     Contract acquisition costs include fees associated with securing a contract with a booking agent for one of the Partnership's amphitheaters. These costs are amortized on a straight-line basis over the life of the contract which is 10 years.

 Property and Equipment

     Property and equipment is stated at cost. Repair and maintenance costs are expensed as incurred. Interest incurred in connection with the construction of an amphitheater is capitalized as part of the cost of the amphitheater. During 1995 and 1996, the Partnership capitalized interest in connection with the construction of amphitheaters of $645,000 and $161,000, respectively. No interest was capitalized in 1997.

     Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the term of the lease. Other property and equipment is depreciated on a straight-line basis over the estimated useful lives of the assets. A summary of the principal ranges of useful lives used in computing the annual provision for depreciation and amortization is as follows:




                                        RANGE OF YEARS
                                       ---------------
   Buildings .......................       27-31.5
   Leasehold improvements ..........       5-31.5
   Equipment .......................         3-7
   Furniture and fixtures ..........        5-10

     The Partnership evaluates on an ongoing basis whether events and circumstances indicate that the estimated useful lives of property and equipment warrant revision. The Partnership adopted Statement

                               PAVILION PARTNERS
of Financial Accounting Standard (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in 1997. The adoption of SFAS No. 121 did not have a material effect on the Partnership's financial position or results of operations.

 Fair Value of Financial Instruments

     The carrying amounts of the Partnership's financial instruments approximate their fair value at September 30, 1996 and 1997.

 Statement of Cash Flows

     The Partnership considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Interest paid was $2,319,000, $3,652,000 and $3,917,000 for 1995, 1996 and 1997, respectively.
During the year ended October 31, 1995, the Partnership issued a note payable with a fair value of $1,300,000 to a vendor in exchange for certain equipment with a fair value which approximated the amount of the note. During 1997, the Partnership contributed or licensed the assets and liabilities of the Glen Helen Amphitheatre into the new WAP Partnership in which it holds a 50 percent interest. The net book value of the investment made in the WAP Partnership was $54,000.

 Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the Partnership to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Reclassifications

     Certain amounts in the 1995 and 1996 consolidated financial statements have been reclassified to conform to the 1997 presentation.

 Interim Financial Information

     The interim financial data as of December 31, 1997 and for the three-month periods ended December 31, 1996 and 1997 is unaudited and certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. However, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.


3. PARTNERSHIP AGREEMENT:

     The Partnership agreement provides, among other things, for the following:


 Contributions and Project Loans

     In addition to the initial contributions as discussed in Note 1, the partners are obligated to contribute, in proportion to their respective Partnership interests, any deficiency in the funding for the construction of each approved amphitheater development or any operational shortfall, as defined in the Partnership agreement. No such funding was required in 1995, 1996 or 1997.

     In addition, AEP is responsible for providing project financing, as defined, for each approved amphitheater development. To the extent AEP does not fulfill this responsibility, AEP must indemnify, defend and hold harmless the Partnership from all claims, demands, liabilities or other losses (including the loss of any earnest money deposits and any reasonable attorneys' fees) which might result from AEP's failure to provide such project loan.

                               PAVILION PARTNERS

 Income Allocation


     In general, all of the Partnership's income is allocated to the partners in proportion to their respective Partnership interests. However, PACE receives a priority allocation of net income, as defined in the Partnership agreement, until the cumulative amount of such allocations is equal to $2,000,000 increased by 7 percent of the unpaid allocation on the last day of each fiscal year. Any such allocation of net income to PACE is distributed in the following year. The priority allocation of net income to PACE for 1995, 1996 and 1997 was approximately $767,000, $716,000 and $119,000, respectively. This allocation obligation was fully satisfied with the distribution of the fiscal 1997 income allocation amount during October 1997.

     AEP is entitled to receive a priority allocation of net income once a loan related to an amphitheater contributed by Blockbuster is repaid. At September 30, 1997, the loan balance is $7,905,000 and is payable in quarterly installments with a balloon payment due at its maturity on April 1, 2004. The priority allocation of net income is equal to 65 percent of the cash flow attributable to the amphitheater, as defined in the Partnership agreement. The cumulative priority allocation of net income to AEP is limited to $7,000,000. No such allocation was made in 1995, 1996 or 1997.

     On November 1 of each calendar year, the executive committee of the Partnership determines if any excess cash exists in the Partnership's accounts above what is necessary to fund future operations and obligations. Any such excess cash may be distributed to the partners in proportion to their respective interests in the Partnership. No distributions of excess cash flow have been made.


4. PROPERTY AND EQUIPMENT:

     The components of the Partnership's property and equipment are as follows (in thousands):




                                                                SEPTEMBER 30
                                                             -------------------
                                                                1996      1997
                                                             --------- ---------
   Property ................................................  $   695   $   695
   Buildings ...............................................   10,817    10,817
   Leasehold improvements ..................................   53,148    53,826
   Equipment ...............................................    5,007     4,488
   Furniture and fixtures ..................................      705       722
   Construction in progress ................................       --       786
                                                              -------   -------
                                                               70,372    71,334
   Less--Accumulated depreciation and amortization .........    9,080    11,396
                                                              -------   -------
                                                              $61,292   $59,938
                                                              =======   =======

     Depreciation and amortization expense associated with property and equipment for 1995, 1996 and 1997 was $1,905,000, $2,693,000 and $3,179,000,
respectively.

     Assets under capital lease included above are as follows (in thousands):




                                                 SEPTEMBER 30
                                             --------------------
                                                1996       1997
                                             ---------  ---------
   Building ...............................   $5,333     $5,333
   Furniture and equipment ................      841        841
                                              ------     ------
                                               6,174      6,174
   Less--Accumulated depreciation .........    2,068      2,237
                                              ------     ------
                                              $4,106     $3,937
                                              ======     ======

                               PAVILION PARTNERS

     Amortization expense associated with assets under capital lease for 1995, 1996 and 1997 was $169,000, $156,000 and $169,000, respectively.


5. OTHER ASSETS:


     Other assets consist of the following (in thousands):




                                                                                     SEPTEMBER 30
                                                                                 --------------------
                                                                                    1996       1997
                                                                                 ---------  ---------
   Preoperating costs, net of accumulated amortization of $2,092,000 and
     $1,094,000, respectively..................................................   $2,153     $1,709
   Investment in unconsolidated partnerships ..................................    1,302      2,797
   Contract acquisition costs, net of accumulated amortization of $45,000 and
     $129,000, respectively ...................................................      624        815
   Other ......................................................................      347        402
                                                                                  ------     ------
                                                                                  $4,426     $5,723
                                                                                  ======     ======

     During 1995, 1996 and 1997, the Partnership recognized equity in earnings of unconsolidated partnerships of $263,000, $129,000 and $1,592,000, respectively, which is included in other operating revenues.


6. ACCRUED LIABILITIES:


     Accrued liabilities consist of the following (in thousands):




                                                      SEPTEMBER 30
                                                  --------------------
                                                    1996        1997
                                                  --------   ---------
   Interest ...................................    $  544     $  522
   Rent .......................................       638        580
   Taxes ......................................       748        613
   Litigation expenses and settlement .........     1,873         --
   Insurance ..................................     1,216      1,656
   Other ......................................     3,093      3,660
                                                   ------     ------
                                                   $8,112     $7,031
                                                   ======     ======

     Accrued liabilities do not include accrued interest on the notes payable to Blockbuster (see Note 7). Such accrued interest, which is included in accounts payable, related parties, was $1,082,000 and $1,601,000 as of September 30, 1996 and 1997, respectively.

                               PAVILION PARTNERS

7. NOTES PAYABLE:


     Notes payable to third parties consist of the following (in thousands):




                                                                           SEPTEMBER 30
                                                                      -----------------------
                                                                         1996         1997
                                                                      ----------   ----------
   Note payable to a bank, interest at LIBOR plus 0.18% (6% at
     September 30, 1996 and 1997), payments due semiannually
     with a balloon payment due on maturity in July 2005,
     guaranteed by Sony ...........................................    $13,122      $12,573
   Note payable to a bank, interest at 8.35% through July 2002 and
     LIBOR plus 0.18% thereafter, due in July 2005, guaranteed by
     Sony .........................................................     10,000       10,000
   Note payable to a bank, interest at LIBOR plus 0.85% (6.78% at
     September 30, 1996 and 1997), payments due annually with a balloon payment due on maturity in December 2005,
     guaranteed by Blockbuster and Sony ...........................      7,732        7,575
   Note payable to a bank, interest at prime minus 105 basis points
     (7.2% and 7.45% at September 30, 1996 and 1997,
     respectively), payments due quarterly with a balloon payment
     due on maturity in April 2000, guaranteed by Sony ............      6,449        6,356
   Note payable to a bank, interest at 9.46%, payments due
     quarterly with a balloon payment due on maturity in
     December 1999, guaranteed by Sony ............................      3,958        3,914
   Note payable to a vendor, interest imputed at 8.98%, payments
     due weekly through May 2005 ..................................      1,826        1,671
   Other notes payable to vendors, interest at fixed rates ranging from 8.2% to 10.72%, due in equal installments with final
     maturities ranging from December 1996 through
     February 2006 ................................................      2,040        1,591
                                                                       -------      -------
     Total ........................................................     45,127       43,680
   Less--Current maturities .......................................      1,447        1,488
                                                                       -------      -------
     Noncurrent portion ...........................................    $43,680      $42,192
                                                                       =======      =======
   Note payable to a related party consist of the following (in thousands):
                                                                             SEPTEMBER 30
                                                                      --------------------------
                                                                        1996         1997
                                                                      --------     --------
   Note payable to Blockbuster, interest at 7%, payments due
     quarterly with a balloon payment due on maturity in
     April 2004, secured by property and equipment with a net
     book value of $6,212 .........................................    $ 7,905      $ 7,905
   Less--Current maturities .......................................        637          880
                                                                      --------     --------
     Noncurrent portion ...........................................    $ 7,268      $ 7,025
                                                                      ========     ========

     The terms of contracts with concessionaires such as food and beverage vendors generally require the vendors to make a significant initial payment to the Partnership at the time of the construction of an amphitheater. These advances are repayable in periodic installments from amounts otherwise due to the Partnership under the concession contracts. As of September 30, 1997, the notes payable to

                               PAVILION PARTNERS
vendors under such arrangements had a weighted-average effective interest rate of 9.15 percent. The Partnership's weighted-average interest rate on notes payable to banks was 7.3 percent on September 30, 1997.

     Interest expense on the note payable to a related party was $547,000, $489,000 and $519,000 for 1995, 1996 and 1997, respectively. Principal and interest on the note payable to a related party have not been paid as accounts receivable, related parties from Blockbuster remain outstanding.

     As of September 30, 1997, scheduled maturities of notes payable were as follows:



   1998 ...............    $ 2,368
   1999 ...............      1,841
   2000 ...............     11,560
   2001 ...............      1,751
   2002 ...............      1,811
   Thereafter .........     32,254
                           -------
                           $51,585
                           =======

8. LEASE COMMITMENTS:

     The Partnership leases various amphitheaters under operating and capital leases. Initial lease terms are 25 to 60 years with varying renewal periods at the Partnership's option on most leases. A number of the amphitheater leases provide for escalating rent over the lease term. Rental expense on operating leases is recognized on a straight-line basis over the life of such leases. The majority of the amphitheater leases provide for contingent rentals, generally based upon a percentage of gross revenues, as defined in the respective lease agreements. Minimum rental expense associated with operating leases for 1995, 1996 and 1997 was $648,000, $2,353,000 and $2,612,000, respectively. Contingent rental expense associated with operating leases for 1995, 1996 and 1997 was $2,407,000, $2,515,000 and $2,571,000, respectively. Contingent rental expense associated with capital leases for 1995, 1996 and 1997 was $144,000, $155,000 and $149,000, respectively.

     Minimum rental commitments on long-term capital and operating leases at September 30, 1997, were as follows (in thousands):




                                                         CAPITAL     OPERATING
                                                          LEASES      LEASES
                                                        ---------   ----------
   Year ending September 30--
    1998 ............................................    $   757     $ 2,902
    1999 ............................................        757       3,056
    2000 ............................................        756       3,148
    2001 ............................................        757       3,248
    2002 ............................................        757       3,297
    Thereafter ......................................      9,714      54,693
                                                         -------     -------
                                                          13,498     $70,344
                                                                     =======
   Less--Amount representing interest ...............      7,383
                                                         -------
   Present value of minimum rental payments .........      6,115
   Less--Current portion ............................        126
                                                         -------
   Noncurrent portion ...............................    $ 5,989
                                                         =======

9. RELATED PARTIES:

     The responsibility for the day-to-day business and affairs of the Partnership has been delegated by the partners to a managing director and support staff employed by PACE Entertainment

                               PAVILION PARTNERS

Corporation and its subsidiaries. PACE Entertainment Corporation and its subsidiaries provide the Partnership with management and consulting services in connection with the development, construction, maintenance and operation of amphitheaters owned or leased by the Partnership. The Partnership paid $1,650,000, $1,687,000 and $1,968,000 during 1995, 1996 and 1997, respectively, to PACE Entertainment Corporation as reimbursement for the costs of these services.

     The Partnership paid PACE Music Group (PMG), a subsidiary of PACE Entertainment Corporation, $289,000, $225,000 and $395,000 during 1995, 1996 and 1997, respectively, for services provided by PMG as a local presenter at one of the Partnership's amphitheaters.

     Accounts receivable from and accounts payable to related parties at September 30, 1997, of $3,878,000 and $3,948,000, respectively, relate to amounts owed to and due from the partners arising from the formation of the Partnership and general and administrative expenses paid by or on behalf of the Partnership.

     Notes receivable, related parties consist of two notes due from AEP which bear interest at 5.62 percent per annum and matured April 1, 1997. Principal payments on the notes are due upon request by the Partnership in order to fund the construction of proposed amphitheaters. Interest on the partners' notes amounted to $192,000, $63,000 and $68,000 for 1995, 1996 and 1997,
respectively.


10. COMMITMENTS AND CONTINGENCIES:

 Commitments

     The Partnership guarantees 50 percent of a $2,305,000 promissory note issued by its 50 percent equity partner in the Starwood Amphitheater. The note matures on June 1, 2003.

     The Partnership has committed to fund certain renovation work at one of its amphitheaters in proportion to its 662/3 percent partnership interest in that amphitheater. The renovations are to include increasing seating capacity and upgrading the amphitheater's concession plazas and parking facilities. The total budget for these renovations is approximately $11.0 million of which $5.0 million will be funded by the minority partner and a note payable to vendor, therefore the Partnership's funding commitment is approximately $6.0 million.

     The Partnership maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. Management performs periodic evaluations of the relative credit standards of the financial institutions with which it deals. Additionally, the Partnership's cash management and investment policies restrict investments to low-risk, highly liquid securities. Accordingly, management does not believe that the Partnership is currently exposed to any significant credit risk on cash and cash equivalents.

     The Partnership is subject to other claims and litigation arising in the normal course of its business. The Partnership does not believe that any of these proceedings will have a material adverse effect on its financial position or results of operations.

     The Partnership was previously named as a defendant in a case filed in Wake County, North Carolina (Promotion Litigation). There were several defendants named in the litigation with various causes of action asserted against one or more of each of the defendants, including (a) breach of alleged contract, partnership, joint venture and fiduciary duties between certain of the defendants and Pro Motion Concerts, (b) constructive fraud, (c) interference with prospective advantage, (d) unfair trade practices, (e) constructive trust and (f) unjust enrichment. The essence of the plaintiff's claims was that certain of the defendants agreed to enter into a partnership with the plaintiffs for the development and operation of an amphitheater. On May 1, 1997, the Promotion Litigation was settled. All defendants were fully and finally released with prejudice from any and all claims and causes of action. Although the defendants believe that they would have prevailed at a trial of the Promotion

                               PAVILION PARTNERS

Litigation, the defendants chose to settle rather than risk the uncertainties of a trial. The defendants did not acknowledge or admit any liability. The settlement called for payments to plaintiffs totaling $4.5 million, of which $1.0 million was paid by the Partnership. The Partnership recorded litigation settlement expense of $1.0 million at September 30, 1996. The settlement was paid during May 1997.

 Change in Control Provisions

     The Partnership has entered into numerous leases and other contracts in the ordinary course of business. Certain of these agreements either contain restrictions on their assignability or would require third-party approval of a change in control of the Partnership.

 Employment Agreements

     The Partnership has employment agreements with certain key employees. Such agreements generally provide for minimum salary levels, guaranteed bonuses and incentive bonuses which are payable if specified financial goals are attained. As of September 30, 1997, the Company's minimum commitment under these agreements were as follows (in thousands):



   For the year ending September 30--
   1998 .............................    $335
   1999 .............................     177

 Insurance

     The Partnership carries a broad range of insurance coverage, including general liability, workers' compensation, employee health coverage and umbrella policies. The Partnership carries deductibles of up to $10,000 per occurrence for general liability claims. The Partnership has accrued for estimated potential claim costs in satisfying the deductible provisions of the insurance policies for claims occurring through September 30, 1997. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

11. SUBSEQUENT EVENTS:

     In December 1997, the managing partner and its shareholders entered into an agreement whereby the shareholders would sell their interests in PACE Entertainment Corporation to SFX Entertainment, Inc. (SFX Transaction). Closing is subject to certain conditions, including the approval of third parties.

     On December 19, 1997, the PACE Entertainment Corporation entered into an agreement to purchase Blockbuster's 33 1/3 percent interest in the Partnership (Blockbuster Transaction) for $4,171,000 in cash, $2,940,000 in assumed liabilities and the assumption of certain indemnification obligations of Blockbuster under the Partnership agreement. In addition, PACE Entertainment Corporation has agreed to purchase the note payable to Blockbuster with a balance of $9,507,000, including accrued interest of $1,601,000, at September 30, 1997. The transaction is contingent on, among other things, obtaining acceptable financing including the release of Blockbuster from certain debt obligations and the approval of Sony.

     On December 22, 1997, PACE Entertainment Corporation entered into an agreement to purchase Sony's 33 1/3 percent interest in the Partnership (Sony Transaction) for $27,500,000 in cash. The transaction is contingent on, among other things, government approval and obtaining acceptable financing including the release of Sony from certain debt obligations (see Note 7).

12. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT (UNAUDITED)

     Effective February 25, 1998, the SFX Transaction, Blockbuster Transaction and Sony Transaction closed. In conjunction with the closing, SFX purchased or retired approximately $38 million of the Partnership's outstanding notes payable.

                        REPORT OF INDEPENDENT AUDITORS

The Boards of Directors
Contemporary Group


     We have audited the accompanying combined balance sheets of Contemporary Group as of December 31, 1997 and 1996 and the related combined statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Contemporary Group at December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



                                                      Ernst & Young LLP




New York, New York
May 22, 1998

                              CONTEMPORARY GROUP


                            COMBINED BALANCE SHEETS






                                                                                 DECEMBER 31
                                                                       --------------------------------
                                                                             1996             1997
                                                                       ---------------   --------------
ASSETS
Current assets:
 Cash ..............................................................    $  2,972,409      $10,427,805
 Accounts receivable ...............................................       4,067,444        7,672,187
 Notes receivable - related party ..................................              --        1,000,000
 Prepaid expenses and other current assets .........................         272,105          210,640
                                                                        ------------      -----------
Total current assets ...............................................       7,311,958       19,310,632
Property and equipment, at cost, less accumulated depreciation and
 amortization of $2,723,986 in 1996 and $3,264,972 in 1997 .........       2,438,210        2,813,902
Reimbursable event costs ...........................................         474,469          152,617
Deferred event expenses ............................................         250,973          402,460
Investment in Riverport ............................................       4,934,513        5,436,717
Other assets .......................................................         120,256          199,518
                                                                        ------------      -----------
Total assets .......................................................    $ 15,530,379      $28,315,846
                                                                        ============      ===========
LIABILITIES AND COMBINED STOCKHOLDERS' EQUITY
Current liabilities:
 Accrued compensation and bonuses ..................................    $  2,906,153      $ 6,721,459
 Accrued expenses and other current liabilities ....................       1,994,036        6,169,861
 Accounts payable ..................................................       1,733,676        1,347,539
 Current portion of note payable ...................................         667,138        1,075,000
                                                                        ------------      -----------
Total current liabilities ..........................................       7,301,003       15,313,859
Deferred revenue and other liabilities .............................       2,586,880        5,570,295
Note payable, less current portion .................................       1,659,723          739,424
Combined stockholders' equity ......................................       3,982,773        6,692,268
                                                                        ------------      -----------
Total liabilities and combined stockholders' equity ................    $ 15,530,379      $28,315,846
                                                                        ============      ===========

                            See accompanying notes.

                              CONTEMPORARY GROUP


                       COMBINED STATEMENTS OF OPERATIONS






                                                               YEAR ENDED DECEMBER 31
                                                 --------------------------------------------------
                                                      1995             1996              1997
                                                 --------------   --------------   ----------------
Operating revenues:
 Event promotion revenue .....................    $39,159,137      $38,023,454       $ 48,057,060
 Marketing revenue ...........................      7,670,138       12,969,621         30,195,359
 Other event revenue .........................      8,813,999        8,859,218         10,800,118
                                                  -----------      -----------       ------------
                                                   55,643,274       59,852,293         89,052,537
Cost of revenue ..............................     44,240,953       46,410,935         66,940,088
                                                  -----------      -----------       ------------
                                                   11,402,321       13,441,358         22,112,449
Operating expenses:
 Salary and bonus expense ....................      5,944,644        8,010,991         18,992,476
 Depreciation and amortization ...............        559,980          566,573            540,986
 General and administrative expenses .........      3,468,742        3,767,111          4,887,615
                                                  -----------      -----------       ------------
                                                    9,973,366       12,344,675         24,421,077
Income (loss) from operations ................      1,428,955        1,096,683         (2,308,628)
Other income (expense):
 Interest income .............................        226,024          158,512            201,310
 Interest expense ............................       (140,773)        (213,658)          (192,130)
 Loss on asset disposal ......................             --               --            (84,261)
 Equity in income of Riverport ...............      1,332,898          822,716          1,002,204
                                                  -----------      -----------       ------------
                                                    1,418,149          767,570            927,123
                                                  -----------      -----------       ------------
Income before income taxes ...................      2,847,104        1,864,253         (1,381,505)
Federal and state taxes ......................         20,677           35,367                 --
                                                  -----------      -----------       ------------
Net income (loss) ............................    $ 2,826,427      $ 1,828,886       $ (1,381,505)
                                                  ===========      ===========       ============

                            See accompanying notes.

                              CONTEMPORARY GROUP


                       COMBINED STATEMENTS OF CASH FLOWS






                                                                               YEAR ENDED DECEMBER 31
                                                                ----------------------------------------------------
                                                                      1995              1996              1997
                                                                ---------------   ---------------   ----------------
OPERATING ACTIVITIES
Net income ..................................................    $  2,826,427      $  1,828,886       $ (1,381,505)
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Depreciation and amortization ..............................         559,980           566,573            540,986
 Loss on asset disposal .....................................              --                --             84,261
 Non cash interest expense ..................................         142,068           148,113            154,701
 Equity in income of Riverport, net of distributions
   received .................................................         (82,897)         (222,716)          (502,204)
 Changes in operating assets and liabilities:
   Accounts receivable ......................................      (1,451,090)         (659,486)        (3,604,743)
   Prepaid expenses and other current assets ................        (331,184)          225,754             61,465
   Reimbursable event costs .................................         (75,913)         (361,599)           321,852
   Deferred event expenses ..................................         (15,608)          (45,150)          (151,487)
   Other assets .............................................          (1,575)          (29,923)           (79,262)
   Accounts payable .........................................         398,369           970,553           (386,137)
   Accrued compensation and bonuses .........................         665,488           954,175          3,815,306
   Accrued expenses and other current liabilities ...........         907,053           301,652          4,175,825
   Deferred revenue .........................................      (1,569,486)          245,216          3,227,827
   Other liabilities ........................................              --           162,860           (244,412)
                                                                 ------------      ------------       ------------
Net cash provided by operating activities ...................       1,971,632         4,084,908          6,032,473
INVESTING ACTIVITIES
Loan to related party .......................................              --                --         (1,000,000)
Purchase of property and equipment ..........................        (281,306)       (1,159,382)        (1,063,848)
Proceeds from sale of property and equipment ................              --                --             62,909
                                                                 ------------      ------------       ------------
Net cash used in investing activities .......................        (281,306)       (1,159,382)        (2,000,939)
FINANCING ACTIVITIES
Borrowings ..................................................         226,970           626,970                 --
Payments of notes payable ...................................         (75,000)         (336,802)          (667,138)
Proceeds received from capital contributions ................              --                --          5,000,000
Distributions paid ..........................................      (2,578,000)       (2,993,000)          (909,000)
                                                                 ------------      ------------       ------------
Net cash provided by (used in) financing activities .........      (2,426,030)       (2,702,832)         3,423,862
                                                                 ------------      ------------       ------------
Net increase in cash ........................................        (735,704)          222,694          7,455,396
Cash at beginning of period .................................       3,485,419         2,749,715          2,972,409
                                                                 ------------      ------------       ------------
Cash at end of period .......................................    $  2,749,715      $  2,972,409       $ 10,427,805
                                                                 ============      ============       ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest ......................................    $     24,000      $    143,271       $     37,421
                                                                 ============      ============       ============
Cash paid for income taxes ..................................    $     45,805      $     34,550       $     27,077
                                                                 ============      ============       ============

                            See accompanying notes.

                              CONTEMPORARY GROUP


                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY


                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995




Balance, January 1, 1995 .................................    $  4,898,460
 Distributions to stockholders ...........................      (2,578,000)
 Net income for the year ended December 31, 1995 .........       2,826,427
                                                              ------------
Balance, December 31, 1995 ...............................       5,146,887
 Distributions to stockholders ...........................      (2,993,000)
 Net income for the year ended December 31, 1996 .........       1,828,886
                                                              ------------
Balance, December 31, 1996 ...............................       3,982,773
 Distributions to stockholders ...........................        (909,000)
 Capital contributions ...................................       5,000,000
 Net loss for the year ended December 31, 1997 ...........      (1,381,505)
                                                              ------------
Balance, December 31, 1997 ...............................    $  6,692,268
                                                              ============

                            See accompanying notes.

                              CONTEMPORARY GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


 Principles of Combination

     The accompanying combined financial statements include the accounts of Contemporary International Productions Corporation, Contemporary Productions Incorporated, Contemporary Marketing, Inc. ("CMI"), Contemporary Sports Incorporated, Innovative Training and Education Concepts Corporation, n/k/a Contemporary Group, Inc., Contemporary Investments Corporation ("CIC"), Contemporary Investments of Kansas, Inc., Continental Entertainment Associates, Inc., Dialtix, Inc., and Capital Tickets L.P. (collectively, the "Contemporary Group" or the "Companies"). Intercompany transactions and balances among these companies have been eliminated in combination. The Companies are subject to common ownership and to the transaction described in Note 8.

     The Contemporary Group is a live entertainment and special events producer, venue operator and consumer marketer. Income from operations originates from the operation of the concert division which earns promotion income in two ways: either a fixed fee for organizing and promoting an event or an arrangement that entitles it to a profit percentage based on a predetermined formula. The Companies recognize revenue from the promotion of events when earned, which is generally upon exhibition. The Companies record commissions on booking acts as well as sponsorship and concession income as other event revenues.

     CIC is a 50% partner in Riverport Performing Arts Centre Joint Venture ("Riverport"), a Missouri general partnership which operates a 20,000 seat outdoor amphitheater located in St. Louis, Missouri. The investment in Riverport is recorded under the equity method of accounting.


 Income Taxes

     As of December 31, 1997, all of the entities combined are either "S Corporations" or partnerships and therefore no tax provision has been provided. In 1996 and 1995, certain of the entities were "C Corporations" for which a tax provision has been provided.

     For the year ended December 31, 1996 and 1995, with respect to the "C Corporations," the total provision for income taxes is $35,367 and $20,677 respectively.

     Certain of the "C Corporations" filed elections to be treated as "S Corporations" beginning January 1, 1997. Therefore, with respect to such corporations, no provision for income taxes has been provided for the year ended December 31, 1997. These Companies have subsequently revoked the election to be taxed as "S Corporations", effective January 1, 1998.


 Accounts Receivable

     Accounts receivable consist of amounts due from ticket vendors, venue box offices and customers of marketing services. Management considers these accounts receivable as of December 31, 1997, 1996 and 1995 to be collectible; accordingly, no allowance for doubtful accounts is recorded.


 Revenue Recognition

     Deferred revenue relates primarily to an advance on future concession revenues which is evidenced by a noninterest bearing note payable and advances on marketing services. Payments collected in advance are recognized as income as events occur or services are provided. Reimbursable event costs represent amounts paid by the Companies on behalf of co-promoters and other parties with interests in the events which will be reimbursed by such parties.

     Sales under long-term contracts for the Company's marketing division are recorded under the percentage-of-completion method, wherein revenues and estimated costs are recorded as the work is performed.

                              CONTEMPORARY GROUP

 Significant Customer

     CMI's most significant customer is AT&T, which provided approximately 23% and 12% of the Companies' combined revenues for the years ended December 31, 1997 and 1996, respectively. In March 1998, AT&T has indicated that it will no longer be using the services of CMI.


 Advertising Costs

     Advertising costs are expensed as incurred. For the year ended December 31, 1997, 1996 and 1995, advertising costs were $115,634 and $71,879 and
$44,226, respectively.


 Property and Equipment

     Property and equipment is recorded at cost. Depreciation is computed on either the straight-line method or accelerated methods over the estimated useful lives of the assets or the term of the related lease as follows:



          Furniture, fixtures and equipment ......... 5-7 years
          Land improvements ......................... 15 years
          Leasehold improvements .................... 10 years

 Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


 Reclassification

     Certain prior year amounts in the financial statements have been reclassified to conform with the current year's presentation.


2. INVESTMENTS

     The following is a summary of the financial position and results of operations of Riverport as of and for the year ended December 31, 1995, 1996 and 1997:




                                                                  YEAR ENDED DECEMBER 31
                                                       ---------------------------------------------
                                                            1995            1996            1997
                                                       -------------   -------------   -------------
   Current assets ..................................   $   350,532     $   473,275     $   284,424
   Property and equipment ..........................    12,388,989      11,815,552      11,188,826
   Other assets ....................................        27,573          16,553              --
                                                       -----------     -----------     -----------
   Total assets ....................................   $12,767,094     $12,305,380     $11,473,250
                                                       ===========     ===========     ===========
   Current liabilities .............................   $ 1,524,364     $ 1,993,981     $   318,028
   Other liabilities ...............................     1,819,136         442,374         281,789
   Partners' capital ...............................     9,423,594       9,869,025      10,873,433
                                                       -----------     -----------     -----------
   Total liabilities and partners' capital .........   $12,767,094     $12,305,380     $11,473,250
                                                       ===========     ===========     ===========
   Revenue .........................................   $15,256,314     $11,693,138     $14,247,109
   Net operating income ............................   $ 3,200,738     $ 1,970,887     $ 2,616,839
   Net income ......................................   $ 2,665,796     $ 1,645,431     $ 2,004,408

                              CONTEMPORARY GROUP

     During the years ended December 31, 1997, 1996 and 1995, CIC received a cash distribution of $500,000, $600,000 and $1,250,000, respectively, from Riverport.


3. NOTES PAYABLE


     In November 1995, the Company obtained a $750,000 unsecured line of credit with a bank which matured in May 1996. The note bore a rate of interest based on the prime lending rate (8.75% in 1995). At December 31, 1995, $226,970 was outstanding under this line of credit.


     At December 31, 1997, 1996 and 1995, CIC held a $2,322,500 non interest-bearing note payable to its partner in Riverport. The carrying value of the note was $1,814,424, $1,734,723 and $1,661,610 at December 31, 1997,
1996 and 1995, respectively, which includes imputed interest at a rate of approximately 9%. The note, which was payable in installments through December 1, 2000 and was secured by CIC's investment in Riverport, was repaid in 1998 in connection with the transaction described in Note 8.


     At December 31, 1996, the Companies had a $592,138 bank note payable which bore interest based on the prime lending rate (8.25% in 1996, 8.5% in 1997) and was repaid in full during 1997.


4. COMMON STOCK


     The Companies' stock and tax status for 1997 are as follows:




                                                          TAX           SHARES        SHARES       PAR
                                                         STATUS       AUTHORIZED      ISSUED      VALUE
                                                     -------------   ------------   ----------   ------
   Contemporary International Productions
     Corporation .................................   S-Corp.            30,000            10      $  1
   Contemporary Productions Incorporated .........   S-Corp.            30,000           100      $  1
   Contemporary Marketing, Inc. ..................   S-Corp.            30,000           100      $  1
   Contemporary Sports, Incorporated .............   S-Corp.            30,000           100      $  1
   Innovative Training and Education
     Concepts Corporation n/k/a
     Contemporary Group, Inc. ....................   S-Corp.            30,000           100      $  1
   Contemporary Investments Corporation ..........   S-Corp.            30,000           200      $  1
   Contemporary Investments of Kansas, Inc.          S-Corp.            30,000        30,000      $  1
   Continental Entertainment Associates, Inc.        C-Corp.               300             6      $100
   Dialtix, Inc. .................................   S-Corp.               300             6      $100
   Capital Tickets L.P. ..........................   Partnership          N/A           N/A        N/A

5. COMMITMENTS AND CONTINGENCIES


 Leases


     The Companies lease office facilities and concert venues under noncancellable leases which expire at various dates through 2004. Such leases contain various operating escalations and renewal options.


     Total rent expense for the years ended December 31, 1997, 1996 and 1995 was $705,489, $818,123 and $734,785, respectively.

                              CONTEMPORARY GROUP

     Future minimum lease payments under noncancellable operating leases as of December 31, 1997 are as follows:



  1998 .........................    $  858,757
  1999 .........................       863,757
  2000 .........................       440,050
  2001 .........................       264,000
  Thereafter ...................       317,000
                                    ----------
                                    $2,743,564
                                    ==========

 Compensation

     During 1996, CMI entered into an employment agreement with one of its employees which provided her rights to future cash payments based on the fair value of CMI, as defined. These rights would vest on January 1, 2002 or upon the occurrence of certain transactions, including a change of control. On December 31, 1997, in connection with an amendment to her employment agreement, the rights became fully vested and CMI paid this employee $1,329,284. In addition, she is entitled to receive as a bonus $2,854,899 under the amendment, which will be paid in 1998 and is accrued at December 31, 1997.


 Litigation

     The Companies are party to various legal proceedings generally incidental to their businesses. Although the ultimate disposition of these proceedings is not presently determinable, management, after discussions with counsel, does not expect the outcome of these proceedings to have a material adverse effect on the financial condition of the Companies.


6. EMPLOYEE RETIREMENT PLAN

     In January 1992, the Companies began a retirement plan for their employees under Section 401(k) of the Internal Revenue Code. All employees are eligible to participate once they obtain the minimum age requirement of 21 years and have satisfied the service requirement of one year with the Companies. Participant contributions are subject to the limitations of Section 402(g) of the Internal Revenue Code. The Companies contribute to participant employees' accounts at the rate of 25% of the first 5% of the participating employees' contributions. During the years ended December 31, 1997, 1996 and 1995, the Companies contributions totaled approximately $37,769, $25,600 and $18,887, respectively.


7. RELATED PARTY TRANSACTIONS

     During 1997, the Company loaned $1,000,000 to its co-presidents. The loans which bore a rate of interest of approximately 5.8% were repaid in full in early 1998.


8. SUBSEQUENT EVENTS

     In February 1998, the owners of the Companies sold 100% of the capital stock of Contemporary International Productions Corporation and the assets of the remaining companies comprising the Contemporary Group, excluding cash and 1997 receivables, to SFX Entertainment, Inc. for an aggregate consideration of $62,300,000 in cash and the issuance of preferred stock which was converted into 1,402,850 shares of SFX Entertainment Class A Common Stock. In connection with this transaction, SFX Entertainment and its affiliates also acquired the 50% interest of Riverport not owned by CIC for $12,585,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Riverport Performing Arts Centre, Joint Venture:

     We have audited the accompanying balance sheets of Riverport Performing Arts Centre, Joint Venture (a Missouri General Partnership) as of December 31, 1997 and 1996, and the related statements of income and changes in partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Joint Venture's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riverport Performing Arts Centre, Joint Venture as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                        ARTHUR ANDERSEN LLP



St. Louis, Missouri,
 February 27, 1998

                RIVERPORT PERFORMING ARTS CENTRE, JOINT VENTURE

               BALANCE SHEETS -- AS OF DECEMBER 31, 1997 AND 1996






                                                             1997              1996
                                                       ---------------   ---------------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents .........................    $    202,251      $     76,231
 Accounts receivable ...............................              --           324,275
 Prepaid expenses and other current assets .........          82,173            72,769
                                                        ------------      ------------
Total current assets ...............................         284,424           473,275
                                                        ------------      ------------
FACILITY:
 Land and leasehold interest .......................       5,156,342         5,156,342
 Buildings and improvements ........................       8,516,251         8,449,225
 Furniture, fixtures and equipment .................       2,293,356         2,218,987
 Less- Allowance for depreciation ..................      (4,777,123)       (4,009,002)
                                                        ------------      ------------
                                                          11,188,826        11,815,552
                                                        ------------      ------------
OTHER ASSETS--Deferred financing fees, net .........              --            16,553
                                                        ------------      ------------
                                                        $ 11,473,250      $ 12,305,380
                                                        ============      ============
LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
 Current maturities of long-term debt ..............    $    160,585      $  1,376,762
 Accounts payable and accrued expenses .............         120,043           453,804
 Deferred income ...................................          37,400           163,415
                                                        ------------      ------------
Total current liabilities ..........................         318,028         1,993,981
LONG-TERM DEBT .....................................         281,789           442,374
                                                        ------------      ------------
                                                             599,817         2,436,355
PARTNERS' EQUITY ...................................      10,873,433         9,869,025
                                                        ------------      ------------
                                                        $ 11,473,250      $ 12,305,380
                                                        ============      ============

      The accompanying notes are an integral part of these balance sheets.

                RIVERPORT PERFORMING ARTS CENTRE, JOINT VENTURE

              STATEMENTS OF INCOME AND CHANGES IN PARTNERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996






                                                              1997              1996
                                                        ---------------   ---------------
REVENUES:
 Show admission .....................................    $  9,901,214      $  8,053,939
 Sponsorships and promotions ........................       1,113,100           914,690
 Concession rental ..................................       1,970,742         1,724,060
 Parking ............................................       1,122,979           843,283
 Other ..............................................         139,074           157,166
                                                         ------------      ------------
   Operating revenues ...............................      14,247,109        11,693,138
                                                         ------------      ------------
EXPENSES:
 Talent .............................................       5,825,962         4,382,735
 Other show expenses ................................       1,866,910         1,706,317
 Advertising and marketing ..........................       1,037,048           887,673
 Producer fees and commissions ......................       1,187,253         1,071,946
 General and administrative .........................       1,713,097         1,673,580
                                                         ------------      ------------
   Operating expenses ...............................      11,630,270         9,722,251
                                                         ------------      ------------
   Net operating income .............................       2,616,839         1,970,887
                                                         ------------      ------------
OTHER EXPENSES (INCOME):
 Depreciation and amortization ......................         779,278           767,258
 Interest, net ......................................          13,167           112,947
 Other income .......................................        (180,014)         (554,749)
                                                         ------------      ------------
   Other expenses, net ..............................         612,431           325,456
                                                         ------------      ------------
   Net income .......................................       2,004,408         1,645,431
PARTNERS' EQUITY AT THE BEGINNING OF PERIOD .........       9,869,025         9,423,594
DISTRIBUTION TO PARTNERS ............................      (1,000,000)       (1,200,000)
                                                         ------------      ------------
PARTNERS' EQUITY AT THE END OF THE PERIOD ...........    $ 10,873,433      $  9,869,025
                                                         ============      ============

        The accompanying notes are an integral part of these statements.

                RIVERPORT PERFORMING ARTS CENTRE, JOINT VENTURE

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996






                                                                         1997              1996
                                                                   ---------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ....................................................    $  2,004,408      $  1,645,431
 Adjustments to reconcile net income to net cash provided by operating activities
   Depreciation and amortization ...............................         779,278           767,258
   Change in accounts receivable ...............................         324,275          (215,712)
   Change in prepaid expenses and other current assets .........          (4,008)           (3,606)
   Change in accounts payable and accrued expenses .............        (333,761)          284,945
   Change in deferred income ...................................        (126,015)          (31,505)
                                                                    ------------      ------------
    Net cash provided by operating activities ..................       2,644,177         2,446,811
                                                                    ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Facility additions ............................................        (141,395)         (182,801)
                                                                    ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayment of debt .............................................      (1,376,762)       (1,160,585)
 Distribution to Partners ......................................      (1,000,000)       (1,200,000)
                                                                    ------------      ------------
    Net cash used in financing activities ......................      (2,376,762)       (2,360,585)
                                                                    ------------      ------------
    Change in cash and cash equivalents ........................         126,020           (96,575)
CASH AND CASH EQUIVALENTS, beginning of year ...................          76,231           172,806
                                                                    ------------      ------------
CASH AND CASH EQUIVALENTS, end of year .........................    $    202,251      $     76,231
                                                                    ============      ============

        The accompanying notes are an integral part of these statements.

                RIVERPORT PERFORMING ARTS CENTRE, JOINT VENTURE

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


1. SIGNIFICANT ACCOUNTING POLICIES:


 Organization

     The Riverport Performing Arts Centre, Joint Venture (the Joint Venture) is a Missouri General Partnership between Contemporary Investments Corporation (Contemporary) and Sverdrup/BRC Joint Venture (formerly Sverdrup/MDRC Joint Venture). The partners each hold a 50% interest in the equity and operations of the Joint Venture. The term of the Joint Venture continues until December 31, 2045. The Joint Venture is the developer, owner and operator of a 20,000 seat outdoor amphitheater located in St. Louis, Missouri. The Joint Venture contracts with popular musical performing artists for the entertainment of its guests. Entertainment is provided during the months of April through October to guests primarily from the St. Louis metropolitan area.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


 Cash and Cash Equivalents

     Cash equivalents consist of investments with a maturity of three months or less when purchased. Cash equivalents are carried at cost, which approximates market. Interest income of $61,199 and $56,708 for 1997 and 1996, respectively, is netted against interest expense in the accompanying statements of income.


 Depreciation and Amortization

     Depreciation is provided using the straight-line method over estimated useful lives of 5 to 20 years. Deferred financing fees are amortized over the life of the related debt.


 Leasehold Interest

     The facility was constructed on land obtained through a leasehold interest that expires on
April 25, 2011. The Sverdrup/BRC Joint Venture sold to Contemporary an undivided 50% interest in the leasehold interest. Concurrently, both Sverdrup/BRC Joint Venture and Contemporary contributed their undivided 50% interests in the leasehold interest into the Joint Venture. Ground rent is $1 per year under the lease with the Joint Venture assigned as landlord.


 Deferred Income

     Deferred income reflects advance sales of season tickets for the subsequent operating season and is amortized into show admission revenues as the subsequent operating season progresses.


 Income Taxes

     Income taxes have not been provided for in the financial statements since the Joint Venture is organized as a partnership, and each partner is liable for its own tax payments.

                RIVERPORT PERFORMING ARTS CENTRE, JOINT VENTURE

2. LONG-TERM DEBT

     Notes payable outstanding at December 31 are as follows:




                                                                         1997           1996
                                                                      ----------   -------------
     Mortgage note due in installments through 1997, bearing
       interest at prime plus 1/2% which averaged 8.875% during
       1997 and 1996 ..............................................    $     --     $1,216,178
     Noninterest-bearing note due in installments through 2000.....     442,374        602,958
                                                                       --------     ----------
                                                                        442,374      1,819,136
     Less-Current maturities ......................................     160,585      1,376,762
                                                                       --------     ----------
                                                                       $281,789     $  442,374
                                                                       ========     ==========

     The mortgage note contains covenants that require the Joint Venture to maintain certain financial ratios and also prohibit certain transactions. The mortgage note is secured by buildings, improvements, furniture, fixtures and equipment, limited to the remaining term of the leasehold interest expiring April 25, 2011. The mortgage note was paid off on September 25, 1997. The noninterest-bearing note is secured by all concession equipment. Cash paid for interest totaled $79,391 and $173,172 for 1997 and 1996, respectively.

     Maturities of long-term debt are as follows:



  1998 .........  $160,585
  1999 .........   160,585
  2000 .........   121,204
                  --------
                  $442,374
                  ========

3. CONCESSION RENTAL:

     The Joint Venture rents certain premises at its location for the sale of concessions under a lease that expires in 2000. Rental income is based on a percentage of gross receipts for some products sold and gross margin for other products sold.


4. RELATED-PARTY TRANSACTIONS

     Contempro Group, Inc., an affiliate of Contemporary, provides various services to the Joint Venture. These services include marketing, media placement, sales and show production. Approximately $2,235,000 and $1,766,000 was paid for these services in 1997 and 1996, respectively.

     In addition to the payments described above, the Joint Venture also compensates Contempro Group, Inc. as an agent for the procurement of these services.

     Sverdrup Investments, Inc., an affiliate of Sverdrup/BRC Joint Venture, was paid $36,000 for accounting services in 1997 and $147,000 for accounting and landscaping services in 1996.

     Riverport Trust, an affiliate of Sverdrup/BRC Joint Venture, provides ground maintenance to the tenants of the Riverport complex. The fees charged for these services is based on the total space occupied by the tenant. The Joint Venture paid approximately $62,000 and $73,000 for these services in 1997 and 1996, respectively.

     The Joint Venture had liabilities for related-party transactions and pass-through costs to affiliates of Contemporary totaling approximately $56,000 and $416,000 as of December 31, 1997 and 1996, respectively. The Joint Venture also had receivables for income collected by Contemporary totaling approximately $273,000 as of December 31, 1996.

                RIVERPORT PERFORMING ARTS CENTRE, JOINT VENTURE

5. CONTINGENCIES:


     From time to time, the Joint Venture is a party to certain lawsuits and other claims related to the normal conduct of its business. Management believes that liabilities, if any, resulting from the resolution of pending or threatened proceedings would not materially affect the financial condition or results of operations of the Joint Venture.


6. SUBSEQUENT EVENT:


     On February 27, 1998, Sverdrup/BRC Joint Venture and Contemporary sold their 50% interests in the equity and operations of the Joint Venture to SFX Entertainment, Inc. and Contemporary Acquisition Corporation, respectively.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
The Album Network, Inc.


     We have audited the accompanying combined balance sheets of The Album Network, Inc. and Affiliated Companies as of September 30, 1997 and 1996, and the related combined statements of operations and stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of The Album Network, Inc. and Affiliated Companies at September 30, 1997 and 1996, and the combined results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                            ERNST & YOUNG LLP





November 20, 1997
New York, New York

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                             COMBINED BALANCE SHEET






                                                                                 SEPTEMBER 30,
                                                                        --------------------------------
                                                                             1996              1997
                                                                        --------------   ---------------
ASSETS
Current assets:
 Cash and cash equivalents ..........................................    $    160,453     $    272,423
 Accounts receivable, less allowance for doubtful
  accounts of $153,728 in 1997and $95,450 in 1996 ...................       2,148,159        2,229,237
 Officers' loans receivable .........................................         423,447          390,794
 Prepaid expenses and other current assets ..........................         125,558          234,914
                                                                         ------------     ------------
Total current assets ................................................       2,857,617        3,127,368
Property, plant and equipment, at cost, less accumulated depreciation
 of $1,056,689 in 1997 and $ 914,513 in 1996 ........................         278,898          303,614
Deferred software costs, less accumulated amortization of $106,639 in
 1997 and $45,768 in 1996 ...........................................         172,302          262,061
Other noncurrent assets .............................................          39,477           37,033
                                                                         ------------     ------------
Total assets ........................................................    $  3,348,294     $  3,730,076
                                                                         ============     ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Accrued officers' bonuses ..........................................    $  1,200,000     $  1,251,000
 Accounts payable and other accrued expenses ........................       1,081,469        1,208,424
 Officers' loans payable ............................................         650,000          489,085
 Unearned subscription income .......................................         530,255          406,529
 Taxes payable and other current liabilities ........................         339,551          224,011
 Current portion of long-term debt ..................................         636,723          506,228
                                                                         ------------     ------------
Total current liabilities ...........................................       4,437,998        4,085,277
Long-term debt ......................................................       1,294,133        1,051,881
Deferred income taxes ...............................................         279,434          114,178
Combined stockholders' deficit ......................................      (2,663,271)      (1,521,260)
                                                                         ------------     ------------
Total liabilities and stockholders' deficit .........................    $  3,348,294     $  3,730,076
                                                                         ============     ============

                            See accompanying notes.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1997
                                  (UNAUDITED)






ASSETS
Current assets:
 Cash and cash equivalents ...............................................    $    169,498
 Accounts receivable, less allowance for doubtful
  accounts of $157,682 ...................................................       2,268,205
 Officers' loans receivable ..............................................         406,421
 Prepaid expenses and other current assets ...............................         133,293
                                                                              ------------
Total current assets .....................................................       2,977,417
Property, plant and equipment, at cost, less accumulated depreciation
 of $1,098,747 ...........................................................         307,096
Deferred software costs, less accumulated amortization of $127,116 .......         282,453
Other noncurrent assets ..................................................           9,525
                                                                              ------------
Total assets .............................................................    $  3,576,491
                                                                              ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Accounts payable and other accrued expenses .............................    $  1,346,095
 Officers' loans payable .................................................         717,336
 Unearned subscription income ............................................         558,358
 Taxes payable and other current liabilities .............................         749,108
 Current portion of long-term debt .......................................         635,464
                                                                              ------------
Total current liabilities ................................................       4,006,361
Long-term debt ...........................................................         939,200
Deferred income taxes ....................................................          53,575
Combined stockholders' deficit ...........................................      (1,422,645)
                                                                              ------------
Total liabilities and stockholders' deficit ..............................    $  3,576,491
                                                                              ============

                            See accompanying notes.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                     COMBINED STATEMENTS OF OPERATIONS AND
                             STOCKHOLDERS' DEFICIT






                                                                     YEAR ENDED SEPTEMBER 30,
                                                                -----------------------------------
                                                                      1996               1997
                                                                ----------------   ----------------
OPERATING REVENUES
Advertising revenue .........................................     $  7,040,465       $  7,619,751
Research services revenue ...................................        2,453,026          2,441,703
Direct mail & subscription revenue ..........................        1,791,887          1,837,248
Broadcast revenue ...........................................        2,085,714          2,235,788
Consulting revenue ..........................................          720,000            470,000
Other revenue ...............................................          675,790          1,152,448
                                                                  ------------       ------------
                                                                    14,766,882         15,756,938
Direct costs of revenue .....................................        4,408,997          4,107,328
                                                                  ------------       ------------
                                                                    10,357,885         11,649,610
OPERATING EXPENSES
Officers' salary expense ....................................        3,384,870          3,662,427
Other salary expense ........................................        3,956,910          3,949,715
Depreciation and amortization ...............................          183,976            203,047
General and administrative expenses .........................        2,524,704          2,483,197
                                                                  ------------       ------------
                                                                    10,050,460         10,298,386
                                                                  ------------       ------------
Income from operations ......................................          307,425          1,351,224
OTHER INCOME (EXPENSE)
Interest income--officers' loans ............................           35,000             41,600
Interest income--third party ................................            6,961              1,295
Interest expense--officers' loans ...........................          (35,000)           (55,940)
Interest expense--third party ...............................         (256,164)          (175,490)
                                                                  ------------       ------------
Income before income taxes ..................................           58,222          1,162,689
INCOME TAXES
Provision for income taxes ..................................          211,832             20,678
                                                                  ------------       ------------
Net income (loss) ...........................................         (153,610)         1,142,011
Combined stockholders' deficit at beginning of year .........       (2,509,661)        (2,663,271)
                                                                  ------------       ------------
Combined stockholders' deficit at end of year ...............     $ (2,663,271)      $ (1,521,260)
                                                                  ============       ============

                            See accompanying notes.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                     COMBINED STATEMENT OF OPERATIONS AND
                             STOCKHOLDERS' DEFICIT
                      THREE MONTHS ENDED DECEMBER 31, 1997
                                  (UNAUDITED)






OPERATING REVENUES
Advertising revenue ...........................................    $  1,605,422
Research services revenue .....................................         604,961
Direct mail & subscription revenue ............................         521,851
Broadcast revenue .............................................         825,686
Other revenue .................................................          97,437
                                                                   ------------
                                                                      3,655,357
Direct costs of revenue .......................................       1,056,785
                                                                   ------------
                                                                      2,598,572
OPERATING EXPENSES
Officers' salary expense ......................................         209,424
Other salary expense ..........................................       1,090,662
Depreciation and amortization .................................          62,535
General and administrative expenses ...........................       1,034,159
                                                                   ------------
                                                                      2,396,780
                                                                   ------------
Income from operations ........................................         201,792
OTHER INCOME (EXPENSE)
Interest income--officers' loans ..............................           4,171
Interest income--third party ..................................             169
Interest expense--officers' loans .............................         (15,596)
Interest expense--third party .................................         (26,921)
                                                                   ------------
Income before income taxes ....................................         163,615
INCOME TAXES
Provision for income taxes ....................................          65,000
                                                                   ------------
Net income (loss) .............................................          98,615
Combined stockholders' deficit at beginning of period .........      (1,521,260)
                                                                   ------------
Combined stockholders' deficit at end of period ...............    $ (1,422,645)
                                                                   ============

                            See accompanying notes.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS






                                                                          YEAR ENDED SEPTEMBER 30,
                                                                       ------------------------------
                                                                            1996             1997
                                                                       --------------   -------------
OPERATING ACTIVITIES
Net income .........................................................     $ (153,610)     $1,142,011
Adjustment to reconcile net income to net cash (used in) provided by operating activities:
  Depreciation and amortization ....................................        183,976         203,047
  Provision for doubtful accounts ..................................         13,584          58,278
  Changes in operating assets and liabilities:
   Accounts receivable .............................................       (246,873)       (139,356)
   Prepaid expenses and other current assets .......................        154,120        (109,356)
   Other non current assets ........................................         (3,378)          2,444
   Accounts payable and accrued expenses ...........................         69,816         126,955
   Unearned subscription income ....................................        101,623        (123,726)
   Accrued officers' bonus .........................................        639,000          51,000
   Deferred income taxes ...........................................         39,268        (165,256)
   Taxes payable and other current liabilities .....................        143,423        (115,540)
                                                                         ----------      ----------
Net cash provided by operating activities ..........................        940,949         930,501
                                                                         ----------      ----------
INVESTING ACTIVITIES
Purchase of property and equipment .................................        (65,731)       (166,892)
Deferred software costs ............................................        (97,463)       (150,630)
                                                                         ----------      ----------
Net cash used in investing activities ..............................       (163,194)       (317,522)
                                                                         ----------      ----------
FINANCING ACTIVITIES
Payments on long term debt .........................................       (860,236)       (527,747)
Proceeds from additional debt borrowings ...........................         52,500         155,000
Proceeds from (repayments of) officers' loans, net .................         61,355        (128,262)
                                                                         ----------      ----------
Net cash used in financing activities ..............................       (746,381)       (501,009)
                                                                         ----------      ----------
Net increase in cash and cash equivalents ..........................         31,374         111,970
Cash and cash equivalents at beginning of year .....................        129,079         160,453
                                                                         ----------      ----------
Cash and cash equivalents at end of year ...........................     $  160,453      $  272,423
                                                                         ==========      ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest .............................................     $  304,726      $  190,168
                                                                         ==========      ==========
Cash paid for income taxes .........................................     $   21,375      $   26,316
                                                                         ==========      ==========

                            See accompanying notes.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                       COMBINED STATEMENT OF CASH FLOWS
                      THREE MONTHS ENDED DECEMBER 31, 1997
                                  (UNAUDITED)






OPERATING ACTIVITIES
Net income .........................................................    $     98,615
Adjustment to reconcile net income to net cash (used in) provided by operating activities:
  Depreciation and amortization ....................................          62,535
  Provision for doubtful accounts ..................................           3,954
  Changes in operating assets and liabilities:
   Accounts receivable .............................................         (42,922)
   Prepaid expenses and other current assets .......................         101,621
   Other non current assets ........................................          27,508
   Accounts payable and accrued expenses ...........................         137,671
   Unearned subscription income ....................................         151,829
   Accrued officers' bonus .........................................      (1,251,000)
   Deferred income taxes ...........................................         (60,603)
   Taxes payable and other current liabilities .....................         525,097
                                                                        ------------
Net cash used in operating activities ..............................        (245,695)
INVESTING ACTIVITIES
Purchase of property and equipment .................................         (45,540)
Deferred software costs ............................................         (40,869)
                                                                        ------------
Net cash used in investing activities ..............................         (86,409)
FINANCING ACTIVITIES
Payments on long term debt .........................................        (112,681)
Proceeds from additional debt borrowings ...........................         129,236
Proceeds from officers' loans, net .................................         212,624
                                                                        ------------
Net cash provided by financing activities ..........................         229,179
                                                                        ------------
Net decrease in cash and cash equivalents ..........................        (102,925)
Cash and cash equivalents at beginning of year .....................         272,423
                                                                        ------------
Cash and cash equivalents at end of year ...........................    $    169,498
                                                                        ============

                            See accompanying notes.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

 Principles of Combination

     The accompanying combined financial statements include the accounts of The Album Network, Inc., The Network 40, Inc., The Urban Network, Inc. and In-the-Studio (collectively, the "Companies"). Intercompany transactions and balances among the Companies have been eliminated in combination.

     On August 27, 1997, the board of directors and shareholders of the Companies approved a plan of agreement and merger which provided that The Urban Network, Inc. merge into The Album Network, Inc. (the "Company") effective September 24, 1997. The Companies accounted for the transaction as a merger of companies under common control.

     The Companies publish six music trade magazines, produce rock, urban and top 40 programming specials and manufacture compact disc samplers. They also serve as product marketing advisors to contemporary music talent and their managers in providing creative content and innovative marketing campaigns. In addition, the Companies provide research services for radio station program directors and record label executives. The Companies publishes five print periodicals for rock and top 40 music broadcasters, retailers and music industry executives. The weekly publications are the "Album Network" and the "Network 40". The monthly publications are the "Virtually Alternative" and "Totally Adult" and the quarterly publication is titled "AggroActive." Additionally, "The Urban Network" trade magazine is published each week.

 Revenue Recognition

     The Companies' magazines generate revenue from advertising sales, complemented by subscription sales and incremental direct mail revenue.

     Unearned subscription income represents revenues on subscriptions for which publications have not been delivered to customers as of the balance sheet date. Unearned subscription income at September 30, 1996 also includes unearned income on certain advertising and direct mail packages.

     Revenue from research services is recognized straight-line over the license term or upon the sale of computer software developed for licensees and other customers. Advertising and broadcast revenues are recognized when advertisements are run or aired.

 Furniture and Equipment

     Furniture and equipment are valued at cost less accumulated depreciation. Depreciation is provided on the straight-line and declining balance methods over the estimated useful lives of the assets, as follows:


  Computer hardware ...............   5 years
  Software ........................   5 years
  Furniture and equipment .........   5-7 years
  Leasehold improvements ..........   5 years

 Deferred Software Costs

     Costs incurred to produce software masters and subsequent enhancements to such software are capitalized and amortized over the remaining economic life of the master (generally, five years). Costs of maintenance and customer support are charged to expense when incurred.

 Cash and Cash Equivalents

     The Companies consider all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

 Income Taxes


     Each of the affiliated Companies file a separate tax return. The Album Network, Inc. and the Urban Network, Inc. are "C Corporations." The Network 40, Inc. has elected to be taxed as an "S Corporation". The "S Corporation" election is effective for both federal and state tax purposes. Accordingly all items of income, loss, deduction or credit are reported by the shareholders on their respective personal income tax returns. The corporate tax rate for S Corporations in California is one and one-half percent (1.5%).


 Risks and Uncertainties


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


 Concentration of Credit Risk


     The Company maintains bank balances with City National Bank in excess of the federally insured limit of $100,000.


 Reclassification


     Certain amounts in the financial statements have been reclassified to conform with the current presentations.


 Interim Financial Information


     Financial information as of December 31, 1997 and for the three months ended December 31, 1997 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the results for such period have been included, all adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year.


2. RELATED PARTY TRANSACTIONS


 Officers' Loans


     The Companies have several loan agreements outstanding with its officers in order to satisfy the cash flow needs of operations. The interest rates on the loans to and from the officers range from approximately 10% to 12%.


     At October 1, 1995, the officers owed the Companies $471,918 and the Companies owed the officers $637,116. During the year ended September 30, 1996, the officers repaid $48,471 and loaned the Companies an additional $12,884.


     At October 1, 1996, the officers owed the Companies $423,447 and the Companies owed the officers $650,000. During the year ended September 30, 1997, the officers repaid $32,653 to the Companies and the Companies repaid $160,915 to the officers.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

3. LONG-TERM DEBT

     A summary of long-term debt as of September 30, 1997 and 1996 is as follows:



                                                                               SEPTEMBER 30
                                                                       -----------------------------
                                                                            1996            1997
                                                                       -------------   -------------
Note payable to City National Bank, collateralized by certain equipment and personally guaranteed by the stockholders; payable in monthly installments of $2,917 plus interest at 10.5%; due
 May 1999 ..........................................................    $   96,994      $   62,740
Note payable to City National Bank, personally guaranteed by the stockholders; payable in monthly installments of $41,233 plus interest at 8.75% through January 22, 1997 and at 8.25% thereafter;
 due December 2000.(A) .............................................     1,821,862       1,415,369
Other ..............................................................        12,000          80,000
                                                                        ----------      ----------
                                                                         1,930,856       1,558,109
Less current portion ...............................................       636,723         506,228
                                                                        ----------      ----------
Long-term debt .....................................................    $1,294,133      $1,051,881
                                                                        ==========      ==========

----------
(A) In September 1995 The Album Network, Inc., The Network 40, Inc. and The Urban Network, Inc. entered into a loan agreement with City National Bank for $2,330,000 in connection with a redemption of common stock. Interest was set at 8.75% per year and principal and interest were payable in monthly installments of $57,846 through September 1999. In January 1997, the loan agreement was revised. Interest was reset at 8.25% and monthly payments of $41,233 were extended through December 2000. The principal balance at the date of revision was $1,687,560.


4. COMMON STOCK

     The Companies' stock and tax status at September 30, 1997 are as follows:




                                                                           SHARES
                                                                           ISSUED
                                              TAX           SHARES           AND
                                             STATUS       AUTHORIZED     OUTSTANDING
                                         -------------   ------------   ------------
     The Album Network, Inc. .........      C-Corp.       1,000,000         220
     The Network 40, Inc. ............      S-Corp.         100,000         825
     The Urban Network, Inc. .........      C-Corp.         100,000         825
     In-the-Studio ...................    Partnership         n/a           n/a

5. COMMITMENTS AND CONTINGENCIES

 Leases

     The Companies lease an office facility under noncancellable leases which expire in February 1998.

     Total rent expense for the years ended September 30, 1997 and 1996 under operating leases was $262,812 and $256,026, respectively.

     Future minimum lease payments under noncancellable operating leases as of September 30, 1997 total $121,155, all of which is payable in 1998.


 Other Matters

     As of September 30, 1997, approximately $80,000 was drawn on lines of credit with City National Bank. There were no amounts drawn as of September 30, 1996.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

6. INCOME TAXES


     The Album Network has received a Statutory Notice of Deficiency from the Internal Revenue Service ("IRS") for the years ended September 30, 1994, 1995 and 1996 asserting tax deficiencies resulting primarily from an IRS position that compensation paid to officers was unreasonable and excessive. In total, approximately $3.5 million of adjustments increasing taxable income have been proposed. The total additional tax, penalties and interest through September 30, 1997 related to these adjustments would be approximately $1.8 million. The company has analyzed these matters with tax counsel and believes it has meritorious defenses to the deficiencies asserted by the IRS. The company has filed a petition with the United States Tax Court contesting the asserted liability. While the company believes that a successful defense of this case may be made, in light of the economic burdens of the defense, the company may entertain a settlement for up to $291,000. Accordingly, the company has recorded reserves in such amount, including $23,000, $115,000 and $153,000 for the years ended September 30, 1997, 1996 and prior periods, respectively.


     For the years ended September 30, 1996 and 1997 the provision for income taxes is as follows:




                                  1996           1997
                              -----------   -------------
  Current:
   Federal ................    $129,911      $  143,056
   State ..................      17,710          42,878
                               --------      ----------
    Total .................     147,621         185,934
                               --------      ----------
  Deferred:
   Federal ................      49,764        (150,383)
   State ..................      14,447         (14,873)
                               --------      ----------
    Total .................      64,211        (165,256)
                               --------      ----------
  Total ...................    $211,832      $   20,678
                               ========      ==========

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Companies' deferred tax assets and liabilities as of September 30, 1996 and 1997 are as follows:




                                                         1996         1997
                                                     -----------   ----------
         Deferred tax assets:
          Contributions carryforward .............    $  8,194      $ 10,078
         Deferred tax liabilities:
          Fixed assets ...........................      12,280        11,830
          Intangible assets ......................     275,346       112,424
                                                      --------      --------
          Total deferred tax liabilities .........     287,628       124,254
                                                      --------      --------
         Net deferred tax liabilities ............    $279,434      $114,176
                                                      ========      ========

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

7. EMPLOYEE RETIREMENT PLAN


     In January 1997, the Companies began a retirement plan for their employees under Section 401(k) of the Internal Revenue Code. All employees are eligible to participate once they obtain the minimum age requirement of 21 years, and have satisfied the service requirement of one year with the Companies. Participant contributions are subject to the limitations of Section 402 (g) of the Internal Revenue Code. The Companies contribute monthly to participating employees accounts at the rate of 10% of the participating employees contributions. During the year ended September 30, 1997, the Companies contributions totaled approximately $14,000.


8. SUBSEQUENT EVENTS (UNAUDITED)


     On February 27, 1998, the Company was acquired by SFX Entertainment Inc.

                        REPORT OF INDEPENDENT AUDITORS


The Board of Directors
BG Presents, Inc.


     We have audited the accompanying consolidated balance sheets of BG Presents, Inc. and Subsidiaries as of January 31, 1997 and 1998, and the related consolidated statements of income, cash flows and stockholders' equity for each of the three years in the period ended January 31, 1998. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BG Presents, Inc. and subsidiaries at January 31, 1997 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended January 31, 1998, in conformity with generally accepted accounting principles.




                                              Ernst & Young LLP



New York, New York
March 20, 1998

                      BG PRESENTS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS




                                                                                  JANUARY 31
                                                                        ------------------------------
                                                                             1997             1998
                                                                        --------------   -------------
ASSETS
Current assets:
 Cash and cash equivalents ..........................................    $11,819,831     $ 5,380,984
 Accounts receivable--trade .........................................      3,164,543       5,460,915
 Accounts receivable--related parties ...............................      1,347,150         776,174
 Investments ........................................................        370,000              --
 Inventories ........................................................        236,078         227,766
 Prepaid assets .....................................................        450,883       3,001,450
 Income tax receivable ..............................................        418,528              --
 Deferred income taxes ..............................................         94,000              --
 Other current assets ...............................................             --         118,455
                                                                         -----------     -----------
Total current assets ................................................     17,901,013      14,965,744
Property and equipment, net .........................................      9,661,910       8,904,509
Goodwill, net of accumulated amortization of $238,400 and
 $357,600 at January 31, 1997 and 1998, respectively.................      1,549,600       1,430,400
Other assets (Note 6) ...............................................            167       4,100,011
                                                                         -----------     -----------
Total assets ........................................................    $29,112,690     $29,400,664
                                                                         ===========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable--current portion .....................................    $   722,966     $   879,040
 Lease commitment--current portion ..................................         35,676              --
 Accounts payable ...................................................      3,229,054       1,816,959
 Deferred revenue ...................................................      1,362,533       1,480,145
 Accrued liabilities and other current liabilities ..................      3,721,749       3,753,613
                                                                         -----------     -----------
Total current liabilities ...........................................      9,071,978       7,929,757
Lease commitment, less current portion ..............................      6,704,719              --
Notes payable, less current portion .................................      5,233,709      11,134,834
Deferred income taxes ...............................................      2,617,000       2,617,000
Stockholders' equity:
 Common stock, no par value; 10,000,000 shares authorized;
   1,000,000 shares issued and outstanding in 1997 and 1998 .........      1,198,947       1,198,947
 Retained earnings ..................................................      4,286,337       6,520,126
                                                                         -----------     -----------
Total stockholders' equity ..........................................      5,485,284       7,719,073
                                                                         -----------     -----------
Total liabilities and stockholders' equity ..........................    $29,112,690     $29,400,664
                                                                         ===========     ===========

                            See accompanying notes.

                      BG PRESENTS, INC. AND SUBSIDIARIES

                        CONSOLIDATED INCOME STATEMENTS




                                                                   YEAR ENDED JANUARY 31
                                                     -------------------------------------------------
                                                          1996             1997              1998
                                                     --------------   --------------   ---------------
REVENUES
Concert revenues .................................    $ 62,996,606     $ 74,981,534     $ 75,898,464
Contract management ..............................       7,844,248       10,255,060       23,632,596
Concessions/merchandise ..........................       5,536,287        7,094,593        6,021,845
                                                      ------------     ------------     ------------
                                                        76,377,141       92,331,187      105,552,905
Cost of revenues .................................      54,383,763       69,916,840       81,092,377
                                                      ------------     ------------     ------------
                                                        21,993,378       22,414,347       24,460,528
EXPENSES
General and administrative .......................      17,614,296       17,602,501       18,866,259
Depreciation and amortization ....................       1,441,439        1,474,414        1,026,684
                                                      ------------     ------------     ------------
Income from operations ...........................       2,937,643        3,337,432        4,567,585
OTHER INCOME (EXPENSE)
Interest expense .................................      (1,324,219)      (1,257,758)        (916,723)
Interest income ..................................         307,756          295,057          294,888
Miscellaneous ....................................         535,191          289,222          (24,300)
                                                      ------------     ------------     ------------
Income before provision for income taxes .........       2,456,371        2,663,953        3,921,450
Provision for income taxes .......................       1,160,718        1,272,190        1,687,661
                                                      ------------     ------------     ------------
Net income .......................................    $  1,295,653     $  1,391,763     $  2,233,789
                                                      ============     ============     ============

                            See accompanying notes.

                      BG PRESENTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                                YEAR ENDED JANUARY 31
                                                                 ---------------------------------------------------
                                                                       1996              1997              1998
                                                                 ---------------   ---------------   ---------------
OPERATING ACTIVITIES
Net income ...................................................    $  1,295,653      $  1,391,763      $  2,233,789
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Depreciation and amortization of property and
   equipment .................................................       1,322,239         1,355,214           907,484
 Amortization of goodwill ....................................         119,200           119,200           119,200
 Loss on sale of property and equipment ......................          13,603                --                --
 Changes in operating assets and liabilities:
   Accounts receivable--trade ................................         524,566        (1,356,263)       (2,296,372)
   Accounts receivable--related parties ......................        (496,971)             (821)          570,976
   Inventories ...............................................        (228,294)           (7,784)            8,312
   Prepaid assets and other ..................................        (322,524)          478,391        (2,550,567)
   Income tax receivable .....................................         (50,888)         (328,390)          300,073
   Accounts payable and accrued expenses .....................        (491,982)        3,128,476        (1,380,231)
   Deferred income taxes .....................................       1,139,000            45,000            94,000
   Deferred revenue ..........................................         (67,859)          379,748           117,612
   Other .....................................................         288,367               160            74,347
                                                                  ------------      ------------      ------------
Net cash provided by (used in) operating activities ..........       3,044,110         5,204,694        (1,801,377)
INVESTING ACTIVITIES
Purchase of SAP limited partnership interest .................      (4,250,000)               --                --
Proceeds from sale of equipment ..............................          13,150                --                --
Capital expenditures, including White River
 Amphitheatre ................................................        (469,447)         (367,678)       (4,247,528)
Other ........................................................        (644,496)         (247,000)          293,254
                                                                  ------------      ------------      ------------
Net cash used in investing activities ........................      (5,350,793)         (614,678)       (3,954,274)
FINANCING ACTIVITIES
Payments of notes payable ....................................        (444,985)         (775,756)               --
Borrowings on notes payable ..................................              --         1,000,000         6,057,199
Payments of lease commitments ................................        (395,330)         (405,275)       (6,740,395)
Retirement of stock ..........................................              --           (21,053)               --
                                                                  ------------      ------------      ------------
Net cash used in financing activities ........................        (840,315)         (202,084)         (683,196)
Net increase (decrease) in cash and cash equivalents .........      (3,146,998)        4,387,932        (6,438,847)
Cash and cash equivalents at beginning of year ...............      10,578,897         7,431,899        11,819,831
                                                                  ------------      ------------      ------------
Cash and cash equivalents at end of year .....................    $  7,431,899      $ 11,819,831      $  5,380,984
                                                                  ============      ============      ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest .......................................    $  1,324,219      $  1,257,664      $  1,092,356
Cash paid for income taxes ...................................         888,738         1,280,000         1,325,000

                            See accompanying notes.

                      BG PRESENTS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED JANUARY 31, 1998, 1997 AND 1996



Balance--January 31, 1995 ..............................    $2,818,921
Net income for the year ended January 31, 1996 .........     1,295,653
                                                            ----------
Balance--January 31, 1996 ..............................     4,114,574
Net income for the year ended January 31, 1997 .........     1,391,763
Repurchase and retirement of stock .....................       (21,053)
                                                            ----------
Balance--January 31, 1997 ..............................     5,485,284
Net income for the year ended January 31, 1998 .........     2,233,789
                                                            ----------
Balance--January 31, 1998 ..............................    $7,719,073
                                                            ==========

                            See accompanying notes.

                      BG PRESENTS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               JANUARY 31, 1998


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

 Business and Principles of Consolidation

     BG Presents, Inc. ("BGP" or the "Company") is a holding company for various operating subsidiaries which principally promote and manage musical and special events in the San Francisco Bay Area. In addition, the Company owns the Shoreline Amphitheatre in Mountain View, California. Bill Graham Enterprises, Inc. ("BGE"), Bill Graham Presents, Inc. ("BGPI"), Bill Graham Management, Inc. ("BGM"), AKG, Inc. ("AKG"), Shoreline Amphitheatre, Ltd. ("SAL"), Fillmore Fingers, Inc. ("FF"), and Shoreline Amphitheatre Partners ("SAP" and, collectively, the "Companies") are wholly-owned subsidiaries of the Company. The accompanying consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

     BGE and BGPI earn promotion income in two ways: either a fixed fee for organizing and promoting an event, or an arrangement that entitles them to a profit percentage based on a predetermined formula. In addition, the Companies earn revenue from merchandise and concessions sold during events which they promote. BGM manages the careers of various artists and records a percentage of the artists' gross sales from publishing rights, record sales, and tours as contract management revenue.

     AKG operates the Fillmore, Warfield, and Punchline theatres located in San Francisco, which generate revenue from food and beverage sales, sponsorships, and ticket sales. Bill Graham Special Events, a division of AKG, records management/contract fees from organizing corporate and other parties at various venues in the San Francisco Bay Area. FF provides table service (food and beverage) for two theatres located in Los Angeles owned by third parties.

 Revenue Recognition

     Revenue from talent management and the sales of tickets is recognized when earned. Cash received from the sale of tickets for events not yet performed is deferred. Revenue from the direct sale of compact discs is recognized upon the date of sale. The Company's revenue included $305,017, $14,562,000 and $13,483,683 during the fiscal years ended January 31, 1996, 1997 and 1998, respectively, from various gymnastics tours, ice skating tours and television specials.

 Cash and Cash Equivalents

     The Company considers all investments purchased with an original maturity date of three months or less to be cash equivalents. At January 31, 1996, 1997 and 1998, the Companies had cash balances in excess of the federally insured limits of $100,000 per institution.

 Use of Estimates

     Generally accepted accounting principles require management to make assumptions in estimates that affect the amount reported in the financial statements for assets, liabilities, revenues, and expenses. In addition, assumptions and estimates are used to determine disclosure for contingencies, commitments, and other matters discussed in the notes to the financial statements. Actual results could differ from those estimates.

 Accounts Receivable

     The Company's accounts receivable are principally due from ticket service and merchandising companies in the San Francisco Bay Area. In addition, related party receivables include amounts due from owners of the Company and from affiliated companies. Management believes that all accounts receivable as of January 31, 1996, 1997 and 1998 were fully collectible; therefore, no allowance for doubtful accounts was recorded.

                      BG PRESENTS, INC. AND SUBSIDIARIES

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES
     (CONTINUED)


 Property and Equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives, which range from 3 to 40 years. Leasehold improvements are amortized on the straight-line basis over the shorter of the lease term or estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred.


 Goodwill

     The Company amortizes goodwill over a 15 year period.


 Income Taxes

     The Companies account for income taxes under the liability method, whereby deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.


 Inventories

     Inventories, which consist principally of compact discs and beverage items, are stated at first-in, first-out (FIFO) cost, which is not in excess of market.


 Advertising and Promotion Costs

     The Company expenses all advertising and promotion costs as incurred, except in instances where management believes these costs generate a direct response from customers. Advertising expenses were $3,408,322, $4,319,291 and $4,519,049 for the fiscal years ended January 31, 1996, 1997 and 1998, respectively.


2. INCOME TAXES

     The provision for income taxes for the fiscal years ended January 31, 1997 and 1998 is summarized as follows:


                                     1997            1998
                                -------------   -------------
  Current:
  Federal ...................    $  984,500      $1,304,837
  State .....................       285,800         378,824
                                 ----------      ----------
                                  1,270,300       1,683,661
  Deferred:
  Federal ...................         1,500           3,100
  State .....................           400             900
                                 ----------      ----------
                                      1,900           4,000
                                 ----------      ----------
                                 $1,272,200      $1,687,661
                                 ==========      ==========

     Deferred income taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's net deferred tax liabilities as of January 31, 1997 and 1998 are primarily the result of the difference between the book basis of depreciable assets and the related tax basis.

     The difference between the tax provision at Federal statutory rates and the effective rate is due to state taxes, amortization of goodwill and other nondeductible items.

                      BG PRESENTS, INC. AND SUBSIDIARIES

3. PROPERTY AND EQUIPMENT

     Property and equipment as of January 31, 1997 and 1998 consists of the following:




                                                   1997               1998
                                             ----------------   ----------------
         Buildings .......................    $   8,234,231      $   8,251,729
         Leasehold improvements ..........       10,326,553         10,403,033
         Equipment .......................        2,166,037          2,184,855
         Office furniture ................          693,068            711,235
         Computer equipment ..............          330,367            343,493
         Vehicle .........................           61,211             67,205
                                              -------------      -------------
                                                 21,811,467         21,961,550
         Accumulated depreciation and
  amortization ...........................      (12,783,510)       (13,528,140)
                                              -------------      -------------
                                                  9,027,957          8,443,410
         Land ............................          633,953            633,953
                                              -------------      -------------
                                              $   9,661,910      $   9,067,363
                                              =============      =============

4. PENSION PLAN

     The Company sponsors a 401(k) Tax Advantage Savings Plan that covers employees who have one year of service, have worked at least 1,000 hours, are 21 years of age or older, and are not covered by a union contract. At its discretion, the Company may contribute a percentage of gross pay to the plan, up to a maximum gross pay of $150,000 per participant. In addition, the Company makes a matching contribution of 25% of each participant's account up to $400 of their salary deferral each year, for a maximum company matching contribution of $100. Total contributions to the plan were approximately $182,000, $186,000 and $213,049 for the years ended January 31, 1996, 1997 and 1998, respectively.

                      BG PRESENTS, INC. AND SUBSIDIARIES

5. NOTES PAYABLE


     Notes payable as of January 31, 1997 and 1998 consists of the following:




                                                                       1997             1998
                                                                  -------------   ---------------
   Note payable to Midland Loan Services LP; monthly
     payments of $16,574, including interest at the bank's
     index rate plus 3.5% (8.4% and 8.375% at January 31,
     1997 and 1998, respectively; matures May 1, 2004;
     secured by deed ..........................................    $2,215,001       $ 2,193,732
   Note payable to Sanwa Bank; quarterly payments range
     from $75,000 to $200,000, interest accrued monthly at
     the bank's prime rate plus 0.5% (8.75% and 8.75% at
     January 31, 1997 and 1998, respectively); matures
     January 31, 2001 .........................................     2,925,000         2,425,000
   Note payable to Sanwa Bank; monthly payments of
     $16,666, including interest at a rate of London Inter-
     Bank Offered Rate (LIBOR) plus 2.5%; matures
     January 31, 2002; secured by assets of the Company
     (excluding the office building) ..........................       816,674           616,682
   Note payable to Sanwa Bank; monthly payments range
     from $12,000 to $25,000, interest accrued monthly at the
     bank's index rate plus 2.375%; matures March 1, 2007;
     secured by deed ..........................................            --         6,778,460
                                                                   ----------       -----------
                                                                    5,956,675        12,013,874
   Less current portion .......................................      (722,966)         (879,040)
                                                                   ----------       -----------
                                                                   $5,233,709       $11,134,834
                                                                   ==========       ===========

     The first note payable with Sanwa Bank also provided for a line-of-credit of up to $1,000,000 that expired on April 30, 1997. At January 31, 1998, there were no borrowings outstanding against this credit line.

                      BG PRESENTS, INC. AND SUBSIDIARIES

5. NOTES PAYABLE (CONTINUED)

     At January 31, 1998, the Company has a $3,000,000 unused line-of-credit with a bank to be drawn upon as needed, with interest at the bank's prime rate plus 0.5%. In addition, the Company may use up to $1,500,000 of the line for letters-of-credit. This line-of-credit is secured by the assets of the Company.


     Maturities of long-term debt are approximately as follows:



  Year ended January 31:
  1999 ...........................    $   879,040
  2000 ...........................        893,998
  2001 ...........................      1,851,908
  2002 ...........................        227,764
  2003 ...........................        246,791
  Thereafter .....................      7,914,373
                                      -----------
                                      $12,013,874
                                      ===========

6. COMMITMENTS AND CONTINGENCIES


 Leases

     The Company leases nightclubs, theaters and storage space pursuant to noncancellable operating leases. Certain leases require contingent rentals to be paid based on a percentage of gross sales of tickets, merchandise, and food and beverage. These leases expire on various dates through June 2021.

     At January 31, 1998, the future minimum operating lease payments under noncancelable operating leases are as follows:



  Year ended January 31:
  1999 ...........................    $  543,354
  2000 ...........................       547,211
  2001 ...........................       485,961
  2002 ...........................       451,694
  2003 ...........................       425,633
  Thereafter .....................     2,367,353
                                      ----------
                                      $4,821,206
                                      ==========

     Total minimum rental expense included in operating expenses for the years ended January 31, 1996, 1997 and 1998 was $810,956, $438,500 and $706,219,
respectively, and the contingent rental expense was $541,334, $627,222 and $725,787, respectively. Included in cost of revenues is $6,145,944, $6,392,616 and $7,265,769 of contingent rentals paid based on gross sales for the years ended January 31, 1996, 1997 and 1998, respectively.


 Shoreline Amphitheater Lease and Agreement

     The Shoreline Amphitheater Lease and Agreement, as amended, provides for, among other things, that the City of Mountain View, California (the "City") owns certain real property (the "Site") which it has leased to the Company for the purpose of constructing and operating the amphitheater. The lease terminates after 35 years on November 30, 2021, and the Company has the option to extend for three additional five-year periods.

                      BG PRESENTS, INC. AND SUBSIDIARIES

     The Company is obligated to pay as rent to the City a certain percentage of "gross receipts" received annually by the Company and additional rent based on the "net available cash" of the Company, as such terms are defined in the agreement.


6. COMMITMENTS AND CONTINGENCIES (CONTINUED)


     Rent expense charged to operations for the years ended January 31, 1996, 1997 and 1998 amounted to $594,002, $396,789 and $613,933, respectively.


     As of the year ended January 31, 1997, the Company was obligated to pay the City $93,200 monthly, which related to $9,500,000 of funds provided the Company by the City pursuant to the lease. Prior to the refinancing of this arrangement as a $6.9 million note payable to Sanwa Bank (see Note 5), the Company had accounted for this obligation as a long-term liability amortizable on a monthly basis over the 20-year period commencing August 1, 1986. The principal and interest (10.24%) on this liability were being amortized monthly. At January 31, 1997, the outstanding balance amounted to $6,740,395, of which $35,676 was current.


 Seattle White River Amphitheatre


     The Company has committed payments for the construction of an amphitheatre in the Seattle, Washington market totaling $10 million. Through January 31, 1998, the Company has paid $3,921,812 toward this project. This amount is included in other assets on the balance sheet. The Company has also capitalized interest pertaining to the capital expenditures for the amphitheatre of $175,633 at January 31, 1998, which is also included in other assets on the balance sheet.


 Employment Contracts


     The Company has entered into employment contracts with certain key employees which amount to $2,300,000 per year. These contracts are in effect until the first note payable to Sanwa Bank (see Note 5) is paid in full or six years, whichever comes first. According to these agreements, compensation and other benefits will cease if discharged with just cause, death or disability, and resignation of employment. Benefits do not cease if discharged without just cause.


 Contingencies


     The Company is involved in various legal and other matters arising in the normal course of business. Based upon information available to management, its review of these matters to date and consultation with counsel, management believes that any liability relating to these matters would not have a material effect on the Company's financial position and results of operations.


7. SUBSEQUENT EVENTS


 Acquisition of Companies by SFX Entertainment, Inc.


     On February 24, 1998, the stockholders of the Company sold all of the outstanding capital stock of the Companies to SFX Entertainment, Inc. for cash consideration of $60.8 million (including the repayment of $12 million in the Companies' debt and the issuance of 562,640 shares of common stock of SFX Entertainment, Inc.). The Company has agreed to have net working capital, as defined, at the closing at least equal to the Company's debt.

                        REPORT OF INDEPENDENT AUDITORS



The Board of Directors
Concert/Southern Promotions


     We have audited the accompanying combined balance sheet of Concert/Southern Promotions and Affiliated Companies as of December 31, 1997, and the related combined statements of operations, cash flows and stockholders' equity for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Concert/Southern Promotions and Affiliated Companies at December 31, 1997, and the combined results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                        ERNST & YOUNG LLP





New York, New York
March 13, 1998

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                            COMBINED BALANCE SHEET
                               DECEMBER 31, 1997



ASSETS
Current assets:
 Cash and cash equivalents ..................................   $  612,967
 Accounts receivable ........................................      185,437
 Due from owners (Note 3) ...................................      332,754
 Prepaid expenses and other current assets ..................      115,844
                                                                ----------
Total current assets ........................................    1,247,002
Investments in equity investees (Note 2) ....................      895,790
Property and equipment:
 Land .......................................................       19,638
 Leasehold improvements .....................................      286,998
 Furniture and equipment ....................................      496,265
                                                                ----------
                                                                   802,901
 Accumulated depreciation and amortization ..................      460,483
                                                                ----------
                                                                   342,418
                                                                ----------
Total assets ................................................   $2,485,210
                                                                ==========
LIABILITIES AND COMBINED STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses ......................   $  229,558
 Deferred income ............................................      368,150
                                                                ----------
Total current liabilities ...................................      597,708
Combined stockholders' equity (Note 4) ......................    1,887,502
                                                                ----------
Total liabilities and combined stockholders' equity .........   $2,485,210
                                                                ==========

                            See accompanying notes.

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                        COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1997



Operating revenues:
 Concert revenue .............................    $14,796,977
 Cost of concerts ............................      9,877,586
                                                  -----------
                                                    4,919,391
Operating expenses:
 Salaries--officers ..........................        364,000
 Bonuses--officers ...........................        564,767
 Salaries--other .............................        367,356
 Rent expense ................................        207,220
 Legal and accounting fees ...................        201,435
 Depreciation and amortization ...............         78,682
 General and administrative expenses .........      1,367,304
                                                  -----------
                                                    3,150,764
                                                  -----------
Income from operations .......................      1,768,627
Other income:
 Interest income .............................         59,624
 Losses from equity investees ................        (79,629)
                                                  -----------
Net income ...................................    $ 1,748,622
                                                  ===========

                            See accompanying notes.

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                       COMBINED STATEMENT OF CASH FLOWS
                         YEAR ENDED DECEMBER 31, 1997



OPERATING ACTIVITIES
Net income ......................................................................    $  1,748,622
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization ................................................          78,682
   Losses from equity investees .................................................          79,629
   Changes in operating assets and liabilities:
    Accounts receivable .........................................................       1,000,781
    Prepaid expenses and other current assets ...................................          69,896
    Accounts payable and accrued expenses .......................................        (452,361)
    Deferred income .............................................................         368,150
Net cash provided by operating activities .......................................       2,893,399
FINANCING ACTIVITIES
Due to/from owner ...............................................................        (398,080)
Distributions paid to stockholder ...............................................      (2,722,827)
                                                                                     ------------
Net cash used in financing activities ...........................................      (3,120,907)
                                                                                     ------------
Net decrease in cash and cash equivalents .......................................        (227,508)
Cash and cash equivalents at beginning of year ..................................         840,475
                                                                                     ------------
Cash and cash equivalents at end of year ........................................    $    612,967
                                                                                     ============

                            See accompanying notes.

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                  COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                         YEAR ENDED DECEMBER 31, 1997




Balance, January 1, 1997 .............    $  2,861,707
Distributions to stockholder .........      (2,722,827)
Net income ...........................       1,748,622
                                          ------------
Balance, December 31, 1997 ...........    $  1,887,502
                                          ============

                            See accompanying notes.

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES


 Principles of Combination

     The accompanying combined financial statements include the accounts of Southern Promotions, Inc., High Cotton, Inc., Buckhead Promotions, Inc., Northern Exposure, Inc., Pure Cotton, Inc., Cooley and Conlon Management, Inc. ("CCMI") and Interfest, Inc. and their wholly-owned subsidiaries:
Concert/Southern Chastain Promotions ("Concert/Southern"), Roxy Ventures, Cotton Club and Midtown Music Festival (collectively, the "Companies"). Intercompany transactions and balances among these companies have been eliminated in combination. The Companies are presented on a combined basis to reflect common ownership by Alex Cooley, Peter Conlon and Stephen Selig III.

     Concert/Southern is the predominant musical event promoter in the Atlanta, Georgia region, and through Chastain Joint Ventures ("Chastain Ventures") is the operator, pursuant to a long-term lease with the City of Atlanta, of the Chastain Park Amphitheater. Chastain Ventures is owned equally by Concert/Southern and the Atlanta Symphony Orchestra, and is accounted for by Concert/Southern on the equity method. Buckhead Promotions and Northern Exposure equally own Roxy Ventures which holds a long-term lease for the Roxy Theatre, and Pure Cotton holds a long-term lease for the Cotton Club. Interfest, Inc. promoted the three-day Midtown Music Festival held in downtown Atlanta during 1997. In addition, High Cotton owns 52.6% of HC Properties, Inc., a real estate investment company which is accounted for on the equity method.

     The Companies record revenue when earned. Concert revenue includes ticketing, concession, and sponsorship revenue. Deferred income relates primarily to deposits received in advance of the concert season.


 Property and Equipment

     Land, leasehold improvements, and furniture and equipment are stated at cost. Depreciation of furniture and equipment is provided primarily by the straight-line method over the estimated useful lives of the respective classes of assets. Leasehold improvements are amortized over the life of the lease or of the improvement, whichever is shorter.

 Income Taxes

     The Companies have been organized as either partnerships or corporations which have elected to be taxed as "S Corporations." The "S Corporation" elections are effective for both federal and state tax purposes. Accordingly, all items of income, loss, deduction or credit are reported by the partners or shareholders on their respective personal income tax returns and, therefore, no current or deferred federal or state taxes have been provided in the accompanying combined financial statements.

     The difference between the tax basis and the reported amounts of the Companies' assets and liabilities was $16,576 at December 31, 1997.


 Risks and Uncertainties

     Accounts receivable are due from ticket vendors and venue box offices. These amounts are typically collected within 20 days of a performance. Management considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.


 Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

2. INVESTMENTS IN EQUITY INVESTEES


     The following is a summary of the financial position and results of operations of the Companies' equity investees as of and for the period ended December 31, 1997:




                                                  CHASTAIN
                                             PARK AMPHITHEATER   HC PROPERTIES
                                            ------------------- --------------
                                                (50% OWNED)      (52.6% OWNED)
   Current assets .........................      $ 322,527        $   51,820
   Property and equipment .................        468,145           810,480
   Other assets ...........................             --           415,145
                                                 ---------        ----------
   Total assets ...........................      $ 790,672        $1,277,445
                                                 =========        ==========
   Current liabilities ....................      $ 129,953        $    1,927
   Partners' capital ......................        660,719         1,275,518
                                                 ---------        ----------
   Total liabilities and partners' capital       $ 790,672        $1,277,445
                                                 =========        ==========
   Revenue ................................      $ 653,251        $   87,407
   Expenses ...............................        747,055           165,328
                                                 ---------        ----------
   Net income (loss) ......................      $ (93,804)       $  (77,921)
                                                 =========        ==========

3. RELATED PARTY TRANSACTIONS


     The Companies have an arrangement with Stephen Selig III whereby the cash receipts of Concert/Southern, Buckhead Promotions and Roxy Ventures are transferred to the Selig Enterprises, Inc. Master Cash Account (the "Master Account"). All subsequent payments made by the Companies are funded by the Master Account. Accordingly, the Companies' cash held by the Master Account of $281,058 is recorded as due from owner.


     In addition, CCMI has recorded a receivable from its stockholders of $51,696.


4. STOCKHOLDERS' EQUITY


     The Companies' stocks are as follows:




                                      SHARES       SHARES      PAR
                                    AUTHORIZED     ISSUED     VALUE
                                   ------------   --------   ------
   Southern Promotions .........    1,000,000      5,000       $1
   High Cotton .................       10,000        550        1
   Buckhead Promotions .........    1,000,000        500        1
   Northern Exposure ...........    1,000,000      1,000        1
   Pure Cotton .................      100,000        500        1
   CCMI ........................       10,000      1,000        1
   Interfest ...................      100,000        500        1
                                                   -----
                                                   9,050
                                                   =====

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

5. COMMITMENTS AND CONTINGENCIES


 Leases


     The following is a schedule of future minimum rental payments under operating leases (principally office and venue facilities) that have initial or remaining lease terms in excess of one year as of December 31, 1997:



   Year ended December 31:
     1998 ................    $  222,539
     1999 ................       183,198
     2000 ................       188,991
     2001 ................       133,350
     2002 ................       136,350
     Thereafter ..........       174,375
                              ----------
     Total ...............    $1,038,803
                              ==========

     Certain office facilities have renewal and escalation clauses.


 Legal Matters


     On October 10, 1997, Concert/Southern settled a lawsuit agreeing to pay $100,000. Such amount has been provided for in the accompanying combined statement of operations.


     The Companies have also been named in various other lawsuits arising in the normal course of business. It is not possible at this time to assess the probability of any liability against the Companies as a result of these lawsuits. Management has stated that all cases will be vigorously defended.


6. SUBSEQUENT EVENTS


     On March 4, 1998, SFX Entertainment Inc. acquired the Companies for a total cash purchase price of $16,900,000 (including a working capital payment of $300,000).


     Prior to the sale of the Companies to SFX, the sole shareholder of High Cotton received a distribution of High Cotton's interest in HC Properties, Inc.

                        REPORT OF INDEPENDENT AUDITORS


The Board of Directors
Falk Associates Management Enterprises, Inc.


     We have audited the accompanying combined balance sheets of Falk Associates Management Enterprises, Inc. as of December 31, 1996 and 1997, and the related combined statements of operations and stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Falk Associates Management Enterprises, Inc. at December 31, 1996 and 1997, and the combined results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                        ERNST & YOUNG LLP


New York, New York
April 10, 1998

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

                            COMBINED BALANCE SHEETS




                                                                        DECEMBER 31
                                                              -------------------------------       MARCH 31
                                                                   1996             1997              1998
                                                              -------------   ---------------   ---------------
                                                                                                  (UNAUDITED)
ASSETS
Current assets:
 Cash .....................................................    $  964,265      $     34,586      $    691,718
 Cash surrender value of officers' life insurance .........        73,336           115,436           125,436
 Accounts receivable ......................................       641,204           614,051           663,484
 Current portion of stockholder loan receivable ...........        92,669           116,524           237,528
 Other current assets .....................................        13,428            33,456            24,904
                                                               ----------      ------------      ------------
                                                                1,784,902           914,053         1,743,070
                                                               ----------      ------------      ------------
Fixed assets, net of accumulated depreciation and
 amortization .............................................        85,200            63,714            62,377
Certificate of deposit, noncurrent ........................       200,906           211,331           202,044
Accounts receivable .......................................       514,051                --                --
Stockholder loan receivable ...............................       506,400           389,873           136,542
Other .....................................................        58,900             7,119             7,119
                                                               ----------      ------------      ------------
Total assets ..............................................    $3,150,359      $  1,586,090      $  2,151,152
                                                               ==========      ============      ============
LIABILITIES AND COMBINED STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable and accrued expenses ....................    $  221,952      $    165,504      $    898,054
 Payroll taxes payable ....................................       907,446                --                --
 Stockholder loan payable .................................        95,000            95,000            95,000
 Current portion of settlement agreement ..................       134,552           145,652           149,253
 Current portion of deferred revenue ......................       673,744         1,358,149         1,263,080
 Current portion of long-term debt ........................       309,313           310,162           310,472
                                                               ----------      ------------      ------------
                                                                2,342,007         2,074,467         2,715,859
                                                               ----------      ------------      ------------
Settlement agreement, less current portion ................       658,756           513,103           473,103
Deferred revenue, less current portion ....................            --         1,031,250           937,500
Long-term debt, less current portion ......................        46,548            36,200            33,428
Combined stockholders' equity (deficit) ...................       103,048        (2,068,930)       (2,008,738)
                                                               ----------      ------------      ------------
Total liabilities and combined stockholders' equity
 (deficit) ................................................    $3,150,359      $  1,586,090      $  2,151,152
                                                               ==========      ============      ============

                            See accompanying notes.

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

     COMBINED STATEMENTS OF OPERATIONS AND STOCKHOLDERS' EQUITY (DEFICIT)




                                                             YEAR ENDED                    THREE MONTHS ENDED
                                                            DECEMBER 31,                        MARCH 31
                                                  --------------------------------   -------------------------------
                                                       1996             1997              1997             1998
                                                  -------------   ----------------   -------------   ---------------
                                                                                               (UNAUDITED)
REVENUES
Agent fees ....................................    $6,364,503       $ 10,881,588      $1,219,282      $  1,812,804
EXPENSES
Stockholders' salary expense ..................     4,732,430         10,594,773       1,173,341         1,289,251
Other salary expense ..........................       969,293          1,177,197         130,372           143,250
Depreciation and amortization .................       113,486            115,309          29,897            14,053
Travel and entertainment ......................       503,475            552,951         118,418           140,141
General and administrative expenses ...........       627,174            677,453         137,664           169,452
                                                   ----------       ------------      ----------      ------------
                                                    6,945,858         13,117,683       1,589,692         1,756,147
                                                   ----------       ------------      ----------      ------------
(Loss) income from operations .................      (581,355)        (2,236,095)       (370,410)           56,657
OTHER INCOME (EXPENSE)
Interest income -- stockholders' loan .........        32,305             27,237           6,810             9,288
Interest income -- third party ................       142,917            115,714          28,148            15,171
Interest expense -- third party ...............       (91,996)           (78,834)        (21,414)          (20,924)
Other income ..................................         2,200                 --              --                --
                                                   ----------       ------------      ----------      ------------
                                                       85,426             64,117          13,544             3,535
Net (loss) income .............................      (495,929)        (2,171,978)       (356,866)           60,192
Combined stockholders' equity at
 beginning of year ............................       598,977            103,048         103,048        (2,068,930)
                                                   ----------       ------------      ----------      ------------
Combined stockholders' equity (deficit)
 at end of year ...............................    $  103,048       $ (2,068,930)     $ (253,818)     $ (2,008,738)
                                                   ==========       ============      ==========      ============

                            See accompanying notes.

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

                       COMBINED STATEMENTS OF CASH FLOWS




                                                              YEAR ENDED                       THREE MONTHS
                                                             DECEMBER 31                      ENDED MARCH 31
                                                  ----------------------------------   -----------------------------
                                                       1996               1997              1997            1998
                                                  --------------   -----------------   --------------   ------------
                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income .............................     $ (495,929)      $  (2,171,978)      $ (356,866)     $   60,192
Adjustments to reconcile net (loss)
 income to net cash provided by
 (used in) operating activities:
   Depreciation and amortization ..............        113,486             115,309           29,897          14,053
   Non-cash interest expense ..................         75,702              65,447           16,399          13,601
   Non-cash interest income ...................        (32,188)            (37,753)          (9,402)          4,041
   Changes in operating assets and
    liabilities:
   Decrease (increase) in accounts
    receivable ................................         17,538             541,204           47,786         (49,433)
   Decrease (increase) in other
    current assets ............................            559             (20,028)          (7,736)          8,552
   Increase (decrease) in accounts
    payable and accrued expenses ..............         71,526             (56,448)         325,813         732,550
   Increase (decrease) in payroll taxes
    payable ...................................        461,584            (907,446)        (907,446)             --
   Increase (decrease) in deferred
    revenue ...................................        479,319           1,715,655          229,918        (188,819)
                                                    ----------       -------------       ----------      ----------
Net cash provided by (used in)
 operating activities .........................        691,597            (756,038)        (631,637)        594,737
                                                    ----------       -------------       ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets ......................        (70,467)            (42,042)         (20,441)        (12,716)
Increase in cash surrender value of
 officers' life insurance .....................        (31,336)            (42,100)         (10,000)        (10,000)
                                                    ----------       -------------       ----------      ----------
Net cash used in investing activities .........       (101,803)            (84,142)         (30,441)        (22,716)
                                                    ----------       -------------       ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of long-term debt ....................       (300,000)           (309,499)        (102,432)         (2,462)
Proceeds from long-term debt
 borrowings ...................................        355,861             300,000               --              --
Proceeds from stockholder loan
 receivable ...................................             --             120,000          120,000         137,573
Payment on settlement agreement ...............       (200,000)           (200,000)         (50,000)         (50,00)
                                                    ----------       -------------       ----------      ----------
Net cash (used in) provided by financing
 activities ...................................       (144,139)            (89,499)         (32,432)         85,111
                                                    ----------       -------------       ----------      ----------
Net increase (decrease) in cash ...............        445,655            (929,679)        (694,510)        657,132
Cash at beginning of period ...................        518,610             964,265          964,265          34,586
                                                    ----------       -------------       ----------      ----------
Cash at end of period .........................     $  964,265       $      34,586       $  269,755      $  691,718
                                                    ==========       =============       ==========      ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Cash paid for interest ........................     $   16,294       $      13,386       $    5,014      $    7,324
                                                    ==========       =============       ==========      ==========

                            See accompanying notes.

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Combination

     The accompanying combined financial statements include the accounts of Falk Associates Management Enterprises, Inc. ("FAME") and Financial Advisory Management Enterprises, Inc. ("FINAD") (collectively, the "Companies"). Transactions and balances among the Companies have been eliminated in combination. The Companies are subject to common ownership.

     In exchange for a percentage fee or commission, FAME provides representation services regarding the negotiation of professional sporting contracts and marketing and endorsement contracts. FINAD provides financial management services including, but not limited to, the implementation of financial planning to meet clients' savings and financial goals, the receipt and deposit of funds, cash flow budgeting and analysis, preparation of financial statements and tax return services, in exchange for an annual fixed fee and an additional percentage fee based on the dollar value of assets managed and monitored.

 Revenue Recognition

     The Companies revenues arise primarily from percentage fees or commissions received for the negotiation of professional sporting contracts and marketing and endorsement contracts. The Companies recognize revenue ratably over the period of the associated contract. Deferred revenue is recorded on the accompanying combined balance sheets when funds are received in advance of the performance period and is recognized over the period of performance.

 Accounts Receivable

     Accounts receivable consist of amounts due from professional athletes for services rendered or for fees due related to prior performance that has been contractually deferred to a later date. Management considers these accounts receivable as of December 31, 1996 and 1997 to be collectible; accordingly, no allowance for doubtful accounts is recorded.

 Fixed Assets

     Fixed assets are stated at cost. Depreciation and amortization of fixed assets is provided on the straight-line method over the estimated useful lives of the assets including 5 years for technical equipment, 7 years for furniture and office equipment and 10 years for leasehold improvements.

 Income Taxes

     The Companies are cash-basis taxpayers and have elected to be taxed as S Corporations for federal and state income tax purposes. All items of income, loss and credits are reported by the Companies stockholders on their respective personal income tax returns. Accordingly, no current and deferred federal corporate income taxes have been provided in the accompanying combined financial statements. However, since the Companies operate in the District of Columbia ("D.C.") they are subject to D.C. income tax. No D.C. income tax benefits have been provided on the Companies' D.C. net operating loss carryforwards and other deductible temporary differences due to the uncertainty of recognizing future tax benefits for these items.

 Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

     The Companies derive substantially all of its agent fees from the representation services they provide regarding the negotiation of professional sporting contracts and marketing and endorsement contracts for professional athletes in the National Basketball Association ("NBA"). In March 1998, the NBA Board of Governors voted to exercise the league's right to re-open its Collective Bargaining Agreement (the "Agreement") with the National Basketball Players Association. As a result, the Agreement will expire as of June 30, 1998. As a matter of Collective Bargaining, the Agreement, when it expires, continues in place until it is replaced by a successor agreement, or until some other labor remedies are utilized by one party or the other, meaning a strike or a lockout or a moratorium collectively. Should there be a work stoppage due to either a lockout or strike and NBA games are not played, it would be likely that the Companies agent fees would be negatively impacted.


 Significant Customer

     The Companies three most significant sources of revenue provided a majority of the Companies combined agent fees for the year ended December 31, 1996 and 1997, respectively.

 Interim Financial Information

     The interim financial data as of March 31, 1998 and for three-month periods ended March 31, 1997 and 1998 is unaudited and certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. However, in the opinion of Management, the interim data includes all adjustments, consisting only of normal recurring adjustments necessary for a fair statement of the results for the interim periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.


2. FIXED ASSETS

     Fixed assets consisted of the following:



                                                                       DECEMBER 31
                                                              -----------------------------
                                                                   1996            1997
                                                              -------------   -------------
   Furniture and office equipment .........................    $  150,739      $  159,467
   Technical equipment ....................................       169,112         200,300
   Leasehold improvements .................................         4,841           6,967
                                                               ----------      ----------
                                                                  324,692         366,734
   Less accumulated depreciation and amortization .........      (239,492)       (303,020)
                                                               ----------      ----------
                                                               $   85,200      $   63,714
                                                               ==========      ==========

3. LONG-TERM DEBT

     Long-term debt consisted of the following:



                                                DECEMBER 31
                                       -----------------------------
                                            1996            1997
                                       -------------   -------------
   Time note (A) ...................    $  200,000      $  200,000
   Line of credit (B) ..............       100,000         100,000
   Note payable (C) ................        55,861          46,362
                                        ----------      ----------
   Long term debt ..................       355,861         346,362
   Less current maturities .........      (309,313)       (310,162)
                                        ----------      ----------
   Total long-term debt ............    $   46,548      $   36,200
                                        ==========      ==========

----------
(A) On December 31, 1996 and 1997, respectively, the Companies had outstanding a six-month $200,000 time note (the "Time Note") with a bank (the "Bank"). Interest was set at the prime rate which approximated 8.25% at both December 31, 1996 and 1997, respectively. Interest is payable monthly in arrears. The Companies may repay the principal at any time during the

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

           six-month period ended June 30, 1998, with all remaining principal and outstanding interest in full on June 30, 1998. The time note contains covenants which, among other things, restrict the pledging of assets without prior written approval of the Bank.

(B) On December 31, 1996 and 1997, respectively, the Companies had outstanding a $100,000 one-year line of credit with the Bank which was fully drawn as of those dates. Interest was set at the prime rate which approximated 8.25% at both December 31, 1996 and 1997, respectively. Interest is payable monthly in arrears. Principal and any outstanding interest is payable in full at December 31, 1998. The line of credit contains covenants which are similar to those in the Time Note.

(C) In December 1996, the Companies entered into a five year $55,861 note payable with the Bank. Interest was fixed at 8.75%. Commencing January 1997, the note became payable in 59 monthly installments consisting of principal and interest with the final payment equal to any remaining principal and interest due. The note is secured by specific computer hardware and software which was purchased with the proceeds of the note payable.

     At December 31, 1997, the aggregate amounts of long-term debt due during the next four years are as follows:



YEAR ENDING DECEMBER 31        AMOUNT
-------------------------   -----------
     1998 ...............    $310,162
     1999 ...............      11,088
     2000 ...............      12,098
     2001 ...............      13,014
                             --------
                             $346,362
                             ========

4. COMMITMENTS AND CONTINGENCIES

     The Companies are obligated under certain noncancellable operating leases. Rent expense, principally for office space, amounted to approximately $149,400 and $167,300 for the years ended December 31, 1996 and 1997, respectively. In March 1998, the Companies entered into a sublease for additional office space.

     Future minimum rental payments under noncancellable operating leases are as follows:



YEAR ENDING DECEMBER 31    OPERATING LEASES
------------------------- -----------------
     1998 ...............     $  214,000
     1999 ...............        244,000
     2000 ...............        247,000
     2001 ...............        250,000
     2002 ...............        184,000
                              ----------
                              $1,139,000
                              ==========

 Settlement Agreement

     In 1994, the Companies were party to a $1.9 million legal settlement arising from a civil suit wherein they were jointly and severally liable to make settlement payments over a seven year period. The carrying value of the settlement agreement was approximately $793,300 and $658,800 at December 31, 1997 and 1996, respectively, discounted at a 8.25% interest rate.

 Agreement and Memorandum of Understanding

     In January 1992, an Agreement and Memorandum of Understanding (the "Agreement") was executed between the Companies' principal stockholder and a third party which formerly employed the principal stockholder. Under the terms of the Agreement, the Companies are obligated to remit to the third party a percentage of the Companies fees as received for the representation services provided regarding the negotiation of professional sporting contracts and marketing and endorsement

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

contracts. Agreement terms are limited to those professional athletes who became clients of the Companies at the time of the Companies formation and generally does not give the third party any right to fees related to contract renewals.

 Stock Appreciation Rights

     In December 1996, the Companies issued stock appreciation rights ("SARs") to a stockholder and executive vice president of the Companies. The SARs are exercisable only upon the occurrence of defined terms and conditions, including the sale or merger of the Companies to a third party or upon termination of employment. Accordingly, upon the exercise of the SAR's, the Companies will record expense in the combined statement of operations equal to the fair value of the SARs.


5. RELATED PARTY TRANSACTIONS

 Stockholder Loan Receivable

     In January 1993, the Companies entered into two eight-year promissory loan notes with a stockholder of the Companies for face amounts of $384,000 and $96,000. The loans accrue interest at a fixed rate of 5.7% with monthly payments of principal and accrued interest commencing January 1, 1997.

 Stockholder Loan Payable

     In January 1993, the principle stockholder of the Companies made a $95,000 non-interest bearing advance to the Companies in connection with its formation. This advance is due on demand and has been classified as a current liability in the accompanying combined balance sheets.

 Stockholders' Life Insurance

     The Companies are the owners and beneficiaries of key-man life insurance policies carried on the lives of its stockholders' with cash surrender values totaling approximately $73,300 and $115,400 as of December 31, 1996 and 1997, respectively. No loans are outstanding against the policies, but there is no restriction in the policy regarding loans.

     The life insurance contracts are accompanied by mandatory stock purchase agreements relating to the amount of the proceeds of the life insurance. Upon death, the insured's estate will be obligated to sell, and the Companies will be obligated to purchase the insured's stock up to the value of the stock or the proceeds of insurance, whichever is lesser. The purpose is to protect the Companies against an abrupt change in ownership.


6. EMPLOYEE BENEFIT PLAN

     During 1997, the Companies began sponsoring a deferred contribution plan (the "Plan"). The Plan enables all full time employees who have completed one year of service with the Companies to make voluntary contributions to the Plan not to exceed the dollar limits as prescribed by the Internal Revenue Service. Under the Plan, the Companies matches an employee's contribution up to a maximum of 3% of their salary. The Companies contribution for the year ended December 31, 1997 was approximately $40,800.


7. STOCKHOLDERS AGREEMENT

     The stockholders of the Companies currently maintain a Stockholders Agreement (the "Agreement") which place restrictions on the transfer (as defined in the Agreement) of their stock.


8. SUBSEQUENT EVENT

     On June 4, 1998 the stockholders of the Companies completed the sale of the Companies to a subsidiary of SFX Entertainment, Inc. ("SFX") whereby SFX acquired all of the outstanding capital

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

stock of the Companies for a total purchase price of approximately $82.2 million (including approximately $7.9 million which the Companies received for the reimbursement of certain taxes incurred and excluding $4.7 million of taxes paid on behalf of the Companies which will be refunded to SFX in 1999) and the issuance of 1.0 million shares of SFX's Class A Common Stock. The sale agreement also provides for payments by SFX to the Companies for additional amounts up to an aggregate of $15.0 million in equal annual installments over five years contingent on the achievement of certain EBITDA (as defined) targets and for additional payments by SFX if the companies EBITDA performance exceeds the targets by certain amounts.

                        REPORT OF INDEPENDENT AUDITORS

To the Members
Blackstone Entertainment LLC


     We have audited the accompanying combined balance sheets of Blackstone Entertainment LLC as of December 31, 1996 and 1997, and the related combined statements of income, members' equity and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Blackstone Entertainment LLC at December 31, 1996 and 1997, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



         May 1, 1998                                 ERNST & YOUNG LLP
New York, New York

                         BLACKSTONE ENTERTAINMENT LLC

                            COMBINED BALANCE SHEETS




                                                                     DECEMBER 31                JUNE 30
                                                            -----------------------------   --------------
                                                                 1996            1997            1998
                                                            -------------   -------------   --------------
                                                                                              (UNAUDITED)
ASSETS
Current assets:
 Cash and cash equivalents, including $50,000 and $55,000
   of restricted cash at December 31, 1996 and 1997,
   respectively .........................................   $ 2,025,731     $ 3,529,135      $16,664,490
 Accounts receivable ....................................       551,776         275,820        1,154,574
 Due from related parties ...............................        60,751         310,874               --
 Due from members .......................................       234,822         165,117               --
 Other current assets ...................................       151,872         219,789        1,440,463
                                                            -----------     -----------      -----------
Total current assets ....................................     3,024,952       4,500,735       19,259,527
Fixed assets, net .......................................    14,680,344      13,394,676       12,856,629
Intangible assets, net ..................................       212,682         177,823          149,302
                                                            -----------     -----------      -----------
Total assets ............................................   $17,917,978     $18,073,234      $32,265,458
                                                            ===========     ===========      ===========
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses ..................   $   819,690     $ 1,675,061      $ 1,859,872
 Notes payable, current portion .........................     1,427,172       1,388,806        8,940,357
 Capital leases payable, current portion ................       344,038         487,334          496,655
 Deferred income ........................................       545,537         547,270       14,601,337
 Due to related parties .................................       241,677              --               --
 Loans payable to members ...............................     1,500,000       2,461,239               --
                                                            -----------     -----------      -----------
 Total current liabilities ..............................     4,878,114       6,559,710       25,898,221
Notes payable, net of current portion ...................     8,564,888       6,816,668               --
Capital leases payable, net of current portion ..........     1,080,959         693,061          405,813
Other ...................................................        50,825              --               --
                                                            -----------     -----------      -----------
Total liabilities .......................................    14,574,786      14,069,439       26,304,034
Members' equity .........................................     3,343,192       4,003,795        5,961,424
                                                            -----------     -----------      -----------
Total liabilities and members' equity ...................   $17,917,978     $18,073,234      $32,265,458
                                                            ===========     ===========      ===========

                            See accompanying notes.

                         BLACKSTONE ENTERTAINMENT LLC

                         COMBINED STATEMENTS OF INCOME




                                                   YEAR ENDED DECEMBER 31           SIX MONTHS ENDED JUNE 30,
                                               -------------------------------   -------------------------------
                                                    1996             1997             1997             1998
                                               --------------   --------------   --------------   --------------
                                                                                           (UNAUDITED)
Gross revenues .............................    $ 48,824,066     $ 50,587,721     $21,451,061      $21,443,331
Operating costs and expenses:
 Operating costs ...........................      35,631,428       35,806,833      13,640,379       15,192,627
 Promotion expenses ........................       2,596,861        2,837,208       1,863,062          947,315
 General and administrative
   expenses ................................       4,634,399        5,756,993       2,179,883        2,437,189
 Depreciation and amortization .............       2,026,637        2,033,245         571,555          689,842
                                                ------------     ------------     -----------      -----------
Total operating costs and expenses .........      44,889,325       46,434,279      18,254,879       19,266,973
Operating income (loss) ....................       3,934,741        4,153,442       3,196,182        2,176,358
Investment income ..........................         189,970          329,696         119,125          165,504
Interest expense ...........................      (1,132,556)      (1,071,731)       (487,080)        (384,233)
                                                ------------     ------------     -----------      -----------
Net income (loss) ..........................    $  2,992,155     $  3,411,407     $ 2,848,227      $ 1,957,629
                                                ============     ============     ===========      ===========

                            See accompanying notes.

                         BLACKSTONE ENTERTAINMENT LLC

                       COMBINED STATEMENTS OF CASH FLOWS




                                                           YEAR ENDED DECEMBER 31            SIX MONTHS ENDED JUNE 30,
                                                      ---------------------------------   --------------------------------
                                                            1996              1997             1997              1998
                                                      ---------------   ---------------   --------------   ---------------
                                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) .................................    $  2,992,155      $  3,411,407      $  2,848,000     $  1,957,629
Adjustments to reconcile net income to net
 cash provided by operating activities:
   Depreciation and amortization ..................       2,226,637         2,033,245           572,000          689,842
   Other ..........................................             543                --
   (Increase) decrease in assets:
 Accounts receivable ..............................        (180,773)          275,956          (975,000)        (402,763)
 Other current assets .............................         284,240           (67,917)         (133,000)      (1,220,674)
   Increase (decrease) in liabilities:
    Deferred income ...............................        (149,523)            1,733        11,901,000       14,054,067
    Accounts payable and accrued
      expenses ....................................         (34,164)          855,371           676,000          184,811
    Due to/from related parties and
      members .....................................         (68,475)         (422,095)          (68,000)              --
    Other .........................................         (11,461)          (50,825)         (462,000)              --
                                                       ------------      ------------      ------------     ------------
Net cash provided by operating activities .........       5,059,179         6,036,875        14,359,000       15,262,912
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of fixed assets .......................      (1,678,666)         (386,983)          (15,000)        (123,274)
                                                       ------------      ------------      ------------     ------------
Net cash used in investing activities .............      (1,678,666)         (386,983)          (15,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable and consulting
 agreement ........................................      (1,227,498)       (1,986,586)         (695,000)        (765,117)
Payments on to capital leases .....................         (17,182)         (370,337)           (3,000)        (277,927)
Changes in loans payable to members ...............        (119,189)               --           (11,000)        (967,239)
Distributions to members ..........................      (1,720,546)       (1,789,565)         (300,000)              --
                                                       ------------      ------------      ------------     ------------
Net cash used in financing activities .............      (3,084,415)       (4,146,488)       (1,009,000)      (2,004,283)
                                                       ------------      ------------      ------------     ------------
Net increase in cash and cash equivalents .........         296,098         1,503,404        13,335,000       13,135,355
Cash and cash equivalents, beginning of
 period ...........................................       1,729,633         2,025,731         1,925,000        3,529,135
                                                       ------------      ------------      ------------     ------------
Cash and cash equivalents, end of period ..........    $  2,025,731      $  3,529,135      $ 15,260,000     $ 16,664,490
                                                       ============      ============      ============     ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
Capital lease additions ...........................    $    125,735      $    538,526      $         --     $         --
Cash paid during the year for interest ............    $  1,301,210      $  1,017,371      $    431,778     $    384,233

                            See accompanying notes.

                         BLACKSTONE ENTERTAINMENT LLC

                     COMBINED STATEMENT OF MEMBERS' EQUITY




                                                      MEMBERS'
                                                       EQUITY
                                                  ---------------
   Balance, January 1, 1996 ...................    $  2,071,583
   Net income .................................       2,992,155
   Distributions to members ...................      (1,770,546)
   Capital contributions ......................          50,000
                                                   ------------
   Balance, December 31, 1996 .................       3,343,192
   Net income .................................
   Distributions to members ...................      (2,750,804)
                                                   ------------
   Balance, December 31, 1997 .................       4,003,795
   Net loss ...................................       1,957,629
                                                   ------------
   Balance, June 30, 1998 (unaudited) .........    $  5,961,424
                                                   ============

                            See accompanying notes.

                         BLACKSTONE ENTERTAINMENT LLC

                    NOTES TO COMBINED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 General

     Blackstone Entertainment LLC ("the Company") was organized on October 1, 1997 as a Massachusetts Limited Liability Company. On that date, the net assets of the following companies (collectively, "Don Law and Affiliates"), which had been commonly controlled and functionally related, and a related parcel of land located in Mansfield, Massachusetts were contributed in formation of the
Company:

     o Great Woods, Inc.

     o Time Trust Associates Joint Venture

     o Harborlights Pavilion, Inc.

     o NEXT, Inc.

     o Don Law Company, Inc.

     o Orpheum Management Corporation

     o Black and Copper, Ltd.

     o Andrew Trust LLC

     These financial statements reflect the businesses subject to the transaction described in Note 10 and accordingly, represent the combined results of Blackstone Entertainment LLC and Don Law and Affiliates as a predecessor. The net assets transferred to the Company have been recorded at their historical book values.

 Nature of Business

     Great Woods, Inc., a Massachusetts corporation, managed and operated the Great Woods Center for the Performing Arts in Mansfield, Massachusetts. Time Trust Associates Joint Venture, a Massachusetts general partnership, held title to the real estate on which the facility is situated.

     Harborlights Pavilion, Inc., a Massachusetts corporation, managed and operated the Harborlights Pavilion in Boston, Massachusetts.

     NEXT, Inc., a Massachusetts corporation, operated a computerized ticketing system for entertainment facilities and theaters throughout the New England area.

     Don Law Company, Inc., a Massachusetts corporation, promoted concerts and other entertainment events throughout the New England area.

     Orpheum Management Corporation, a Massachusetts corporation, managed the Orpheum Theatre in Boston, Massachusetts.

     Black and Copper, Ltd., a Massachusetts corporation, provided graphic design, advertising, marketing and promotional services principally to its related entities.

     Andrew Trust LLC owned additional parcels of land surrounding the Great Woods Center for the Performing Arts in Mansfield, Massachusetts.

 Limited Liability Company

     The Company's operating agreement provides that liability of its members is limited to their capital invested in the Company. The Company's operating agreement does not limit its term of existence, and provides for dissolution upon the occurrence of certain events, one of which is the acquisition by one member of all of the outstanding ownership interest.

                         BLACKSTONE ENTERTAINMENT LLC

 Member Classes and Priorities


     The Company's operating agreement provides for one of its members to receive a priority distribution of current year earnings and liquidation proceeds to $2,250,000. The remaining members receive a matching distribution subsequent to the priority distribution of $2,250,000. All additional proceeds are then divided evenly among the members. The operating agreement provides for both priorities to disappear upon the Company's attainment of certain distribution levels.


 Cash and Cash Equivalents


     Cash and cash equivalents consist of cash, time deposits, commercial paper and money market mutual funds. The Company invests its excess cash in highly rated companies and financial institutions. These deposits have original maturities that do not exceed three months. During the course of the year, the Company maintained balances in financial institutions in excess of FDIC insured limits. Included in cash and cash equivalents at December 31, 1996 and 1997 is approximately $50,000 and $55,000, respectively, of restricted cash to be used for future Orpheum Theatre renovations and improvements.


 Fixed Assets


     Fixed assets are stated at cost. Depreciation is computed over estimated useful lives ranging from three to thirty-nine years utilizing straight-line and accelerated methods. Depreciation expense charged to operations was $1,992,321 and $1,798,386 during the years ended December 31, 1996 and 1997, respectively.


 Intangible Assets, Net


     Intangible assets consisting of goodwill which is being amortized over fifteen years using the straight-line method and organization costs incurred when Harborlights Pavilion, Inc. and NEXT, Inc. were established are being amortized over five years using the straight-line method. These assets are shown on the combined balance sheets net of accumulated amortization of $125,665 and $360,524 as of December 31, 1996 and 1997. Total amortization expense charged to operations was $34,316 and $234,859 during the years ended December 31, 1996 and 1997.


 Revenue Recognition


     All divisions, except for NEXT, recognize event-related revenue upon completion of each performance. Advance ticket receipts for performances are recorded as deferred revenue. Costs incurred which relate to future performances are recorded as prepaid expenses. The NEXT division recognizes revenues as tickets are sold and services are performed.


 Income Taxes


     The Company is treated as a partnership for federal and state income tax purposes. The Company's earnings and losses are included in the members' income tax returns in relation to their respective ownership interests; accordingly, no provision is required for federal and state income taxes.


 Advertising Expense


     The Company expenses advertising costs as incurred. Advertising expense amounted to approximately $1,849,000 and $2,061,000 during the years ended December 31, 1996 and 1997, respectively.

                         BLACKSTONE ENTERTAINMENT LLC

 Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


 Year 2000 (unaudited)


     The Company has addressed the risks associated with year 2000 compliance with respect to its ticketing system based on consultation with its vendors. Future costs associated with such compliance are not expected to be significant.


 Interim Financial Information


     The interim financial data as of June 30, 1998 and for the six-month periods ending June 30, 1997 and 1998 is unaudited and certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. However, in the opinion of Management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.


2. FIXED ASSETS, NET


     Fixed assets, net consists of the following:




                                                      DECEMBER 31
                                           ----------------------------------
                                                 1996              1997
                                           ---------------   ----------------
Performing art facilities ..............    $  21,454,305     $  21,496,711
Land and site improvements .............        2,133,905         2,327,127
Equipment under capital leases .........        1,426,874         1,567,690
Machinery and equipment ................        1,484,682         1,628,996
Furniture and fixtures .................          494,480           522,372
Leasehold improvements .................          243,982           244,982
Motor vehicles .........................          156,135           189,663
                                            -------------     -------------
                                               27,394,363        27,977,541
Less accumulated depreciation ..........      (12,714,019)      (14,582,865)
                                            -------------     -------------
                                            $  14,680,344     $  13,394,676
                                            =============     =============

                         BLACKSTONE ENTERTAINMENT LLC

3. NOTES PAYABLE


     Notes payable consist of the following:



                                                                                      DECEMBER 31
                                                                             -----------------------------
                                                                                  1996            1997
                                                                             -------------   -------------
1. The Company is obligated under a note payable to the FDIC dated May 11, 1988 in the original amount of $10,600,000. On
  May 9, 1995, the note was modified and extended to mature
  February 15, 2005. At such time, a balloon payment of
  approximately $3,500,000 will be required. The note is
  payable in monthly principal installments of $44,167 plus
  interest at 8.98% per annum. The note is collateralized by substantially all assets of the Great Woods Inc. and Time
  Trust Join Venture, including a mortgage on the real estate and facility, and a security interest in all operating permits and licenses, programming and concession contracts, and
  insurance policies on the lives of two members. ........................    $7,752,942      $7,222,942
2. The Company is obligated to a concessionaire under an
  unsecured five-year installment note in the original amount of
  $1,600,000 which matures on June 30, 1998. The note is
  payable in annual principal installments of $320,000 with
  interest payable quarterly at 1.5% over the prime rate. ................       640,000         320,000
3. The Company is obligated under a five-year installment note dated May 18, 1994 payable to a bank in the original amount of $1,600,000. The note is payable in monthly installments of
  $33,136 including interest at 8.9% per annum and is
  collateralized by all assets of the Harborlights Pavilion Inc. .........       829,118         492,532
4. The Company is obligated to a concessionaire under an
  unsecured installment note dated August 19, 1994 in the
  original amount of $350,000 bearing interest at 1% over the prime rate. The remaining outstanding principal balance and any accrued interest is due November 1, 1998. The note is
  personally guaranteed by the members of the Company. ...................       210,000         140,000
5. The Company is obligated to a concessionaire under an
  unsecured and noninterest bearing note dated July 11, 1994 in the original amount of $150,000. The note is due in annual installments of $30,000 with the final installment due
  October 15, 1998. ......................................................        60,000          30,000
6. The Company is obligated under a note payable from
  Andrew Trust LLC to a bank dated December 12, 1996 in
  the original amount of $500,000. Interest is payable monthly at 0.75% over the prime rate and the principal reaches
  maturity on December 12, 1999. .........................................       500,000              --
                                                                              ----------      ----------
                                                                               9,992,060       8,205,474
  Current maturities .....................................................     1,427,172       1,388,806
                                                                              ----------      ----------
  Long-term debt .........................................................    $8,564,888      $6,816,668
                                                                              ==========      ==========

                         BLACKSTONE ENTERTAINMENT LLC

Maturities of long-term debt are as follows:
December 31:




   1999 ................  $  653,726
   2000 ................     530,000
   2001 ................     530,000
   2002 ................     530,000
   2003 ................     530,000
   Thereafter ..........   4,042,942
                          ----------
                          $6,816,668
                          ==========

     The Company has an unsecured demand line of credit with a bank of $2,000,000 which expires April 30, 1998. Interest is payable monthly at 1% over the prime rate. The Company had no amounts outstanding under this line of credit as of December 31, 1996 and 1997.


     The bank note payable collaterialized by the assets of Harborlights Pavilion, Inc. and the demand line of credit are subject to several financial covenants which the company is currently in the process of renegotiating. For the years ended December 31, 1996 and 1997, Harborlights Pavilion, Inc. failed at least one of these financial covenants. Management anticipates that based upon discussions with the bank, the loan will not be called.



4. CAPITAL LEASE OBLIGATIONS


     The Company is obligated under capital lease agreements for certain business equipment. The leases have been capitalized at the fair value of the leased equipment with a corresponding liability recorded. Each payment is allocated between a reduction of the liability and interest expense to yield a constant periodic rate of interest on the remaining balance of the obligation.


     At December 31, 1997, future minimum payments due on the lease agreements are as follows:
Year ended December 31:



1998 ................................................   $ 564,474
1999 ................................................     564,625
2000 ................................................     155,095
2001 ................................................      15,961
                                                        ---------
                                                        1,300,155
Amount representing interest ........................     119,760
                                                        ---------
Present value of net minimum lease payments .........   1,180,395
Current portion .....................................     487,334
                                                        ---------
Long-term portion ...................................   $ 693,061
                                                        =========

5. LOANS PAYABLE TO MEMBERS


     The Company is obligated to members in the amount of $961,239 which represents the balance of advances made by them in conjunction with the transfer of assets on October 1, 1997. The loans are unsecured and noninterest bearing, and are expected to be repaid during 1998.


     The Company is obligated to two members for loans totaling $1,500,000 at both December 31, 1996 and 1997. The loans are unsecured, bear interest at 6.5% per annum, and have no formal repayment terms.

                         BLACKSTONE ENTERTAINMENT LLC

6. COMMITMENTS AND RELATED PARTY TRANSACTIONS

 Lease Commitments and Rent Expense

     Total rent expense amounted to approximately $487,000 and $577,000 for the years ended December 31, 1996 and 1997, respectively, of which $92,700 was paid to an affiliate during 1996 and 1997. At December 31, 1997, the Company is committed under the following noncancellable operating leases:

     1) The Company is obligated under a five-year license agreement dated March 31, 1994 for the lease of a parcel of real estate located on Fan Pier in Boston, Massachusetts. The agreement provides for a minimum annual rent of $250,000 through 1998. Additional rent is required based on the number of tickets sold annually in excess of a 100,000 ticket base. The landlord has the right to terminate the license agreement upon giving written notice by November of each year, for termination in the following calendar year.

     2) Under an agreement with the owner of the Orpheum Theatre, the Company has exclusive booking and scheduling rights for the Theatre and sole responsibility for granting concessions for the sale of food and refreshments at the Theatre. Under the terms of the agreement, the Company is required to pay a hall rental charge of $4,750 per performance for the period January 1998 through December 2000, plus additional amounts for artist rehearsals. The Company is reimbursed for the hall rental charges by the shows' promoters and earns commissions from the Theatre's owner based on the annual volume of rental fees paid.

     3) The company is obligated under three leases with an affiliate. During 1996 and 1997, the combined rent for these three leases was $92,700 each year.

     4) The company is obligated under a one year lease for the NEXT, Inc. premises for rent payments of $53,750 through December 31, 1998.


 Other Commitments

     The Company is obligated under a ten-year consulting agreement with the former owner of a concert promotion business which was acquired in 1992. The consulting agreement requires scheduled annual payments totaling of $828,000 over the next four years.

     The Company is obligated under a consulting agreement with a member requiring annual payments of $100,000 renewable annually.


7. PROFIT SHARING PLANS

     The Company maintains 401(k) profit sharing plans covering eligible employees who meet certain age and length of service requirements. Employees may elect voluntary salary reductions; company contributions are made at the discretion of the managing member. The Company did not make any matching contributions during the years ended December 31, 1996 and 1997.


8. LITIGATION

     Great Woods, Inc. is a defendant in several lawsuits that management believes are without merit. In the event of an adverse judgment, management believes its insurance coverage is sufficient to cover any potential losses.


9. EMPLOYMENT AGREEMENTS

     Two employees have employment agreements pursuant to which they may received contingent consideration upon the occurrence of specified events. One of the employees is entitled to 0.6% of the

                         BLACKSTONE ENTERTAINMENT LLC
net proceeds from the sale, refinancing or other disposition of the Company or its ownership interests. The other is entitled to 5% of the defined after tax proceeds from the sale of Great Woods , Inc. less certain defined contingent consideration paid prior to the date of sale. The Company is obligated under an informal employment arrangement with the General Manager of the NEXT, Inc. which provides for a base salary of $150,000 in addition to a bonus based on performance. The arrangement is renewable annually.


     In connection with employment agreements, certain employees were paid $610,000 in 1997 in connection with the sale of membership interests by the principal owner to the Company. Such amount was recorded as a charge to earnings in 1997.


10. SUBSEQUENT EVENT


     On July 2, 1998, SFX Entertainment, Inc. acquired the Company for aggregate consideration of approximately $92.2 million, including the repayment of approximately $7.0 million in debt.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of Magicworks Entertainment Incorporated:


We have audited the accompanying balance sheets of Magicworks Entertainment Incorporated (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Magicworks Entertainment Incorporated and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP


Miami, Florida,
February 23, 1998.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS




                                                                            DECEMBER 31,
                                                         JUNE 30,    ---------------------------
                                                           1998           1997          1996
                                                      -------------- ------------- -------------
                                                        (UNAUDITED)
ASSETS
CURRENT ASSETS
 Cash and cash equivalents ..........................  $ 6,383,715    $ 5,410,837   $ 5,936,611
 Accounts and notes receivable, net .................    2,614,418      1,802,623     1,288,558
 Inventories ........................................      715,443        486,954       268,959
 Advances and temporary deposits ....................      233,158        582,809       121,196
 Due from affiliates ................................           --             --        39,170
 Prepaid show expenses ..............................    8,532,595        929,566       117,363
 Other current assets ...............................      462,275        409,503       397,170
                                                       -----------    -----------   -----------
   TOTAL CURRENT ASSETS .............................   18,941,604      9,622,292     8,169,027
PROPERTY AND EQUIPMENT, NET .........................    2,104,950      2,098,785     2,048,255
INVESTMENTS IN PARTNERSHIPS .........................    3,855,219      4,273,973     1,907,678
DEFERRED COSTS, NET .................................    1,703,050        983,679     1,105,114
INTANGIBLE ASSETS, NET ..............................      374,167        399,167       325,745
OTHER ASSETS ........................................      117,500         67,500            --
                                                       -----------    -----------   -----------
 TOTAL ASSETS .......................................  $27,096,490    $17,445,396   $13,555,819
                                                       ===========    ===========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Borrowings under credit agreement ..................  $ 3,100,000    $        --   $        --
 Current portion of long-term debt ..................      306,635        299,557       302,956
 Accounts payable ...................................    1,077,712      1,252,517       983,691
 Accrued liabilities ................................      530,108        532,648       228,808
 Advance ticket sales ...............................           --      3,479,469       844,373
 Deferred income taxes ..............................    9,770,271             --       137,131
 Due to affiliates ..................................       30,198        357,451            --
                                                       -----------    -----------   -----------
   TOTAL CURRENT LIABILITIES ........................   14,814,924      5,921,642     2,496,959
DEFERRED INCOME TAXES ...............................           --             --       274,263
LONG-TERM DEBT, NET OF CURRENT PORTION ..............    5,810,422      6,047,163     6,177,492
                                                       -----------    -----------   -----------
 TOTAL LIABILITIES ..................................   20,625,346     11,968,805     8,948,714
                                                       -----------    -----------   -----------
COMMITMENTS AND CONTINGENCIES (NOTE 9)
STOCKHOLDERS' EQUITY
 Preferred stock, $.001 par value; 5,000,000 shares
   authorized; none issued ..........................           --             --            --
 Common stock, $.001 par value; 50,000,000 shares
   authorized; 24,404,300 and 24,394,300 issued and
   outstanding in 1997 and 1996, respectively .......       24,427         24,404        24,394
 Additional paid-in capital .........................    4,160,326      4,078,618     4,151,026
 Retained earnings ..................................    2,286,391      1,373,569       431,685
                                                       -----------    -----------   -----------
   TOTAL STOCKHOLDERS' EQUITY .......................    6,471,144      5,476,591     4,607,105
                                                       -----------    -----------   -----------
   TOTAL LIABILITIES AND STOCKHOLDERS'
    EQUITY ..........................................  $27,096,490    $17,445,396   $13,555,819
                                                       ===========    ===========   ===========

The accompanying notes are an integral part of these consolidated financial statements.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME





                                          SIX MONTHS ENDED JUNE 30,    YEARS ENDED DECEMBER 31,
                                         --------------------------- -----------------------------
                                              1998          1997          1997           1996
                                         ------------- ------------- ------------- ---------------
                                                 (UNAUDITED)
REVENUES
 Production ............................ $2,630,405    $3,134,762    $5,334,130     $  4,649,009
 Promotion ............................. 25,376,916     5,413,958    26,762,607       35,510,618
 Merchandising .........................  7,718,846     2,477,829     4,881,577        2,603,691
 Other .................................  1,145,778       951,159     1,984,589        3,629,858
                                         -----------   -----------   -----------    ------------
   TOTAL REVENUES ...................... 36,871,945    11,977,708    38,962,903       46,393,176
                                         -----------   -----------   -----------    ------------
OPERATING EXPENSES
 Production ............................  2,187,153        47,658     1,533,922        4,046,160
 Promotion ............................. 22,226,188     4,793,391    23,667,541       30,290,201
 Salaries, wages, and benefits .........  2,456,860     1,551,572     3,617,180        3,416,590
 Merchandising .........................  6,326,419     1,733,984     3,596,529        1,933,983
 General and administrative ............  2,030,748     2,803,211     4,673,482        3,373,100
                                         -----------   -----------   -----------    ------------
   TOTAL OPERATING EXPENSES ............ 35,227,368    10,929,816    37,088,654       43,060,034
                                         -----------   -----------   -----------    ------------
INCOME FROM OPERATIONS .................  1,644,577     1,047,892     1,874,249        3,333,142
OTHER INCOME (EXPENSE)
 Interest income .......................     74,473        89,768       135,372          280,708
 Interest expense ......................   (610,537)     (403,845)     (686,275)        (491,630)
                                         -----------   -----------   -----------    ------------
   INCOME BEFORE PROVISION FOR
    INCOME TAXES, PRO FORMA INCOME
    TAXES AND INCOME FROM
    INVESTMENTS IN UNCONSOLIDATED
    PARTNERSHIPS .......................  1,108,513       733,815     1,323,346        3,122,220
PROVISION FOR INCOME TAXES .............   (458,566)     (600,616)     (747,324)        (597,216)
                                         -----------   -----------   -----------    ------------
   INCOME BEFORE PRO FORMA INCOME
    TAXES FOR PERIODS PRIOR TO JULY
    29, 1996 AND INCOME FROM
    INVESTMENTS IN UNCONSOLIDATED
    PARTNERSHIPS .......................    649,947       133,199       576,022        2,525,004
                                         -----------
PRO FORMA INCOME TAXES .................         --            --            --       (1,161,758)
                                         -----------   -----------   -----------    ------------
   INCOME AND PRO FORMA INCOME
    BEFORE INCOME FROM INVESTMENTS
    IN UNCONSOLIDATED PARTNERSHIPS .....    649,947       133,199       576,022        1,363,246
INCOME FROM INVESTMENTS IN
 UNCONSOLIDATED PARTNERSHIPS ...........    262,875       806,225       540,977           40,759
                                         -----------   -----------   -----------    ------------
NET INCOME AND PRO FORMA NET INCOME      $  912,822    $  939,424    $1,116,999     $  1,404,005
                                         ===========   ===========   ===========    ============
NET INCOME AND PRO FORMA NET INCOME
 PER SHARE, BASIC AND DILUTED .......... $     0.04    $     0.04    $     0.05     $       0.06
                                         ===========   ===========   ===========    ============
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING
 BASIC ................................. 24,417,467    24,394,299    24,398,546       22,907,463
                                         ===========   ===========   ===========    ============
 DILUTED ............................... 24,739,388    24,475,876    24,434,440       22,989,112
                                         ===========   ===========   ===========    ============


The accompanying notes are an integral part of these consolidated financial statements.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY




                                                 COMMON       ADDITIONAL         RETAINED
                                                  STOCK         PAID-IN          EARNINGS           TOTAL
                                               ----------   --------------   ---------------   ---------------
BALANCE AT DECEMBER 31, 1995 ...............    $21,831       $  129,507      $  2,077,894      $  2,229,232
 Issuance of common stock, net of cost of
   $1,255,668...............................      2,563        3,927,519                --         3,930,082
 Stock options granted to non-employees.....         --           94,000                --            94,000
 Distributions .............................         --               --        (4,211,972)       (4,211,972)
 Net income ................................         --               --         2,565,763         2,565,763
                                                -------       ----------      ------------      ------------
BALANCE AT DECEMBER 31, 1996 ...............     24,394        4,151,026           431,685         4,607,105
 Stock registration costs ..................         --          (91,148)               --           (91,148)
 Stock issued to an employee ...............         10           18,740                --            18,750
 Distributions .............................         --               --          (175,115)         (175,115)
 Net income ................................         --               --         1,116,999         1,116,999
                                                -------       ----------      ------------      ------------
BALANCE AT DECEMBER 31, 1997 ...............    $24,404       $4,078,618      $  1,373,569      $  5,476,591
                                                =======       ==========      ============      ============

The accompanying notes are an integral part of these consolidated financial statements.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                 SIX MONTHS ENDED JUNE 30,       YEARS ENDED DECEMBER 31,
                                                              ------------------------------- -------------------------------
                                                                    1998            1997            1997            1996
                                                              --------------- --------------- --------------- ---------------
                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income ..................................................  $    912,822    $    939,424    $  1,116,999    $  2,565,763
ADJUSTMENTS TO RECONCILE NET INCOME TO
 NET CASH PROVIDED BY OPERATING
 ACTIVITIES
 Depreciation and amortization ..............................       188,285         145,361         578,553         388,607
 Bad debt expense ...........................................            --              --       1,143,499              --
 Write-down of investments in partnerships ..................            --              --          58,226         269,519
 Deferred income tax (benefit) provision ....................            --        (205,697)       (631,362)        411,394
 Income from investments in partnerships ....................      (262,875)       (806,225)       (540,977)        (40,759)
 Stock issued to an employee ................................            --              --          18,750              --
 Stock options granted to non employees .....................            --              --              --          94,000
 Gain (loss) on sale of property and equipment ..............            --         (24,685)        (62,327)         27,734
 CHANGES IN OPERATING ASSETS AND
  LIABILITIES
  Accounts and notes receivable .............................      (879,295)        265,346      (1,657,564)       (520,522)
  Inventories ...............................................      (228,489)         42,749        (217,995)       (108,029)
  Advances and temporary deposits ...........................       349,651          91,479        (461.613)         75,478
  Prepaid show expenses .....................................    (7,603,029)     (1,173,833)       (812,203)       (117,363)
  Other current assets ......................................        14,728          76,007         207,635        (158,312)
  Other assets ..............................................       (50,000)             --         (67,500)             --
  Deferred costs ............................................      (719,371)         47,614         (44,604)        182,929
  Accounts payable ..........................................      (174,805)        226,942         268,826          72,290
  Accrued liabilities .......................................          (809)        384,943         303,840         134,428
  Advance ticket sales ......................................            --              --       2,635,096      (2,767,831)
  Deferred Income ...........................................     6,290,802       1,212,027              --              --
                                                               ------------    ------------    ------------    ------------
   NET CASH PROVIDED BY OPERATING
     ACTIVITIES .............................................    (2,162,385)      1,221,452       1,835,279         509,326
                                                               ------------    ------------    ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment ..........................      (169,450)        (15,151)       (480,639)       (925,875)
Proceeds from sale of assets ................................            --         143,500         206,500              --
Investments in partnerships .................................       681,629      (4,033,595)     (1,883,544)       (873,720)
Payments from (advances to) affiliates ......................      (327,253)         39,170         396,621        (189,198)
Intangible assets ...........................................            --          34,592        (200,000)          4,952
                                                               ------------    ------------    ------------    ------------
   NET CASH USED IN INVESTING ACTIVITIES ....................       184,926      (3,831,484)     (1,961,062)     (1,983,841)
                                                               ------------    ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt ..........................................     3,100,000         375,000       8,243,700       1,914,057
Repayment of debt ...........................................      (149,663)       (290,755)     (8,377,428)     (3,070,417)
Net proceeds from (cash used for) private placement .........            --              --              --       9,115,832
Distributions ...............................................            --        (175,115)       (175,115)     (4,211,972)
Deferred debt issuance costs ................................            --              --              --        (792,577)
Stock registration costs ....................................            --         (91,148)        (91,148)             --
                                                               ------------    ------------    ------------    ------------
   NET CASH (USED IN) PROVIDED BY
     FINANCING ACTIVITIES ...................................     2,950,337        (182,018)       (399,991)      2,954,923
                                                               ------------    ------------    ------------    ------------
   NET (DECREASE) INCREASE IN CASH AND
     CASH EQUIVALENTS .......................................       972,878      (2,792,050)       (525,774)      1,480,408
CASH AND CASH EQUIVALENTS, BEGINNING OF
 YEAR .......................................................     5,410,837       5,936,611       5,936,611       4,456,203
                                                               ------------    ------------    ------------    ------------
CASH AND CASH EQUIVALENTS, END OF YEAR ......................  $  6,383,715    $  3,144,561    $  5,410,837    $  5,936,611
                                                               ============    ============    ============    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
 Cash paid during the year for:
  Interest ..................................................  $    343,506    $    311,145    $    681,996    $    490,628
                                                               ============    ============    ============    ============
  Income taxes ..............................................  $    457,388    $    997,105    $  1,264,475    $    250,000
                                                               ============    ============    ============    ============
SUPPLEMENTAL INFORMATION ON NONCASH
 INVESTING AND FINANCING ACTIVITIES:
  Conversion of notes to common stock .......................  $     81,736    $         --    $         --    $         --
                                                               ------------    ------------    ------------    ------------
  Distribution of notes receivable to affiliates ............  $         --    $         --    $         --    $         --
                                                               ============    ============    ============    ============


The accompanying notes are an integral part of these consolidated financial statements.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


NATURE OF OPERATIONS


     Magicworks Entertainment Incorporated (the "Company"), through its subsidiaries and partnerships, acquires domestic and international stage and ancillary rights to theatrical productions, produces and promotes live entertainment, manages and books performances and shows, and provides ancillary services including transportation and merchandising of a broad range of products associated with its productions and performers.


MERGERS, ACQUISITIONS AND BUSINESS COMBINATIONS


     On July 29, 1996, the Company consummated a simultaneous merger (the "Merger") with certain other affiliated businesses. On the same date and on September 27, 1996, the Company issued and sold 400.06 and 14.8 Units, respectively, in a private placement (see Note 4). Upon completion of the private placement, the Company merged with and into Shadow Wood Corporation ("Shadow Wood"), a publicly-traded Delaware corporation. In accordance with the terms of the Merger, each share of the Company's common stock issued and outstanding was converted into one share of Shadow Wood's common stock. Shadow Wood was the surviving corporation and investors in the private placement became security holders of Shadow Wood. Shadow Wood changed its name to Magicworks Entertainment Incorporated.


     On August 28, 1996, the Company acquired all of the outstanding capital stock of MovieTime Entertainment, Inc. ("MovieTime") in exchange for 1,199,999 shares of the Company's common stock. MovieTime was formed in May 1995. The principals of MovieTime are the same as the principals and management of the Company. Accordingly, the acquisition was accounted for on a historical cost basis in a manner similar to a pooling of interests. The consolidated financial statements presented for periods prior to the acquisition date have been restated to reflect the accounts of MovieTime since inception. Revenues and loss generated by MovieTime since inception and included in the accompanying consolidated statements of income are as follows:



                                                              1996
                                                         --------------
         Revenues ....................................     $   81,077
                                                           ----------
         Loss before pro forma income taxes ..........     $ (674,703)
                                                           ==========

     Revenues and loss generated by MovieTime prior to the date of acquisition and included in the accompanying consolidated statements of income for the year ended December 31, 1996 were $59,546 and ($449,161), respectively. Effective April 30, 1997, the Company dissolved MovieTime and ceased its operations.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

     On December 31, 1996, the Company acquired all of the outstanding capital stock of Space Agency, Inc. ("Space"), now known as Magicworks West, Inc. (see Name changes section of Note 1), in exchange for 1,320,001 shares of the Company's common stock. The acquisition has been accounted for using the pooling of interests method of accounting. Accordingly, the consolidated financial statements presented for periods prior to the acquisition date have been restated to reflect the accounts of Space since inception. Revenues, income and distributions to stockholders generated by Space since inception and included in the accompanying consolidated statements of income are as follows:



                                                                1996
                                                           --------------
         Revenues ......................................    $24,740,750
                                                            ===========
         Income before pro forma income taxes ..........    $ 1,149,712
                                                            ===========
         Distributions to stockholders .................    $ 1,606,331
                                                            ===========

     A final S-Corporation distribution of $175,115 was made to the Space stockholders during 1997.


BASIS OF PRESENTATION


     The accompanying consolidated financial statements include the accounts of Magicworks Entertainment Incorporated, all its subsidiaries and certain partnerships involved in theatrical productions. All significant intercompany balances and transactions have been eliminated.


     For periods prior to July 29, 1996, the accompanying financial statements present the combined results of Magic Promotion, Inc., Magic Promotions, Inc., Touring Artists Group, Inc., Performing Arts Management of North Miami, Inc., Diamond Bullet Merchandising, Inc., MovieTime Entertainment, Inc. and Space Agency, Inc.


NAME CHANGES


     The Company has effectuated corporate name changes for the following subsidiaries:



FORMER NAME                            NEW NAME
------------------------------------   ---------------------------------------------
Magic Promotion, Inc.                  Magicworks Entertainment International, Inc.
Magic Promotions, Inc.                 Magicworks Theatricals, Inc. ("MTI")
Diamond Bullet Merchandising, Inc.     Magicworks Merchandising, Inc. ("MMI")
MagicSpace, Inc. (1)                   Magicworks West, Inc. ("MWI")
Magic Concert Promotions, Inc.         Magicworks Concerts, Inc. ("MCI")

----------
(1) Space, which was acquired by the Company on December 31, 1996, was subsequently merged into MagicSpace, Inc.


CASH AND CASH EQUIVALENTS


     Cash and cash equivalents include cash and investments in short-term highly liquid financial instruments, primarily time deposits and money market accounts, with original maturities of three months or less. Due to the short maturity period of the cash equivalents, the carrying amount of these instruments approximates their fair values. Included in cash and cash equivalents are interest-bearing deposits of $3,752,423 and $3,886,969 at December 31, 1997 and 1996, respectively.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

INVENTORIES


     Inventories are valued at the lower of cost, determined on a first-in first-out basis, or net realizable value.


PREPAID SHOW EXPENSES


     Prepaid show costs consist of all costs relating to promoting a show including artist advances and advertising. These costs are expensed over the term of the related show for a period not to exceed six months.


PROPERTY AND EQUIPMENT


     Property and equipment are stated at cost, less accumulated depreciation and amortization. Assets are depreciated using the straight-line method over the estimated useful lives of the assets, or the lease terms if shorter, as follows:


  Leasehold improvements .......... Lease term
  Furniture and equipment ......... 3 to 7 years
  Vehicles ........................ 10 to 15 years

     Repairs of property and equipment and minor replacements and renewals are charged to maintenance expense, which is included in general and administrative expenses, as incurred.


INVESTMENTS IN PARTNERSHIPS


     The Company has partnership interests, ranging from 1% to 20%, in various theatrical productions. Because the Company does not exercise significant influence over the operating and financial policies of these productions, these investments are carried at cost, $1,069,716 and $397,331 at December 31, 1997 and 1996, respectively, and income is only recognized when received in the form of distributions. The Company recognized no income from these partnerships in 1997 and 1996.


     The Company has eleven joint venture interests ranging from 21% to 50%, in various seasonal productions. Because the Company exercises influence over the operating and financial policies of these productions, these investments are accounted for under the equity method. The carrying value of such investments was $3,204,257 and $1,510,347 at December 31, 1997 and 1996, respectively. The Company recognized income from investments in partnerships of $540,977 and $40,759 in 1997 and 1996, respectively.


DEFERRED COSTS


     Deferred costs include pre-opening legal and professional fees incurred in connection with the North Miami Performing Arts Center (The "Arts Center") amounting to $373,532 which will be amortized over a maximum period of three years once operations commence (see Note 9).


     Additionally, deferred debt costs of approximately $836,000 were incurred in connection with the private placement of debt (see Note 4), and are being amortized over the 5-year term of the debt. Amortization of deferred debt costs amounted to $166,039 and $68,566 in 1997 and 1996, respectively.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

INTANGIBLE ASSETS

     Intangible assets consists of the following at December 31:



                                                               1997            1996
                                                          -------------   -------------
         Booking agreement (1) ........................    $       --      $  341,595
         Management operating agreements (2) ..........       300,000         466,962
         Trademark (3) ................................       200,000              --
                                                           ----------      ----------
                                                              500,000         808,557
         Less accumulated amortization ................      (100,833)       (482,812)
                                                           ----------      ----------
         Intangible assets, net .......................    $  399,167      $  325,745
                                                           ==========      ==========

----------
(1) The booking agreement resulted from the acquisition of the National Artists Management Company, Inc. in 1992. The agreement was amortized over a period of five years and was fully amortized at December 31, 1997.


(2) Management operating agreements consist of various agreements being amortized over periods from five to thirty years. As of December 31, 1997 agreements amounting to $166,962 have been fully amortized and only one agreement remains in effect, the management operating agreement relating to the proposed Arts Center (see Note 9). That agreement is being amortized over a thirty-year period, the term of the agreement which began in 1993.

(3) The trademark was acquired when the Company entered into a limited liability company agreement to form The Booking Group, LLC, and will be amortized over a five-year period beginning in 1997.

     Amortization expense incurred associated with intangible assets amounted to $126,579 and $123,745 for 1997 and 1996, respectively.

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the Company reviews long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. If this review indicates the asset will not be recoverable, as generally determined based on estimated undiscounted cash flows over the remaining amortization period, the carrying amount of the asset would be adjusted to fair value.


REVENUES

     Revenues are recognized when earned, which is generally at the time of the theatrical performance or entertainment event. Production revenues represent the Company's share of performance revenues earned for events where the Company functions as the event's producer. Producer activities include acquisition of theatrical stage rights and all activities necessary to mount the production. Such activities include, but are not limited to, engaging a director, set construction, costume preparation, arrangements of lighting and sound equipment, staging rehearsals and theater bookings. Cash received in advance of a performance is reflected as advance ticket sales in the accompanying consolidated balance sheets. Promotion revenues represent the Company's share of performance operating results where the Company serves as promoter. The promotion of an event involves the presentation of such event at particular venues. The promoter is responsible for ticket sales, advertising and marketing of the event. In certain cases, the Company may function as both the producer and promoter of an event. With respect to the Company's share of production and promotion receipts, when the Company holds an interest in a show of less than 51%, the Company records its share of the net profits, but does not record the corresponding revenues or expenses.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

RECEIVABLES

     Receivables include amounts due from shows which the Company acts as the promoter, advances to shows for start-up costs which will be repaid from profit distributions, and amounts due from theaters for ticket sales. The Company provides an allowance for losses on accounts receivable based on a monthly review of the outstanding receivables and evaluation of their collectibility. In 1997, the Company generated significant production and promotion revenues by its new concert and international divisions. As a result of these new ventures, the timing in which these receivables are expected to be collected requires the Company to set up a provision for potential uncollectible accounts. Changes in the allowance for losses on accounts receivable for the year ended December 31, 1997 are as follows:


            Balance, beginning of the year .........   $       --
            Provision for uncollectibles ...........    1,143,499
            Write-offs .............................     (471,428)
                                                       ----------
            Balance, end of the year ...............   $  672,071
                                                       ==========

     A substantial portion of the Company's revenues are derived from the production and promotion of live entertainment acts and events throughout the United States, Canada and South America. Changes in the entertainment preferences of the general populations could affect the Company's future revenues.

CONCENTRATIONS OF CREDIT RISK

     The Company has no significant off balance sheet concentration of credit risk. The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents.

INCOME TAXES

     As a result of the Merger, the Company and its subsidiaries, previously S-Corporations, became subject to U.S. corporate income tax. Prior to July 30, 1996, the stockholders included their proportionate share of the Company's income in their respective tax returns.

     The accompanying consolidated statements of income include pro forma income taxes due for periods prior to the Merger as if the Company had been subject to federal and state corporate income taxes, based on the tax laws in effect during those periods and statutory rates applied to pre-tax accounting income.

     The Company follows the SFAS No. 109, "Accounting for Income Taxes," which requires, among other things, recognition of future tax benefits measured at enacted rates attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities and to tax net operating loss carryforwards to the extent that realization of said benefits is more likely than not.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     As of December 31, 1997 and 1996, the carrying amount of cash and cash equivalents, accounts and notes receivable and accounts payable approximates fair value due to the short-term nature of these accounts.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

NET INCOME AND PRO FORMA NET INCOME PER COMMON SHARE

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share." SFAS No. 128 simplifies the current standards for computing earnings per share ("EPS") under Accounting Principles Board Opinion ("APB") 15, "Earnings per Share," by replacing the existing calculation of primary EPS with a basic EPS calculation. It requires a dual presentation, for complex capital structures, of basic and diluted EPS on the face of the income statement and requires a reconciliation of basic EPS factors to diluted EPS factors. The impact of adopting SFAS 128 in 1997 was immaterial.


     Basic net income and pro forma net income per common share is computed by dividing net income or pro forma net income by the weighted average number of common shares outstanding. Diluted net income and pro forma net income per common share assumes the maximum dilutive effect from stock options and warrants, and conversion of the Company's convertible notes (see Note 4). For all periods presented, basic and diluted net income per share are the same.

     The following is the reconciliation of the numerators and denominators of the basic and dilutive earnings per share calculation:



                                                                         1997            1996
                                                                     ------------   -------------
Weighted average number of common shares .........................   24,398,546      22,907,463
Impact of dilutive warrants and options (1) ......................       35,894          81,649
                                                                     ----------      ----------
Weighted average number of shares of common stock and common
 stock equivalents for fully diluted earnings per share ..........   24,434,440      22,989,112
                                                                     ==========      ==========

----------
(1) Unsecured senior convertible notes are anti-dilutive.


STOCK-BASED COMPENSATION

     In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", which applies to transactions with non-employees, the Company has recognized expense for stock options issued to consultants in fiscal 1996, as more fully described in Note 10. The Company intends to continue applying the provisions of APB 25, "Accounting for Stock Issued to Employees" for transactions with employees, as permitted by SFAS 123.


NEW ACCOUNTING PRONOUNCEMENTS

     In February 1997, the FASB issued SFAS No. 129, "Disclosures of Information about Capital Structure" which is effective for fiscal years ending after December 15, 1997. SFAS No. 129 requires disclosing information about an entity's capital structure. The impact of adopting SFAS No. 129 in fiscal 1997 was immaterial.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" which is required to be adopted in fiscal 1998. This statement establishes standards to reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. This statement requires that an enterprise (a) classify items of other comprehensive income by their nature in financial statements and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of statements of financial position. Comprehensive income is defined as the change in equity during the financial reporting period of a business enterprise resulting from non-owner sources. The Company currently does not have other comprehensive income and therefore does not believe the adoption of SFAS No. 130 will have a significant impact on its financial statement presentation.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is required to be adopted in fiscal 1998. This statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments including, among other things, a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. The Company currently has one reporting segment and therefore does not believe the adoption of SFAS No. 131 will have a significant impact on its financial statement presentation.


RECLASSIFICATIONS

     Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the current fiscal year's presentation.

2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31:



                                                       1997            1996
                                                  -------------   -------------
         Leasehold improvements ...............    $  134,100      $  121,001
         Furniture and equipment ..............       665,534         587,781
         Vehicles .............................     1,834,200       2,085,022
                                                   ----------      ----------
                                                    2,633,834       2,793,804
                                                   ----------      ----------
         Less accumulated depreciation and
          amortization ........................      (535,049)       (745,549)
                                                   ----------      ----------
         Property and equipment, net ..........    $2,098,785      $2,048,255
                                                   ==========      ==========

3. ACCRUED LIABILITIES

     Accrued liabilities consist of the following at December 31:



                                                   1997         1996
                                               -----------   ----------
         Payroll-related accruals ..........    $130,249      $ 90,996
         Accrued show expenses .............     240,582            --
         Other .............................     161,817       137,812
                                                --------      --------
                                                $532,648      $228,808
                                                ========      ========

4. PRIVATE PLACEMENT

     On July 29, 1996, the Company issued and sold 400.06 Units for which it received net proceeds of $8,782,832. On September 27, 1996, the Company sold an additional 14.8 Units pursuant to the private placement for which it received additional net proceeds of $333,000. Each unit consists of an unsecured senior convertible note (the "Notes") in the principal amount of $12,500 bearing interest at a rate of 10% per annum, and 5,000 shares of common stock. The value attributable to the common shares was $2.50 per share. As a placement fee, the placement agent received 488,820 shares of the Company's common stock.


     The Notes require interest payments semi-annually on June 30 and December
31. The Notes contain mandatory sinking fund requirements which are calculated to retire 75% of the face amount of the Notes after payment of seven consecutive equal quarterly contributions, the first such contribution to occur on October 1, 1999 and every ninety days thereafter.

     The principal amount and accrued and unpaid interest on each Note is convertible (in whole but not in part), at any time prior to July 30, 2001, at a conversion price of $3.50 per share (subject to adjustment in certain circumstances). The Notes may be prepaid by the Company at its option, at the principal amount plus accrued but unpaid interest.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

     In addition to the placement fee described above, the Company issued the placement agent 500,000 warrants at an exercise price of $3.00 per share, (subject to adjustment in certain circumstances), and has authorized up to 1,481,643 redeemable warrants that may be issued in connection with the prepayment of the Notes in certain circumstances at $3.50 per share.


5. LONG-TERM DEBT

     Long-term debt consists of the following at December 31:



                                                                        1997            1996
                                                                   -------------   -------------
Various notes payable with interest ranging from 9.75% to
 10.9%, principal due monthly through February 2004,
 collateralized by vehicles. ...................................    $1,160,970      $1,276,348
Convertible notes (see Note 4) .................................     5,185,750       5,185,750
Capital lease obligation payable in monthly installments through
 September 1997 including interest imputed at a rate of 10%,
 collateralized by a vehicle. ..................................            --          18,350
                                                                    ----------      ----------
                                                                     6,346,720       6,480,448
Less current portion ...........................................      (299,557)       (302,956)
                                                                    ----------      ----------
                                                                    $6,047,163      $6,177,492
                                                                    ==========      ==========

     Scheduled maturities of long-term debt are as follows:


  1998 ...................    $  299,557
  1999 ...................       869,330
  2000 ...................     2,480,791
  2001 ...................     2,511,529
  2002 ...................       185,513
                              ----------
                              $6,346,720
                              ==========

     The Company has a committed line of credit agreement expiring in May 1998 with a bank that provides for short-term borrowings of up to $5.0 million by the Company. Borrowings under this agreement bear interest at the London Interbank Offered Rate (LIBOR) plus 250 basis points. This agreement is collateralized by substantially all the Company's assets. At December 31, 1997, the full amount of the line of credit was available for borrowing.


6. EMPLOYEE BENEFIT PLANS

     Effective January 1, 1988, the Company initiated a Money Purchase Plan and Trust (the "Plan") for all full-time employees of MTI who have completed one year of service and are at least 21 years of age. The Company contributes an amount not to exceed 10% of the participating employee's compensation or $16,000. In addition, the Plan permits the Company to make additional discretionary contributions to the Plan. Total contributions to the Plan were $85,000 and $55,792 in 1997 and 1996, respectively. Employees vest in the Company's discretionary contributions at the rate of 20% per year upon completion of two years of service.

     MWI has a qualified profit sharing plan for the employees. Contributions to the plan are determined by the Board of Directors each year, and are limited to an amount not to exceed 15% of eligible compensation paid to participants for the year. Employees are eligible to participate in the plan after one year if they are over 21 and work at least 1,000 hours each year. MWI made contributions to the plan of $23,500 and $59,222 in 1997 and 1996, respectively.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

     Effective fiscal 1998, the Company plans to adopt a resolution to submit a proposal to the Internal Revenue Service ("IRS") to freeze, distribute and terminate both of the aforementioned plans, with the assets not to be distributed until a final determination letter is received by the IRS. Through a professional employer organization, effective January 1998, the Company has implemented a 401(k) Profit Sharing Plan and Trust, (the "401(k) Plan"). With the exception of individuals employed by the Company as of the initial plan year effective date, who will be immediately eligible to participate in the plan, employees will become eligible to participate after completing one year of service provided the employee is over the age 21. Participants may elect to contribute from 1% to 15% of their annual compensation into the 401(k) Plan. The Company will make matching contributions in an amount equal to 25% of the participant's contribution. Participants shall become vested in the employer contribution portion of their account as follows:



YEARS OF VESTING SERVICE            VESTING %
--------------------------------   ----------
  1 ............................         0%
  2 ............................        20%
  3 ............................        40%
  4 ............................        60%
  5 ............................        80%
  6 or more ....................       100%

     The 401(k) Plan will be administered by, and offer the funds and investment options of, a national asset management company.


7. RELATED PARTY TRANSACTIONS

     In the normal course of its business, the Company conducts business with certain stockholders and their respective affiliates. In the opinion of management, the transactions with related parties are equivalent to terms from unrelated parties.

     Fees paid by the Company for accounting, general management, office and other administrative services to entities controlled by certain principal stockholders were $0 and $25,750 in 1997 and 1996, respectively, and are reflected in general and administrative expenses in the accompanying consolidated statements of income for the applicable periods.

     The Company entered into three non-cancelable operating leases for office space with related entities. As of December 31, 1997, one of the above mentioned non-cancelable operating leases has expired and the Company continues to occupy the premises on a month to month rental basis. The Company is required to pay taxes, maintenance, insurance and utility costs. Payments under these leases and rental arrangements totaled $106,832 and $80,504 in 1997 and 1996, respectively. See Note 9 for a summary of future minimum commitments under the non-cancelable operating leases.


8. INCOME TAXES

     The provision for income taxes consists of the following:



                                    1997           1996
                               -------------   -----------
  Current ..................    $1,378,686      $185,822
  Deferred .................      (631,362)      411,394
                                ----------      --------
                                $  747,324      $597,216
                                ==========      ========
  Federal ..................    $  653,436      $514,028
  State ....................        93,888        83,188
                                ----------      --------
                                $  747,324      $597,216
                                ==========      ========

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

     Prior to July 29, 1996, the stockholders included their proportionate share of the Company's income in their respective tax returns. Pro forma income taxes represent the estimated tax provision, at 39%, which would have been recorded had the Company been a taxable entity in 1996.

     A reconciliation of the difference between the expected provision for income taxes using the statutory federal tax rate and the Company's actual provision is as follows:



                                                                         1997            1996
                                                                     -----------   ---------------
         Provision using statutory rate of 34% ...................    $633,870      $  1,071,424
         State income taxes ......................................      61,522            50,745
         Income earned in period prior to July 29, 1996 ..........          --        (1,161,758)
         Deferred income taxes recorded at July 29,
          1996 ...................................................          --           548,525
         Other ...................................................      51,932            88,280
                                                                      --------      ------------
                                                                      $747,324      $    597,216
                                                                      ========      ============

     Deferred taxes are due to timing differences in reporting of certain income and expense items for book purposes and income tax purposes. Deferred taxes at December 31, 1996 consist primarily of the impact, prior to July 29, 1996, of the Company reporting its income on a cash basis.


9. COMMITMENTS AND CONTINGENCIES


LITIGATION


     An arbitration proceeding had been instituted by MMI, a subsidiary of the Company, against Robert L. Ferman ("Ferman"), a former financial advisor to certain of the Company's predecessors. MMI's claim had been for rescission, fraud and breach of fiduciary duty in connection with a consulting agreement under which MMI agreed to pay Ferman a monthly retainer fee of $2,500 and an equity position in MMI in the event that Ferman was successful in locating an acceptable underwriter for a proposed initial public offering of the securities of the Company or its affiliates. In March 1997, the Company and Ferman settled the proceeding. The parties are in the process of revising the definitive agreement for execution and expect the matter to be resolved in the near future at a cost of approximately $60,000 to the Company.


     In October 1994, a former independent contractor filed a complaint against the partnership that produced "Jesus Christ Superstar" in the Common Pleas Court of Philadelphia County seeking consequential damages of $5,000,000 arising from the termination of an employment contract by such partnership. A trial date has been set for June 1, 1998. Management believes, based on the advice of counsel, that the lawsuit is without merit, and that the outcome of this suit will not have a material adverse effect on its financial condition or results of operations.

     Performing Arts Management of North Miami, Inc., a wholly-owned subsidiary of the Company ("PAM"), commenced an action against the City of North Miami (the "City") for failure to perform under the operating management agreement between PAM and the City relating to PAM's management of the Arts Center (see
Note 1). The City filed a counterclaim alleging that the Company had breached the management contract. The dispute stems from the City's inability to deliver a permit to the Company to build the Arts Center as required under the operating agreement and the City's assertion that PAM breached the agreement by failing to make certain payments alleged to be required thereunder. The Company has incurred expenditures related to its PAM contract totaling $626,032 at December 31, 1997, which were capitalized and are included in deferred costs and intangible assets in the accompanying consolidated balance sheets. In August 1998, the Company determined that the assets capitalized were no longer realizable and wrote off all related assets.

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

     In July 1997, Spinnaker III filed suit against MCI, U.S. Tobacco and Club LaVela, alleging (among other things not related to Magic) that Magic breached its contract with Spinnaker to host the ROAR Tour performance. The case is in the discovery phase with no trial date yet set. Management believes, based on the advice of counsel, that Spinnaker's claims are without merit, and that the outcome of this suit will not have a material adverse effect on its financial condition or results of operations.


MANAGEMENT AGREEMENTS


     The Company entered into management agreements with Niko Associates ("Niko") to manage the daily general operations during the entire periods of production of Dolliko, Judas and Impossible. Management fees are calculated based on fixed weekly fees ranging from $2,000 to $5,000 per performance week plus reimbursement of certain overhead related costs. Management fees paid by the Company to Niko amounted to $405,000 and $635,000 in 1997 and 1996, respectively, and are reflected in production expenses in the accompanying consolidated statements of income.


OPERATING LEASES


     The Company leases office space from affiliated (see Note 7) and unaffiliated entities under operating lease agreements that extend through June 2001. The following is a schedule of approximate future minimum lease payments required under such non-cancelable operating leases at December 31, 1997:





YEAR ENDED DECEMBER 31,      AFFILIATED     UNAFFILIATED       TOTAL
-------------------------   ------------   --------------   -----------
1998 ....................     $ 77,800        $ 58,300       $136,100
1999 ....................       80,200          67,450        147,650
2000 ....................       82,600           5,650         88,250
2001 ....................       28,000              --         28,000
                              --------        --------       --------
                              $268,600        $131,400       $400,000
                              ========        ========       ========

     The Company also has month-to-month leases with affiliated (see Note 7) and unaffiliated entities. Rent expense amounted to $200,023 and $161,140, for the years ended December 31, 1997 and 1996, respectively, and is included in general and administrative expenses in the accompanying consolidated statements of income.


EMPLOYMENT AGREEMENTS


     The Company has entered into employment agreements with key personnel that require future minimum payments as follows:



YEAR ENDED DECEMBER 31,
-------------------------
  1998 ..................    $1,631,000
  1999 ..................     1,484,583
  2000 ..................     1,191,250
  2001 ..................       700,000
                             ----------
                             $5,006,833
                             ==========

            MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES

10. STOCK OPTIONS


     At the discretion of management, the Company may grant options to purchase the Company's stock to employees, directors, consultants, and other unrelated parties. The Company granted options to purchase an aggregate of 637,750 and 216,500 shares in 1997 and 1996, respectively as follows:




                                                                 EXERCISE
                                                   OPTIONS         PRICE
                                                  ---------   --------------
         Balance at December 31, 1995 .........         --
          Grants ..............................    216,500    $2.50 - $3.50
          Exercises ...........................         --
          Canceled ............................         --
                                                   -------
         Balance at December 31, 1996 .........    216,500    $2.50 - $3.50
          Grants ..............................    637,750    $1.75 - $3.56
          Exercises ...........................         --
          Canceled ............................         --
                                                   -------
         Balance at December 31, 1997 .........    854,250    $1.75 - $3.56
                                                   =======

     Options exercisable December 31, 1997 and 1996 were 259,250 and 166,500, respectively.


     The Company applies APB 25 and its related interpretations in accounting for options granted to employees. Accordingly, no compensation cost has been recognized related to such grants. Had compensation cost for the Company's stock options been based on fair value at the grant dates for awards granted, consistent with the provisions of SFAS 123, the Company's 1997 net income and net income per share, and the 1996 pro forma net income and pro forma income per share would have been reduced to the amounts indicated below:




                                                               1997            1996
                                                          -------------   -------------
         Net income and pro forma net income ..........
         As reported ..................................    $1,116,999      $1,404,005
         Pro forma for the impact of SFAS 123 .........    $1,011,728      $1,384,146
         Net income per share and pro forma income per
          share, basic and diluted
         As reported ..................................    $      .05      $      .06
         Pro forma for the impact of SFAS 123 .........    $      .04      $      .06

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: expected volatility of 25.0%, risk-free interest rate of 6.5%, expected dividends of $0 and expected terms of 3 years.


     In 1996, the Company recorded expense of $94,000 related to 200,000 stock options granted to non-employees of the Company. In determining the expense to be recorded, the Company applied the Black-Scholes model using the same assumptions described above.


11. SUBSEQUENT EVENTS


     On September 11, 1998 the Company was acquired by SFX Entertainment Inc.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)




                                                                                SEPTEMBER 30,   DECEMBER 31,
                                                                                     1998           1997
                                                                               --------------- -------------
                                                                                 (UNAUDITED)      (NOTE 1)
ASSETS
Current assets
 Cash and cash equivalents ...................................................    $  4,500       $  8,944
 Cash escrow .................................................................         746            704
 Accounts receivable, net ....................................................      14,791          6,930
 Prepaid production costs ....................................................       1,193            553
 Prepaid expenses and other current assets ...................................         595            436
                                                                                  --------       --------
   Total current assets ......................................................      21,825         17,567
Property and equipment, net ..................................................       2,895          2,040
Receivables--non current .....................................................       1,365            668
Notes receivable .............................................................       2,135          1,887
Deposits and deferred expenses ...............................................       2,314            677
Intangible assets--net .......................................................      59,648         23,951
                                                                                  --------       --------
                                                                                  $ 90,182       $ 46,790
                                                                                  ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable and accrued expenses .......................................    $  8,728       $  4,592
 Acquisition indebtedness--current portion ...................................       1,515            775
 Escrow payable ..............................................................         685            527
 Deferred revenues ...........................................................         523            626
                                                                                  --------       --------
   Total current liabilities .................................................      11,451          6,520
Notes payable--bank ..........................................................      33,140
Acquisition indebtedness--non-current ........................................       3,777          2,144
Deferred rent ................................................................         651            696
Deferred income taxes ........................................................         964            960
Common stock (545 shares) subject to put options .............................       3,420          3,184
Stockholders' equity
 Preferred stock, $.01 par value; 5,000 shares authorized, no shares issued
 Common stock, $.01 par value; 25,000 shares authorized, 18,086
 (September 30, 1998) and 17,913 (December 31, 1997) shares issued
 and outstanding .............................................................         175            174
 Additional paid-in capital ..................................................      39,593         36,885
 Accumulated deficit .........................................................      (3,003)        (3,781)
 Cumulative translation adjustment ...........................................          14              8
                                                                                  --------       --------
   Total stockholders' equity ................................................      36,779         33,286
                                                                                  --------       --------
                                                                                  $ 90,182       $ 46,790
                                                                                  ========       ========

Note: The condensed consolidated balance sheet at December 31, 1997 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.




     See accompanying notes to condensed consolidated financial statements.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)




                                                          THREE MONTHS ENDED         NINE MONTHS ENDED
                                                            SEPTEMBER 30,              SEPTEMBER 30,
                                                           1998         1997        1998          1997
                                                        ----------   ---------   ----------   ------------
Revenues ............................................    $14,199      $5,817      $35,470       $ 11,991
Operating expenses ..................................      8,739       3,716       23,726          7,664
General and administrative expenses .................      2,865       1,500        8,239          4,502
Non cash compensation ...............................       (157)         81          367            165
Depreciation and amortization .......................        660          72        1,463             91
                                                         -------      ------      -------       --------
Income/(loss) from operations .......................      2,092         448        1,675           (431)
Interest expense, net ...............................        227         222          120            224
Financing expense ...................................         --         756           --            756
                                                         -------      ------      -------       --------
Income/(loss) before income taxes ...................      1,865        (530)       1,555         (1,411)
Income taxes ........................................        423          77          541             77
                                                         -------      ------      -------       --------
Net income/(loss) ...................................      1,442        (607)       1,014         (1,448)
Accretion of obligation related to the put option
 issued in connection with the ProServ
 acquisition ........................................         79          --          236             --
                                                         -------      ------      -------       --------
Net income/(loss) applicable to common
 stockholders .......................................    $ 1,363      $ (607)     $   778       $ (1,488)
                                                         =======      ======      =======       ========
Net income/(loss) per share--basic and dilutive .....    $   .08      $ (.08)     $   .05       $   (.20)
                                                         =======      ======      =======       ========

     See accompanying notes to condensed consolidated financial statements.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)




                                                                              NINE MONTHS ENDED
                                                                                SEPTEMBER 30,
                                                                             1998           1997
                                                                         ------------   ------------
NET CASH USED IN OPERATING ACTIVITIES ................................    $  (3,547)      $ (2,184)
INVESTING ACTIVITIES
 Recent Acquisitions, net of cash acquired ...........................      (30,736)            --
 Purchase of equipment and leasehold improvements, net of landlord
   contribution ......................................................         (702)        (1,240)
 Employee loan .......................................................           --           (424)
 Deposits and deferred expenses ......................................         (970)        (2,200)
 Increase in other assets ............................................                        (568)
                                                                                          --------
   Net cash used in investing activities .............................      (32,408)        (4,432)
                                                                          ---------       --------
FINANCING ACTIVITIES
 Proceeds under Credit Agreement .....................................       33,140             --
 Proceeds from Bridge Financing ......................................           --         10,500
 Costs related to stock offerings ....................................         (187)          (131)
 Costs related to Credit Agreement ...................................         (667)            --
 Costs related to Tender Offer .......................................           --         (9,580)
 Payment of acquisition indebtedness .................................         (775)          (500)
                                                                          ---------       --------
   Net cash provided by financing activities .........................       31,511            289
                                                                          ---------       --------
NET DECREASE/INCREASE IN CASH ........................................       (4,444)        (6,327)
CASH AT BEGINNING OF PERIOD ..........................................        8,944          7,231
                                                                          ---------       --------
CASH AT END OF PERIOD ................................................    $   4,500       $    904
                                                                          =========       ========
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING
 Issuance of common stock to an employee .............................    $     100             --
                                                                          =========       ========
 In connection with Recent Acquisitions
   Issuance of common stock ..........................................    $   2,616             --
                                                                          =========       ========
   Notes payable .....................................................    $   2,594             --
                                                                          =========       ========
   Obligation to issue common stock in future ........................    $     416             --
                                                                          =========       ========
 Note received in connection with sale of an interest in an associated
   company ...........................................................    $     300             --
                                                                          =========       ========
 Issuance of options to purchase 105 shares of Common stock in
   connection with Bridge Financing for the Tender Offer .............                    $    394
                                                                                          ========

     See accompanying notes to condensed consolidated financial statements.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                 (IN THOUSANDS)




                                                       ADDITIONAL                  CUMULATIVE       TOTAL
                                  NUMBER OF   COMMON     PAID-IN    ACCUMULATED   TRANSLATION   STOCKHOLDERS'
                                    SHARES     STOCK     CAPITAL      DEFICIT      ADJUSTMENT      EQUITY
                                 ----------- -------- ------------ ------------- ------------- --------------
Balance--December 31, 1997 .....   17,913      $174     $36,885      $ (3,781)          8         $33,286
Issuance of common stock:
 In connection with
   acquisitions ................      549         5       2,611                                     2,616
 To an employee ................       16                   100                                       100
Cancellation of IPO Escrow
 Shares ........................     (392)       (4)          4                                        --
QBQ Escrow Shares ..............                            180                                       180
Secondary Offering costs .......                           (187)                                     (187)
Foreign currency translation
 adjustment ....................                                                        6               6
Net income for period ..........                                          778                         778
                                   ------      ----     -------      --------         ---         -------
Balance--September 30, 1998
 (unaudited) ...................   18,086      $175     $39,593      $ (3,003)        $14         $36,779
                                   ======      ====     =======      ========         ===         =======

     See accompanying notes to condensed consolidated financial statements.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES
           NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


NOTE 1 -- MERGER WITH SFX ENTERTAINMENT

     On July 23, 1998, The Marquee Group, Inc. (the "Company") entered into an Agreement and Plan of Merger, as amended (the "Merger Agreement"), with SFX Entertainment, Inc. ("Parent") and SFX Acquisition Corp., a wholly-owned subsidiary of Parent ("Sub"), pursuant to which Sub will merge with and into the Company (the "Merger") and the Company will continue as the surviving corporation of the Merger. Pursuant to the Merger Agreement, upon the consummation of the Merger, each outstanding share of common stock, $.01 par value, of the Company will be converted into the right to receive from Parent
0.1111 shares of Class A Common Stock, $.01 par value, of Parent (the "SFX Class A Common Stock")(the "Exchange Ratio"). If the SFX Class A Common Stock Price (as defined below) is greater than $42.75, then the Exchange Ratio shall be the quotient obtained by dividing $4.75 by the SFX Class A Common Stock Price. The term "SFX Class A Common Stock Price" means the average of the last reported sale price for the fifteen consecutive trading days ending on the fifth trading day prior to the effective time of the Merger on the primary exchange on which the SFX Class A Common Stock is traded (the NASDAQ National Market).

     Additionally, the Merger Agreement places certain restrictions on the conduct of business by the Company, including a restriction on the incurrence of indebtedness and the making of capital expenditures.

     The consummation of the Merger is subject to the satisfaction of a number of conditions set forth in the Merger Agreement, including approval by the Company's stockholders. Certain of these conditions have been satisfied as of November 12, 1998, including the expiration of the applicable waiting period for the merger under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended. The Merger is expected to be consummated in the first quarter of 1999.


NOTE 2 -- BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Item 310(b) of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for an interim period are not necessarily indicative of the results that may be expected for a full year. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1997.

     The Company was formed in July 1995 for the purpose of providing integrated event management, television programming and production, marketing, talent representation and consulting services in the sports, news and entertainment industries. In furtherance of its business strategy, the Company acquired by merger on December 12, 1996, concurrently with the closing of its initial public offering ("IPO"), Sports Marketing & Television International, Inc. ("SMTI"), which provides production and marketing services to sporting events, sports television shows, and professional and collegiate leagues and organizations, and Athletes and Artists, Inc. ("A&A"), a sports and media representation firm. The acquisitions of SMTI and A&A are referred to as the "1996 Acquisitions". In October 1997, the Company acquired ProServ, Inc. and ProServ Television, Inc. (collectively, "ProServ") (the "ProServ Acquisition") and QBQ Entertainment, Inc. ("QBQ") (the "QBQ Acquisition") (collectively, the "1997 Acquisitions"). The Company also completed the secondary offering (the "Second Offering") of 8,500,000 shares of its common stock at $5.00 per share in the fourth quarter of 1997. In August and September 1998, the Company acquired Alphabet City Industries, Inc. and Alphabet City Sports Records, Inc., Cambridge Holding Corporation, Park Associates Limited, Tony Stephens Associates Limited, and Tollin/Robbins Productions (collectively, the "Recent Acquisitions"). Accordingly, the accompanying condensed consolidated financial statements include the accounts of the Company, the 1997 Acquisitions and the Recent Acquisitions from their respective dates of acquisition. All significant intercompany transactions and accounts have been eliminated.


NOTE 3 -- EARNINGS PER COMMON SHARE

     Basic earnings per share applicable to common stockholders is based upon the net loss after reduction of amounts, if any, for accretion of the obligation related to the put option issued in connection with the ProServ Acquisition divided by the weighted average number of shares of common stock outstanding during the year. Shares of common stock placed in escrow upon completion of the Company's initial public offering have been excluded from the calculation of basic earnings per share. The Company's outstanding options, warrants and contingently issuable shares are not included for diluted earnings per share because the effect would be anti-dilutive for 1997. The following table sets forth the computation of the adjusted weighted average number of common stock outstanding:




                                                                            SEPTEMBER 30, 1998
                                                                  ---------------------------------------
                                                                   THREE MONTHS ENDED   NINE MONTHS ENDED
                                                                  -------------------- ------------------
                                                                     (IN THOUSANDS)      (IN THOUSANDS)
  Denominator for basic earnings per share--weighted
    average shares ..............................................        16,859              16,660
  Effect of dilutive securities--Employee stock options .........           177                 141
                                                                         ------              ------
  Denominator for dilutive earnings per share--adjusted
    weighted average shares .....................................        17,036              16,801
                                                                         ======              ======

NOTE 4 -- NON-CASH COMPENSATION CHARGE

     In connection with the acquisition of QBQ in October 1997, the Company placed in escrow 78,702 shares of its common stock issued to the seller as a portion of the purchase price. As of March 31, 1998, the Company has determined that it is probable that the financial thresholds required to be met for the release of these escrowed shares will be achieved in 1998, and, accordingly has recorded a charge of $180,000 for the nine months ended September 30, 1998 as non-cash compensation in the accompanying condensed consolidated statements of operations. This compensation charge will be adjusted based upon the changes in the fair market value of the shares subject to the escrow arrangement through the actual release date.


NOTE 5 -- BANK CREDIT AGREEMENT

     On July 31, 1998, the Company and its subsidiaries entered into a Credit Agreement, as amended, (the "Credit Agreement") with BankBoston, NA, which provides for a revolving line of credit for loans and letters of credit
(subject to a $2 million sublimit) of up to $35 million in the aggregate. The revolving credit facility under the Credit Agreement may be used to finance acquisitions and to fund working capital needs. Loans under the Credit
Agreement bear interest at a floating rate equal to a base rate which approximates prime plus an applicable margin, or a Eurocurrency rate plus an applicable margin. The applicable margin is dependent on the Company achieving certain leverage ratios. In August and September 1998, the Company borrowed a total of approximately $33.1 million under the revolving credit facility in connection with the Recent Acquisitions, with the interest rate associated with such borrowings of approximately 8.3% for domestic borrowings and 10.5% for British (pounds sterling) borrowings (at September 30, 1998). The obligations of the Company under the Credit Agreement are secured by a first priority security interest in all existing and future acquired property of the Company, including the capital stock of its subsidiaries. The Company's obligations under the Credit Agreement are also guaranteed by the Company's present and future subsidiaries and secured by a first priority security interest in all existing and future property of these subsidiaries. The Credit Agreement also contains financial leverage and coverage ratios, which may inhibit the Company's ability to incur other indebtedness, and restrictions on capital expenditures, distributions and other payments. However, the Company will be permitted to incur additional indebtedness outside of the Credit Agreement to acquire businesses secured solely by the assets of such acquired businesses, as long as the Company is in compliance with the financial covenants of the Credit Agreement exclusive of such indebtedness and the related borrowing base applicable to the businesses acquired. The term of the Credit Agreement is three years with borrowing availability reduced periodically commencing January 1, 2000. See "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" for additional information.


NOTE 6 -- RECENT ACQUISITIONS

     On August 3, 1998, the Company consummated its acquisition of substantially all of the assets of Alphabet City Industries, Inc. and all of the outstanding stock of Alphabet City Sports Records, Inc., both of which are sports and music marketing companies which develop strategic alliances among sports leagues, music companies and corporate sponsors (collectively, the "Alphabet City Acquisition"). The aggregate purchase price for the Alphabet City Acquisition was approximately $4.0 million consisting of $3.4 million in cash (excluding assumed liabilities) and 200,000 shares of the Company's common stock. In addition, the Company may be obligated to make significant additional payments (up to $9 million) based upon the financial performance of the acquired businesses.

     On August 6, 1998, the Company consummated its acquisition of all of the outstanding stock of Cambridge Holding Corporation ("Cambridge"), a golf representation company, whose client roster includes a mix of established PGA Tour winners and many prospects on the Nike Tour (the "Cambridge Acquisition"). The aggregate purchase price for Cambridge was approximately $3.9 million consisting of $3.5 million in cash and 89,536 shares of the Company's common stock. In addition, the Company may be obligated to make additional payments aggregating approximately $2.0 million based upon the future financial performance of Cambridge.

     On August 13, 1998, the Company acquired Park Associates Limited ("PAL"), a sports and media talent representation firm in the United Kingdom. (the "PAL Acquisition"). The initial consideration for the PAL Acquisition was approximately (pounds sterling)2.6 million (approximately $3.2 million) consisting of (pounds sterling)1.6 million (approximately $2.6 million) in cash and 117,440 shares of the Company's common stock. In addition, the Company will pay an additional (pounds sterling)800,000 (approximately $1.3 million) in cash and (pounds sterling)200,000 (approximately $330,000) in common stock (based on the closing price of such stock as reported in The Wall Street Journal during the twenty days prior to the date of each payment) in five equal annual installments.

     On September 2, 1998, the Company consummated its acquisition of Tony Stephens Associates Limited ("TSA"), a major soccer talent representation firm in the United Kingdom (the "TSA Acquisition"). The initial consideration for the TSA Acquisition was approximately consisting of (pounds sterling)1.8 million (approximately $3.0 million), of which (pounds sterling)1.4 million (approximately $2.3 million) was paid in cash and 142,291 shares of the Company's common stock were issued. In addition, the Company will pay an additional (pounds sterling)200,000 (approximately $330,000) in cash and (pounds sterling)50,000 (approximately $83,000) in the form of shares of the Company's common stock.

     On September 18, 1998, the Company consummated its acquisition of all the issued and outstanding equity interests in Halcyon Days, Productions, Inc., Robbins Entertainment Group, Inc. and Tollin/Robbins Management, LLC (collectively, "Tollin/Robbins") (the "Tollin/Robbins Acquisition"). Tollin/Robbins is an award-winning independent film and television production company. The initial consideration for the Tollin/Robbins Acquisition was $20.5 million in cash. In addition, the two sellers will each receive $800,000 in cash, payable in four equal annual installments beginning September 1, 1999 and will receive additional consideration based on the EBITDA (as defined in the acquisition agreement) of the acquired entities through 2003, payable in shares of the Company's common stock and cash.


     The funds used to consummate each of the Recent Acquisitions were principally obtained from borrowings under the Credit Agreement.

                         REPORT OF INDEPENDENT AUDITORS


To the Stockholders of
The Marquee Group, Inc.


We have audited the accompanying consolidated balance sheet of The Marquee Group, Inc. and Subsidiaries (the "Company") as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly in all material respects, the consolidated financial position of the Company at December 31, 1997, and the consolidated results of its operations and its cash flows for the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                        Ernst & Young LLP


New York, New York
March 5, 1998

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997
                                (IN THOUSANDS)




                                                                               DECEMBER 31,
                                                                                   1997
                                                                              -------------
ASSETS
Current assets:
 Cash and cash equivalents ................................................     $  8,944
 Cash escrow ..............................................................          704
 Accounts receivable -- net ...............................................        6,930
 Television and event costs ...............................................          553
 Prepaid expenses and other current assets ................................          436
                                                                                --------
    Total current assets ..................................................       17,567
Property and equipment, net ...............................................        2,040
Noncurrent receivables ....................................................          668
Notes receivable ..........................................................        1,887
Deposits ..................................................................          677
Intangible assets -- net ..................................................       23,951
                                                                                --------
                                                                                $ 46,790
                                                                                ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued liabilities .................................     $  4,592
 Acquisition indebtedness -- current portion ..............................          775
 Escrow payable ...........................................................          527
 Deferred revenues ........................................................          626
                                                                                --------
    Total current liabilities .............................................        6,520
Acquisition indebtedness -- non-current ...................................        2,144
Deferred rent .............................................................          696
Deferred income taxes .....................................................          960
Common stock (545 shares) subject to put options ..........................        3,184
Stockholders' equity
 Preferred stock, $.01 par value, 5,000 shares authorized, no shares issued
 Common stock, $.01 par value; 25,000 shares authorized, 8,769 and
   17,913 shares issued and outstanding ...................................          174
 Additional paid-in capital ...............................................       36,885
 Accumulated deficit ......................................................       (3,781)
 Cumulative translation adjustment ........................................            8
                                                                                --------
    Total stockholders' equity ............................................       33,286
                                                                                --------
                                                                                $ 46,790
                                                                                ========

                            See accompanying notes.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                                      YEAR ENDED
                                                                                     DECEMBER 31,
                                                                              --------------------------
                                                                                  1997           1996
                                                                              ------------   -----------
Revenues ..................................................................     $ 21,268      $  2,869
Operating expenses ........................................................       14,459         2,563
General and administrative expenses .......................................        6,316         2,199
Loss on abandonment of lease ..............................................          466            --
Deferred compensation .....................................................          145            56
Depreciation and amortization .............................................          371             5
                                                                                --------      --------
Loss from operations ......................................................         (489)       (1,954)
Interest expense, net .....................................................           22           283
Financing expense .........................................................          756           193
                                                                                --------      --------
Loss before income taxes ..................................................       (1,267)       (2,430)
Income tax benefit (provision) ............................................          (45)           20
                                                                                --------      --------
Net loss ..................................................................       (1,312)       (2,410)
Accretion of obligation related to the put option issued in connection with
 the ProServ acquisition ..................................................           59            --
                                                                                --------      --------
Net loss applicable to common stockholders ................................     $ (1,371)     $ (2,410)
                                                                                ========      ========
Net loss per share applicable to common stockholders-basic and dilutive ...     $  (0.15)     $  (1.03)
                                                                                ========      ========
Weighted number of shares outstanding .....................................        9,377         2,347
                                                                                ========      ========

                            See accompanying notes.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                (IN THOUSANDS)




                                         NUMBER OF   COMMON      ADDITIONAL
                                           SHARES     STOCK   PAID-IN CAPITAL
                                        ----------- -------- -----------------
Balance -- December 31, 1995 ..........     1,938     $ 19      $       --
Issuance of common stock:
 Issuance to employee .................        50       --             119
 Conversion of Debentures .............       667        7           1,993
 Initial public offering, net of
   offering costs .....................     3,852       39          15,547
 Acquisitions .........................     2,262       23           1,488
Distribution to acquired companies'
 former stockholders ..................        --       --         (10,970)
"S" Corporation dividend ..............        --       --            (382)
Amortization of deferred
 compensation .........................        --       --              --
Net loss for the year ended
 December 31, 1996 ....................        --       --              --
                                            -----     ----      ----------
Balance -- December 31, 1996 ..........     8,769       88           7,795
Initial public offering costs .........        --       --            (131)
Issuance of common stock:
 Second offering, net of offering
   costs ..............................     8,500       85          38,470
 Acquisitions .........................       644        1             624
Tender Offer ..........................        --       --         (10,280)
Issuance of options:
 In connection with financing of
   Tender Offer .......................        --       --             394
 In connection with acquisitions ......        --       --              13
Amortization of deferred
 compensation .........................        --       --              --
Foreign currency translation
 adjustment ...........................        --       --              --
Net loss for the year ended
 December 31, 1997 ....................        --       --              --
                                            -----     ----      ----------
                                           17,913     $174      $   36,885
                                           ======     ====      ==========



                                                                      CUMULATIVE
                                           DEFERRED     ACCUMULATED   TRANSLATION
                                         COMPENSATION     DEFICIT     ADJUSTMENT      TOTAL
                                        -------------- ------------- ------------ ------------
Balance -- December 31, 1995 ..........    $    --       $     --          --      $       19
Issuance of common stock:
 Issuance to employee .................       (119)            --          --              --
 Conversion of Debentures .............         --             --          --           2,000
 Initial public offering, net of
   offering costs .....................         --             --          --          15,586
 Acquisitions .........................         --             --          --           1,511
Distribution to acquired companies'
 former stockholders ..................         --             --          --         (10,970)
"S" Corporation dividend ..............         --             --          --            (382)
Amortization of deferred
 compensation .........................         56             --          --              56
Net loss for the year ended
 December 31, 1996 ....................         --         (2,410)         --          (2,410)
                                           -------       --------          --      ----------
Balance -- December 31, 1996 ..........        (63)        (2,410)         --           5,410
Initial public offering costs .........         --             --          --            (131)
Issuance of common stock:
 Second offering, net of offering
   costs ..............................         --             --          --          38,555
 Acquisitions .........................         --             --          --             625
Tender Offer ..........................         --             --          --         (10,280)
Issuance of options:
 In connection with financing of
   Tender Offer .......................         --             --          --             394
 In connection with acquisitions ......         --             --          --              13
Amortization of deferred
 compensation .........................         63             --          --              63
Foreign currency translation
 adjustment ...........................         --             --           8               8
Net loss for the year ended
 December 31, 1997 ....................         --         (1,371)         --          (1,371)
                                           -------       --------          --      ----------
                                           $    --       $ (3,781)        $ 8      $   33,286
                                           =======       ========         ===      ==========

                            See accompanying notes.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)



                                                                                             YEAR ENDED
                                                                                            DECEMBER 31,
                                                                                     ---------------------------
                                                                                         1997           1996
                                                                                     ------------   ------------
Operating activities
Net loss .........................................................................    $  (1,371)      $ (2,410)
Adjustments to reconcile net loss to net cash used in operating activities:
 Depreciation and amortization ...................................................          385              5
 Deferred compensation ...........................................................          145             56
 Deferred income taxes ...........................................................           --            (40)
 Noncash financing expense .......................................................          394             --
 Accretion of put option and imputed interest ....................................          189             --
 Loss on abandonment of lease ....................................................          335             --
 Changes in operating assets and liabilities:
   Cash escrow ...................................................................         (461)            --
   Accounts receivable ...........................................................       (2,297)           906
   Television and event costs ....................................................         (553)            --
   Prepaid expenses ..............................................................          100           (178)
   Accounts payable and accrued liabilities ......................................       (1,551)          (173)
   Escrow payable ................................................................          323             --
   Deferred revenues .............................................................          573             --
                                                                                      ---------       --------
Net cash used in operating activities ............................................       (3,789)        (1,834)
                                                                                      ---------       --------
Investing activities
    Acquisitions, net of cash acquired ...........................................      (15,223)            --
    Loan to seller of business acquired ..........................................       (1,500)            --
    Payment of acquired indebtedness .............................................       (2,469)            --
    Distribution to subsidiaries' former stockholders ............................           --         (9,000)
    Cash acquired through acquisition of subsidiaries ............................           --            504
    Purchase of equipment and leasehold improvements, net of landlord contribution       (1,473)          (122)
    Employee loan ................................................................         (446)            --
    Security deposits ............................................................         (527)           (45)
                                                                                      ---------       --------
Net cash used in investing activities ............................................      (21,638)        (8,663)
                                                                                      ---------       --------
Financing activities
    Proceeds from loans payable -- related parties ...............................           --            767
    Repayments of loans payable to related parties ...............................         (122)          (200)
    Proceeds of private placement ................................................           --          1,555
    Proceeds from IPO, net of offering costs .....................................         (131)        15,586
    Proceeds from bridge financing ...............................................       10,500             --
    Costs related to Tender Offer ................................................      (10,280)            --
    Proceeds from second offering, net of offering costs .........................       38,555             --
    Payment of acquisition indebtedness ..........................................         (882)            --
    Repayment of bridge financing ................................................      (10,500)            --
                                                                                      ---------       --------
Net cash provided by financing activities ........................................       27,140         17,708
                                                                                      ---------       --------
Increase in cash and cash equivalents ............................................        1,713          7,211
Cash at beginning of period ......................................................        7,231             20
                                                                                      ---------       --------
Cash at end of period ............................................................    $   8,944       $  7,231
                                                                                      ---------       --------
Supplemental disclosure of non-cash financing activities:
Exchange of loans payable to related parties for Debentures ......................           --       $    445
                                                                                      =========       ========
Conversion of debentures to common stock .........................................           --       $  2,000
                                                                                      =========       ========
Issuance of acquisition indebtedness .............................................    $   1,319       $  1,970
                                                                                      =========       ========
S Corporation dividend payable ...................................................           --       $    382
                                                                                                      ========
Issuance of common stock in connection with acquisitions .........................    $   3,750             --
                                                                                      =========
Supplemental disclosure of cash flow information:
 Cash paid during the year for:
 Income taxes ....................................................................    $     313       $     --
                                                                                      =========       ========
 Interest ........................................................................    $     285       $    254
                                                                                      =========       ========

                            See accompanying notes.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES


NATURE OF BUSINESS AND ORGANIZATION

     The Marquee Group, Inc. (the "Company"), which began operations in 1996, provides integrated event management, television programming and production, marketing, talent representation and consulting services in the sports, news and other entertainment industries.


PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries after elimination of all intercompany accounts and transactions.


REVENUE RECOGNITION

     The primary sources of the Company's revenues are fees from providing event management, television programming and production, sports marketing and consulting services and commissions from representation of sports, news and entertainment personalities. Revenues from events are recognized when the events are held. Revenues from television programming and production services are recognized when the programs are available for broadcast. Marketing revenues are recognized for guaranteed amounts when contractual obligations are met (subsequent royalties are recorded when received). Revenues from advertising services are recognized in the month the advertisement is broadcast or printed. Commissions based on profit or gross receipt participations are recorded upon the determination of such amounts. Consulting revenue is recognized as services are provided. Commissions from the Company's talent representation services are recognized as revenue when they become payable to the Company under the terms of the Company's agreements with its clients. Generally, such commissions are payable by clients upon their receipt of payments for performance of services.


CASH EQUIVALENTS

     The Company considers all highly liquid financial instruments with a maturity of three months or less when purchased to be cash equivalents.


TELEVISION AND EVENT COSTS

     Television and event costs are recorded as incurred and are expensed when the programs are available for use or when the event is held.


PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives ranging from five to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining lease term.


INTANGIBLES

     Intangibles represent the excess of the purchase price of acquisitions over the tangible net assets acquired and are amortized over twenty years using the straight-line method. The Company periodically reviews the recoverability of the carrying value of these assets and the period of amortization based on the current and expected future non-discounted income from operations of the entities giving rise to these intangibles to determine whether events and circumstances warrant revised estimates of carrying value or useful lives.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

DEFERRED RENT

     The Company leases premises under leases which provide for periodic increases over the lease term. Pursuant to Statement of Financial Accounting Standards No. 13, "Accounting for Leases," the Company records rent expense on a straight-line basis. The effect of these differences is recorded as deferred rent.


INCOME TAXES

     The Company accounts for income taxes under the liability method as required by Statement of Financial Accounting Standards Board Statement No. 109 ("FAS 109"), "Accounting for Income Taxes." FAS 109 requires an asset and liability approach to financial accounting and reporting for income taxes. Under this approach, differences between financial statement and tax bases of assets and liabilities are determined, and deferred income tax assets and liabilities are recorded for those differences that have future tax consequences. Valuation allowances are established, if necessary, to reduce any deferred tax asset recorded to an amount that will more likely than not be realized in future periods. Income tax expense is composed of the current tax payable or refundable for the period plus or minus the net change in deferred tax assets and liabilities.


EARNINGS PER SHARE

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share. Statement No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented in conformity with the Statement No. 128 requirements.

     Basic earnings per share applicable to common stockholders is based upon net loss after reduction of amounts, if any, for accretion of the obligation related to the put option issued in connection with the ProServ Acquisition (see Note 3) divided by the weighted average number of shares of common stock outstanding during the year. Shares of common stock placed in escrow upon completion of the Initial Public Offering ("IPO") described in Note 2 and in connection with the QBQ Acquisition described in Note 3 have been excluded from the calculation of basic earnings per share. The shares of common stock issued upon the automatic conversion of the debentures (see Note 5) are considered outstanding for all periods presented.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and trade accounts receivable.

     At December 31, 1997 and 1996, approximately 90% of the Company's cash and cash equivalents was invested with one financial institution.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

     For the year ended December 31, 1997, one client represented approximately 28% of reported revenues.

     Concentrations of credit risk with respect to accounts receivable are limited due to the large number of entities comprising the Company's client base.


FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company estimates that the carrying amounts of its financial instruments, principally noncurrent receivables and liabilities, approximates the fair value.


RECLASSIFICATIONS

     Certain reclassifications have been made in the 1996 financial statements to conform to the 1997 presentation.


2. PUBLIC OFFERINGS AND TENDER OFFER

     In December 1996, the Company closed its initial public offering ("IPO") of 3,852,500 units (the "Units"), each unit consisting of one share of common stock and one redeemable warrant, at a price of $5.00 per Unit. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $7.50, subject to adjustment, at any time until December 4, 2001. The warrants are redeemable by the Company under certain circumstances at a redemption price of $.05 per warrant. (See below.)

     The Company also granted to the underwriters, or their designees, options (the "IPO Options") to purchase up to 335,000 Units. The Units purchasable upon exercise of the IPO Options are identical to the Units described above, except that the underlying warrants are redeemable only by the Company under limited circumstances. The IPO Options are exercisable during a three-year period commencing December 12, 1998 at an exercise price of $8.25, subject to adjustment in certain events.

     Certain of the Company's officer/stockholders have placed an aggregate of 1,275,000 of their shares of common stock in escrow. These shares will not be assignable or transferable (but may be voted) until such time as they are released from escrow based upon the Company meeting certain annual earnings levels or the common stock attaining certain price levels. All reserved shares remaining in escrow on March 31, 2000 will be forfeited and contributed to the Company's capital. In the event the Company attains any of the earnings thresholds or stock prices providing for the release of the escrow shares to the stockholders, the Company will recognize compensation expense at such time based on the then fair market value of the shares.

     In September 1997, the Company purchased in a tender offer approximately 4 million of the 4.5 million outstanding warrants at a cash purchase price of $2.40 per warrant. In order to consummate its purchase of the Warrants, the Company borrowed $10.5 million pursuant to a loan agreement (the "Bridge Facility"). The Company repaid such borrowing with a portion of the net proceeds of its second public offering described below. In connection with the Bridge Facility, the Company paid the lender fees and expenses of $362,000 and issued to the lender immediately exercisable options to acquire an aggregate of 105,000 shares of common stock, at an exercise price of $2.25, subject to adjustment in certain circumstances. The options will expire in 2007. As a result of the issuance of the options, the Company recorded financing expense of $394,000 in 1997.

     On October 14, 1997 and November 12, 1997, the Company consummated a second public offering (the "Second Offering") of 8.5 million shares (including the Underwriters' overallotment) of the Company's common stock at $5.00 per share. The proceeds to the Company after deducting the underwriting discount and commissions and other expenses was approximately $39 million.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

3. ACQUISITIONS


1996 ACQUISITIONS

     On December 12, 1996, the Company acquired by merger, concurrently with the closing of its IPO, Sports Marketing & Television International, Inc. ("SMTI") which provides production and marketing services to sporting events, sports television shows and professional and collegiate leagues and organizations and, Athletes and Artists, Inc. ("A&A"), a sports and media talent representation firm, collectively the "1996 Acquisitions". The SMTI stockholders received cash of $6,500,000 from the proceeds of the IPO, an additional $1,500,000 payable in five equal installments over five years and 1,292,307 shares of the Company's common stock. The A&A stockholders received cash of $2,500,000 from the proceeds of the IPO, miscellaneous reimbursements of $80,000, an additional $1,000,000 payable in five equal installments over five years and 969,231 shares of the Company's common stock.

     The 1996 Acquisitions were accounted for as a consolidation at historical cost due to the significance of the equity interests in the Company held by the former stockholders of SMTI and A&A following completion of the acquisitions. Accordingly, the acquired assets and liabilities were recorded at their historical amounts. The capital stock of SMTI and A&A was included in additional paid-in capital. In addition, the cash paid to the former stockholders of SMTI and A&A was recorded as a dividend charged to additional paid-in capital.

     SMTI was an S Corporation prior to the merger. The SMTI stockholders received a distribution of approximately $350,000 during 1997, which represents 40% of the taxable earnings of SMTI prior to the merger.

     The accompanying consolidated financial statements include the accounts of SMTI and A&A from December 12, 1996.


ACQUISITION OF PROSERV

     On October 14, 1997, the Company acquired all of the outstanding stock of ProServ, Inc. and ProServ Television, Inc. (collectively, "ProServ"), an established provider of international sports event management, television production, marketing, talent representation and consulting. The aggregate purchase price for ProServ was approximately $10.8 million in cash and 250,000 shares of the Company's common stock. The Company may be obligated to make additional earn-out payments over the next four years of up to $2.5 million based upon ProServ achieving, during this period, certain levels of revenues and earnings before interest, taxes, depreciation and amortization. The Company also repaid approximately $2.5 million of ProServ's outstanding indebtedness at the acquisition date. The Company used a portion of the proceeds of the Second Offering to finance the acquisition and the repayment of the outstanding indebtedness. Under certain circumstances, the Company may be required to repurchase up to all of the 250,000 shares of the common stock issued in connection with the acquisition for an aggregate purchase price of up to $1.9 million.

     The acquisition was accounted for using the purchase method, with the aggregate puchase price allocated to the tangible net assets based upon estimated fair market values. The total purchase price of $13.4 million, which includes costs incurred in connection with the acquisition, exceeded the tangible net asset deficiency acquired by approximately $17 million, which has been recorded as an intangible. ProServ's results of operations for the period from the October 14, 1997 have been included in the accompanying consolidated financial statements. The potential earn-out will be recorded as additional purchase price when earned.


ACQUISITION OF QBQ

     On October 14, 1997, the Company acquired substantially all of the assets of QBQ Entertainment, Inc. ("QBQ"), a company that books tours and appearances for a variety of

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES entertainers. The aggregate purchase price for QBQ was approximately $3.1 million in cash, $1.6 million payable in annual installments payable over eight years and 393,514 shares of common stock, including 78,702 shares held in escrow and subject to forfeiture if certain financial performance tests are not met. In connection with an employment agreement with the chief executive officer and sole stockholder of QBQ, the Company granted a five-year, non-recourse loan of $1.5 million, secured by the common stock issued in connection with the QBQ acquisition. The Company used a portion of the proceeds of the Second Offering to finance the acquisition and the loan. Under certain circumstances, the Company may be required to repurchase up to 295,135 shares of common stock issued in connection with the acquisition for an aggregate purchase price of up to $1.9 million.


     The QBQ acquisition was accounted for using the purchase method of accounting and the results of its operations have been included in the accompanying financial statements from October 14, 1997. The total purchase price of approximately $7.2 million, which includes costs incurred in connection with the acquisition, exceeded the tangible net assets acquired by approximately the same amount and has been recorded as intangibles.


     The following unaudited pro forma information is presented as if the Company had completed the acquisition of ProServ, QBQ, SMTI and A&A and the Secondary Offering at the beginning of the respective periods and gives effect to the related contractually required reductions in personnel, officers' salaries and employee benefits:




                                                          YEAR ENDED DECEMBER 31,
                                                          -----------------------
                                                             1997        1996
                                                          ---------- ------------
                                                           (IN THOUSANDS, EXCEPT
                                                              PER SHARE DATA)
   Pro forma revenues ...................................  $34,953     $ 29,932
   Pro forma net loss applicable to common stockholders .  $  (521)    $ (2,814)
   Pro forma net loss per share applicable to common
     stockholders--basic and dilutive ...................  $  (.03)    $   (.17)
   Pro forma weighted average shares ....................   16,559       16,559

     Aggregate maturities for the indebtedness related to the Company's acquisitions, exclusive of the put options, as of December 31, 1997 is as follows:




                                                             (IN THOUSANDS)
                                                            ---------------
       1998 .............................................        $  775
       1999 .............................................           775
       2000 .............................................           730
       2001 .............................................           730
       2002 .............................................           230
       Thereafter .......................................           375
                                                                 ------
                                                                  3,615
       Less: amounts representing interest ..............           696
                                                                 ------
       Total, including current portion of $775..........        $2,919
                                                                 ------

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

4. PROPERTY AND EQUIPMENT


     At December 31, 1997, property and equipment consists of the following:




                                                           (IN THOUSANDS)
                                                          ---------------
   Furniture and fixtures .............................        $  952
   Leasehold improvements .............................         1,190
   Vehicles ...........................................            27
                                                               ------
                                                                2,169
   Accumulated depreciation and amortization ..........           129
                                                               ------
                                                               $2,040
                                                               ======

5. PRIVATE PLACEMENT


     In August 1996, the Company issued debentures (the "Debentures"), in the aggregate principal amount of $2 million, each Debenture consisted of $50,000 principal amount of 10% Convertible Debentures. Interest on the Debentures of $254,000 was calculated for the period from the final closing of the Private Placement to a date one year from the effective date of the Company's IPO. The Debentures were automatically converted into units (see Note 2) identical in all respects to those offered in the IPO at a rate of one unit for each $3.00 principal amount of Debentures.


     Stockholders of the Company and stockholders of SMTI and A&A purchased an aggregate of $750,000 principal amount of Debentures, of which $445,103 was in exchange for existing indebtedness of the Company to the stockholders. In addition, the Company repaid $125,000 to one of the officer/stockholders from the proceeds of the private placement.


6. INCOME TAXES


     The income tax expense (benefit) consists of:




                                    YEAR ENDED
                                      DECEMBER
                                        31,
                                 -----------------
                                  1997      1996
                                 ------   --------
                                  (IN THOUSANDS)
   Current:
     Federal .................    $--      $  --
     State and local .........     45        (20)
                                  ---      -----
                                   45        (20)
                                  ---      -----
   Deferred:
     Federal .................     --         30
     State and local .........     --         10
                                  ---      -----
                                   --         40
                                  ---      -----
                                  $45      $  20
                                  ===      =====

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

     A reconciliation of the federal statutory tax rate to the actual effective rate is as follows:




                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1997          1996
                                                                    -----------   ------------
   Statutory rate ...............................................       (34.0)%       (34.0)%
   State and local income taxes, net of federal benefit .........         2.3            .4
   Valuation allowance ..........................................        26.3          31.8
   Permanent differences ........................................         8.9           1.0
                                                                        -----         -----
   Effective rate ...............................................         3.5%          (.8)%
                                                                        =====         =====

     The deferred tax assets and liabilities is comprised of the following:




                                                                        DECEMBER, 31,
                                                                   -----------------------
                                                                      1997         1996
                                                                   ----------   ----------
                                                                       (IN THOUSANDS)
   Cumulative effect of change in tax accounting basis .........    $   (228)    $   (343)
   Deferred compensation expense ...............................         (67)         (29)
   Deferred rent ...............................................         (48)          --
   Net operating losses ........................................       1,494        1,051
   ProServ tax audits ..........................................        (617)          --
   Valuation allowance .........................................      (1,494)      (1,022)
                                                                    --------     --------
   Net deferred tax liabilities ................................    $   (960)    $   (343)
                                                                    ========     ========

     At December 31, 1997, the Company had net operating loss carryforwards of approximately $3.3 million which will begin to expire in 2011. ProServ had net operating losses of approximately $2.6 million at the time of the acquisition. These losses are subject to limitations under the Internal Revenue Code and will begin to expire in 2010.

     In connection with examinations of the consolidated federal tax returns of ProServ for years 1993 through 1995, the Internal Revenue Service has challenged the tax treatment of certain significant transactions. The French taxing authorities are conducting an audit of ProServ's former subsidiary, located in France, for the same period. Although ProServ's management believes that there are valid defenses to defeat any tax assessment, the Company has provided for these contingencies. Such amounts have been included in deferred tax liabilities at December 31, 1997.

     The Company recorded an increase in the valuation allowance of $472,000 for the year ended December 31, 1997.

7. STOCKHOLDERS' EQUITY

     On July 17, 1996, the Board of Directors and stockholders of the Company approved an increase in the authorized capitalization of the Company to 25 million shares of common stock, par value $.01 per share, and 5 million shares of preferred stock, par value $.01 per share. In addition, in August 1996 the Board of Directors and the stockholders of the Company approved a stock split whereby 999 shares of the 1,000 shares of common stock outstanding at that time were split on the basis of approximately 1,940-for-1 and the remaining one share of common stock outstanding at that time was split on the basis of 50,000-for-1. All share information in the financial statements reflect the stock split.

COMMON STOCK RESERVED FOR ISSUANCE

     As of December 31, 1997, the Company has 1,197,503 shares of common stock reserved for issuance upon the exercise of the warrants and the IPO Options (see Note 2), 800,000 shares of

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES common stock reserved for issuance upon exercise of options pursuant to the 1996 and 1997 Stock Option Plans and 315,000 shares reserved for issuance under other options and warrants of the Company.


8. STOCK OPTION PLAN


     The Company's Board of Directors has adopted and the stockholders have approved the Company's 1996 and 1997 Stock Option Plans (the "Plan"). The Plan provides for the grant, at the discretion of the Board of Directors, of (i) options that are intended to qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code to certain employees and consultants and (ii) options not intended to so qualify. The aggregate number of shares of common stock for which options may be granted under the Plan is 800,000 shares.


     The Plan is administered by a Stock Option Committee (the "Committee") which is appointed by the Board of Directors. The Committee determines who among those eligible will be granted options, the time or times at which options will be granted, the terms of the options, including the exercise price, the number of shares subject to the options and the terms and conditions of exercise.


     A summary of the activity in the Plan is as follows:




                                                 NUMBER OF     WEIGHTED AVERAGE
                                                   SHARES       EXERCISE PRICE
                                                -----------   -----------------
   Granted--1996 ............................     230,000          $  5.71
   Granted--1997 ............................       7,500           $5.875
   Forfeited--1997 ..........................      (4,000)         $  5.00
                                                  -------          -------
   Outstanding at December 31, 1997 .........     233,500          $  5.72
                                                  =======          =======
   Exercisable at December 31, 1996 .........          --               --
                                                  =======          =======
   Exercisable at December 31, 1997 .........      23,575          $  5.69
                                                  =======          =======

     Options outstanding as of December 31, 1997 have exercise prices ranging from $5 to $6.25 per share. The options vest in annual installments over the three to five year period commencing one year from the date of grant.


     The Company has elected to follow Accounting Principles Board opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of options valuation models that were not developed for use in valuing employee stock options. The exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant and, therefore, no compensation expense is recognized.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

     Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1997 and 1996:




ASSUMPTION                                                    1997           1996
--------------------------------------------------------   ---------   ---------------
   Risk-free rate ......................................    5.47%      5.45% to 6.18%
   Dividend yield ......................................      0%             0%
   Volatility factor of the expected market price of the
     Company's common stock ............................     .54             .72
   Average life ........................................   3 years         4 years

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:




                                                                      YEAR ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                        1996           1997
                                                                    ------------   ------------
                                                                          (IN THOUSANDS,
                                                                      EXCEPT PER SHARE DATA)
   Pro forma net loss applicable to common stockholders .........     $ (2,454)      $ (1,547)
   Pro forma net loss per share applicable to common
     stockholders--basic and dilutive ...........................     $  (1.05)      $  (0.16)

     The weighted average fair value of options granted during the years ended December 31, 1997 and 1996 was $2.43 and $2.57, respectively. The weighted average remaining contractual life of options outstanding at December 31, 1997 is 4.8 years.


9. RELATED PARTY TRANSACTIONS

     In December 1997, the Company repaid an officer/stockholder the $121,615 outstanding at December 31, 1996. Interest on the loan accrued at 12%.

     The Company provided services as a subcontractor for SMTI aggregating $724,000, for the period from January 1, 1996 to December 12, 1996 (see Note
3), which are included in 1996 revenues in the accompanying consolidated statement of operations.

     During August 1996, the Company entered into a six-year consulting agreement with Sillerman Communications Management Corporation ("SCMC"), which is controlled by Robert F.X. Sillerman, the Chairman of the Company and the controlling stockholder of The Sillerman Companies, Inc. ("TSC"), a principal stockholder of the Company, that provides for a monthly fee of $30,000 commencing in September 1997. In March 1997, SCMC assigned its rights, obligations, and duties under the consulting agreement to The Sillerman Companies, Inc. In October 1997, TSC waived its right to future monthly payments under the consulting agreement.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

     In February 1997, the Company paid $400,000 to SCMC as an advance against special advisory services to be provided. In connection with the ProServ Acquisition and the QBQ Acquisition, TSC received Special Advisory Fees of $450,000 (of which $400,000 was offset against the amounts previously advanced), and, in connection with the Tender Offer, an immediately exercisable option to purchase 200,000 shares of common stock at $7.00 per share. In addition, the Company paid $75,000 to TSC for expenses.

     In consideration for Mr. Sillerman's guarantee of a portion of the $1.5 million letter of credit issued to replace the escrow in connection with the ProServ Acquisition, the Company, in November 1997, granted Mr. Sillerman an immediately exercisable, five-year option to purchase 10,000 shares of common stock at an exercise price per share of $5.00 and paid Mr. Sillerman $75,000, including $25,000 for his related legal fees and expenses.

     In April 1997, in connection with the employment of an officer of the Company, the Company loaned the officer $446,000 which loan by its terms may be forgiven. In addition, the officer will over a three year period beginning with his date of employment receive $100,000 payable in shares of Common Stock.


10. INVESTMENT IN JOINT VENTURE

     SMTI and NBC formed a limited liability corporation, Celebrity Golf Championship, LLC ("CGC") to conduct the annual golfing tournament known as The Celebrity Golf Championship. Earnings are allocated 75% to NBC and 25% to SMTI in accordance with the LLC agreement. All profits from CGC are distributed annually.

     Condensed financial information for CGC is as follows:



                                   DECEMBER 31,
                                       1997
                                 ---------------
                                  (IN THOUSANDS)
   Cash .......................       $  232
                                      ======
   Due to SMTI ................       $  232
                                      ======

                                   YEAR ENDED DECEMBER 31,
                                 ---------------------------
                                      1997         1996
                                   -----------    ------
                                       (IN THOUSANDS)
   Revenues ...................       $3,529       $2,743
   Operating expenses .........        2,699        2,067
                                 -----------      -------
   Net income .................       $  830       $  676
                                 ===========      =======

11. COMMITMENTS AND CONTINGENCIES

     The Company leases office space under operating leases that expire through 2008. These operating leases provide for basic annual rents plus escalation charges. The aggregate future minimum lease payments (including the deferred rent liability of $696,000) required under these leases, net of noncancelable sublease income of $2,370,000 as of December 31, 1997 are as follows:



                            (IN THOUSANDS)
                           ---------------
   1998 ................        $1,223
   1999 ................         1,124
   2000 ................         1,173
   2001 ................         1,078
   2002 ................           999
   Thereafter ..........         3,862
                                ------
                                $9,459
                                ======

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

     The Company also rents office space on a month-to-month basis. Rent expense amounted to $45,000 and $303,000, respectively, for the years ended December 31, 1996 and 1997.


     The Company has notified the landlord for space previously occupied by one of the Company's subsidiaries that the space has been abandoned. The Company has recorded a loss of $466,000 for the year ended December 31, 1997 related to the settlement with the landlord and to write-off the related abandoned fixed assets.


     The Company has entered into employment agreements with key executives for periods ranging from three to five years.


     The Company is subject to certain legal proceedings and claims, which have arisen, in the ordinary course of its business. In the opinion of management, settlement of these actions, when ultimately concluded, will not have a material adverse effect on the Company's financial condition, results of operations and liquidation.


12. SUBSEQUENT EVENT


     In March 1998, the Company entered into a non-binding letter of intent to acquire Alphabet City Industries and Alphabet City Sports Records, Inc. (collectively, the "Pending Acquisition"), both of which are sports and music marketing companies which develop strategic alliances among sports leagues, music companies and corporate sponsors. The aggregate purchase price for the Pending Acquisition will be approximately $4.0 million consisting of $3.0 million in cash and 1.0 million in shares of Common Stock. In addition, the Company may be obligated to make additional payments based upon the financial performance of the acquired businesses. In connection with entering into the letter of intent, the Company advanced Alphabet City Industries $350,000.

                        REPORT OF INDEPENDENT AUDITORS



To the Stockholders
Alphabet City Sports Records, Inc. and
 Alphabet City Industries, Inc.


     We have audited the accompanying combined balance sheet of Alphabet City Sports Records, Inc. and Alphabet City Industries, Inc. as of December 31, 1997, and the related combined statements of income and cash flows for the year ended December 31, 1997 and for the period from April 11, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Alphabet City Sports Records, Inc. and Alphabet City Industries, Inc. at December 31, 1997 and the combined results of their operations and their cash flows for the year ended December 31, 1997 and for the period from April 11, 1996 (inception) to December 31, 1996 in conformity with generally accepted accounting principles.



                                        Ernst & Young LLP



New York, New York
May 21, 1998

                      ALPHABET CITY SPORTS RECORDS, INC.
                        ALPHABET CITY INDUSTRIES, INC.

                            COMBINED BALANCE SHEETS




                                                        DECEMBER 31,      JUNE 30,
                                                            1997            1998
                                                       --------------   ------------
                                                                         (UNAUDITED)
ASSETS
Current assets:
 Cash ..............................................     $      651     $   56,643
 Accounts receivable ...............................        527,207        902,561
 Prepaid expenses and other current assets .........        444,684        627,992
                                                         ----------     ----------
Total current assets ...............................        972,542      1,587,196
Property and equipment, net ........................         31,340         31,920
Other assets .......................................         10,669         17,191
                                                         ----------     ----------
Total assets .......................................     $1,014,551     $1,636,307
                                                         ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Loan payable ......................................     $       --     $  350,000
 Accounts payable ..................................        836,247        990,898
 Accrued liabilities ...............................         56,627        254,217
                                                         ----------     ----------
Total current liabilities ..........................        892,874      1,595,115
Stockholders' equity ...............................        121,677         41,192
                                                         ----------     ----------
Total liabilities and stockholders' equity .........     $1,014,551     $1,636,307
                                                         ==========     ==========

                            See accompanying notes.

                      ALPHABET CITY SPORTS RECORDS, INC.
                         ALPHABET CITY INDUSTRIES, INC.

                         COMBINED STATEMENTS OF INCOME




                                                                    PERIOD FROM
                                                                   APRIL 11, 1996         SIX MONTHS ENDED
                                                   YEAR ENDED      (INCEPTION) TO             JUNE 30,
                                                  DECEMBER 31,      DECEMBER 31,    -----------------------------
                                                      1997              1996             1998            1997
                                                 --------------   ---------------   -------------   -------------
                                                                                             (UNAUDITED)
Revenues .....................................     $2,976,331        $1,316,763      $1,476,069      $1,930,736
Cost of revenues .............................      1,796,194         1,003,949         968,846       1,192,385
                                                   ----------        ----------      ----------      ----------
Gross profit .................................      1,180,137           312,814         507,223         738,351
Operating expenses:
 Selling expenses ............................        424,109           196,984         217,700         199,258
 General and administrative expenses .........        663,836            59,919         350,008         294,701
                                                   ----------        ----------      ----------      ----------
   Total operating expenses ..................      1,087,945           256,903         567,708         493,959
                                                   ----------        ----------      ----------      ----------
Income from operations .......................         92,192            55,911         (60,485)        244,392
Other income/(expenses) ......................         10,944                --              --         (12,676)
                                                   ----------        ----------      ----------      ----------
Income before income taxes ...................        103,136            55,911         (60,485)        231,716
Provision for income taxes ...................         23,000            14,370          20,000          14,789
                                                   ----------        ----------      ----------      ----------
Net income ...................................     $   80,136        $   41,541      $  (80,485)     $  216,927
                                                   ==========        ==========      ==========      ==========

                            See accompanying notes.

                      ALPHABET CITY SPORTS RECORDS, INC.
                         ALPHABET CITY INDUSTRIES, INC.

                       COMBINED STATEMENTS OF CASH FLOWS




                                                                         PERIOD FROM
                                                                        APRIL 11, 1996         SIX MONTHS ENDED
                                                        YEAR ENDED      (INCEPTION) TO             JUNE 30,
                                                       DECEMBER 31,      DECEMBER 31,    -----------------------------
                                                           1997              1996             1998            1997
                                                      --------------   ---------------   -------------   -------------
                                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income ........................................     $   80,136       $   41,541       $  (80,485)     $  216,927
 Adjustments to reconcile net income to net
   cash provided by (used in) operating
   activities:
   Depreciation and amortization ..................          3,527              983            4,123           2,068
   Changes in operating assets and liabilities:
    Accounts receivable ...........................       (256,870)        (270,337)        (375,354)       (112,324)
    Other current assets ..........................       (414,684)         (30,000)        (183,308)        (29,949)
    Other assets ..................................         (5,081)              --           (6,522)         (1,775)
    Accounts payable ..............................        595,330          240,917          154,651         136,649
    Accrued liabilities ...........................          2,472           54,155          197,590          57,256
                                                        ----------       ----------       ----------      ----------
Net cash provided by (used in) operating
 activities .......................................          4,830           37,259         (289,305)        268,852
                                                        ----------       ----------       ----------      ----------
INVESTING ACTIVITIES
Purchases of fixed assets .........................        (30,617)          (5,233)          (4,703)        (27,352)
Payment of security deposit .......................         (5,588)              --               --          (5,588)
                                                        ----------       ----------       ----------      ----------
Net cash used in investing activities .............        (36,205)          (5,233)          (4,703)        (32,940)
                                                        ----------       ----------       ----------      ----------
FINANCING ACTIVITIES
Proceeds from loan ................................             --               --          350,000              --
                                                        ----------       ----------       ----------      ----------
Net cash provided by financing activities .........             --               --          350,000              --
                                                        ----------       ----------       ----------      ----------
Net (decrease) increase in cash ...................        (31,375)          32,026           55,992         235,912
Cash at beginning of year .........................         32,026               --              651          32,026
                                                        ----------       ----------       ----------      ----------
Cash at end of year ...............................     $      651       $   32,026       $   56,643      $  267,938
                                                        ==========       ==========       ==========      ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Income taxes paid .................................     $   53,740       $       --       $   15,133      $       --
                                                        ==========       ==========       ==========      ==========
Interest paid .....................................     $       --       $       --       $       --      $       --
                                                        ==========       ==========       ==========      ==========

                            See accompanying notes.

                      ALPHABET CITY SPORTS RECORDS, INC.
                         ALPHABET CITY INDUSTRIES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1998 AND 1997 IS UNAUDITED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


NATURE OF BUSINESS AND ORGANIZATION

     Alphabet City Sports Records, Inc. and Alphabet City Industries, Inc. (collectively, the "Company") were organized in New York on April, 11, 1996 and May 14, 1997, respectively. The Company's main purpose is creating, licensing, marketing and distributing recorded music through non-music retail outlets in association with a broad spectrum of professional and college sports teams and leagues. The Company also provides non-traditional marketing and media services to various corporations.


PRINCIPLES OF COMBINATION

     The accompanying combined financial statements include the accounts of Alphabet City Sports Records, Inc. and Alphabet City Industries, Inc. The companies are under common ownership. All significant intercompany transactions have been eliminated in combination.


REVENUE RECOGNITION

     Revenues from the sale of music CDs and cassettes are recognized upon shipment to the customers. Marketing and media revenues are recognized as services are provided or upon the delivery to the client of the materials created for them by the Company.


ADVANCES AND RECOUPABLE COSTS

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 50, Financial Reporting in the Record and Music Industry, advances to artists and producers are capitalized as an asset when the current popularity and past performance of the artist or producer provides a sound basis for estimating the probable future recoupment of such advances from sales. Any portion of such advances not deemed to be recoupable from future sales is reserved at the balance sheet date. All other advances which do not meet the above criteria are expensed when incurred.


LICENSE AGREEMENTS

     Certain of the Company's compilation products are master recordings under license from various sports teams and organizations for the right to use the names, logos and other material directly related to the team or organization. Typically, minimum guarantees or non-returnable advances are required to obtain the licenses and are realized through future sales of the product. The amounts paid for minimum guarantees or non-returnable advances are charged to expense over the license term. When anticipated sales appear to be insufficient to fully recover the minimum guarantees or non-returnable advances, a provision against current operations is made for anticipated losses.


PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives ranging from three to seven years.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      ALPHABET CITY SPORTS RECORDS, INC.
                         ALPHABET CITY INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1998 AND 1997 IS UNAUDITED)

INTERIM FINANCIAL STATEMENTS

     The unaudited interim information as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 has been prepared on the same basis as the annual financial statements and, in the opinion of the Company's management, reflects normal recurring adjustments necessary for a fair presentation of the information for the periods presented. Interim results are not necessarily indicative of results for a full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.


INCOME TAXES

     Income taxes are provided on the liability method as required by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income taxes (which are not material) reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     The shareholders of Alphabet City Industries, Inc. have elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for Federal income tax purposes. Alphabet City Sports Records, Inc. was incorporated as a "C Corporation."


2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:





                                              DECEMBER 31,      JUNE 30,
                                                  1997            1998
                                             --------------   -----------
   Furniture and equipment ...............      $ 35,850       $ 40,553
   Less accumulated depreciation .........        (4,510)        (8,633)
                                                --------       --------
                                                $ 31,340       $ 31,920
                                                ========       ========

3. PREPAID EXPENSES AND OTHER CURRENT ASSETS

     Prepaid expenses and other current assets consist of the following:





                                     DECEMBER 31,      JUNE 30,
                                         1997            1998
                                    --------------   -----------
   Project costs ................      $352,397       $441,322
   Inventory ....................        33,161         50,161
   Prepaid expenses .............        34,076         40,881
   Other current assets .........        25,050         95,628
                                       --------       --------
                                       $444,684       $627,992
                                       ========       ========

4. COMMITMENTS AND CONTINGENCIES

     The Company leases its office space. The lease provides for escalations of rent based upon the increase in certain operating expenses.

                      ALPHABET CITY SPORTS RECORDS, INC.
                         ALPHABET CITY INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1998 AND 1997 IS UNAUDITED)

     Future minimum payments under operating leases consist of the following:



  Year ending December 31:
  1998 ........................  $51,200
  1999 ........................    9,200
                                 -------
                                 $60,400
                                 =======


     There was no rent expense in 1996; rent expense was $36,084, $15,055 and $21,197 for the year ended December 31, 1997 and for the six months ended June 30, 1997 and 1998, respectively.


5. STOCKHOLDERS' EQUITY

     Stockholders' equity consists of the following:




                                                             COMMON       RETAINED        DUE FROM
                                                TOTAL         STOCK       EARNINGS      STOCKHOLDERS
                                            ------------   ----------   ------------   -------------
Alphabet City Sports Records, Inc.:
 Issuance of common stock--1996 .........    $      --      $ 1,000      $      --       $  (1,000)
 Net income .............................       41,541           --         41,541              --
                                             ---------      -------      ---------       ---------
Balance at December 31, 1996 ............       41,541        1,000         41,541          (1,000)
 Net income .............................       40,781           --         40,781              --
                                             ---------      -------      ---------       ---------
Balance at December 31, 1997 ............       82,322        1,000         82,322          (1,000)
                                             ---------      -------      ---------       ---------
Alphabet City Industries, Inc.:
 Issuance of common stock--1997 .........           --        1,000             --          (1,000)
 Net income .............................       39,355           --         39,355              --
                                             ---------      -------      ---------       ---------
Balance at December 31, 1997 ............       39,355        1,000         39,355          (1,000)
                                             ---------      -------      ---------       ---------
Combined stockholders' equity at
 December 31, 1997 ......................    $ 121,677      $ 2,000      $ 121,677       $  (2,000)
                                             =========      =======      =========       =========

     Alphabet City Sports Records, Inc. has 200 shares of no par value common stock authorized and 20 shares are issued and outstanding. Alphabet City Industries, Inc. has 200 shares of no par value common stock authorized and 20 shares are issued and outstanding.


6. MAJOR CUSTOMERS/SUPPLIER

     For the period from April 11, 1996 to December 31, 1996, approximately 92% of combined revenues were derived from one customer. For the year ended December 31, 1997, three customers accounted for approximately 22%, 17%, and 13% of combined revenues, respectively. For the six months ended June 30, 1998 two customers accounted for approximately 52% and 19% of combined revenues, respectively. For the six months ended June 30, 1997, three customers accounted for approximately 26%, 23% and 21% of combined revenues respectively.

     For the period from April 11, 1996 to December 31, 1996, 100% of the CDs produced were manufactured by one vendor. For the year ended December 31, 1997, 86% of the CDs produced were manufactured by one vendor. For the six months ended June 30, 1998, two vendors manufactured 53% and 32%, respectively, of the CD's produced.

                      ALPHABET CITY SPORTS RECORDS, INC.
                         ALPHABET CITY INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1998 AND 1997 IS UNAUDITED)

7. IMPACT OF YEAR 2000 (UNAUDITED)


     The Company has conducted a review of its computer systems to identify the systems that could be affected by the "Year 2000" issue and has developed an implementation plan to resolve the issue. The Company presently believes that, with modifications to existing software, the cost of which is not material to the results of operations or financial condition of the Company, the Year 2000 problem will not pose significant operational problems for the Company's computer systems.


8. SUBSEQUENT EVENT


     On August 3, 1998, The Marquee Group, Inc. consummated its acquisition of substantially all of the assets of Alphabet City Industries, Inc. and all of the outstanding stock of Alphabet City Sports Records, Inc. (collectively, the "Alphabet City Acquisition"). The aggregate purchase price for the Alphabet City Acquisition was approximately $3.4 million in cash (excluding assumed liabilities) and 200,000 shares of The Marquee Group, Inc. common stock.

                        REPORT OF INDEPENDENT AUDITORS

To the Stockholders
Cambridge Holding Corporation, Inc.


     We have audited the accompanying consolidated balance sheet of Cambridge Holding Corporation, Inc. and Subsidiary (the "Company") as of December 31, 1997 and the related consolidated statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1997 and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                        Ernst & Young LLP



New York, New York
June 3, 1998

              CAMBRIDGE HOLDING CORPORATION, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS




                                                                  DECEMBER 31,       JUNE 30,
                                                                      1997             1998
                                                                 --------------   --------------
                                                                                    (UNAUDITED)
ASSETS
Current assets:
 Cash ........................................................     $  162,781       $  241,425
 Accounts receivable .........................................        767,204          773,613
 Other current assets ........................................         24,345           13,330
                                                                   ----------       ----------
Total current assets .........................................        954,330        1,028,368
Property and equipment, net ..................................          4,537            2,186
Other assets .................................................         62,878           62,878
                                                                   ----------       ----------
Total assets .................................................     $1,021,745       $1,093,432
                                                                   ==========       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable ............................................     $  883,411       $  723,279
 Accrued liabilities .........................................         25,938          112,153
                                                                   ----------       ----------
Total current liabilities ....................................        909,349          835,432
                                                                   ----------       ----------
Stockholders' equity:
 Common stock, $1 par; authorized 25,000 shares; 10,000 shares
   issued ....................................................         10,000           10,000
 Retained earnings ...........................................        123,552          269,156
                                                                   ----------       ----------
                                                                      133,552          279,156
 Less 6,666 shares held in treasury, at cost .................        (21,156)         (21,156)
                                                                   ----------       ----------
Total stockholders' equity ...................................        112,396          258,000
                                                                   ----------       ----------
Total liabilities and stockholders' equity ...................     $1,021,745       $1,093,432
                                                                   ==========       ==========

                            See accompanying notes.

                      CAMBRIDGE HOLDING CORPORATION, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                     SIX MONTHS ENDED
                                                   YEAR ENDED            JUNE 30,
                                                  DECEMBER 31,   -------------------------
                                                      1997           1998          1997
                                                 -------------   -----------   -----------
                                                                        (UNAUDITED)
Revenue ......................................    $1,318,763      $691,276      $874,692
Expenses:
 Stockholders' salary expense ................       487,974       182,576       173,880
 Other salary expense ........................       153,536        48,935        58,619
 Travel and entertainment ....................       127,458        71,886        65,316
 General and administrative expenses .........       581,520       158,135       273,488
                                                  ----------      --------      --------
Total expenses ...............................     1,350,488       461,532       571,303
(Loss) income from operations ................       (31,725)      229,744       303,389
Other income:
 Interest income .............................        12,746           860         1,656
 Other income ................................         2,000            --            --
                                                  ----------      --------      --------
                                                      14,746           860         1,656
                                                  ----------      --------      --------
(Loss) income before income taxes ............       (16,979)      230,604       305,045
Income tax provision .........................            --        85,000       113,000
                                                  ----------      --------      --------
Net loss .....................................    $  (16,979)     $145,604      $192,045
                                                  ==========      ========      ========

                            See accompanying notes.

                      CAMBRIDGE HOLDING CORPORATION, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                         DECEMBER 31,   -------------------------
                                                             1997           1998          1997
                                                        -------------   -----------   -----------
                                                                               (UNAUDITED)
OPERATING ACTIVITIES
Net loss ............................................    $  (16,979)     $ 145,604     $ 192,045
Adjustments to reconcile net loss to net cash
 provided by operating activities:
 Depreciation .......................................         9,405          2,351         4,702
 Changes in operating assets and liabilities:
   Accounts receivable ..............................      (476,866)        (6,409)      210,630
   Other current assets .............................        (4,800)        11,015         8,615
   Other assets .....................................        (2,444)            --            --
   Accounts payable and accrued liabilities .........       616,394        (73,917)      (11,847)
                                                         ----------      ---------     ---------
Net cash provided by operating activities ...........       124,710         78,644       404,145
                                                         ----------      ---------     ---------
INVESTING ACTIVITIES
Purchase of fixed assets ............................        (2,773)            --        (2,773)
                                                         ----------      ---------     ---------
Net cash used in investing activities ...............        (2,773)            --        (2,773)
                                                         ----------      ---------     ---------
Net increase in cash ................................       121,937         78,644       401,372
Cash at beginning of year ...........................        40,844        162,781        40,844
                                                         ----------      ---------     ---------
Cash at end of year .................................    $  162,781      $ 241,425     $ 442,216
                                                         ==========      =========     =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Income taxes paid ...................................    $    9,222      $   8,219     $      --
                                                         ==========      =========     =========
Interest paid .......................................    $       --      $      --     $      --
                                                         ==========      =========     =========

                            See accompanying notes.

             CAMBRIDGE HOLDING CORPORATION, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


NATURE OF BUSINESS AND BASIS OF PRESENTATION

     The Company is a full service sports management and marketing firm, specializing in both the representation of professional athletes and corporate consulting. The accompanying consolidated financial statements include the accounts of Cambridge Holding Corporation, Inc. and its wholly owned subsidiary, Cambridge Sports International, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.


REVENUE RECOGNITION

     The Company's revenues arise primarily from percentage fees or commissions received for the negotiation of professional sporting contracts and marketing and endorsement contracts. The Company recognizes revenue ratably over the performance period of the associated contract.


ACCOUNTS RECEIVABLE

     Accounts receivable at December 31, 1997 and June 30, 1998 include approximately $731,000 and $582,000, respectively, which represents amounts billed on behalf of professional athletes relating to sporting contracts and marketing and endorsement contracts. Such amounts are to be paid, net of the Company's commission, to the professional athletes upon collection.


PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives ranging from five to seven years.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


INTERIM FINANCIAL STATEMENTS

     The unaudited interim information as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 has been prepared on the same basis as the annual financial statements and, in the opinion of the Company's management, reflects normal recurring adjustments necessary for a fair presentation of the information for the periods presented. Interim results are not necessarily indicative of results for a full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.


INCOME TAXES

     Income taxes are provided on the liability method as required by Statement of Financial Accounting Standard Statement No. 109, "Accounting for Income Taxes." Deferred income taxes (which are not material), reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

             CAMBRIDGE HOLDING CORPORATION, INC. AND SUBSIDIARIES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:




                                              DECEMBER 31,      JUNE 30,
                                                  1997            1998
                                             --------------   ------------
   Furniture and equipment ...............     $  13,734       $  13,734
   Computer equipment ....................        27,333          27,333
                                               ---------       ---------
                                                  41,067          41,067
   Less accumulated depreciation .........       (36,530)        (38,881)
                                               ---------       ---------
                                               $   4,537       $   2,186
                                               =========       =========

3. COMMITMENTS AND CONTINGENCIES

     The Company leases its office space. The lease provides for escalations of rent based upon the increase in certain operating expenses.

     Future minimum payments under noncancelable operating leases is as follows:



   Years ending December 31:
     1998 ..................    $25,000
     1999 ..................      4,200
                                -------
                                $29,200
                                =======

     Rent expense was $32,878, $16,309, and $14,242 for the year ended December 31, 1997 and for the six months ended June 30, 1997 and 1998, respectively.


4. SIGNIFICANT CLIENTS

     For the year ended December 31, 1997, three professional athletes accounted for approximately 32%, 18% and 11% of consolidated revenue, respectively.

     For the six months ended June 30, 1998 and 1997, two professional athletes accounted for approximately 12% and 12% and 34% and 6% of consolidated revenue, respectively.


5. IMPACT OF YEAR 2000 (UNAUDITED)

     The Company has conducted a review of its computer systems to identify the systems that could be effected by the "Year 2000" issue and has developed an implementation plan to resolve the issue. The Company presently believes that, with modifications to existing software, the cost of which is not material to the results of operations or financial condition of the Company, the Year 2000 problem will not pose significant operational problems for the Company's computer systems.


6. SUBSEQUENT EVENT

     On August 6, 1998, The Marquee Group, Inc. consummated its acquisition of all of the outstanding stock of Cambridge Sports International, Inc. The aggregate purchase price was approximately $3.5 million in cash and 89,536 shares of The Marquee Group, Inc.'s common stock.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and the Shareholders of Park Associates Limited.



     We have audited the accompanying balance sheet of Park Associates Limited ("the Company") as of December 31, 1997 and the related statements of profit and loss account and cash flows for the year ended December 31, 1997 all expressed in pounds sterling, (together, "the financial statements") which, as described in the financial statements (pages F-225 to F-235), have been prepared on the basis of accounting principles generally accepted in the United Kingdom. These financial statements are the responsibility of the Directors of the Company. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom, which are substantially the same as auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Park Associates Limited as of December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with accounting principles generally accepted in the United Kingdom.


     United Kingdom accounting principles vary in certain material respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of shareholders' equity and financial position as of December 31, 1997, and the determination of net profit for year ended December 31, 1997 to the extent summarized in Note 22 to the financial statements.



Grant Thornton
Chartered Accountants
Nottingham
England
May 28, 1998 except for the information presented in the Cash Flow Statement, notes 13, 14, 15 and 22 for which the date is September 22, 1998.

                            PARK ASSOCIATES LIMITED

                                 BALANCE SHEET
                             AT DECEMBER 31, 1997




                                                                         1997
                                                            NOTE   (pounds sterling)
                                                           ------   -------------
Fixed assets:
Tangible assets ........................................      7         331,588
Investments ............................................      8             194
                                                                        -------
                                                                        331,782
Current assets:
Debtors ................................................      9         216,862
Cash at bank and in hand ...............................                 87,806
                                                                        -------
                                                                        304,668
Creditors: amounts falling due within one year .........     10        (323,189)
                                                                       --------
Net current liabilities ................................                (18,521)
                                                                       --------
Net assets .............................................                313,261
                                                                       ========
Capital and reserves:
Called up share capital ................................     11          10,000
Profit and loss account ................................     12         303,261
                                                                       --------
Shareholders' fund .....................................     13         313,261
                                                                       ========

The accompanying accounting policies and notes form an integral part of this financial statement.

                            PARK ASSOCIATES LIMITED

                            PROFIT AND LOSS ACCOUNT
                         YEAR ENDED DECEMBER 31, 1997




                                                                         1997
                                                           NOTE    (pounds sterling)
                                                          ------   ---------------
Commission and fees receivable ........................                2,971,136
Commission and fees payable ...........................               (2,294,181)
                                                                      ----------
                                                                         676,955
Administrative expenses ...............................                 (523,039)
Other operating income ................................                   15,400
                                                                      ----------
Operating profit ......................................                  169,316
Net interest ..........................................      3             4,702
                                                                      ----------
Profit on ordinary activities before taxation .........                  174,018
Tax on profit on ordinary activities ..................      5           (44,706)
                                                                      ----------
Profit for the financial year .........................     13           129,312
Dividends .............................................      6           (60,000)
                                                                      ----------
Profit transferred to reserves ........................     12            69,312
                                                                      ==========

There were no recognized gains or losses other than the profit for the year.
































The accompanying accounting policies and notes form an integral part of this financial statement.

                            PARK ASSOCIATES LIMITED

                              CASH FLOW STATEMENT
                         YEAR ENDED DECEMBER 31, 1997




                                                                                        1997
                                                                            NOTE  (pounds sterling)
                                                                           ------   ------------
Net cash inflow from operating activities ..............................   14          249,887
Returns on investments and servicing of finance:
Interest received ......................................................                 4,702
                                                                                       -------
Net cash inflow from returns on investments and servicing of finance ...                 4,702
                                                                                       -------
Taxation ...............................................................               (47,370)
                                                                                       -------
Capital expenditure and financial investment:
Purchase of tangible fixed assets ......................................               (54,995)
Sale of tangible fixed assets ..........................................                13,700
                                                                                       -------
Net cash outflow from capital expenditure and financial investment .....               (41,295)
                                                                                       -------
Acquisitions and disposals:
Purchase of investments ................................................                  (194)
                                                                                       -------
Net cash outflow from acquisitions and disposals .......................                  (194)
                                                                                       -------
Equity dividends paid ..................................................              (104,000)
                                                                                      --------
Increase in cash .......................................................   15           61,730
                                                                                      ========

The accompanying accounting policies and notes form an integral part of this financial statement.

                            PARK ASSOCIATES LIMITED

                         NOTES TO FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1997


1. PRINCIPAL ACCOUNTING POLICIES


BASIS OF PREPARATION

     The financial statements have been prepared under the historical cost convention.

     The principal accounting policies of the company have remained unchanged from the previous year and are set out below.


TURNOVER

     Turnover is the gross amount receivable by the company, invoiced on behalf of the clients when the company acts as agents and for other services provided, excluding VAT and trade discounts.


INCOME FROM INVESTMENTS

     Investment income comprises interest receivable on bank deposits.


DEPRECIATION

     Depreciation is calculated to write down the cost less estimated residual value of all tangible fixed assets other than freehold land and buildings by the reducing balance method. The rates generally applicable are:



   Motor vehicles ................   25%
   Fixtures and fittings .........   10%
   Computer equipment ............   33%

     No depreciation is provided on freehold land and buildings as it is the company's policy to maintain these assets in a continual state of sound repair. The useful lives of these assets are thus so long and residual values so high that any depreciation would not be material. Residual values are based on prices prevailing at the date of acquisition or subsequent valuation. Provision is made in the profit and loss account for any permanent diminution in value.


INVESTMENTS

     Investments are included at cost less amounts written off. Profits or losses arising from disposals of fixed asset investments are treated as part of the result from ordinary activities.


DEFERRED TAXATION

     Deferred tax is provided using the tax rates estimated to arise when the timing differences reverse and is accounted for to the extent that it is probable that a liability or asset will crystallize. Unprovided deferred tax is disclosed as a contingent liability.

     Debit balances arising in respect of advance corporation tax on dividends payable or proposed are carried forward to the extent that they are expected to be recoverable.


FOREIGN CURRENCIES

     Transactions in foreign currencies are translated at the exchange rate ruling at the date of the transaction. Monetary assets and liabilities in foreign currencies are translated at the rates of exchange

                            PARK ASSOCIATES LIMITED

                     FOR THE YEAR ENDED DECEMBER 31, 1997

ruling at the balance sheet date. Where exchange differences result from the translation of foreign currency borrowings raised to acquire foreign assets they are taken to reserves and offset against the differences arising from the translation of those assets. All other exchange differences are dealt with through the profit and loss account.


CONTRIBUTIONS TO PENSION FUNDS


DEFINED CONTRIBUTION SCHEME


     The pension costs charged against profits represent the amount of the contributions payable to the scheme in respect of the accounting period.


LEASED ASSETS


     All other leases are regarded as operating leases and the payments made under them are charged to the profit and loss account on a straight-line basis over the lease term.


2. TURNOVER AND PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION




                                                                        1997
                                                                   (pounds sterling)
                                                                      --------
   The profit on ordinary activities is stated after:
   Auditors' remuneration .........................................     2,000
   Depreciation and amortization:
   Tangible fixed assets, owned ...................................    13,990
   Other operating lease rentals ..................................     3,000
   Rent receivable in respect of:
   Operating leases including rents of land and buildings .........    15,400

3. NET INTEREST




                                                             1997
                                                       (pounds sterling)
                                                            ------
   Other interest receivable and similar income .........   4,702
                                                            =====

4. DIRECTORS AND EMPLOYEES




                                                     1997
                                               (pounds sterling)
                                                  ----------
   Staff costs during the year were as follows:
   Wages and salaries .........................    253,818
   Social security costs ......................     26,317
   Other pension costs ........................     76,791
                                                   -------
                                                   356,926
                                                   =======

                            PARK ASSOCIATES LIMITED

                     FOR THE YEAR ENDED DECEMBER 31, 1997

The average number of employees of the company during the year was nine.




                                                                          1997
                                                                     (pounds sterling)
                                                                       ----------
   Emoluments ......................................................    112,760
   Pension contributions to money purchase pension schemes .........     57,765
                                                                        -------
                                                                        170,525
                                                                        =======

During the year two directors participated in money purchase pension schemes.


5. TAX ON PROFIT ON ORDINARY ACTIVITIES




                                              1997
                                        (pounds sterling)
                                            -------
   UK Corporation tax at 21.75% .........   44,706
                                            ======

6. DIVIDENDS




                                                                            1997
                                                                      (pounds sterling)
                                                                          -------
   Ordinary shares -- first interim dividend of
     (pounds sterling)6 per share .....................................   60,000
                                                                          ======

7. TANGIBLE FIXED ASSETS




                                                   FREEHOLD                    FIXTURES
                                                   LAND AND        MOTOR          AND        COMPUTER
                                                  BUILDINGS      VEHICLES      FITTINGS     EQUIPMENT        TOTAL
                                                   (pounds       (pounds       (pounds       (pounds        (pounds
                                                  sterling)     sterling)     sterling)     sterling)      sterling)
                                                 -----------   ------------   ----------   -----------   ------------
Cost:
At January 1, 1997 ...........................     261,382         22,375       34,343         8,146        326,246
Additions ....................................          --         42,250        9,367         3,378         54,995
Disposals ....................................          --        (22,375)          --            --        (22,375)
                                                   -------        -------       ------         -----        -------
At December 31, 1997 .........................     261,382         42,250       43,710        11,524        358,866
Depreciation:
At January 1, 1997 ...........................          --          9,778       12,106         2,008         23,892
Provided in the year .........................          --          8,787        2,565         2,638         13,990
Eliminated on disposals ......................          --        (10,604)          --            --        (10,604)
                                                   -------        -------       ------        ------        -------
At December 31, 1997 .........................          --          7,961       14,671         4,646         27,278
                                                   -------        -------       ------        ------        -------
Net book amount at December 31, 1998 .........     261,382         34,289       29,039         6,878        331,588
                                                   =======        =======       ======        ======        =======

8. FIXED ASSETS INVESTMENTS




                                                     1997
                                               (pounds sterling)
                                                    -----
   Cost:
   Additions ....................................   194
                                                    ---
   Net book amount at December 31, 1997 .........   194
                                                    ===

                            PARK ASSOCIATES LIMITED

                     FOR THE YEAR ENDED DECEMBER 31, 1997

9. DEBTORS




                                                 1997
                                           (pounds sterling)
                                              ----------
   Trade debtors ..........................    199,783
   Other debtors ..........................     13,871
   Prepayments and accrued income .........      3,208
                                               -------
                                               216,862
                                               =======

10. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR




                                                  1997
                                            (pounds sterling)
                                               ----------
   Trade creditors .........................    196,000
   Advance corporation tax .................     15,000
   Corporation tax .........................     17,036
   Social security and other taxes .........     34,106
   Other creditors .........................     22,606
   Loans from directors ....................     25,435
   Accruals and deferred income ............     13,006
                                                -------
                                                323,189
                                                =======

11. SHARE CAPITAL




                                                    1997
                                              (pounds sterling)
                                                  -------
   Authorized:
   10,000 ordinary shares of
    (pounds sterling)1 each ...................   10,000
                                                  ======
   Allotted, called up and fully paid:
   10,000 ordinary shares of
     (pounds sterling)1 each ..................   10,000
                                                  ======

Allotments during the year:


     On July 31, 1997, the company by passing Resolutions at an Extraordinary General Meeting increased its authorized share capital to (pounds sterling)10,000 ordinary shares of (pounds sterling)1 each. The company capitalized (pounds sterling)9,900 standing to the credit of accumulated reserves and applied these funds to take up the allotment of 9,900 (pounds sterling)1 ordinary shares at par to its existing shareholders.

12. RESERVES




                                            PROFIT AND
                                           LOSS ACCOUNT
                                        (pounds sterling)
                                          -------------
   At January 1, 1997 ...................    243,849
   Retained profit for the year .........     69,312
   Bonus issue of shares ................     (9,900)
                                             -------
   At December 31, 1997 .................    303,261
                                             =======

                            PARK ASSOCIATES LIMITED

                     FOR THE YEAR ENDED DECEMBER 31, 1997

13. RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS




                                                            1997
                                                      (pounds sterling)
                                                        ------------
   Profit for the financial year ....................      129,312
   Dividends ........................................      (60,000)
                                                           -------
   Net increase in shareholders' funds ..............       69,312
   Shareholders' funds at January 1, 1997 ...........      243,949
                                                           -------
   Shareholders' funds at December 31, 1997 .........      313,261
                                                           =======

14. NET CASH INFLOW FROM OPERATING ACTIVITIES




                                                                        1997
                                                                 (pounds sterling)
                                                                    -----------
   Operating profit .............................................     169,316
   Depreciation .................................................      13,990
   Profit on sale of tangible fixed assets- .....................      (1,929)
   Increase in debtors ..........................................     (84,759)
   Increase in creditors ........................................     153,269
                                                                      -------
   Net cash inflow from continuing operating activities .........     249,887
                                                                      =======

15. RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT




                                                  1997
                                            (pounds sterling)
                                                -------
   Increase in cash in the year .............   61,730
                                                ------
   Movement in net debt in the year .........   61,730
   Net funds at January 1, 1997 .............   26,076
                                                ------
   Net funds at December 31, 1997 ...........   87,806
                                                ======

16. ANALYSIS OF CHANGES IN NET DEBT




                                          AT                          AT
                                      JANUARY 1                   DECEMBER 31
                                         1997       CASH FLOW        1997
                                       (pounds       (pounds       (pounds
                                      sterling)     sterling)     sterling)
                                     -----------   -----------   ------------
   Cash in hand, at bank .........   26,076        61,730        87,806
                                     ======        ======        ======

17. CAPITAL COMMITMENTS


     The company had no capital commitments at December 31, 1997.


18. CONTINGENT LIABILITIES


     There were no contingent liabilities at December 31, 1997.

                            PARK ASSOCIATES LIMITED

                     FOR THE YEAR ENDED DECEMBER 31, 1997

19. PENSIONS


     Defined Contribution Scheme


     The company operates a defined contribution pension scheme for the benefit of the directors and senior employees. The assets of the scheme are administered by trustees in a fund independent from those of the company.


20. LEASING COMMITMENTS


     Operating lease payments amounting to (pounds sterling)7,750 are due within one year. The leases to which these amounts relate expire as follows:




                                             1997
                                           LAND AND
                                           BUILDINGS
                                            (pounds
                                           sterling)
                                          ----------
   Between one and five years .........   7,750
                                          =====

21. TRANSACTIONS WITH DIRECTORS AND RELATED PARTIES


     (a) Transactions with directors


     Amounts due in respect of loans, quasi-loans and credit transactions by directors were as follows:




                              AMOUNT         MAXIMUM
                           OUTSTANDING      LIABILITY
                               1997        DURING YEAR
                             (pounds         (pounds
                            sterling)       sterling)
                          -------------   ------------
   J R Holmes .........   --                  496
   P McGarvey .........   --                   69

     (b) Transactions with other related parties were as follows:


     J R Holmes and P McGarvey are partners in Benson McGarvey Henderson and the inter business transactions in the year were rent receivable and management charges amounting to (pounds sterling)15,400 and (pounds sterling)8,709.


     J R Holmes is a director of both Gary Lineker Promotions Limited and David Gower Promotions Limited. Park Associates Limited was involved in normal trading activities with both companies during the year. Commission and fees receivable in respect of Gary Lineker Promotions Limited being (pounds sterling)128,175 and David Gower Promotions Limited (pounds sterling)31,222 with debtors due at the period end of (pounds sterling)8,842 and (pounds sterling)2,181.


22. RECONCILIATION TO US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (US
     GAAP)


     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States ("US GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by US GAAP.

                            PARK ASSOCIATES LIMITED

                     FOR THE YEAR ENDED DECEMBER 31, 1997

     The following is a summary of the material adjustment to profit on ordinary activities and shareholders' equity which would have been required in applying the significant differences between UK and US GAAP.

(a) Reconciliation of profit and loss accounts:




                                                                             1997
                                                                      (pounds sterling)
                                                                         -----------
   Profit for financial year reported under:
   UK GAAP ...........................................................      69,312
   Depreciation expense ..............................................      (5,420)
                                                                            ------
   Net income in accordance with US GAAP .............................      63,892
                                                                            ======
   Earnings per share -- basic and dilutive ..........................       15.12
                                                                            ======
   Weighted average shares outstanding -- basic and dilutive .........       4,225
                                                                            ======
   (b) Reconciliation of shareholders' equity
   Shareholders' equity per GAAP .....................................     313,261
   Depreciation expense ..............................................     (42,005)
                                                                           =======
   Shareholders' equity in accordance with US GAAP ...................     271,256
                                                                           =======
   (c) Changes in shareholders' equity on a US GAAP basis
   Shareholders' equity at beginning of year .........................     207,364
   Net income ........................................................      63,892
                                                                           =======
   Shareholders' equity at end of year ...............................     271,256
                                                                           =======

     In preparing the summary of differences between UK and US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the estimates of revenue and expenses. Accounting estimates have been employed in these financial statements to determine reported amounts, including realizability, useful lives of tangible assets, income taxes and other areas. Actual results could differ from those estimates.

     The following is a description of the US GAAP reconciling item:

     Under UK GAAP no depreciation has been provided on freehold buildings as it is the company's policy to maintain these assets in a continual state of sound repair. The useful lives of these assets are thus so long and residual values so high that any depreciation would not be material. Residual value is based on prices prevailing at the date of acquisition or subsequent valuation.

     For US GAAP purposes the acquisition cost of the freehold buildings is depreciated over 39 years from the original date of purchase.

CASH FLOW INFORMATION

     Under UK GAAP, the Cash Flow Statement is presented in accordance with UK Financial Reporting Standard No. 1, as revised ("FRS 1"). The Statement prepared under FRS 1 presents substantially the same information as that required under US GAAP as interpreted by Statement of Financial Accounting Standard No. 95.

     Under UK GAAP, cash flows are presented for operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investment acquisitions and disposals and equity dividends paid. US GAAP requires the classification of cash flows as resulting from operating, investing and financing activities.

                            PARK ASSOCIATES LIMITED

                     FOR THE YEAR ENDED DECEMBER 31, 1997

     Cash flows under UK GAAP in respect of interest received and taxation would be included within the operating activities. Capital expenditure and financial investment and cash flows from acquisitions and disposals would be included within investing activities under US GAAP. Equity dividends paid would be included within financing activities under US GAAP.

                            PARK ASSOCIATES LIMITED

                        UNAUDITED INTERIM BALANCE SHEET




                                                                             AT JUNE 30,
                                                                    -----------------------------
                                                                         1998            1997
                                                                       (pounds          (pounds
                                                            NOTE      sterling)        sterling)
                                                           ------   -------------   -------------
Fixed assets:
Tangible assets ........................................   2             23,994         330,622
Investments ............................................                     --             194
                                                                         ------         -------
                                                                         23,994         330,816
                                                                         ------         -------
Current assets:
Debtors ................................................                274,167         202,572
Cash at bank and in hand ...............................                104,354          98,686
                                                                        -------         -------
                                                                        378,521         301,258
                                                                        -------         -------
Creditors: amounts falling due within one year .........               (306,437)       (305,303)
                                                                       --------        --------
Net current assets/(liabilities) .......................                 72,084          (4,045)
                                                                       --------        --------
Total assets less current liabilities ..................                 96,078         326,771
Provisions for liabilities and charges .................                 (2,437)             --
                                                                       --------        --------
                                                                         93,641         326,771
                                                                       ========        ========
Capital and reserves:
Called up share capital ................................                 10,000             100
Profit and loss account ................................                 83,641         326,671
                                                                       --------        --------
Shareholders' funds ....................................   3             93,641         326,771
                                                                       ========        ========

  The accompanying notes form an integral part of these financial statements.

                            PARK ASSOCIATES LIMITED

                   UNAUDITED INTERIM PROFIT AND LOSS ACCOUNT




                                                                                  SIX MONTHS ENDED
                                                                                      JUNE 30,
                                                                          ---------------------------------
                                                                                1998              1997
                                                                              (pounds            (pounds
                                                                  NOTE       sterling)          sterling)
                                                                 ------   ---------------   ---------------
Commission and fees receivable ...............................                1,558,380         1,348,246
Commission and fees payable ..................................               (1,189,489)       (1,069,103)
                                                                             ----------        ----------
                                                                                368,891           279,143
                                                                             ----------        ----------
Administrative expenses ......................................     2           (554,533)         (179,863)
Other operating income .......................................                    7,260             8,140
                                                                             ----------        ----------
Operating (loss)/profit ......................................                 (178,382)          107,420
Net interest .................................................                    4,691             1,856
                                                                             ----------        ----------
(Loss)/profit on ordinary activities before taxation .........                 (173,691)          109,276
Tax on (loss)/profit on ordinary activities ..................                   18,071           (26,454)
                                                                             ----------        ----------
(Loss)/profit for the financial period .......................     3           (155,620)           82,822
Dividends ....................................................     3            (64,000)               --
                                                                             ----------        ----------
(Loss)/profit transferred to reserves ........................                 (219,620)           82,822
                                                                             ==========        ==========

There were no recognized gains or losses other than the (loss)/profit for the financial periods.






























  The accompanying notes form an integral part of these financial statements.

                            PARK ASSOCIATES LIMITED

                     UNAUDITED INTERIM CASH FLOW STATEMENT




                                                                                    SIX MONTHS ENDED
                                                                                        JUNE 30,
                                                                               ---------------------------
                                                                                   1998           1997
                                                                                  (pounds        (pounds
                                                                       NOTE      sterling)      sterling)
                                                                      ------   ------------   ------------
Net cash inflow from operating activities .........................   4            78,625        158,118
Return on investments and servicing of finance:
Interest received .................................................                 4,691          1,856
                                                                                   ------        -------
Net cash inflow from returns on investments and servicing of
 finance ..........................................................                 4,691          1,856
                                                                                   ------        -------
Taxation ..........................................................               (31,000)       (11,000)
                                                                                  -------        -------
Capital expenditure and financial investment:
Purchase of tangible fixed assets .................................                  (487)       (45,870)
Sale of tangible fixed assets .....................................                28,525         13,700
                                                                                  -------        -------
Net cash inflow/(outflow) from capital expenditure and
 financial investment .............................................                28,038        (32,170)
                                                                                  -------        -------
Acquisition and disposals:
Purchase of investments ...........................................                    --           (194)
Sale of investments ...............................................                   194             --
                                                                                  -------        -------
Net cash inflow/(outflow) from acquisitions and disposals .........                   194           (194)
                                                                                  -------        -------
Equity dividends paid .............................................               (64,000)       (44,000)
                                                                                  -------        -------
Increase in cash ..................................................   5            16,548         72,610
                                                                                  =======        =======

  The accompanying notes form an integral part of these financial statements.

                            PARK ASSOCIATES LIMITED

                NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS


         FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1998 AND JUNE 30 1997


1.  BASIS OF ACCOUNTING

     The interim financial statements for the six months to June 30, 1998 and 1997 are unaudited and have been prepared in accordance with the accounting policies adopted in the financial statements for the year ended December 31, 1997.


2. STAFF COSTS AND DISPOSAL OF FREEHOLD PROPERTY

     (a) On June 17, 1998 the company voted to directors, J R Holmes and P McGarvey, bonuses in equal share by way of transfer of the freehold property at open market value at that date.

     The following amounts are included in Administrative expenses in respect of the above transaction:




                                                  (pounds sterling)
                                                      --------
   Directors' bonuses .............................    200,000
   Loss on disposal of freehold property ..........     61,382

     The net book value of tangible fixed assets at June 30, 1998 has been reduced by (pounds sterling)261,382 as a result of the above disposal.

     (b) Additional costs relating to other staff in respect of bonuses, pension contributions and redundancy amounting to (pounds sterling)77,365 were paid in the six months ended June 30, 1998 for which there were no equivalent costs in the six-month period to June 30, 1997.


3.  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS




                                                                   1998          1997
                                                                  (pounds       (pounds
                                                                 sterling)     sterling)
                                                              -------------   ---------
   (Loss)/profit for the financial period .................      (155,620)      82,822
   Dividends ..............................................       (64,000)          --
                                                                 --------       ------
   Net (decrease)/increase in shareholders' funds .........      (219,620)      82,822
   Shareholders' funds at January 1 .......................       313,261      243,949
                                                                 --------      -------
   Shareholders' funds at June 30 .........................        93,641      326,771
                                                                 ========      =======

4. NET CASH INFLOW FROM OPERATING ACTIVITIES




                                                                         1998           1997
                                                                       (pounds         (pounds
                                                                      sterling)       sterling)
                                                                    -------------   -----------
   Operating (loss)/profit ......................................      (178,382)      107,420
   Depreciation .................................................         6,428         5,831
   Directors' bonuses by transfer of property ...................       200,000            --
   Loss/(profit) on sale of tangible fixed assets ...............        73,128        (1,929)
   Increase in debtors ..........................................       (22,395)      (70,469)
   (Decrease)/increase in creditors .............................          (154)      117,265
                                                                       --------       -------
   Net cash inflow from continuing operating activities .........        78,625       158,118
                                                                       ========       =======

                            PARK ASSOCIATES LIMITED

         FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1998 AND JUNE 30 1997

5. ANALYSIS OF CHANGES IN NET DEBT




                                          AT                        AT
                                      JANUARY 1                   JUNE 30
                                         1998       CASH FLOW      1998
                                       (pounds       (pounds      (pounds
                                      sterling)     sterling)    sterling)
                                     -----------   -----------   --------
   Cash in hand, at bank .........     87,806        16,548       104,354
                                       ======        ======       =======


                                          AT          CASH           AT
                                      JANUARY 1       FLOW        JUNE 30
                                       (pounds       (pounds      (pounds
                                      sterling)     sterling)    sterling)
                                     -----------   -----------   --------
   Cash in hand, at bank .........     26,076        72,610       98,686
                                       ======        ======       ======

6. RECONCILIATION TO US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
     (US GAAP)

     The US GAAP reconciliations of net profit/(loss) and shareholders' equity included herein is unaudited. Certain information and disclosures, normally included in financial statements prepared in accordance with US GAAP, have been omitted as permitted by such requirements. However, the company believes that the disclosures made are adequate to make the information presented not misleading.


SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")

     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principle in the United States ("US GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by US GAAP.

     The following is a summary of the material adjustments to profit/(loss) on ordinary activities and shareholders' equity which would have been required in applying the significant differences between UK and US GAAP.

     (a) Reconciliation of profit and loss accounts for the six months ended June 30, 1998 and 1997:




                                                                            1998          1997
                                                                           (pounds       (pounds
                                                                          sterling)     sterling)
                                                                       -------------   -----------
   Net (loss)/profit per UK GAAP .....................................   (219,620)       82,822
   Depreciation expense ..............................................     (2,258)       (2,710)
   Difference in loss on disposal ....................................     44,263            --
                                                                         --------        ------
   Net (loss)/income in accordance with US GAAP ......................   (177,615)       80,112
                                                                         ========        ======
   (Loss)/earnings per share --basic and dilutive ....................     (17.76)       801.12
                                                                         ========        ======
   Weighted average shares outstanding -- basic and dilutive .........     10,000           100
                                                                         ========        ======

                            PARK ASSOCIATES LIMITED

         FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1998 AND JUNE 30 1997

6. RECONCILIATION TO US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
     (US GAAP) (CONTINUED)

     (b) Reconciliation of shareholders' equity at June 30, 1998 and 1997:




                                                                   1998           1997
                                                                 (pounds       (pounds
                                                                 sterling)     sterling)
                                                               ------------   ------------
   Shareholders' equity per UK GAAP ........................       93,641        326,771
   Depreciation expense ....................................      (44,263)       (39,295)
   Difference in loss on disposal ..........................       44,263             --
                                                                  -------        -------
   Shareholders' equity in accordance with US GAAP .........       93,641        287,476
                                                                  =======        =======

     (c) Changes in Shareholders' equity on a US GAAP basis:





                                                                1998          1997
                                                              (pounds       (pounds
                                                             sterling)     sterling)
                                                           -------------   ----------
   Shareholders' equity at beginning of period .........       271,256      207,364
   Net (loss)/profit ...................................      (177,615)      80,112
                                                              --------      -------
   Shareholders' equity at end of period ...............        93,641      287,476
                                                              ========      =======


     In preparing the summary of differences between UK and US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the estimates of revenue and expenses. Accounting estimates have been employed in these financial statements to determine reported amounts, including realizability, useful lives of tangible assets, income taxes and other areas. Actual results could differ from those estimates.

     The following is a description of the US GAAP reconciling item:

     Under UK GAAP no depreciation has been provided on freehold buildings as it is the company's policy to maintain these assets in a continual state of sound repair. The useful lives of these assets are thus so long and residual values so high that any depreciation would not be material. Residual value is based on prices prevailing at the date of acquisition or subsequent valuation.

     For US GAAP purposes the acquisition cost of the freehold buildings is depreciated over 39 years from the original date of purchase.

     CASH FLOW INFORMATION

     Under UK GAAP, the Cash Flow Statement is presented in accordance with UK Financial Reporting Standard No. 1, as revised ("FRS 1"). The Statement prepared under FRS 1 presents substantially the same information as that required under US GAAP as interpreted by SFAS No. 95.

     Under UK GAAP, cash flows are presented for operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investment acquisitions and disposals and equity dividends paid. US GAAP requires the classification of cash flows as resulting from operating, investing and financing activities.


     Cash flows under UK GAAP in respect of interest received and taxation would be included within the operating activities. Capital expenditure and financial investment and cash flows from acquisitions and disposals would be included within investing activities under US GAAP. Equity dividends paid would be included within financing activities under US GAAP.

                        REPORT OF INDEPENDENT AUDITORS


Board of Directors
The Marquee Group, Inc.



     We have audited the accompanying combined balance sheets of Tollin-Robbins Entertainment as of December 31, 1997 and 1996, and the related combined statements of operations and comprehensive income, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Tollin-Robbins Entertainment at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                        Ernst & Young LLP



Los Angeles, California
July 6, 1998

                         TOLLIN-ROBBINS ENTERTAINMENT

                            COMBINED BALANCE SHEETS
                                (000'S OMITTED)




                                                                       DECEMBER 31
                                                                 -----------------------      JUNE 30
                                                                    1997         1996          1998
                                                                 ---------   -----------   ------------
                                                                                            (Unaudited)
ASSETS
Current assets:
 Cash and cash equivalents ...................................    $  102       $   712       $ 2,243
 Marketable securities .......................................        --            --           723
 Producer fee receivable .....................................        --            --           130
 Management fee receivable ...................................        60            --            --
 Advances to stockholders ....................................        --            --           132
 Deferred income tax .........................................        --            80            --
 Other .......................................................         8            --            59
                                                                  ------       -------       -------
Total current assets .........................................       170           792         3,287
Property and equipment, net ..................................       310           321           298
                                                                  ------       -------       -------
Total assets .................................................    $  480       $ 1,113       $ 3,585
                                                                  ======       =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable and accrued expenses .......................    $   73       $    68       $    99
 Payable to stockholders .....................................       388           840         1,536
 Deferred revenue ............................................       152           762            77
                                                                  ------       -------       -------
Total current liabilities ....................................       613         1,670         1,712
Stockholders' equity (deficit):
 Capital stock ...............................................         4             4             4
 Accumulated equity (deficit) ................................      (137)         (561)        1,880
 Accumulated other comprehensive income (loss) ...............        --            --           (11)
                                                                  ------       -------       -------
Total stockholders' equity (deficit) .........................      (133)         (557)        1,873
                                                                  ------       -------       -------
Total liabilities and stockholders' equity (deficit) .........    $  480       $ 1,113       $ 3,585
                                                                  ======       =======       =======

                            See accompanying notes.

                         TOLLIN-ROBBINS ENTERTAINMENT

                       COMBINED STATEMENTS OF OPERATIONS
                                (000'S OMITTED)




                                             YEAR ENDED DECEMBER      SIX MONTHS ENDED
                                                     31                    JUNE 30
                                            ---------------------   ---------------------
                                               1997        1996        1998        1997
                                            ---------   ---------   ---------   ---------
                                                                         (Unaudited)
Revenues:
 Producer fees ..........................    $4,284      $3,133      $3,955      $2,270
 Post-production revenue ................       595         490         247         268
 Management services ....................        60          --          40          --
 Other ..................................       134          52          50          15
                                             ------      ------      ------      ------
Total revenues ..........................     5,073       3,675       4,292       2,553
Operating expenses:
 Compensation to stockholders and related
   benefits .............................     3,223       3,551       1,600       1,612
 Post-production expenses ...............       374         274         111         166
 General and administrative .............       846         482         529         363
 Depreciation expense ...................        75          50          35          35
 Other expenses .........................        51          60          --          --
                                             ------      ------      ------      ------
Total operating expenses ................     4,569       4,417       2,275       2,176
Income (loss) before income tax provision
 (benefit) ..............................       504        (742)      2,017         377
Income tax provision (benefit) ..........        80         (80)         --          52
                                             ------      ------      ------      ------
Net income (loss) .......................    $  424      $ (662)     $2,017      $  325
                                             ======      ======      ======      ======

                            See accompanying notes.

                         TOLLIN-ROBBINS ENTERTAINMENT

             COMBINED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)




                                                                            ACCUMULATED
                                                              RETAINED         OTHER
                                                  COMMON      EARNINGS     COMPREHENSIVE
                                                   STOCK     (DEFICIT)        INCOME          TOTAL
                                                 --------   -----------   --------------   -----------
Balance at January 1, 1996 ...................      $ 4       $   101         $   --         $   105
 Net loss ....................................       --          (662)                          (662)
                                                    ---       -------                        -------
Balance at December 31, 1996 .................        4          (561)            --            (557)
 Net income ..................................       --           424             --             424
                                                    ---       -------         ------         -------
Balance at December 31, 1997 .................        4          (137)            --            (133)
 Net income (unaudited) ......................       --         2,017             --           2,006
 Other comprehensive income (loss)
   (unaudited) ...............................       --            --            (11)            (11)
                                                    ---       -------         ------         -------
Balance at June 30, 1998 (unaudited) .........      $ 4       $ 1,880         $  (11)        $ 1,873
                                                    ===       =======         ======         =======

                            See accompanying notes.

                         TOLLIN-ROBBINS ENTERTAINMENT

                       COMBINED STATEMENTS OF CASH FLOWS
                                (000'S OMITTED)




                                                                                     SIX MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31             JUNE 30
                                                       -----------------------   -------------------------
                                                          1997         1996          1998          1997
                                                       ----------   ----------   -----------   -----------
                                                                                        (Unaudited)
OPERATING ACTIVITIES
Net income (loss) ..................................     $ 424        $ (662)      $ 2,017       $   325
Adjustments to reconcile net income (loss)
 to net cash provided by (used in) operating
 activities:
 Depreciation and amortization .....................        75            50            35            35
 Loss on disposal of fixed assets ..................        51            60            --            --
 Deferred income tax ...............................        80           (80)           --            52
 Changes in operating assets and liabilities:
   Producer fee receivable .........................        --            --          (130)           --
   Management fee receivable .......................       (60)           --            60            --
   Advances to stockholders ........................        --            --          (132)         (330)
   Other assets ....................................        (8)            4           (51)           --
   Accounts payable and accrued expenses ...........         5          (104)           26            23
   Payable to stockholders .........................      (452)          681         1,148           772
   Deferred revenue ................................      (610)          903           (75)         (469)
                                                         -------      ------       -------       -------
Net cash provided by (used in) operating
 activities ........................................      (495)          852         2,898          (392)
INVESTING ACTIVITIES
Purchases of marketable securities .................        --            --          (734)           --
Purchases of equipment .............................      (115)         (336)          (23)         (101)
                                                         -------      ------       -------       -------
Net cash used in investing activities ..............      (115)         (336)         (757)         (101)
                                                         -------      ------       -------       -------
Increase (decrease) in cash ........................      (610)          516         2,141           307
Cash and cash equivalents at beginning of
 period ............................................       712           196           102           712
                                                         -------      ------       -------       -------
Cash and cash equivalents at end of period .........     $ 102        $  712       $ 2,243       $ 1,019
                                                         =======      ======       =======       =======

                            See accompanying notes.

                         TOLLIN-ROBBINS ENTERTAINMENT

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997
               AND SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


PRESENTATION AND BUSINESS ACTIVITIES

     The combined financial statements of Tollin-Robbins Entertainment are comprised of the following entities: Tollin-Robbins Productions; Halcyon Days Productions, Inc. (Halcyon); Robbins Entertainment Group, Inc. (Robbins); and Tollin-Robbins Management (TRM) (collectively referred to herein as the Company). All significant intercompany accounts and transactions have been eliminated.

     Tollin-Robbins Productions, a California General Partnership (the Partnership), was formed in November 1993. Halcyon and Robbins are the equal partners of the Partnership. Profit and losses are allocated equally to each partner. The Partnership is engaged in the business of providing executive producer, director, writer, post-production, and other creative services to owners and distributors of entertainment programming.

     Halcyon was incorporated in California in November 1990, and is an S Corporation under the Internal Revenue Code; Mr. Tollin is the sole stockholder of this entity. Robbins was initially incorporated in California in May 1991 as a C Corporation and elected, effective January 1, 1998, an S Corporation status under the Internal Revenue Code. Mr. Robbins is the sole stockholder of this entity. These two entities each receive their 50% share of the results of operations generated by the Partnership.

     TRM, a California limited liability company which was formed in April 1997, is engaged in the business of providing management services to artists. Messrs. Tollin and Robbins are the sole members of TRM. TRM typically receives a percentage of the compensation paid to the artists it represents.


UNAUDITED INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited combined financial statements at June 30, 1998 and for the six month periods ended June 30, 1998 and 1997 have been prepared on the same basis as the audited combined financial statements and, in the opinion of management, include all adjustments (consisting only of normal and recurring accruals) necessary to present fairly the combined financial information set forth therein, in accordance with generally accepted accounting principles. The results of operations for the six month period ended June 30, 1998 are not necessarily indicative of the results to be expected for the entire fiscal year.


SIGNIFICANT CUSTOMER

     Approximately 79% in 1997 and 87% in 1996 of the Company's total producer fees and post-production revenues shown in the accompanying combined statement of operations was received from Nickelodeon/MTV Networks and affiliated companies.


REVENUE RECOGNITION

     Executive producer and other creative services revenue is recognized as the related production services are rendered. Pursuant to a two-year production services agreement with Nickelodeon/MTV Networks (Agreement) which commenced as of February 1, 1996, the Partnership will receive $1,750,000 per year in guaranteed payments (payable in equal bi-monthly installments over the term). Such revenue is recognized ratably over the Agreement's term. In addition to the guaranteed

                         TOLLIN-ROBBINS ENTERTAINMENT

                (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997
               AND SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

payments, the Partnership received a signing bonus of $500,000, which is being recognized ratably over the original two year term. Both parties to the Agreement have agreed to extend the term to a third year (February 1, 1998 -- January 31, 1999). The Partnership will receive a guaranteed minimum payment of $2,500,000 for its services over the third year.

     Management fee commissions are recognized as services are rendered by the related artists who are represented by TRM.


CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less and investments in money market accounts to be cash equivalents.


MARKETABLE SECURITIES

     Marketable securities are accounted for using Statement of Financial Account Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." At June 30, 1998, the Company's marketable securities, all of which are classified as available-for sale as defined by SFAS 115, consist primarily of municipal securities. Pursuant to SFAS 115, such investments are stated at market value, and unrealized gains and losses on such securities are reflected, net of tax, in other comprehensive income or loss.


PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method, generally ranging from seven to ten years.


INCOME TAXES

     Income taxes are accounted for using Statement of Financial Account Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


COMPREHENSIVE INCOME

     Effective January 1, 1998 the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." SFAS 130 established new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or shareholders' equity. SFAS 130 requires unrealized gains and losses on the Company's available-for-sale securities to be included in other comprehensive income.

     For the six month period ended June 30, 1998, the Company's comprehensive income was $2,006,000. The comprehensive income differs from the net income in the first six months of 1998 due to the inclusion of the Company's unrealized loss on marketable securities in its comprehensive income.

                         TOLLIN-ROBBINS ENTERTAINMENT

                (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997
               AND SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


2. MARKETABLE SECURITIES (UNAUDITED)

     At June 30, 1998, the Company has classified all investments as available-for-sale.

     The amortized cost, gross unrealized loss and fair value of the marketable securities are as follows (in 000's):




                                                       GROSS
                                      AMORTIZED     UNREALIZED     FAIR
                                         COST          LOSS        VALUE
                                     -----------   ------------   ------
   Municipal obligations .........       $734         $ (11)       $723

     Contractual maturities of marketable debt securities at June 30, 1998 are as follows (in 000's):




                                                      AMORTIZED     FAIR
                                                         COST       VALUE
                                                     -----------   ------
   Due in one year or less .......................       $102       $100
   Due after one year through five years .........        160        156
   Due after 10 years ............................        472        467
                                                         ----       ----
   Total debt securities .........................       $734       $723
                                                         ====       ====

3. PROPERTY AND EQUIPMENT

     Property and equipment is comprised of the following (in 000's):




                                                 DECEMBER 31,          JUNE 30,
                                                1997        1996         1998
                                             ---------   ---------   ------------
                                                                      (Unaudited)
   Equipment .............................    $  185      $  167        $  208
   Furniture and fixtures ................       306         279           306
                                              ------      ------        ------
                                                 491         446           514
   Less accumulated depreciation .........      (181)       (125)         (216)
                                              ------      ------        ------
                                              $  310      $  321        $  298
                                              ======      ======        ======

4. STOCKHOLDERS' EQUITY (DEFICIT)

     The Company's capital stock consists of the common stock of Halcyon and Robbins. The partners' equity of the Partnership has been eliminated.

     At December 31, 1997 and 1996, there were 1,000 shares of common stock authorized, issued and outstanding of Halcyon, and 3,000 shares of common stock authorized, issued and outstanding of Robbins. All shares of common stock were issued at $1 per share.

                         TOLLIN-ROBBINS ENTERTAINMENT

                (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997
               AND SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

5. INCOME TAXES

     Partnerships and limited liability companies are not subject to federal or state income taxes and, accordingly, no provision for income taxes has been provided for the Partnership and TRM. The partners of the Partnership and members of TRM are required to report their proportional share of gains, losses, credits and deductions on their respective income tax returns.

     Halcyon is an S Corporation under Section 1361 of the Internal Revenue Code. Under the provisions of the Internal Revenue Code, federal and state taxes based on income for S Corporations are generally the direct liability of the stockholders. Therefore, no federal and state tax provision has been provided on S Corporation earnings other than certain state minimum taxes based on income.

     Robbins was a C Corporation as of December 31, 1997 and 1996 and, accordingly, was subject to federal and state taxes. Robbins elected S Corporation status effective January 1, 1998; accordingly, no federal and state tax provision has been provided for the three months ended June 30, 1998 other than certain state minimum taxes based on income.

     The Company's provision for income taxes (benefit) consists of the applicable amounts based on Robbins' result of operations and was as follows (in 000's):




                             YEAR ENDED        SIX MONTHS
                            DECEMBER 31,          ENDED
                         ------------------     JUNE 30,
                          1997       1996         1997
                         ------   ---------   ------------
                                               (Unaudited)
   Deferred ..........
  Federal ............    $50       $ (50)         $33
  State ..............     30         (30)          19
                          ---       -----          ---
                          $80       $ (80)         $52
                          ===       =====          ===

     A reconciliation from the provision for income taxes based on the federal statutory rate of 15% to the actual rate follows:




                                                                      YEAR ENDED
                                                                     DECEMBER 31,          SIX MONTHS
                                                                ----------------------        ENDED
                                                                   1997         1996      JUNE 30, 1997
                                                                ----------   ---------   --------------
                                                                                           (Unaudited)
   Statutory rate applied to income before income taxes......       15.0%       15.0%          15.0%
   State income taxes, net of federal income tax benefit.....        7.5         7.5            7.5
   Income from non-taxable entities .........................      (12.6)       (8.4)         (11.9)
   Other non-deductible expenses ............................        0.5         0.5            0.4
   Other, net ...............................................        5.5        (3.8)           2.8
                                                                   -----        ----          -----
                                                                    15.9%       10.8%          13.8%
                                                                   =====        ====          =====

     The Company's deferred tax assets as of December 31, 1996 was principally comprised of deferred revenue.

6. DEFERRED REVENUE

     Deferred revenue consists of advances from television networks and production companies for services not yet rendered.

                         TOLLIN-ROBBINS ENTERTAINMENT

                (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997
               AND SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

7.  COMMITMENT AND CONTINGENCIES


     The Company rents its office facilities on a month-to-month basis from an entity controlled by Messrs. Tollin and Robbins, the owners of the building. The monthly rent is $3,750.


8. YEAR 2000 (UNAUDITED)


     Until recently, computer programs were written to store only two digits of date-related information in order to more efficiently handle and store data. Such programs are unable to properly distinguish between the year 1900 and the year 2000. This situation is frequently referred to as the "Year 2000 problem." The Company believes that all of its own computer software is year 2000 compliant and that it will not need to make significant modifications or replacements to its software so that its computer systems will function properly with respect to dates in the year 2000 and beyond.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and the shareholders of Tony Stephens Associates
Limited


     We have audited the accompanying balance sheet of Tony Stephens Associates Limited ("the Company") as of April 30, 1998 and the related statements of profit and loss account and cash flows for the year ended April 30, 1998 all expressed in pounds sterling, (together, "the financial statements") which, as described in the financial statements (pages F-252 to F-257), have been prepared on the basis of accounting principles generally accepted in the United Kingdom. These financial statements are the responsibility of the Directors of the Company. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards in the
United Kingdom, which are substantially the same as auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tony Stephens Associates Limited as of April 30, 1998, and the results of its operations and its cash flows for the year ended April 30, 1998, in conformity with accounting principles generally accepted in the United Kingdom.


     United Kingdom accounting principles vary in certain respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of shareholders' equity and financial position as of April 30, 1998 and the determination of net profit for year ended April 30, 1998 to the extent summarised in Note 11 to the financial statements.


Richard E Woodhall
Chartered Accountants and Registered Auditors
Birmingham
England


July 14, 1998 except for information presented in the Cash Flow Statement, and notes 10 and 11 which the date is October 2, 1998.

                       TONY STEPHENS ASSOCIATES LIMITED

                           ABBREVIATED BALANCE SHEET
                                AT 30 APRIL 1998




                                                                        1998
                                                                      (pounds
                                                                     sterling)
                                                            NOTES       000
                                                           -------   ---------
FIXED ASSETS ...........................................
Tangible assets ........................................   4              31
                                                                          --
CURRENT ASSETS
Debtors ................................................                 235
Cash at bank ...........................................                  97
                                                                         ---
                                                                         332
CREDITORS: amounts falling due within one year .........   5            (326)
                                                                        ----
NET CURRENT ASSETS .....................................                   6
                                                                        ----
TOTAL ASSETS LESS CURRENT LIABILITIES ..................                  37
                                                                        ====
CAPITAL AND RESERVES
Called up share capital ................................   6               1
Profit and loss account ................................   7              36
                                                                        ----
                                                           8              37
                                                                        ====

The accompanying notes form an integral part of the financial statements.

                       TONY STEPHENS ASSOCIATES LIMITED

                            PROFIT AND LOSS ACCOUNT
                       FOR THE YEAR ENDED 30 APRIL 1998




                                                                        1998
                                                                      (pounds
                                                                     sterling)
                                                           NOTES        000
                                                          -------   -----------
TURNOVER ..............................................                 3,106
Cost of sales .........................................                (2,646)
                                                                       ------
GROSS PROFIT ..........................................                   460
Administrative expenses ...............................                  (206)
                                                                       ------
OPERATING PROFIT ......................................   2               254
Interest received .....................................                     9
                                                                       ------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION .........                   263
Taxation ..............................................   3               (70)
                                                                       ------
PROFIT FOR THE FINANCIAL YEAR AFTER TAXATION ..........                   193
Retained profit brought forward .......................   7                33
                                                                       ------
                                                                          226
Dividends paid ........................................                  (190)
                                                                       ------
RETAINED PROFIT CARRIED FORWARD .......................   7                36
                                                                       ======

There were no recognised gains or losses other than the profit for the financial period.


The accompanying notes form an integral part of the financial statements.

                       TONY STEPHENS ASSOCIATES LIMITED

                            STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED 30 APRIL 1998




                                                                      1998
                                                                     (pounds
                                                                    sterling)
                                                         NOTES         000
                                                      -----------   --------
NET CASH INFLOW FROM OPERATING ACTIVITIES                  10(a)       261
                                                                       ----
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received .................................                      9
                                                                       ----
TAXATION
Corporation tax paid ..............................                    (76)
                                                                       ----
CAPITAL EXPENDITURE
Payments to acquire tangible fixed assets .........                    (17)
                                                                       ----
EQUITY DIVIDENDS PAID
                                                                      (190)
                                                                      -----
DECREASE IN CASH ..................................        10(b)       (13)
                                                                      =====
RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS
                                                                      1998
                                                                 (pounds sterling)
                                                                    -------
Decrease in cash in the year ......................        10(b)       (13)
                                                                    -------
MOVEMENT IN NET FUNDS IN THE YEAR .................                    (13)
NET FUNDS AT 1 MAY 1997 ...........................                    110
                                                                    -------
NET FUNDS AT 30 APRIL 1998 ........................                     97
                                                                    =======

The accompanying notes form an integral part of the financial statements.

                       TONY STEPHENS ASSOCIATES LIMITED

                             NOTES TO THE ACCOUNTS
                               AT 30 APRIL 1998


1. ACCOUNTING POLICIES


ACCOUNTING CONVENTION


     The accounts have been prepared under the historical cost convention and in accordance with the Financial Reporting Standard for Small Entities.


TURNOVER


     Turnover represents net invoiced services, excluding VAT.


DEPRECIATION


     Depreciation is provided on all tangible fixed assets, at rates calculated to write off the cost evenly over a period which does not exceed anticipated useful life.


Equipment and vehicles -- over 4 years.


PENSION COSTS


     The Company operates a money purchase pension scheme and contributions are charged to the profit and loss account in the year in which they are paid.


OPERATING LEASES


     Rentals applicable to operating leases where substantially all of the benefits and risks of ownership remain with the lessor are charged to profit and loss account as incurred.


2. OPERATING PROFIT


     This is stated after charging:




                                                      1998
                                                     (pounds
                                                    sterling)
                                                       000
                                                     ------
   Depreciation of tangible fixed assets .........     13
   Auditors' remuneration ........................      2
   Directors' remuneration .......................    109
   Operating lease rentals .......................      8
   Pension costs .................................     40
                                                      ===

     During the year retirement benefits were accruing to 2 directors (1997 --
2) in respect of money purchase pension schemes.


3. TAX ON PROFIT ON ORDINARY ACTIVITIES




                                   1998
                                  (pounds
                                 sterling)
                                    000
                                  ------
   UK corporation tax .........   70
                                  ==

                       TONY STEPHENS ASSOCIATES LIMITED

                             NOTES TO THE ACCOUNTS
                                AT 30 APRIL 1998

4. TANGIBLE FIXED ASSETS




                                                VEHICLES AND
                                                 EQUIPMENT
                                                   (pounds
                                                  sterling)
                                                     000
                                               -------------
   Cost:
   At 1 May 1997 ...........................   43
   Additions ...............................   17
                                               --
   At 30 April 1998 ........................   60
                                               --
   Depreciation:
   At 1 May 1997 ...........................   16
   Provided in the year ....................   13
                                               --
   At 30 April 1998 ........................   29
                                               --
   Net book value at 30 April 1998 .........   31
                                               ==

5. CREDITORS: amounts falling due within one year




                                           1998
                                          (pounds
                                         sterling)
                                            000
                                          ------
   Trade creditors ....................    272
   Corporation tax ....................     24
   Tax and National Insurance .........     30
                                           ---
                                           326
                                           ===

6. SHARE CAPITAL




                                                                1998
                                                               (pounds
                                                       1998    sterling)
                                                        NO.       000
                                                      -------   ------
   Authorised ordinary shares of
     (pounds sterling)1 each ......................   1,000     1,000
                                                      =====     =====


                                                                                       1998
                                                                                      (pounds
                                                                             1998    sterling)
                                                                              NO.       000
                                                                             ------   -----
   Allotted, called up and fully paid ordinary shares of
     (pounds sterling)1 each .............................................   500      500
                                                                             ===      ===

7. RESERVES




                                              PROFIT AND
                                             LOSS ACCOUNT
                                                (pounds
                                               sterling)
                                                  000
                                            -------------
   At 1 May 1997 ........................         33
   Retained profit for the year .........          3
                                                  --
   At 30 April 1998 .....................         36
                                                  ==

                       TONY STEPHENS ASSOCIATES LIMITED

                             NOTES TO THE ACCOUNTS
                                AT 30 APRIL 1998

8.  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS




                                                       1998
                                                     (pounds
                                                    sterling)
                                                       000
                                                    ---------
   Profit for the year ..........................       193
   Dividends ....................................      (190)
                                                       ----
   Net increase in shareholders' funds ..........         3
   Shareholders' funds at 1 May 1997 ............        34
                                                       ----
   Shareholders' funds at 30 April 1998 .........        37
                                                       ====

9.  LEASING COMMITMENTS


     As at 30 April 1998 the company had annual commitments of (pounds sterling)8,319 and on a non con-cancellable operating lease which expires in January 2000.


10. NOTES TO THE STATEMENT OF CASH FLOWS


  a) Reconciliation of operating profit to net cash inflow from operating activities




                                                            1998
                                                          (pounds
                                                         sterling)
                                                            000
                                                         ---------
   Operating profit ..................................       254
   Depreciation of tangible fixed assets .............        13
   Increase in debtors ...............................      (210)
   Increase in creditors .............................       204
                                                            ----
   Net cash inflow from operating activities .........       261
                                                            ====

  b) Analysis of changes in net funds




                                        AT 1 MAY                   AT 30 APRIL
                                          1997       CASH FLOW        1998
                                         (pounds     (pounds        (pounds
                                        sterling)   sterling)      sterling)
                                           000         000            000
                                       ----------   -----------   ------------
  Cash at bank and in hand .........   110              (13)      97
                                       ===              ===       ==

11. RECONCILIATION TO US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (US GAAP)


     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain respects from generally accepted accounting principles in the United States ("US GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements as well as additional disclosures required by US GAAP.


     There are no material adjustments to profit for the year, cash flows and shareholders' equity in applying the significant differences between UK and US GAAP.

                       TONY STEPHENS ASSOCIATES LIMITED

                        UNAUDITED INTERIM BALANCE SHEETS




                                                                           JUNE 30,
                                                                     ---------------------
                                                                        1998        1997
                                                                      (pounds     (pounds
                                                                     sterling)   sterling)
                                                            NOTES       000         000
                                                           -------   ---------   ---------
FIXED ASSETS
Tangible assets ........................................       6          32          25
                                                                          --          --
CURRENT ASSETS
Debtors ................................................       7         334          84
Cash at bank and in hand ...............................                  28         263
                                                                         ---         ---
                                                                         362         347
CREDITORS: amounts falling due within one year .........       8        (308)       (331)
                                                                        ----        ----
NET CURRENT ASSETS .....................................                  54          16
                                                                        ----        ----
TOTAL ASSETS LESS CURRENT LIABILITIES ..................                  86          41
                                                                        ====        ====
CAPITAL AND RESERVES
Called up share capital ................................       9           1           1
Profit and loss account ................................      10          85          40
                                                                        ----        ----
SHAREHOLDERS' FUNDS ....................................      11          86          41
                                                                        ====        ====

The accompanying notes form an integral part of these financial statements.

                       TONY STEPHENS ASSOCIATES LIMITED

                   UNAUDITED INTERIM PROFIT AND LOSS ACCOUNTS




                                                                  JUNE 30,
                                                           -----------------------
                                                              1998        1997
                                                            (pounds     (pounds
                                                           sterling)   sterling)
                                                  NOTES       000         000
                                                 -------   -----------   ---------
COMMISSIONS AND FEES RECEIVABLE ..............                 1,891       1,118
Commissions and fees payable .................                (1,612)       (881)
                                                              ------       -----
                                                                 279         237
Administrative expenses ......................                  (102)        (89)
                                                              ------       -----
OPERATING PROFIT .............................   2               177         148
Bank interest receivable .....................                     5           3
                                                              ------       -----
PROFIT ON ORDINARY ACTIVITIES BEFORE
 TAXATION ....................................                   182         151
Tax on profit on ordinary activities .........   5               (52)        (38)
                                                              ------       -----
PROFIT FOR THE PERIOD ........................                   130         113
Dividends ....................................                   (64)        (83)
                                                              ------       -----
PROFIT RETAINED FOR THE PERIOD ...............                    66          30
                                                              ======       =====

There were no recognised gains or losses other than the profit for the financial period.


The accompanying notes form an integral part of these financial statements.

                       TONY STEPHENS ASSOCIATES LIMITED

                   UNAUDITED INTERIM STATEMENT OF CASH FLOWS




                                                                              JUNE 30,
                                                                       ----------------------
                                                                          1998        1997
                                                                        (pounds     (pounds
                                                                       sterling)   sterling)
                                                            NOTES         000         000
                                                         -----------   ---------   ----------
NET CASH INFLOW FROM OPERATING ACTIVITIES ............        14(a)         86        110
                                                                            --        ----
RETURNS ON INVESTMENTS AND SERVICING OF
 FINANCE
Interest received ....................................                       5          3
                                                                            --        ----
TAXATION
Corporation tax paid .................................                     (54)       (46)
                                                                           ---        ----
CAPITAL EXPENDITURE
Payments to acquire tangible fixed assets ............                     (18)          (6)
Receipts from sales of tangible fixed assets .........                      --         19
                                                                           ---        -----
                                                                           (18)        13
                                                                           ---        -----
EQUITY DIVIDENDS PAID ................................                    (120)      (120)
                                                                          ----       ------
DECREASE IN CASH .....................................        14(b)       (101)       (40)
                                                                          ====       ======
RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS
                                                                         1998        1997
                                                                       (pounds      (pounds
                                                                      sterling)    sterling)
                                                                        000          000
                                                                       ------      --------
Decrease in cash in period ...........................        14(b)       (101)       (40)
                                                                       -------     --------
MOVEMENTS IN NET FUNDS IN THE YEAR ...................                    (101)       (40)
NET FUNDS AT 1 JANUARY ...............................                     129        303
                                                                       -------     --------
NET FUNDS AT 30 JUNE .................................                      28        263
                                                                       =======     ========

The accompanying notes form an integral part of these financial statements.

                       TONY STEPHENS ASSOCIATES LIMITED

                    NOTES TO THE UNAUDITED INTERIM ACCOUNTS
                                AT 30 JUNE 1998


1. ACCOUNTING POLICIES


BASIS FOR PREPARATION

     The financial statements have been prepared under the historical cost convention.

     The principal accounting policies of the company are set out below.


TURNOVER

     Turnover is gross amount receivable by the company, invoiced on behalf of clients when the company acts as agents and for other services provided, excluding VAT and trade discounts.


DEPRECIATION

     Depreciation is provided on all tangible fixed assets, at rates calculated to write off the cost, less estimated residual value based on prices prevailing at the date of acquisition, of each asset evenly over its expected useful life, as follows:

     Equipment and vehicles - over 4 years


DEFERRED TAXATION

     Deferred taxation is provided using the liability method on all timing differences which are expected to reverse in the future without being replaced, calculated at the rate at which it is anticipated the timing differences will reverse. Advance corporation tax which is expected to be recoverable in the future is deducted from the deferred taxation balance.

     Deferred tax assets are only recognised if recovery without replacement by equivalent debit balances is reasonably certain.


CONTRIBUTIONS TO PENSION FUNDS

     The pension costs for the money purchase scheme charged against profits represent the amount of the contributions payable to the scheme in respect of the accounting period.


LEASED ASSETS

     All other leases are regarded as operating leases and the payments made under them are charged to the profit and loss account on a straight-line basis over the lease term.


2. OPERATING PROFIT

     This is stated after charging:




                                                    1998     1997
                                                  (pounds   (pounds
                                                 sterling) sterling)
                                                    000       000
                                                  -------   ------
   Auditors' remuneration .....................   1         1
   Depreciation of owned fixed assets .........   7         5
   Other operating lease rentals ..............   4         4
                                                  =======   ======

                       TONY STEPHENS ASSOCIATES LIMITED

                                AT 30 JUNE 1998

3. STAFF COSTS




                                       1998     1997
                                     (pounds   (pounds
                                    sterling) sterling)
                                       000       000
                                     -------   ------
   Wages and salaries ............      49       31
   Social security costs .........       6        3
   Other pension costs ...........      15       25
                                        --       --
                                        70       59
                                        ==       ==

     The average number of employees of the company during the period was 5 (1997 - 4).


4. DIRECTORS' REMUNERATION




                                                                         1998     1997
                                                                       (pounds  (pounds
                                                                      sterling)sterling)
                                                                         000      000
                                                                       -------   ------
   Emoluments ......................................................   35        27
   Pension contributions to money purchase pension schemes .........   14        24
                                                                       --        --
                                                                       49        51
                                                                       ==        ==

     During the period 2 directors (1997 -2 directors) participated in money purchase pension schemes.


5. TAX ON PROFIT ON ORDINARY ACTIVITIES




                                    1998     1997
                                  (pounds   (pounds
                                 sterling) sterling)
                                    000       000
                                  -------   ------
   UK corporation tax .........   52        38
                                  ==        ==

6. TANGIBLE FIXED ASSETS




                                                             FIXTURES
                                                  MOTOR         AND        COMPUTER
                                                VEHICLES     FITTINGS     EQUIPMENT     TOTAL
                                                 (pounds      (pounds      (pounds     (pounds
                                                sterling)    sterling)    sterling)   sterling)
                                                   000          000          000         000
                                               ----------   ----------   -----------   ------
   Cost
   At 1 January 1998 .......................       16           10            17         43
   Additions ...............................       18           --            --         18
                                                   --           --            --         --
   At 30 June 1998 .........................       34           10            17         61
                                                   --           --            --         --
   Depreciation
   At 1 January 1998 .......................       10            4             8         22
   Provided in the period ..................        4            1             2          7
                                                   --           --            --         --
   At 30 June 1998 .........................       14            5            10         29
                                                   --           --            --         --
   Net book amount at 30 June 1998 .........       20            5             7         32
                                                   ==           ==            ==         ==
   Net book amount at 30 June 1997 .........        7            7            11         25
                                                   ==           ==            ==         ==

                       TONY STEPHENS ASSOCIATES LIMITED

                                AT 30 JUNE 1998

7. DEBTORS




                                                1998     1997
                                              (pounds   (pounds
                                             sterling) sterling)
                                                000       000
                                              -------   ------
   Trade debtors ..........................     234     74
   Loans to directors .....................     100     --
   Prepayments and accrued income .........      --     10
                                                ---     --
                                                334     84
                                                ===     ==

8. CREDITORS: amounts falling due within one year




                                              (pounds   (pounds
                                             sterling) sterling)
                                                000       000
                                               -------   ------
   Trade creditors .........................     221      254
   Corporation tax .........................      39       29
   Social security and other taxes .........      45       32
   Other creditors .........................       3       --
   Dividend payable ........................      --       16
                                                 ---      ---
                                                 308      331
                                                 ===      ===

9. SHARE CAPITAL




                                                        1998     1997
                                                        NO.       NO.
                                                      -------   ------
   Authorised ordinary shares of
     (pounds sterling)1 each ......................   1,000     1,000
                                                      =====     =====


                                                                                 1998     1997
                                                                               (pounds   (pounds
                                                               1998     1997  sterling) sterling)
                                                                NO.      NO.     000       000
                                                              ------   ------   ------   -----
   Allotted, called up and full paid ordinary shares of
     (pounds sterling)1 each ..............................   500      500      500      500
                                                              ===      ===      ===      ===

10. RESERVES




                                                PROFIT AND
                                               LOSS ACCOUNT
                                                 (pounds
                                                sterling)
                                                   000
                                              -------------
   At 1 January 1998 ......................   19
   Retained profit for the period .........   66
                                              --
   At 30 June 1998 ........................   85
                                              ==

11. RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS




                                                     1998      1997
                                                    (pounds   (pounds
                                                   sterling) sterling)
                                                      000       000
                                                   -------   --------
   Profit for the period .......................     130        113
   Dividends ...................................     (64)       (83)
                                                     ---        ---
   Net increase in shareholders' funds .........      66         30
   Shareholders' funds at 1 January ............      20         11
                                                     ---        ---
   Shareholders' funds at 30 June ..............      86         41
                                                     ===        ===

                       TONY STEPHENS ASSOCIATES LIMITED

                                AT 30 JUNE 1998

12. LEASING COMMITMENTS


     Operating lease payments amounting to (pounds sterling)8,319 (1997 - (pounds sterling)8,719) are due within one year. The leases to which these amounts relate expire as follows:




                                            1998     1997
                                          (pounds   (pounds
                                         sterling) sterling)
                                            000       000
                                          -------   ------
   Between one and five years .........   8         8
                                          =======   ======

13. PENSIONS


Money Purchase Scheme


     The company operates a money purchase pension scheme for the benefit of the directors and senior employees. The assets of the scheme are administered by trustees in a fund independent from those of the company.


14. NOTES TO THE STATEMENT OF CASH FLOWS


     a) Reconciliation of operating profit to net cash inflow from operating activities




                                                                            1998        1997
                                                                          (pounds      (pounds
                                                                         sterling)    sterling)
                                                                            000          000
                                                                        -----------   --------
   Operating profit .................................................      177           148
   Depreciation of tangible fixed assets ............................        7             5
   Profit on sale of tangible fixed assets ..........................       (2)           --
   (Increase)/decrease in operating debtors and prepayments .........      (93)          (23)
   Increase/(decrease) in operating creditors and accruals ..........       (3)          (20)
                                                                           ---           ---
   Net cash inflow from operating activities ........................       86           110
                                                                           ===           ===

     b) Reconciliation of operating profit to net cash inflow from operating activities




                                             AT                        AT
                                         1 JANUARY                   30 JUNE
                                            1998       CASH FLOW      1998
                                          (pounds      (pounds      (pounds
                                         sterling)    sterling)    sterling)
                                            000          000          000
                                        -----------   -----------   --------
   Cash at bank and in hand .........       129         (101)          28
                                            ===          ===           ==

15. RECONCILIATION TO US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
     (US GAAP)


     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain respects from generally accepted accounting principles in the United States ("US GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements as well as additional disclosures required by US GAAP.

     There are no material adjustments to profit for the year, cash flows and shareholders' equity in applying the significant differences between UK and US GAAP.

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Shareholders of
 ProServ, Inc. and Subsidiaries


     We have audited the accompanying consolidated balance sheet of ProServ, Inc. and Subsidiaries as of December 31, 1996 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ProServ, Inc. and Subsidiaries as of December 31, 1996, and the consolidated results of their operations and their cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.





                                        COOPERS & LYBRAND L.L.P.





Washington, D.C.
June 25, 1997

                        PROSERV, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS




                                                                   DECEMBER 31,     JUNE 30, 1997
                                                                  --------------   --------------
                                                                       1996          (UNAUDITED)
                                                                  --------------   --------------
ASSETS
Current assets:
 Cash and cash equivalents ....................................    $    168,295     $  1,181,889
 Restricted cash ..............................................              --          254,401
 Accounts receivable, net .....................................       3,241,184        4,099,189
 Prepaid expenses and other current assets ....................         158,364          259,944
                                                                   ------------     ------------
Total current assets ..........................................       3,567,843        5,795,423
Property and equipment, net ...................................         468,444          450,949
Noncurrent accounts receivable ................................       1,228,206        1,158,819
Other assets ..................................................          76,426           49,019
                                                                   ------------     ------------
Total assets ..................................................    $  5,340,919     $  7,454,210
                                                                   ============     ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Current portion of notes payable .............................    $    900,000     $  2,175,000
 Accounts payable .............................................       1,104,623        2,330,864
 Accrued expenses .............................................       1,003,968          554,250
 Income tax payable ...........................................          48,290          156,207
 Production rights payable ....................................          42,741          370,588
 Accounts payable--clients ....................................              --          254,401
 Deferred revenue .............................................         659,386        1,098,213
 Deferred income taxes ........................................         259,000          259,000
                                                                   ------------     ------------
Total current liabilities .....................................       4,018,008        7,198,523
Notes payable .................................................         650,000               --
Deferred rent .................................................         875,778          776,726
Minority interest .............................................              --           24,683
                                                                   ------------     ------------
Total liabilities .............................................       5,543,786        7,999,932
                                                                   ------------     ------------
Commitments and contingencies
Stockholders' deficit:
 Class A preferred stock, $1,000 par value--2,000 shares
   authorized; 600 shares issued and outstanding ..............         600,000          600,000
 Common stock, $1.00 par value--20,000 shares authorized; 1,250
   shares issued and outstanding ..............................           1,250            1,250
 Additional paid-in capital ...................................       3,571,692        3,571,692
 Unearned compensation ........................................        (341,369)        (258,475)
 Accumulated deficit ..........................................      (4,232,051)      (4,659,107)
 Cumulative translation adjustment ............................         197,611          198,918
                                                                   ------------     ------------
Total stockholders' deficit ...................................        (202,867)        (545,722)
                                                                   ------------     ------------
Total liabilities and stockholders' deficit ...................    $  5,340,919     $  7,454,210
                                                                   ============     ============

The accompanying notes are an integral part of these consolidated financial statements.

                        PROSERV, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS




                                                        YEARS ENDED DECEMBER 31,            SIX MONTHS ENDED JUNE 30,
                                                   -----------------------------------   -------------------------------
                                                         1996               1995              1997             1996
                                                   ----------------   ----------------   -------------   ---------------
                                                                                                   (UNAUDITED)
Operating revenue ..............................     $ 13,387,810       $ 17,792,247      $6,438,343      $  5,253,016
Operating expenses .............................       10,130,353         11,926,379       4,739,531         4,872,175
General and administrative expenses ............        5,000,927          6,581,388       1,921,300         2,481,005
Restructuring costs ............................          565,000                 --              --                --
Legal settlement ...............................               --            300,000              --                --
Loss on sublease ...............................               --            293,832              --                --
                                                     ------------       ------------      ----------      ------------
Loss from operations ...........................       (2,308,470)        (1,309,352)       (222,488)       (2,100,164)
Interest expense, net ..........................          208,691            190,967          71,368           124,438
Equity in loss of joint venture ................               --             (6,927)             --                --
Gain on sale of joint venture interest .........               --             67,763              --                --
Minority interest ..............................               --                 --          24,683                --
                                                     ------------       ------------      ----------      ------------
Loss before income taxes .......................       (2,517,161)        (1,439,483)       (318,539)       (2,224,602)
Provision (benefit) for income taxes ...........          239,824             (1,126)        108,517             2,003
                                                     ------------       ------------      ----------      ------------
Net loss .......................................     $ (2,756,985)      $ (1,438,357)     $ (427,056)     $ (2,226,605)
                                                     ============       ============      ==========      ============

The accompanying notes are an integral part of these consolidated financial statements.

                        PROSERV, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)




                                                        ADDITIONAL
                                   PREFERRED   COMMON     PAID-IN      TREASURY
                                     STOCK      STOCK     CAPITAL        STOCK
                                  ----------- -------- ------------ --------------
Balance, January 1, 1995 ........  $600,000    $1,000   $  248,041    $ (218,020)
Net loss ........................        --        --           --            --
Treasury stock reissued
 under restricted
 purchase .......................        --        --           --       218,020
Amortization of unearned
 compensation ...................        --        --           --            --
Foreign currency
 translation adjustment .........        --        --           --            --
                                   --------    ------   ----------    ----------
Balance, December 31,
 1995 ...........................   600,000     1,000      248,041            --
Net loss ........................        --        --           --            --
Issuance of stock options .......        --        --      323,901            --
Issuance of common stock                 --       250    2,999,750            --
Amortization of unearned
 compensation ...................        --        --           --            --
Foreign currency
 translation adjustment .........        --        --           --            --
                                   --------    ------   ----------    ----------
Balance, December 31,
 1996 ...........................   600,000     1,250    3,571,692            --
Net loss (unaudited) ............        --        --           --            --
Amortization of unearned
 compensation
 (unaudited) ....................        --        --           --            --
Foreign currency
 translation adjustment
 (unaudited) ....................        --        --           --            --
                                   --------    ------   ----------    ----------
Balance, June 30, 1997
 (unaudited) ....................  $600,000    $1,250   $3,571,692    $       --
                                   ========    ======   ==========    ==========



                                                                  CUMULATIVE
                                     UNEARNED      ACCUMULATED    TRANSLATION
                                   COMPENSATION      DEFICIT      ADJUSTMENT       TOTAL
                                  -------------- --------------- ------------ ---------------
Balance, January 1, 1995 ........   $  (59,778)   $    (36,709)   $ 141,468    $     676,002
Net loss ........................           --      (1,438,357)          --       (1,438,357)
Treasury stock reissued
 under restricted
 purchase .......................     (218,020)             --           --               --
Amortization of unearned
 compensation ...................      164,937              --           --          164,937
Foreign currency
 translation adjustment .........           --              --      107,332          107,332
                                    ----------    ------------    ---------    -------------
Balance, December 31,
 1995 ...........................     (112,861)     (1,475,066)     248,800         (490,086)
Net loss ........................           --      (2,756,985)          --       (2,756,985)
Issuance of stock options .......     (323,901)             --           --               --
Issuance of common stock                    --              --           --        3,000,000
Amortization of unearned
 compensation ...................       95,393              --           --           95,393
Foreign currency
 translation adjustment .........           --              --      (51,189)         (51,189)
                                    ----------    ------------    ---------    -------------
Balance, December 31,
 1996 ...........................     (341,369)     (4,232,051)     197,611         (202,867)
Net loss (unaudited) ............           --        (427,056)          --         (427,056)
Amortization of unearned
 compensation
 (unaudited) ....................       82,894              --           --           82,894
Foreign currency
 translation adjustment
 (unaudited) ....................           --              --        1,307            1,307
                                    ----------    ------------    ---------    -------------
Balance, June 30, 1997
 (unaudited) ....................   $ (258,475)   $ (4,659,107)   $ 198,918    $    (545,722)
                                    ==========    ============    =========    =============

The accompanying notes are an integral part of these consolidated financial statements.

                        PROSERV, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                                  YEARS ENDED
                                                                                 DECEMBER 31,
                                                                       ---------------------------------
                                                                             1996             1995
                                                                       ---------------- ----------------
Cash flows from operating activities:
 Net loss ............................................................   $ (2,756,985)    $ (1,438,357)
 Adjustments to reconcile net loss to net cash (used in)
   provided by operating activities:
   Depreciation ......................................................        181,048          152,349
   Deferred income taxes .............................................         77,000         (288,119)
   Provision for bad debts ...........................................        537,820          385,616
   Amortization of unearned compensation .............................         95,393          164,937
   Equity in loss of investee ........................................             --            6,927
   Gain on distribution from joint venture ...........................             --          (67,763)
   Realized gain on sale of marketable securities ....................             --           (4,511)
   Minority interest .................................................             --               --
   Changes in assets and liabilities:
    Restricted cash ..................................................       (332,999)         (31,886)
    Accounts receivable ..............................................       (256,278)         466,686
    Income tax receivable ............................................         83,175          143,959
    Prepaid expenses and other current assets ........................        233,664          (74,220)
    Noncurrent accounts receivable ...................................        410,016          445,949
    Other assets .....................................................         (6,202)          37,275
    Accounts payable .................................................       (702,583)         212,128
    Accrued expenses .................................................         21,551           35,000
    Income tax payable ...............................................        (47,869)          96,159
    Production rights payable ........................................        (12,573)        (522,327)
    Deferred revenue .................................................       (211,276)      (1,109,279)
    Deferred rent ....................................................       (172,879)         263,036
    Accounts payable-clients .........................................        332,999           31,886
                                                                         ------------     ------------
     Net cash (used in) provided by operating activities .............     (2,526,978)      (1,094,555)
                                                                         ------------     ------------
Cash flows from investing activities:
 Proceeds from sale of marketable securities .........................             --          216,590
 Purchases of property and equipment .................................        (74,297)        (142,609)
 Investment in joint venture .........................................        (10,836)         (89,164)
                                                                         ------------     ------------
     Net cash used in investing activities ...........................        (85,133)         (15,183)
                                                                         ------------     ------------
Cash flows from financing activities:
 Proceeds from issuance of capital stock .............................      3,000,000               --
 Proceeds from notes payable .........................................      1,250,000        2,460,000
 Payments on notes payable ...........................................     (1,800,000)      (1,822,500)
                                                                         ------------     ------------
     Net cash provided by financing activities .......................      2,450,000          637,500
                                                                         ------------     ------------
Effect of exchange rate changes on cash and cash equivalents .........         47,626           30,090
                                                                         ------------     ------------
Increase (decrease) in cash and cash equivalents .....................       (114,485)        (442,148)
Cash and cash equivalents, beginning of period .......................        282,780          724,928
                                                                         ------------     ------------
Cash and cash equivalents, end of period .............................   $    168,295     $    282,780
                                                                         ============     ============
Supplemental disclosure of cash flow information:
 Cash paid during the year for income taxes, net of refunds ..........   $    127,518     $     61,930
                                                                         ============     ============
 Cash paid during the year for interest ..............................   $    224,461     $    181,106
                                                                         ============     ============
Noncash investing and financing activities:
 Issuance of treasury stock for restricted stock award ...............   $         --     $    218,020
                                                                         ============     ============



                                                                          SIX MONTHS ENDED JUNE 30,
                                                                       -------------------------------
                                                                            1997            1996
                                                                       -------------- ----------------
                                                                                 (UNAUDITED)
Cash flows from operating activities:
 Net loss ............................................................   $ (427,056)    $ (2,226,605)
 Adjustments to reconcile net loss to net cash (used in)
   provided by operating activities:
   Depreciation ......................................................       51,408           60,111
   Deferred income taxes .............................................           --               --
   Provision for bad debts ...........................................           --               --
   Amortization of unearned compensation .............................       82,894           35,000
   Equity in loss of investee ........................................           --           10,836
   Gain on distribution from joint venture ...........................           --               --
   Realized gain on sale of marketable securities ....................           --               --
   Minority interest .................................................       24,683               --
   Changes in assets and liabilities:
    Restricted cash ..................................................     (260,238)        (303,193)
    Accounts receivable ..............................................     (964,658)        (862,833)
    Income tax receivable ............................................           --           83,175
    Prepaid expenses and other current assets ........................     (112,525)         (63,933)
    Noncurrent accounts receivable ...................................       69,387               --
    Other assets .....................................................      (37,195)          13,791
    Accounts payable .................................................    1,466,375        1,798,750
    Accrued expenses .................................................     (315,592)        (278,124)
    Income tax payable ...............................................      107,917          (16,754)
    Production rights payable ........................................      327,847          540,732
    Deferred revenue .................................................      442,410          840,737
    Deferred rent ....................................................      (99,052)        (339,969)
    Accounts payable-clients .........................................      260,238          303,193
                                                                         ----------     ------------
     Net cash (used in) provided by operating activities .............      616,843         (405,086)
                                                                         ----------     ------------
Cash flows from investing activities:
 Proceeds from sale of marketable securities .........................           --               --
 Purchases of property and equipment .................................       (5,001)         (14,770)
 Investment in joint venture .........................................           --          (10,836)
                                                                         ----------     ------------
     Net cash used in investing activities ...........................       (5,001)         (25,606)
                                                                         ----------     ------------
Cash flows from financing activities:
 Proceeds from issuance of capital stock .............................           --               --
 Proceeds from notes payable .........................................      425,000          957,500
 Payments on notes payable ...........................................           --               --
                                                                         ----------     ------------
     Net cash provided by financing activities .......................      425,000          957,500
                                                                         ----------     ------------
Effect of exchange rate changes on cash and cash equivalents .........      (23,248)           1,194
                                                                         ----------     ------------
Increase (decrease) in cash and cash equivalents .....................    1,013,594          528,002
Cash and cash equivalents, beginning of period .......................      168,295          282,780
                                                                         ----------     ------------
Cash and cash equivalents, end of period .............................   $1,181,889     $    810,782
                                                                         ==========     ============
Supplemental disclosure of cash flow information:
 Cash paid during the year for income taxes, net of refunds ..........   $       --     $         --
                                                                         ==========     ============
 Cash paid during the year for interest ..............................   $   71,368     $    124,438
                                                                         ==========     ============
Noncash investing and financing activities:
 Issuance of treasury stock for restricted stock award ...............   $       --     $         --
                                                                         ==========     ============

The accompanying notes are an integral part of these consolidated financial statements.

                        PROSERV, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                              1996 IS UNAUDITED)


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


DESCRIPTION OF BUSINESS

     ProServ, Inc. and Subsidiaries (the Company) is an international corporation operating as one segment in the business of sports marketing. The Company provides career management and advisory services to professional athletes and also engages in sports event management and promotion, production and distribution of television sports broadcasting, and corporate sports consulting. The Company conducts its business principally in North America and Europe.

     The Company experienced negative cash flow from operations during the years ended December 31, 1996 and 1995, and the Company has been reliant on financing activities to fund its operations. As further described in Note 4, the Company has certain lines of credit available to fund working capital through May 31, 1998. In management's opinion, the Company has sufficient financing available to meet its current obligations as they come due.


BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company's wholly-owned subsidiaries and a partially owned subsidiary in which the Company has a controlling financial interest through its direct and indirect ownership. The following entities are included in the consolidated financial statements:

      o  ProServ, Inc.

      o  ProServ Europe

      o  ProServ, U.K.

      o  ProServ Financial Services, Inc.

      o  ProServ Television, Inc.

     The above subsidiaries are wholly-owned except for ProServ Television, Inc. (ProServ TV), which is 49% owned by the Company and 51% owned by an officer/majority shareholder of the Company. The 51% ownership is accounted for as a minority interest in the accompanying consolidated financial statements. As of December 31, 1996, there was no minority interest liability. All significant intercompany balances and transactions have been eliminated in consolidation.


INVESTMENT IN JOINT VENTURE

     The Company accounts for its investment in joint venture (see Note 10) under the equity method. Under this method, the original investment is recorded at cost and adjusted by the Company's share of undistributed earnings of the joint venture. The investment balance is further adjusted for additional investments in and cash distributions from the joint venture.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                        PROSERV, INC. AND SUBSIDIARIES

(INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                               1996 IS UNAUDITED)


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
    POLICIES (CONTINUED)

REVENUE RECOGNITION

     The Company's revenues arise primarily from a percentage fee or commissions received for performing services. The Company recognizes revenue when services have been performed. Fees or commissions collected in advance for services to be performed in subsequent years are recorded on the accompanying consolidated balance sheets as deferred revenue. Deferred revenue is recognized when the event is held or the Company's client performs under the related contract. Revenue associated with television event production is recorded net of fees payable to the related events. All recognized but unpaid fees are included in the accompanying consolidated balance sheets as production rights payable. The Company manages or represents various sporting events and has an ownership interest in certain of these events. Revenues and expenses from these events are recognized on the accrual basis.


CASH EQUIVALENTS

     Short-term investments with an original maturity of three months or less are considered to be cash equivalents.


RESTRICTED CASH

     The Company collects endorsement fees, special appearance fees, and tournament earnings on behalf of its clients. These funds are held in separate bank accounts pending disbursement to the individual clients. These cash balances are reflected separately on the accompanying consolidated balance sheets as restricted cash with a corresponding accounts payable to clients.


ACCOUNTS RECEIVABLE

     Accounts receivable are recorded net of an allowance for doubtful accounts of $577,650 and $569,559 at December 31, 1996 and June 30, 1997, respectively.


CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company deposits its cash and cash equivalents in two financial institutions which are insured by the Federal Depository Insurance Corporation (FDIC). The Company has not experienced any losses on these balances to date. In addition, the Company maintains a repurchase agreement with one of the financial institutions, in which excess funds are deposited by the financial institution in an overnight investment account. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific clients, historical trends and other information.


FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of financial instruments including cash and cash equivalents, restricted cash, accounts receivable, notes payable and accounts payable approximate fair value as of December 31, 1996 because of the relatively short maturity of these instruments. The carrying value of noncurrent receivables approximates fair value as of December 31, 1996 based on discounted future cash flows using a discount rate that approximates the current interest rate available from the Company's financial institutions.

                        PROSERV, INC. AND SUBSIDIARIES

(INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                               1996 IS UNAUDITED)


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
    POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from five to fifteen years. Leasehold improvements are amortized over the remaining lease term using the straight-line method. Upon retirement or disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.


INCOME TAXES

     ProServ, Inc. and ProServ Financial Services, Inc. file a consolidated Federal income tax return. ProServ TV files separate Federal and state returns and ProServ Europe and ProServ U.K. file separate tax returns in their respective tax jurisdictions. The Company accounts for income taxes utilizing the liability method. Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes is the current tax expense for the period plus the change during the period in deferred tax assets and liabilities.


STOCK OPTIONS

     In October 1995, the Financial Accounting Standards Board issued SFAS 123, "Accounting for Stock-Based Compensation." SFAS 123 is effective for the year ended December 31, 1996. SFAS 123 permits companies to account for stock based compensation based on the provisions prescribed in SFAS 123 or based on the authoritative guidance in Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." The Company has elected to continue to account for its stock based compensation in accordance with APB 25, however, as required by SFAS 123, the Company has disclosed the pro forma impact on the financial statements assuming the recognition provisions of SFAS No. 123 had been adopted.


CURRENCY TRANSLATION

     The assets and liabilities of the Company's foreign subsidiaries are translated at the exchange rates in effect on the reporting date and revenues and expenses are translated at the weighted average exchange rate in effect during the period. Adjustments resulting from these translations are included as a separate component of stockholders' equity.


UNAUDITED INTERIM FINANCIAL INFORMATION

     The interim financial information as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 is unaudited. The unaudited interim financial statements reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly present the results of operations, changes in cash flows and financial position as of and for the periods presented. The unaudited interim financial information should be read in conjunction with the audited financial statements and related notes thereto. The results for the interim periods presented are not necessarily indicative of results to be expected for the full year.

                        PROSERV, INC. AND SUBSIDIARIES

(INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                               1996 IS UNAUDITED)

2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:




                                                                DECEMBER 31,        JUNE 30,
                                                                    1996              1997
                                                               --------------   ---------------
                                                                                  (UNAUDITED)
   Office equipment ........................................    $  1,651,915     $  1,570,645
   Leasehold improvements ..................................         264,639          225,351
   Tape library ............................................         229,813          229,813
                                                                ------------     ------------
                                                                   2,146,367        2,025,809
   Less: accumulated depreciation and amortization .........      (1,677,923)      (1,574,860)
                                                                ------------     ------------
                                                                $    468,444     $    450,949
                                                                ============     ============

     Depreciation and amortization expense was $181,048 and $152,349 for the years ended December 31, 1996 and 1995, respectively and $51,408 and $60,111 for the six months ended June 30, 1997 and 1996, respectively.


3. NONCURRENT ACCOUNTS RECEIVABLE

     Noncurrent accounts receivable include certain contractually earned amounts for which there is no future performance required by the Company and outstanding loans that will not be collected within one year from the balance sheet date. Amounts to be collected during the twelve months subsequent to December 31, 1996 are included in accounts receivable. The noncurrent accounts receivable are reflected at the present value of future receipts based on the discount rate prevailing on the date upon which the earnings process is complete and are recorded net of an unamortized discount of approximately $872,000 and $837,000 as of December 31, 1996 and June 30, 1997, respectively. Interest resulting from the amortization of the discount, which is included in operating revenues, was approximately $80,000 and $129,000 for the years ended December 31, 1996 and 1995, respectively and approximately $35,000 and $50,000 for the six months ended June 30, 1997 and 1996, respectively. Based on the present value at December 31, 1996 of future cash receipts, the noncurrent accounts receivable will be realized over the next five years and thereafter as follows as of
December 31, 1996 and June 30, 1997:




                                      DECEMBER 31,       JUNE 30,
                                          1996             1997
                                     --------------   --------------
                                                        (UNAUDITED)
   1997 ..........................     $  482,559       $  482,559
   1998 ..........................        534,836          465,449
   1999 ..........................         52,695           52,695
   2000 ..........................         11,724           11,724
   2001 ..........................         12,566           12,566
   Thereafter ....................        616,385          616,385
                                       ----------       ----------
                                        1,710,765        1,641,378
   Less: current portion .........       (482,559)        (482,559)
                                       ----------       ----------
    Total ........................     $1,228,206       $1,158,819
                                       ==========       ==========

                        PROSERV, INC. AND SUBSIDIARIES

(INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                               1996 IS UNAUDITED)

4. NOTES PAYABLE

     Notes payable consist of the following:




                                      DECEMBER 31,        JUNE 30,
                                          1996              1997
                                     --------------   ---------------
                                                        (UNAUDITED)
   Lines of credit ...............     $1,450,000      $  2,150,000
   Term notes payable ............        100,000            25,000
                                       ----------      ------------
    Total notes payable ..........      1,550,000         2,175,000
   Less: current portion .........       (900,000)       (2,175,000)
                                       ----------      ------------
    Noncurrent portion ...........     $  650,000      $         --
                                       ==========      ============

LINES OF CREDIT

     The Company maintains three lines of credit providing an aggregate working capital facility of $1,850,000 and $2,100,000 at December 31, 1996 and June 30, 1997, respectively, of which $1,450,000 and $1,950,000 was outstanding as of December 31, 1996 and June 30, 1997, respectively. Specific descriptions of these lines of credit are set forth below.

     The Company maintains two of its lines of credit with one financial institution for an aggregate working capital facility of up to $1,100,000. Total amounts outstanding under these lines of credit were $700,000 and $1,100,000 at December 31, 1996 and June 30, 1997, respectively. Interest payments are due monthly on these facilities at the bank's prime rate (8.25% at December 31, 1996 and 8.5% at June 30, 1997). These lines of credit are collateralized by substantially all of the Company's assets and certain future contract rights and are guaranteed by a shareholder of the Company. One of the lines maintained by ProServ TV is also guaranteed by ProServ, Inc. The line of credit agreements contain certain restrictive covenants, including a minimum cash flow coverage requirement, a minimum net worth requirement and restrictions on incurring additional indebtedness and issuing shares of common stock. As of December 31, 1996, the Company was not in compliance with these covenants but received a waiver from the bank related to each covenant violation. These facilities expired on May 31, 1997. On June 17, 1997, the Company renegotiated these lines of credit. The lines were combined into one $1,100,000 line of credit with a maturity date of May 31, 1998. The revised line of credit agreement requires a principal payment of $550,000 on the earlier of October 15, 1997 or the closing of a definitive purchase and sale agreement (the Agreement) between the majority shareholder of the Company and The Marquee Group (see Note 10) and a principal payment on the earlier of October 30, 1997 or 15 days after the closing of the Agreement. All other terms of the previous lines of credit remain the same.

     The Company has an additional line of credit at another bank that provides for a working capital facility of up to $750,000 and $1,000,000 at December 31, 1996 and June 30, 1997, respectively, of which $750,000 and $850,000 was outstanding as of December 31, 1996 and June 30, 1997, respectively. Interest payments were due monthly on this facility at the prime rate as published in the Wall Street Journal (8.25% at December 31, 1996 and 9.5% at June 30, 1997). This line of credit expired on December 31, 1996. The Company subsequently renegotiated this line of credit, and the resulting new terms include a scheduled principal payment of $150,000 on or before September 30, 1997 with the remaining outstanding balance due May 31, 1998. The terms of the renegotiated line of credit terms included an increase in the maximum principal available on the line of credit to $1,000,000 and an increased interest rate of prime (as published in the Wall Street Journal) plus 1%. This line is collateralized by the rights to the Company's earnings generated by an agreement related to a specific Company sponsored event, earnings generated from certain ongoing management contracts, the rights to certain cash flow generated from the Company's team sports operations and certain royalties

                        PROSERV, INC. AND SUBSIDIARIES

(INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                               1996 IS UNAUDITED)


4. NOTES PAYABLE (CONTINUED)

received by the Company pursuant to a specific contract. The line is also guaranteed by a shareholder of the Company. The line contains certain restrictive covenants, including a requirement that the Company maintain thirty consecutive days with a zero balance on this line. The Company was not in compliance with this covenant as of December 31, 1996, but received a waiver from the bank related to this covenant violation.

     During 1996, the Company borrowed an additional $482,500 from this financial institution. Interest payments were due monthly on this facility at the prime rate (as published in the Wall Street Journal) plus 2%. This loan was repaid in full during July 1996.

     The majority shareholder of the Company also entered into a line of credit agreement with a third financial institution during 1996. This line provides the Company with up to $600,000 in borrowings, none of which was outstanding at December 31, 1996 and $200,000 of which was outstanding at June 30, 1997. Interest payments are due monthly at the bank's prime rate (8.50% at December 31, 1996 and 9% at June 30, 1997) plus .50%, and this line expired July 31, 1997. This line is collateralized by the majority shareholder's primary residence. The line was subsequently renewed through December 31, 1997 with all of the terms remaining the same.

     The weighted average interest rate on short term borrowings was approximately 8.75% and 9.25% for the years ended December 31, 1996 and 1995, respectively and approximately 9% and 8.5% for the six months ended June 30, 1997 and 1996, respectively.


TERM NOTES PAYABLE

     The Company maintains a term note payable with a financial institution with quarterly principal payments and monthly interest payments at the bank's prime rate (8.25% at December 31, 1996). The note is collateralized by substantially all of the Company's assets as well as certain future contract rights and is guaranteed by a shareholder of the Company. This note expired on July 31, 1997 and was repaid in full at that time. The term notes payable agreement contained certain restrictive covenants including a minimum cash flow coverage requirement, a minimum net worth requirement, and restrictions on incurring additional indebtedness and issuing common stock. As of December 31, 1996, the Company was not in compliance with these covenants but received a waiver from the bank related to each covenant violation.


5. INCOME TAXES

     The components of the provision (benefit) for income taxes were as follows:



                                                            SIX MONTHS
                          YEAR ENDED DECEMBER 31,         ENDED JUNE 30,
                        ---------------------------   ----------------------
                            1996           1995          1997         1996
                        -----------   -------------   ----------   ---------
                                                           (UNAUDITED)
   Current:
    Federal .........    $123,116      $  220,340      $ 74,117     $1,903
    State ...........      39,708          41,313        13,100        100
    Foreign .........          --          25,340        21,300         --
                         --------      ----------      --------     ------
                          162,824         286,993       108,517      2,003
                         --------      ----------      --------     ------
   Deferred
    Federal .........          --        (276,119)           --         --
    State ...........          --         (12,000)           --         --
    Foreign .........      77,000              --            --         --
                         --------      ----------      --------     ------
                           77,000        (288,119)           --         --
                         --------      ----------      --------     ------
     Total ..........    $239,824      $   (1,126)     $108,517     $2,003
                         ========      ==========      ========     ======

                        PROSERV, INC. AND SUBSIDIARIES

(INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                               1996 IS UNAUDITED)


5. INCOME TAXES (CONTINUED)

     Although the Company has a loss before income taxes on a consolidated basis for the years ended December 31, 1996 and 1995, ProServ TV has generated taxable income for both of those years, giving rise to the current provision. The Company's consolidated provision (benefit) for income taxes differs from the provision (benefit) that would have resulted from applying the federal statutory rates to net income before taxes. The reasons for these differences are as follows:



                                                                                           SIX MONTHS
                                                   YEAR ENDED DECEMBER 31,               ENDED JUNE 30,
                                               -------------------------------   ------------------------------
                                                    1996             1995             1997            1996
                                               --------------   --------------   -------------   --------------
                                                                                          (UNAUDITED)
   (Benefit) provision based upon Federal
     statutory rate of 34% .................     $ (855,835)      $ (489,424)      $ (99,911)      $ (756,365)
   State tax provision--ProServ TV .........         20,000           28,432          13,000               --
   IRS contingency (see Note 7) ............             --           57,000              --               --
   Increase in deferred tax asset valuation
     allowance .............................      1,054,000          312,000         220,000          746,868
   French tax audit (see Note 7) ...........         77,000               --              --               --
   Other ...................................        (55,341)          90,866          24,572           11,500
                                                 ----------       ----------       ---------       ----------
                                                 $  239,824       $   (1,126)      $ 108,517       $    2,003
                                                 ==========       ==========       =========       ==========

     The sources and tax effects of temporary differences which give rise to deferred tax assets (liabilities) are summarized as follows:


                                                  DECEMBER 31,        JUNE 30,
                                                      1996              1997
                                                 --------------   ---------------
                                                                    (UNAUDITED)
   Deferred tax assets:
    Net operating loss carryforwards .........    $  1,244,000     $  1,464,000
    AMT credit carryforwards .................         109,000          109,000
    Deferred rent ............................         333,000          310,000
    Accrued liabilities ......................         302,000          300,000
    Foreign tax credit carryforwards .........         360,000          360,000
                                                  ------------     ------------
                                                     2,348,000        2,543,000
    Less: valuation allowance ................      (1,726,000)      (1,946,000)
                                                  ------------     ------------
    Total deferred tax assets ................         622,000          597,000
                                                  ------------     ------------
   Deferred tax liabilities:
    Property and equipment ...................         (80,000)         (80,000)
    Accounts receivable ......................        (535,000)        (510,000)
    IRS contingency ..........................        (182,000)        (182,000)
    French Tax Audit .........................         (77,000)         (77,000)
    Other ....................................          (7,000)          (7,000)
                                                  ------------     ------------
    Total deferred tax liabilities ...........        (881,000)        (856,000)
                                                  ------------     ------------
    Net deferred tax liability ...............    $   (259,000)    $   (259,000)
                                                  ============     ============

     As of December 31, 1996 and June 30, 1997, the Company had foreign tax credit carryforwards (FTC's) of $360,000 expiring in 1997. Utilization of the FTC's is subject to certain limitations, including the generation of future foreign source taxable income, the effective tax rate on such income and the amount of future U.S. taxable income. Based on the expiration of the FTC's in 1997, their recoverability is doubtful; therefore, a valuation allowance has been established for the full amount of these FTC's at December 31, 1996 and June 30, 1997. The $1,054,000 and $320,000 increases in the valuation allowance at December 31, 1996 and June 30, 1997, respectively, relate primarily to the Company's net operating loss carryforwards generated during 1996 and 1997.

                        PROSERV, INC. AND SUBSIDIARIES

(INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                               1996 IS UNAUDITED)


5. INCOME TAXES (CONTINUED)

     The Company has approximately $3,054,000 in domestic net operating loss carryforwards and approximately $220,000 in foreign net operating loss carryforwards. The realizability of the deferred tax asset generated from these operating loss carryforwards is dependent upon future taxable income generated by the entity to which the operating loss carryforwards relate. The Company's net operating loss carryforwards expire as follows:



  2010 ................    $1,324,000
  2011 ................     1,950,000
                           ----------
                           $3,274,000
                           ==========

6. RESTRUCTURING COSTS

     During 1996, the Company incurred $565,000 in restructuring costs related to closing down the Paris office of ProServ Europe. Included in these costs were approximately $432,000 in severance, resulting from the termination of 16 employees and $133,000 in other miscellaneous costs. There were no significant accrued expenses resulting from this restructuring included in the consolidated balance sheet as of December 31, 1996.


7. COMMITMENTS AND CONTINGENCIES


LEASE COMMITMENTS

     The Company rents all of its space under operating leases, primarily a twelve-year lease that expires in May 2001. The terms of this lease included a waiver of rental payments for the first year of the lease term and scheduled rent increases at specified intervals during the twelve year term of the lease. The Company is recognizing rent expense on a straight-line basis over the life of the lease, giving rise to deferred rent. The rental payments prescribed in the lease are also subject to changes resulting from changes in the consumer price index. During 1995, the Company entered into an agreement with the lessor resulting in a reduction of the space under lease and a corresponding reduction in annual rental payments. In connection with this agreement and in connection with a sublease entered into during 1995, the Company recorded a non-cash loss of $293,832 in the consolidated statement of operations for the year ended December 31, 1995. The loss reflects the Company's future lease commitments for space for which no future benefit to the Company is anticipated. Aggregate future minimum rental payments, net of noncancelable subleases, greater than one year as of December 31, 1996, are as follows:




                        RENTAL        SUBLEASE
                       PAYMENTS        INCOME          NET
                    -------------   -----------   -------------
   1997 .........    $  825,501      $169,057      $  656,444
   1998 .........       838,869       182,511         656,358
   1999 .........       847,086       186,161         660,925
   2000 .........       844,548       189,884         654,664
   2001 .........       351,895        80,166         271,729
                     ----------      --------      ----------
                     $3,707,899      $807,779      $2,900,120
                     ==========      ========      ==========

     Rent expense, net of sublease income of $160,902 and $11,572, was $740,444 and $1,321,612 for the years ended December 31, 1996 and 1995, respectively. Rent expense, net of sublease income of $81,612 and $74,870, was $244,553 and $305,305 for the six months ended June 30, 1997 and 1996, respectively.

                        PROSERV, INC. AND SUBSIDIARIES

(INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                               1996 IS UNAUDITED)


7. COMMITMENTS AND CONTINGENCIES (CONTINUED)

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with certain key officers of the Company. These employment agreements set forth salary terms and provide for the issuance of restricted common stock of the Company that will be released to the officers at specified dates if the officers remain with the Company. Unearned compensation, representing the difference between the price of the restricted stock issued to the officers and the estimated fair value of the stock on the effective date of the agreements, is amortized over the stated period of performance. Amortization of unearned compensation, which represents a non-cash charge, was $95,393 and $164,937 for the years ended December 31, 1996 and 1995, respectively, and $82,894 and $35,000 for the six months ended June 30, 1997 and 1996, respectively.

     During 1996, one of the employment agreements with an officer of the Company was revised. The terms of this revised agreement include a reduction in the period of performance associated with the restricted common stock mentioned above and certain cash bonus provisions based on the achievement of specific criteria set forth in the agreement. Additionally, the officer was granted options to purchase 50 shares of the Company's common stock at an exercise price of $2,585 per share. Twenty-five of these options will vest on December 31, 1997 and the remaining 25 options will vest on December 31, 1998. All 50 options were outstanding and there were none exercisable as of December 31, 1996. The fair value of these options, which was determined using the Black-Scholes Valuation method, was $10,042 per share on the date of grant, and the assumptions used to estimate the fair value were as follows: risk-free interest rate 5.71%; expected term of 5 years; expected volatility of 0%; and dividend yield of 0%. The remaining contractual life of these options was 4.8 years as of December 31, 1996. Had the recognition provisions of SFAS 123 been implemented and this compensation cost recorded based on the fair value of the stock options at the date of grant, the Company's net loss would have been $2,771,000 for the year ended December 31, 1996.

     Subsequent to December 31, 1996, an employment agreement with a second key officer was revised. This revised employment agreement included the grant of new options to purchase 30 shares of the Company's common stock that will vest at specified dates in 1997 and 1998 based on the achievement of certain performance criteria.

OTHER

     In the normal course of business, the Company enters into certain contracts in which specified revenue levels are guaranteed to its clients. Any material known future losses related to these guarantees are recorded in the period in which the losses are determined.

CONTINGENCIES

     The Company was a party to a suit filed by a former client alleging legal and investment advisory wrongdoing on the part of the Company and several other named parties. Pursuant to an agreement dated May 28, 1996, the Company and the other named parties reached a settlement with the former client. Under the terms of the agreement, the Company is required to pay $300,000 in aggregate from March 1997 through March 1999 in three annual installments. Additionally, the Company could be liable for recapture taxes due by the former client on any passive income to be generated by certain of the investments in question. The Company's potential liability related to these recapture taxes is not presently estimable. The Company's payments related to this settlement agreement are guaranteed by a shareholder of the Company. As a result of the settlement agreement, the Company recorded a one-time expense of $300,000 in the consolidated statement of operations for the year ended December 31, 1995. The related liability is recorded in accrued expenses as of December 31, 1996 and June 30, 1997.

                        PROSERV, INC. AND SUBSIDIARIES

(INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                               1996 IS UNAUDITED)


7. COMMITMENTS AND CONTINGENCIES (CONTINUED)

     The Company, a former employee (current business associate) and a former client have been named as defendants in a lawsuit, in which the plaintiff alleges that the Company's former client breached a contract to act in a motion picture and that the Company and the former employee tortiously interfered with the former client's contractual relations to the plaintiff. The Company, the former employee and its former client have each filed motions for summary judgment, requesting the dismissal of the complaint. The Company is not presently able to determine the likelihood of any exposure resulting from this lawsuit.

     The Company, a former employee (current business associate) and a client are defendants in a lawsuit. The plaintiff alleges that the Company's client breached a contract to act in a motion picture and the former employee (current business associate) and the Company tortiously interfered with the client's contractual relations with the plaintiff. The plaintiff seeks unspecified damages. The parties are engaging in discovery. The Company is not presently able to determine the likelihood of any exposure resulting from this lawsuit.

     In connection with examinations of the consolidated federal tax returns of ProServ, Inc. and ProServ Financial Services, Inc. for the years 1990 through 1993, the Internal Revenue Service (IRS) has raised questions regarding the tax treatment of certain significant transactions. Although the Company believes it has valid defenses to defeat any tax assessment, the Company has accrued $182,000, reflected in deferred income taxes (see Note 5), for this contingency, representing the best estimate of the exposure to the Company as of December 31, 1996 and June 30, 1997.

     The French taxing authorities are conducting an audit of ProServ Europe's tax returns for the years 1993 through 1995. The Company has accrued $77,000, reflected in deferred income taxes (see Note 5), for this contingency, representing the best estimate of the exposure to the Company as of December 31, 1996 and June 30, 1997.

     In the normal course of business, the Company is involved in various lawsuits. Management is of the opinion that any liability or loss resulting from such litigation will not have a material adverse effect on the consolidated financial statements.


8. EMPLOYEE BENEFIT PLAN

     The Company sponsors a qualified defined contribution plan under section 401(k) of the Internal Revenue Code. The defined contribution plan enables all full time employees who have completed one year of service with the Company to make voluntary contributions to the plan of up to 15% of their compensation not to exceed the dollar limits prescribed by the IRS. Additional contributions to be made by the Company are prescribed in the Plan, subject to certain limitations. The Company's expense related to the plan totaled approximately $35,000 and $45,000 for the years ended December 31, 1996 and 1995, respectively.


9. AGREEMENT AND MEMORANDUM OF UNDERSTANDING

     In January 1992, an Agreement and Memorandum of Understanding was executed with a former officer of the Company under which the former officer represents, through a separate company, certain former clients of the Company. Under the terms of the agreements, the revenue on certain playing and endorsement contracts was divided between the companies based on varying percentages and terms, including dates of execution, renegotiations and renewals of such playing and endorsement contracts. Net revenue recognized under this agreement was approximately $694,000 and $1,228,000 for the years ended December 31, 1996 and 1995, respectively and $81,000 and $184,000 for the six months ended June 30, 1997 and 1996, respectively.

                        PROSERV, INC. AND SUBSIDIARIES

(INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                               1996 IS UNAUDITED)

10. INVESTMENT IN JOINT VENTURE


     On March 30, 1995, the Company and a former executive of the Company formed a corporate joint venture to produce sports and entertainment events for television. Under the terms of the original joint venture agreement, the Company invested $48,000 in cash, certain contracts and events with a fair value of $400,000, and $52,000 in professional service, valued at cost, to be contributed over a one year period, collectively representing a 50% interest in the joint venture. The fair value of the contracts and events was agreed upon by both original shareholders of the joint venture. As of December 31, 1996 and 1995, the Company had incurred $52,000 and $41,000, respectively, of the professional services as part of the Company's investment in the joint venture.



     In December 1995, the joint venture entered into an agreement with a third investor for the purchase of a 20% ownership interest in the joint venture for $550,000 in cash. The agreement stipulated that each previously existing shareholder in the joint venture would receive a $150,000 payment as a result of this cash infusion. Upon completion of this transaction, the Company's interest in the joint venture was reduced to 40%


     The Company's basis in the contracts and events that were contributed to the joint venture was $0 upon the initial contribution. The Company is amortizing the resulting basis difference over the seven year estimated life of the related contracts and events.


     The joint venture allocates and distributes income and losses in proportion to each shareholders' percentage ownership. The following represents a rollforward of the investment in joint venture for the years ending December 31, 1996 and 1995:


       Balance, January 1, 1995 .....................                   $      --
       Cash investment ..............................                      48,000
       Professional services ........................                      41,164
       Equity in loss of investee:
        Share of investee net loss ..................      (52,165)
        Amortization of basis difference ............       45,238
                                                           -------
                                                                           (6,927)
       Reduction of investment based on sale of joint
        venture interest ............................                     (82,237)
                                                                        ---------
       Balance, December 31, 1995 ...................                          --
       Professional services ........................                      10,836
       Equity in loss of investee:
        Amortization of basis difference ............       57,142
        Share of investee net loss ..................      (67,978)
                                                           -------
                                                                          (10,836)
                                                                        ---------
       Balance December 31, 1996 ....................                   $      --
                                                                        =========

     The Company's proportionate share of the joint venture's net loss for the year ended December 31, 1996 and the six month period ended June 30, 1997 was approximately $72,000 and $89,000, respectively; however, since the investment in joint venture balance is $0, these losses were only recognized to the extent of the amortization of the basis difference in the contracts and events and the professional services contributed to the joint venture.

                        PROSERV, INC. AND SUBSIDIARIES

(INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                               1996 IS UNAUDITED)


10. INVESTMENT IN JOINT VENTURE (CONTINUED)

     Summarized unaudited financial information of the joint venture are as follows:



                                            YEARS ENDED                      SIX MONTHS ENDED
                                           DECEMBER 31,                          JUNE 30,
                                 ---------------------------------   ---------------------------------
                                       1996              1995              1997              1996
                                 ---------------   ---------------   ---------------   ---------------
                                                                                (UNAUDITED)
STATEMENTS OF OPERATIONS
Operating revenues ...........    $    910,000       $   505,000      $    828,000      $    713,000
Operating expenses ...........      (1,090,000)         (609,000)       (1,051,000)       (1,039,000)
                                  ------------       -----------      ------------      ------------
Net loss .....................    $   (180,000)      $  (104,000)     $   (223,000)     $   (326,000)
                                  ============       ===========      ============      ============
BALANCE SHEET
Total assets .................    $  1,266,000                        $    904,000
Total liabilities ............        (301,000)                           (132,000)
                                  ------------                        ------------
Shareholders' equity .........    $    965,000                        $    772,000
                                  ============                        ============

11. FINANCIAL INFORMATION BY GEOGRAPHIC AREA

     Operating revenue, (loss) income from operations and identifiable assets for the Company's North America and European operations are as follows:



                                            YEARS ENDED                       SIX MONTHS ENDED
                                           DECEMBER 31,                           JUNE 30,
                                -----------------------------------   --------------------------------
                                      1996               1995              1997             1996
                                ----------------   ----------------   -------------   ----------------
                                                                                (UNAUDITED)
Operating revenue
 North America ..............     $ 10,910,000       $ 14,551,000      $5,472,071       $  4,369,182
 Europe .....................        2,478,000          3,241,000         966,272            883,834
                                  ------------       ------------      ----------       ------------
   Total ....................     $ 13,388,000       $ 17,792,000      $6,438,343       $  5,253,016
                                  ============       ============      ==========       ============
(Loss) income from operations
 North America ..............     $ (1,465,000)      $ (1,421,000)     $ (257,554)      $ (1,337,216)
 Europe .....................         (843,000)           112,000          35,066           (762,948)
                                  ------------       ------------      ----------       ------------
   Total ....................     $ (2,308,000)      $ (1,309,000)     $ (222,488)      $ (2,100,164)
                                  ============       ============      ==========       ============
Identifiable assets
 North America ..............     $  4,786,000       $  5,384,000      $5,598,000
 Europe .....................          555,000          1,604,000       1,856,000
                                  ------------       ------------      ----------
   Total ....................     $  5,341,000       $  6,988,000      $7,454,000
                                  ============       ============      ==========

12. SUBSEQUENT EVENTS (UNAUDITED)

     The majority shareholder of the Company has entered into a Purchase and Sale Agreement dated as of June 25, 1997 with The Marquee Group, Inc. ("Marquee"), pursuant to which he has agreed to sell 70.4% of the outstanding common stock and 100% of the outstanding preferred stock of ProServ, Inc. and 51% of the outstanding capital stock of ProServ TV, the remainder of which is owned by ProServ, Inc. Pursuant to the agreement, the aggregate purchase price is $6.5 million, subject to certain adjustments, and 250,000 shares of common stock of Marquee. The majority shareholder of the Company has the option to receive the $6.5 million in cash or $3.5 million in cash and a $3.0 million promissory note payable on January 2, 1998. In June 1997, Marquee deposited $1.5 million, in escrow,

                        PROSERV, INC. AND SUBSIDIARIES

(INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                               1996 IS UNAUDITED)


12. SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)

as a down payment of the purchase price to secure its obligations under the purchase agreement. In August 1997, the agreement was amended to permit Marquee to replace its down payment with a $1.5 million letter of credit delivered to the majority shareholder of the Company.


     Marquee has also entered into a Stock Purchase Agreement dated as of July 2, 1997 (the "Non-Employee Stock Purchase Agreement") with the holder of 250 shares of the Company's common stock, pursuant to which Marquee has agreed to purchase the shares held for an aggregate purchase price of $3.0 million. The consummation of the purchase will take place concurrently with the consummation of the purchase of the majority shareholders' shares.


     Marquee has also entered into agreements with William J. Allard, the president and chief operating officer of the Company, and two other officers of the Company, pursuant to which Marquee has agreed to purchase an aggregate of 120 shares of the Company's Common Stock and options to purchase an aggregate of 70 shares of the Company's Common Stock for an aggregate purchase price of $1.3 million.

                        REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholder of QBQ Entertainment, Inc.


     We have audited the accompanying balance sheet of QBQ Entertainment, Inc. as of December 31, 1996, and the related statements of operations, stockholder's equity (deficiency) and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of QBQ Entertainment, Inc. as of December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


     As discussed in Note 3 to the financial statements, the Company changed its method of computing rent expense and depreciation and amortization of property and equipment in 1995.



                                          David Berdon & Co. LLP


New York, New York
June 13, 1997

                            QBQ ENTERTAINMENT, INC.

                                BALANCE SHEETS




                                                                DECEMBER 31, 1996   JUNE 30, 1997
                                                               ------------------- --------------
                                                                                     (UNAUDITED)
ASSETS
CURRENT ASSETS
 Cash and cash equivalents ...................................      $ 323,237        $1,243,145
 Accounts receivable .........................................         27,634            39,880
 Prepaid expenses ............................................          6,070             5,189
 Loan receivable--stockholder ................................         60,936            33,820
                                                                    ---------        ----------
   TOTAL CURRENT ASSETS ......................................        417,877         1,322,034
PROPERTY AND EQUIPMENT--NET ..................................         82,235            69,391
CASH--RESTRICTED .............................................         17,554            16,287
                                                                    ---------        ----------
                                                                    $ 517,666        $1,407,712
                                                                    =========        ==========
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY)
CURRENT LIABILITIES
 Accrued expenses and other liabilities ......................      $ 130,005        $   84,774
 Loan payable--bank ..........................................        170,000                --
 Clients' deposits payable ...................................        266,610         1,049,651
                                                                    ---------        ----------
   TOTAL CURRENT LIABILITIES .................................        566,615         1,134,425
                                                                    ---------        ----------
DEFERRED LEASE OBLIGATION ....................................         10,736             6,709
                                                                    ---------        ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY (DEFICIENCY)
 Common stock--no par value; 100 shares authorized, issued and
   outstanding ...............................................            100               100
 Additional paid-in capital ..................................            900               900
 Accumulated earnings (losses) ...............................        (60,685)          265,578
                                                                    ---------        ----------
   TOTAL STOCKHOLDER'S EQUITY (DEFICIENCY) ...................        (59,685)          266,578
                                                                    ---------        ----------
                                                                    $ 517,666        $1,407,712
                                                                    =========        ==========

The accompanying notes to financial statements are an integral part of these statements.

                            QBQ ENTERTAINMENT, INC.

                           STATEMENTS OF OPERATIONS




                                                     YEARS ENDED                   SIX MONTHS ENDED
                                                    DECEMBER 31,                       JUNE 30,
                                            -----------------------------   ------------------------------
                                                 1996            1995            1997            1996
                                            -------------   -------------   -------------   --------------
                                                                                     (UNAUDITED)
REVENUE
 Commissions ............................    $1,358,922      $1,495,245      $1,013,115       $  468,137
                                             ----------      ----------      ----------       ----------
EXPENSES
 Operating ..............................       274,224         299,484         126,963          122,671
 General and administrative .............       930,815       1,071,657         457,246          437,433
 Depreciation and amortization ..........        38,043          49,398          12,844           28,212
                                             ----------      ----------      ----------       ----------
   TOTAL EXPENSES .......................     1,243,082       1,420,539         597,053          588,316
                                             ----------      ----------      ----------       ----------
INCOME (LOSS) FROM OPERATIONS ...........       115,840          74,706         416,062         (120,179)
                                             ----------      ----------      ----------       ----------
OTHER INCOME (EXPENSE)
 Interest income ........................        12,329          13,764           7,863            4,901
 Interest expense .......................       (24,329)         (1,797)         (5,404)         (19,663)
 Gain on sale of automobile .............            --              --          25,000               --
                                             ----------      ----------      ----------       ----------
   TOTAL OTHER INCOME (EXPENSE) .........       (12,000)         11,967          27,459          (14,762)
                                             ----------      ----------      ----------       ----------
INCOME (LOSS) BEFORE INCOME
 TAXES ..................................       103,840          86,673         443,521         (134,941)
PROVISION FOR STATE AND
 LOCAL INCOME TAXES .....................        12,521          15,140          41,680              120
                                             ----------      ----------      ----------       ----------
NET INCOME (LOSS) .......................    $   91,319      $   71,533      $  401,841       $ (135,061)
                                             ==========      ==========      ==========       ==========

The accompanying notes to financial statements are an integral part of these statements.

                            QBQ ENTERTAINMENT, INC.

                STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIENCY)
                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                    AND THE SIX MONTHS ENDED JUNE 30, 1997




                                                COMMON STOCK
                                           ----------------------    ADDITIONAL     ACCUMULATED
                                            NUMBER OF                  PAID-IN       EARNINGS
                                              SHARES      AMOUNT       CAPITAL       (LOSSES)         TOTAL
                                           -----------   --------   ------------   ------------   -------------
BALANCE--JANUARY 1, 1995 as
 previously reported ...................       100         $100         $900        $  193,484     $  194,484
Prior period adjustments ...............        --           --           --           (41.410)       (41,410)
                                               ---         ----         ----        ----------     ----------
BALANCE--JANUARY 1, 1995 as
 restated ..............................       100          100          900           152,074        153,074
Net income for the year ended
 December 31, 1995 .....................        --           --           --            71,533         71,533
Distribution to stockholder ............        --           --           --          (282,033)      (282,033)
                                               ---         ----         ----        ----------     ----------
BALANCE--DECEMBER 31, 1995 .............       100          100          900           (58,426)       (57,426)
Net income for the year ended
 December 31, 1996 .....................        --           --           --            91,319         91,319
Distribution to stockholder ............        --           --           --           (93,578)       (93,578)
                                               ---         ----         ----        ----------     ----------
BALANCE--DECEMBER 31, 1996 .............       100          100          900           (60,685)       (59,685)
Net income for the six months ended June
 30, 1997 ..............................        --           --           --           401,841        401,841
Distribution to stockholder ............        --           --           --           (75,578)       (75,578)
                                               ---         ----         ----        ----------     ----------
BALANCE--JUNE 30, 1997
 (Unaudited) ...........................       100         $100         $900        $  265,578     $  266,578
                                               ===         ====         ====        ==========     ==========

The accompanying notes to financial statements are an integral part of these statements.

                            QBQ ENTERTAINMENT, INC.

                           STATEMENTS OF CASH FLOWS




                                                             YEARS ENDED              SIX MONTHS ENDED
                                                            DECEMBER 31,                  JUNE 30,
                                                      ------------------------- ----------------------------
                                                          1996         1995          1997          1996
                                                      ------------ ------------ ------------- --------------
                                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) ...................................  $   91,319   $   71,533   $  401,841     $ (135,061)
Adjustments to reconcile net income (loss) to net
 cash provided by operating activities:
   Depreciation and amortization ....................      38,043       49,398       12,844         28,212
   (Gain) on sale of automobile .....................          --           --      (25,000)            --
   Decrease (increase) in:
    Accounts receivable .............................       1,639       19,879      (12,246)        16,138
    Prepaid expenses ................................       8,936       (9,556)         881         (3,626)
   Increase (decrease) in:
    Accrued expenses and other liabilities ..........      37,185      (40,650)     (45,231)       (21,619)
    Clients' deposits payable .......................     222,035      (21,400)     783,041      1,591,665
    Deferred lease obligation .......................      (6,385)      (3,052)      (4,027)        (2,359)
                                                       ----------   ----------   ----------     ----------
NET CASH PROVIDED BY OPERATING
 ACTIVITIES .........................................     392,772       66,152    1,112,103      1,473,350
                                                       ----------   ----------   ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment .................     (34,440)     (21,682)          --        (19,288)
Proceeds from sale of automobile ....................          --           --       25,000             --
(Increase) decrease in loans to stockholder .........      (5,034)     (55,902)      27,116        143,029
                                                       ----------   ----------   ----------     ----------
NET CASH PROVIDED BY (USED IN)
 INVESTING ACTIVITIES ...............................     (39,474)     (77,584)      52,116        123,741
                                                       ----------   ----------   ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of loan payable--bank ....................    (300,000)          --     (170,000)            --
(Increase) decrease in restricted cash ..............        (898)        (864)       1,267           (461)
Distributions to stockholder ........................     (93,578)    (282,033)     (75,578)            --
Proceeds from loan payable--bank ....................     170,000      300,000           --             --
                                                       ----------   ----------   ----------     ----------
NET CASH PROVIDED BY (USED IN)
 FINANCING ACTIVITIES ...............................    (224,476)      17,103     (244,311)          (461)
                                                       ----------   ----------   ----------     ----------
NET INCREASE IN CASH AND CASH
 EQUIVALENTS ........................................     128,822        5,671      919,908      1,596,630
CASH AND CASH EQUIVALENTS--
 BEGINNING OF PERIOD ................................     194,415      188,744      323,237        194,415
                                                       ----------   ----------   ----------     ----------
CASH AND CASH EQUIVALENTS--
 END OF PERIOD ......................................  $  323,237   $  194,415   $1,243,145     $1,791,045
                                                       ==========   ==========   ==========     ==========
SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW INFORMATION:
  Cash paid during the period for:
   Interest .........................................  $   23,479   $      379   $    6,253     $   10,596
                                                       ==========   ==========   ==========     ==========
   Income taxes .....................................  $      558   $   64,307   $    4,104     $      565
                                                       ==========   ==========   ==========     ==========

The accompanying notes to financial statements are an integral part of these statements.

                            QBQ ENTERTAINMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS
         (INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1997 AND 1996 IS UNAUDITED)


NOTE 1 -- ORGANIZATION

     QBQ Entertainment, Inc. (the "Company") was incorporated and commenced operations in April 1986 as a booking agent in the music and entertainment industry.


NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Revenue Recognition

     The Company receives advance deposits, on behalf of its clients, in the ordinary course of business, to book an artist/entertainer for a future event (i.e., concert). Commission income is recognized when the event takes place. The funds held on behalf of the Company's clients are held in a separate bank account.

 (b) Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, and accounts receivable. The Company places its cash and cash equivalents, which at times exceed federally insured amounts, with a major financial institution.

     Commissions earned during 1996 includes approximately $521,000 from two clients, which represents approximately 38% of revenue earned during the year ended December 31, 1996. Commissions earned during 1995 includes approximately $875,000 from three clients, which represents approximately 58% of revenue earned during the year ended December 31, 1995.

     Commissions earned during the six months (unaudited) ended June 30, 1997 includes approximately $534,000 from one client and accounts for approximately 53% of the commissions earned. Commissions earned during the six months (unaudited) ended June 30, 1996 includes approximately $369,000 from five clients and account for approximately 79% of the commissions earned.

 (c) Income Taxes

     The Company has elected "S" corporation status under the applicable provisions of the Internal Revenue Code and New York State tax law. The Company will be treated for federal and New York State income tax purposes substantially as if it were a partnership while a valid election is in effect, and the stockholder's respective share in the net income (loss) of the Company will be reportable on his individual returns. The Company remains liable for New York City general corporation tax and certain New York State corporate income taxes.

 (d) Property and Equipment

     Property and equipment are stated at cost and are being depreciated under the straight-line method over the estimated useful lives of the related assets, which range from 3 1/2 to 7 years.

 (e) Use of Estimates in Financial Statement Presentation

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at December 31, 1996 and June 30, 1997, and the reported amounts of revenues and expenses during the two years ended December 31, 1996, and the six months ended June 30, 1997 and 1996. Actual results could differ from those estimates.

                            QBQ ENTERTAINMENT, INC.

         (INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1996 IS UNAUDITED)

 (f) Statements of Cash Flows

     For purposes of the statements of cash flows, the Company considers as cash equivalents all highly liquid investments with a maturity of three months or less when purchased.

(g) Accounts Receivable

     The Company has deemed all receivables collectible at December 31, 1996 and June 30, 1997 (unaudited) and does not anticipate any additional probable material losses as at those dates.


NOTE 3 -- PRIOR PERIOD ADJUSTMENTS

     The Company has changed its method of accounting in computing rent expense and depreciation and amortization of property and equipment in 1995 as a result of the misapplication of accounting principles prior to the year ended December 31, 1995. Accordingly, accumulated earnings has been reduced by $41,410 as of January 1, 1995 for the cumulative effect of these prior period adjustments. The Company has not determined the effect of these changes on income as previously reported for the year ended December 31, 1994.


NOTE 4 -- LOAN RECEIVABLE -- STOCKHOLDER

     At December 31, 1996 and June 30, 1997 (unaudited), $60,936 and $33,820, respectively, were due from the Company's sole stockholder. These amounts represent noninterest-bearing demand loans made to the stockholder.


NOTE 5 -- PROPERTY AND EQUIPMENT

     Property and equipment -- net consists of the following at December 31, 1996 and June 30, 1997:




                                                            DECEMBER 31,    JUNE 30,
                                                                1996          1997
                                                           -------------- ------------
                                                                           (UNAUDITED)
 Furniture and fixtures ..................................    $ 70,770      $ 70,770
 Equipment ...............................................     170,053       170,053
 Automobiles .............................................     108,235            --
 Leasehold improvements ..................................       6,138         6,138
                                                              --------      --------
                                                               355,196       246,961
 Less, accumulated depreciation and amortization .........     272,961       177,570
                                                              --------      --------
                                                              $ 82,235      $ 69,391
                                                              ========      ========

NOTE 6 -- LOAN PAYABLE -- BANK

     Loan payable -- bank at December 31, 1996, amounting to $170,000, represents borrowings by the Company under a $300,000 unsecured grid demand promissory loan agreement ("grid loan"). These borrowings were repaid by the Company during the six months ended June 30, 1997.

     Interest charged under the grid loan is payable monthly at the rate of 1% above the bank's reference rate. Interest expense on the grid loan amounted to $24,329 and $1,797 for the years ended December 31, 1996 and 1995, respectively, and $5,404 and $19,663 for the six months (unaudited) ended June 30, 1997 and 1996, respectively.

     All borrowings under the grid loan are guaranteed by the Company's stockholder.

                            QBQ ENTERTAINMENT, INC.

         (INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1996 IS UNAUDITED)

NOTE 7 -- LEASE COMMITMENT


     The Company occupies premises for its office facilities under a noncancelable operating lease agreement which commenced on May 15, 1993 and expires on May 14, 1998. Minimum lease payments required under the terms of such lease agreement at December 31, 1996 are as follows:



  1997 ..........  $65,625
  1998 ..........   21,875
                   -------
  Total .........  $87,500
                   =======

     The lease also requires payment of additional sums under escalation clauses. Rent expense, which is reflected on a straight-line basis over the term of the lease, amounted to $51,948 for the years ended December 31, 1996 and 1995, and $25,956 for the six months (unaudited) ended June 30, 1997 and 1996. Obligations of $10,736 and $6,709, representing pro-rata future payments, are reflected in the accompanying December 31, 1996 and June 30, 1997 (unaudited) balance sheets, respectively.


     The Company is contingently liable for a standby letter of credit, in the sum of $15,156, given to its landlord in lieu of a security deposit. This letter of credit is secured by a certificate of deposit that matures on April 14, 1998.


NOTE 8 -- RETIREMENT PLANS


     The Company has two defined contribution plans, a profit sharing plan and a money purchase plan, both of which cover all eligible employees. Contributions to the profit-sharing plan are based on 0% to 15% of eligible employees' annual salaries. Contributions to the money purchase plans are based on 5% of eligible employees' annual salaries. Costs of the plans charged to operations for the years ended December 31, 1996 and 1995 amounted to $74,951 and $67,165, respectively, and $37,476 and $33,582 for the six months (unaudited) ended June 30, 1997 and 1996, respectively.


NOTE 9 -- SUBSEQUENT EVENTS


     (a) On July 3, 1997, the Company received approximately $2,959,000 from a promoter on behalf of one of the Company's clients as an advance deposit for a series of concerts beginning in March 1998. The Company has placed this deposit into an interest-bearing escrow account, in which the promoter is entitled to the interest earned.


     (b) In July 1997, the Company entered into an agreement with The Marquee Group, Inc. and Subsidiaries ("Purchaser") to sell substantially all its assets for an aggregate purchase price of $7.2 million, of which $3.1 million is payable at closing, $1.6 million is payable over eight years and $2.5 million is payable in shares of common stock of the Purchaser.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the distribution of the securities being registered. All amounts shown are estimates except for the SEC registration fee and the Nasdaq listing fee.


SEC Registration Fee .............................    $ 46,130
Transfer Agent and Registrar Fees ................       1,000
Accounting Fees and Expenses .....................      70,000
Legal Fees and Expenses ..........................     120,000
Printing, Engraving and Mailing Expenses .........      10,000
Miscellaneous ....................................       2,870
                                                      --------
   Total .........................................    $250,000
                                                      ========


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was an officer or director of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

     SFX's Certificate of Incorporation (the "SFX Certificate") provides that no director of SFX will be personally liable to SFX or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

   o for any breach of the director's duty of loyalty to SFX or its stockholders;


   o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

   o   under Section 174 of the DGCL; or

   o for any transaction from which the director derived an improper personal benefit.


     In addition to the circumstances in which a director of SFX is not personally liable as set forth above, no director will be liable to SFX or its stockholders to such further extent as permitted by any law enacted after the date of the SFX Certificate, including any amendment to the DGCL.

     SFX Certificate requires SFX to indemnify any person who was, is, or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he (a) is or was a director or officer of SFX or (b) is or was serving at the request of SFX as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise. This indemnification is to be to the fullest extent permitted by the DGCL. The right to indemnification will be a contract right and, as such, will run to the benefit of any director or officer who is elected and accepts the position of director or officer of SFX or elects to continue to serve as a director or officer of SFX while this provision of the SFX Certificate is in effect. The right to indemnification includes the right to be paid by the SFX for expenses incurred in defending any such action, suit or proceeding in advance of its final disposition to the maximum extent permitted under the DGCL. If a claim for indemnification or advancement of expenses is not paid in full by SFX within 60 days after a written claim has been received by SFX, the claimant may, at any time thereafter, bring suit against SFX to recover the unpaid amount of the claim and, if successful in whole or in part, expenses of prosecuting his claim. It will be a defense to any such action that the requested indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving this defense will be on SFX. The rights described above do not exclude any other right that any person may have or acquire under any statute, by-law, resolution of stockholders or directors, agreement or otherwise.

     The by-laws of SFX require SFX to indemnify its officers, directors, employees and agents to the full extent permitted by the DGCL. The by-laws also require SFX to pay expenses incurred by a director in defending a civil or criminal action, suit or proceeding by reason of the fact that he is/was a director (or was serving at SFX's request as a director or officer of another corporation) in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director to repay the advance if it ultimately is determined that the director is not entitled to be indemnified by SFX as authorized by relevant sections of the DGCL. The indemnification and advancement of expenses provided in the by-laws are not to be deemed exclusive of any other rights provided by any agreement, vote of stockholders or disinterested directors or otherwise.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES


     On February 11, 1998, SFX sold $350.0 million in aggregate principal amount of its 91/8% Senior Subordinated Notes due 2008. Lehman Brothers, Goldman Sachs, & Co., BNY Capital Markets, Inc. and ING Barings (the "Initial Purchasers") were the purchasers of the notes and resold the notes (i) to certain "qualified institutional buyers," as defined in Rule 144A of the Securities Act, and (ii) outside the United States to certain persons in reliance upon Regulation S promulgated under the Securities Act. The aggregate cash offering price of the notes was $350.0 million and the aggregate discounts and commissions related to the sale were $10.5 million. SFX relied upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering. SFX has agreed to register the notes (or a new series of securities identical in all respects to the notes) under the Securities Act within a certain time period.

     On February 25, 1998, SFX consummated its acquisition of PACE. In connection with such acquisition, the Company issued to the sellers of PACE 1.5 million shares of Class A common stock upon consummation of the spin-off.

     On February 27, 1998, SFX consummated its acquisition of Contemporary. In connection with such acquisition, SFX issued to the sellers of Contemporary shares of SFX's Series A Redeemable Convertible Preferred Stock which automatically converted into 1,402,850 shares of Class A common stock upon consummation of the spin-off.

     On February 24, 1998, SFX consummated its acquisition of BGP. In connection with such acquisition, SFX issued to the sellers of BGP 562,640 shares of Class A common stock at the time of the spin-off.

     On February 27, 1998, SFX consummated its acquisition of Network. In connection with such acquisition, SFX issued to the sellers of Network 750,188 shares of Class A common stock at the time of the spin-off.

     On May 1, 1998, upon the consummation of the spin-off, SFX issued 522,941 shares of Class A common stock to the holders of certain options and SARs issued by Broadcasting and 325,000 and 70,000 shares to certain officers with respect to the options to be issued pursuant to employment agreements with Broadcasting. In addition, SFX issued 325,000 and 30,000 shares of Class A common stock to Messrs. Sillerman and Ferrel, respectively, which corresponded to change-of-control options of Broadcasting which they waived in connection with the Broadcasting merger.

     In May 1998, SFX sold 190,000 shares of Class A common stock and 650,000 shares of Class B common stock to certain executive officers for a purchase price of $2.00 per share.

     On June 4, 1998, SFX consummated its acquisition of FAME. In connection with such acquisition, SFX issued to the sellers of FAME 1.0 million shares of Class A common stock.

     On June 15, 1998, SFX issued 50,000 shares pursuant to an employment agreement of a non-management employee.

     In July 1998, SFX issued 300,000 shares of SFX's Class A common stock in connection with the acquisition of a company in the music business (with such shares being subject to piggyback and demand registration rights).

     On November 25, 1998, SFX sold $200.0 million in aggregate principal amount of its 91/8% Senior Subordinated Notes due December 1, 2008. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., BancBoston Robertson Stephens Inc. and BNY Capital Markets, Inc. were the purchasers of the notes and resold the notes to certain "qualified institutional buyers," as defined in Rule 144A of the Securities Act. The aggregate cash offering price of the notes was $200.0 million and the aggregate discounts and commissions related to the sale were approximately $4.8 million. SFX relied upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering. SFX has agreed to register the notes (or a new series of securities identical in all respects to the notes) under the Securities Act within a certain time period.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:


  EXHIBIT
    NO.                                          DESCRIPTION
    ---                                          -----------
  2.1      Distribution Agreement between SFX Entertainment, SFX Broadcasting and SFX
           Buyer (incorporated by reference to Amendment No. 1 to Form S-1 (File No.
           333-50079) filed with the SEC on May 5, 1998)

  2.2      Amended and Restated Tax Sharing Agreement between SFX Entertainment, SFX
           Broadcasting and SBI Holding Corporation (incorporated by reference to Amendment
           No. 1 to Exhibit 1.1 to Current Report on Form 8-K (File No. 000-24017) filed with the
           SEC on June 3, 1998)

 EXHIBIT
   NO.                                         DESCRIPTION
   ---                                         -----------
 2.3     Employee Benefits Agreement between SFX Entertainment and SFX Broadcasting
         (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-50079) filed with the SEC on May 5, 1998)

 2.4     Amendment No. 1 to Distribution Agreement among SFX Entertainment, Inc., SFX
         Broadcasting, Inc. and SBI Holding Corporation (incorporated by reference to Exhibit
         2.1 to Form 8-K (File No. 000-24017) filed with the SEC on June 3, 1998)

 3.1     Amended and Restated Certificate of Incorporation of SFX Entertainment
         (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-50079) filed with the SEC on May 5, 1998)

 3.2     Bylaws of SFX Entertainment (incorporated by reference to Amendment No. 2 to
         Form S-1 (File No. 333-43287) filed with the SEC on February 2, 1998)

 4.1     Indenture, dated February 11, 1998, by and among SFX Entertainment, Inc., certain of its subsidiaries and the Chase Manhattan Bank (incorporated by reference to Current
         Report on Form 8-K of SFX Broadcasting, Inc. (File No. 000-22486) filed with the SEC on February 18, 1998)

 4.2     Indenture, dated November 25, 1998, by and among SFX Entertainment, Inc., certain of its subsidiaries and Chase Manhattan Bank (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4 (File No. 333-71195) filed with the SEC on
         January 26, 1999)

 4.3     Registration Rights Agreement, dated as of November 25, 1998, relating to the 9 1/8%
         Senior Subordinated Notes due December 1, 1998 (incorporated by reference to
         Exhibit 4.3 to the Registration Statement on Form S-4 (File No. 333-71195) filed with the SEC on January 26, 1999)

 5.1*    Opinion of Baker & McKenzie

10.1     Agreement and Plan of Merger and Asset Purchase Agreement, dated as of
         December 10, 1997, by and among SFX Entertainment, Inc., Contemporary Investments
         Corporation, Contemporary Investments of Kansas, Inc., Continental Entertainment
         Associates, Inc., Capital Tickets, LP, Dialtix, Inc., Contemporary International
         Productions Corporation, Steven F. Schankman Living Trust, dated 10/22/82, Irving P.
         Zuckerman Living Trust, dated 11/24/81, Steven F. Schankman and Irving P. Zuckerman
         (incorporated by reference to Registration Statement on Form S-1 (File No. 333-43287)
         filed with the SEC)

10.2     Stock Purchase Agreement, dated as of December 11, 1997, among each of the shareholders of BGP Presents, Inc. and BGP Acquisitions. LLC (incorporated by reference to Registration Statement on Form S-1 (File No. 333-43287) filed with the
         SEC)

  EXHIBIT
    NO.                                            DESCRIPTION
    ---                                            -----------
 10.3      Stock and Asset Purchase Agreement, dated December 2, 1997, between and among
           SFX Network Group, L.L.C. and SFX Entertainment, Inc., and Elias N. Bird,
           individually and as Trustee under the Bird Family Trust u/d/o 11/18/92, Gary F. Bird, individually and as Trustee under the Gary F. Bird Corporation Trust u/d/o 2/4/94,
           Stephen R. Smith, individually and as Trustee under the Smith Family Trust u/d/o
           7/17/89, June E. Brody, Steven A. Saslow and The Network 40, Inc. (incorporated by reference to Registration Statement on Form S-1 (File No. 333-43287) filed with the
           SEC)

 10.4      Purchase and Sale Agreement, dated as of December 15, 1997, by and among Alex
           Cooley, S. Stephen Selig, III, Peter Conlon, Southern Promotions, Inc., High Cotton,
           Inc., Cooley and Conlon Management, Inc., Buckhead Promotions, Inc., Northern
           Exposure, Inc., Pure Cotton, Inc., Interfest, Inc., Concert/Southern Chastain Promotions
           Joint Venture, Roxy Ventures Joint Venture and SFX Concerts, Inc. (incorporated by reference to Registration Statement on Form S-1 (File No. 333-43287) filed with the
           SEC)

 10.5      Stock Purchase Agreement, dated as of December 12, 1997 by and between PACE
           Entertainment Corporation and SFX Entertainment, Inc. (incorporated by reference to Registration Statement on Form S-1 (File No. 333-43287) filed with the SEC)

 10.6      Agreement and Plan of Merger, dated as of August 24, 1997, as amended on
           February 9, 1998, among SFX Buyer, SFX Buyer Sub and SFX Broadcasting, Inc.
           (composite version) (incorporated by reference to Annex A of SFX Broadcasting,
           Inc.'s Definitive Proxy Statement (File No. 000-22486) filed with the SEC on
           February 17, 1998)

 10.7      Partnership Formation Agreement, dated as of January 22, 1988, by and among MCA
           Concerts II, Inc. and Pace Entertainment Group, Inc. (incorporated by reference to
           Amendment No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January 22,
           1998)

 10.8      Lease and Use Agreement, dated as of December 9, 1987, by and between City of
           Dallas and Pace Entertainment Group, Inc. (incorporated by reference to Amendment
           No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January 22, 1998)

 10.9      Agreement, dated as of October 10, 1988, by and between the City of Atlanta and
           MCA Concerts, Inc. (incorporated by reference to Amendment No. 1 to Form S-1 (File
           No. 333-43287) filed with the SEC on January 22, 1998)

 10.10     Amended Indenture of Lease, February 2, 1984, by and between the City of Atlanta and Filmworks U.S.A., Inc. (incorporated by reference to Amendment No. 1 to Form
           S-1 (File No. 333-43287) filed with the SEC on January 22, 1998)

 10.11     Amendment to Lease Agreement, dated as of October 10, 1988, between the City of
           Atlanta, Georgia and Filmworks U.S.A., Inc. (incorporated by reference to Amendment
           No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January 22, 1998)

  EXHIBIT
    NO.                                          DESCRIPTION
    ---                                          -----------
 10.12      Agreement Regarding Sublease, dated as of January 20, 1988, by and between
            Filmworks U.S.A., Inc. and MCA Concerts, Inc. (incorporated by reference to
            Amendment No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January 22,
               1998)

 10.13      First Amendment to Sublease, dated as of January 21, 1988, between Filmworks
            U.S.A., Inc. and MCA Concerts, Inc. (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January 22, 1998)

 10.14      Second Amendment to Sublease, dated as of April 19, 1988, between Filmworks
            U.S.A., Inc. and MCA Concerts, Inc. (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January 22, 1998)

 10.15      Third Amendment to Sublease, dated as of September 15, 1988, between Filmworks
            U.S.A., Inc. and MCA Concerts, Inc. (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January 22, 1998)

 10.16      Memorandum of Agreement, dated as of October 10, 1988, by and between the City of
            Atlanta and MCA Concerts, Inc. (incorporated by reference to Amendment No. 1 to
            Form S-1 (File No. 333-43287) filed with the SEC on January 22, 1998)

 10.17      Assignment of Sublease, dated as of June 15, 1989, by Filmworks U.S.A., Inc. and
            MCA Concerts, Inc. (incorporated by reference to Amendment No. 1 to Form S-1 (File
            No. 333-43287) filed with the SEC on January 22, 1998)

 10.18      Assignment of Sublease, dated as of June 23, 1989, by Filmworks U.S.A., Inc. and
            MCA Concerts, Inc. (incorporated by reference to Amendment No. 1 to Form S-1 (File
            No. 333-43287) filed with the SEC on January 22, 1998)

 10.19      Assignment of Agreement, dated as of June 15, 1989, by the City of Atlanta and MCA
            Concerts, Inc. (incorporated by reference to Amendment No. 1 to Form S-1 (File No.
            333-43287) filed with the SEC on January 22, 1998)

 10.20      Assignment of Agreement, dated as of June 23, 1989, by the City of Atlanta and MCA
            Concerts, Inc. (incorporated by reference to Amendment No. 1 to Form S-1 (File No.
            333-43287) filed with the SEC on January 22, 1998)

 10.21      1998 Stock Option and Restricted Stock Plan of the Company (incorporated by reference to Exhibit 3.4 to Amendment No. 2 to Form S-1 (File No. 333-43287) filed with the SEC on February 2, 1998)

 10.22      Credit and Guarantee Agreement, dated as of February 26, 1998, by and among SFX
            Entertainment, the Subsidiary Guarantors party thereto, the Lenders party thereto,
            Goldman Sachs Partners, L.P., as co-documentation agent, Lehman Commercial Paper,
            Inc., as co-documentation agent and the Bank of New York, as administrative agent
            (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K (File No.
            333-43287) filed with the SEC on March 10, 1998)

  EXHIBIT
    NO.                                          DESCRIPTION
    ---                                          -----------
 10.23      Increase Supplement to the Credit and Guarantee Agreement, dated as of
            September 10, 1998, by and among SFX Entertainment, Inc., the Subsidiary Guarantors party thereto, the Lenders party thereto, Goldman Sachs Partners, L.P., as co-documentation agent, Lehman Commercial Paper, Inc., as co-documentation agent and The Bank of New York, as administrative agent (incorporated by reference to
            Exhibit 10.1 to Form 8-K filed with the SEC on September 22, 1998)

 10.24      Amendment to Credit and Guarantee Agreement, dated as of November 20, 1998, by and among SFX Entertainment, Inc., the Subsidiary Guarantors party thereto, the
            Lenders party thereto, Goldman Sachs Partners, L.P., as co-documentation agent,
            Lehman Commercial Paper Inc., as co-documentation agent and The Bank of New
            York, as administrative agent (incorporated by reference to Exhibit 10.24 to the
            Registration Statement on Form S-4 (File No. 333-71195) filed with the SEC on
            January 26, 1999)

 10.25      Purchase Agreement, dated November 25, 1998, relating to the 91/8% Senior
            Subordinated Notes due December 1, 2008 of SFX Entertainment, Inc., by and among
            SFX Entertainment, Inc., Morgan Stanley & Co. Incorporated, Lehman Brothers Inc.,
            BancBoston Robertson Stephens Inc. and BNY Capital Markets, Inc. (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-4 (File No.
            333-71195) filed with the SEC on January 26, 1999)

 10.26      Amendment No. 2 to Agreement and Plan of Merger among SBI Holdings Corporation,
            SBI Radio Acquisition Corporation and SFX Broadcasting, Inc., dated March 9, 1998
            (incorporated by reference to Annual Report on Form 10-K (File No. 333-43287) filed with the SEC on March 18, 1998)

 10.27      Stock Purchase Agreement, dated as of April 29, 1998, among SFX Sports Group, Inc.,
            SFX Entertainment, Inc. and David Falk, Curtis Polk and G. Michael Higgins
            (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-50079) filed with the SEC on May 5, 1998)

 10.28      Asset Purchase Agreement, dated April 29, 1998, by and among Blackstone
            Entertainment LLC, its members, DLC Acquisition Corp., and SFX Entertainment,
            Inc. (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-50079)
            filed with the SEC on May 5, 1998)

 10.29      Purchase and Sale Agreement, dated April 22, 1998, by and among Oakdale Concerts,
            LLC, Oakdale Development Limited Partnership and Oakdale Theater Concerts, Inc.
            (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-50079) filed with the SEC on May 5, 1998)

 10.30      Amended and Restated Employment Agreement, dated as of December 12, 1997, by and between SFX Entertainment, Inc. and Brian C. Becker (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January
            22, 1998)

 10.31      Employment Agreement between the Company and David Falk, dated as of April 29,
            1998 (incorporated by reference to Amendment No. 2 to Form S-1 (File No. 333-50079)
            filed with the SEC on May 19, 1998)

  EXHIBIT
    NO.                                            DESCRIPTION
    ---                                            -----------
 10.32      Employment Agreement between SFX Entertainment, Inc. and Robert F.X. Sillerman, dated as of May 28, 1998 (incorporated by reference to Amendment No. 2 to Form S-4
            (File No. 333-50331) filed with the SEC on June 9, 1998).

 10.33      Employment Agreement between SFX Entertainment, Inc. and Michael G. Ferrel, dated as of May 28, 1998 (incorporated by reference to Amendment No. 2 to Form S-4
            (File No. 333-50331) filed with the SEC on June 9, 1998).

 10.34      Employment Agreement between SFX Entertainment, Inc. and Thomas P. Benson, dated as of May 28, 1998 (incorporated by reference to Amendment No. 2 to Form S-4
            (File No. 333-50331) filed with the SEC on June 9, 1998).

 10.35      Employment Agreement between SFX Entertainment, Inc. and Howard J. Tytel, dated as of May 28, 1998 (incorporated by reference to Amendment No. 2 to Form S-4 (File
            No. 333-50331) filed with the SEC on June 9, 1998).

 10.36      Agreement and Plan of Merger, dated as of August 6, 1998, among SFX Entertainment,
            Inc., MWE Acquisition Corp. and Magicworks Entertainment Incorporated
            (incorporated by reference to Exhibit 99(c)(1) to the Company's Schedule 14D-1 filed with the SEC on August 13, 1998)

 10.37      Agreement and Plan of Merger, among SFX Entertainment, Inc., SFX Acquisition
            Corp. and The Marquee Group, Inc. (composite version) (incorporated by reference to
            Exhibit 10.33 to the Registration Statement on Form S-4 (File No. 333-71195) filed with the SEC on January 26, 1999)

 10.38      Director Deferred Stock Ownership Plan of SFX, (incorporated by reference to
            Exhibit 10.38 to the Registration Statement on Form S-4 (File No. 333-71195) filed with the SEC on January 26, 1999)

 10.39      Stock Purchase Agreement, dated January 25, 1999, by and among SFX Entertainment,
            Inc. and the sellers party thereto (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 (file no. 333-71195) filed with the SEC on
            February 5, 1998).

 10.40      Purchase Agreement, dated February 1, 1999, by and among SFX Entertainment, Inc.,
            Concert Acquisition Sub, Inc., Nederlander of New Mexico LLC, Nederlander
            Festivals, Inc and the other sellers party thereto (incorporated by reference to
            Amendment No. 1 to the Registration Statement on Form S-4 (file no. 333-71195) filed with the SEC on February 5, 1998).

 10.41      Asset Purchase Agreement, dated February 1, 1999, by and among SFX Entertainment,
            Inc., Concert Acquisition Sub, Inc. and Nederlander of Ohio, Inc (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 (file no.
            333-71195) filed with the SEC on February 5, 1998).

 10.42      Membership Interest Purchase Agreement, dated February 1, 1999, by and among SFX
            Entertainment, Inc., Concert Acquisition Sub, Inc., Nederlander Arena Management,
            LLC, Nederlander Cincinnati, LLC, Nederlander Club Management LLC and the
            other sellers party thereto (incorporated by reference to Amendment No. 1 to the
            Registration Statement on Form S-4 (file no. 333-71195) filed with the SEC on
            February 5, 1998).

  EXHIBIT
    NO.                                             DESCRIPTION
    ---                                             -----------
  10.43     Stock Purchase Agreement, dated February 1, 1999, by and among SFX Entertainment,
            Inc., Concert Acquisition Sub, Inc., Greater Detroit Theatres, Inc. and the other sellers party thereto (incorporated by reference to Amendment No. 1 to the Registration
            Statement on Form S-4 (file no. 333-71195) filed with the SEC on February 5, 1998).

  21.1      Subsidiaries of SFX Entertainment, Inc. (incorporated by reference to Exhibit 21.1 to the Registration Statement on Form S-4 (File No. 333-71195) filed with the SEC on
            January 26, 1999)

  23.1*     Consent of Baker & McKenzie (included in Exhibit 5.1)

 23.2 +     Consent of Ernst & Young LLP

 23.3 +     Consents of Arthur Andersen LLP

 23.4 +     Consents of PricewaterhouseCoopers LLP

 23.5 +     Consent of Grant Thorton

 23.6 +     Consent of Richard Woodhall

 23.7 +     Consent of David Berdon & Co. LLP

  24.1*     Power of Attorney



----------

+ Filed herewith.
* Previously filed.


     (b) Financial Schedules.


     None.

ITEM 17. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on February 9, 1999.


                                        SFX ENTERTAINMENT, INC.

                                        By: / s / Howard J. Tytel
                                           ------------------------------------
                                           Howard J. Tytel
                                           Executive Vice President, General
                                           Counsel, Member of the Office of
                                           Chairman and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed below by the following persons and in the capacities and on the dates indicated.



               NAME                              TITLE                     DATE
               ----                              -----                     ----
                 *                  Executive Chairman,             February 9, 1999
-------------------------------     Member of the Office of
         Robert F.X. Sillerman      the Chairman and Director
                                    (principal executive officer)

                 *                  Director                        February 9, 1999
-------------------------------
           Michael G. Ferrel

                 *                  Director                        February 9, 1999
-------------------------------
           Brian Becker

                 *                  Director                        February 9, 1999
-------------------------------
            David Falk

         /s/ Howard J. Tytel        Director                        February 9, 1999
-------------------------------
          Howard J. Tytel

                 *                  Chief Financial Officer, Vice   February 9, 1999
-------------------------------     President and Director
            Thomas P. Benson        (principal financial and
                                    accounting officer)

                 *                  Director                        February 9, 1999
-------------------------------
         Richard A. Liese

                 *                  Director                        February 9, 1999
-------------------------------
     D. Geoffrey Armstrong

               NAME                              TITLE                     DATE
               ----                              -----                     ----
                 *                  Director                        February 9, 1999
-------------------------------
         James F. O'Grady, Jr.
                 *                  Director                        February 9, 1999
-------------------------------
            Paul Kramer
                 *                  Director                        February 9, 1999
-------------------------------
            Edward F. Dugan

*By: / s / Howard J. Tytel
    ---------------------------
    Howard J. Tytel
    Attorney-in-fact

                                 EXHIBIT INDEX

 EXHIBIT                                                                                 PAGE
   NO.                                     DESCRIPTION                                   NO.
   ---                                     -----------                                   ---
 2.1      Distribution Agreement between SFX Entertainment, SFX Broadcasting and SFX Buyer (incorporated by reference to Amendment No. 1 to Form
          S-1 (File No. 333-50079) filed with the SEC on May 5, 1998)

 2.2      Amended and Restated Tax Sharing Agreement between SFX
          Entertainment, SFX Broadcasting and SBI Holding Corporation
          (incorporated by reference to Amendment No. 1 to Exhibit 1.1 to Current
          Report on Form 8-K (File No. 000-24017) filed with the SEC on June 3,
          1998)

 2.3      Employee Benefits Agreement between SFX Entertainment and SFX
          Broadcasting (incorporated by reference to Amendment No. 1 to Form S-1
          (File No. 333-50079) filed with the SEC on May 5, 1998)

 2.4      Amendment No. 1 to Distribution Agreement among SFX Entertainment,
          Inc., SFX Broadcasting, Inc. and SBI Holding Corporation (incorporated by reference to Exhibit 2.1 to Form 8-K (File No. 000-24017) filed with the
          SEC on June 3, 1998)

 3.1      Amended and Restated Certificate of Incorporation of SFX Entertainment
          (incorporated by reference to Amendment No. 1 to Form S-1 (File No.
          333-50079) filed with the SEC on May 5, 1998)

 3.2      Bylaws of SFX Entertainment (incorporated by reference to Amendment
          No. 2 to Form S-1 (File No. 333-43287) filed with the SEC on February 2,
          1998)

 4.1      Indenture, dated February 11, 1998, by and among SFX Entertainment,
          Inc., certain of its subsidiaries and the Chase Manhattan Bank (incorporated by reference to Current Report on Form 8-K of SFX Broadcasting, Inc.
          (File No. 000-22486) filed with the SEC on February 18, 1998)

 4.2      Indenture, dated November 25, 1998, by and among SFX Entertainment,
          Inc., certain of its subsidiaries and Chase Manhattan Bank (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4 (File
          No. 333-71195) filed with the SEC on January 26, 1999)

 4.3      Registration Rights Agreement, dated as of November 25, 1998, relating to the 9 1/8% Senior Subordinated Notes due December 1, 1998 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 (File
          No. 333-71195) filed with the SEC on January 26, 1999)

 5.1*     Opinion of Baker & McKenzie

10.1      Agreement and Plan of Merger and Asset Purchase Agreement, dated as of
          December 10, 1997, by and among SFX Entertainment, Inc., Contemporary
          Investments Corporation, Contemporary Investments of Kansas, Inc.,
          Continental Entertainment Associates, Inc., Capital Tickets, LP, Dialtix,
          Inc., Contemporary International Productions Corporation, Steven F.
          Schankman Living Trust, dated 10/22/82, Irving P. Zuckerman Living Trust, dated 11/24/81, Steven F. Schankman and Irving P. Zuckerman (incorporated by reference to Registration Statement on Form S-1 (File No. 333-43287)
          filed with the SEC)

  EXHIBIT                                                                                   PAGE
    NO.                                      DESCRIPTION                                     NO.
    ---                                      -----------                                     ---
 10.2      Stock Purchase Agreement, dated as of December 11, 1997, among each of the shareholders of BGP Presents, Inc. and BGP Acquisitions. LLC
           (incorporated by reference to Registration Statement on Form S-1 (File No.
           333-43287) filed with the SEC)

 10.3      Stock and Asset Purchase Agreement, dated December 2, 1997, between and among SFX Network Group, L.L.C. and SFX Entertainment, Inc., and
           Elias N. Bird, individually and as Trustee under the Bird Family Trust u/d/o
           11/18/92, Gary F. Bird, individually and as Trustee under the Gary F. Bird
           Corporation Trust u/d/o 2/4/94, Stephen R. Smith, individually and as
           Trustee under the Smith Family Trust u/d/o 7/17/89, June E. Brody, Steven
           A. Saslow and The Network 40, Inc. (incorporated by reference to
           Registration Statement on Form S-1 (File No. 333-43287) filed with the
           SEC)

 10.4      Purchase and Sale Agreement, dated as of December 15, 1997, by and among Alex Cooley, S. Stephen Selig, III, Peter Conlon, Southern
           Promotions, Inc., High Cotton, Inc., Cooley and Conlon Management, Inc.,
           Buckhead Promotions, Inc., Northern Exposure, Inc., Pure Cotton, Inc.,
           Interfest, Inc., Concert/Southern Chastain Promotions Joint Venture, Roxy
           Ventures Joint Venture and SFX Concerts, Inc. (incorporated by reference to Registration Statement on Form S-1 (File No. 333-43287) filed with the
           SEC)

 10.5      Stock Purchase Agreement, dated as of December 12, 1997 by and between
           PACE Entertainment Corporation and SFX Entertainment, Inc.
           (incorporated by reference to Registration Statement on Form S-1 (File No.
           333-43287) filed with the SEC)

 10.6      Agreement and Plan of Merger, dated as of August 24, 1997, as amended on
           February 9, 1998, among SFX Buyer, SFX Buyer Sub and SFX Broadcasting,
           Inc. (composite version) (incorporated by reference to Annex A of SFX
           Broadcasting, Inc.'s Definitive Proxy Statement (File No. 000-22486) filed with the SEC on February 17, 1998)

 10.7 Partnership Formation Agreement, dated as of January 22, 1988, by and among MCA Concerts II, Inc. and Pace Entertainment Group, Inc.
           (incorporated by reference to Amendment No. 1 to Form S-1 (File No.
           333-43287) filed with the SEC on January 22, 1998)

 10.8      Lease and Use Agreement, dated as of December 9, 1987, by and between
           City of Dallas and Pace Entertainment Group, Inc. (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January 22, 1998)

 10.9      Agreement, dated as of October 10, 1988, by and between the City of
           Atlanta and MCA Concerts, Inc. (incorporated by reference to Amendment
           No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January 22,
           1998)

  EXHIBIT                                                                                PAGE
    NO.                                     DESCRIPTION                                   NO.
    ---                                     -----------                                   ---
 10.10      Amended Indenture of Lease, February 2, 1984, by and between the City of
            Atlanta and Filmworks U.S.A., Inc. (incorporated by reference to
            Amendment No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on
            January 22, 1998)

 10.11      Amendment to Lease Agreement, dated as of October 10, 1988, between the City of Atlanta, Georgia and Filmworks U.S.A., Inc. (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January 22, 1998)

 10.12      Agreement Regarding Sublease, dated as of January 20, 1988, by and between Filmworks U.S.A., Inc. and MCA Concerts, Inc. (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January 22, 1998)

 10.13      First Amendment to Sublease, dated as of January 21, 1988, between
            Filmworks U.S.A., Inc. and MCA Concerts, Inc. (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January 22, 1998)

 10.14      Second Amendment to Sublease, dated as of April 19, 1988, between
            Filmworks U.S.A., Inc. and MCA Concerts, Inc. (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January 22, 1998)

 10.15      Third Amendment to Sublease, dated as of September 15, 1988, between
            Filmworks U.S.A., Inc. and MCA Concerts, Inc. (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January 22, 1998)

 10.16      Memorandum of Agreement, dated as of October 10, 1988, by and between the City of Atlanta and MCA Concerts, Inc. (incorporated by reference to
            Amendment No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on
            January 22, 1998)

 10.17      Assignment of Sublease, dated as of June 15, 1989, by Filmworks U.S.A.,
            Inc. and MCA Concerts, Inc. (incorporated by reference to Amendment
            No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January 22,
             1998)

 10.18      Assignment of Sublease, dated as of June 23, 1989, by Filmworks U.S.A.,
            Inc. and MCA Concerts, Inc. (incorporated by reference to Amendment
            No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January 22,
             1998)

 10.19      Assignment of Agreement, dated as of June 15, 1989, by the City of Atlanta and MCA Concerts, Inc. (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January 22, 1998)

 10.20      Assignment of Agreement, dated as of June 23, 1989, by the City of Atlanta and MCA Concerts, Inc. (incorporated by reference to Amendment No. 1 to Form S-1 (File No. 333-43287) filed with the SEC on January 22, 1998)

 10.21      1998 Stock Option and Restricted Stock Plan of the Company (incorporated by reference to Exhibit 3.4 to Amendment No. 2 to Form S-1 (File No.
            333-43287) filed with the SEC on February 2, 1998)

  EXHIBIT                                                                                 PAGE
    NO.                                      DESCRIPTION                                   NO.
    ---                                      -----------                                   ---
 10.22      Credit and Guarantee Agreement, dated as of February 26, 1998, by and among SFX Entertainment, the Subsidiary Guarantors party thereto, the
            Lenders party thereto, Goldman Sachs Partners, L.P., as co-documentation agent, Lehman Commercial Paper, Inc., as co-documentation agent and the
            Bank of New York, as administrative agent (incorporated by reference to
            Exhibit 10.2 to Current Report on Form 8-K (File No. 333-43287) filed with the SEC on March 10, 1998)

 10.23      Increase Supplement to the Credit and Guarantee Agreement, dated as of
            September 10, 1998, by and among SFX Entertainment, Inc., the Subsidiary
            Guarantors party thereto, the Lenders party thereto, Goldman Sachs
            Partners, L.P., as co-documentation agent, Lehman Commercial Paper, Inc., as co-documentation agent and The Bank of New York, as administrative agent (incorporated by reference to Exhibit 10.1 to Form 8-K filed with the
            SEC on September 22, 1998)

 10.24      Amendment to Credit and Guarantee Agreement, dated as of November
            20, 1998, by and among SFX Entertainment, Inc., the Subsidiary Guarantors party thereto, the Lenders party thereto, Goldman Sachs Partners, L.P., as co-documentation agent, Lehman Commercial Paper Inc., as
            co-documentation agent and The Bank of New York, as administrative agent (incorporated by reference to Exhibit 10.24 to the Registration
            Statement on Form S-4 (File No. 333-71195) filed with the SEC on January
            26, 1999)

 10.25      Purchase Agreement, dated November 25, 1998, relating to the 91/8% Senior
            Subordinated Notes due December 1, 2008 of SFX Entertainment, Inc., by
            and among SFX Entertainment, Inc., Morgan Stanley & Co. Incorporated,
            Lehman Brothers Inc., BancBoston Robertson Stephens Inc. and BNY
            Capital Markets, Inc. (incorporated by reference to Exhibit 10.25 to the
            Registration Statement on Form S-4 (File No. 333-71195) filed with the SEC on January 26, 1999)

 10.26      Amendment No. 2 to Agreement and Plan of Merger among SBI Holdings
            Corporation, SBI Radio Acquisition Corporation and SFX Broadcasting,
            Inc., dated March 9, 1998 (incorporated by reference to Annual Report on
            Form 10-K (File No. 333-43287) filed with the SEC on March 18, 1998)

 10.27      Stock Purchase Agreement, dated as of April 29, 1998, among SFX Sports
            Group, Inc., SFX Entertainment, Inc. and David Falk, Curtis Polk and G.
            Michael Higgins (incorporated by reference to Amendment No. 1 to Form
            S-1 (File No. 333-50079) filed with the SEC on May 5, 1998)

 10.28      Asset Purchase Agreement, dated April 29, 1998, by and among Blackstone
            Entertainment LLC, its members, DLC Acquisition Corp., and SFX
            Entertainment, Inc. (incorporated by reference to Amendment No. 1 to
            Form S-1 (File No. 333-50079) filed with the SEC on May 5, 1998)

 10.29      Purchase and Sale Agreement, dated April 22, 1998, by and among Oakdale
            Concerts, LLC, Oakdale Development Limited Partnership and Oakdale
            Theater Concerts, Inc. (incorporated by reference to Amendment No. 1 to
            Form S-1 (File No. 333-50079) filed with the SEC on May 5, 1998)

  EXHIBIT                                                                                  PAGE
    NO.                                      DESCRIPTION                                    NO.
    ---                                      -----------                                    ---
 10.30      Amended and Restated Employment Agreement, dated as of December 12,
            1997, by and between SFX Entertainment, Inc. and Brian C. Becker
            (incorporated by reference to Amendment No. 1 to Form S-1 (File No.
            333-43287) filed with the SEC on January 22, 1998)

 10.31      Employment Agreement between the Company and David Falk, dated as of April 29, 1998 (incorporated by reference to Amendment No. 2 to Form
            S-1 (File No. 333-50079) filed with the SEC on May 19, 1998)

 10.32      Employment Agreement between SFX Entertainment, Inc. and Robert
            F.X. Sillerman, dated as of May 28, 1998 (incorporated by reference to Amendment No. 2 to Form S-4 (File No. 333-50331) filed with the SEC on
            June 9, 1998).

 10.33      Employment Agreement between SFX Entertainment, Inc. and Michael G.
            Ferrel, dated as of May 28, 1998 (incorporated by reference to Amendment
            No. 2 to Form S-4 (File No. 333-50331) filed with the SEC on June 9, 1998).

 10.34      Employment Agreement between SFX Entertainment, Inc. and Thomas P.
            Benson, dated as of May 28, 1998 (incorporated by reference to Amendment
            No. 2 to Form S-4 (File No. 333-50331) filed with the SEC on June 9, 1998).

 10.35      Employment Agreement between SFX Entertainment, Inc. and Howard J.
            Tytel, dated as of May 28, 1998 (incorporated by reference to Amendment
            No. 2 to Form S-4 (File No. 333-50331) filed with the SEC on June 9, 1998).

 10.36      Agreement and Plan of Merger, dated as of August 6, 1998, among SFX
            Entertainment, Inc., MWE Acquisition Corp. and Magicworks
            Entertainment Incorporated (incorporated by reference to Exhibit 99(c)(1)
            to the Company's Schedule 14D-1 filed with the SEC on August 13, 1998)

 10.37      Agreement and Plan of Merger, among SFX Entertainment, Inc., SFX
            Acquisition Corp. and The Marquee Group, Inc. (composite version)
            (incorporated by reference to Exhibit 10.33 to the Registration Statement on Form S-4 (File No. 333-71195) filed with the SEC on January 26, 1999)

 10.38      Director Deferred Stock Ownership Plan of SFX, (incorporated by reference to Exhibit 10.38 to the Registration Statement on Form S-4 (File No.
            333-71195) filed with the SEC on January 26, 1999)

 10.39      Stock Purchase Agreement, dated January 25, 1999, by and among SFX
            Entertainment, Inc. and the sellers party thereto (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 (file no.
            333-71195) filed with the SEC on February 5, 1998).

 10.40      Purchase Agreement, dated February 1, 1999, by and among SFX
            Entertainment, Inc., Concert Acquisition Sub, Inc., Nederlander of New
            Mexico LLC, Nederlander Festivals, Inc and the other sellers party thereto
            (incorporated by reference to Amendment No. 1 to the Registration
            Statement on Form S-4 (file no. 333-71195) filed with the SEC on
            February 5, 1998).

  EXHIBIT                                                                                   PAGE
    NO.                                       DESCRIPTION                                    NO.
    ---                                       -----------                                    ---
  10.41     Asset Purchase Agreement, dated February 1, 1999, by and among SFX
            Entertainment, Inc., Concert Acquisition Sub, Inc. and Nederlander of
            Ohio, Inc (incorporated by reference to Amendment No. 1 to the
            Registration Statement on Form S-4 (file no. 333-71195) filed with the SEC on February 5, 1998).

  10.42     Membership Interest Purchase Agreement, dated February 1, 1999, by and among SFX Entertainment, Inc., Concert Acquisition Sub, Inc., Nederlander
            Arena Management, LLC, Nederlander Cincinnati, LLC, Nederlander
            Club Management LLC and the other sellers party thereto (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4
            (file no. 333-71195) filed with the SEC on February 5, 1998).

  10.43     Stock Purchase Agreement, dated February 1, 1999, by and among SFX
            Entertainment, Inc., Concert Acquisition Sub, Inc., Greater Detroit Theatres,
            Inc. and the other sellers party thereto (incorporated by reference to
            Amendment No. 1 to the Registration Statement on Form S-4 (file no.
            333-71195) filed with the SEC on February 5, 1998).

  21.1      Subsidiaries of SFX Entertainment, Inc. (incorporated by reference to
            Exhibit 21.1 to the Registration Statement on Form S-4 (File No. 333-71195)
            filed with the SEC on January 26, 1999)

  23.1*     Consent of Baker & McKenzie (included in Exhibit 5.1)

 23.2 +     Consent of Ernst & Young LLP

 23.3 +     Consents of Arthur Andersen LLP

 23.4 +     Consents of PricewaterhouseCoopers LLP

 23.5 +     Consent of Grant Thorton

 23.6 +     Consent of Richard Woodhall

 23.7 +     Consent of David Berdon & Co. LLP

  24.1*     Power of Attorney

----------
+ Filed herewith.
* Previously filed.